================================================================================


                DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION,
                                    DEPOSITOR


                     BANC ONE MORTGAGE CAPITAL MARKETS, LLC,
                                    SERVICER


                     BANC ONE MORTGAGE CAPITAL MARKETS, LLC,
                                SPECIAL SERVICER


                             LASALLE NATIONAL BANK,
                                     TRUSTEE


                                       and


                               ABN AMRO BANK N.V.,
                                  FISCAL AGENT

                ------------------------------------------------


                         POOLING AND SERVICING AGREEMENT

                            Dated as of March 1, 1998



                -------------------------------------------------

                  Commercial Mortgage Pass-Through Certificates

                                 Series 1998-C1



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

                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.   Defined Terms
SECTION 1.02.   Certain Calculations
SECTION 1.03.   Certain Constructions


                                   ARTICLE II

         CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.   Conveyance  of  Mortgage  Loans;  Assignment  of  Mortgage  Loan
                    Purchase and Sale Agreement
SECTION 2.02.   Acceptance by Custodian and the Trustee
SECTION 2.03.   Representations,  Warranties  and  Covenants  of the  Depositor;
                    Repurchase and Substitution of Mortgage Loans
SECTION 2.04.   Representations,  Warranties  and  Covenants  of  the  Servicer,
                    Special Servicer and Trustee
SECTION 2.05.   Execution and Delivery of  Certificates;  Issuance of Lower-Tier
                    Regular Interests
SECTION 2.06.   Miscellaneous REMIC and Grantor Trust Provisions


                                   ARTICLE III

               ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

SECTION 3.01.   Servicer  to Act as  Servicer;  Administration  of the  Mortgage
                    Loans
SECTION 3.02.   Liability of the Servicer
SECTION 3.03.   Collection of Certain Mortgage  Loan  Payments
SECTION 3.04.   Collection of  Taxes,  Assessments  and  Similar  Items;  Escrow
                    Accounts
SECTION 3.05.   Collection  Account;   Distribution   Account;   and  Upper-Tier
                    Distribution Account
SECTION 3.06.   Permitted Withdrawals from the Collection Account
SECTION 3.07.   Investment of Funds in the Collection Account,  the REO Account,
                    the Lock-Box Accounts, the Cash Collateral Accounts
SECTION 3.08.   Maintenance of Insurance  Policies and Errors and  Omissions and
                    Fidelity Coverage
SECTION 3.09.   Enforcement  of  Due-On-Sale  Clauses;   Assumption  Agreements;
                    Defeasance Provisions
SECTION 3.10.   Appraisals; Realization Upon Defaulted Mortgage Loans
SECTION 3.11.   Trustee to Cooperate; Release of Mortgage Files
SECTION 3.12.   Servicing Fees, Trustee Fees and Special Servicing Compensation
SECTION 3.13.   Reports to the Trustee; Collection Account Statements
SECTION 3.14.   Annual Statement as to Compliance
SECTION 3.15.   Annual Independent Public Accountants' Servicing Report
SECTION 3.16.   Access to Certain Documentation
SECTION 3.17.   Title  and   Management  of  REO   Properties  and  REO  Account
                    Properties
SECTION 3.18.   Sale of Specially Serviced Mortgage Loans and REO Properties
SECTION 3.19.   Additional Obligations of the Servicer and the Special Servicer;
                    Inspections
SECTION 3.20.   Authenticating Agent
SECTION 3.21.   Appointment of Custodians
SECTION 3.22.   Reports to the  Securities  and Exchange  Commission;  Available
                    Information
SECTION 3.23.   Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and
                    Reserve Accounts
SECTION 3.24.   Property Advances
SECTION 3.25.   Appointment of Special Servicer
SECTION 3.26.   Transfer of Servicing  Between  Servicer  and Special  Servicer;
                    Record Keeping; Asset Status Report
SECTION 3.27.   [RESERVED]

SECTION 3.28.   Limitations on and  Authorizations  of the  Servicer and Special
                    Servicer with Respect to Certain Mortgage Loans
SECTION 3.29.   Intentionally Left Blank
SECTION 3.30.   Modification, Waiver, Amendment and Consents
SECTION 3.31.   Duties of Healthcare Adviser; Compensation of Healthcare Adviser
SECTION 3.32.   Healthcare Adviser; Elections
SECTION 3.33.   Limitation on Liability of Healthcare Adviser


                                   ARTICLE IV

                       DISTRIBUTIONS TO CERTIFICATEHOLDERS

SECTION 4.01.   Distributions
SECTION 4.02.   Statements to  Certificateholders;  Reports  by  Trustee;  Other
                    Information Available to the Holders and Others
SECTION 4.03.   Compliance  with  Withholding  Requirements
SECTION 4.04.   REMIC Compliance
SECTION 4.05.   Imposition  of Tax on the Trust Fund
SECTION 4.06.   Remittances; P&I Advances
SECTION 4.07.   Grantor Trust Reporting


                                    ARTICLE V

                                THE CERTIFICATES

SECTION 5.01.   The Certificates
SECTION 5.02.   Registration, Transfer and Exchange of Certificates
SECTION 5.03.   Mutilated, Destroyed, Lost or Stolen Certificates
SECTION 5.04.   Appointment of Paying Agent
SECTION 5.05.   Access to Certificateholders' Names and Addresses
SECTION 5.06.   Actions of Certificateholders


                                   ARTICLE VI

              THE DEPOSITOR, THE SERVICER AND THE SPECIAL SERVICER

SECTION 6.01.   Liability  of  the  Depositor,  the  Servicer  and  the  Special
                    Servicer
SECTION 6.02.   Merger or Consolidation of the Servicer
SECTION 6.03.   Limitation on  Liability  of the  Depositor,  the  Servicer  and
                    Others
SECTION 6.04.   Limitation  on  Resignation  of the  Servicer  and  the  Special
                    Servicer;  Termination  of  the  Servicer  and  the  Special
                    Servicer
SECTION 6.05.   Rights of the  Depositor  and  the  Trustee  in  Respect  of the
                    Servicer and the Special Servicer
SECTION 6.06.   Servicer or Special Servicer as Owner of a Certificate


                                   ARTICLE VII

                                     DEFAULT

SECTION 7.01.   Events of Default
SECTION 7.02.   Trustee to Act; Appointment of Successor
SECTION 7.03.   Notification to Certificateholders
SECTION 7.04.   Other Remedies of Trustee
SECTION 7.05.   Waiver of Past Events of Default; Termination


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

SECTION 8.01.   Duties of Trustee
SECTION 8.02.   Certain Matters Affecting the Trustee
SECTION 8.03.   Trustee and Fiscal Agent Not Liable for Certificates or Mortgage
                    Loans
SECTION 8.04.   Trustee and Fiscal Agent May Own Certificates
SECTION 8.05.   Payment of Trustee's Fees and Expenses; Indemnification
SECTION 8.06.   Eligibility Requirements for Trustee
SECTION 8.07.   Resignation and Removal of the Trustee
SECTION 8.08.   Successor Trustee and Fiscal Agent
SECTION 8.09.   Merger or Consolidation of Trustee
SECTION 8.10.   Appointment of Co-Trustee or Separate Trustee
SECTION 8.11.   Fiscal Agent Appointed; Concerning the Fiscal Agent


                                   ARTICLE IX

                                   TERMINATION

SECTION 9.01.   Termination


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

SECTION 10.01.  Counterparts
SECTION 10.02.  Limitation on Rights of Certificateholders
SECTION 10.03.  Governing Law
SECTION 10.04.  Notices
SECTION 10.05.  Severability of Provisions
SECTION 10.06.  Notice to the Depositor and Each Rating Agency
SECTION 10.07.  Amendment
SECTION 10.08.  Confirmation of Intent
SECTION 10.09.  No Intended Third-Party Beneficiaries
SECTION 10.10.  No Recourse

                                TABLE OF EXHIBITS

Exhibit A-1     Form of Class A-1 Certificate
Exhibit A-2     Form of Class A-2 Certificate
Exhibit A-3     Form of Class X Certificate
Exhibit A-4     Form of Class B Certificate
Exhibit A-5     Form of Class C Certificate
Exhibit A-6     Form of Class D Certificate
Exhibit A-7     Form of Class E Certificate
Exhibit A-8     Form of Class F Certificate
Exhibit A-9     Form of Class G Certificate
Exhibit A-10    Form of Class H Certificate
Exhibit A-11    Form of Class J Certificate
Exhibit A-12    Form of Class K Certificate
Exhibit A-13    Form of Class L Certificate
Exhibit A-14    Form of Class M Certificate
Exhibit A-15    Form of Class Q-1 Certificate
Exhibit A-16    Form of Class Q-2 Certificate
Exhibit A-17    Form of Class R Certificate
Exhibit A-18    Form of Class LR Certificate
Exhibit B-1     Mortgage Loan Schedule
Exhibit B-2     Healthcare Loan Schedule
Exhibit B-3     Servicing Fee Rate  Schedule  with  Respect to Certain  Mortgage
                    Loans
Exhibit C-1     Form of Transferee Affidavit
Exhibit C-2     Form of Transferor Letter
Exhibit D-1     Form of Investment Representation Letter
Exhibit D-2     Form of ERISA Representation Letter
Exhibit E       Form of Request for Release
Exhibit F       Form of Custodial Agreement
Exhibit G       Securities Legend
Exhibit H-1     BCMC Purchase Agreement
Exhibit H-2     ContiTrade Purchase Agreement
Exhibit H-3     GACC Purchase Agreement
Exhibit H-4     MSMC Purchase Agreement
Exhibit H-5     RMF Purchase Agreement
Exhibit I       Form of Regulation S Transfer Certificate
Exhibit J       Form of Transfer Certificate  for Exchange or Transfer from Rule
                    144A Global Certificate to Regulation S Global Certificate during the Restricted Period
Exhibit K       Formof Transfer  Certificate  for Exchange or Transfer from Rule
                    144A Global Certificate to Regulation S Global Certificate after the Restricted Period
Exhibit L       Formof  Transfer  Certificate  for  Exchange  or  Transfer  from
                    Regulation  S  Global   Certificate   to  Rule  144A  Global
                    Certificate
Exhibit M-1     Form of Comparative Financial Status Report
Exhibit M-2     Form of Delinquent Loan Status Report
Exhibit M-3     Form of Historical Loan Modification Report
Exhibit M-4     Form of Historical Loss Estimate Report
Exhibit M-5     Form of REO Status Report
Exhibit M-6     Form of Watch List
Exhibit M-7     Form of Operating Statement Analysis Report
Exhibit M-8     Form of Operating Statement Analysis Worksheet
Exhibit M-9     CSSA 100.1 Set-Up Data Record Layout
Exhibit M-10    CSSA 100.1 Periodic Data Record Layout
Exhibit M-11    CSSA 100.1 Property Data File

     Pooling and Servicing Agreement, dated as of March 1, 1998, among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, Banc One Mortgage Capital Markets, LLC, as Servicer, Banc One Mortgage Capital Markets, LLC, as initial Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent.


                             PRELIMINARY STATEMENT:

    (Terms used but not defined in this Preliminary Statement shall have the meanings specified in Article I hereof)

The Depositor intends to sell pass-through certificates to be issued hereunder in multiple Classes which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund consisting primarily of the Mortgage Loans. As provided herein, the Trustee will elect that the Trust Fund, exclusive of the Lock-Box Accounts, Cash Collateral Accounts, Reserve Accounts, Default Interest, the Default Interest Distribution Account, Excess Interest and the Excess Interest Distribution Account (such portion of the Trust Fund, the "Trust REMICs"), be treated for federal income tax purposes as two separate real estate mortgage investment conduits (each, a "REMIC" or, in the alternative, the "Lower-Tier REMIC" and the "Upper-Tier REMIC," respectively). The Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates constitute "regular interests" in the Upper-Tier REMIC and the Class R Certificates constitute the sole Class of "residual interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions. The Class LR Certificates constitute the sole Class of "residual interests" in the Lower-Tier REMIC for purposes of the REMIC Provisions. There are also fourteen Classes of uncertificated Lower-Tier Regular Interests issued under this Agreement (the Class A-1-L, Class A-2-L, Class B-L, Class C-L, Class D-L, Class E-L, Class F-L, Class G-L, Class H-L, Class J-L, Class K-L, Class L-L, Class M-L and Class LWAC Interests), each of which will constitute a regular interest in the Lower-Tier REMIC. All such Lower-Tier Regular Interests will be held by the Trustee as assets of the Upper-Tier REMIC. The parties intend that the portions of the Trust Fund representing the Default Interest, the Default Interest Distribution Account, the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust under Subpart E of Part 1 of Subchapter J of the Code, and: (a) that the Class Q-1 Certificates represent an undivided beneficial interest in the portion of the Trust Fund consisting of the Default Interest collected on the Mortgage Loans, subject to the obligations to pay the Advance Interest Amount, and in the Default Interest Distribution Account; and (b) that the Class Q-2 Certificates represent pro rata undivided beneficial interests in the portion of the Trust Fund consisting of the Excess Interest Collected on the Mortgage Loans and in the Excess Interest Distribution Account.

     The  following  table  sets forth the  designation  and  aggregate  initial
Certificate Balance (or, with respect to the Class X Certificates, Notional Balance) for each Class of Certificates comprising interests in the Upper-Tier REMIC.

            Class             Certificate Balance or Notional Balance
            -----             ---------------------------------------

          Class A-1                       $  382,886,000
          Class A-2                       $  852,361,000
          Class X(1)                      $1,816,539,338
          Class B                         $  108,992,000
          Class C                         $  108,992,000
          Class D                         $   99,909,000
          Class E                         $   27,248,000
          Class F                         $   45,413,000
          Class G                         $   45,413,000
          Class H                         $   18,165,000
          Class J                         $   22,706,000
          Class K                         $   22,706,000
          Class L                         $   40,872,000
          Class M                         $   40,878,155

------------------------------
(1) The initial Notional Balance of Class X Certificates is equal to the Lower-Tier Balance of the Class LWAC Interest, which corresponds to 99.9999% of the aggregate Stated Principal Balance of the Mortgage Loans, as of the Cut-off Date.

     The initial Certificate Balance of each of the Class Q-1, Class Q-2, Class R and Class LR Certificates is zero. Additionally, the Class Q-1, Class Q-2, Class R and Class LR Certificates do not have a Notional Balance. The Certificate Balance of any Class of Certificates outstanding at any time represents the maximum amount which holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund; provided, however, that in the event that amounts previously allocated as Realized Losses to a Class of Certificates in reduction of the Certificate Balance thereof are subsequently recovered (including without limitation after the reduction of the Certificate Balance of such Class to zero), such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth in Section 4.01.

     The initial Lower-Tier Balances and per annum rates of interest for the Lower-Tier Regular Interests are set forth in Section 4.01(a)(i).

     As of the Cut-off Date, the Mortgage Loans have an aggregate Stated Principal Balance equal to approximately $1,816,541,155.

     In consideration of the mutual agreements herein contained, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01.  Defined Terms.

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     "Act": The Securities Act of 1933, as it may be amended from time to time.

     "Actual/360 Mortgage Loans": The Mortgage Loans indicated as such in the Mortgage Loan Schedule.

     "Actual/365 Mortgage Loans": The Mortgage Loans indicated as such in the Mortgage Loan Schedule.

     "Adjustment Rate": With respect to any future Distribution Date, a percentage equal to the excess of the Weighted Average Net Mortgage Pass-Through Rate for the current Distribution Date over (i) the Pass-Through Rate for the Class A-1 Certificates if such subsequent Distribution Date occurs on or before the Assumed Final Distribution Date for the Class A-1 Certificates, (ii) the Pass-Through Rate for the Class A-2 Certificates if such subsequent Distribution Date occurs after the Assumed Final Distribution Date for the Class A-1 Certificates and on or before the Assumed Final Distribution Date for the Class A-2 Certificates and, (iii) if such subsequent Distribution Date occurs thereafter, the Pass-Through Rate for the most senior class of Certificates (other than the Class X Certificates) for which the Assumed Final Distribution Date coincides with or follows such subsequent Distribution Date.

     "Advance": Any P&I Advance or Property Advance.

     "Advance Interest Amount": Interest at the Advance Rate on the aggregate amount of P&I Advances and Property Advances for which the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, have not been reimbursed and Servicing Fees, Trustee Fees or Special Servicing Compensation for which the Servicer, the Trustee or the Special Servicer, as applicable, has not been timely paid or reimbursed for the number of days from the date on which such Advance was made or such Servicing Fees, Trustee Fees or Special Servicing Compensation were due through the date of payment or reimbursement of the related Advance or other such amount, less any amount of interest previously paid on such Advance or Servicing Fees, Trustee Fees or Special Servicing Compensation; provided, that, with respect to a P&I Advance, in the event that the related Borrower makes payment of the amount in respect of which such P&I Advance was made with interest at the Default Rate, the Advance Interest Amount payable to the Servicer, the Trustee or the Fiscal Agent shall be paid (i) first from the amount of Default Interest paid by the Borrower and (ii) to the extent such amounts are insufficient therefor, from amounts on deposit in the Collection Account.

     "Advance Rate": A per annum rate equal to the Prime Rate (as most recently published in the "Money Rates" section of The Wall Street Journal, New York edition, on or before the related Record Date) compounded monthly as of each Servicer Remittance Date. Interest at the Advance Rate will accrue from (and including) the date on which the related Advance is made or the related expense incurred to (but excluding) the date on which such amounts are recovered out of amounts received on the Mortgage Loan as to which such Advances were made or servicing expenses incurred or the first Servicer Remittance Date after a determination of non-recoverability, as the case may be, is made, provided that such interest at the Advance Rate will continue to accrue to the extent funds are not available in the Collection Account for such reimbursement of such Advance.

     "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing. The Trustee may obtain and rely on an Officers' Certificate of the Servicer, the Special Servicer, or the Depositor to determine whether any Person is an Affiliate of such party.

     "Affiliated Person": Any Person (other than a Rating Agency) involved in the organization or operation of the Depositor or an affiliate, as defined in Rule 405 of the Act, of such Person.

     "Agent Member": Members of, or Depository Participants in, the Depository.

     "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

     "Allocated Loan Amount": With respect to each Mortgaged Property, the portion of the principal amount of the related Mortgage Loan allocated to such Mortgaged Property in the applicable Mortgage, Loan Agreement or the Mortgage Loan Schedule.

     "Annual Compliance Report": A report consisting of an annual statement of compliance required by Section 3.14 hereof and an annual report of an Independent accountant required pursuant to Section 3.15 hereof.

     "Anticipated Repayment Date": With respect to any Mortgage Loan that is indicated on the Mortgage Loan Schedule as having a Revised Rate, the date upon which such Mortgage Loan commences accruing interest at such Revised Rate.

     "Anticipated Termination Date": Any Distribution Date on which it is anticipated that the Trust Fund will be terminated pursuant to Section 9.01(c).

     "Applicable Monthly Payment":  As defined in Section 4.06(a).

     "Applicable Procedures":  As defined in Section 5.02(c)(ii).

     "Appraisal Reduction Amount": For any Distribution Date and for any Mortgage Loan an amount equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan over (b) the excess of (i) 90% of the sum of the appraised values of the related Mortgaged Properties as determined by Updated Appraisals obtained by the Servicer of the Mortgaged Properties securing such Mortgage Loan over (ii) the sum of (A) to the extent not previously advanced by the Servicer, the Trustee or the Fiscal Agent, all unpaid interest on such Mortgage Loan at a per annum rate equal to its Mortgage Rate, (B) all unreimbursed Property Advances and the principal portion of all unreimbursed P&I Advances, and all unpaid interest on Advances at the Advance Rate, in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums and all other amounts due and unpaid with respect to such Mortgage Loan (which taxes, premiums and other amounts have not been the subject of an Advance by the Servicer, the Trustee or the Fiscal Agent, as applicable). If no Updated Appraisal has been obtained within the last 12 months prior to the first Distribution Date on or after an Appraisal Reduction Event has occurred, the Servicer shall estimate the value of the related Mortgaged Properties (the "Servicer's Appraisal Estimate") and such estimate shall be used for purposes of determining the Appraisal Reduction Amount for such Distribution Date. Within 30 days after the Servicer receives notice or is otherwise aware of the Appraisal Reduction Event, the Servicer shall obtain an Updated Appraisal. On the first Distribution Date occurring on or after the delivery of such appraisal, the Servicer shall adjust the Appraisal Reduction Amount to take into account such appraisal (regardless of whether the Updated Appraisal is higher or lower than the Servicer's Appraisal Estimate). Each Appraisal Reduction Amount shall also be adjusted to take into account any subsequent Updated Appraisal and annual letter updates, as of the date of each such subsequent Updated Appraisal or letter update.

     "Appraisal Reduction Event": With respect to any Mortgage Loan, the first Distribution Date following the earliest of (i) the first anniversary of the date on which an extension of the Maturity Date of such Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan pursuant to the terms hereof, which extension does not change the Mortgage Rate, principal balance or amortization terms of any Mortgage Loan or the amount of Monthly Payments on the Mortgage Loan (unless during such extension period the borrower has been delinquent for at least 60 days or more, in which case, the first Distribution Date following such 60 day delinquency), (ii) 30 days after an uncured Delinquency (without regard to the application of any grace period) occurs in respect of such Mortgage Loan, (iii) immediately after the date on which a reduction in the amount of Monthly Payments on such Mortgage Loan, or a change in the Mortgage Rate, principal balance or amortization terms of any Mortgage Loan or the amount of Monthly Payments of such Mortgage Loan (other than an extension of the Maturity Date), becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iv) immediately after a receiver has been appointed, (v) immediately after a borrower declares bankruptcy, (vi) immediately after a Mortgage Loan becomes an REO Mortgage Loan,
(vii) upon a default in the payment of a Balloon Payment, (viii) immediately upon the occurrence of an event for which a Property Advance would be required to be made by the Servicer or Special Servicer, or (ix) any other event which, in the discretion of the Servicer and of which the Servicer becomes aware in performing its obligations hereunder, in accordance with the Servicing Standard, would materially and adversely impair the value of a Mortgaged Property and security for the related Mortgage Loan. The Special Servicer shall notify the Servicer promptly upon the occurrence of any of the foregoing events with respect to any Specially Serviced Mortgage Loan.

     "Asset Status Report":  As defined in Section 3.26(f).

     "Assignment of Leases, Rents and Profits": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar agreement executed by the Borrower, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

     "Assignment of Mortgage": An assignment of Mortgage without recourse, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages encumbering Mortgaged Properties located in the same jurisdiction, if permitted by law and acceptable for recording; provided, however, that none of the Trustee, the Custodian and the Servicer shall be responsible for determining whether any assignment is legally sufficient or in recordable form.

     "Assumed Final Distribution Date": The Assumed Final Distribution Date for the Class X, Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates is as set forth below:

                                                      Assumed Final
            Class                                   Distribution Date
            -----                                   -----------------
          Class X...................................February 15, 2023
          Class A-1.................................September 15, 2007
          Class A-2.................................February 15, 2008
          Class B...................................February 15, 2008
          Class C...................................March 15, 2008
          Class D...................................July 15, 2012
          Class E...................................November 15, 2012

     "Assumed Maturity Date": With respect to any Mortgage Loan that is not a Balloon Loan, the maturity date of such Mortgage Loan. With respect to any Balloon Loan, the date on which such Mortgage Loan would be deemed to mature in accordance with its original amortization schedule absent its Balloon Payment.

     "Assumed Scheduled Payment": With respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Mortgage Loan as to which the Balloon Payment would have been past due), an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date (or portion thereof not received), based on the constant Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note or the amortization or payment schedule thereof (as calculated with interest at the related Mortgage Rate) (if any), assuming such Balloon Payment had not become due, after giving effect to any prior modification, and (b) interest at the applicable Mortgage Pass-Through Rate.

     "Assumption Fees": Any fees collected by the Servicer or Special Servicer in connection with an assumption or modification of a Mortgage Loan or substitution of a Borrower thereunder permitted to be executed under the provisions of this Agreement.

     "Authenticating Agent": Any authenticating agent appointed by the Trustee pursuant to Section 3.20.

     "Available Funds": For a Distribution Date, the sum of (i) all previously undistributed Monthly Payments or other receipts on account of principal and interest (including Unscheduled Payments and any Net REO Proceeds transferred from an REO Account pursuant to Section 3.17(b)) on or in respect of the Mortgage Loans, received by the Servicer in the Collection Period relating to such Distribution Date, (ii) all other amounts received by the Servicer in such Collection Period and required to be placed in the Collection Account by the Servicer pursuant to Section 3.05 allocable to such Mortgage Loans, and all P&I Advances made by the Servicer, the Trustee or the Fiscal Agent in respect of such Distribution Date, (iii) any late payments of Monthly Payments received after the end of the Collection Period relating to such Distribution Date but prior to the related Servicer Remittance Date and (iv) any Servicer Prepayment Interest Shortfalls remitted by the Servicer to the Collection Account, but excluding the following:

          (a) amounts permitted to be used to reimburse the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for previously unreimbursed Advances and interest thereon as described in Section 3.06(ii) and (iii);

          (b) those portions of each payment of interest which represent the applicable Servicing Fee, and Trustee Fee and an amount representing any applicable Special Servicing Compensation, including interest thereon at the Advance Rate as provided in this Agreement;

          (c) all amounts in the nature of late fees (subject to Section 3.12 hereof), loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges, Assumption Fees and similar fees, which the Servicer or the Special Servicer is entitled to retain as Servicing Compensation or Special Servicing Compensation, respectively;

          (d) all amounts representing scheduled Monthly Payments due after the related Due Date;

          (e) that portion of Net Liquidation Proceeds or Net Insurance Proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee, Trustee Fee and Special Servicing Compensation, including interest thereon at the Advance Rate as provided in this Agreement, to which the Servicer, Trustee, the Special Servicer and the Healthcare Adviser, respectively, are entitled;

          (f) all amounts representing certain expenses reimbursable or payable to the Servicer, the Special Servicer, the Trustee or the Fiscal Agent and other amounts permitted to be retained by the Servicer or withdrawn by the Servicer from the Collection Account to the extent expressly set forth in this Agreement (including, without limitation, as provided in Section 3.06 and including any indemnities provided for herein), including interest thereon as provided in this Agreement;

          (g) any interest or investment income on funds on deposit in the Collection Account, the Upper-Tier Distribution Account, the Distribution Account, the Default Interest Distribution Account, the Excess Interest Distribution Account, or any REO Account or, to the extent payable to the Trustee or the Servicer under the terms of the related Mortgage Loan, any Cash Collateral Account, any Lock-Box Account or any Reserve Account or, in each case, in Permitted Investments in which such funds may be invested;

          (h) all amounts received with respect to each Mortgage Loan previously purchased or repurchased from the Trust Fund pursuant to Sections 2.03(d), 2.03(e), 3.18 or 9.01 during the related Collection Period and subsequent to the date as of which such Mortgage Loan was purchased or repurchased;

          (i)  the amount  reasonably  determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in Section 4.05;

          (j)  Prepayment Premiums;

          (k)  Excess Interest; and

          (l)  Default Interest.

     "Balloon Loan": Any Mortgage Loan that requires a payment of principal on the maturity date in excess of its constant Monthly Payment.

     "Balloon Payment": With respect to each Mortgage Loan, the scheduled payment of principal due on the Maturity Date (less principal included in the applicable amortization schedule or scheduled Monthly Payment).

     "Beneficial Owner": With respect to a Global Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository) with respect to such Classes. Each of the Trustee and the Servicer shall have the right to require, as a condition to acknowledging the status of any Person as a Beneficial Owner under this Agreement, that such Person provide evidence at its expense of its status as a Beneficial Owner hereunder.

     "BCMC":  Boston Capital Mortgage Company Limited Partnership.

     "BCMC Loans": The Mortgage Loans conveyed to the Depositor pursuant to the BCMC Purchase Agreement.

     "BCMC Purchase Agreement": The Mortgage Loan Purchase Agreement dated as of the Cut-off Date between BCMC and the Depositor, a copy of which is attached hereto as Exhibit H-1.

     "Borrower": With respect to any Mortgage Loan, any obligor or obligors on any related Note or Notes.

     "Borrower Account": As defined in Section 3.07(a).

     "Business Day": Any day other than a Saturday, a Sunday or any day on which banking institutions in the City of New York, New York, the City of Chicago, Illinois or the State of Texas are authorized or obligated by law, executive order or governmental decree to be closed.

     "Cash Collateral Account": With respect to any Mortgage Loan that has a Lock-Box Account, any account or accounts created pursuant to the related
Mortgage, Loan Agreement, Cash Collateral Account Agreement or other loan document into which the Lock-Box Account monies are swept on a regular basis for the benefit of the Trustee as successor to the related Mortgage Loan Seller. Any Cash Collateral Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive all reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and Section 3.07, which Person shall be taxed on all reinvestment income or gain thereon in accordance with the terms of the related Mortgage Loan. The Servicer shall be permitted to make withdrawals therefrom for deposit into the Collection Account. To the extent not inconsistent with the terms of the related Mortgage Loan, each such Cash Collateral Account shall be an Eligible Account.

     "Cash Collateral Account Agreement": With respect to any Mortgage Loan, the cash collateral account agreement, if any, between the related Originator and the related Borrower, pursuant to which the related Cash Collateral Account, if any, may have been established.

     "Cash Deposit": An amount equal to all cash payments of principal and interest received by the Mortgage Loan Sellers in respect of their related Mortgage Loans prior to or on the Closing Date that are due after the Cut-off Date, to the extent transferred to the Trust Fund pursuant to Section 2.01.

     "CEDEL": Citibank, N.A., as depositary for CEDEL Bank, S.A., or its successor in such capacity.

     "Certificate": Any Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class Q-1, Class Q-2, Class R or Class LR Certificate issued, authenticated and delivered hereunder.

     "Certificate Balance": With respect to any Class of Certificates (other than the Class X, Class Q-1, Class Q-2 Class R and Class LR Certificates) (a) on or prior to the first Distribution Date, an amount equal to the aggregate initial Certificate Balance of such Class, as specified in the Preliminary Statement hereto, (b) as of any date of determination after the first Distribution Date, the Certificate Balance of such Class of Certificates on the Distribution Date immediately prior to such date of determination after distributions and Realized Losses allocable to principal have been made thereon on such prior Distribution Date; provided that for purposes of determining Voting Rights, the Certificate Balance of the Class (other than the Class A-1 and Class A-2 Certificates) shall be deemed to have been reduced by an amount equal to the amount of Appraisal Reductions allocated for purposes of Section 4.06(e); provided further that no such reduction shall apply to the Voting Rights of the Class X Certificates.

     "Certificate Custodian": Initially, LaSalle National Bank; thereafter any other Certificate Custodian acceptable to the Depository and selected by the Trustee.

     "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

     "Certificateholder": The Person whose name is registered in the Certificate Register subject to the following:

          (i) except as provided in clause (ii), for the purpose of giving any consent or taking any action pursuant to this Agreement, any Certificate beneficially owned by the Depositor, the Servicer, the Special Servicer, the Trustee, a Manager or a Borrower or any Person known to a Responsible Officer of the Certificate Registrar to be an Affiliate of any thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained;

          (ii) for purposes of obtaining the consent of Certificateholders to an amendment of the Pooling and Servicing Agreement, any Certificates beneficially owned by the Servicer or the Special Servicer or an Affiliate thereof shall be deemed to be outstanding, unless such amendment relates to compensation of the Servicer or the Special Servicer or benefits the Servicer or the Special Servicer (in its capacity as such) or any Affiliate thereof (other than solely in its capacity as Certificateholder) in any material respect, in which case such Certificates shall be deemed not to be outstanding;

          (iii) except as provided in clause (iv) below, for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Special Servicer or an Affiliate thereof shall be deemed not to be outstanding;

          (iv) for the purpose of exercising its rights as a member of the Controlling Class, any Certificate beneficially owned by the Special Servicer will be deemed outstanding.

          (v) for purposes of providing or distributing any reports, statements or other information required or permitted to be provided to a Certificateholder hereunder, a Certificateholder shall include any Beneficial Owner, or any Person identified by a Beneficial Owner as a prospective transferee of a Certificate beneficially owned by such Beneficial Owner, but only if the Trustee or another party hereto furnishing such report, statement or information has been provided with the name of the Beneficial Owner of the related Certificate or the Person identified as a prospective transferee thereof. For purposes of the foregoing, the Depositor, the Servicer, the Special Servicer, the Trustee, the Paying Agent, the Fiscal Agent or other such Person may rely, without limitation, on a Depository Participant listing from the Depository or statements furnished by a Person that on their face appear to be statements from a Depository Participant to such Person indicating that such Person beneficially owns Certificates.

     "Class": With respect to the Certificates or Lower-Tier Regular Interests, all of the Certificates or Lower-Tier Regular Interests bearing the same alphabetical and numerical Class designation.

     "Class  A-1  Certificate":   Any  one  of  the  Certificates  executed  and
authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-1 hereto.

     "Class A-1 Pass-Through Rate": A per annum rate equal to 6.22%.

     "Class A-1-L Interest": A regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

     "Class  A-2  Certificate":   Any  one  of  the  Certificates  executed  and
authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-2 hereto.

     "Class A-2 Pass-Through Rate": A per annum rate equal to 6.538%.

     "Class A-2-L Interest": A regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

     "Class  B  Certificate":   Any  one  of  the   Certificates   executed  and
authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-4 hereto.

     "Class B Pass-Through Rate": A per annum rate equal to 6.664%.

     "Class B-L Interest": A regular interest in the Lower-Tier REMIC entitled to monthly distributions payable thereto pursuant to Section 4.01.

     "Class  C  Certificate":   Any  one  of  the   Certificates   executed  and
authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-5 hereto.

     "Class C Pass-Through Rate": A per annum rate equal to the 6.861%.

     "Class C-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

     "Class  D  Certificate":   Any  one  of  the   Certificates   executed  and
authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-6 hereto.

     "Class D Pass-Through Rate": A per annum rate equal to 7.231%.

     "Class D-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

     "Class  E  Certificate":   Any  one  of  the   Certificates   executed  and
authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-7 hereto.

     "Class E Pass-Through Rate": A per annum rate equal to the lesser of 7.50% and the Weighted Average Net Mortgage Pass-Through Rate.

     "Class E-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

     "Class  F  Certificate":   Any  one  of  the   Certificates   executed  and
authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-8 hereto.

     "Class F Pass-Through Rate": A per annum rate equal to the lesser of 7.50% and the Weighted Average Net Mortgage Pass-Through Rate.

     "Class F-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

     "Class  G  Certificate":   Any  one  of  the   Certificates   executed  and
authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-9 hereto.

     "Class G Pass-Through Rate": A per annum rate equal to the lesser of 7.50% and the Weighted Average Net Mortgage Pass-Through Rate.

     "Class G-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

     "Class  H  Certificate":   Any  one  of  the   Certificates   executed  and
authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-10 hereto.

     "Class H Pass-Through Rate": A per annum rate equal to the lesser of 7.50% and the Weighted Average Net Mortgage Pass-Through Rate.

     "Class H-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

     "Class Interest Shortfall": On any Distribution Date for any Class of Certificates, the amount of interest required to be distributed to the Holders of such Class pursuant to Section 4.01(b) on such Distribution Date minus the amount of interest actually distributed to such Holders pursuant to such Section, if any.

     "Class  J  Certificate":   Any  one  of  the   Certificates   executed  and
authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-11 hereto.

     "Class J Pass-Through Rate": A per annum rate equal to the lesser of 6.22% and the Weighted Average Net Mortgage Pass-Through Rate.

     "Class J-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

     "Class  K  Certificate":   Any  one  of  the   Certificates   executed  and
authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-12 hereto.

     "Class K Pass-Through Rate": A per annum rate equal to the lesser of 6.22% and the Weighted Average Net Mortgage Pass-Through Rate.

     "Class K-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

     "Class  L  Certificate":   Any  one  of  the   Certificates   executed  and
authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-13 hereto.

     "Class L Pass-Through Rate": A per annum rate equal to the lesser of 6.22% and the Weighted Average Net Mortgage Pass-Through Rate.

     "Class L-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

     "Class LR Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-18 hereto. The Class LR Certificates have no Pass-Through Rate, Certificate Balance or Notional Balance.

     "Class LWAC Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

     "Class  M  Certificate":   Any  one  of  the   Certificates   executed  and
authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-14 hereto.

     "Class M Pass-Through Rate": A per annum rate equal to the lesser of 6.22% and the Weighted Average Net Mortgage Pass-Through Rate.

     "Class M-L Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distributions payable thereto pursuant to Section 4.01.

     "Class Q-1 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-15 hereto. None of the Class Q-1 Certificates has a Pass-Through Rate, Certificate Balance or Notional Balance.

     "Class Q-2 Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-16 hereto. None of the Class Q-2 Certificates has a Pass-Through Rate, Certificate Balance or Notional Balance.

     "Class R Certificate": Any one of the Certificates executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-17 hereto. The Class R Certificates have no Pass-Through Rate, Certificate Balance or Notional Balance.

     "Class  X  Certificate":   Any  one  of  the   Certificates   executed  and
authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-3 hereto.

     "Class X Pass-Through Rate": A per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus the Weighted Average Pass-Through Rate. The Class X Pass-Through Rate represents a "specified portion," within the meaning of Treasury Regulations Section 1.860G-1(a)(2), of the interest payments on the Class LWAC Interest.

     "Clipper Pooling and Servicing Agreement": As defined in Section 3.01(a).

     "Clipper Remittance Agreement":  As defined in Section 3.01(a).

     "Clipper Servicer":  As defined in Section 3.01(a).

     "Closing Date":  March 30, 1998.

     "Code": The Internal Revenue Code of 1986, as amended from time to time, any successor statute thereto, and any temporary or final regulations of the United States Department of the Treasury promulgated pursuant thereto.

     "Collateral Account": As defined in Section 3.30(e). The Collateral Account shall be maintained as an Eligible Account.

     "Collection Account": The trust account or accounts created and maintained by the Servicer pursuant to Section 3.05(a), which shall be entitled "Banc One Mortgage Capital Markets, LLC, in trust for LaSalle National Bank, as Trustee, in trust for Holders of Deutsche Mortgage & Asset Receiving Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-C1, Collection Account" and which must be an Eligible Account.

     "Collection Period": With respect to a Distribution Date and each Mortgage Loan, the period beginning on the day after the last day of the preceding Collection Period (or, in the case of the Distribution Date occurring in April 1998, on the day after the Cut-off Date) and ending at the close of business on the 6th business day prior to such Distribution Date.

     "Commission":  The Securities and Exchange Commission.

     "Comparative Financial Status Report": A report substantially containing the content described in Exhibit M-1 attached hereto, setting forth, among other things, the occupancy, revenue, net operating income or net cash flow, as applicable, and Debt Service Coverage Ratio for each Mortgage Loan as of the date of the latest financial information available immediately preceding the preparation of such report for each of the following three periods (to the extent such information is available): (i) the most current available year-to-date, (ii) the previous two full fiscal years, and (iii) the "base year" (representing the original analysis of information used as of the Cut-off Date). For the purposes of the Servicer's production of any such report that is required to state information for any period prior to the Cut-off Date, the Servicer may conclusively rely (without independent verification), absent manifest error, on information provided to it by the Mortgage Loan Sellers.

     "ContiTrade":  ContiTrade Services L.L.C.

     "ContiTrade Loans": The Mortgage Loans conveyed to the Depositor pursuant to the ContiTrade Purchase Agreement.

     "ContiTrade Purchase Agreement": The Mortgage Loan Purchase Agreement dated as of the Cut-off Date between ContiTrade and the Depositor, a copy of which is attached hereto as Exhibit H-2.

     "Controlling Class": As of any date of determination, the Class of Regular Certificates (other than the Class X Certificates) with the latest alphabetical Class designation that has a then aggregate Certificate Balance (net of any Appraisal Reduction Amount) at least equal to the lesser of (i) 25% of the initial aggregate Certificate Balance of such Class of Regular Certificates as of the Closing Date and (ii) 2% of the aggregate Certificate Balance (net of any Appraisal Reduction Amount) of all the Regular Certificates (other than the Class X Certificates) as of such date of determination. As of the Closing Date, the Controlling Class will be the Class M Certificates. For purposes of determining the Controlling Class, the Class A-1 and Class A-2 Certificates collectively will be treated as one Class.

     "Controlling Class Certificateholder": Each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such holder (or Certificate Owner).

     "Corporate Trust Office": The principal office of the Trustee located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674-4107 or the principal trust office of any successor trustee qualified and appointed pursuant to Section 8.08.

     "Corrected Mortgage Loan": As defined under the definition of Specially Serviced Mortgage Loan.

     "Cross-over Date": means the Distribution Date on which the Certificate Balance of each Class of Certificates other than the Class A-1 and Class A-2 Certificates have been reduced to zero.

     "CSSA Reports": Reports substantially in the forms of the CSSA standard reporting package attached as Exhibits M-9, M-10 and M-11, as the same may be modified from time to time, with reasonable time allowed for the implementation of such modified forms.

     "Custodial Agreement": The Custodial Agreement, if any, from time to time in effect between the Custodian named therein and the Trustee, substantially in the form of Exhibit F hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

     "Custodian": Any Custodian appointed pursuant to Section 3.21 and, unless the Trustee is Custodian, named pursuant to any Custodial Agreement. The Custodian may (but need not) be the Trustee or the Servicer or any Affiliate of the Trustee or the Servicer, but may not be the Depositor or any Affiliate thereof.

     "Cut-off Date":  March 1, 1998.

     "Debt Service Coverage Ratio": With respect to any Mortgage Loan as of any date of determination and for any period, the ratio calculated by dividing the net operating income or net cash flow, as applicable, of the related Mortgaged Property or Mortgaged Properties, as the case may be, for the most recently ended one-year period for which data is available from the related Borrower, before payment of any scheduled payments of principal and interest on such Mortgage Loan but after funding of required reserves and "normalized" by the Servicer pursuant to Section 3.13, by the annual debt service (or, with respect to interest only Mortgage Loans, the future amortizing interest payments) required by such Mortgage Loan. Annual debt service (or, with respect to interest only Mortgage Loans, the future amortizing interest payments) shall be calculated by multiplying the Monthly Payment in effect on such date of determination for such Mortgage Loan by 12.

     "Default Interest": With respect to any Mortgage Loan, interest accrued on such Mortgage Loan at the excess of (i) the related Default Rate over (ii) the sum of the related Mortgage Rate and, if applicable, the related Excess Rate.

     "Default Interest Distribution Account": The trust account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.05(d), which shall be entitled "LaSalle National Bank, as Trustee, in trust for Holders of Deutsche Mortgage & Asset Receiving Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-C1, Default Interest Distribution Account" and which must be an Eligible Account. The Default Interest Distribution Account shall not be an asset of the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

     "Default Rate": With respect to each Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan, including a default in the payment of a Monthly Payment or a Balloon Payment.

     "Defect":  As defined in Section 2.03(e).

     "Delinquency": Any failure of a Borrower to make a scheduled payment on a Due Date.

     "Delinquent Loan Status Report": A report substantially containing the content described in Exhibit M-2 attached hereto, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the respective Distribution Date, were delinquent 30 days, delinquent 60 days, delinquent 90 days or more, current but specially serviced, or were in foreclosure but were not REO Property.

     "Denomination":  As defined in Section 5.01(a).

     "Depositor": Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation, and its successors and assigns.

     "Depository": The Depository Trust Company or a successor appointed by the Certificate Registrar (which appointment shall be at the direction of the Depositor if the Depositor is legally able to do so).

     "Depository Participant": A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     "Determination  Date":  The 6th Business Day  preceding  each  Distribution
Date.

     "Directing Certificateholder": The Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Trustee from time to time; provided, however, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder; provided, further, however, that in order for the Trustee to certify the status of the Directing Certificateholder, the Directing Certificateholder must provide notice and certification to the Trustee as to its status as Directing Certificateholder upon which the Trustee shall use its best efforts to verify such status. In the event that the Trustee is unable to verify the status of the Directing Certificateholder, it shall provide written notice to the Holders of the Controlling Class as to the designation of the Directing Certificateholder.

     "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not customarily provided to tenants in connection with the rental of space for occupancy only within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers in the ordinary course of a trade or business, or any use of such REO Property in a trade or business conducted by the Trust Fund, or the performance of any construction work on the REO Property other than through an Independent Contractor; provided, however, that the Special Servicer, on behalf of the Trust Fund, shall not be considered to Directly Operate an REO Property solely because the Special Servicer, on behalf of the Trust Fund, establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property or takes other actions consistent with Treasury Regulations Section 1.856-4(b)(5)(ii) of the regulations of the United States Department of the Treasury.

     "Disqualified  Non-U.S.  Person":  With  respect  to a Class R or  Class LR
Certificate, any Non-U.S. Person or agent thereof other than (i) a Non-U.S. Person that holds the Class R or Class LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective IRS Form 4224 or (ii) a Non-U.S. Person that has delivered to both the transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class R or Class LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R or Class LR Certificate will not be disregarded for federal income tax purposes.

     "Disqualified Organization": Either (a) the United States, a State or any political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental unit), (b) a foreign government, International Organization or agency or instrumentality of either of the foregoing, (c) an organization that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Code
Section 860E(c)(1)) with respect to the Class R or Class LR Certificates (except certain farmers' cooperatives described in Code Section 521), (d) rural electric and telephone cooperatives described in Code Section 1381(a)(2), or (e) any other Person so designated by the Certificate Registrar based upon an Opinion of Counsel to the effect that any Transfer to such Person may cause the Upper-Tier REMIC or Lower-Tier REMIC to be subject to tax or to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

     "Distribution Account": The trust account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to
Section 3.05(b), which shall be entitled "LaSalle National Bank, as Trustee, in trust for Holders of Deutsche Mortgage & Asset Receiving Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-C1, Distribution Account" and which must be an Eligible Account.

     "Distribution Date": The 15th day of each month, or if such 15th day is not a Business Day, the Business Day immediately following such 15th day, commencing in April, 1998.

     "Distribution Date Statement":  As defined in Section 4.02(a).

     "DMG":  Deutsche Morgan Grenfell, Inc.

     "Due Date": With respect to any Distribution Date and/or any Mortgage Loan, as the case may be, either the first day or the tenth day or the fifteenth day or the twentieth day of the month in the related Collection Period.

     "Early Termination Notice Date": Any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

     "Eligible Account": Any of (i) (A) an account or accounts maintained with a depository institution or trust company the short term unsecured debt obligations or commercial paper of which are rated at least P-1 by Moody's and F-1+ by Fitch (if rated by Fitch) in the case of accounts in which funds are held for 30 days or less (or, in the case of accounts in which funds are held for more than 30 days, the long term unsecured debt obligations of which are rated at least "AA" by Fitch (if rated by Fitch) and "Aa2" by Moody's) or (B) as to which the Trustee has received written confirmation from each of the Rating Agencies that holding funds in such account would not cause any Rating Agency to qualify, withdraw or downgrade any of its ratings on the Certificates or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. ss.9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority, or (iii) any other account that, as evidenced by a written confirmation from each Rating Agency would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, which may be an account maintained with the Trustee or the Servicer. Eligible Accounts may bear interest.

     "Eligible Investor": Any of (i) a Qualified Institutional Buyer that is purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (ii) an Institutional Accredited Investor.

     "Environmental Report": The environmental audit report or reports with respect to each Mortgaged Property delivered to the related Mortgage Loan Seller in connection with the related Mortgage.

     "ERISA": The Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

     "Escrow Account": As defined in Section 3.04(b). Any Escrow Account may be a sub-account of the related Cash Collateral Account.

     "Escrow Payment": Any payment made by any Borrower to the Servicer pursuant to the related Mortgage, Cash Collateral Agreement, Lock-Box Agreement or Loan Agreement for the account of such Borrower for application toward the payment of taxes, insurance premiums, assessments and similar items in respect of the related Mortgaged Property.

     "Euroclear": Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System, or its successor in such capacity.

     "Event of Default": A Servicer Event of Default or Special Servicer Event of Default, as applicable.

     "Excess Interest": With respect to each of the Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Rate, interest accrued on such Mortgage Loan allocable to the Excess Rate.

     "Excess Interest Distribution Account": The trust account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.05(e), which shall be entitled "Deutsche Mortgage & Asset Receiving Corporation, as Trustee, in trust for Holders of Asset Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-C1, Excess Interest Distribution Account" and which must be an Eligible Account. The Excess Interest Distribution Account shall not be an asset of the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

     "Excess Prepayment Interest Shortfall": With respect to the Mortgage Loans, the aggregate Prepayment Interest Shortfalls in excess of the sum of (i) the Prepayment Interest Excess and (ii) the aggregate Master Servicing Fee.

     "Excess Rate": With respect to each of the Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Rate, the excess of (i) the applicable Revised Rate over (ii) the applicable Mortgage Rate, each as set forth in the Mortgage Loan Schedule.

     "Exchange Act":  The Securities Exchange Act of 1934, as amended.

     "Exchange Act Report": A monthly Distribution Date Statement, Comparative Financial Status Report, Delinquent Loan Status Report, Historical Loss Estimate Report, Historical Loan Modification Report, REO Status Report, Operating Statement Analysis, Operating Statement Analysis Worksheet, Watch List, or report pursuant to Section 4.02(b)(i) or Annual Compliance Report to be filed with the Commission, under cover of the related form required by the Exchange Act.

     "FDIC": The Federal Deposit Insurance Corporation, or any successor thereto.

     "FHA":  The Federal Housing Administration.

     "FHLMC": The Federal Home Loan Mortgage Corporation, or any successor thereto.

     "Final Adjustment Distribution Date": For any Class of Certificates in respect of any prepayment means the Assumed Final Distribution Date for such Class.

     "Final Recovery Determination": With respect to any Specially Serviced Mortgage Loan or Mortgage Loan subject to repurchase by the Depositor or the related Mortgage Loan Seller pursuant to Sections 2.03(d) or 2.03(e), the recovery of all Insurance Proceeds, Liquidation Proceeds, the related Repurchase Price and other payments or recoveries (including proceeds of the final sale of any REO Property) which the Servicer (or in the case of a Specially Serviced Mortgage Loan, the Special Servicer), in its reasonable judgment as evidenced by a certificate of a Servicing Officer delivered to the Trustee, the Custodian and the Healthcare Adviser (with respect to Healthcare Loans) (and the Servicer, if the Certificate is from the Special Servicer), expects to be finally recoverable. The Servicer shall maintain records, prepared by a Servicing
Officer, of each Final Recovery Determination until the earlier of (i) its termination as Servicer hereunder and the transfer of such records to a successor servicer and (ii) five years following the termination of the Trust Fund.

     "Financial Market Publisher":  Bloomberg Financial Service.

     "Fiscal Agent": ABN AMRO Bank N.V., a Netherlands banking corporation in its capacity as fiscal agent of the Trustee, or its successor in interest, or any successor fiscal agent appointed as herein provided.

     "Fitch":  Fitch IBCA, Inc., or its successor in interest.

     "Fixed Interest Payment Adjustment": With respect to any of the Class A-1, Class A-2, Class B, Class C, Class D or Class E Certificates and any prepayment of principal that is applied, in whole or in part, in reduction of the Certificate Balance of such Class on any Distribution Date, one-twelfth of the product of (a) the amount, if any, by which the Pass-Through Rate for such Class exceeds the applicable Reinvestment Yield (compounding monthly), multiplied by
(b) the applicable Prepayment Amount.

     "Form 8-K": A Current Report on Form 8-K under the Exchange Act, or such successor form as the Commission may specify from time to time.

     "FNMA": The Federal National Mortgage Association, or any successor thereto.

     "GACC":  German American Capital Corporation.

     "GACC Loans": The Mortgage Loans conveyed to the Depositor pursuant to the GACC Purchase Agreement.

     "GACC Purchase Agreement": The Mortgage Loan Purchase Agreement dated as of the Cut-off Date between GACC and the Depositor, a copy of which is attached hereto as Exhibit H-3.

     "Global Certificates": The Class A-1, Class A-2, Class X, Class B, Class C, Class D and Class E Certificates.

     "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or any other environmental laws now existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

     "Healthcare Adviser": Survey, LLC, an Alabama limited liability company, or its successor in interest, or any successor Healthcare Adviser as herein provided.

     "Healthcare Adviser Fee": With respect to each Healthcare Loan and for any Distribution Date, a portion of the Servicing Fee which is an amount per Interest Accrual Period equal to the portion of the Servicing Fee which is the product of (i) one-twelfth of the Healthcare Adviser Fee Rate and (ii) the Stated Principal Balance of such Healthcare Loan as of the Due Date in the immediately preceding Collection Period (without giving effect to payments of principal on such Healthcare Loan on such Due Date).

     "Healthcare Adviser Fee Rate": A per annum rate equal to : (a) with respect to a Healthcare Loan that is a ContiTrade Loan, 0.02% and (b) with respect to a Healthcare Loan that is an RMF Loan, 0.02% (except with respect to the Mortgage Loans known as the Clipper Loan Participations (Loan Numbers CLP001, CLP002, CLP003, CLP004, CLP005 and CLP006) for which the Healthcare Adviser Fee will be 0.03125%).

     "Healthcare Adviser Standard": With respect to the Healthcare Adviser shall mean providing advice and consultation with respect to the Healthcare Loans and Healthcare Properties using the same care, skill, prudence, and diligence with which, it (a) advises and administers similar health care loans and health care properties comparable to the Healthcare Loans and Healthcare Properties and held for other third-party portfolios or (b) advises and administers health care loans or health care properties for its own account, whichever standard is higher, but without regard to (i) any known relationship that the Healthcare Adviser, or an affiliate of the Healthcare Adviser may have with the borrowers or any other party to this Agreement; (ii) the ownership of any Certificate by the Healthcare Adviser or any affiliate of the Healthcare Adviser, as applicable; (iii) the Healthcare Adviser's right to receive compensation for its services under this Agreement or with respect to any particular transaction; or
(iv) the ownership or advising or management for others, by the Healthcare Adviser of other health care loans or health care properties.

     "Healthcare Loans":  Mortgage Loans which are listed on Exhibit B-2 hereto.

     "Healthcare Property":  A Mortgage Property securing a Healthcare Loan.

     "Historical Loan Modification Report": A report substantially containing the content described in Exhibit M-3 attached hereto, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the respective Distribution Date, have been modified pursuant to this Agreement (i) during the related Collection Period and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

     "Historical Loss Estimate Report": A report substantially containing the content described in Exhibit M-4 attached hereto, setting forth, among other things, as of the close of business on the Determination Date immediately preceding the respective Distribution Date, (i) the aggregate amount of Liquidation Proceeds and Liquidation Expenses, both for the current period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period, set forth on a Mortgage Loan-by-Mortgage Loan basis.

     "Holder": With respect to any Certificate, a Certificateholder; and with respect to any Lower-Tier Regular Interest, the Trustee.

     "Indemnified Party":  As defined in Section 8.05(c).

     "Independent": When used with respect to any specified Person, any such Person who (i) does not have any direct financial interest, or any material indirect financial interest, in any of the Depositor, the Trustee, the Servicer, the Special Servicer, any Borrower or Manager or any Affiliate thereof, and (ii) is not connected with any such Person thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

     "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Trust Fund within the meaning of
Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class or 35% or more of the aggregate value of all Classes of Certificates), provided that the Trust Fund does not receive or derive any income from such Person and the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except neither the Servicer nor the Special Servicer shall be considered to be an Independent Contractor under the definition in this clause
(i) unless an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent) addressed to the Servicer and the Trustee has been delivered to the Trustee to that effect) or (ii) any other Person (including the Servicer and the Special Servicer) if the Servicer, on behalf of itself and the Trustee, has received an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property (provided that such income would otherwise so qualify).

     "Individual Certificate": Any Certificate in definitive, fully registered physical form without interest coupons.

     "Institutional Accredited Investor": An entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Act, or an entity in which all the equity owners meet such requirements.

     "Instructions":  As defined in Section 3.30(d).

     "Insurance Proceeds": Proceeds of any fire and hazard insurance policy, title policy or other insurance policy relating to a Mortgage Loan (including any amounts paid by the Servicer pursuant to Section 3.08).

     "Interest Accrual Amount": With respect to any Distribution Date and any Class of Certificates (other than the Class Q-1, Class Q-2, Class R and Class LR Certificates), an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Balance or Notional Balance, as applicable (provided, that for interest accrual purposes any distributions in reduction of Certificate Balance or Notional Balance, as applicable, as a result of allocations of Realized Losses on the Distribution Date occurring in an Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period) minus the amount of any Excess Prepayment Interest Shortfall allocated to such Class with respect to such Distribution Date. Calculations of interest due in respect of the Certificates shall be made on the basis of a 360-day year consisting of twelve 30-day months.

     "Interest Accrual Period": With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

     "Interested Person": As of any date of determination, the Depositor, the Servicer, Special Servicer, the Trustee, the Fiscal Agent, any Borrower, any manager of a Mortgaged Property, any Independent Contractor engaged by the Special Servicer pursuant to Section 3.17, or any Person known to a Responsible Officer of the Trustee to be an Affiliate of any of them.

     "Investment Account":  As defined in Section 3.07(a).

     "Investment Representation Letter":  As defined in Section 5.02(c)(i)(A).

     "IRS":  The Internal Revenue Service.

     "LCLP": Llama Company, L.P.

     "Liquidation Expenses": Expenses incurred by the Servicer, the Special Servicer and the Trustee in connection with the liquidation of any Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions, and conveyance taxes) and any Property Protection Expenses incurred with respect to such Mortgage Loan or such property including interest thereon at the Advance Rate not previously reimbursed from collections or other proceeds therefrom.

     "Liquidation Fee": An amount equal to 1.0% of all payments or proceeds received in connection with the liquidation of any Specially Serviced Mortgage Loan.

     "Liquidation Proceeds": The amount (other than Insurance Proceeds) received in connection with (i) the taking of a Mortgaged Property (or portion thereof) by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a Specially Serviced Mortgage Loan through a trustee's sale, foreclosure sale or otherwise or (iii) a sale of a Mortgage Loan or an REO Property in accordance with Section 3.18 or Section 9.01.

     "Loan Agreement": With respect to any Mortgage Loan, the loan agreement, if any, between the related Originator and the Borrower, pursuant to which such Mortgage Loan was made.

     "Loan Documents": With respect to any Mortgage Loan, the documents executed or delivered in connection with the origination of such Mortgage Loan or subsequently added to the related Mortgage File.

     "Loan Number": With respect to any Mortgage Loan, the loan number by which such Mortgage Loan was identified on the books and records of the Depositor or any sub-servicer for the Depositor, as set forth in the Mortgage Loan Schedule.

     "Lock-Box Account": With respect to any Mortgaged Property, if applicable, any account created pursuant to any documents relating to a Mortgage Loan to receive revenues therefrom. Any Lock-Box Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and Section 3.07, which Person shall be taxed on all reinvestment income or gain thereon. The Servicer shall be permitted to make withdrawals therefrom for deposit into the related Cash Collateral Accounts in accordance with the terms of the related Mortgage Loan.

     "Lock-Box Agreement": With respect to any Mortgage Loan, the lock-box agreement, if any, between the related Originator and the Borrower, pursuant to which the related Lock-Box Account, if any, may have been established.

     "Lock-out Period": With respect to any Mortgage Loan, the period of time specified in the related Loan Documents during which voluntary prepayments by the related Borrower are prohibited.

     "Lower-Tier Balance": With respect to any Class of Lower-Tier Regular Interest, the principal balance specified in Section 4.01(a)(i). For purposes of all computations under this Agreement, the Lower-Tier Balances shall be expressed to eight decimal places.

     "Lower-Tier Distribution Amount":  As defined in Section 4.01(a)(iii).

     "Lower-Tier Regular Interests": The Class A-1-L, Class A-2-L, Class B-L, Class C-L, Class D-L, Class E-L, Class F-L, Class G-L, Class H-L, Class J-L, Class K-L, Class L-L, Class M-L and Class LWAC Interests.

     "Lower-Tier REMIC": A segregated asset pool within the Trust Fund consisting of the Mortgage Loans (exclusive of Default Interest and Excess Interest), collections thereon, any REO Property acquired in respect thereof and amounts held from time to time in the Collection Account and the Distribution Account.

     "Lower-Tier Remittance Rate": With respect to any Class of Lower-Tier Regular Interest, the rate specified in Section 4.01(a)(i).

     "LTV": With respect to any Mortgage Loan and any date of determination, the outstanding principal balance of such Mortgage Loan as of such date divided by the appraised value of the Mortgaged Properties securing such Mortgage Loan as evidenced by an Updated Appraisal obtained by the Servicer or an update thereto.

     "MAI":  Member of the Appraisal Institute.

     "Management Agreement": With respect to any Mortgage Loan, the Management Agreement, if any, by and between the Manager and the related Borrower, or any successor Management Agreement between such parties.

     "Manager": With respect to any Mortgage Loan, any property manager for the related Mortgaged Properties.

     "Master Servicing Fee": With respect to each Mortgage Loan and for any Distribution Date, an amount per Interest Accrual Period equal to the product of
(i) one-twelfth of the Master Servicing Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan as of the Due Date in the immediately preceding Collection Period (without giving effect to payments of principal on such Mortgage Loan on such Due Date).

     "Master Servicing Fee Rate":  A rate equal to .015% per annum.

     "Maturity Date": With respect to each Mortgage Loan, the Maturity Date as set forth on the Mortgage Loan Schedule.

     "Monthly Payment": With respect to any Mortgage Loan (other than any REO Mortgage Loan) and any Due Date, the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any Balloon Payment (but not excluding any constant Monthly Payment due on a Balloon Loan), which is payable by the related Borrower on such Due Date under the related Note. With respect to an REO Mortgage Loan, the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due.

     "Moody's":  Moody's Investors Services, Inc., or its successor in interest.

     "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in a Mortgaged Property securing a Note.

     "Mortgage File": With respect to any Mortgage Loan, the mortgage documents listed in Section 2.01(i) through (xv) pertaining to such particular Mortgage Loan and any additional documents required to be added to such Mortgage File pursuant to the express provisions of this Agreement.

     "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund, the mortgage loans originally so transferred, assigned and held being identified on the Mortgage Loan Schedule as of the Cut-off Date. Such term shall include any REO Mortgage Loan, Specially Serviced Mortgage Loan or any Mortgage Loan that has been defeased in whole or in part.

     "Mortgage Loan Purchase Agreements": Collectively, the BCMC Purchase Agreement, the ContiTrade Purchase Agreement, the GACC Purchase Agreement, the MSMC Purchase Agreement and the RMF Purchase Agreement.

     "Mortgage Loan Schedule": The list of Mortgage Loans included in the Trust Fund as of the Closing Date being attached hereto as Exhibit B-1, which list shall set forth the following information with respect to each Mortgage Loan:

          (a)  the loan number;

          (b) the street address (including city, state and zip code) of the related Mortgaged Property;

          (c) the Mortgage Rate in effect as of the Cut-off Date and that the Mortgage Loan is a fixed rate Mortgage Loan;

          (d)  the original principal balance;

          (e)  the Stated Principal Balance as of the Cut-off Date;

          (f) the (A) Maturity Date for each Mortgage Loan and (B) with respect to each Mortgage Loan with an Anticipated Repayment Date, the Anticipated Repayment Date;

          (g)  the Due Date;

          (h) the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

          (i)  whether such Mortgage Loan has an Anticipated Repayment Date;

          (j)  the Primary Servicing Fee Rate; and

          (k) whether the Mortgage Loan is an Actual/360 Loan or an Actual/365 Loan.

The Mortgage Loan Schedule shall also set forth the aggregate Stated Principal Balance as of the Cut-off Date for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

     "Mortgage Loan Sellers":  Collectively,  GACC, MSMC,  BCMC,  ContiTrade and
RMF.

      "Mortgage Pass-Through Rate": With respect to the Mortgage Loans that provide for calculations of interest based on twelve months of 30 days each, the Mortgage Pass-Through Rate for any Interest Accrual Period is equal to the Mortgage Rate thereof. Notwithstanding the foregoing, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then the "Mortgage Pass-Through Rate" of such Mortgage Loan for any Interest Accrual Period will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such Mortgage Loan during such Interest Accrual Period at the related Mortgage Rate.

      "Mortgage Rate": With respect to each Mortgage Loan and any Interest Accrual Period, the annual rate, not including any Excess Rate, at which interest accrues on such Mortgage Loan during such period (in the absence of a default), as set forth on the Mortgage Loan Schedule. The "Mortgage Rate" for purposes of calculating the Weighted Average Net Mortgage Pass-Through Rate shall be the Mortgage Rate of such Mortgage Loan without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or a reduction in interest or principal due to a modification pursuant to Section 3.30 hereof.

      "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of a fee simple estate, and, with respect to certain Mortgage Loans, a leasehold estate or both a leasehold estate and a fee simple estate, or a leasehold estate in a portion of the property and a fee simple estate in the remainder, in a parcel of land improved by a commercial property, together with any personal property, fixtures, leases and other property or rights pertaining thereto.

      "MSMC":  Morgan Stanley Mortgage Capital Inc.

      "MSMC Loans": The Mortgage Loans conveyed to the Depositor pursuant to the MSMC Purchase Agreement.

      "MSMC Purchase Agreement": The Mortgage Loan Purchase Agreement dated as of the Cut-off Date between MSMC and the Depositor, a copy of which is attached hereto as Exhibit H-4.

      "MSC": Morgan Stanley & Co., Incorporated.

      "Net Default Interest": As defined in Section 3.05(d).

      "Net Income": With respect to any REO Property, all income received in connection with such REO Property, less any operating expenses, including, but not limited to, utilities, real estate taxes, property management fees, insurance premiums, leasing commission fees, expenses for maintenance and repairs and any other capital expenses directly related to such REO Property and permitted to be incurred under this Agreement.

      "Net Insurance Proceeds": Insurance Proceeds, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Borrower in accordance with the express requirements of the Mortgage or Note or other documents included in the Mortgage File or in accordance with prudent and customary servicing practices.

      "Net Liquidation Proceeds": The Liquidation Proceeds received with respect to any Mortgage Loan net of the amount of (i) Liquidation Expenses incurred with respect thereto and, (ii) with respect to proceeds received in connection with the taking of a Mortgaged Property (or portion thereof) by the power of eminent domain in condemnation, amounts required to be applied to the restoration or repair of the related Mortgaged Property.

      "Net Mortgage Pass-Through Rate": With respect to any Mortgage Loan and any Distribution Date, the per annum rate equal to the Mortgage Pass-Through Rate for such Mortgage Loan, minus, for any Mortgage Loan, the aggregate of the applicable Servicing Fee Rate and Trustee Fee Rate.

      "Net Prepayment Interest Excess": The excess amount, if any, that the aggregate of all Prepayment Interest Excess for all Mortgage Loans exceeds the aggregate of all Prepayment Interest Shortfalls for all Mortgage Loans as of any Distribution Date.

      "Net Prepayment Interest Shortfall": Means the amount, if any, that the aggregate of Prepayment Interest Shortfalls for all Mortgage Loans exceed Prepayment Interest Excess for such Mortgage Loans as of any Distribution Date.

      "Net REO Proceeds": With respect to each REO Property, REO Proceeds with respect to such REO Property net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to Section 3.17(b) of this Agreement.

      "New Lease": Any lease of REO Property entered into on behalf of the Trust Fund, including any lease renewed or extended on behalf of the Trust Fund if the Trust Fund has the right to renegotiate the terms of such lease.

      "Nonrecoverable Advance": Any portion of an Advance proposed to be made or previously made which has not been previously reimbursed to the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, and which, in the good faith business judgment of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will not or, in the case of a proposed Advance, would not be ultimately recoverable from late payments, Insurance Proceeds, Liquidation Proceeds and other collections on or in respect of the related Mortgage Loan. The judgment or determination by the Servicer, the Special Servicer, the Trustee or the Fiscal Agent that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance shall be evidenced in the case of the Servicer or Special Servicer, by a certificate of a Servicing Officer delivered to the Trustee, the Fiscal Agent, the Depositor and, in the case of the Special Servicer, to the Servicer, and in the case of the Trustee or the Fiscal Agent, by a certificate of a Responsible Officer of the Trustee or Fiscal Agent, as applicable, delivered to the Depositor (and the Trustee if the Certificate is from the Fiscal Agent), which in each case sets forth such judgment or determination and the procedures and considerations of the Servicer, Special Servicer, Trustee or Fiscal Agent, as applicable, forming the basis of such determination (including, but not limited to, information selected by the Person making such judgment or determination in its good faith discretion, such as related income and expense statements, rent rolls, occupancy status, property inspections, Servicer, Special Servicer, Trustee or Fiscal Agent inquiries, third party engineering and environmental reports, and an appraisal conducted by an MAI appraiser in accordance with Appraisal Institute standards or any Updated Appraisal thereof conducted within the past 12 months; copies of such documents to be included with the certificate of a Servicing Officer or a Responsible Officer). Any determination of non-recoverability made by the Servicer may be made without regard to any value determination made by the Special Servicer other than pursuant to an Updated Appraisal. Notwithstanding the above, the Trustee and the Fiscal Agent shall be entitled to rely upon any determination by the Servicer that any Advance previously made is a Nonrecoverable Advance or that any proposed Advance would, if made, constitute a Nonrecoverable Advance (and with respect to a proposed P&I Advance, the Trustee and the Fiscal Agent, as applicable, shall rely on the Servicer's determination that the Advance would be a Nonrecoverable Advance if the Trustee or Fiscal Agent, as applicable, determines that it does not have sufficient time to make such a determination).

      "Non-U.S. Person":  A person that is not a U.S. Person.

      "Note": With respect to any Mortgage Loan as of any date of determination, the note or other evidence of indebtedness and/or agreements evidencing the indebtedness of a Borrower under such Mortgage Loan, including any amendments or modifications, or any renewal or substitution notes, as of such date.

      "Notice of Termination": Any of the notices given to the Trustee by the Depositor, the Servicer or any Holder of a Class LR Certificate pursuant to
Section 9.01(c).

      "Notional Amount" or "Notional Balance": With respect to the Class X Certificates, (a) on or prior to the Distribution Date occurring in April 1998, a notional principal amount equal to the aggregate initial Notional Balance of such Class, as specified in the Preliminary Statement hereto, and (b) as of any Distribution Date after April 1998, a notional principal amount equal to the aggregate Lower-Tier Balance of the Class LWAC Interest, which corresponds to 99.9999% of the aggregate Stated Principal Balance of the Mortgage Loans immediately prior to such Distribution Date.

      "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President (however denominated) and by the Treasurer, the Secretary, one of the Assistant Treasurers or Assistant Secretaries, any Trust Officer or other officer of the Servicer customarily performing functions similar to those performed by any of the above designated officers and also with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, or an authorized officer of the Depositor, and delivered to the Depositor, the Trustee or the Servicer, as the case may be.

      "Operating Statement Analysis": With respect to each Mortgage Loan and REO Mortgage Property, a report substantially containing the content described in Exhibit M-7 attached hereto.

      "Operating Statement Analysis Worksheet": A report prepared by the Servicer or the Special Servicer, as the case may be, substantially containing the content described in Exhibit M-8 attached hereto, presenting the computations made in accordance with the methodology described in said Exhibit M-8 to "normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement, sent to the Trustee (or, with respect to the Special Servicer, the Servicer) with each annual operating statement for a Mortgaged Property pursuant to Section 3.13(d).

      "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be counsel for the Depositor, the Special Servicer or the Servicer, as the case may be, acceptable to the Trustee, except that any opinion of counsel relating to (a) qualification of the Upper-Tier REMIC or Lower-Tier REMIC as a REMIC or the imposition of tax under the REMIC Provisions on any income or property of either REMIC, (b) compliance with the REMIC Provisions (including application of the definition of "Independent Contractor") or (c) a resignation of the Servicer pursuant to Section 6.04, must be an opinion of counsel who is Independent of the Depositor and the Servicer.

      "Originator": Any of (i) the Mortgage Loan Sellers, and (ii) with respect to any Mortgage Loan acquired by a Mortgage Loan Seller, the originator of such Mortgage Loan.

      "Ownership Interest": Any record or beneficial interest in a Class R or Class LR Certificate.

      "P&I Advance": As to any Mortgage Loan, any advance made by the Servicer, the Trustee, or the Fiscal Agent pursuant to Section 4.06. Each reference to the payment or reimbursement of a P&I Advance shall be deemed to include, whether or not specifically referred to and without duplication, payment or reimbursement of interest thereon at the Advance Rate from and including the date of the making of such P&I Advance through and including the date of payment or reimbursement.

      "Pass-Through Rate": With respect to each Class of Certificates (other than the Class Q-1, Class Q-2, Class R and Class LR Certificates), the Pass-Through Rate for such Class as set forth below:

            Class                               Pass-Through Rate
            -----                               -----------------
          Class A-1                        Class A-1 Pass-Through Rate
          Class A-2                        Class A-2 Pass-Through Rate
          Class X                          Class X Pass-Through Rate
          Class B                          Class B Pass-Through Rate
          Class C                          Class C Pass-Through Rate
          Class D                          Class D Pass-Through Rate
          Class E                          Class E Pass-Through Rate
          Class F                          Class F Pass-Through Rate
          Class G                          Class G Pass-Through Rate
          Class H                          Class H Pass-Through Rate
          Class J                          Class J Pass-Through Rate
          Class K                          Class K Pass-Through Rate
          Class L                          Class L Pass-Through Rate
          Class M                          Class M Pass-Through Rate

     "Paying Agent":  The paying agent appointed pursuant to Section 5.04.

     "Percentage Interest": As to any Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Certificate (except the Class Q-1, Class Q-2, Class R and Class LR Certificates), the percentage interest is equal to the initial denomination of such Certificate divided by the initial Certificate Balance or Notional Balance, as applicable, of such Class of Certificates. With respect to any Class Q-1, Class Q-2, Class R or Class LR Certificate, the percentage interest is set forth on the face thereof.

     "Permitted Investments": Any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the date upon which such funds are required to be drawn, regardless of whether issued by the Depositor, the Servicer, the Trustee or any of their respective Affiliates and having at all times the required ratings, if any, provided for in this definition, unless each Rating Agency shall have confirmed in writing to the Servicer that a lower rating would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates:

          (i) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the
                 Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating,
                 (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

          (ii)   Federal Housing Administration debentures;

          (iii) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Student Loan Marketing Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

          (iv) federal funds, unsecured certificates of deposit, time or similar deposits, bankers' acceptances and repurchase agreements, with maturities of not more than 365 days, of any bank, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (or, if not rated by Moody's or Fitch, otherwise acceptable to Moody's or Fitch, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates; provided, that with respect to Fitch, unless Fitch provides notice in writing to the contrary, such investments with Bank One, Texas, N.A., will not result in a downgrade, qualification or withdrawal of the current ratings assigned to the Certificates by Fitch; provided, further that the Servicer will provide notice to
                 Fitch of any downgrading, qualification or withdrawal of Moody's rating of Bank One, Texas, N.A.); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

          (v) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, and, if such demand and time deposits in, or certificates of deposit of, or bankers' acceptances are not fully insured by the Federal Deposit Insurance Corporation, the short term obligations of such bank or trust company, savings and loan association or savings bank are rated in the highest short term rating category by each Rating Agency (or, if not rated by Moody's or Fitch, otherwise acceptable to Moody's or Fitch, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates; provided, that with respect to Fitch, unless Fitch provides notice in writing to the contrary, such investments with Bank One, Texas, N.A., will not result in a downgrade, qualification or withdrawal of the current ratings assigned to the Certificates by Fitch; provided, further that the Servicer will provide notice to
                 Fitch of any downgrading, qualification or withdrawal of Moody's rating of Bank One, Texas, N.A.); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

          (vi) debt obligations with maturities of not more than 365 days rated by each Rating Agency (or, if not rated by Moody's or Fitch, otherwise acceptable to Moody's or Fitch, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates) in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

          (vii) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that is rated by each Rating Agency (or, if not rated by Moody's or Fitch, otherwise acceptable to Moody's or Fitch, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating,
                 (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

          (viii) units of taxable money market mutual funds, issued by regulated investment companies, which seek to maintain a constant net asset value per share (including the Federated Prime Obligation Money Market Fund (the "Fund")) so long as any such fund is rated by each Rating Agency in its highest short-term unsecured debt ratings category (or, if not rated by Moody's or Fitch, otherwise acceptable to Moody's or Fitch, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates); and

          (ix) any other demand, money market or time deposit, demand obligation or any other obligation, security or investment, provided that each Rating Agency has confirmed in writing to the Servicer, Special Servicer or Trustee, as applicable, that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates;

provided,  however,  that,  in the  judgment of the  Servicer,  such  instrument continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and that no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

     "Permitted Transferee": With respect to a Class R or Class LR Certificate, any Person or agent thereof that is a Qualified Institutional Buyer, an Affiliated Person or an Institutional Accredited Investor, other than (a) a Disqualified Organization, (b) any other Person so designated by the Certificate Registrar who is unable to provide an Opinion of Counsel (provided at the expense of such Person or the Person requesting the Transfer) to the effect that the Transfer of an Ownership Interest in any Class R or Class LR Certificate to such Person will not cause the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding, (c) a Person that is a Disqualified Non-U.S. Person and (d) a Plan or any Person investing the assets of a Plan.

     "Person": Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Plan":  As defined in Section 5.02(k).

     "Prepayment Amount": With respect to any Class of Regular Certificates (other than the Class X Certificates) for any Distribution Date and any prepayment of principal distributable to Certificateholders on such Distribution Date, shall be the product of (x) the full amount of such prepayment of principal, multiplied by (y) a fraction, the numerator of which is the portion of the Principal Distribution Amount for such Distribution Date that is payable in respect of such Class, and the denominator of which is the entire Principal Distribution Amount for such Distribution Date. For purposes of the calculation of the Prepayment Amount, in respect of a Mortgage Loan with an Anticipated Repayment Date, any principal payment amount on or after the Anticipated Repayment Date for such Mortgage Loan will not be considered a prepayment of principal.

     "Prepayment Assumption": The assumption that each Mortgage Loan with an Anticipated Repayment Date prepays on such date and that each other Mortgage Loan does not prepay prior to its respective Maturity Date.

     "Prepayment Interest Excess": With respect to any Distribution Date, the amount of the excess in collections of interest that arises with respect to any Mortgage Loan if a mortgagor makes a full Principal Prepayment or a Balloon Payment during the related Collection Period, and the date such payment was made (or, in the case of a Balloon Payment, the date through which interest thereon accrues) occurred after the Due Date for such Mortgage Loan in the related Collection Period.

     "Prepayment Interest Shortfall": With respect to any Distribution Date, the amount of any shortfall in collections of interest (adjusted to the applicable Net Mortgage Pass-Through Rate plus the Trustee Fee) resulting from a full Principal Prepayment or Balloon Payment on such Mortgage Loan during the related Collection Period and prior to the related Due Date.

     "Prepayment Premium": Payments received on a Mortgage Loan as the result of a Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, other than an amount paid in connection with the release of the related Mortgaged Property through defeasance, which are intended to compensate the holder of the related Note for prepayment.

     "Primary Servicing Fee Rate": A per annum rate equal to: 0.0175%, with respect to the BCMC Loans; (b) as specified on Exhibit B-3, with respect to the ContiTrade Loans; (c) 0.005%, with respect to the GACC Loans; (d) as specified on Exhibit B-3, with respect to the MSMC Loans; and (e) 0.02%, with respect to the RMF Loans.

     "Principal Distribution Amount": For any Distribution Date will be equal to the sum of:

          (i) the principal component of all scheduled Monthly Payments (other than Balloon Payments) due on the Mortgage Loans on or before the related Due Date (if received or advanced);

          (ii) the principal component of all Assumed Scheduled Payments due on or before the related Due Date (if received or advanced) with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment;

          (iii) the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Trust Fund in connection with the breach of a representation or warranty pursuant to Section
2.03 or purchased from the Trust Fund pursuant to Section 9.01;

          (iv) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan that was liquidated during the related Collection Period;

          (v) the principal component of all Balloon Payments and, to the extent not included in the preceding clauses, any other principal payment on any Mortgage Loan received on or after the Maturity Date thereof, to the extent received during the related Collection Period;

          (vi) to the extent not  included  in the  preceding  clauses  (iii) or
(iv), all other Principal Prepayments received in the related Collection Period; and

          (vii) to the extent not included in the preceding clauses, any other full or partial recoveries in respect of principal, including Insurance Proceeds, Liquidation Proceeds and Net REO Proceeds received in the related Collection Period (in the case of clauses (i) through (vii) net of any reimbursement for related outstanding P&I Advances allocable to principal);

The principal component of the amounts set forth above shall be determined in accordance with Section 1.02 hereof.

     "Principal Prepayment": Any payment of principal made by the Borrower on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment other than any amount paid in connection with the release of the related Mortgaged Property through defeasance.

     "Private Global Certificate": Each of the Regulation S Global Certificates or Rule 144A Global Certificates with respect to the Class F, G, H, J, K, L and Class M Certificates if and so long as such class of Certificates is registered in the name of a nominee of the Depository.

     "Property Advance": As to any Mortgage Loan, any advance made by the Servicer, Special Servicer, the Trustee or the Fiscal Agent in respect of Property Protection Expenses or any expenses incurred to protect, preserve and enforce the security for a Mortgage Loan or taxes and assessments or insurance premiums, to the extent the making of any such advance is specifically provided for in this Agreement, including, but not limited to, as provided in Section
3.04 and Section 3.24, as applicable. Each reference to the payment or reimbursement of a Property Advance shall be deemed to include, whether or not specifically referred to, payment or reimbursement of interest thereon at the Advance Rate from and including the date of the making of such Advance through and including the date of payment or reimbursement.

     "Property Protection Expenses": Any costs and expenses incurred by the Servicer or the Special Servicer pursuant to Sections 3.04, 3.08, 3.10(b), 3.10(e), 3.10(f), 3.10(g), 3.10(h), 3.10(k), 3.17(b) and 3.18 or indicated
herein as being a cost or expense of the Trust Fund or the Lower-Tier REMIC or Upper-Tier REMIC to be advanced by the Servicer or the Special Servicer, as applicable.

     "Prospectus": The Depositor's Prospectus Supplement dated March 24, 1998 relating to the Class A-1, Class A-2, Class X, Class B, Class C, Class D, and Class E Certificates.

     "PV Yield Loss Amount": With respect any Distribution Date and any prepayment of principal of a Mortgage Loan that is distributable to Certificateholders on such Distribution Date, means: (a) with respect to the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates as to which such prepayment is payable, in whole or in part, in reduction of the Certificate Balance thereof on such Distribution Date, an amount equal to the present value of a series of monthly payments, each equal to the related Fixed Interest Payment Adjustment deemed payable on each subsequent Distribution Date to and including the applicable Final Adjustment Distribution Date, and each discounted at the applicable Reinvestment Yield (compounding monthly) for the number of months remaining from the then current Distribution Date to the applicable subsequent Distribution Date; and (b) with respect to the Class X Certificates, an amount equal to the present value of a series of monthly payments, which may vary over time, each equal to the applicable related Variable Interest Payment Adjustment deemed payable on each subsequent Distribution Date to and including the applicable Final Adjustment Distribution Date, and each discounted at the applicable Reinvestment Yield (compounding monthly) for the number of months remaining from the then current Distribution Date to the applicable subsequent Distribution Date.

     "Qualified Institutional Buyer": A qualified institutional buyer within the meaning of Rule 144A.

     "Qualified Insurer": As used in Section 3.08, (i) an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction which shall have a claims paying ability of "AA" or better by Fitch (or, if such company is not rated by Fitch, is rated at least A-1X by A.M. Best's Key Rating Guide) and "Baa3" or better by Moody's, (ii) in the case of public liability insurance policies required to be maintained with respect to REO Properties in accordance with Section 3.08(a), shall have a claims paying ability of "A" or better by Fitch (or, if such company is not rated by Fitch, is rated at least A-1X by A.M. Best's Key Rating Guide) and in the case of Moody's, insurance financial strength rating of "A2" or better and
(iii) in the case of the fidelity bond and the errors and omissions insurance required to be maintained pursuant to Section 3.08(c), shall have a claims paying ability rated by each Rating Agency no lower than two ratings categories (without regard to pluses or minuses or numeric qualifications) lower than the highest rating of any outstanding Class of Certificates from time to time (or if such company is not rated by Fitch, is rated at least A-VIII by A.M. Best's Key Rating Guide), but in no event lower than "BBB" by Fitch and in the case of Moody's, insurance financial strength rating of "A2" or better, unless in any such case each of the Rating Agencies has confirmed in writing that obtaining the related insurance from an insurance company that is not rated by each of the Rating Agencies (subject to the foregoing exceptions) or that has a lower claims-paying ability than such requirements shall not result, in and of itself, in a downgrade, qualification or withdrawal of the then current ratings by such Rating Agency to any Class of Certificates.

     "Qualified Mortgage": A Mortgage Loan that is a "qualified mortgage" within the meaning of Code Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage), or any substantially similar successor provision.

     "Qualifying Substitute Mortgage Loan": In the case of a Removed Mortgage Loan, a Mortgage Loan which, on the date of substitution, (1) has a principal balance, after deduction of the principal portion of the Monthly Payment due in the month of substitution, not in excess of the Stated Principal Balance of the Removed Mortgage Loan; (ii) is accruing interest at a rate of interest at least equal to that of the Removed Mortgage Loan; (iii) has a fixed Mortgage Rate;
(iv) is accruing interest on the same basis (for example, a 360-day year consisting of twelve 30-day months) as the Removed Mortgage Loan; (v) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the Removed Mortgage Loan and a current loan-to-value ratio (equal to the principal balance on the date of substitution divided by its appraised value as determined by an appraisal dated not more than twelve months prior the date of substitution) not higher than the then current loan-to-value ratio of the Removed Mortgage Loan; (vii) will comply with all of the representations and warranties relating to Mortgage Loans set forth in the related Mortgage Loan Purchase Agreement, as of the date of substitution; (viii) has an Environmental Report relating to the related Mortgaged Property in its Mortgage File; and (ix) as to which the Trustee has received an Opinion of Counsel, at the related Mortgage Loan Seller's expense, that such Mortgage Loan is a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; provided that no Mortgage Loan may have a Maturity Date after the date three years prior to the Rated Final Distribution Date, and provided, further, that no such Mortgage Loan shall be substituted for a Removed Mortgage Loan unless the Trustee has received confirmation in writing by each Rating Agency that such substitution will not in and of itself result in the downgrade, qualification or withdrawal of the rating assigned by such Rating Agency to any Class of Certificates then rated by such Rating Agency. In the event that one mortgage loan is substituted for one or more Removed Mortgage Loans, then (a) the principal balance referred to in clause (i) above shall be determined on the basis of aggregate principal balances and (b) the rates referred to in clauses
(ii) and (iii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. Whenever a Qualifying Substitute Mortgage Loan is substituted for a Removed Mortgage Loan pursuant to this Agreement, the party effecting such substitution shall certify that such Mortgage Loan meets all of the requirements of this definition and shall send such certification to the Trustee.

     "Rated Final Distribution Date": June 15, 2031, the next Distribution Date occurring two years after the latest Assumed Maturity Date of any of the Mortgage Loans.

     "Rating Agency": Any of Fitch or Moody's. References herein to the highest long-term unsecured debt rating category of a Rating Agency shall mean "AAA" with respect to Fitch and "Aaa" with respect to Moody's and in the case of any other rating agency shall mean such highest rating category or better without regard to any plus or minus or numerical qualification.

     "Real Property": Land or improvements thereon such as buildings or other inherently permanent structures thereon (including items that are structural components of the buildings or structures), in each such case as such terms are used in the REMIC Provisions.

     "Realized Loss": With respect to any Distribution Date shall mean the amount, if any, by which the aggregate Certificate Balance of the Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans immediately following the Determination Date preceding such Distribution Date.

     "Reassignment  of Assignment of Leases,  Rents and Profits":  As defined in
Section 2.01(viii).

     "Record Date": With respect to each Distribution Date, the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day.

     "Regular Certificates": The Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates.

     "Regulation D":  Regulation D under the Act.

     "Regulation S":  Regulation S under the Act.

     "Regulation S Global Certificate": Each of the Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates issued as such on the Closing Date.

     "Related Loan Pool":  As defined in Section 3.05(d)

     "Regulation S Investor": With respect to a transferee of an interest in a Regulation S Global Certificate, a transferee that acquires such interest pursuant to Regulation S.

     "Regulation S Transfer Certificate":  As defined in Section 5.02(c)(i)(B).

     "Reinvestment Yield": With respect to any Class of Regular Certificates will be the yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) as of the Determination Date for such prepayment for the constant maturity treasury having a maturity coterminous with the applicable Final Adjustment Distribution Date. If there is no Reinvestment Yield for instruments having a maturity coterminous with the remaining term (to maturity or Anticipated Repayment Date, where applicable) of the applicable Mortgage Loan, then the Reinvestment Yield will be equal to the interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than such remaining term to maturity or Anticipated Repayment Date.

     "Related Certificate" and "Related Lower-Tier Regular Interest": For any Class of Lower-Tier Regular Interest (other than the Class LWAC Interest), the related Class of Certificates set forth below and for any Class of Certificates (other than the Class X, Class Q-1, Class Q-2, Class R, Class LR Certificates), the related Class of Lower-Tier Regular Interest set forth below:

                                                   Related Lower-Tier
          Related Certificate                       Regular Interest
          -------------------                      ------------------

               Class A-1                          Class A-1-L Interest
               Class A-2                          Class A-2-L Interest
               Class B                            Class B-L Interest
               Class C                            Class C-L Interest
               Class D                            Class D-L Interest
               Class E                            Class E-L Interest
               Class F                            Class F-L Interest
               Class G                            Class G-L Interest
               Class H                            Class H-L Interest
               Class J                            Class J-L Interest
               Class K                            Class K-L Interest
               Class L                            Class L-L Interest
               Class M                            Class M-L Interest

     "REMIC": A "real estate mortgage  investment conduit" within the meaning of
Section 860D of the Code.

     "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "Removed Mortgage Loan": A Mortgage Loan which is repurchased from the Trust Fund pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted.

     "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code, which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

          (i) except as provided in Section 856(d)(4) or (6) of the Code, any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

          (ii) any amount received or accrued, directly or indirectly, from any Person if the Trust Fund owns directly or indirectly (including by attribution) a ten percent or greater interest in such Person determined in accordance with Sections 856(d)(2)(B) and (d)(5) of the Code;

          (iii) any amount received or accrued, directly or indirectly, with respect to such REO Property if any Person Directly Operates such REO Property;

          (iv) any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such REO Property within the meaning of Treasury Regulations
                Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

          (v) rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15 percent of the total rent received or accrued under, or in connection with, the lease.

     "REO Account":  As defined in Section 3.17(b).

     "REO Mortgage Loan": Any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

     "REO Proceeds": With respect to any REO Property and the related REO Mortgage Loan, all revenues received by the Special Servicer with respect to such REO Property or REO Mortgage Loan which do not constitute Liquidation Proceeds.

     "REO Property": A Mortgaged Property title to which has been acquired by the Special Servicer on behalf of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise.

     "REO Status Report": A report substantially containing the content described in Exhibit M-5 attached hereto, setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the respective Distribution Date, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Collection Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such date of determination (including any prepared internally by the Special Servicer).

     "Replacement Mortgage Loan": Any Qualifying Substitute Mortgage Loan that is substitute for one or more Removed Mortgage Loans.

     "Repurchase Price": With respect to any Mortgage Loan to be repurchased pursuant to Section 2.03(d), 2.03(e) or 9.01, or any Specially Serviced Mortgage Loan or any REO Mortgage Loan to be sold or repurchased pursuant to Section 3.18, an amount, calculated by the Servicer, equal to:

          (i) the unpaid principal balance of such Mortgage Loan as of the Due Date as to which a payment was last made by the Borrower (less any Advances previously made on account of principal); plus

          (ii) unpaid accrued interest from the Due Date as to which interest was last paid by the Borrower up to the Due Date in the month following the month in which the purchase or repurchase occurred at a rate equal to the Mortgage Rate on the unpaid principal balance of such Mortgage Loan (less any Advances previously made on account of interest); plus

          (iii) any unreimbursed Advances and unpaid Servicing Fees, Trustee Fees and Special Servicing Compensation allocable to such Mortgage Loan together with interest thereon at the Advance Rate; plus

          (iv) in the event that the Mortgage Loan is required to be repurchased pursuant to Sections 2.03(d) or 2.03(e), expenses reasonably incurred or to be incurred by the Servicer, the Special Servicer or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation.

     "Request for Release": A request for a release signed by a Servicing Officer, substantially in the form of Exhibit E hereto.

     "Reserve Accounts": With respect to any Mortgage Loan, reserve accounts, if any, established pursuant to the Mortgage or the Loan Agreement and any Escrow Account. Any Reserve Account may be a sub-account of a related Cash Collateral Account. Any Reserve Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and Section 3.07, which Person shall be taxed on all reinvestment income or gain thereon. The Servicer shall be permitted to make withdrawals therefrom for deposit into the related Cash Collateral Account, if applicable, or the Collection Account or for the purposes set forth under the related Mortgage Loan.

     "Responsible Officer": Any officer of the Asset-Backed Securities Trust Services Group of the Trustee or the Fiscal Agent (and, in the event that the Trustee is the Certificate Registrar or the Paying Agent, of the Certificate Registrar or the Paying Agent, as applicable) assigned to the Corporate Trust Office with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Responsible Officer, such an officer whose name and specimen signature appears on a list of corporate trust officers furnished to the Servicer by the Trustee and the Fiscal Agent, as such list may from time to time be amended.

     "Restricted Period": The 40-day period prescribed by Regulation S commencing on the later of (a) the date upon which the Certificates are first offered to persons other than the managers and any other distributor (as defined in Regulation S) of the Certificates, and (b) the Closing Date.

     "Retained Servicing Fee": With respect to each Mortgage Loan listed on Exhibit B-3 hereto and for any Distribution Date, an amount per Interest Accrual Period equal to the product of (i) one-twelfth of the Retained Servicing Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan as of the Due Date in the immediately preceding Collection Period (without giving effect to payments of principal on such Mortgage Loan on such Due Date). The Retained Servicing Fee shall be freely assignable and non-terminable.

     "Retained Servicing Fee Rate":  As specified on Exhibit B-3 hereto.

     "Revised Rate": With respect to the Mortgage Loans, the increased interest rate after the Anticipated Repayment Date (in the absence of a default) for each applicable Mortgage Loan, as calculated and as set forth in the related Mortgage Loan; which, with respect to Mortgage Loans with Revised Rates that exceed 2% of the Mortgage Rate for such Mortgage Loans, the related Mortgage Loan Seller has waived its right under the related Mortgage Loan Purchase Agreement to receive amounts in excess of such 2% increase.

     "RMF":  Red Mountain Funding, L.L.C.

     "RMF Loans": The Mortgage Loans conveyed to the Depositor pursuant to the RMF Purchase Agreement.

     "RMF Purchase Agreement": The Mortgage Loan Purchase Agreement dated as of Cut-off Date between RMF and the Depositor, a copy of which is attached hereto as Exhibit H-5.

     "Rule 144A":  Rule 144A under the Act.

     "Rule 144A Global Certificate": Each of the Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates issued as such on the Closing Date.

     "S&P":  Standard & Poor's Ratings Services, or its successor in interest.

     "Scheduled Final Distribution Date": As to each Class of Certificates, June 15, 2029 the next Distribution Date occurring after the latest maturity date of any Mortgage Loan.

     "Securities Legend": With respect to each Residual Certificate or any Individual Certificate, the legend set forth in, and substantially in the form of, Exhibit G hereto.

     "Servicer": Banc One Mortgage Capital Markets, LLC, a Delaware limited liability company, or any successor Servicer appointed as herein provided.

     "Servicer Event of Default":  As defined in Section 7.01(a).

     "Servicer Prepayment Interest Shortfall": With respect to any Distribution Date, an amount equal to the Net Prepayment Interest Shortfall; provided, however, that the aggregate amount of the Servicer Prepayment Interest Shortfall with respect to any Interest Accrual Period shall not exceed the aggregate amount of the Master Servicing Fee attributable to the Mortgage Loans and the investment income accruing on the related Principal Prepayment with respect to such Interest Accrual Period.

     "Servicer Remittance Date": With respect to any Distribution Date, the Business Day preceding such Distribution Date.

     "Servicer Remittance Report": A report prepared by the Servicer and/or the Special Servicer in such media as may be agreed upon by the Servicer, the
Special Servicer and the Trustee containing such information regarding the Mortgage Loans as will permit the Trustee to calculate the amounts to be distributed pursuant to Section 4.01 and to furnish statements to Certificateholders pursuant to Section 4.02, including information on the outstanding principal balances of each Mortgage Loan specified therein, and containing such additional information as the Servicer, the Special Servicer and the Trustee may from time to time agree.

     "Servicer's Appraisal Estimate": As defined in the definition of Appraisal Reduction Amount.

     "Servicing Compensation": With respect to any Collection Period, the related Servicing Fee, Net Prepayment Interest Excess, if any, and any other fees, charges or other amounts payable to the Servicer for such period.

     "Servicing Fee": With respect to each Mortgage Loan and for any Distribution Date, an amount per Interest Accrual Period equal to the product of
(i) one-twelfth of the sum of the respective Servicing Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan as of the Due Date in the immediately preceding Collection Period (without giving effect to payments of principal on such Mortgage Loan on such Due Date).

     "Servicing Fee Rate": With respect to each Mortgage Loan, the sum of the Master Servicing Fee Rate, the related Primary Servicing Fee Rate, the related Healthcare Adviser Fee Rate, if any, and the Retained Servicing Fee Rate, if any.

     "Servicing Officer": Any officer or employee of the Servicer or the Special Servicer, as applicable, involved in, or responsible for, the administration and servicing of the Mortgage Loans or this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's or employee's knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Servicing Officer, such an officer or employee whose name and specimen signature appears on a list of servicing officers furnished to the Trustee and the Healthcare Adviser by the Servicer or the Special Servicer, as applicable, as such list may from time to time be amended.

     "Servicing Standard": With respect to the Servicer or Special Servicer shall mean the servicing of the Mortgage Loans by the Servicer or Special Servicer solely in the best interests of and for the benefit of all of the Certificateholders (as determined by the Servicer or Special Servicer as the case may be, in its reasonable judgment) and in accordance with applicable law, the specific terms of the respective Mortgage Loans and this Agreement and to the extent not inconsistent with the foregoing, in the same manner in which, and with the same care, skill, prudence and diligence with which, it (i) services and administers similar mortgage loans (including, in the case of the Special Servicer, REO mortgage loans) for other third-party portfolios or (ii) administers mortgage loans (including, in the case of the Special Servicer, REO mortgage loans) for its own account, whichever standard is higher, but in any case without regard to:

          (i) any known relationship that the Servicer, the Special Servicer, any subservicer or any Affiliate of the Servicer, the Special Servicer or any subservicer may have with any Borrower or any other parties to the Pooling and Servicing Agreement;

          (ii) the ownership of any Certificate by the Servicer, the Special Servicer or any Affiliate of the Servicer or Special Servicer, as applicable;

          (iii) the Servicer's or Special Servicer's obligation to make P&I Advances, Property Advances or to incur servicing expenses with respect to the Mortgage Loans;

          (iv) the Servicer's, Special Servicer's or any sub-servicer's right to receive compensation for its services hereunder or with respect to any particular transaction; or

          (v) the ownership, or servicing or management for others, by the Servicer, the Special Servicer or any sub-servicer, of any other mortgage loans or properties.

     "Similar Law":  As defined in Section 5.02(k) hereof.

     "Special Servicer": Banc One Mortgage Capital Markets, LLC, a Delaware limited liability company, or its successor in interest, or any successor Special Servicer appointed as provided in Section 3.25. In the event that the Servicer is also the Special Servicer hereunder, and the Servicer is terminated or resigns as the Servicer hereunder, the Servicer shall be terminated as the Special Servicer hereunder.

     "Special Servicer Event of Default":  As defined in Section 7.01(b).

     "Special Servicing Compensation": With respect to any Mortgage Loan, any of the Special Servicing Fee, Workout Fee, Liquidation Fee and any other Fees, charges or other amounts which shall be due to the Special Servicer.

     "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and any Distribution Date, an amount per Special Servicing Period equal to the product of (i) one-twelfth of the Special Servicing Fee Rate and (ii) the Stated Principal Balance of such Specially Serviced Mortgage Loan as of the Due Date (after giving effect to all payments of principal on such Specially Serviced Mortgage Loan on such Due Date) in the Collection Period prior to such Distribution Date.

     "Special Servicing Fee Rate":  A rate equal to 0.25% per annum.

     "Special Servicing Period": Any Interest Accrual Period during which a Mortgage Loan is at any time a Specially Serviced Mortgage Loan.

     "Specially Serviced Mortgage Loan": Subject to Section 3.26, any Mortgage Loan with respect to which:

          (i) the related borrower has not made two consecutive Monthly Payments (and has not cured at least one such delinquency by the next due date under the related Mortgage Loan);

          (ii) the Servicer, the Trustee and/or the Fiscal Agent has made four consecutive P&I Advances (regardless of whether such P&I Advances have been reimbursed);

          (iii) the borrower has expressed to the Servicer a hardship that will cause an inability to pay the Mortgage Loan in accordance with its terms and, therefore, in the reasonable judgment of the Servicer, the borrower is at imminent risk of default of the terms of the Mortgage Loan;

          (iv) the Servicer has received notice that the borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors;

          (v) the Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the Mortgaged Property securing the Mortgage Loan;

          (vi) a default of which the Servicer has notice (other than a failure by the borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remained unremedied for the applicable grace period specified in the Mortgage Loan (or, if no grace period is specified, 60 days); provided, that a default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders;

          (vii) (A) in the case of a Healthcare Loan in which the related Healthcare Property is a nursing facility and (1) the license or certificate of need to operate the related Mortgaged Property as a Healthcare Property, (2) the certification of the related Healthcare Property to participate as a nursing home provider in Medicare or Medicaid (and their successor programs), or (3) the right to admit residents and/or receive payments under Medicare or Medicaid (and their successor programs) has been terminated, revoked, surrendered or suspended; or (B) in the case of Healthcare Loan in which the related Healthcare Property is an assisted living facility, the right to admit residents or the license to operate as an assisted living facility has been terminated, revoked, surrendered or suspended; (C) in the case of any Healthcare Loan, the related Healthcare Property has been cited for a material deficiency for which its license or certification can be revoked and which is not cured within the earlier of the time permitted by the applicable regulatory authority or 180 days; (D) in the case of any Healthcare Loan, more than ten percent (10%) of the licensed beds of the related Healthcare Property becomes unavailable for use either (1) through a taking by condemnation or eminent domain, or (2) through a casualty loss; provided, however, that the Servicer has determined that as a result of (1) or (2) above the related mortgagor's ability to pay the debt service on such Healthcare Loan has been impaired; or

          (viii) the related mortgagor has failed to make a Balloon Payment as and when due;

provided, however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (each, a "Corrected Mortgage Loan") (i) with respect to the circumstances described in clauses (i), (ii), and (viii) above, when the borrower thereunder has brought the Mortgage Loan current (or, with respect to the circumstances described in clause (vii), pursuant to a work-out implemented by the Special Servicer) and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout of the Mortgage Loan, (ii) with respect to the circumstances described in clause (iii), (iv), and (v) above, when such circumstances cease to exist in the good faith judgment of the Servicer, (iii) with respect to the circumstances described in clause (vi) or
(vii) above, when such default is cured;

provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

     "Startup Day": The day designated as such pursuant to Section 2.06(a) hereof.

     "Stated Principal Balance": With respect to any Mortgage Loan, the principal balance as of the Cut-off Date of such Mortgage Loan (or in the case of a replacement Mortgage Loan as of the related date of substitution), as reduced on each Distribution Date (to not less than zero) by (i) all payments (or Advances in lieu thereof) of, and all other collections allocated as provided in Section 1.02 to, principal of or with respect to such Mortgage Loan that are distributed to Certificateholders on such Distribution Date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period. The Stated Principal Balance of any Mortgage Loan with respect to which the Servicer or Special Servicer has made a Final Recovery Determination is zero.

     "Substitution Shortfall Amount": In connection with the substitution of one or more Replacement Mortgage Loans for one or more Removed Mortgage Loans, the amount, if any, by which the Repurchase Price or aggregate Repurchase Price, as the case may be, for such Removed Mortgage Loan(s) exceeds the initial Stated Principal Balance or aggregate Stated Principal Balance, as the case may be, of such Replacement Mortgage Loan(s).

     "Successor Manager":  As defined in Section 3.19(b) below.

     "Tax Returns": The federal income tax returns on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of the Upper-Tier REMIC or Lower-Tier REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

     "Terminated Party":  As defined in Section 7.01(c).

     "Terminating Party":  As defined in Section 7.01(c).

     "Termination Date": The Distribution Date on which the Trust Fund is terminated pursuant to Section 9.01.

     "Transfer": Any direct or indirect transfer or other form of assignment of any Ownership Interest in a Class R or Class LR Certificate.

     "Transferee Affidavit": As defined in Section 5.02(l)(ii).

     "Transferor Letter":  As defined in Section 5.02(l)(ii).

     "Trust Fund": The corpus of the trust created hereby and to be administered hereunder, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto;
(ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to this Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account and the Default Interest Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase Agreements; and (xi) the proceeds (net of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower).

     "Trust REMICs":  The Lower-Tier REMIC and the Upper-Tier REMIC.

     "Trustee": LaSalle National Bank, a nationally banking association, in its capacity as trustee, or its successor in interest, or any successor trustee appointed as herein provided.

     "Trustee Fee": With respect to each Mortgage Loan and for any Distribution Date, an amount per Interest Accrual Period equal to the product of (i) one-twelfth of the Trustee Fee Rate multiplied by (ii) the Stated Principal Balance of such Mortgage Loan as of the Due Date (after giving effect to all payments of principal on such Mortgage Loan on such Due Date) in the month preceding the month in which such Distribution Date occurs.

     "Trustee Fee Rate":  A rate equal to 0.0025% per annum.

     "Underwriters":  DMG, MSC and LCLP.

     "Unscheduled Payments": With respect to a Mortgage Loan and a Collection Period, all Net Liquidation Proceeds and Net Insurance Proceeds payable under such Mortgage Loan, the Repurchase Price of any Mortgage Loan that is repurchased or purchased pursuant to Sections 2.03(d), 2.03(e) or 9.01, the Substitution Shortfall Amount with respect to any substitution pursuant to
Section 2.03(g) and any other payments under or with respect to such Mortgage Loan not scheduled to be made, including Principal Prepayments received by the Servicer, but excluding Prepayment Premiums, during such Collection Period.

     "Updated Appraisal": An appraisal of a Mortgaged Property or REO Property, as the case may be, conducted subsequent to any appraisal performed on or prior to the Cut-off Date and in accordance with Appraisal Institute standards, the costs of which shall be paid as a Property Advance by the Servicer. Updated Appraisals shall be conducted by an MAI appraiser selected by the Servicer after consultation with the Special Servicer.

     "Upper-Tier Distribution Account": The trust account or accounts created and maintained either as a separate trust account or accounts or as a subaccount or subaccounts of the Distribution Account by the Trustee pursuant to Section 3.05(c), which shall be entitled "LaSalle National Bank, as Trustee, in trust for Holders of Deutsche Mortgage & Asset Receiving Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-C1, Upper-Tier Distribution Account" and which must be an Eligible Account or a subaccount of an Eligible Account.

     "Upper-Tier   REMIC":  A  segregated  asset  pool  within  the  Trust  Fund consisting of the Lower-Tier Regular Interests and amounts held from time to time in the Upper-Tier Distribution Account.

     "U.S. Person": A citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury Regulations), or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if for taxable years beginning after December 31, 1996 a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     "Variable Interest Payment Adjustment": With respect to the Class X Certificates and any particular prepayment of principal distributable on any
Distribution  Date,  the  amount  deemed  payable on any  particular  subsequent
Distribution Date through and including the related Final Adjustment Distribution Date which shall vary with the occurrence of each Assumed Final Distribution Date that occurs prior to such Final Adjustment Distribution Date, and which shall equal one-twelfth of (a) the applicable Adjustment Rate, multiplied by (b) the amount of such prepayment of principal.

     "Voting Rights": The portion of the voting rights of all of the Certificates that is allocated to any Certificateholder or Class of
Certificateholders. At all times during the term of this Agreement the percentage of Voting Rights assigned to each Class shall be: (a) 98% to be allocated among the Certificateholders of the respective Classes of Regular
Certificates (other than the Class X Certificates) in proportion to the Certificate Balances of their Certificates, (b) 2% to be allocated among the Certificateholders of the Class X Certificates, and (c) 0%, in the case of the Class Q-1, Class Q-2, Class R and Class LR Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates. The Certificate Balance of each of the Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates will be notionally reduced (solely for purposes of determining the Voting Rights of the related Classes) on any Distribution Date to the extent of any Appraisal Reduction Amounts allocated to such Class on such Distribution Date. To the extent that the aggregate of the Appraisal Reduction Amounts for any Distribution Date exceed such Certificate Balance, such excess will be applied to notionally reduce the Certificate Balance of the next most subordinate Class of Certificates on the next Distribution Date. Any such reductions will be applied in the following order of priority: first, to the Class M Certificates, second to the Class L Certificates; third, to the Class K Certificates; fourth, to the Class J
Certificates; fifth, to the Class H Certificates; sixth, to the Class G Certificates; seventh, to the Class F Certificates; eighth, to the Class E Certificates; ninth, to the Class D Certificates; tenth, to the Class C Certificates; and finally, to the Class B Certificates (provided in each case that no Certificate Balance in respect of any such Class may be notionally reduced below zero).

     "Watch List": A report substantially containing the content described in Exhibit M-6 attached hereto, as of the close of business on the Determination Date immediately preceding the respective Distribution Date, setting forth, among other things, any Mortgage Loan that is in jeopardy of becoming a Specially Serviced Mortgage Loan.

     "Weighted Average Net Mortgage Pass-Through Rate": With respect to any Distribution Date, a per annum rate equal to the fraction (expressed as a percentage) the numerator of which is the sum for all Mortgage Loans of the products of (i) the Net Mortgage Pass-Through Rate for each such Mortgage Loan as of the immediately preceding Distribution Date and (ii) the Stated Principal Balance of each such Mortgage Loan and the denominator of which is the sum of the Stated Principal Balances of all such Mortgage Loans, as of the immediately preceding Distribution Date.

     "Weighted Average Pass-Through Rate": With respect to any Interest Accrual Period, a fraction (expressed as a percentage), the numerator of which is the sum of the products of (A) the Pass-Through Rate with respect to each Class of Certificates having a Pass-Through Rate (other than the Class X Certificates) and (B) the Certificate Balance of such Class as of the first day of such Interest Accrual Period and the denominator of which is the sum of the Certificate Balances of each Class included in clause (A) above as of such date (provided in the case any reductions in Certificate Balance as a result of distributions or allocations of Realized Losses to such class, respectively, occurring in an Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period).

     "Workout Fee": An amount equal to 1.0% of each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on a Specially Serviced Mortgage Loan that becomes a Corrected Mortgage Loan for so long as it remains a Corrected Mortgage Loan, pursuant to Section 3.12(c).

     SECTION 1.02.  Certain Calculations.

     Unless otherwise specified herein, the following provisions shall apply:

     (a) All calculations of interest with respect to the Mortgage Loans (other than the Actual/360 Mortgage Loans or Actual/365 Mortgage Loans) and of Advances provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months. All calculations of interest with respect to the Actual/360 Mortgage Loans, Actual/365 Mortgage Loans and of Advances provided for herein shall be made as set forth in such Mortgage Loans with respect to the calculation of the related Mortgage Rate. All Servicing Fees and Trustee Fee calculated at a percentage will accrue on the basis of a 360-day year consisting of twelve 30-day months.

     (b) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the Servicer, or the Trustee; provided, however, that for purposes of calculating distributions on the Certificates, Principal Prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with Section 3.01(b) to reduce the outstanding principal balance of such Mortgage Loan on which interest accrues.

     (c) Any amounts received in respect of a Mortgage Loan as to which a default has occurred and is continuing in excess of Monthly Payments shall be applied to Default Interest and other amounts due on such Mortgage Loan prior to the application to late fees.

     SECTION 1.03.  Certain Constructions.

     For purposes of the definition of "Special  Servicing  Fee",  Section 3.19,
Section 3.12, Section 3.25, Section 3.30 and Section 4.06(d), references to the most or next most subordinate Class of Certificates outstanding at any time shall mean the most or next most subordinate Class of Certificates then outstanding as among the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates. For such purposes, the Class A-1, Class A-2 and Class X Certificates collectively shall be considered to be one Class. For purposes of this Agreement, each Class of Certificates other than the Class Q-1, Class Q-2, Class LR and Class R Certificates shall be deemed to be outstanding only to the extent its respective Certificate Balance has not been reduced to zero. For purposes of this Agreement, the Class Q-1, Class Q-2, Class R and Class LR Certificates shall be deemed to be outstanding so long as the Trust Fund has not been terminated pursuant to Section 9.01. For purposes of this Agreement, the Class X Certificates shall be deemed to be outstanding until their Notional Balance has been reduced to zero.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

     SECTION 2.01. Conveyance of Mortgage Loans; Assignment of Mortgage Loan Purchase Agreement.

     The Depositor, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and otherwise convey to the Trustee without recourse (except to the extent herein provided) all the right, title and interest of the Depositor in and to the Mortgage Loans, including all rights to payment in respect thereof, except as set forth below, and any security interest thereunder (whether in real or personal property and whether tangible or intangible) in favor of the Depositor, and all Reserve Accounts, Lock-Box Accounts, Cash Collateral Accounts and all other assets to the extent included or to be included in the Trust Fund for the benefit of the Certificateholders. Such transfer and assignment includes all interest and principal due on or with respect to the Mortgage Loans after the Cut-off Date. In connection with such transfer and assignment, the Depositor shall make a cash deposit to the
Collection Account in an amount equal to the Cash Deposit. The Depositor, concurrently with execution and delivery hereof, does also hereby transfer, assign, set over and otherwise convey to the Trustee without recourse (except to the extent provided herein) all the right, title and interest of the Depositor in, to and under the Mortgage Loan Purchase Agreements to the extent related to any Mortgage Loan. The Servicer, Special Servicer or the Trustee shall notify the related Mortgage Loan Seller and the Depositor upon such party's becoming aware of any breach of the representations and warranties contained in this Agreement or the respective Mortgage Loan Purchase Agreement that gives rise to a cure or repurchase obligation; provided, that the failure of the Servicer, the Special Servicer or Trustee to give such notification shall not constitute a waiver of any cure or repurchase obligation. The Depositor shall cause the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts to be transferred to and held in the name of the Servicer on behalf of the Trustee as successor to the related Mortgage Loan Seller.

     In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, the Custodian (on behalf of the Trustee), with copies to the Servicer and the Special Servicer, the following documents or instruments with respect to each Mortgage Loan so assigned (provided, however, the documents specified in item (ix) shall be delivered only to the Servicer):

          (i) the original Note, endorsed by the most recent endorsee prior to the Trustee or, if none, by the Originator, without recourse, either in blank or to the order of the Trustee in the following form: "Pay to the order of LaSalle National Bank, as trustee for the registered holders of Deutsche Mortgage & Asset Receiving Corporation, Mortgage Pass-Through Certificates, Series 1998-C1, without recourse";

          (ii) the original or a copy of the Mortgage and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the Originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording indicated thereon;

          (iii) an original assignment of the Mortgage, in recordable form, executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of the Trustee (in such capacity);

          (iv) (A) an original or copy of any related security agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the Originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any; and (B) an original assignment of any related security agreement (if such item is a document separate from the Mortgage) executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (iii) above;

          (v) (A) stamped or certified copies of any UCC financing statements and continuation statements which were filed in order to perfect (and maintain the perfection of) any security interest held by the Originator of the Mortgage Loan (and each assignee of record prior to the Trustee) in and to the personalty of the mortgagor at the Mortgaged Property (in each case with evidence of filing thereon) and which were in the possession of the Seller (or its agent) at the time the Mortgage Files were delivered to the Trustee and (B) if any such security interest is perfected and the earlier UCC financing statements and continuation statements were in the possession of the Seller, a UCC financing statement executed by the most recent assignee of record prior to the Trustee or, if none, by the Originator, evidencing the transfer of such security interest, either in blank or in favor of the Trustee;

          (vi) the original of the Loan Agreement or counterpart thereof relating to such Mortgage Loan, if any;

          (vii) the original or a copy of the lender's title insurance policy issued as of the date of the origination of the Mortgage Loan, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property;

          (viii) (A) the original or a copy of the related Assignment of Leases, Rents and Profits (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the Originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording thereon; and (B) an original assignment of any related Assignment of Leases, Rents and Profits (a "Reassignment of Assignment of Leases, Rents and Profits") (if such item is a document separate from the Mortgage), in recordable form, executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause
                 (iii) above;

          (ix) copies of the original Environmental Reports of the Mortgaged Properties made in connection with origination of the Mortgage Loans, if any;

          (x) copies of the original Management Agreements, if any, for the Mortgaged Property;

          (xi)   if the  mortgagor  has a  leasehold  interest  in  the  related
                 Mortgaged Property, the original ground lease or a copy thereof;

          (xii) if the related assignment of contracts is separate from the Mortgage, the original executed version of such assignment of contracts and the assignment thereof to the Trustee;

          (xiii) if any related Lock-Box Agreement or Cash Collateral Agreement is separate from the Mortgage or Loan Agreement, a copy thereof; with respect to the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts, if any, a copy of the UCC-1 financing statements, if any, submitted for filing with respect to the related Mortgage Loan Seller's security interest in the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts and all funds contained therein (and UCC-3 financing statements assigning such security interest to the Trustee on behalf of the Certificateholders);

          (xiv) originals or copies of all assumption, modification, written assurance and substitution agreements, with evidence of recording thereon if appropriate, in those instances where the terms or provisions of the Mortgage, the Note or any related security document have been modified or the Mortgage Loan has been assumed;

          (xv) the original or a copy of any guaranty of the obligations of the mortgagor under the Mortgage Loan together with (A) if applicable, the original or copies of any intervening assignments of such guaranty showing a complete chain of assignment from the Originator of the Mortgage Loan to the most recent assignee thereof prior to the Trustee, if any, and (B) an original assignment of such guaranty executed by the most recent assignee thereof prior to the Trustee or, if none, by the Originator;

          (xvi) the original or a copy of the power of attorney (with evidence of recording thereon, if appropriate) granted by the related mortgagor if the Mortgage, Note or other document or instrument referred to above was signed on behalf of the mortgagor pursuant to such power of attorney; and

          (xvii) any other written agreements related to the Mortgage Loan.

     On or promptly following the Closing Date, the Servicer shall, to the extent possession of recorded copies of each Mortgage and the documents described in Sections 2.01(iv), (v), (viii), (xii), (xiii) and (xiv) have been delivered to it, at the expense of the Depositor, (1) prepare and record (a) each Assignment of Mortgage referred to in Section 2.01(iii) which has not yet been submitted for recording and (b) each Reassignment of Assignment of Leases, Rents and Profits referred to in Section 2.01(viii) (if not otherwise included in the related Assignment of Mortgage) which has not yet been submitted for recordation; and (2) prepare and file each UCC financing statement referred to in Section 2.01(v) or (xiii) which has not yet been submitted for filing. The Servicer shall upon delivery promptly prepare and submit (and in no event later than 30 Business Days following the receipt of the related documents in the case of clause 1(a) above and 60 days following the receipt of the applicable documents in the case of clauses 1(b) and 2 above) for recording or filing, as the case may be, in the appropriate public recording office, each such document. In the event that any such document is lost or returned unrecorded because of a defect therein, the Servicer, at the expense of the related Mortgage Loan Seller, shall use its best efforts to promptly prepare a substitute document for signature by the Depositor or the related Mortgage Loan Seller, as applicable, and thereafter the Servicer shall cause each such document to be duly recorded. The Servicer shall, promptly upon receipt of the original recorded copy (and in no event later than five Business Days following such receipt) deliver such original to the Custodian. Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains the original Mortgage, Assignment of Mortgage or Reassignment of Assignment of Leases, Rents and Profits, if applicable, after any has been recorded, the obligations hereunder of the Depositor shall be deemed to have been satisfied upon delivery to the Custodian of a copy of such Mortgage, Assignment of Mortgage or Reassignment of Assignment of Leases, Rents and Profits, if applicable, certified by the public recording office to be a true and complete copy of the recorded original thereof.

     If the related Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of the related lender's title insurance policy referred to in Section 2.01(vii) solely because such policy has not yet been issued, the delivery requirements of this Section
2.01 shall be deemed to be satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File; provided that the related Mortgage Loan Seller has caused to be delivered to the Custodian a pro forma title insurance policy in lieu of an original title insurance policy or a commitment for title insurance "marked-up" at the closing of such Mortgage Loan, and the related Mortgage Loan Seller shall deliver to the Custodian, promptly following the receipt thereof, the original related lender's title insurance policy (or a copy thereof). The Servicer shall promptly cause the UCC's referred to in Section 2.01(v) to be filed in the applicable public recording office and upon filing will promptly deliver to the Custodian the related UCC, with evidence of filing thereon. Each Mortgage Loan Seller shall reimburse the Servicer for all out-of-pocket expenses incurred and filing fees paid by the Servicer in connection with its obligations under this paragraph with respect to their respective Mortgage Loans. Copies of recorded or filed Assignments, Reassignments, and UCC's shall be delivered to the Trustee by the Servicer.

     All original documents relating to the Mortgage Loans which are not delivered to the Custodian are and shall be held by the Depositor, the Trustee or the Servicer, as the case may be, in trust for the benefit of the Certificateholders. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Custodian.

     SECTION 2.02.  Acceptance by Custodian and the Trustee.

     If the Depositor cannot deliver any original or certified recorded document described in Section 2.01 on the Closing Date, the Depositor shall use its best efforts, promptly upon receipt thereof and in any case not later than 45 days from the Closing Date (except as described below with respect to the items described in Section 2.01(ii), (v), (viii), and (xiv) and the UCCs referred to in Section 2.01(xiii)) to deliver such original or certified recorded documents to the Custodian (unless the Depositor is delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office in which case it shall notify the Custodian and the Trustee in writing of such delay).

     If the Depositor cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of any of the documents and/or instruments referred to in Section 2.01(ii), (v), (viii), and (xiv) and the UCCs referred to in Section 2.01 (xiii), with evidence of recording thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, or because such original recorded document has been lost or returned from the recording or filing office and subsequently lost, as the case may be, the delivery requirements of Section 2.01 shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that a copy of such document or instrument (without evidence of recording or filing thereon, but certified (which certificate may relate to multiple documents and/or instruments) by the related Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) has been delivered to the Custodian, and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to the Custodian within 180 days of the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the related Mortgage Loan Seller has provided the Trustee with evidence of such recording or filing, as the case may be, or has certified to the Trustee as to the occurrence of such recording or filing, as the case may be, and is, as certified to the Trustee no less often than quarterly, in good faith attempting to obtain from the appropriate county recorder's or filing office such original or copy).

     By its execution and delivery of this Agreement, the Trustee acknowledges the assignment to it of the Mortgage Loans in good faith without notice of adverse claims and declares that the Custodian holds and will hold such documents and all others delivered to it constituting the Mortgage File (to the extent the documents constituting the Mortgage File are actually delivered to the Custodian) for any Mortgage Loan assigned to the Trustee hereunder in trust, upon the conditions herein set forth, for the use and benefit of all present and future Certificateholders. With the exception of any Notes listed by the Trustee on an exception report and delivered to the Depositor on the Closing Date, the Trustee hereby acknowledges the receipt of the Notes. The Trustee agrees to review each Mortgage File within 90 days after the later of (a) the Trustee's receipt of such Mortgage File or (b) execution and delivery of this Agreement, to ascertain that all documents (other than documents referred to in clause (ix) of Section 2.01 which shall be delivered to the Servicer) referred to in Section
2.01 above (in the case of the documents  referred to in Section 2.01(iv),  (v),
(vi),  (vii) (in the case of any  endorsement  thereto),  (viii) and (x) through
(xvii), as identified to it in writing by the related Mortgage Loan Seller) and any original recorded documents referred to in the first sentence of this
Section included in the delivery of a Mortgage File have been received, have been executed, appear to be what they purport to be, purport to be recorded or filed (as applicable) and have not been torn, mutilated or otherwise defaced, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule. In so doing, the Trustee may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If at the conclusion of such review any document or documents constituting a part of a Mortgage File have not been executed or received, have not been recorded or filed (if required), are unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule, appear not to be what they purport to be or have been torn, mutilated or otherwise defaced, the Trustee shall promptly so notify the Depositor and the related Mortgage Loan Seller by providing a written report, setting forth for each affected Mortgage Loan, with particularity, the nature of the defective or missing document. The Depositor shall or shall cause the related Mortgage Loan Seller to deliver an executed, recorded or undamaged document, as applicable, or, if the failure to deliver such document in such form has a material adverse effect on the security provided by the related Mortgaged Property, the Depositor shall or shall cause the related Mortgage Loan Seller to repurchase the related Mortgage Loan in the manner provided in Section 2.03. None of the Servicer, the Special Servicer and Trustee shall be responsible for any loss, cost, damage or expense to the Trust Fund resulting from any failure to receive any document constituting a portion of a Mortgage File noted on such a report or for any failure by the Depositor to use its best efforts to deliver any such document.

     In  reviewing  any Mortgage  File  pursuant to the  preceding  paragraph or
Section 2.01, the Servicer shall have no responsibility to cause the Trustee to, and the Trustee will have no responsibility to, determine whether any document or opinion is legal, valid, binding or enforceable, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, whether a blanket assignment is permitted in any applicable jurisdiction, or whether any Person executing any document or rendering any opinion is authorized to do so or whether any signature thereon is genuine.

     The Trustee shall hold that portion of the Trust Fund delivered to the Trustee consisting of "instruments" (as such term is defined in Section 9-105(i) of the Uniform Commercial Code as in effect in Illinois on the date hereof) in Illinois and, except as otherwise specifically provided in this Agreement, shall not remove such instruments from Illinois, as applicable, unless it receives an Opinion of Counsel (obtained and delivered at the expense of the Person requesting the removal of such instruments from Illinois) that in the event the transfer of the Mortgage Loans to the Trustee is deemed not to be a sale, after such removal, the Trustee will possess a first priority perfected security interest in such instruments.

     SECTION 2.03. Representations, Warranties and Covenants of the Depositor; Repurchase and Substitution of Mortgage Loans.

     (a) The Depositor hereby represents and warrants that:

          (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

          (ii) The Depositor has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with this Agreement;

          (iii) This  Agreement has been duly and validly  authorized,  executed and delivered by the Depositor and assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

          (iv) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provision of its certificate of incorporation or bylaws, or any law or regulation to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under (or an event which with notice or lapse of time or both would constitute a default under) any of the terms, conditions or provisions of any agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement. The Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

          (v) The certificate of incorporation of the Depositor provides that the Depositor is permitted to engage in only the following activities:

                (A) to acquire, own, hold, sell, transfer, assign, pledge and otherwise deal with the following: (I) "fully-modified pass-through" certificates ("GNMA Certificates") issued and guaranteed as to timely payment of principal and interest by the Government National Mortgage Association ("GNMA"), a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development organized and existing under Title III of the National Housing Act of 1934; (II) Guaranteed Mortgage Pass-
                     Through Certificates ("FNMA Certificates") issued and guaranteed as to timely payment of principal and interest by FNMA; (III) Mortgage Participation Certificates ("FHLMC Certificates") issued and guaranteed as to timely payment of interest and ultimate or full payment of principal by FHLMC; (IV) any other participation certificates, pass-through certificates or other obligations or interests backed directly or indirectly by mortgage loans and issued or guaranteed by GNMA, FNMA or FHLMC (collectively with the GNMA Certificates, FNMA Certificates and FHLMC Certificates, the "Agency Securities"); (V) mortgage-backed securities, which securities need not be issued or guaranteed, in whole or in part, by any governmental entity, issued by one or more private entities (hereinafter referred to as "Private Securities"); (VI) mortgage loans secured by first, second or more junior liens on one-to-four family residential properties, multifamily properties that are either rental apartment buildings or projects containing five or more residential units or commercial properties, regardless of whether insured or guaranteed in whole or in part by any governmental entity, or participation interests or stripped interests in such mortgage loans ("Mortgage Loans"); (VII) conditional sales contracts and installment sales or loan agreements or participation interests therein secured by manufactured housing ("Contract"); and (VIII) receivables of third-parties or other financial assets of third-parties, either fixed or revolving, that by their terms convert into cash within a finite time period ("Other Assets");

                (B) to loan its funds to any person under loan agreements and other arrangements which are secured by Agency Securities, Private Securities, Mortgage Loans, Contracts and/or Other Assets;

                (C) to authorize, issue, sell and deliver bonds or other evidences of indebtedness that are secured by Agency Securities, Private Securities, Mortgage Loans, Contracts and/or Other Assets;

                (D) to authorize, issue, sell and deliver certificates evidencing beneficial ownership interests in pools of Agency Securities, Private Securities, Mortgage Loans, Contracts and/or Other Assets; and

                (E) to engage in any activity and to exercise any powers permitted to corporations under the laws of the State of Delaware that are incident to the foregoing and necessary or convenient to accomplish the foregoing.

                Capitalized terms defined in this clause (v) shall apply only to such clause.

          (vi) There is no action, suit or proceeding pending against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the ability of the Depositor to carry out its obligations under this Agreement; and

          (vii) The Trustee, if not the owner of the related Mortgage Loan, will have a valid and perfected security interest of first priority in each of the Mortgage Loans and any proceeds thereof.

     (b) The Depositor hereby represents and warrants with respect to each Mortgage Loan that:

          (i) Immediately prior to the transfer and assignment to the Trustee, the Note and the Mortgage were not subject to an assignment or pledge, and the Depositor had good title to, and was the sole owner of, the Mortgage Loan and had full right to transfer and sell the Mortgage Loan to the Trustee free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

          (ii) The Depositor is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan;

          (iii) The related Assignment of Mortgage constitutes the legal, valid and binding assignment of such Mortgage from the Depositor to the Trustee, and any related Reassignment of Assignment of Leases, Rents and Profits constitutes the legal, valid and binding assignment from the Depositor to the Trustee;

          (iv) No claims have been made by the Depositor under the lender's title insurance policy, and the Depositor has not done anything which would impair the coverage of such lender's title insurance policy;

          (v) All of the representations and warranties of the related Mortgage Loan Seller contained in the related Mortgage Loan Purchase Agreement are true and correct as of the Cut-off Date;

          (vi) (1) Such Mortgage Loan is directly secured by a Mortgage on Real Property, and (2) either (i) substantially all of the proceeds of such Mortgage Loan were used to acquire or improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan (in the case of a Mortgage Loan that has not been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable) or (ii) the fair market value of such real property was at least equal to 80% of the principal amount of the Mortgage Loan (a) at origination (or, if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (b) at the Closing Date; provided that for purposes of this clause (ii) the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan (unless such senior lien also secures a Mortgage Loan, in which event the computation described in (a) and (b) of this clause (ii) shall be made on an aggregate basis) and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in (a) and (b) of this clause (ii) shall be made on an aggregate basis); and

          (vii) The information set forth with respect to such Mortgage Loan on the Mortgage Loan Schedule is true and correct in all material respects as of the dates respecting which such information is given, or if no date is specified, as of the Cut-off Date.

     (c) It is understood and agreed that the representations and warranties set forth in this Section 2.03 shall survive delivery of the respective Mortgage Files to the Trustee until the termination of this Agreement, and shall inure to the benefit of the Certificateholders and the Servicer.

     (d) Upon discovery by the Custodian, the Servicer, the Special Servicer or the Trustee of a breach of the representation and warranty set forth in Section 2.03(b)(vi) or that any Mortgage Loan otherwise fails to constitute a Qualified Mortgage, such Person shall give prompt notice thereof to the Depositor and the Depositor shall correct such condition or repurchase or cause the related Mortgage Loan Seller to cure, repurchase or substitute such Mortgage Loan at the Repurchase Price within 90 days after receipt of notice of such failure or substitute such loan, pursuant to Section 2.03(e) below; it being understood and agreed that none of such Persons has an obligation to conduct any investigation with respect to such matters. It is understood and agreed that the obligations of the Depositor as described in this Section 2.03(d) to cure, repurchase or substitute a Mortgage Loan which fails to constitute a Qualified Mortgage shall be the sole remedies available to the Trustee against the Depositor respecting a breach of a representation or warranty set forth in Section 2.03(b)(vi).

     (e) Upon discovery by the Custodian, the Servicer, the Special Servicer or the Trustee of a breach of any representation or warranty of the related Mortgage Loan Seller in the respective Mortgage Loan Purchase Agreement with respect to any Mortgage Loan, or that any document required to be included in the Mortgage File does not conform to the requirements of Section 2.01 (a "Defect"), such Person shall give prompt notice thereof to the related Mortgage Loan Seller and such Mortgage Loan Seller shall, to the extent such Mortgage Loan Seller is obligated to cure or repurchase the related Mortgage Loan under the terms of its respective Mortgage Loan Purchase Agreement, either cure such Defect or breach or repurchase said Mortgage Loan at the Repurchase Price within 90 days of the receipt of notice of the Defect or breach as provided in such Mortgage Loan Purchase Agreement; it being understood and agreed that none of the Custodian, the Servicer, the Special Servicer, and the Trustee has an obligation to conduct any investigation with respect to such matters (except, in the case of the Mortgage Files, to the extent provided in Section 2.01); provided, however, that in lieu of effecting any such repurchase, within two years of the Startup Day, the Seller will be permitted to deliver a Qualifying
Substitute Mortgage Loan and to pay cash equal to the applicable to the Substitution Shortfall Amount, subject to the terms of the related Mortgage Loan Purchase Agreement and this Agreement.

     As to any Qualifying Substitute Mortgage Loan, the Trustee shall direct the related Mortgage Loan Seller to deliver to the Trustee for such Qualifying Substitute Mortgage Loan (with a copy to the Servicer), the related Mortgage File with the related Note endorsed as required by Section 2.01(i) hereof. Monthly Payments due with respect to Qualifying Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Servicer and remitted by the Servicer to the related Mortgage Loan Seller on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due on the related Removed Mortgage Loan for such month and thereafter the related Mortgage Loan Seller shall be entitled to retain all amounts received in respect of such Removed Mortgage Loan.

     In any month in which the related Mortgage Loan Seller substitutes one or more Qualifying Substitute Mortgage Loans for one or more Removed Mortgage Loans, the Servicer will determine the applicable Substitution Shortfall Amount. The Trustee shall direct the related Mortgage Loan Seller to deposit cash equal to such amount into the Distribution Account concurrently with the delivery of the Mortgage Files for such Qualifying Substitute Mortgage Loans, without any reimbursement thereof. The Trustee shall also direct the related Mortgage Loan Seller to give written notice to the Trustee and the Servicer of such deposit. The Trustee shall amend the Mortgage Loan Schedule to reflect the removal of each Removed Mortgage Loan and, if applicable, the substitution of the Qualifying Substitute Mortgage Loan; and, upon such amendment, the Trustee shall deliver or cause the delivery of such amended Mortgage Loan Schedule to the other parties hereto. Upon any such substitution, the Qualifying Substitute Mortgage Loans shall be subject to the terms of this Agreement in all respects.

     (f) Upon receipt by the Servicer from the Depositor or a Mortgage Loan Seller of the Repurchase Price for the Removed Mortgage Loan, the Servicer shall deposit such amount in the Collection Account, and the Trustee, pursuant to
Section 3.11, shall, upon receipt of a certificate of a Servicing Officer certifying as to the receipt by the Servicer of the Repurchase Price and the deposit of the Repurchase Price into the Collection Account pursuant to this
Section 2.03(f), release or cause to be released to the Depositor or the respective Mortgage Loan Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be prepared by the Servicer to vest in the Depositor or such Mortgage Loan Seller any Mortgage Loan released pursuant hereto, and any rights of the Depositor in, to and under the respective Mortgage Loan Purchase Agreement as it related to such Removed Mortgage Loan that was initially transferred to the Trust Fund under Section 2.01, and the Trustee and the Servicer shall have no further responsibility with regard to such Mortgage File.

     (g) Upon a  substitution  of a Mortgage  Loan,  the  Trustee,  pursuant  to
Section 3.11, shall, upon receipt of the Mortgage File for such Qualifying Substitute Mortgage Loan and receipt of a certificate of a Servicing Officer certifying as to the receipt by the Servicer of a copy of the Mortgage File for such Qualifying Substitute Mortgage Loans and the applicable Substitution Shortfall Amount and the deposit of the Substitution Shortfall Amount into the Collection Account pursuant to this Section 2.03(g), release or cause to be released to the Depositor or the respective Mortgage Loan Seller the related Mortgage File of the related Removed Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be prepared by the Servicer to vest in the Depositor or such Mortgage Loan Seller any Removed Mortgage Loan released pursuant hereto, and any rights of the Depositor in, to and under the respective Mortgage Loan Purchase Agreement as it related to such Removed Mortgage Loan that was initially transferred to the Trust Fund under Section 2.01, and the Trustee and the Servicer shall have no further responsibility with regard to such Mortgage File.

     (h) In the event that any litigation is commenced which alleges facts which, in the judgment of the Depositor, could constitute a breach of any of the Depositor's representations and warranties relating to the Mortgage Loans, the Depositor hereby reserves the right to conduct the defense of such litigation at its expense.

     (i) If for any reason any Mortgage Loan Seller or the Depositor fails to fulfill its obligations under this Section 2.03 with respect to any Mortgage Loan, the Servicer shall use reasonable efforts in enforcing any obligation of the Mortgage Loan Seller to cure, repurchase or substitute such Mortgage Loan under the terms of the related Mortgage Loan Purchase Agreement.

     SECTION 2.04. Representations, Warranties and Covenants of the Servicer, Special Servicer and Trustee.

     (a) The Servicer, as Servicer, hereby represents, warrants and covenants that as of the Closing Date or as of such date specifically provided herein:

          (i) The Servicer is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all licenses necessary to carry on its business as now being conducted or is in compliance with the laws of each state (within the United States of America) in which any Mortgaged Property is located to the extent necessary to comply with its duties and responsibilities hereunder with respect to each Mortgage Loan in accordance with the terms of this Agreement;

          (ii) The Servicer has the full power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the execution and delivery of this Agreement by the Servicer and its performance and compliance with the terms of this Agreement will not violate the Servicer's certificate of formation or operating agreement, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Servicer is a party or which may be applicable to the Servicer or any of its assets;

          (iii) This Agreement has been duly and validly authorized, executed and delivered by the Servicer and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and all requisite limited liability action has been taken by the Servicer to make this Agreement and all agreements contemplated hereby valid and binding upon the Servicer in accordance with their terms;

          (iv) The Servicer is not in violation of, and the execution and delivery of this Agreement by the Servicer and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court binding on the Servicer or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, or result in the creation or imposition of any lien, charge or encumbrance which, in any such event, would have consequences that would materially and adversely affect the condition (financial or otherwise) or operation of the Servicer or its properties or impair the ability of the Trust Fund to realize on the Mortgage Loans;

          (v) There is no action, suit, proceeding or investigation pending or threatened against the Servicer which, either in any one instance or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right, or would, if adversely determined, materially impair the ability of the Servicer, to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement; and

          (vi) No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body, is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement, or if required, such approval has been obtained prior to the Cut-off Date.

     (b) The Special Servicer, as Special Servicer, hereby represents, warrants and covenants that as of the Closing Date or as of such date specifically provided herein:

          (i) The Special Servicer is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all licenses necessary to carry on its business as now being conducted or is in compliance with the laws of each state (within the United States of America) in which any Mortgaged Property is located to the extent necessary to comply with its duties and responsibilities hereunder with respect to each Mortgage Loan in accordance with the terms of this Agreement;

          (ii) The Special Servicer has the full power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the execution and delivery of this Agreement by the Special Servicer and its performance and compliance with the terms of this Agreement will not violate the Special Servicer's certificate of formation or operating agreement or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Special Servicer is a party or which may be applicable to the Special Servicer or any of its assets;

          (iii) This Agreement has been duly and validly authorized, executed and delivered by the Special Servicer and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Special Servicer, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and all requisite limited liability action has been taken by the Special Servicer to make this Agreement and all agreements contemplated hereby valid and binding upon the Special Servicer in accordance with their terms;

          (iv) The Special Servicer is not in violation of, and the execution and delivery of this Agreement by the Special Servicer and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court binding on the Special Servicer or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, or result in the creation or imposition of any lien, charge or encumbrance which, in any such event, would have consequences that would materially and adversely affect the condition (financial or otherwise) or operation of the Special Servicer or its properties or impair the ability of the Trust Fund to realize on the Mortgage Loans;

          (v) There is no action, suit, proceeding or investigation pending or threatened against the Special Servicer which, either in any one instance or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Special Servicer, or in any material impairment of the right, or would, if adversely determined, materially impair the ability of the Special Servicer, to carry on its business substantially as now conducted, or in any material liability on the part of the Special Servicer, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in
                connection  with  the   obligations  of  the  Special   Servicer
                contemplated herein, or which would be likely to impair materially the ability of the Special Servicer to perform under the terms of this Agreement; and

          (vi) No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body, is required for the execution, delivery and performance by the Special Servicer of or compliance by the Special Servicer with this Agreement, or if required, such approval has been obtained prior to the Cut-off Date.

     (c) It is understood and agreed that the representations and warranties set forth in this Section shall survive delivery of the respective Mortgage Files to the Trustee or the Custodian on behalf of the Trustee until the termination of this Agreement, and shall inure to the benefit of the Trustee, the Depositor and the Servicer or Special Servicer, as the case may be. Upon discovery by the Depositor, the Servicer, Special Servicer, the Healthcare Adviser or a Responsible Officer of the Trustee (or upon written notice thereof from any Certificateholder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of the Certificateholders, the Servicer, Special Servicer, Healthcare Adviser or the Trustee in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties hereto and the related Mortgage Loan Seller.

     (d) The Trustee hereby represents and warrants that as of the Closing Date:

          (i) The Trustee is a national banking association duly organized, validly existing, and in good standing under the laws of the United States and has full power, authority and legal right to own its properties and conduct its business as presently conducted and to execute, deliver and perform the terms of this Agreement.

          (ii) This Agreement has been duly authorized, executed and delivered by the Trustee and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding instrument enforceable against the Trustee in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          (iii) Neither the execution and delivery of this Agreement by the Trustee nor the consummation by the Trustee of the transactions herein contemplated to be performed by the Trustee, nor compliance by the Trustee with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any applicable law (subject to the appointment in accordance with such applicable law of any co-trustee or separate trustee required pursuant to this Agreement), governmental rule, regulation, judgment, decree or order binding on the Trustee or its properties or the organizational documents of the Trustee or the terms of any material agreement, instrument or indenture to which the Trustee is a party or by which it is bound.

     SECTION 2.05.  Execution   and  Delivery  of   Certificates;   Issuance  of
                    Lower-Tier Regular Interests.

     The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files to the Custodian (to the extent the documents constituting the Mortgage Files are actually delivered to the Custodian), subject to the provisions of Section 2.01 and Section 2.02 and, concurrently with such delivery, (i) acknowledges the issuance of and hereby declares that it holds the Lower-Tier Regular Interests on behalf of the Upper-Tier REMIC and the Holders of the Regular Certificates and the Class R Certificates and (ii) has caused to be executed and caused to be authenticated and delivered to or upon the order of the Depositor, or as directed by the terms of this Agreement, Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class Q-1, Class Q-2, Class R and Class LR Certificates in authorized denominations, in each case registered in the names set forth in such order or so directed in this Agreement and duly authenticated by the Authenticating Agent, which Certificates (described in the preceding clause (ii)) and Lower Tier Regular Interests evidence ownership of the entire Trust Fund.

      SECTION 2.06.  Miscellaneous REMIC and Grantor Trust Provisions.

     (a) The Class A-1-L, Class A-2-L, Class B-L, Class C-L, Class D-L, Class E-L, Class F-L, Class G-L, Class H-L, Class J-L, Class K-L, Class L-L, Class M-L and Class LWAC Interests are hereby designated as "regular interests" in the Lower-Tier REMIC within the meaning of Section 860G(a)(1) of the Code, and the Class LR Certificates are hereby designated as the sole Class of "residual interests" in the Lower-Tier REMIC within the meaning of Section 860G(a)(2) of the Code. The Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates are hereby designated as "regular interests" in the Upper-Tier REMIC within the meaning of Section 860G(a)(1) of the Code and the Class R Certificates are hereby designated as the sole Class of "residual interests" in the Upper-Tier REMIC within the meaning of Section 860G(a)(2) of the Code. The Class X Certificates represent a "specified portion" of the interest payments on the Class LWAC Interest, within the meaning of Treasury Regulations Section 1.860G-1(a)(2). The Closing Date is hereby designated as the "Startup Day" of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of Section 860G(a)(9) of the Code. The "latest possible maturity date" of the Lower-Tier Regular Interests and the Regular Certificates for purposes of Section 860G(a)(1) of the Code is the Scheduled Final Distribution Date. The initial Lower-Tier Balance and the Lower-Tier Remittance Rate of each Class of the Lower-Tier Regular Interests is set forth in Section 4.01(a)(i).

     (b) The Class Q-1 Certificates represent an undivided beneficial interests in the portion of the Trust Fund consisting of the Default Interest collected on the Mortgage Loans, subject to the obligations to pay the Advance Interest Amount on the related Mortgage Loans. The Class Q-2 Certificates represent an undivided beneficial interests in the portion of the Trust Fund consisting of the Excess Interest collected on the Mortgage Loans. The Class Q-2B Certificates represent pro rata undivided beneficial interests in the portion of the Trust Fund consisting of the Excess Interest collected on the GACC Loans. The Class Q-1 and Class Q-2 Certificates do not represent regular or residual interests in either the Upper-Tier REMIC or the Lower-Tier REMIC.

     (c) None of the Depositor, the Trustee, the Servicer, the Fiscal Agent or the Special Servicer shall enter into any arrangement by which the Trust Fund will receive a fee or other compensation for services other than as specifically contemplated herein.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

     SECTION 3.01. Servicer to Act as Servicer; Administration of the Mortgage Loans.

     (a) The Servicer and the Special Servicer, each as an independent contractor servicer, shall service and administer the Mortgage Loans on behalf of the Trust Fund and the Trustee (as trustee for Certificateholders) in accordance with the Servicing Standard, provided, however, that the Mortgage Loans known as the Clipper Loan Participations (Loan Numbers CLP001, CLP002, CLP003, CLP004, CLP005 and CLP006) shall be serviced by SouthTrust Capital Funding Corporation (the "Clipper Servicer") pursuant to that certain Pooling and Servicing Agreement dated as of July 1, 1997 by and among LaSalle National Bank (as the "RMF Trustee"), RMF and the Clipper Servicer (the "Clipper Pooling and Servicing Agreement"), and remittances will be made to the Servicer pursuant to the Loan Participation Remittance Agreement dated as of March 1, 1998 (the "Clipper Remittance Agreement"), between the Trustee, the Servicer, the Depositor, the RMF Trustee and the RMF Servicer.

     The Servicer's or Special Servicer's liability for actions and omissions in its capacity as Servicer or Special Servicer, as the case may be, hereunder is limited as provided herein (including, without limitation, pursuant to Section
6.03 hereof). To the extent consistent with the foregoing and subject to any express limitations set forth in this Agreement, the Servicer and Special Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Notes; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Servicer or Special Servicer of the collectability of the Mortgage Loans. Subject only to the Servicing Standard, the Servicer and Special Servicer shall have full power and authority, acting alone or through sub-servicers (subject to paragraph (c) of this Section 3.01 and to Section 3.02), to do or cause to be done any and all things in connection with such servicing and administration which it may deem consistent with the Servicing Standard and, in its reasonable judgment, in the best interests of the Certificateholders, including, without limitation, with respect to each Mortgage Loan, to prepare, execute and deliver, on behalf of the Certificateholders and the Trustee or any of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien on each Mortgaged Property and related collateral; (ii) subject to Sections 3.09, 3.10 and 3.30, any modifications, waivers, consents or amendments to or with respect to any documents contained in the related Mortgage File; and (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties. Notwithstanding the foregoing, neither the Servicer nor the Special Servicer shall modify, amend, waive or otherwise consent to any change of the terms of any Mortgage Loan except under the circumstances described in Sections 3.09, 3.10, 3.28 and 3.30 hereof. The Servicer and Special Servicer shall service and administer the Mortgage Loans in accordance with applicable law and shall provide to the Borrowers any reports required to be provided to them thereby. Subject to
Section 3.11, the Trustee shall, upon the receipt of a written request of a Servicing Officer, execute and deliver to the Servicer and Special Servicer any powers of attorney and other documents prepared by the Servicer and Special Servicer and necessary or appropriate (as certified in such written request) to enable the Servicer and Special Servicer to carry out their servicing and administrative duties hereunder.

     (b) Unless otherwise provided in the related Note, the Servicer shall apply any partial Principal Prepayment received on a Mortgage Loan on a date other than a Due Date to the principal balance of such Mortgage Loan as of the Due
Date immediately following the date of receipt of such partial Principal Prepayment. Unless otherwise provided in the related Note, the Servicer shall apply any amounts received on U.S. Treasury obligations (which shall not be redeemed by the Servicer prior to the maturity thereof) in respect of a Mortgage Loan being defeased pursuant to its terms to the principal balance of and interest on such Mortgage Loan as of the Due Date immediately following the receipt of such amounts.

     (c) Each of the Servicer and the Special Servicer may enter into sub-servicing agreements with third parties with respect to any of its respective obligations hereunder, provided, that (i) any such agreement shall be consistent with the provisions of this Agreement and (ii) no sub-servicer retained by the Servicer or the Special Servicer, as applicable, shall grant any modification, waiver or amendment to any Mortgage Loan without the approval of the Servicer or the Special Servicer, as applicable, which approval shall be given or withheld in accordance with the procedures set forth in Sections 3.09, 3.10, 3.28 or 3.30, and (iii) such agreement shall be consistent with the Servicing Standard. Any such sub-servicing agreement may permit the sub-servicer to delegate its duties to agents or subcontractors so long as the related agreements or arrangements with such agents or subcontractors are consistent with the provisions of this Section 3.01(c).

     Any sub-servicing agreement entered into by the Servicer or the Special Servicer, as applicable, shall provide that it may be assumed or terminated by the Trustee or the Servicer, respectively, if the Trustee or the Servicer, respectively, has assumed the duties of the Servicer or the Special Servicer, respectively, or any successor Servicer or Special Servicer, as applicable, without cost or obligation to the assuming or terminating party or the Trust Fund, upon the assumption by such party of the obligations of the Servicer or the Special Servicer, as applicable, pursuant to Section 7.02; provided that no such termination or assumption shall affect or impair the Retained Servicing Fee, if any, to which any subservicer may be entitled.

     Any sub-servicing agreement, and any other transactions or services relating to the Mortgage Loans involving a sub-servicer, shall be deemed to be between the Servicer or the Special Servicer, as applicable, and such sub-servicer alone, and the Trustee, the Trust Fund and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the sub-servicer, except as set forth in Section 3.01(d) or to the extent that the Trust Fund is required to indemnify any such sub-servicer.

     (d) If the Trustee or any successor Servicer assumes the obligations of the Servicer, or if the Servicer or any successor Special Servicer assumes the obligations of the Special Servicer, in each case in accordance with Section 7.02, the Trustee, the Servicer or such successor, as applicable, to the extent necessary to permit the Trustee, the Servicer or such successor, as applicable, to carry out the provisions of Section 7.02, shall, without act or deed on the part of the Trustee, the Servicer or such successor, as applicable, succeed to all of the rights and obligations of the Servicer or the Special Servicer, as applicable, under any sub-servicing agreement entered into by the Servicer or the Special Servicer, as applicable, pursuant to Section 3.01(c), subject to the right of termination by the Trustee or Servicer, as applicable, set forth in
Section 3.01(c). In such event, the Trustee, the Servicer or the successor Servicer or the Special Servicer, as applicable, shall be deemed to have assumed all of the Servicer's or the Special Servicer's interest, as applicable, therein (but not any liabilities or obligations in respect of acts or omissions of the Servicer or the Special Servicer, as applicable, prior to such deemed assumption) and to have replaced the Servicer or the Special Servicer, as applicable, as a party to such sub-servicing agreement to the same extent as if such sub-servicing agreement had been assigned to the Trustee, the Servicer or such successor Servicer or successor Special Servicer, as applicable, except that the Servicer or the Special Servicer, as applicable, shall not thereby be relieved of any liability or obligations under such sub-servicing agreement that accrued prior to the succession of the Trustee, the Servicer or the successor Servicer or successor Special Servicer, as applicable.

     In the event that the Trustee, the Servicer or any successor Servicer or Special Servicer, as applicable, assumes the servicing obligations of the Servicer or the Special Servicer, as applicable, upon request of the Trustee, the Servicer or such successor Servicer or Special Servicer, as applicable, the Servicer or Special Servicer shall at its own expense (except in the event that the Servicer is terminated pursuant to Section 6.04(c), in which event, at the expense of the Certificateholders effecting such termination) deliver to the Trustee, the Servicer or such successor Servicer or Special Servicer, as applicable, all documents and records relating to any sub-servicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it, if any, and will otherwise use its best efforts to effect the orderly and efficient transfer of any sub-servicing agreement to the Trustee, the Servicer or the successor Servicer or Special Servicer, as applicable.

     SECTION 3.02.  Liability of the Servicer.

     Notwithstanding any sub-servicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer or Special Servicer and any Person acting as sub-servicer (or its agents or subcontractors) or any reference to actions taken through any Person acting as sub-servicer or otherwise, the Servicer or Special Servicer, as applicable, shall remain obligated and primarily liable to the Trustee and Certificateholders for the servicing and administering of the Mortgage Loans except with respect to the direct servicing and administering of the Mortgage Loan known as the Clipper Loan Participations (Loan Numbers CLP001, CLP002, CLP003, CLP004, CLP005 and
CLP006) in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreements or arrangements or by virtue of indemnification from the Depositor or any other Person acting as sub-servicer (or its agents or subcontractors) to the same extent and under the same terms and conditions as if the Servicer or Special Servicer, as applicable, alone were servicing and administering the Mortgage Loans. Each of the Servicer and the Special Servicer shall be entitled to enter into an agreement with any sub-servicer providing for indemnification of the Servicer or Special Servicer, as applicable, by such sub-servicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification, but no such agreement for indemnification shall be deemed to limit or modify this Agreement.

     SECTION 3.03.  Collection of Certain Mortgage Loan Payments.

     (a) The Servicer or the Special Servicer (with respect to Specially Serviced Mortgage Loans), as applicable, shall use reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans it is obligated to service hereunder, and shall follow the Servicing Standard with respect to such collection procedures. With respect to each Specially Serviced Mortgage Loan, the Special Servicer shall use its reasonable efforts to collect income statements and rent rolls from Borrowers as required by the Loan Documents and the terms hereof and shall provide copies thereof to the Servicer as provided herein. The Servicer shall provide at least six months' notice to the Special Servicer and Borrowers of Balloon Payments coming due. Consistent with the foregoing, the Servicer or Special Servicer (with respect to Specially Serviced Mortgage Loans), as applicable, may in its discretion waive any late payment charge in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan. In addition, the Servicer shall be entitled to take such actions with respect to the collection of payments on the Mortgage Loans as are permitted or required under Section 3.28 hereof.
Notwithstanding the above, the Mortgage Loans known as the Clipper Loan Participations (Loan Numbers CLP001, CLP002, CLP003, CLP004, CLP005 and CLP006) shall be serviced by the Clipper Servicer pursuant to the Clipper Pooling and Servicing Agreement and remittances will be made to the Servicer pursuant to the Clipper Remittance Agreement.

     (b) In the event that the Servicer or Special Servicer receives, or receives notice from the related Borrower that it will be receiving, Excess Interest in any Collection Period, the Servicer or Special Servicer, as applicable, will promptly notify the Trustee.

     SECTION 3.04. Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

     (a) With respect to each Mortgage Loan (other than any REO Mortgage Loan), the Servicer shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments and other similar items that are or may become a lien on the related Mortgaged Property and the status of insurance premiums payable with respect thereto. From time to time, the Servicer shall (i) obtain all bills for the payment of such items (including renewal premiums), and (ii) effect payment of all such bills with respect to such Mortgaged Properties prior to the applicable penalty or termination date, in each case employing for such purpose Escrow Payments as allowed under the terms of the related Mortgage Loan. If a Borrower fails to make any such payment on a timely basis or collections from the Borrower are insufficient to pay any such item before the applicable penalty or termination date, the Servicer shall advance the amount of any shortfall as a Property Advance unless the Servicer determines in its good faith business judgment that such Advance would be a
Nonrecoverable Advance. The Servicer shall be entitled to reimbursement of Advances, with interest thereon at the Advance Rate, that it makes pursuant to the preceding sentence from amounts received on or in respect of the related
Mortgage Loan respecting which such Advance was made or if such Advance has become a Nonrecoverable Advance, to the extent permitted by Section 3.06 of this Agreement. No costs incurred by the Servicer in effecting the payment of taxes and assessments on the Mortgaged Properties shall, for the purpose of calculating distributions to Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

     (b) The Servicer shall segregate and hold all funds collected and received pursuant to any Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more segregated custodial accounts (each, an "Escrow Account") into which all Escrow Payments shall be deposited within one (1) Business Day after receipt. The Servicer shall also deposit into each Escrow Account any amounts representing losses on Permitted Investments pursuant to Section 3.07(b) and any Insurance Proceeds or Liquidation Proceeds which are required to be applied to the restoration or repair of any Mortgaged Property pursuant to the related Mortgage Loan. Escrow Accounts shall be Eligible Accounts (except to the extent the related Mortgage Loan requires it to be held in an account that is not an Eligible Account) and shall be entitled "Banc One Mortgage Capital Markets, LLC, as Servicer, in trust for LaSalle National Bank, as Trustee in trust for Holders of Deutsche Mortgage & Asset Receiving Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-C1, and Various Borrowers". Withdrawals from an Escrow Account may be made by the Servicer only:

          (i) to effect timely payments of items constituting Escrow Payments for the related Mortgage;

          (ii) to transfer funds to the Collection Account to reimburse the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for any Advance (with interest thereon at the Advance Rate) relating to Escrow Payments, but only from amounts received with respect to the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

          (iii) for application to the restoration or repair of the related Mortgaged Property in accordance with the related Mortgage Loan and the Servicing Standard;

          (iv) to clear and terminate such Escrow Account upon the termination of this Agreement;

          (v) to pay from time to time to the related Borrower any interest or investment income earned on funds deposited in the Escrow Account if such income is required to be paid to the related Borrower under law or by the terms of the Mortgage Loan, or otherwise to the Servicer; and

          (vi) to remove any funds deposited in an Escrow Account that were not required to be deposited therein.

     SECTION 3.05. Collection Account; Distribution Account; and Upper-Tier Distribution Account.

     (a) The Servicer shall establish and maintain the Collection Account in the Trustee's name, for the benefit of the Certificateholders and the Trustee as the Holder of the Lower-Tier Regular Interests. The Collection Account shall be established and maintained as an Eligible Account. The Servicer shall deposit or cause to be deposited in the Collection Account within one Business Day following receipt the following payments and collections received or made by it on or with respect to the Mortgage Loans:

          (i) all payments on account of principal on the Mortgage Loans, including the principal component of Unscheduled Payments;

          (ii) all payments on account of interest on the Mortgage Loans and the interest portion of all Unscheduled Payments, Prepayment Premiums, Default Interest and Excess Interest;

          (iii) any  amounts  required  to  be  deposited  pursuant  to  Section
                3.07(b), in connection with net losses realized on Permitted Investments with respect to funds held in the Collection Account;

          (iv)  all Net REO Proceeds  withdrawn from an REO Account  pursuant to
                Section   3.17(b)  and  all  Net  Insurance   Proceeds  and  Net
                Liquidation Proceeds;

          (v) any amounts received from Borrowers which represent recoveries of Property Protection Expenses, to the extent not permitted to be retained by the Servicer or Special Servicer as provided herein;

          (vi) any other amounts required by the provisions of this Agreement to be deposited into the Collection Account by the Servicer or Special Servicer, including, without limitation, proceeds of any repurchase of a Mortgage Loan pursuant to Sections 2.03(d) and
                (e) hereof; and

          (vii) any Servicer Prepayment Interest Shortfalls.

     The foregoing requirements for deposits in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges (subject to Section 3.12 hereof), Assumption Fees, loan modification fees, loan service transaction fees, extension fees, demand fees, beneficiary statement charges and similar fees need not be deposited in the Collection Account by the Servicer and, to the extent permitted by applicable law, the Servicer or the Special Servicer, as applicable in accordance with Section 3.12 hereof, shall be entitled to retain any such charges and fees received with respect to the Mortgage Loans. In the event that the Servicer deposits in the Collection
Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

     (b) The Trustee shall establish and maintain the Distribution Account in the name of the Trustee, in trust for the benefit of the Certificateholders and the Trustee as the Holder of the Lower-Tier Regular Interests. The Distribution Account shall be established and maintained as an Eligible Account. With respect to each Distribution Date, upon receipt from the Servicer, the Trustee shall deposit in the Distribution Account the amount of Available Funds, to be distributed pursuant to Section 4.01 hereof on such Distribution Date.

     (c) The Trustee shall establish and maintain the Upper-Tier Distribution Account in the name of the Trustee, in trust for the benefit of the Certificateholders. The Upper-Tier Distribution Account shall be established and maintained as an Eligible Account or a sub-account of an Eligible Account. With respect to each Distribution Date, the Trustee shall withdraw from the Distribution Account and deposit in the Upper-Tier Distribution Account on or before such date the Lower-Tier Distribution Amount and Prepayment Premiums to be distributed in respect of the Lower-Tier Regular Interests pursuant to
Section 4.01(a)(i) and Section 4.01(c)(ii) hereof on such date.

     (d) Prior to the Servicer Remittance Date relating to any Collection Period, in which Default Interest is received, the Trustee shall establish and maintain the Default Interest Distribution Account in the name of the Trustee in trust for the benefit of the Holders of the Class Q-1 Certificates. The Default Interest Distribution Account shall be established and maintained as an Eligible Account. On or before the Servicer Remittance Date related to each Distribution Date, the Servicer shall remit to the Trustee for its deposit in the Default Interest Distribution Account an amount equal to (i) the amount of the aggregate Default Interest received during the preceding Collection Period, minus (ii) any portions thereof withdrawn from the Collection Account pursuant to clause (iii) of Section 3.06 (such amount, if any, the "Net Default Interest" for such Distribution Date).

     (e) Prior to the Servicer Remittance Date relating to any Collection Period in which Excess Interest is received, the Trustee shall establish and maintain the Excess Interest Distribution Account in the name of the Trustee in trust for the benefit of the Holders of the Class Q-2 Certificates. The Excess Interest Distribution Account shall be established and maintained as an Eligible Account. On or before the Servicer Remittance Date related to the applicable Distribution Date, the Servicer shall remit to the Trustee for its deposit in the Excess Interest Distribution Account an amount equal to the Excess Interest received during the applicable Collection Period. Following the distribution of Excess Interest to Certificateholders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay Excess Interest, the Trustee shall terminate the Excess Interest Distribution Account.

     (f) Funds in the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Default Interest Distribution Account and the Excess Interest Distribution Account may be invested in Permitted Investments in accordance with the provisions of Section 3.07. The Servicer shall give written notice to the Trustee of the location and account number of the Collection Account and shall notify the Trustee in writing prior to any subsequent change thereof.

     SECTION 3.06.  Permitted Withdrawals from the Collection Account.

     The Servicer may make withdrawals from the Collection Account only as described below (the order set forth below not constituting an order of priority for such withdrawals):

          (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be deposited in the Distribution Account, the Default Interest Distribution Account and the Excess Interest Distribution Account, pursuant to Sections 4.06, 3.05(c), 3.05(d), 3.05(e) and 3.27(a);

          (ii) to pay or reimburse the Trustee, the Fiscal Agent, the Servicer and the Special Servicer for Advances (provided, that the Trustee and the Fiscal Agent shall have priority with respect to such payment or reimbursement), the Servicer's right to reimburse any such Person pursuant to this clause (ii) being limited to (x) any collections on or in respect of the particular Mortgage Loan or REO Property with respect to which such Advance was made, or (y) any other amounts in the Collection Account in the event that such Advances or any Advance Interest Amount have been deemed to be Nonrecoverable Advances or are not reimbursed from recoveries in respect of the related Mortgage Loan or REO Property after a Final Recovery Determination;

          (iii) (A) to pay to the Servicer, the Trustee or the Fiscal Agent the Advance Interest Amount relating to P&I Advances and (B) to pay to the Servicer, Special Servicer, Trustee or Fiscal Agent any Advance Interest Amounts not relating to any P&I Advances, in each case, first, out of any collected Default Interest (provided that in the case of both (A) and (B), the Trustee and the Fiscal Agent shall have priority with respect to such payments);

          (iv) to pay on or before each Servicer Remittance Date to the Servicer and the Special Servicer, as applicable, as compensation, the aggregate unpaid Servicing Compensation and Special Servicing Compensation (if any, including any Work-out fee due to a previous Special Servicer pursuant to Section 3.12(c)), respectively, in respect of the immediately preceding month, to be paid, in the case of the Servicing Fee, from interest received on the related Mortgage Loan, and to pay from time to time to the Servicer in accordance with Section 3.07(b) any interest or investment income earned on funds deposited in the Collection Account) (the Servicer may rely on a certification of the Special Servicer as to amounts of Special Servicing Compensation to be withdrawn pursuant to this clause
                 (iv));

          (v) to remit to the Distribution Account, an amount equal to the Trustee Fee in respect of the immediately preceding month to be paid from interest received on the related Mortgage Loan;

          (vi) to pay on or before each Distribution Date to the related Mortgage Loan Seller with respect to each Mortgage Loan or REO Property that has previously been purchased or repurchased by it pursuant to Section 2.03(d), Section 2.03(e), Section 3.18 or Section 9.01, all amounts received thereon during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined;

          (vii) to the extent not reimbursed or paid pursuant to any other clause of this Section 3.06, to reimburse or pay the Servicer, the Trustee, the Special Servicer, the Depositor or the Fiscal Agent, as applicable, for unpaid Servicing Fees, Special Servicing Compensation, and other unpaid items incurred by such Person pursuant to the second sentence of Section 3.07(c),
                 Section 3.08(a) and (b), Section 3.10, Section 3.12(e), Section 3.17(a), (b) and (c), Section 3.18(a), the fourth paragraph of
                 Section 3.22, Section 6.03,  Section 7.04, Section  8.01(c)(v),
                 Section 8.05(d) or Section 10.07, or any other provision of this Agreement pursuant to which such Person is entitled to reimbursement or payment from the Trust Fund, in each case only to the extent reimbursable under such Section, it being acknowledged that this clause (vii) shall not be deemed to modify the substance of any such Section, including the provisions of such Section that set forth the extent to which one of the foregoing Persons is or is not entitled to payment or reimbursement;

          (viii) to transfer to the Trustee for deposit in one or more separate, non-interest bearing accounts any amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in Section 4.05;

          (ix) to withdraw any amount deposited into the Collection Account that was not required to be deposited therein; and

          (x)    to clear and  terminate  the  Collection  Account  pursuant  to
                 Section 9.01.

     The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to subclauses (ii)-(vii) above.

     The  Servicer  shall pay to the  Trustee,  the Fiscal  Agent or the Special
Servicer  from the  Collection  Account  (to the  extent  permitted  by  clauses
(i)-(vii) above) amounts permitted to be paid to the Trustee, the Fiscal Agent or the Special Servicer therefrom, promptly upon receipt of a certificate of a Responsible Officer of the Trustee or the Fiscal Agent or a certificate of a Servicing Officer, as applicable, describing the item and amount to which such Person is entitled. The Servicer may rely conclusively on any such certificate and shall have no duty to recalculate the amounts stated therein.

     The Trustee, the Fiscal Agent, the Healthcare Adviser, the Special Servicer and the Servicer shall in all cases have a right prior to the Certificateholders to any funds on deposit in the Collection Account from time to time for the reimbursement or payment of the Servicing Compensation (including investment income), or Trustee Fees, Healthcare Adviser Fees, Special Servicing
Compensation, Advances, Advance Interest Amounts, their respective expenses hereunder to the extent such fees and expenses are to be reimbursed or paid from amounts on deposit in the Collection Account pursuant to this Agreement (and to have such amounts paid directly to third party contractors for any invoices approved by the Trustee, the Servicer or the Special Servicer, as applicable) and any federal, state or local taxes imposed on either the Upper-Tier REMIC or Lower-Tier REMIC.

     SECTION 3.07. Investment of Funds in the Collection Account, the REO Account, the Lock-Box Accounts, the Cash Collateral Accounts and the Reserve Accounts.

     (a) The Servicer (or with respect to any REO Account, the Special Servicer) may direct any depository institution maintaining the Collection Account, any Borrower Accounts (subject to the second succeeding sentence), and any REO Account (each, for purposes of this Section 3.07, an "Investment Account"), to invest the funds in such Investment Account in one or more Permitted Investments that bear interest or are sold at a discount, and that mature, unless payable on demand, no later than the Business Day preceding the date on which such funds are required to be withdrawn from such Investment Account pursuant to this Agreement. Any investment of funds on deposit in an Investment Account by the Servicer or the Special Servicer shall be documented in writing and shall provide evidence that such investment is a Permitted Investment which matures at or prior to the time required hereby or is payable on demand. In the case of any Escrow Account, Lock-Box Account, Cash Collateral Account or Reserve Account (the "Borrower Accounts"), the Servicer shall act upon the written request of the related Borrower or Manager to the extent the Servicer is required to do so under the terms of the respective Mortgage Loan or related documents, provided that in the absence of appropriate written instructions from the related Borrower or Manager meeting the requirements of this Section 3.07, the Servicer shall have no obligation to, but will be entitled to, direct the investment of funds in such accounts in Permitted Investments. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee. The Trustee shall have sole control (except with respect to investment direction which shall be in the control of the Servicer or the Special Servicer, with respect to any REO Accounts, as an independent contractor to the Trust Fund) over each such investment and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent (which shall initially be the Servicer), together with any document of transfer, if any, necessary to transfer title to such investment to the Trustee or its nominee. The Trustee shall have no responsibility or liability with respect to the investment directions of the Servicer, the Special Servicer, any Borrower or Manager or any losses resulting therefrom, whether from Permitted Investments or otherwise. The Servicer shall have no responsibility or liability with respect to the investment directions of the Special Servicer, any Borrower or Manager or any losses resulting therefrom, whether from Permitted Investments or otherwise. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Servicer (or the Special Servicer) shall:

          (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

          (y) demand payment of all amounts due thereunder promptly upon determination by the Servicer (or the Special Servicer) that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the related Investment Account.

     (b) All income and gain realized from investment of funds deposited in any Investment Account shall be for the benefit of the Servicer (except with respect to the investment of funds deposited in (i) any Borrower Account, which shall be for the benefit of the related Borrower to the extent required under the Mortgage Loan or applicable law or (ii) any REO Account, which shall be for the benefit of the Special Servicer) and, if held in the Collection Account or REO Account shall be subject to withdrawal by the Servicer or the Special Servicer, as applicable, in accordance with Section 3.06 or Section 3.17(b), as applicable. The Servicer, or with respect to any REO Account, the Special Servicer, shall deposit from its own funds into the Collection Account or any REO Account, as applicable, the amount of any loss incurred in respect of any such Permitted Investment immediately upon realization of such loss; provided, however, that the Servicer or Special Servicer, as applicable, may reduce the amount of such payment to the extent it forgoes any investment income in such Investment Account otherwise payable to it. The Servicer shall also deposit from its own funds in any Borrower Account the amount of any loss incurred in respect of Permitted Investments, except to the extent that amounts are invested at the direction of or for the benefit of the Borrower under the terms of the Mortgage Loan or applicable law.

     (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may, and upon the request of Holders of Certificates representing greater than 50% of the Percentage Interests of any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. In the event the Trustee takes any such action, the Trust Fund shall pay or reimburse the Trustee for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in connection therewith. In the event that the Trustee does not take any such action, the Servicer may take such action at its own cost and expense.

     SECTION 3.08. Maintenance of Insurance Policies and Errors and Omissions and Fidelity Coverage.

     (a) The Servicer on behalf of the Trustee, as mortgagee, shall cause the related Borrower to maintain, to the extent required by each Mortgage Loan (other than REO Mortgage Loans), and if the Borrower does not so maintain, shall itself maintain (subject to the provisions of this Agreement concerning Nonrecoverable Advances) to the extent the Trustee as mortgagee has an insurable interest and to the extent available at commercially reasonable rates, (i) fire and hazard insurance with extended coverage on each related Mortgaged Property in an amount which is at least equal to the lesser of (A) one hundred percent (100%) of the then "full replacement cost" of the improvements and equipment, (excluding foundations, footings and excavation costs), without deduction for physical depreciation, and (B) the outstanding principal balance of the related Mortgage Loan or such greater amount as is necessary to prevent any reduction in such policy by reason of the application of co-insurance and to prevent the Trustee thereunder from being deemed a co-insurer, (ii) insurance providing coverage against at least 6 months (or such longer period or with such extended period endorsement as provided in the related Mortgage or other loan document) of rent interruptions and (iii) such other insurance as is required in the related Mortgage Loan; provided that, if and to the extent that a Mortgage Loan so permits, the related Borrower or the Servicer as described above shall be required to exercise its best efforts to obtain the required insurance coverage from a Qualified Insurer. The Special Servicer shall maintain fire and hazard insurance with extended coverage on each REO Property (subject to the provisions of this Agreement concerning Nonrecoverable Advances) as described above. If the Special Servicer does not maintain the insurance described in the preceding sentence or the required flood insurance described below, the Servicer shall, as soon as practicable after receipt of notice of such failure, maintain such insurance, and if the Servicer does not maintain such insurance, the insurance required in the first sentence of this Section 3.08(a) or the required flood insurance described below (if the related Borrower fails to maintain such insurance), the Trustee shall, as soon as practicable after receipt of notice of such failure, maintain such insurance and if the Trustee does not maintain such insurance, the Fiscal Agent shall do so, provided that, in each such case, such obligation will be subject to the provisions of this Agreement concerning Nonrecoverable Advances. The Special Servicer shall maintain, with respect to each REO Property (i) public liability insurance providing such coverage against such risks as the Special Servicer determines, consistent with the related Mortgage and the Servicing Standard, to be in the best interests of the Trust Fund, (ii) insurance providing coverage against 24 months of rent interruptions and (iii) such other insurance as was required pursuant to the terms of the related Mortgage Loan. All insurance for an REO Property shall be from a Qualified Insurer. Any amounts collected by the Servicer or the Special Servicer under any such policies (other than amounts required to be applied to the restoration or repair of the related Mortgaged Property or amounts to be released to the Borrower in accordance with the terms of the related Mortgage) shall be deposited into the Collection Account pursuant to Section 3.05, subject to withdrawal pursuant to Section 3.06. Any cost incurred by the Servicer, Special Servicer, Trustee or Fiscal Agent in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no other additional insurance other than flood insurance or earthquake insurance subject to the conditions set forth below is to be required of any Borrower or to be maintained by the Servicer other than pursuant to the terms of the related Mortgage and pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the improvements on the Mortgaged Property (other than an REO Property) are located in a federally designated special flood hazard area, the Servicer will use its best efforts to cause the related Borrower to maintain, to the extent required by each Mortgage Loan, and if the related Borrower does not so maintain, will itself obtain (subject to the provisions of this Agreement concerning Nonrecoverable Advances) flood insurance in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan, (ii) the maximum amount of such insurance required by the terms of the related Mortgage and as is available for the related property under the National Flood Insurance Act of 1968, as amended, if available and (iii) 100% of the replacement cost of the improvements located in the special flood hazard area on the related Mortgaged Property, except to the extent that self-insurance is permitted under the related Mortgage Loan. If an REO Property (i) is located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards or (ii) is related to a Mortgage Loan pursuant to which earthquake insurance was in place at the time of origination and continues to be available at commercially reasonable rates, the Special Servicer will obtain (subject to the provisions of this Agreement concerning Nonrecoverable Advances) flood insurance and/or earthquake insurance in respect thereof providing substantially the same coverage as described in the preceding sentences or, with respect to earthquake insurance, in the amount required by the Mortgage Loan or, if not specified, in-place at origination. If at any time during the term of this Agreement a recovery under a flood or fire and hazard insurance policy in respect of an REO Property is not available but would have been available if such insurance were maintained thereon in accordance with the standards applied to Mortgaged Properties described herein, the Special Servicer shall (subject to the provisions of this Agreement concerning Nonrecoverable Advances) either (i) immediately deposit into the Collection Account from its own funds the amount that would have been recovered or (ii) apply to the restoration and repair of the property from its own funds the amount that would have been recovered, if such application would be consistent with the Servicing Standard; provided, however, that the Special Servicer shall not be responsible for any shortfall in insurance proceeds resulting from an insurer's refusal or inability to pay a claim. In the case of any insurance otherwise required to be maintained pursuant to this Section that is not being so maintained because the Servicer or the Special Servicer, as applicable, has determined that it is not available at commercially reasonable rates, the Servicer or the Special Servicer, as applicable, shall deliver an Officer's Certificate to the Trustee and each Rating Agency which details the steps that were taken in seeking such insurance and the factors which led to the determination that such insurance was not so available. Costs to the Servicer, Special Servicer, the Trustee or the Fiscal Agent of maintaining insurance policies pursuant to this Section 3.08 shall be paid by the Servicer or Special Servicer as a Property Advance and shall be reimbursable to the Servicer, Special Servicer, the Trustee or the Fiscal Agent with interest at the Advance Rate, which reimbursement shall be effected under
Section 3.06(ii).

     The Servicer (or the Special Servicer, with respect to the Specially Serviced Mortgage Loans) agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under each related insurance policy maintained pursuant to this Section 3.08(a) in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or to permit recovery thereunder.

     All insurance policies required hereunder shall name the Trustee or the Servicer or the Special Servicer, on behalf of the Trustee as the mortgagee, as loss payee.

     Any determination made by the Servicer or Special Servicer that insurance is not commercially reasonably available shall be subject to confirmation by Fitch that such determination not to purchase such insurance will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates rated by Fitch.

     (b) (I) If the Servicer or the Special Servicer, as applicable, obtains and maintains a blanket or mortgage impairment insurance policy insuring against fire and hazard losses on all of the Mortgaged Properties (other than REO Properties) as to which the related Borrower has not maintained insurance required by the related Mortgage Loan or on all of the REO Properties, as the case may be, it shall conclusively be deemed to have satisfied its respective obligations concerning the maintenance of insurance coverage set forth in
Section 3.08(a). Any such blanket insurance policy shall be maintained with a Qualified Insurer. A blanket insurance policy may contain a deductible clause, in which case the Servicer or the Special Servicer, as applicable, shall, in the event that (i) there shall not have been maintained on the related Mortgaged Property a policy otherwise complying with the provisions of Section 3.08(a), and (ii) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard. In connection with its activities as Servicer or the Special Servicer hereunder, as applicable, the Servicer or the Special Servicer, respectively, agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy which it maintains in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or permit recovery thereunder.

          (II) If the Servicer or the Special Servicer, as applicable, causes any Mortgaged Property or REO Property to be covered by a master force placed insurance policy, such policy shall be issued by a Qualified Insurer and provide no less coverage in scope and amount for such Mortgaged Property or REO Property than the insurance required to be maintained pursuant to Section 3.08(a) in which case the Servicer or Special Servicer shall conclusively be deemed to have satisfied its respective obligations to maintain insurance pursuant to Section 3.08(a). Such policy may contain a deductible clause, in which case the Servicer or the Special Servicer, as applicable, shall, in the event that (i) there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.08(a), and (ii) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account from its own funds the amount not otherwise payable under such policy because of such deductible to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

     (c) The Servicer and the Special Servicer shall maintain a fidelity bond in the form and amount that would meet the servicing requirements of prudent institutional commercial mortgage lenders and loan servicers with the Trustee named as loss payee. The Servicer and the Special Servicer each shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Servicer and the Special Servicer, as applicable. In addition, the Servicer and the Special Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations to service the Mortgage Loans hereunder in the form and amount that would meet the servicing requirements of prudent institutional commercial mortgage lenders and loan servicers with the Trustee named as loss payee. The Servicer shall cause each and every sub-servicer for it to maintain, or cause to be maintained by any agent or contractor servicing any Mortgage Loan on behalf of such sub-servicer, a fidelity bond and an errors and omissions insurance policy which satisfy the requirements for the fidelity bond and the errors and omissions policy to be maintained by the Servicer pursuant to this Section 3.08(c). All fidelity bonds and policies of errors and omissions insurance obtained under this Section 3.08(c) shall be issued by a Qualified Insurer.

     SECTION 3.09. Enforcement of Due-On-Sale Clauses; Assumption Agreements; Defeasance Provisions.

     (a) If any Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms:

          (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property, or

          (ii) provides that such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer,

then, for so long as such Mortgage Loan is included in the Trust Fund, the Servicer or Special Servicer, as applicable, on behalf of the Trust Fund shall not be required to enforce such due-on-sale clause and in connection therewith shall not be required to (x) accelerate payments thereon or (y) withhold its consent to such an assumption to the extent permitted under the terms of the related Mortgage Loan if (x) such provision is not exercisable under applicable law or such exercise is reasonably likely to result in meritorious legal action by the Borrower or (y) the Servicer or Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate) than would enforcement of such clause. If the Servicer or Special Servicer, as applicable, determines that granting of such consent would likely result in a greater recovery or such provision is not legally enforceable, the Servicer or Special Servicer, as applicable, is authorized to take or enter into an assumption agreement from or with the Person to whom the related Mortgaged Property has been or is about to be conveyed, and to release the original Borrower from liability upon the Mortgage Loan and substitute the new Borrower as obligor thereon, provided, that
(a) the credit status of the prospective new Borrower is in compliance with the Servicer's or Special Servicer's regular commercial mortgage origination or servicing standards and criteria (as evidenced in writing by the Servicer or Special Servicer) and the terms of the related Mortgage and (b) the Servicer or, with respect to Specially Serviced Mortgage Loans, Special Servicer has received written confirmation, with respect to Mortgage Loans that represent more than 2% of the then-current aggregate Stated Principal of the Mortgage Loans from Moody's and, Fitch that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates; provided, however, that if the Stated Principal Balance of such Mortgage Loan is less than the lesser of (x) 2% of the total aggregate Stated Principal Balances of the Mortgage Loans and (y) $30,000,000, such written confirmation shall not be required from any of the Rating Agencies. In connection with each such assumption or substitution entered into by the Special Servicer, the Special Servicer shall give prior notice thereof to the Servicer. The Servicer or Special Servicer, as applicable, shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee (with a copy to the Servicer, if applicable) the original copy of such agreement, which copies shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

     (b) If any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

          (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, or

          (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property,

then the Servicer or Special Servicer, as applicable, on behalf of the Trust Fund, shall not be required to enforce such due-on-encumbrance clause and in connection therewith will not be required to (i) accelerate the payments on the related Mortgage Loan or (ii) withhold its consent to such lien or encumbrance, if the Servicer or Special Servicer, as applicable, (x) determines, in accordance with the Servicing Standard, that such consent would be in the best interests of the Trust Fund and (y) with respect to Mortgage Loans that represent more than 2% of the then-current aggregate Stated Principal of the Mortgage Loans, receives prior written confirmation from Moody's and Fitch that granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates.

     (c) Nothing in this Section 3.09 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged Property.

     (d) In connection with the taking of, or the failure to take, any action pursuant to this Section 3.09, neither the Servicer nor the Special Servicer shall agree to modify, waive or amend, and no assumption or substitution agreement entered into pursuant to Section 3.09(a) shall contain any terms that are different from, any term of any Mortgage Loan or the related Note, other than pursuant to Section 3.30.

     (e) With respect to any Mortgage Loan which permits release of Mortgaged Properties through defeasance:

          (i) In the event such Mortgage Loan requires that the Servicer on behalf of the Trustee purchase the required U.S. government obligations, the Servicer shall purchase such obligations in accordance with the terms of such Mortgage Loan; provided, that the Servicer shall not accept the amounts paid by the related Borrower to effect defeasance until acceptable U.S. government obligations have been identified.

          (ii) In the event that such Mortgage Loan permits the assumption of the obligations of the related Borrower by a successor mortgagor, prior to permitting such assumption and to the extent not inconsistent with such Mortgage Loan, the Servicer shall obtain written confirmation from each Rating Agency that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates.

          (iii) To the extent not inconsistent with such Mortgage Loan, the Servicer shall require an Opinion of Counsel to the related Borrower (which shall be an expense of the related Borrower) to the effect that the Trustee has a first priority security interest in the defeasance deposit and the U.S. government obligations and the assignment thereof is valid and enforceable; such opinion, together with any other certificates or documents to be required in connection with such defeasance shall be in form and substance acceptable to each Rating Agency.

          (iv) To the extent not inconsistent with the Mortgage Loan, the Servicer shall require a certificate at the related Borrower's expense from an Independent certified public accountant certifying that the U.S. government obligations comply with the requirements of the related Loan Agreement or Mortgage.

          (v) Prior to permitting release of any Mortgaged Properties through defeasance, to the extent not inconsistent with the related Mortgage Loan, the Servicer shall obtain written confirmation from each Rating Agency that such defeasance would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates.

          (vi) Prior to permitting release of any Mortgaged Property through defeasance, if the related Mortgage Loan so requires and provides for the related Borrower to pay the cost thereof, the Servicer shall require an Opinion of Counsel of the related Borrower to the effect that such release will not cause either the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on the Trust Fund under the REMIC Provisions.

          (vii) Such defeasance shall not occur prior to the second anniversary of the Startup Day.

     SECTION 3.10.  Appraisals; Realization Upon Defaulted Mortgage Loans.

     (a)  Contemporaneously  with the earliest of (i) the effective  date of any
(A) modification of a Mortgage Rate, principal balance or amortization terms of any Mortgage Loan, or any other term of a Mortgage Loan, (B) extension of the Maturity Date of a Mortgage Loan as described below in Section 3.30, or (C) consent to the release of any Mortgaged Property from the lien of the related Mortgage other than pursuant to the terms of the related Mortgage Loan, (ii) the occurrence of any Appraisal Reduction Event, (iii) a default in the payment of a Balloon Payment, or (iv) the date on which the Special Servicer, consistent with the Servicing Standard, requests that an Updated Appraisal be obtained, the Servicer (after consultation with the Special Servicer) shall obtain an Updated Appraisal; provided, however, that the Servicer shall not be required to obtain an Updated Appraisal pursuant to clauses (i) through (iv) above with respect to any Mortgaged Property for which there exists an appraisal which is less than twelve months old. The Servicer shall obtain letter updates to each Updated Appraisal annually and prior to the Special Servicer granting extensions beyond one year or any subsequent extension after granting a one year extension with respect to the same Mortgage Loan. For so long as any Mortgage Loan for which an Updated Appraisal has been obtained is included in the Trust Fund, the Servicer shall obtain a new Updated Appraisal with respect to an Updated Appraisal which is more than two years old. The Servicer shall send all such letter updates and Updated Appraisals to the Rating Agencies.

     (b) The Special Servicer shall monitor such Specially Serviced Mortgage Loan, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged property, initiate corrective action in cooperation with the Borrower if, in the Special Servicer's judgment, cure is likely, and take such other actions (including without limitation, negotiating and accepting a discounted payoff of a Mortgage Loan) as are consistent with the Servicing Standard. If, in the Special Servicer's judgment, such corrective action has been unsuccessful, no satisfactory arrangement can be made for collection of delinquent payments, and the Specially Serviced Mortgage Loan has not been released from the Trust Fund pursuant to any provision hereof, and except as otherwise specifically provided in Section 3.09(a) and (b), the Special Servicer may, to the extent consistent with the Asset Status Report and with the Servicing Standard, accelerate such Specially Serviced Mortgage Loan and commence a foreclosure or other acquisition with respect to the related Mortgaged Property or Properties (except with respect to the Mortgage Loans known as the Clipper Loan Participations (Loan Numbers CLP001, CLP02, CLP003, CLP004, CLP005 and CLP006) for which only the Clipper Servicer may commence such proceedings in its discretion and in accordance with the servicing standards and other terms of the Clipper Pooling and Servicing Agreement governing), provided, that the Special Servicer determines that such acceleration and foreclosure are more likely to produce a greater recovery to Certificateholders on a present value basis (discounting at the related Mortgage Rate) than would a waiver of such default or an extension or modification in accordance with the provisions of Section
3.30 hereof, provided, further that, the Special Servicer shall consult with the Healthcare Adviser pursuant to Section 3.31(a) before taking any such action with respect to Healthcare Loans. The Special Servicer shall pay the costs and expenses in any such proceedings as an Advance unless the Special Servicer determines, in its good faith judgment, that such Advance would constitute a Nonrecoverable Advance. If the Special Servicer does not make such Advance in violation of the immediately preceding sentence, the Servicer shall make such Advance, unless the Servicer determines, in its good faith judgment, that such Advance would constitute a Nonrecoverable Advance. The Special Servicer or the Servicer as applicable, shall be entitled to reimbursement of Advances (with interest at the Advance Rate) made pursuant to the preceding sentence to the extent permitted by Section 3.06(ii), (iii) and (vii).

     (c) If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related Borrower or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in its best judgment, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an Officers' Certificate delivered to the Trustee.

     (d) In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee (which shall not include the Special Servicer) or a separate trustee or co-trustee on behalf of the Trustee as holder of the Lower-Tier Regular Interests and Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall (except for purposes of Section 9.01) be considered to be an REO Loan held in the Trust Fund until such time as the related REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses. Consistent with the foregoing, for purposes of all calculations hereunder, so long as such Mortgage Loan shall be considered to be an outstanding Mortgage Loan:

          (i) it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Note shall have been discharged, such Note and, for purposes of determining the Stated Principal Balance thereof, the related amortization schedule in effect at the time of any such acquisition of title shall remain in effect; and

          (ii) Subject to Section 1.02(b), Net REO Proceeds received in any month shall be applied to amounts that would have been payable under the related Note in accordance with the terms of such Note. In the absence of such terms, Net REO Proceeds shall be deemed to have been received first in payment of the accrued interest (not including Excess Interest) that remained unpaid on the date that the related REO Property was acquired by the Trust Fund; second in respect of the delinquent principal installments that remained unpaid on such date; and thereafter, Net REO Proceeds received in any month shall be applied to the payment of installments of principal and accrued interest on such Mortgage Loan deemed to be due and payable in accordance with the terms of such Note and such amortization schedule until such principal has been paid in full and then to Excess Interest and other amounts due under such Mortgage Loan. If such Net REO Proceeds exceed the Monthly Payment then payable, the excess shall be treated as a Principal Prepayment received in respect of such Mortgage Loan.

     (e) Notwithstanding any provision herein to the contrary, the Special Servicer shall not acquire for the benefit of the Trust Fund any personal property pursuant to this Section 3.10 unless either:

          (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer for the benefit of the Trust Fund; or

          (ii) the Special Servicer shall have requested and received an Opinion of Counsel (which opinion shall be an expense of the Lower-Tier REMIC) to the effect that the holding of such personal property by the Lower-Tier REMIC will not cause the imposition of a tax on the Lower-Tier REMIC or Upper-Tier REMIC under the REMIC Provisions or cause the Lower-Tier REMIC or Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

     (f) Notwithstanding any provision to the contrary in this Agreement, the Special Servicer shall not, on behalf of the Trust Fund, obtain title to any direct or indirect partnership interest or other equity interest in any Borrower pledged pursuant to any pledge agreement unless the Special Servicer shall have requested and received an Opinion of Counsel (which opinion shall be an expense of the Trust Fund) to the effect that the holding of such partnership interest or other equity interest by the Trust Fund will not cause the imposition of a tax on the Lower-Tier REMIC or Upper-Tier REMIC under the REMIC Provisions or cause the Lower-Tier REMIC or Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

     (g) Notwithstanding any provision to the contrary contained in this Agreement, the Special Servicer shall not, on behalf of the Trust Fund, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, obtain title to any direct or indirect partnership interest in any Borrower pledged pursuant to a pledge agreement and thereby be the beneficial owner of a Mortgaged Property, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, for the Trust Fund or the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Special Servicer has previously determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by an Independent Person who regularly conducts environmental audits, that:

          (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, and

          (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such Hazardous Materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

     In the event that the environmental assessment first obtained by the Special Servicer with respect to a Mortgaged Property indicates that such Mortgaged Property may not be in compliance with applicable environmental laws or that Hazardous Materials may be present but does not definitively establish such fact, the Special Servicer shall cause such further environmental tests to be conducted by an Independent Person who regularly conducts such tests as the Special Servicer shall deem prudent to protect the interests of Certificateholders. Any such tests shall be deemed part of the environmental assessment obtained by the Special Servicer for purposes of this Section 3.10.

     (h) The environmental assessment contemplated by Section 3.10(g) shall be prepared within three months (or as soon thereafter as practicable) of the determination that such assessment is required by any Independent Person who regularly conducts environmental audits for purchasers of commercial property where the Mortgaged Property is located, as determined by the Special Servicer in a manner consistent with the Servicing Standard. The Servicer shall advance the cost of preparation of such environmental assessments unless the Servicer determines, in its good faith judgment, that such Advance would be a Nonrecoverable Advance. The Servicer shall be entitled to reimbursement of Advances (with interest at the Advance Rate) made pursuant to the preceding sentence in the manner set forth in Section 3.06.

     (i) If the Special Servicer determines pursuant to Section 3.10(g)(i) that a Mortgaged Property is not in compliance with applicable environmental laws but that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, or if the Special Servicer determines pursuant to Section 3.10(g)(ii) that the circumstances referred to therein relating to Hazardous Materials are present but that it is in the best economic interest of the Trust Fund to take such action with respect to the containment, clean-up or remediation of Hazardous Materials affecting such Mortgaged Property as is required by law or regulation, the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund, but only if the Trustee has mailed notice to the Holders of the Regular Certificates of such proposed action, which notice shall be prepared by the Special Servicer, and only if the Trustee does not receive, within 30 days of such notification, instructions from the Holders of greater than 50% of the aggregate Voting Rights of such Classes directing the Special Servicer not to take such action. Notwithstanding the foregoing, if the Special Servicer reasonably determines that it is likely that within such 30-day period irreparable environmental harm to such Mortgage Property would result from the presence of such Hazardous Materials and provides a prior written statement to the Trustee setting forth the basis for such determination, then the Special Servicer may take such action to remedy such condition as may be consistent with the Servicing Standard. None of the Trustee, the Servicer or the Special Servicer shall be obligated to take any action or not take any action pursuant to this Section 3.10(i) at the direction of the Certificateholders unless the Certificateholders agree to indemnify the Trustee, the Servicer and the Special Servicer with respect to such action or inaction. The Special Servicer shall advance the cost of any such compliance, containment, clean-up or remediation unless the Special Servicer determines, in its good faith judgment, that such Advance would constitute a Nonrecoverable Advance.

     (j) The Special Servicer shall report to the IRS and to the related Borrower, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property which is abandoned or foreclosed or regarding any cancellation of indebtedness with respect to any Mortgage Loan. The Special Servicer shall deliver a copy of any such report to the Trustee and to the Servicer.

     (k) The costs of any Updated  Appraisal  obtained  pursuant to this Section
3.10 shall be paid by the Servicer as an Advance and shall be reimbursable from the Collection Account (or from the Collateral Account to the extent Advances are otherwise reimbursable therefrom pursuant to this Section 3.10).

     SECTION 3.11.  Trustee to Cooperate; Release of Mortgage Files.

     Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes, the Servicer shall immediately notify the Trustee or the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.05 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Trust Fund.

     From time to time upon request of the Servicer or Special Servicer and delivery to the Trustee and the Custodian of a Request for Release, the Trustee shall promptly cause the Custodian to release the Mortgage File (or any portion thereof) designated in such Request for Release to the Servicer or Special Servicer, as applicable. Upon return of the foregoing to the Custodian, or in the event of a liquidation or conversion of the Mortgage Loan into an REO Property, or in the event of a substitution of a Mortgage Loan pursuant to
Section 2.03, receipt by the Trustee of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Collection Account or Distribution Account have been so deposited, or that such Mortgage Loan has become an REO Property, or that the Servicer has received a Qualifying Substitute Mortgage Loan and the applicable Substitution Shortfall Amount, the Custodian shall deliver a copy of the Request for Release to the Servicer or Special Servicer, as applicable.

     Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents prepared by the Special Servicer, its agents or attorneys, necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Borrower on the Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required, and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

     SECTION 3.12.  Servicing   Fees,   Trustee   Fees  and  Special   Servicing
                    Compensation.

     (a) As compensation for its activities hereunder, the Servicer shall be entitled with respect to each Mortgage Loan to the Servicing Fee, which shall be payable from amounts on deposit in the Collection Account as set forth in
Section  3.06(iv).  The  Servicer's  rights to the  Servicing  Fee (except  with respect to that portion comprising of the Retained Servicing Fee) may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement. In addition, the Servicer shall be entitled to receive, as additional Servicing Compensation, to the extent permitted by applicable law and the related Mortgage Loans (and not otherwise payable to the Special Servicer pursuant to Section 3.12(b)), any late payment charges, Assumption Fees, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges or similar items (but not including any Prepayment Premiums), in each case to the extent received and not required to be deposited or retained in the Collection Account pursuant to Section 3.05; provided, however, that the Servicer shall not be entitled to apply or retain any amounts as additional compensation, any late payment charges with respect to any Mortgage Loan with respect to which a default or event of default thereunder has occurred and is continuing unless and until such default or event of default has been cured and all delinquent amounts (including any Default Interest) due with respect to such Mortgage Loan have been paid. The Servicer shall also be entitled pursuant to, and to the extent provided in, Sections 3.06(iv) and 3.07(b) to withdraw from the Collection Account and to receive from any Borrower Accounts (to the extent not payable to the related Borrower under the Mortgage Loan or applicable law), Net Prepayment Interest Excess, if any, and any interest or other income earned on deposits therein. Notwithstanding the foregoing, the Master Servicing Fee and investment income earned on any Principal Prepayments during the related Collection Period and due to the Servicer on any Distribution Date shall be reduced by the amount of any Net Prepayment Interest Shortfalls.

     As compensation for its activities hereunder on each Distribution Date, the Trustee shall be entitled with respect to each Mortgage Loan to the Trustee Fee, which shall be payable from amounts on deposit in the Collection Account as set forth in Section 3.06(v). The Trustee shall pay the routine fees and expenses of the Certificate Registrar, the Paying Agent, the Custodian and the Authenticating Agent. The Trustee's rights to the Trustee Fee may not be transferred in whole or in part except in connection with the transfer of all of the Trustee's responsibilities and obligations under this Agreement.

     Except as otherwise provided herein, the Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder, including all fees of any sub-servicers retained by it. Except as otherwise provided herein, the Trustee shall pay all expenses incurred by it in connection with its activities hereunder.

     (b) As compensation for its activities hereunder, the Special Servicer shall be entitled with respect to each Specially Serviced Mortgage Loan to the Special Servicing Compensation, which shall be payable from amounts on deposit in the Collection Account as set forth in Section 3.06(iv). The Special Servicer's rights to the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement. In addition, the Special Servicer shall be entitled to receive, as Special Servicing Compensation, (i) to the extent permitted by applicable law and the related Loan Documents, any Assumption Fees, loan service transaction fees, demand fees, statement charges and other fees relating to any Specially Serviced Mortgage Loan or with respect to servicing activities performed by the Special Servicer and, for any modification, extension or other action by the Special Servicer for which the consent of, or review by, the Servicer is required, one-half of any modification, extension or other fees payable by the related Borrower in connection therewith and (ii) any interest or other income earned on deposits in the REO Accounts.

     Except as otherwise provided herein, the Special Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder.

     (c) In addition, a Workout Fee will be payable to the Special Servicer with respect to each Mortgage Loan that ceases to be a Specially Serviced Mortgage Loan pursuant to the definition thereof. As to each such Mortgage Loan, the Workout Fee will be payable out of each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any such Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again ceases to be a Specially Serviced Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that cease to be Specially Serviced Mortgage Loans during the period that it had responsibility for servicing Specially Serviced Mortgage Loans and that had ceased being Specially Serviced Mortgage Loans at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence.

     A Liquidation Fee will be payable to the Special Servicer with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer recovered any Liquidation Proceeds. As to each such Specially Serviced Mortgage Loan and REO Property, the Liquidation Fee will be payable from the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the purchase of any Specially Serviced Mortgage Loan or REO Property by the Servicer, the Special Servicer, any Mortgage Loan Seller or any holder of Certificates evidencing a majority interest in the Controlling Class or the purchase of all of the Mortgage Loans and REO Properties by the Servicer or the Depositor in connection with the termination of the Trust Fund.

     If, however, Liquidation Proceeds are received with respect to any Specially Serviced Mortgage Loan to which the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest.

     (d) [Intentionally Left Blank].

     (e) The Servicer, Special Servicer and Trustee shall be entitled to reimbursement from the Trust Fund for the costs and expenses incurred by them in the performance of their duties under this Agreement which are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulations
Section 1.860G-1(b)(3)(iii). Such expenses shall include, by way of example and not by way of limitation, environmental assessments, Updated Appraisals and appraisals in connection with foreclosure, the fees and expenses of any administrative or judicial proceeding and expenses expressly identified as reimbursable in Section 3.06(vii).

     (f) No provision of this Agreement or of the Certificates shall require the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder or thereunder, or in the exercise of any of their rights or powers, if, in the good faith business judgment of the Servicer, Special Servicer, Trustee or Fiscal Agent, as the case may be, repayment of such funds would not be ultimately recoverable from late payments, Net Insurance Proceeds, Net Liquidation Proceeds and other collections on or in respect of the Mortgage Loans, or from adequate indemnity from other assets comprising the Trust Fund against such risk or liability.

     If the Servicer, the Special Servicer or the Trustee receives a request or inquiry from a Borrower, any Certificateholder or any other Person the response to which would, in the Servicer's or the Trustee's good faith business judgment require the assistance of Independent legal counsel or other consultant to the Servicer, the Special Servicer or the Trustee, the cost of which would not be an expense of the Trust Fund hereunder, then the Servicer, the Special Servicer or the Trustee, as the case may be, shall not be required to take any action in response to such request or inquiry unless the Borrower or such Certificateholder or such other Person, as applicable, makes arrangements for the payment of the Servicer's, the Special Servicer's or the Trustee's expenses associated with such counsel (including, without limitation, posting an advance payment for such expenses) satisfactory to the Servicer, the Special Servicer or the Trustee, as the case may be, in its sole discretion. Unless such arrangements have been made, the Servicer, the Special Servicer or the Trustee, as the case may be, shall have no liability to any Person for the failure to respond to such request or inquiry.

     SECTION 3.13.  Reports to the Trustee; Collection Account Statements.

     (a) The Servicer shall deliver to the Trustee, the Healthcare Adviser and the Special Servicer, no later than 3:00 p.m. Central time two Business Days prior to the Servicer Remittance Date prior to each Distribution Date, the Servicer Remittance Report with respect to the related Distribution Date (which shall include, without limitation, the amount of Available Funds for such related Collection Period) including a written statement of anticipated P&I Advances for the related Distribution Date. The Servicer's responsibilities under this Section 3.13(a) with respect to REO Loans shall be subject to the satisfaction of the Special Servicer's obligations under Section 3.26. The Servicer shall by 11:00 a.m. Central time deliver to the Trustee on the Servicer Remittance Date information on the available funds received after the Determination Date from the subservicer in a file format agreeable to the Trustee and the Servicer.

     (b) For so long as the Servicer makes deposits into and withdrawals from the Collection Account, not later than fifteen days after each Distribution Date, the Servicer shall forward to the Trustee and the Fiscal Agent a statement prepared by the Servicer setting forth the status of the Collection Account as of the close of business on the last Business Day of the related Collection Period and showing the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in Section 3.05 and each category of withdrawal specified in Section 3.06 for the related Collection Period. The Trustee and its agents and attorneys may at any time during normal business hours, upon reasonable notice, inspect and copy the books, records and accounts of the Servicer solely relating to the Mortgage Loans and the performance of its duties hereunder.

     (c) Beginning in May 1998, no later than 12:00 noon Central time on each Servicer Remittance Date, the Servicer shall deliver or cause to be delivered to the Trustee and the Healthcare Adviser the following reports with respect to the Mortgage Loans (and, if applicable, the related REO Properties), providing the required information as of the immediately preceding Determination Date: (i) a Comparative Financial Status Report, (ii) a Delinquent Loan Status Report; (iii) an Historical Loss Estimate Report; (iv) an Historical Loan Modification Report;
(v) an REO Status Report; and (vi) CSSA Reports and/or data files. Such reports shall be presented in writing and on a computer readable medium reasonably acceptable to the Trustee. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Servicer at least four Business Days prior to the related Servicer Remittance Date in the form required by Section 3.13(f) or shall be provided by means of such reports so delivered by the Special Servicer to the Servicer in the form so required. In the absence of manifest error, the Servicer shall be entitled to conclusively rely upon, without investigation or inquiry, the information and reports delivered to it by the Special Servicer, and the Trustee shall be entitled to conclusively rely upon the Servicer's reports and the Special Servicer's reports without any duty or obligation to recompute, verify or recalculate any of the amounts and other information stated therein.

     (d) The Servicer shall deliver or cause to be delivered to the Trustee and the Healthcare Adviser the following materials, in each case to the extent that such materials or the information on which they are based have been received by the Servicer:

          (i) At least annually by June 30th, beginning in 1998, with respect to each Mortgage Loan and REO Mortgage Loan (to the extent prepared by and received from the Special Servicer in the case of any Specially Serviced Mortgage Loan or REO Mortgage Loan), an Operating Statement Analysis for the related Mortgaged Property or REO Property as of the end of the preceding calendar year, together with copies of the operating statements and rent rolls (but only to the extent the related Borrower is required by the Mortgage to deliver, or otherwise agrees to provide such information and, with respect to operating statements and rent rolls for Specially Serviced Mortgage Loans and REO Properties, only to the extent requested by the Special Servicer) for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year. The Servicer shall use its best reasonable efforts to obtain said annual operating statements and rent rolls with respect to each of the Mortgage Loans other than Specially Serviced Mortgage Loans or REO Mortgage Loans, which efforts shall include a letter sent to the related Borrower (followed up with telephone calls), requesting such annual operating statements and rent rolls until they are received to the extent such action is consistent with applicable law and the terms of the Mortgage Loans.

          (ii) Within thirty days after receipt by the Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage Loan or REO Property) of any annual operating statements with respect to any Mortgaged Property or REO Property (to the extent prepared by and received from the Special Servicer in the case of any Specially Serviced Mortgage Loan or REO Property), an Operating Statement Analysis Worksheet for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit).

The Servicer shall maintain one Operating Statement Analysis report for each Mortgaged Property and REO Property (to the extent prepared by and received from the Special Servicer in the case of any REO Property or any Mortgaged Property constituting security for a Specially Serviced Mortgage Loan). The Operating Statement Analysis report for each Mortgaged Property (other than any such Mortgaged Property which is REO Property or constitutes security for a Specially Serviced Mortgage Loan) is to be updated by the Servicer and such updated report delivered to the Trustee within thirty days after receipt by the Servicer of updated operating statements for such Mortgaged Property. The Servicer will use the "Normalized" column from the Operating Statement Analysis Worksheet to update the Operating Statement Analysis report and will use any operating statements received with respect to any Mortgaged Property (other than any such Mortgaged Property which is REO Property or constitutes security for a Specially Serviced Mortgage Loan) to update the Operating Statement Analysis report for such Mortgaged Property, such updates to be completed and copies thereof sent to the Trustee within thirty days after receipt of the necessary information.

     The Special Servicer will be required pursuant to Section 3.13(g) to deliver to the Servicer the information required pursuant to this Section 3.13(d) with respect to Specially Serviced Mortgage Loans and REO Mortgage Loans on or before June 10th of each year, commencing on June 10, 1998, and within ten days after its receipt of any operating statement for any related Mortgaged Property or REO Property.

     (e) No later than 12:00 noon Central time on the Servicer Remittance Date, beginning in May, 1998, the Servicer shall prepare and deliver to the Trustee, the Healthcare Adviser (with respect to Healthcare Loans) and the Special Servicer, a Watch List of all Mortgage Loans that the Servicer has determined are in jeopardy of becoming Specially Serviced Mortgage Loans. For this purpose, Mortgage Loans that are in jeopardy of becoming Specially Serviced Mortgage Loans shall include, without limitation: (i) Mortgage Loans having a current Debt Service Coverage Ratio that is 80% or less of the trailing twelve-month Debt Service Coverage Ratio as of the Cut-off Date or having a current trailing twelve-month Debt Service Coverage Ratio that is less than 1.00x, (ii) Mortgage Loans as to which any required inspection of the related Mortgaged Property conducted by the Servicer indicates a problem that the Servicer determines can reasonably be expected to materially and adversely affect the cash flow generated by such Mortgaged Property, (iii) Mortgage Loans which have come to the Servicer's attention in the performance of its duties under this Agreement (without any expansion of such duties by reason hereof) that (A) any tenant occupying 25% or more of the space in the related Mortgaged Property has vacated (without being replaced by a comparable tenant and lease) or been the subject of bankruptcy or similar proceedings or (B) relate to a borrower or an affiliate that is the subject of a bankruptcy or similar proceeding, (iv) Mortgage Loans that are at least 30 days delinquent in payment, and (v) Mortgage Loans that are within 60 days of maturity.

     The Special Servicer shall report to the Servicer any of the foregoing events promptly upon the Special Servicer having knowledge of such event. In addition, in connection with their servicing of the Mortgage Loans, the Servicer and the Special Servicer shall provide to each other and to the Trustee written notice of any event that comes to their knowledge with respect to a Mortgage Loan or REO Property that the Servicer or the Special Servicer, respectively, determines, in accordance with Servicing Standards, would have a material adverse effect on such Mortgage Loan or REO Property, which notice shall include an explanation as to the reason for such material adverse effect.

     (f) At least four Business Days prior to each Servicer Remittance Date, the Special Servicer shall deliver, or cause to be delivered, to the Servicer and, upon the request of any of the Trustee, the Healthcare Adviser, the Depositor or any Rating Agency, to such requesting party, the following reports with respect to the Specially Serviced Mortgage Loans (and, if applicable, the related REO Properties), providing the required information as of the Determination Date (or, upon the consent of the Servicer, data files in a form acceptable to the Servicer): (i) a Delinquent Loan Status Report; (ii) an Historical Loss Estimate Report; (iii) an Historical Loan Modification Report; (iv) an REO Status Report;
(v) Comparative Financial Status Reports with respect to all Specially Serviced Mortgage Loans; (vi) a Watch List. Such reports or data shall be presented in writing and on a computer readable magnetic medium or other electronic format acceptable to the Servicer.

     (g) The Special Servicer shall deliver or cause to be delivered to the Servicer and, upon the request of any of the Trustee, the Healthcare Adviser, the Depositor or any Rating Agency, to such requesting party, the following materials, in each case to the extent that such materials or the information on which they are based have been received by the Special Servicer:

          (i) Annually, on or before June 10 of each year, commencing with June 10, 1998, with respect to each Specially Serviced Mortgage Loan and REO Mortgage Loan, an Operating Statement Analysis for the related Mortgaged Property or REO Property as of the end of the preceding calendar year, together with copies of the operating statements and rent rolls for the related Mortgaged Property or REO Property as of the end of the preceding calendar year. The Special Servicer shall use its best reasonable efforts to obtain said annual operating statements and rent rolls with respect to each Mortgaged Property constituting security for a Specially Serviced Mortgage Loan and each REO Property, which efforts shall include a letter sent to the related Borrower or other appropriate party each quarter (followed up with telephone calls) requesting such annual operating statements and rent rolls until they are received.

          (ii) Within 10 days of receipt by the Special Servicer of any annual operating statements with respect to any Mortgaged Property relating to a Specially Serviced Mortgage Loan, or at least six months of operating information with respect to any REO Property, an Operating Statement Analysis Worksheet for such Mortgaged Property or REO Property (with the annual operating statements attached thereto as an exhibit); provided, however, that, upon consent of the Servicer, the Special Servicer may instead provide data files in a form acceptable to the Seller.

The Special Servicer shall maintain one Operating Statement Analysis report for each Mortgaged Property securing a Specially Serviced Mortgage Loan and REO Property. The Operating Statement Analysis report for each Mortgaged Property which constitutes security for a Specially Serviced Mortgage Loan or is a REO Property is to be updated by the Special Servicer and such updated report delivered to the Servicer within ten days after receipt by the Special Servicer of updated operating statements for each such Mortgaged Property; provided, however, that, upon consent of the Servicer, the Special Servicer may instead provide data files in a form acceptable to the Servicer. In addition, the Special Servicer shall with respect to any such report after January 1, 1998 provide each such report to the Servicer in the then applicable CSSA format. The Special Servicer will use the "Normalized" column from the Operating Statement Analysis Worksheet to update the Operating Statement Analysis report and will use any operating statements received with respect to any Mortgaged Property which constitutes security for a Specially Serviced Mortgage Loan or is a REO Property to update the Operating Statement Analysis report for such Mortgaged Property, such updates to be completed and copies thereof sent to the Servicer within ten days after receipt of the necessary information.

     (h) The Trustee shall be entitled to rely conclusively on and shall not be responsible for the content or accuracy of any information provided to it by the Servicer or the Special Servicer pursuant to this Agreement.

     SECTION 3.14.  Annual Statement as to Compliance.

     The Servicer and the Special Servicer (the "reporting person") each shall deliver to the Trustee, the Depositor and to the Rating Agencies on or before March 15 of each year, beginning with March 15, 1999, an Officer's Certificate stating, as to each signatory thereof, (i) that a review of the activities of the reporting person during the preceding calendar year (or such shorter period from the Closing Date to the end of the related calendar year) and of its performance under this Agreement has been made under such officer's supervision,
(ii) that, to the best of such officer's knowledge, based on such review, the reporting person has fulfilled all of its obligations under this Agreement throughout such year (or such shorter period), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer, the nature and status thereof and what action it proposes to take with respect thereto, (iii) that, to the best of such officer's knowledge, each related sub-servicer has fulfilled its obligations under its sub-servicing agreement in all material respects, or, if there has been a material default in the fulfillment of such obligations, specifying each such default known to such officer and the nature and status thereof, and (iv) whether it has received any notice regarding qualification, or challenging the status, of the Upper-Tier REMIC or Lower-Tier REMIC as a REMIC from the IRS or any other governmental agency or body.

     SECTION 3.15.  Annual Independent Public Accountants' Servicing Report.

     On or before March 15 of each year, beginning with March 15, 1999, the Servicer and the Special Servicer (the "reporting person") each at the reporting person's expense shall cause a firm of nationally recognized Independent public accountants (who may also render other services to the reporting person) which is a member of the American Institute of Certified Public Accountants to furnish a statement (an "Accountant's Statement") to the Trustee, the Depositor and to the Rating Agencies, to the effect that such firm has examined certain documents and records relating to the servicing of the similar mortgage loans under similar agreements and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, such servicing has been conducted in compliance with similar agreements except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC require it to report, in which case such exceptions and errors shall be so reported. Each reporting person shall obtain from the related accountants, or shall prepare, an electronic version of each Accountant's Statement and provide such electronic version to the Trustee for filing in accordance with the procedures set forth in Section 3.22 hereof. With respect to any electronic version of an Accountant's Statement prepared by the reporting person, the reporting person shall receive written confirmation from the related accountants that such electronic version is a conformed copy of the original Accountant's Statement.

     SECTION 3.16.  Access to Certain Documentation.

     The Servicer and Special Servicer shall provide to any Certificateholders that are federally insured financial institutions, the Federal Reserve Board, the FDIC and the OTS and the supervisory agents and examiners of such boards and such corporations, and any other governmental or regulatory body to the jurisdiction of which any Certificateholder is subject, access to the documentation regarding the Mortgage Loans required by applicable regulations of the Federal Reserve Board, FDIC, OTS or any such governmental or regulatory body, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer or Special Servicer. Nothing in this Section 3.16 shall detract from the obligation of the Servicer and Special Servicer to observe any applicable law prohibiting disclosure of information with respect to the Borrowers, and the failure of the Servicer and Special Servicer to provide access as provided in this Section 3.16 as a result of such obligation shall not constitute a breach of this Section 3.16.

     SECTION 3.17. Title and Management of REO Properties and REO Account Properties.

     (a) In the event that title to any Mortgaged Property is acquired for the benefit of Certificateholders in foreclosure, by deed in lieu of foreclosure or upon abandonment or reclamation from bankruptcy, the deed or certificate of sale shall be taken in the name of the Trustee, or its nominee (which shall not include the Servicer), or a separate trustee or co-trustee, on behalf of the Trust Fund. The Special Servicer, after consultation with the Healthcare Adviser with respect to Healthcare Loans as provided in Section 3.31(a), on behalf of the Trust Fund, shall dispose of any REO Property prior to the close of the third calendar year following the year in which the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless (i) the Special Servicer on behalf of the Lower-Tier REMIC has applied for an extension of such period pursuant to Sections 856(e)(3) and 860G(a)(8)(A) of the Code, in which case the Special Servicer shall sell such REO Property within the applicable extension period or (ii) the Special Servicer seeks and subsequently receives an Opinion of Counsel (which opinion shall be an expense of the Trust Fund), addressed to the Special Servicer and Trustee, to the effect that the holding by the Trust Fund of such REO Property for an additional specified period will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) at any time that any Certificate is outstanding, in which event such period shall be extended by such additional specified period subject to any conditions set forth in such Opinion of Counsel. The Special Servicer, on behalf of the Trust Fund, shall dispose of any REO Property held by the Trust Fund prior to the last day of such period (taking into account extensions) by which such REO Property is required to be disposed of pursuant to the provisions of the immediately preceding sentence in a manner provided under Section 3.18 hereof. The Special Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a)).

     (b) The Special Servicer shall have full power and authority, in consultation with the Healthcare Adviser with respect to Healthcare Properties (to the extent provided in Section 3.31) and subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Special Servicer manages and operates similar property owned or managed by the Special Servicer or any of its Affiliates, all on such terms and for such period as the Special Servicer deems to be in the best interests of Certificateholders, and, in connection therewith, the Special Servicer shall agree to the payment of management fees that are consistent with general market standards. Consistent with the foregoing, the Special Servicer shall cause or permit to be earned with respect to such REO Property any "net income from foreclosure property," within the meaning of Section 860G(c) of the Code, which is subject to tax under the REMIC Provisions only if it has determined, and has so advised the Trustee in writing, that the earning of such income on a net after-tax basis could reasonably be expected to result in a greater recovery on behalf of Certificateholders than an alternative method of operation or rental of such REO Property that would not be subject to such a tax. The Special Servicer shall segregate and hold all revenues received by it with respect to any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to any REO Property a segregated custodial account (each, an "REO Account"), each of which shall be an Eligible Account and shall be entitled "LaSalle National Bank, as Trustee, in trust for Holders of Deutsche
Mortgage & Asset Receiving Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-C1, REO Account." The Special Servicer shall be entitled to withdraw for its account any interest or investment income earned on funds deposited in an REO Account to the extent provided in Section 3.07(b). The Special Servicer shall deposit or cause to be deposited in the REO Account within one Business Day after receipt all revenues received by it with respect to any REO Property (other than Liquidation Proceeds), and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property and for other Property Protection Expenses with respect to such REO Property, including:

          (i) all insurance premiums due and payable in respect of any REO Property;

          (ii) all real estate taxes and assessments in respect of any REO Property that may result in the imposition of a lien thereon;

          (iii) all costs and expenses reasonable and necessary to protect, maintain, manage, operate, repair and restore any REO Property; and

          (iv) any taxes imposed on the Upper Tier REMIC or Lower-Tier REMIC in respect of net income from foreclosure property in accordance with Section 4.05.

     To the extent that such REO Proceeds are insufficient for the purposes set forth in clauses (i) through (iii) above the Special Servicer shall advance the amount of such shortfall unless the Special Servicer determines, in its good faith judgment, that such Advance would be a Nonrecoverable Advance. If the Special Servicer does not make such Advance in violation of the immediately preceding sentence, the Servicer shall make such Advance; if the Servicer does not make any such Advance, the Trustee shall make such Advance; and if the
Trustee fails to make any such Advance, the Fiscal Agent shall make such Advance, unless in each case, the Servicer, the Trustee or the Fiscal Agent determines that such Advance would be a Nonrecoverable Advance. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Servicer that an Advance, if made, would be a Nonrecoverable Advance. The Trustee and the Fiscal Agent, in determining whether or not a proposed Advance would be a Nonrecoverable Advance, shall be subject to the standards applicable to the Servicer hereunder. The Special Servicer, Servicer, the Trustee or the Fiscal Agent, as applicable, shall be entitled to reimbursement of such Advances (with interest at the Advance Rate) made pursuant to the preceding sentence, to the extent set forth in Section 3.06(ii). The Special Servicer shall withdraw from each REO Account and remit to the Servicer for deposit into the Collection Account on a monthly basis prior to or on the related Due Date the Net REO Proceeds received or collected from each REO Property, except that in determining the amount of such Net REO Proceeds, the Special Servicer may retain in each REO Account reasonable reserves for repairs, replacements and necessary capital improvements and other related expenses.

     Notwithstanding the foregoing, the Special Servicer shall not:

          (i)   permit  the Trust  Fund to enter  into,  renew or extend any New
                Lease, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

          (ii)  permit any amount to be received or accrued under any New Lease,
                other  than  amounts  that  will  constitute   Rents  from  Real
                Property;

          (iii) authorize or permit any construction on any REO Property, other than the repair or maintenance thereof or the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

          (iv) Directly Operate or allow any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund, unless such Person is an Independent Contractor;

unless, in any such case, the Special Servicer has requested and received an Opinion of Counsel addressed to the Special Servicer and the Trustee (which opinion shall be an expense of the Trust Fund) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

     The Special Servicer shall be required to contract with an Independent Contractor (acceptable to each Rating Agency as evidenced by written confirmation that contracting with such Independent Contractor would not, in and of itself cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates), the fees and expenses of which shall be an expense of the Trust Fund and payable out of REO Proceeds, for the operation and management of any REO Property, within 90 days of the Trust Fund's acquisition thereof (unless the Special Servicer shall have provided the Trustee with an Opinion of Counsel that the operation and management of any REO Property other than through an Independent Contractor shall not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Code Section 860G(a)(8)) (which opinion shall be an expense of the Trust Fund), provided that:

          (i)   the  terms  and   conditions  of  any  such  contract  shall  be
                reasonable and customary for the area and type of property and shall not be inconsistent herewith;

          (ii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above, and remit all related revenues (net of such costs and expenses) to the Special Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

          (iii) none of the provisions of this Section 3.17(b) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations to the Trust Fund or the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

          (iv) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

     The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

     (c) Promptly following any acquisition by the Trust Fund of an REO Property, the Special Servicer shall notify the Servicer thereof, and, upon receipt of such notice, the Servicer shall obtain an Updated Appraisal thereof, but only in the event that any Updated Appraisal with respect thereto is more than 12 months old, in order to determine the fair market value of such REO Property and shall notify the Depositor, the Special Servicer and the Trustee hereto of the results of such appraisal. Any such appraisal shall be conducted in accordance with Appraisal Institute standards and the cost thereof shall be an expense of the Trust Fund. The Servicer shall obtain a new Updated Appraisal or a letter update every 12 months thereafter.

     (d) When and as necessary, the Special Servicer shall send to the Trustee a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Sections 3.17(a) and 3.17(b).

     SECTION 3.18.  Sale  of   Specially   Serviced   Mortgage   Loans  and  REO
                    Properties.

     (a) With respect to any Specially Serviced Mortgage Loan which the Special Servicer has determined to sell in accordance with Section 3.10, and with respect to Healthcare Properties, after consultation with the Healthcare Adviser, the Special Servicer shall promptly so notify, in writing, the Servicer and the Trustee, and the Trustee shall so notify, in writing, within 10 days after receipt of its notice, the Holders of the Controlling Class. The Holder or Holders of the majority of the Voting Rights (the "Majority Certificateholder") of the Controlling Class may at its (or their) option purchase from the Trust Fund, at a price equal to the Repurchase Price, any such Specially Serviced Mortgage Loan. The Repurchase Price for any Specially Serviced Mortgage Loan purchased hereunder shall be deposited into the Collection Account, and the Trustee, upon receipt of an Officer's Certificate from the Servicer to the effect that such deposit has been made, shall release or cause to be released to the Majority Certificateholder of the Controlling Class (or any designee thereof) the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Majority Certificateholder of the Controlling Class (or any designee thereof) ownership of such Specially Serviced Mortgage Loan.

     (b) If the Majority Certificateholder of the Controlling Class has not purchased any such Specially Serviced Mortgage Loan within 15 days of its having received notice in respect thereof pursuant to the immediately preceding subsection (a), either the Special Servicer or, subject to the Special Servicer's prior rights in such regard, the Servicer may at its option, within 15 days after receipt of such notice, purchase such Specially Serviced Mortgage Loan from the Trust Fund, at a price equal to the Repurchase Price. The Repurchase Price for any Specially Serviced Mortgage Loan purchased hereunder shall be deposited into the Collection Account, and the Trustee, upon receipt of an Officer's Certificate from the Servicer to the effect that such deposit has been made, shall release or cause to be released to the Servicer or the Special Servicer, as applicable, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in the Servicer or the Special Servicer as applicable, such Specially Serviced Mortgage Loan.

     (c) The Special Servicer may offer to sell any Specially Serviced Mortgage Loan not otherwise purchased by the Majority Certificateholder of the Controlling Class, the Servicer or the Special Servicer pursuant to subsection
(a) or (b) above, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery to Certificateholders on a present value basis than would liquidation of the related Mortgaged Property. Such offering shall be made in a commercially reasonable manner (which, for purposes hereof, includes an offer to sell without representation or warranty other than customary warranties of title, loan status, condition and similar customary matters, if liability for breach thereof is limited to recourse against the Trust Fund) for a period of not less than 10 days or more than 90 days. Unless the Special Servicer determines that acceptance of any offer would not be in the best economic interests of the Trust Fund, the Special Servicer shall accept the highest cash offer received from any Person that constitutes a fair price for such Mortgage Loan. In the absence of any offer determined as provided below to be fair, the Special Servicer shall proceed with respect to such Specially Serviced Mortgage Loan in accordance with
Section 3.10 and, otherwise, in accordance with the Servicing Standard.

     The Special Servicer shall use reasonable efforts to solicit offers for each REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.17(a). The Special Servicer shall accept the first (and, if multiple bids are contemporaneously received, highest) cash bid received from any Person that constitutes a fair price for such REO Property. If the Special Servicer determines, in its good faith and reasonable judgment, that it will be unable to realize a fair price for any REO property within the time constraints imposed by Section 3.17(a), then the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received.

     The Special Servicer shall give the Trustee and the Servicer not less than three Business Days' prior written notice of its intention to sell any defaulted Specially Serviced Mortgage Loan or Mortgage Loan or REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any defaulted Specially Serviced Mortgage Loan or any REO Property pursuant hereto.

     (d) Whether any cash bid constitutes a fair price for any defaulted Specially Mortgage Loan or REO property, as the case may be, for purposes of
Section 3.18(d), shall be determined by the Special Servicer, if the highest bidder is a Person other than an Interested Person, and by the Trustee, if the highest bidder is an Interested Person; provided, however, that no bid from an Interested Person shall constitute a fair price unless (i) it is the highest bid received and (ii) at least two other bids are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Mortgage Loan or REO Property, the Trustee shall be supplied with and shall rely on the most recent appraisal or Updated Appraisal conducted in accordance with this Agreement within the preceding
12-month period or in the absence of any such appraisal, on a narrative appraisal prepared by an appraiser selected by the Special Servicer if the Special Servicer is not making an offer with respect to a Mortgage Loan or REO Property and shall be selected by the Servicer if the Special Servicer is making such an offer. The cost of any such narrative appraisal shall be covered by, and shall be reimbursable as, a Property Advance. In determining whether any offer from a Person other than an Interested Person constitutes a fair price for any such Mortgage Loan or REO Property, the Special Servicer shall take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to this Agreement within the prior 12 months), and in determining whether any offer from an Interested Person constitutes a fair price for any such Specially Serviced Mortgage Loan or REO property, any appraiser shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Specially Serviced Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in
Section 3.17(a). The Repurchase Price for any Specially Serviced Mortgage Loan or REO Property shall in all cases be deemed a fair price.

     (e) Subject to subsections (a) through (e) above, the Special Servicer shall act on behalf of the Trustee in negotiating and taking any other action necessary or appropriate in connection with the sale of any defaulted Specially Serviced Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge for its own account prospective offerors, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or exchanging offers without obligation to deposit such amounts into the Collection Account. Any sale of a defaulted Specially Serviced Mortgage Loan or any REO Property shall be final and without recourse to the Trustee or the Trust Fund (except such recourse to the Trust Fund imposed by those representations and warranties typically given in such transactions, any prorations applied thereto and any customary closing matters), and if such sale is consummated in accordance with the terms of this Agreement, none of the Special Servicer, the Servicer, the Depositor, the Fiscal Agent or the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

     (f) Any sale of a defaulted Specially Serviced Mortgage Loan or any REO Property shall be for cash only (unless, as evidenced by an Opinion of Counsel, changes in the REMIC Regulations made subsequent to the Startup Day allow a sale for other consideration).

     (g) Notwithstanding any of the foregoing paragraphs of this Section 3.18, the Special Servicer shall not be obligated to accept the highest cash offer if the Special Servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the best interests of the Certificateholders, and the Special Servicer may accept a lower cash offer (from any Person other than itself or an Affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholder (for example, if the prospective buyer making the lower offer is more likely to perform its obligations or the terms offered by the prospective buyer making the lower offer are more favorable).

     SECTION 3.19. Additional Obligations of the Servicer and Special Servicer; Inspections.

     (a) The Servicer (or, with respect to Specially Serviced Mortgage Loans and REO Properties, the Special Servicer) shall inspect or cause to be inspected (at its own expense) each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standard, but in any event shall inspect each Mortgaged Property with an Allocated Loan Amount of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in December 1998 (or at such lesser frequency as each Rating Agency shall have confirmed in writing to the Servicer, will not result a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of the Certificates) and (C) if the Mortgage Loan (i) becomes a Specially Serviced Mortgage Loan, (ii) has a debt service coverage ratio of less than 1.0 or (iii) is delinquent for 60 days, each related Mortgaged Property shall be inspected by the Special Servicer as soon as practicable and thereafter at least every 12 months for so long as such condition exists. The Servicer or Special Servicer, as applicable, shall send to the Rating Agencies, (and, in the case of Healthcare Properties, the Healthcare Adviser) within 20 days of completion, each inspection report.

     (b) With respect to each Mortgage Loan, the Servicer (or the Special Servicer, in the case of a Specially Serviced Mortgage Loan) shall enforce the Trustee's rights with respect to the Manager under the related Loan Documents and Management Agreement.

     SECTION 3.20.  Authenticating Agent.

     The Trustee may appoint an Authenticating Agent to execute and to authenticate Certificates. The Authenticating Agent must be acceptable to the Servicer and must be a corporation organized and doing business under the laws of the United States of America or any state, having a principal office and place of business in a state and city acceptable to the Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities. The Trustee shall serve as the initial Authenticating Agent and the Trustee hereby accepts such appointment.

     Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Depositor and the Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice of termination to the Authenticating Agent, the Depositor and the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 3.20, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Servicer and the Depositor, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 3.20.

     The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any reasonable compensation paid to the Authenticating Agent shall be an unreimbursable expense of the Trustee.

     SECTION 3.21.  Appointment of Custodians.

     The Trustee may appoint one or more Custodians to hold all or a portion of the Mortgage Files on behalf of the Trustee, by entering into a Custodial Agreement with any Custodian who is not the Trustee. The Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000, shall have a long-term debt rating of at least "BBB" from Fitch and "Baa2" from Moody's , unless the Trustee shall have received prior written confirmation from each Rating Agency that the appointment of such Custodian would not cause such Rating Agency to withdraw, qualify or downgrade any of its then-current ratings on the Certificates, and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each Custodial Agreement may be amended only as provided in Section 10.07. Any reasonable compensation paid to the Custodian shall be an unreimbursable expense of the Trustee. The Trustee shall serve as the initial Custodian. The Custodian shall maintain a fidelity bond in the form and amount that are customary for securitizations similar to the securitization evidenced by this Agreement, with Trustee named as loss payee. The Custodian shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Custodian. In addition, the Custodian shall keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations hereunder in the form and amount that are customary for securitizations similar to the securitization evidenced by this Agreement, with the Trustee named as loss payee. All fidelity bonds and policies of errors and omissions insurance obtained under this Section
3.21 shall be issued by a Qualified Insurer.

     SECTION 3.22. Reports to the Securities and Exchange Commission; Available Information.

     (a) The Servicer and the Trustee shall prepare and the Trustee shall sign and file, on behalf of the Depositor, any and all Exchange Act Reports; provided, however, that (i) the Depositor shall prepare, sign and file with the Commission the initial Form 8-K relating to the Trust Fund and (ii) the Special Servicer shall prepare and sign on behalf of the Depositor any Exchange Act Report which includes an Annual Compliance Report relating to the Special Servicer. Each Exchange Act Report consisting of a monthly Distribution Date Statement, Comparative Financial Status Report, Delinquent Loan Status Report, Historical Loss Estimate Report, Historical Loan Modification Report, REO Status Report, Operating Statement Analysis, Operating Statement Analysis Worksheet, Watch List, or report pursuant to Section 4.02(b)(i) shall be prepared as an exhibit or exhibits to a Form 8-K. Each Exchange Act Report consisting of an Annual Compliance Report shall be prepared as exhibits to an Annual Report on Form 10-K and shall identify the aggregate number of Holders of Public Certificates and Direct Participants holding positions in Public Certificates as of December 31 (or the nearest Business Day if such date is not a Business Day) of the related year based on information provided by the Trustee. The Trustee shall provide the Servicer and the Special Servicer with a list of Certificateholders and Direct Participants holding Public Certificates as of December 31 of the related year no later than two Business Days prior to the date on which the Servicer or Special Servicer, as applicable, is required to deliver the related Exchange Act Report to the Trustee. For each Exchange Act Report, the Servicer or the Special Servicer, as applicable, shall prepare (i) a manually-signed paper version of such report and (ii) an electronic version of such report, which version shall be prepared as a Microsoft Word for Windows file (or in such other format as the Trustee, the Depositor and the Servicer or the Special Servicer may agree), that is suitable for filing via the SEC EDGAR system. Exchange Act Reports consisting of (i) a monthly Distribution Date Statement, a Comparative Financial Status Report, Delinquent Loan Status Report, Historical Loss Estimate Report, Historical Loan Modification Report, REO Status Report, Operating Statement Analysis, Operating Statement Analysis Worksheet, Watch List, or report pursuant to Section 4.02(b)(i) shall be filed within ten days after each Distribution Date; and (ii) an Annual Compliance Report shall be filed on or prior to March 15 of each calendar year. Manually-signed copies of each Exchange Act Report shall be delivered to the Trustee.

     All reports and notices to be filed by the Trustee, other than the monthly Distribution Date Statements, shall be delivered by the Servicer to the Trustee no later than 3 days after each Distribution Date, and shall be in an 80 column text format suitable for EDGAR filing, or in such other format that is acceptable to the Trustee from time to time.

     If information for any Exchange Act Report is incomplete by the date on which such report is required to be filed under the Exchange Act, the Trustee or, with respect to any Annual Compliance Report relating to the Special Servicer, the Special Servicer shall prepare and execute a Form 12b-25 under the Exchange Act and shall deliver an electronic version of such form to the Trustee. The Trustee or the Special Servicer, as applicable, shall file the related report in electronic form when such information is available.

     If the requirements of Section 15(d) of the Exchange Act have not been met, the Trustee shall suspend filing reports with the Commission as of fiscal year 1999 and shall fila Form 15 with the Commission no later than January 30, 1999.

     The Trustee shall solicit any and all proxies of the Certificateholders whenever such proxies are required to be solicited pursuant to the Exchange Act.

     (b) [Intentionally Left Blank].

     (c) The Servicer shall, in accordance with such reasonable rules and procedures as it may adopt (which may include the requirement that an agreement, that provides that such information shall be used solely for purposes of evaluating the investment characteristics of the Certificates and be used in accordance with applicable law governing securities, be executed to the extent the Servicer deems such action to be necessary or appropriate), also make available any additional information relating to the Mortgage Loans, the
Mortgaged  Properties  or  the  Borrowers,  for  review  by the  Depositor,  the
Healthcare Adviser (only with respect to Healthcare Properties), the Underwriters, the Rating Agencies and any other Persons to whom the Servicer believes such disclosure is appropriate, in each case except to the extent doing so is prohibited by applicable law or by any related Loan Documents related to a Mortgage Loan.

     (d) The Servicer and the Special Servicer shall make available at its offices during normal business hours, or send to the requesting party at the expense of each such requesting party (other than the Rating Agencies, the Healthcare Adviser and the Depositor) for review by the Depositor, the Trustee, the Rating Agencies, the Underwriters, the Healthcare Adviser and any other Persons to whom the Servicer or the Special Servicer, as applicable, believes such disclosure to be appropriate the following items: (i) all financial statements, occupancy information, rent rolls, retail sales information, average daily room rates and similar information received by the Servicer or the Special Servicer, as applicable, from each Borrower, (ii) the inspection reports prepared by or on behalf of the Servicer or the Special Servicer, as applicable, in connection with the property inspections pursuant to Section 3.19, (iii) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer or the Special Servicer, as applicable and (iv) any and all officer's certificates and other evidence delivered to the Trustee and the Depositor to support the Servicer's determination that any Advance was, or if made would be, a Nonrecoverable Advance. Copies of any and all of the foregoing items shall be available, to the extent in their possession, from the Servicer or the Special Servicer, as applicable, or the Trustee, as applicable, upon request.

     (e) Notwithstanding the obligations of the Servicer set forth in the preceding provisions of this Section 3.22, the Servicer may withhold any information not yet included in a Form 8-K filed with the Commission or otherwise made publicly available with respect to which the Trustee or the Servicer has determined that such withholding is appropriate.

     (f) Notwithstanding any provisions in this Agreement to the contrary, the Trustee shall not be required to review the content of any Exchange Act Report for compliance with applicable securities laws or regulations, completeness, accuracy or otherwise, and the Trustee shall have no liability with respect to any Exchange Act Report filed with the Commission or delivered to Certificateholders. None of the Servicer, the Special Servicer and the Trustee shall be responsible for the accuracy or completeness of any information supplied by a Borrower or a third party for inclusion in any Form 8-K, and each of the Servicer, the Healthcare Adviser, the Special Servicer and the Trustee, and each of their respective directors, officers, employees and agents shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission therein. None of the Trustee, the Special Servicer and the Servicer shall have any responsibility or liability with respect to any Exchange Act Report filed by the Depositor, and each of the Servicer, the Special Servicer and the Trustee shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission therein.

     SECTION 3.23. Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts.

     The Servicer shall administer each Lock-Box Account, Cash Collateral Account, Escrow Account and Reserve Account in accordance with the related
Mortgage or Loan Agreement, Cash Collateral Account Agreement or Lock-Box Agreement, if any.

     SECTION 3.24.  Property Advances.

     (a) The Servicer or, with respect to Specially Serviced Mortgage Loans, the Special Servicer (or, to the extent provided in Section 3.24(b), the Trustee or the Fiscal Agent) to the extent specifically provided for in this Agreement, shall make any Property Advances as and to the extent otherwise required pursuant to the terms hereof. For purposes of distributions to Certificateholders and compensation to the Servicer, Special Servicer or Trustee, Property Advances shall not be considered to increase the principal balance of any Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so provide.

     (b) The Servicer shall notify the Trustee and the Fiscal Agent, and the Special Servicer shall notify the Servicer, the Trustee and the Fiscal Agent, in writing promptly upon, and in any event within one Business Day after, becoming aware that it will be unable to make any Property Advance required to be made pursuant to the terms hereof, and in connection therewith, shall set forth in such notice the amount of such Property Advance, the Person to whom it will be paid, and the circumstances and purpose of such Property Advance, and shall set forth therein information and instructions for the payment of such Property
Advance, and, on the date specified in such notice for the payment of such Property Advance, or, if the date for payment has passed or if no such date is specified, then within five Business Days following such notice, the Trustee (or with respect to a Property Advance required to be made by the Special Servicer, the Servicer, and if the Servicer so fails, the Trustee), subject to the provisions of Section 3.24(c), shall pay the amount of such Property Advance in accordance with such information and instructions. If the Trustee fails to make any Property Advance required to be made under this Section 3.24, the Fiscal Agent, subject to the provisions of Section 3.24(c), shall make such Advance on the same day the Trustee was required to make such Property Advance and, thereby, the Trustee shall not be in default under this Agreement.

     (c) None of the Servicer, the Trustee, the Fiscal Agent or the Special Servicer shall be obligated to make a Property Advance as to any Mortgage Loan or REO Property if the Servicer, the Trustee, the Fiscal Agent or the Special Servicer, as applicable, determines that such Advance will be a Nonrecoverable Advance. The Trustee and the Fiscal Agent (or the Servicer with respect to a Property Advance required to be made by the Special Servicer) shall be entitled to rely, conclusively, on any determination by the Servicer or Special Servicer, as applicable, that a Property Advance, if made, would be a Nonrecoverable Advance. The Trustee and the Fiscal Agent, in determining whether or not a Property Advance previously made is, or a proposed Property Advance, if made, would be, a Nonrecoverable Advance shall be subject to the standards applicable to the Servicer hereunder.

     (d) The Servicer, the Special Servicer, the Trustee and/or the Fiscal Agent, as applicable, shall be entitled to the reimbursement of Property Advances made by any of them to the extent permitted pursuant to Section 3.06(ii) of this Agreement, together with any related Advance Interest Amount in respect of such Property Advances, and the Servicer and Special Servicer hereby covenant and agree to promptly seek and effect the reimbursement of such Property Advances from the related Borrowers to the extent permitted by applicable law and the related Loan Documents.

     SECTION 3.25.  Appointment of Special Servicer.

     (a) Banc One Mortgage Capital Markets, LLC is hereby appointed as the initial Special Servicer to service each Specially Serviced Mortgage Loan.

     (b) Certificateholders representing greater than 50% of the Percentage Interests of the Controlling Class shall be entitled to remove the Special Servicer with or without cause and to appoint a successor Special Servicer, provided that each Rating Agency confirms to the Trustee in writing that such appointment, in and of itself, would not have caused a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. If there is a Special Servicer Event of Default, the Special Servicer shall be removed and replaced pursuant to Sections 7.01(c) and 7.02.

     (c) The appointment of any such successor Special Servicer, shall not relieve the Servicer, the Trustee or the Fiscal Agent of their respective obligations to make Advances as set forth herein; provided, however, the Servicer shall not be liable for any actions or any inaction of such successor Special Servicer. Any termination fee payable to the terminated Special Servicer (and it is acknowledged that there is no such fee payable in the event of a termination of the Servicer as Special Servicer or in the event of a termination for breach of this Agreement) shall be paid by the Certificateholders so terminating the Special Servicer and shall not in any event be an expense of the Trust Fund.

     (d) No termination of the Special Servicer and appointment of a successor Special Servicer shall be effective until the successor Special Servicer has assumed all of its responsibilities, duties and liabilities hereunder pursuant to a writing satisfactory to the Trustee and each Rating Agency, as evidenced in writing, and the Trustee has received written confirmation from each Rating Agency that such appointment would not cause any Rating Agency to qualify, withdraw or downgrade any of its then current ratings on any Certificates. Any successor Special Servicer shall make the representations and warranties provided for in Section 2.04(a) mutatis mutandis.

     SECTION 3.26. Transfer of Servicing Between Servicer and Special Servicer; Record Keeping; Asset Status Report.

     (a) Upon determining that any Mortgage Loan has become a Specially Serviced Mortgage Loan, the Servicer shall immediately give notice thereof, to the Special Servicer and shall use its best efforts to provide the Special Servicer with all information, documents (but excluding the original documents constituting the Mortgage File) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its duties hereunder with respect thereto without acting through a sub-servicer. The Servicer shall use its best efforts to comply with the preceding sentence within five Business Days of the date such Mortgage Loan became a Specially Serviced Mortgage Loan and in any event shall continue to act as Servicer and administrator of such Mortgage Loan until the Special Servicer has commenced the servicing of such Mortgage Loan, which shall occur upon the receipt by the Special Servicer of the information, documents and records referred to in the preceding sentence. With respect to each Mortgage Loan that becomes a Specially Serviced Mortgage Loan, the Servicer shall instruct the related Borrower to continue to remit all payments in respect of such Mortgage Loan to the Servicer. The Servicer or Special Servicer, as applicable, may agree that, notwithstanding the preceding sentence, with respect to each Mortgage Loan that became a Specially Serviced Mortgage Loan, the Servicer shall instruct the related Borrower to remit all payments in respect of such Mortgage Loan to the Special Servicer, provided that the payee in respect of such payments shall remain the Servicer. The Special Servicer shall remit to the Servicer any such payments received by it pursuant to the preceding sentence within one Business Day of receipt. The Servicer shall forward any notices it would otherwise send to the Borrower of a Specially Serviced Mortgage Loan to the Special Servicer who shall send such notice to the related Borrower.

     Upon determining that no event has occurred and is continuing with respect to a Mortgage Loan that causes such Mortgage Loan to be a Specially Serviced Mortgage Loan, the Special Servicer shall immediately give notice thereof to the Servicer, and upon giving such notice, such Mortgage Loan shall cease to be a Specially Serviced Mortgage Loan in accordance with the first proviso of the definition of Specially Serviced Mortgage Loan, the Special Servicer's obligation to service such Mortgage Loan shall terminate and the obligations of the Servicer to service and administer such Mortgage Loan as a Mortgage Loan that is not a Specially Serviced Mortgage Loan shall resume. In addition, if the related Borrower has been instructed, pursuant to the last sentence of the preceding paragraph, to make payments to the Special Servicer, upon such determination, the Special Servicer shall instruct the related Borrower to remit all payments in respect of such Specially Serviced Mortgage Loan directly to the Servicer.

     (b) In servicing any Specially Serviced Mortgage Loan, the Special Servicer shall provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (to the extent such documents are in the possession of the Special Servicer) and copies of any additional related Mortgage Loan information, including correspondence with the related Borrower, and the Special Servicer shall promptly provide copies of all of the foregoing to the Servicer as well as copies of any analysis or internal review prepared by or for the benefit of the Special Servicer.

     (c) Not later than the Business Day preceding each date on which the Servicer is required to furnish a report under Section 3.13(a) to the Trustee, the Special Servicer shall deliver to the Trustee, with a copy to the Servicer, a written statement describing, on a Mortgage Loan by Mortgage Loan basis, (i) the amount of all payments on account of interest received on each Specially Serviced Mortgage Loan, the amount of all payments on account of principal, including Principal Prepayments, on each Specially Serviced Mortgage Loan, the amount of Net Insurance Proceeds and Net Liquidation Proceeds received with respect to each Specially Serviced Mortgage Loan, and the amount of net income or net loss, as determined from management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any rental income that does not constitute Rents from Real Property with respect to the REO Property relating to each applicable Specially Serviced Mortgage Loan, in each case in accordance with Section 3.17 and (ii) such additional information relating to the Specially Serviced Mortgage Loans as the Servicer or Trustee reasonably requests to enable it to perform its duties under this Agreement. Such statement and information shall be furnished to the Servicer in writing and/or in such electronic media as acceptable to the Servicer.

     (d) Notwithstanding the provisions of the preceding subsection (c), the Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and shall provide the Special Servicer with any information reasonably required by the Special Servicer to perform its duties under this Agreement. The Special Servicer shall provide the Servicer with any information reasonably required by the Servicer to perform its duties under this Agreement.

     (e) The Servicer shall furnish to the Special Servicer a current copy of any "watch list" that it maintains with respect to the Mortgage Loans.

     (f) No later than 30 days after a Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer shall deliver to each Rating Agency and the Directing Certificateholder (and with respect to any Healthcare Loan, the Healthcare Adviser) and upon request, the Underwriters, a report (the "Asset Status Report") with respect to such Mortgage Loan and the related Mortgaged Property. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

          (i) summary of the status of such Specially Serviced Mortgage Loan and any negotiations with the related Mortgagor;

          (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standards, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Mortgage Loan and whether outside legal counsel has been retained;

          (iii) the most current rent roll and income or operating statement available for the related Mortgaged Property;

          (iv) the Special Servicer's recommendations on how such Specially Serviced Mortgage Loan might be returned to performing status and returned to the Servicer for regular servicing or otherwise realized upon;

          (v) the appraised value of the Mortgaged Property together with the assumptions used in the calculation thereof; and

          (vi) such other information as the Special Servicer deems relevant in light of the Servicing Standards.

     If within 5 Business Days of receiving an Asset Status Report, the Directing Certificateholder does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law or the terms of the applicable Mortgage Loan documents. If the Directing Certificateholder disapproves such Asset Status Report, the Special Servicer will revise such Asset Status Report and deliver to the Directing Certificateholder, the Rating
Agencies and the Servicer (and with respect to any Healthcare Loan, the Healthcare Adviser) a new Asset Status Report as soon as practicable, but in no event later than 5 days after such disapproval. The Special Servicer shall revise such Asset Status Report as described above in this Section 3.26(f) until the Directing Certificateholder shall fail to disapprove such revised Asset Status Report in writing within 5 Business Days of receiving such revised Asset Status Report or until the Special Servicer makes one of the determinations described below. In any event, if the Directing Certificateholder does not approve an Asset Status Report within 15 days from the first submission of an Asset Status Report, the Special Servicer may act upon the form of Asset Status Report that it deems appropriate and in compliance with the Servicing Standard. The Directing Certificateholder is required to act as promptly as possible in order to finalize the Asset Status Report. The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section. Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a 10 Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and it has made a reasonable effort to contact the Directing Certificateholder and (ii) in any case, shall determine whether such affirmative disapproval is not in the best interest of all the Certificateholders pursuant to the Servicing Standards. Upon making such determination, the Special Servicer shall notify the Fiscal Agent and the Trustee of such rejection and deliver to the Fiscal Agent and the Trustee a proposed notice to Certificateholders which shall include a copy of the Asset Status Report, and the Fiscal Agent shall send such notice to all Certificateholders. If the majority of such Certificateholders, as determined by Voting Rights, fail, within 5 days of the Fiscal Agent's sending such notice, to reject such Asset Status Report, the Special Servicer shall implement the same. If the Asset Status Report is rejected by the Certificateholders, the Special Servicer shall revise such Asset Status Report as described above in this
Section 3.21(e). The Fiscal Agent shall be entitled to reimbursement from the Trust Fund for the reasonable expenses of providing such notices.

     The Special Servicer shall have the authority to meet with the Mortgagor for any Specially Serviced Mortgage Loan and take such actions consistent with the Servicing Standards and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standards.

     No direction of the Directing Certificateholder shall (a) require or cause the Special Servicer to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standards and to maintain the REMIC status of each of the Lower-Tier REMIC and the Upper-Tier REMIC, or (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or (c) expose the Servicer, the Special Servicer, the Depositor, any Mortgage Loan Seller, the Trust Fund, the Trustee or their officers, directors, employees, agents or "control persons" within the meaning assigned to such term in the Act, to any claim, suit or liability or (d) materially expand the scope of the Special Servicer's or the Servicer's responsibilities under this Agreement.

     SECTION 3.27.  [RESERVED].

     SECTION 3.28. Limitations on and Authorizations of the Servicer and Special Servicer with Respect to Certain Mortgage Loans.

     (a) Prior to taking any action with respect to a Mortgage Loan secured by Mortgaged Properties located in a "one-action" state, the Servicer or Special Servicer, as applicable, shall consult with legal counsel, the fees and expenses of which shall be an expense of the Trust Fund.

     (b) With respect to any Mortgage Loan which permits the related Borrower, with the consent or grant of a waiver by mortgagee, to incur additional indebtedness or to amend or modify the related Borrower's organizational documents, then the Special Servicer may only consent to either such action, or grant a waiver with respect thereto, if the Special Servicer determines (in respect of Healthcare Properties, after consultation with the Healthcare Adviser) that such consent or waiver is likely to result in a greater recovery on a present value basis (discounted at the related Mortgage Rate) than would not consenting to such action and the Special Servicer first obtains written confirmation from each Rating Agency that such consent or grant of a waiver would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates. The Servicer shall not be entitled or required to consent to, or grant a waiver with respect to, either action.

     (c) [Intentionally Left Blank].

     (d) With respect to all Mortgage Loans that provide that the holder of the related Note may apply the monthly payment against principal, interest and any other sums due in the order as the holder shall determine, the Servicer shall apply such Monthly Payment to interest (other than Excess Interest or Default Interest) under the related Mortgage Loan prior to application to principal or any other sums due.

     (e) With respect to the Mortgage Loans that have Anticipated Repayment Dates, the Servicer (including the Servicer in its capacity as a Certificateholder, if applicable), shall not take any enforcement action with respect to the payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment, other than requests for collection, until the maturity date of the related Mortgage Loan.

     (f) To the extent not inconsistent with the related Mortgage Loan, the Servicer shall not consent to a change of franchise affiliation with respect to a Mortgaged Property unless it obtains written confirmation from Fitch and Moody's that such consent would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates.

     (g) With respect to the Mortgage Loans that have Anticipated Repayment Dates, the Servicer shall be permitted, in its discretion, to waive all or any accrued Excess Interest if, prior to the related maturity date, the related Borrower has requested the right to prepay the Mortgage Loan in full together with all payments required by the Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest, provided that the Servicer's determination to waive the right to such accrued Excess Interest is reasonably likely to produce a greater payment to Certificateholders on a present value basis than a refusal to waive the right to such Excess Interest. Any such waiver shall not be effective until such prepayment is tendered. The Servicer will have no liability to the Trust Fund, the Certificateholders or any other person so long as such determination is based on such criteria. Other than pursuant to Section 3.30, the Special Servicer shall have no right to waive the payment of Excess Interest under the circumstances described in this Section 3.28(i).

     (h) With respect to the Mortgage Loans that (i) require earthquake insurance, or (ii) (A) at the date of origination were secured by Mortgaged Properties on which the related Borrower maintained earthquake insurance and (B) have provisions which enable the Servicer to continue to require the related Borrower to maintain earthquake insurance, the Servicer shall require the related Borrower to maintain such insurance in the amount, in the case of clause
(i),  required by the  Mortgage  Loan and in the  amount,  in the case of clause
(ii), maintained at origination, in each case, to the extent such amounts are available at commercially reasonable rates. Any determination by the Servicer that such insurance is not available at commercially reasonable rates shall be subject to confirmation by Fitch that such determination not to purchase such insurance will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates rated by Fitch.

     (i) The Servicer shall send written notice to each Borrower and the related Manager and clearing bank that, if applicable, the Servicer and/or the Trustee has been appointed as the "Designee" of the "Lender" under any related Lock-Box Agreement.

     (j) [Intentionally Left Blank].

     (k) [Intentionally Left Blank].

     (l) [Intentionally Left Blank].

     (m) If any Mortgage Loan provides that the "Lender" with respect thereto is required to purchase U.S. government obligations on behalf of the related Borrower in connection with any defeasance of the related Note, the Servicer shall purchase such obligations and effectuate such defeasance, at the Borrower's expense, in accordance with the provisions of the related Loan Documents, consistent with the Servicing Standard.

     (n) Servicer shall promptly provide notice to the "licensor" or "franchisor" with respect to the Mortgaged Properties that are hotel properties to the effect that the related Mortgage Loan has been assigned to the Trust Fund. In so doing, Servicer shall include in such notices the information specified in the related "comfort" or "estoppel" letters executed by the related "licensor or "franchisor". Trustee shall cooperate with Servicer in furnishing any information required to be include in such notices.

     (o) The Servicer (together with its employees, officer and directors) shall not utilize the proprietary and nonpublic information that it becomes aware of in servicing the Mortgage Loans to render advice in connection with, solicit, or otherwise participate in the refinancing of any Mortgage Loans (whether at maturity or otherwise, unless the related Mortgage Loan Seller confirms in writing that it will not pursue the refinancing of such Mortgaged Property). Neither the Servicer nor the Special Servicer shall make its Mortgage Loan Servicing System available to Servicer's affiliates engaged in the commercial mortgage origination business.

     (p) [Intentionally Left Blank].

     (q) [Intentionally Left Blank].

     (r) [Intentionally Left Blank].

     (s) Without limiting the obligations of the Servicer hereunder with respect to the enforcement of a Borrower's obligations under the related Mortgage Loan Documents, the Servicer agrees that it shall enforce the provisions of the Mortgage Loan Documents with respect to the collection of Prepayment Premiums.

     (t) In the event that a Rating Agency shall charge a fee in connection with providing confirmation hereunder that a proposed action will not result in the downgrade, withdrawal, or qualification of any rating assigned to any Class of Certificates, the Servicer shall require the related Borrower to pay such fee to the full extent permitted under the applicable Mortgage Loan Documents.

     (u) The Servicer shall convene dial-in conference calls on a quarterly basis for the purpose of providing investors in the Certificates with an opportunity to discuss pool and loan performance issues.

     SECTION 3.29. [Intentionally Left Blank].

     SECTION 3.30.  Modification, Waiver, Amendment and Consents.

     (a) The Servicer or, with respect to Specially Serviced Mortgage Loans, the Special Servicer may agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and/or permit the release of the Mortgagor on or any guarantor of any Mortgage Loan it is required to service and administer hereunder, without the consent of the Trustee or, except as contemplated by clause (ii) below, any Certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

          (i) other than as provided in Section 3.03 and 3.09, the Servicer or, with respect to Specially Serviced Mortgage Loans, the Special Servicer shall not agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.30(a) with respect to, any Mortgage Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Servicer or the Special Servicer's, as applicable, good faith and reasonable judgment, materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon or materially alter, substitute or increase the security for such Mortgage Loan (other than the alteration or construction of improvement thereon) or any guaranty or other credit enhancement with respect thereto (other than the substitution of a similar commercially available credit enhancement contract); the Special Servicer may, however, agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.30(a) with respect to a Specially Serviced Mortgage Loan that would have any such effect, but only if, in the Special Servicer's reasonable and good faith judgment, a material default on such Mortgage Loan has occurred or a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders on a present value basis, than would liquidation. Any such action taken by the Servicer or the Special Servicer, as applicable, shall be accompanied by an Officer's Certificate to such effect and to which is attached the present value calculation which establishes the basis for such determination, a copy of which shall be delivered to the Trustee for delivery to the Rating Agencies;

          (ii) the Servicer or the Special Servicer, as applicable, may not extend the Maturity Date of any Mortgage Loan beyond the date that is two years prior to the Rated Final Distribution Date;

          (iii) neither the Servicer or the Special Servicer, as applicable, shall make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would (A) be a "significant modification" of such Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or (B) cause any Mortgage Loan to cease to be a "qualified mortgage" within the meaning of
Section 860G(a)(3) of the Code (the Servicer or the Special Servicer, as applicable, shall not be liable for judgments as regards decisions made under this subsection which were made in good faith and, unless it would constitute bad faith or negligence to do so, the Special Servicer may rely on opinions of counsel in making such decisions);

          (iv) neither the Servicer or the Special Servicer, as applicable, shall permit any Mortgagor to add or substitute any collateral for an outstanding Mortgage Loan, which collateral constitutes real property, unless the Servicer or the Special Servicer, as applicable, shall have first determined, in its reasonable and good faith judgment, based upon a Phase I environmental assessment (and such additional environmental testing as the Servicer or the Special Servicer, as applicable, deems necessary and appropriate) prepared by an Independent Person who regularly conducts environmental assessments (and such additional environmental testing), at the expense of the Mortgagor, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations; and

          (v) the Servicer or the Special Servicer, as applicable, shall not release or substitute any collateral securing an outstanding Mortgage Loan except as provided in Section 3.10(i) and except in the case of a release where
(A) the use of the collateral to be released will not, in the Servicer or the Special Servicer's, as applicable, good faith and reasonable judgment, materially and adversely affect the net operating income being generated by or the use of the related Mortgaged Property, (B) there is a corresponding principal paydown of such Mortgage Loan in an amount at least equal to, or a delivery of substitute collateral with an appraised value at least equal to, the appraised value of the collateral to be released, (C) the remaining Mortgaged Property and any substitute collateral is, in the Servicer or the Special Servicer's, as applicable, good faith and reasonable judgment, adequate security for the remaining Mortgage Loan and (D) such release and/or substitution would not result in the downgrade, qualification or withdrawal of the rating then assigned by any Rating Agency to any Class of Certificates (as confirmed in writing by each Rating Agency);

provided that (x) the limitations, conditions and restrictions set forth in clauses (i) through (v) above shall not apply to any modification of any term of any Mortgage Loan that either occurs automatically, or results from the exercise of a unilateral option by the Mortgagor within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(iii), and (y) notwithstanding clauses (i) through (v) above, the Servicer or the Special Servicer, as applicable, shall not be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Mortgagor if in their reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar. The Servicer or the Special Servicer, as applicable, may not extend the Maturity Date on any Mortgage Loan except pursuant to this Section 3.30(a) or as otherwise required under the related loan documents.

     (b) The Servicer or the Special Servicer, as applicable, shall not have any liability to the Trust Fund, the Certificateholders or any other Person if its analysis and determination that the modification, waiver, amendment or other action contemplated by Section 3.30(a) is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than would liquidation, should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis in good faith by the Servicer or the Special Servicer, as applicable, and the Servicer or the Special Servicer, as applicable, was not negligent in ascertaining the pertinent facts.

     (c) Any payment of interest, which is deferred pursuant to any modification, waiver or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan or such modification, waiver or amendment so permit.

     (d) Except for waivers of penalty charges and notice periods, all material modifications, waivers and amendments of the Mortgage Loans entered into pursuant to this Section 3.30 shall be in writing.

     (e) The Servicer or the Special Servicer, as applicable, shall notify the Trustee, each other and with respect to Healthcare Loans, the Healthcare Adviser, in writing, of any modification, waiver or amendment of any term of any Mortgage Loan and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within 10 Business Days) following the execution thereof.

     (f) The Servicer or, with respect to the Specially Serviced Mortgage Loans, the Special Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement and applicable law, require that such Mortgagor pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, and (ii) any related costs and expenses incurred by it. In no event shall the Servicer or, with respect to Specially Serviced Mortgage Loans, the Special Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

     SECTION 3.31. Duties of Healthcare Adviser; Compensation of Healthcare Adviser.

     (a) The Trustee, the Servicer and the Special Servicer will be required to deliver to the Healthcare Adviser all reports and other information they receive with respect to any Healthcare Property and Healthcare Loan. The Healthcare Adviser will monitor such Healthcare Loans and Healthcare Properties and will provide advice to the Servicer, the Special Servicer and the Controlling Class with respect thereto, such advice to be given in accordance with the Healthcare Adviser Standard. The Special Servicer is required to consult with the Healthcare Adviser with respect to the preparation of each Asset Status Report pertaining to any Healthcare Loan or Healthcare Property. The Servicer and the Special Servicer will be restricted from taking any material actions with respect to Healthcare Loans and the Healthcare Properties without first providing notice to, and consulting with, the Healthcare Adviser. The Healthcare Adviser in turn will recommend to the Servicer or Special Servicer, as the case may be, with notice to the Controlling Class, an action that should be taken (which recommendation the Servicer or the Special Servicer, as applicable, may or may not adopt) with respect to such Healthcare Loan or Healthcare Property, such advice to be given in accordance with the Healthcare Adviser Standard.

     (b) All correspondence and communications with the Healthcare Adviser may be conducted with the officers or employees of the Healthcare Adviser whose names appear on a list of officers or employees furnished to the Special Servicer by the Healthcare Adviser, as such list may from time to time be amended.

     (c) As compensation for its activities hereunder, the Healthcare Adviser shall be entitled with respect to each Healthcare Loan to the Healthcare Adviser Fee, which is a portion of the Servicing Fee, payable from amounts on deposit in the Collection Account as set forth in Section 3.06(iv). The Healthcare Adviser's rights to the Healthcare Adviser Fee may not be transferred in whole or in part except in connection with the transfer of all of the Healthcare Adviser's responsibilities and obligations under this Agreement.

     SECTION 3.32.  Healthcare Adviser; Elections.

     (a) On the Closing Date and as otherwise provided herein, the Holder or Holders of the Regular Certificates (other than the Class X Certificates) with an aggregate Certificate Balance equal to more than 50% of the aggregate Certificate Balance of the Controlling Class will be entitled to elect, and shall be deemed to have elected, the Healthcare Adviser as their representative as provided in this Section 3.32. Upon (i) the receipt by the Trustee of written requests for an election of a Healthcare Adviser from Certificateholders representing more than 50% of the aggregate Certificate Balance of the Certificates of the then Controlling Class, (ii) the resignation or removal of the Person acting as Healthcare Adviser, or (iii) a determination by the Trustee that the Controlling Class has changed, an election of a successor Healthcare Adviser shall be held, commencing as soon as practicable thereafter. The Healthcare Adviser shall be elected for the purpose of advising the actions of the Servicer and Special Servicer specified herein.

     (b) After any such receipt, resignation, removal or determination contemplated by Section 3.32(a), the Trustee shall call a meeting of the Holders of the Controlling Class for the purpose of electing a Healthcare Adviser. Notice of any such meeting of such Holders shall be mailed or delivered to each Holder by the Trustee not less than 10 days nor more than 60 days prior to the meeting. The notice shall state the place and the time of the meeting, which may be held by telephone. Certificateholders representing a majority (by Certificate Balance) of the Certificates of the applicable Class or Classes, present in person or represented by proxy, shall constitute a quorum for the nomination of a Healthcare Adviser. At the meeting, each such Holder shall be entitled to nominate one Person to act as Healthcare Adviser. The Trustee shall cause the election of the Healthcare Adviser to be held as soon thereafter as convenient.

     (c) Each Holder of the Certificates of the Controlling Class shall be entitled to vote in each election of the Healthcare Adviser. The voting in each election of the Healthcare Adviser shall be in writing mailed, delivered or sent by courier and actually received by the Trustee on or prior to the date of such election. Immediately upon receipt by the Trustee of votes (which have not been rescinded) from the Holders of Certificates representing more than 50% of the aggregate Certificate Balance of the Certificates of the then Controlling Class which are cast for a single Person, such Person shall be, upon such Person's acceptance, the Healthcare Adviser. In the event that after the Closing Date a Healthcare Adviser shall have resigned and a successor Healthcare Adviser shall not have been elected within 90 days, the Servicer shall appoint a new Healthcare Adviser.

     Upon receipt of notice from either Rating Agency that, unless the Healthcare Adviser is replaced, the then-current ratings on the Certificates will be qualified, withdrawn or downgraded the Controlling Class shall appoint a successor Healthcare Adviser, or, if the Controlling Class fails to appoint such successor within 90 days, the Servicer shall appoint a successor Healthcare Adviser, in either case subject to the restrictions set forth herein.

     (d) The Healthcare Adviser may be removed at any time by the written vote, copies of which must be delivered to the Trustee, of Holders of Certificates representing more than 50% of the aggregate Certificate Balance of the then Controlling Class. However, the Healthcare Adviser cannot be removed unless a successor Healthcare Adviser has been appointed.

     (e) The Trustee shall act as judge of each election of a Healthcare Adviser, and, absent manifest error, the determination of the results of any such election by the Trustee shall be conclusive. Notwithstanding any other provisions of this Section 3.32, the Trustee may make such reasonable regulations as it may deem advisable for any such election. Upon election of a successor Healthcare Adviser, the Trustee shall promptly mail notice thereof by first class mail to the Depositor, the Servicer, the Special Servicer, and each of the Rating Agencies.

     (f) The Healthcare Adviser is required to be an entity that regularly provides consultation and advice with respect to healthcare properties and healthcare loans similar to the Healthcare Properties and the Healthcare Loans and is responsible for providing such advice in connection with loans having an original principal balance in the aggregate in excess of $100,000,000. Prior to the appointment of any successor Healthcare Adviser, the Trustee must receive written confirmation from Fitch that the then-current ratings of the Certificates will not be qualified, withdrawn or downgraded solely because of the appointment of such successor Healthcare Adviser.

     SECTION 3.33. Limitation on Liability of Healthcare Adviser. The Healthcare Adviser will have no responsibility or liability to the Trust or any Class of Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, that the Healthcare Adviser will not be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Healthcare Adviser may advise actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Healthcare Adviser may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates and, absent willful misconduct, bad faith, fraud or negligence on the part of the Healthcare Adviser, agree to take no action against the Healthcare Adviser or any of its officers, directors, employees, principals or agents as a result of such special relationship or conflict.

                                   ARTICLE IV

                       DISTRIBUTIONS TO CERTIFICATEHOLDERS

     SECTION 4.01. Distributions.

     (a) (i) The initial Lower-Tier Balances, Lower-Tier Balances as of any date subsequent to the first Distribution Date, and Lower-Tier Remittance Rates on, each Class of Lower-Tier I Regular Interests shall be derived from the Certificate Balances and Pass-Through Rates on the Classes of Regular Certificates in the manner set forth in the following table:

   Lower-Tier         Initial Lower-        Lower-Tier            Lower-Tier
Regular Interest       Tier Balance         Balance (1)         Remittance Rate
----------------      --------------        -----------         ---------------

  Class A-1-L          $382.88600000       0.0001% x A-1          6.2200%

  Class A-2-L          $852.36100000       0.0001% x A-2          6.5380%

  Class B-L            $108.99200000       0.0001% x B            6.6640%

  Class C-L            $108.99200000       0.0001% x C            6.8610%

  Class D-L             $99.90900000       0.0001% x D            7.2310%

  Class E-L             $27.24800000       0.0001% x E            7.5000%

  Class F-L             $45.41300000       0.0001% x F            7.5000% (3)

  Class G-L             $45.41300000       0.0001% x G            7.5000% (3)

  Class H-L             $18.16500000       0.0001% x H            7.5000% (3)

  Class J-L             $22.70600000       0.0001% x J            6.2200% (3)

  Class K-L             $22.70600000       0.0001% x K            6.2200% (3)

  Class L-L             $40.87200000       0.0001% x L            6.2200% (3)

  Class M-L             $40.87200000       0.0001% x M            6.2200% (3)

  Class LWAC          $1,816,539,338      99.9999% x SPB(2)               (4)

------------------------------
(1) The designations A-1, A-2, B, C, D, E, F, G, H, J, K, L and M in this column refer to 100% of the Certificate Balance of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates, respectively, as of any applicable date.

(2) The Class LWAC Interest has a Lower-Tier Balance equal to 99.9999% of the Stated Principal Balance of the Mortgage Loans immediately following the preceding Distribution Date or the Cut-off Date in the case of the first Distribution Date.

(3) Interest will accrue on the Class F-L, Class G-L, Class H-L, Class J-L, Class K-L, Class L-L and Class M-L Interests at the lesser of the specified fixed rate or the Weighted Average Net Mortgage Pass-Through Rate.

(4) Interest will accrue on the Class LWAC Interest during each Interest Accrual Period at the Weighted Average Net Mortgage Pass-Through Rate.

          (ii) On each Distribution Date, amounts held in the Distribution Account shall be withdrawn (to the extent of the Available Distribution Amount) in the case of all Classes of Lower-Tier Regular Interests and distributed on the Lower-Tier Regular Interests as follows:

               (1) amounts distributable as interest to the Class A-1 and Class A-2 Certificates pursuant to Section 4.01(b)(i) and (ii) shall be allocated 0.0001% to the Related Lower-Tier Regular Interests and 99.9999% to the Class LWAC Interest;

               (2) amounts distributable as principal to the Class A-1 and Class A-2 Certificates pursuant to Section 4.01(b)(iii),
                    (iv) or (v) shall be allocated 0.0001% to the Related Lower-Tier Regular Interests and 99.9999% to the Class LWAC Interest;

               (3) amounts distributable as interest to the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates pursuant to Section 4.01(b)(vi), (vii), (x), (xi), (xiv), (xv), (xviii), (xix),
                    (xxii),  (xxiii),  (xxvi),  (xxvii), (xxx), (xxxi), (xxxiv),
                    (xxxv), (xxxviii), (xxxix), (xlii), (xliii), (xlvi) and (xlvii) shall be allocated 0.0001% to the Related Lower-Tier Regular Interests and 99.9999% to the Class LWAC Interest;

               (4) amounts distributable as principal to the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates pursuant to Section 4.01(b)(viii), (xii), (xvi), (xx), (xxiv), (xxviii),
                    (xxxii), (xxxvi), (xl), (xliv), and (xlviii) shall be allocated 0.0001% to the Related Lower-Tier Regular Interests and 99.9999% to the Class LWAC Interest;

               (5) amounts distributable for unreimbursed amounts of Realized Losses previously allocated to the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates pursuant to Section 4.01(b)(ix), (xiii), (xvii), (xxi), (xxv), (xxix), (xxxiii), (xxxvii), (xli), (xlv), and (xlix) shall be allocated 0.0001% to the Related Lower-Tier Regular Interests and 99.9999% to the Class LWAC Interest;

               (6)  amounts   distributable   as   interest   to  the   Class  X
                    Certificates pursuant to Section 4.01(b)(i) or (ii) shall be allocated 100.0000% to the Class LWAC Interest.

          (iii) The amounts distributable pursuant to clauses (i)(1) though (7) above constitute the "Lower-Tier Distribution Amount." Any amount that remains in the Distribution Account on each Distribution Date after distribution of the Lower-Tier Distribution Amount and Prepayment Premiums allocable to the Lower-Tier Regular Interests pursuant to Section 4.01(c)(ii) shall be distributed to the Holders of the Class LR Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date remaining in the Distribution Account, if any).

     (b) On each Distribution Date, amounts distributed on the Lower-Tier Regular Interests pursuant to Section 4.01(a) shall be deposited in the Upper-Tier Distribution Account, and Holders of each Class of Certificates (other than the Class LR Certificates) shall receive distributions from amounts on deposit in the Upper-Tier Distribution Account in respect of interest and principal, in the amounts and in the order of priority set forth below:

          (i) First, pro rata, in respect of interest, to the Class A-1, Class A-2 and Class X Certificates, up to an amount equal to the aggregate Interest Accrual Amount of such Classes;

          (ii) Second, pro rata, to the Class A-1, Class A-2 and Class X Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Classes;

          (iii) Third, prior to the Crossover Date, to the Class A-1 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount until the Certificate Balance thereof is reduced to zero;

          (iv)      Fourth,  prior  to the  Crossover  Date,  to the  Class  A-2
                    Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

          (v) Fifth, on and after the Crossover Date, first to the Class A-1 and Class A-2 Certificates, pro rata, in reduction of the Certificate Balances thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balances thereof are reduced to zero; and second, to the Class A-1 and Class A-2 Certificates, pro rata, to the extent not distributed pursuant to all prior clauses for unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Classes;

          (vi) Sixth, to the Class B Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amount of such Class;

          (vii) Seventh, to the Class B Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

          (viii) Eighth, to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

          (ix)      Ninth,  to the  Class  B  Certificates,  to the  extent  not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

          (x) Tenth, to the Class C Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amount of such Class;

          (xi) Eleventh, to the Class C Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

          (xii) Twelfth, to the Class C Certificates in reduction of the Certificate Balance thereof, an amount equal to the
                    Principal Distribution Amount, less the amount of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

          (xiii) Thirteenth, to the Class C Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

          (xiv) Fourteenth, to the Class D Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amount of such Class;

          (xv) Fifteenth, to the Class D Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

          (xvi) Sixteenth, to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

          (xvii) Seventeenth, to the Class D Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

          (xviii) Eighteenth, to the Class E Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amount of such Class;

          (xix) Nineteenth, to the Class E Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

          (xx) Twentieth, to the Class E Certificates in reduction of the Certificate Balance thereof, an amount equal to the
                    Principal Distribution Amount, less the amount of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

          (xxi) Twenty-first, to the Class E Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

          (xxii) Twenty-second, to the Class F Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amount of such Class;

          (xxiii) Twenty-third, to the Class F Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

          (xxiv) Twenty-fourth, to the Class F Certificates in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, less the amount of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

          (xxv) Twenty-fifth, to the Class F Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

          (xxvi) Twenty-sixth, to the Class G Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amount of such Class;

          (xxvii) Twenty-seventh, to the Class G Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

          (xxviii) Twenty-eighth, to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

          (xxix) Twenty-ninth, to the Class G Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

          (xxx) Thirtieth, to the Class H Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amount of such Class;

          (xxxi) Thirty-first, to the Class H Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

          (xxxii) Thirty-second, to the Class H Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

          (xxxiii) Thirty-third, to the Class H Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

          (xxxiv) Thirty-fourth, to the Class J Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amount of such Class;

          (xxxv) Thirty-fifth, to the Class J Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class;

          (xxxvi) Thirty-sixth, to the Class J Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

          (xxxvii) Thirty-seventh, to the Class J Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

          (xxxviii) Thirty-eighth, to the Class K Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amount of such class;

          (xxxix) Thirty-ninth, to the Class K Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such class;

          (xl) Fortieth, to the Class K Certificates in reduction of the Certificate Balances thereof, an amount equal to the Principal Distribution Amount less amounts of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

          (xli) Forty-first, to the Class K Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such class;

          (xlii) Forty-second, to the Class L Certificates in respect of interest, up to an amount equal to the aggregate Interest Accrual Amount of such class;

          (xliii) Forty-third, to the Class L Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such class;

          (xliv) Forty-fourth, to the Class L Certificates in reduction of the Certificate Balances thereof, an amount equal to the Principal Distribution Amount less amounts of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

          (xlv) Forty-fifth, to the Class L Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such class;

          (xlvi) Forty-sixth, to the Class M Certificates in respect of interest, up to an amount equal to an amount equal to the aggregate Interest Accrual Amount of such Class;

          (xlvii) Forty-seventh, to the Class M Certificates in respect of interest, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such class;

          (xlviii) Forty-eighth, to the Class M Certificates in reduction of the Certificate Balances thereof, an amount equal to the Principal Distribution Amount less amounts of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

          (xlix) Forty-ninth, to the Class M Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such class; and

          (l)       Fiftieth, to the Class R Certificates.

     All references to pro rata in the preceding clauses with respect to interest and Class Interest Shortfalls shall mean pro rata based on the amount distributable pursuant to such clauses, with respect to distribution of principal other than for unreimbursed Realized Losses shall mean pro rata based on Certificate Balance and with respect to distributions with respect to unreimbursed Realized Losses shall mean pro rata based on the amount of unreimbursed Realized Losses previously allocated to the applicable Classes.

     (c) (i) On each Distribution Date, following the distribution from the Distribution Account in respect of the Lower-Tier Regular Interests pursuant to
Section 4.01(c)(ii), the Paying Agent shall make distributions of any Prepayment Premiums with respect to any Principal Prepayments received in the related Collection Period from amounts deposited in the Upper-Tier Distribution Account pursuant to Section 3.05(c) in the following amounts (as additional payments and not as payments of interest and principal due thereunder) and order of priority, with respect to the Certificates of each Class in each case to the extent remaining amounts of Prepayment Premiums are available therefor:

          (I) First, to the Holders of the Class X Certificates and the Holders of the Class A-1 and Class A-2 Certificates then entitled to distributions of principal, pro rata, in accordance with their corresponding respective PV Yield Loss Amount, in an amount up to the corresponding PV Yield Loss Amount for each such Class of Certificates;

          (II) Second, sequentially, to the Holders of the Class B, Class C, Class D and Class E Certificates in an amount up to the corresponding PV Yield Loss Amount for each such Class of Certificates; and

          (III) Third, to the holders of the Class X Certificates any remaining amount so collected.

Prepayment Premiums will only be distributed on a Distribution Date (i) if the respective Certificate Balance or Notional Balance of the related Class or Classes is greater than zero on the last Business Day of the Interest Accrual Period ending immediately prior to such Distribution Date and (ii) if the amount computed pursuant to the related clause above is greater than zero.

Notwithstanding the foregoing, Prepayment Premiums shall be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans in the related Collection Period.

          (ii) On each  Distribution  Date,  prior to the  distributions  to the
Certificates from the Upper-Tier Distribution Account pursuant to Section 4.01(c)(i), Prepayment Premiums shall be distributed to the Lower-Tier Regular Interests from the Distribution Account in proportion to the principal distributable thereon in accordance with Section 4.01(a)(ii).

     (d) (i) On each Distribution Date, the Net Default Interest distributable to each Class Q-1 Certificate, as determined pursuant to Section 3.05(d), for such Distribution Date shall be distributed to the Class Q-1 Certificates from amounts on deposit in the Default Interest Distribution Account.

          (ii) On any applicable Distribution Date, Excess Interest for such Distribution Date shall be distributed to the Class Q-2 Certificates from amounts on deposit in the Excess Interest Distribution Account.

     (e) The Certificate Balances of each Class of Regular Certificates (other than the Class X Certificates) will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Losses allocated to such Class with respect to such date. Any such write-offs will be applied to Classes of Regular Certificates in the following order, in each case until the Certificate Balance of such Class is reduced to zero: first, to the Class M Class Certificates; second, to the Class L Certificates; third, to the Class K Certificates; fourth, to the Class J Certificates; fifth, to the Class H
Certificates;  sixth,  to the  Class G  Certificates;  seventh,  to the  Class F
Certificates; eighth, to the Class E Certificates; ninth, to the Class D Certificates; tenth, to the Class C Certificates; eleventh, to the Class B Certificates; and finally, to the Class A-1 and Class A-2 Certificates, pro rata, based on their respective Certificate Balances. Any amounts recovered in respect of amounts previously written off as Realized Losses shall be distributed to the Classes of Certificates described above in reverse order of allocation of Realized Losses thereto. Shortfalls in Available Funds due to extraordinary expenses of the Trust Fund (including indemnification expenses), a reduction in the Mortgage Rate on a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers, or otherwise, shall be allocated in the same manner as Realized Losses.

     Realized Losses and such other amounts described above which are applied to each Class of Certificates will be allocated to reduce the Lower-Tier Balance of the Related Lower-Tier Regular Interests and the Class LWAC Interest in the same manner as principal is allocated thereto pursuant to Section 4.01(a)(ii).

     (f) All amounts  distributable to a Class of Certificates  pursuant to this
Section 4.01 on each Distribution Date shall be allocated pro rata among the outstanding Certificates in each such Class based on their respective Percentage Interests. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity located in the United States and having appropriate facilities therefor provided that such Holder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, or, otherwise, by check mailed by first Class mail to the address set forth therefor in the Certificate Register. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) maintained in the Borough of Manhattan that is specified in the notice to Holders of such final distribution.

     (g) Except as otherwise provided in Section 9.01 with respect to an Anticipated Termination Date, the Trustee shall, no later than the fifteenth day of the month in the month preceding the month in which the final distribution with respect to any Class of Certificates is expected to be made, mail to each Holder of such Class of Certificates, on such date a notice to the effect that:

          (A) the Trustee reasonably expects based upon information previously provided to it that the final distribution with respect to such Class of Certificates will be made on such Distribution Date, but only upon presentation and surrender of such Certificates at the office of the Trustee therein specified, and

          (B) if such final distribution is made on such Distribution Date, no interest shall accrue on such Certificates from and after such Distribution Date;

provided,  however,  that  the  Class  Q-1,  Class  Q-2,  Class R and  Class  LR
Certificates shall remain outstanding until there is no other Class of Certificates or Lower-Tier Regular Interests outstanding.

     Any funds not distributed to any Holder or Holders of such Classes of Certificates on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Holders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Holders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Holders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee hereunder and the transfer of such amounts to a successor Trustee and
(ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Holder on any amount held in trust hereunder or by the Trustee as a result of such Holder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(g). Any such amounts transferred to the Trustee may be invested in Permitted Investments and all income and gain realized from investment of such funds shall be for the benefit of the Trustee.

     (h) [Intentionally Left Blank].

     (i) [Intentionally Left Blank].

     (j) Shortfalls in Available Funds resulting from Excess Prepayment Interest Shortfalls shall be allocated to and be deemed distributed to, each Class of Certificates, pro rata, based upon the Interest Accrual Amount distributable to each such Class prior to reduction by such Excess Prepayment Interest Shortfalls. Servicer Prepayment Interest Shortfalls shall be deposited by the Servicer into the Collection Account on or prior to the Servicer Remittance Date.

     SECTION 4.02. Statements to Certificateholders; Reports by Trustee; Other Information Available to the Holders and Others.

     (a) On each Distribution Date, based upon the information set forth in the Servicer Remittance Report prepared by the Servicer and the other reports prepared by the Servicer and Special Servicer relating to such Distribution Date, upon which information the Trustee may conclusively rely, and only to the extent such information is provided to the Trustee by the Servicer or Special Servicer, the Trustee shall prepare and forward, or shall cause the Paying Agent to prepare and forward, by first class mail to each Holder of a Certificate, with copies to the Depositor, the Servicer, the Special Servicer, the Healthcare Adviser, each Underwriter and each Rating Agency a written report (a "Distribution Date Statement") setting forth the following information:

          (i) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates (other than the Class X, Class R and Class LR Certificates) applied to reduce the respective Certificate Balance thereof;

          (ii) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates allocable to
     (A) the Interest Accrual Amount and/or (B) Prepayment Premiums;

          (iii) the aggregate Certificate Balance or aggregate Notional Balance, as the case may be, of each Class of Certificates, before and after giving effect to the distributions made on such Distribution Date, separately identifying any reduction in the aggregate Certificate Balance (or, if applicable, the aggregate Notional Balance) of each such Class due to Realized Losses and/or additional Trust Fund expenses;

          (iv) the Pass-Through Rate for each Class of Certificates applicable to such Distribution Date;

          (v) the number of outstanding Mortgage Loans and the aggregate unpaid principal balance of the Mortgage Loans at the close of business on the related Due Date;

          (vi) the number and aggregate unpaid principal balance of Mortgage Loans (A) delinquent 30 days, (B) delinquent 60 days, (C) delinquent 90 days or more, (D) that are Specially Serviced Mortgage Loans that are not delinquent, or (E) as to which foreclosure proceedings have been commenced;

          (vii) with respect to any REO Mortgage Loan as to which the related Mortgaged Property became an REO Property during the preceding calendar month, the city, state, property type, latest Debt Service Coverage Ratio, Stated Principal Balance and the unpaid principal balance of such Mortgage Loan as of the date it became an REO Mortgage Loan;

          (viii) as to any Mortgage Loan repurchased by the respective Mortgage Loan Seller or otherwise liquidated or disposed of during the related Collection Period, (A) the Loan Number of the related Mortgage Loan and (B) the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date;

          (ix) with respect to any REO Property included in the Trust Fund at the close of business on the related Due Date (A) the Loan Number of the related Mortgage Loan, (B) the value of such REO Property based on the most recent appraisal or valuation, and (C) the aggregate amount of Net Income and other revenues collected by the Special Servicer with respect to such REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date;

          (x) with respect to any REO Property sold or otherwise disposed of during the related Collection Period and for which a Final Recovery Determination has been made, (A) the Loan Number of the related Mortgage Loan, (B) the Realized Loss attributable to such Mortgage Loan, (C) the amount of sale proceeds and other amounts, if any, received in respect of such REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date and (D) the date of the Final Recovery Determination;

          (xi) [Intentionally Left Blank];

          (xii) the aggregate amount of Principal Prepayments (other than Liquidation Proceeds and Insurance Proceeds) made during the related Collection Period and any Excess Prepayment Interest Shortfall for such Distribution Date;

          (xiii) the amount of Property Advances and P&I Advances outstanding (net of reimbursed Advances) which have been made by the Servicer, the Special Servicer the Trustee, or the Fiscal Agent in the aggregate and by Mortgaged Property or Mortgage Loan, as the case may be;

          (xiv) the aggregate amount of Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees and other servicing compensation retained by or paid to the Servicer and the Special Servicer during the related Collection Period;

          (xv) the amount of any Appraisal Reduction Amounts allocated during the related Collection Period on a loan-by-loan basis; the total Appraisal Reduction Amounts allocated during the related Collection Period; and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis; and

          (xvi) the amount of Realized Losses, Trust Fund expenses and Class Interest Shortfalls if any, incurred with respect to the Mortgage Loans during the related Collection Period and in the aggregate for all prior Collection Periods (except to the extent reimbursed or paid).

     In the case of information  furnished  pursuant to subclauses (i), (ii) and
(iii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per $1,000 of original Certificate Balance or Notional Balance, as the case may be.

     On each Distribution Date, the Trustee shall forward to each Holder of a Class R or Class LR Certificate a copy of the reports forwarded to the other Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Class R or Class LR Certificates on such Distribution Date. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force.

     Within a reasonable period of time after the end of each calendar year, the Trustee shall send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders pursuant to Section 4.02(a)(ii) above and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates held by Persons other than Holders exempted from the reporting requirements and information regarding the expenses of the Trust. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

     (b) On each Distribution Date, the Trustee shall deliver or cause to be delivered by first class mail or overnight courier or by electronic means (provided, however, that the Trustee will provide Certificateholders with a written copy of such report upon written request) to each Certificateholder, each prospective investor in a Certificate (upon request), the Depositor, the Servicer, the Special Servicer, the Healthcare Adviser, each Underwriter, and each Rating Agency a report containing information regarding the Mortgage Loans as of the end of the related Collection Period (after giving effect to Principal Prepayments and other collections of principal required to be distributed on such Distribution Date), which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in the Prospectus under the caption "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the Borrowers to the Servicer or the Special Servicer, as the case may be, and by the Servicer or the Special Servicer, as the case may be, to the Trustee), which shall also include a loan-by-loan listing (in descending balance order) showing loan number, property type, location, unpaid principal balance, Mortgage Rate, paid through date, maturity date, net interest portion of the Monthly Payment, principal portion of the Monthly Payment and any Prepayment Premium.

     (c) On each Distribution Date beginning in May 1998, the Trustee shall deliver or shall cause to be delivered by first class mail, overnight courier or other electronic means (provided, however, that the Trustee will provide Certificateholders with a written copy of such report upon written request) to each Certificateholder, each prospective investor in a Certificate (upon request), Beneficial Owner (if known), the Depositor, the Healthcare Adviser, each Underwriter and each Rating Agency a copy of the Comparative Financial Status Report, the Delinquent Loan Status Report, the Historical Loss Estimate Report, the Historical Loan Modification Report, the REO Status Report and a Watch List (indicating those Mortgage Loans that the Servicer has determined are in jeopardy of becoming Specially Serviced Mortgage Loans) provided by the Servicer to the Trustee pursuant to Section 3.13(c) and 3.13(e) on the Servicer Remittance Date. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Servicer at least four Business Days prior to the related Servicer Remittance Date. Absent manifest error, (i) none of the Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Servicer, the Special Servicer or the Trustee, as applicable, (ii) the Trustee shall not be responsible for the accuracy or completeness of any information supplied to it by the Servicer or Special Servicer that is included in any reports, statements, materials or information prepared or provided by the Servicer or Special Servicer, as applicable, and (iii) the Trustee shall be entitled to conclusively rely upon the Servicer's reports and the Special Servicer's reports without any duty or obligation to recompute, verify or re-evaluate any of the amounts or other information stated therein.

     Commencing in May 1998, the information contained in the reports in the preceding paragraph of this Section 4.02(c) shall be made available to the Trustee electronically by the Servicer in the form of the standard CSSA loan file, CSSA property file and CSSA reports and the Trustee will in lieu of mailing such reports as described in such preceding paragraph make such reports available electronically in such form to Certificateholders using the media mutually agreed upon by the Trustee, the Healthcare Adviser, each Underwriter and the Depositor; provided, however, that the Trustee will continue to provide Certificateholders with a written copy of such reports upon request in the manner described in such preceding paragraph.

     The Trustee shall deliver a copy of each Operating Statement Analysis report and Operating Statement Analysis Worksheet that it receives from the Servicer and Special Servicer to the Depositor, the Healthcare Adviser, each
Underwriter and each Rating Agency promptly after its receipt thereof. Upon request, the Trustee shall make such reports available to the Certificateholders and the Special Servicer. Upon request, the Trustee shall also make available any Operating Statement Analysis Worksheet for a Mortgaged Property or REO Property in the possession of the Trustee to any potential investor in the Certificates.

     (d) The Trustee shall make available at its offices, during normal business hours, upon not less than two Business Day's prior notice, for review by any Certificateholder, any prospective investor in a Certificate, the Depositor, the Servicer, the Special Servicer, the Healthcare Adviser (with respect to Healthcare Loans and Healthcare Properties), either Rating Agency, and any other Person to whom the Depositor in its sole judgment, deems that such disclosure is appropriate, originals or copies of documents relating to the Mortgage Loans and any related REO Properties to the extent in its possession, including, without limitation, the following items (except to the extent prohibited by applicable law): (i) this Agreement and any amendments thereto; (ii) all Distribution Date Statements delivered to the Certificateholders since the Closing Date; (iii) all annual Officers' Certificates and all accountants' reports delivered by the Servicer or Special Servicer to the Trustee since the Closing Date regarding compliance with the relevant agreements; (iv) the most recent property inspection report prepared by or on behalf of the Servicer or the Special Servicer in respect of each Mortgaged Property; (v) the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related Borrower) and/or lease summaries and retail sales information, if any, collected by or on behalf of the Servicer or the Special Servicer in respect to each Mortgaged Property; (vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer and/or the Special Servicer; and (vii) any and all Officers' Certificates and other evidence delivered to or by the Trustee to support the Servicer's, the Special Servicer's, the Trustee's or the Fiscal Agent's, as the case may be, determination that any Advance, if made, would be a Nonrecoverable Advance. Copies of any and all of the foregoing items will be available from the Trustee upon request. The Trustee will be permitted to require payment by the requesting party (other than a Rating Agency) of a sum sufficient to cover the reasonable costs and expenses of making such information available and providing any copies thereof. The Trustee's obligation under this
Section 4.02(d) to make available any document is subject to the Trustee's receipt of such document.

     The Trustee shall provide access to the information in the Distribution Date Statements referred to in Section 4.02(a) telephonically through the Trustee's ASAP System or by such other mechanism as the Trustee may have in place from time to time. Additionally, certain information regarding the Mortgage Loans will be made accessible at the website maintained by Trustee at www.lnbabs.com or their electronic bulletin board service at 714-282-3990 or such other mechanism as the Trustee may have in place from time-to-time and, after the Certificates have been sold by the Underwriters, at the website maintained by the Servicer at www.bomcm.com.

     (e) On or within two Business Days following each Distribution Date, the Trustee shall prepare and furnish to the Financial Market Publisher and each Underwriter, using the format and media mutually agreed upon by the Trustee, the Financial Market Publisher, each Underwriter and the Depositor, the following information regarding each Mortgage Loan and any other information reasonably requested by each Underwriter and available to the Trustee:

          (i)   the Loan Number;

          (ii)  each related Mortgage Rate; and

          (iii) the principal balance as of such Distribution Date.

The Trustee shall only be obligated to deliver the statements, reports and information contemplated by Section 4.02 to the extent it receives the necessary underlying information from the Servicer or the Special Servicer and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Trustee, the Servicer or the Special Servicer to violate any applicable law prohibiting disclosure of information with respect to any Borrower and the failure of the Trustee, the Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

     SECTION 4.03.  Compliance with Withholding Requirements.

     Notwithstanding any other provision of this Agreement, the Paying Agent shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest or original issue discount that the Paying Agent reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding. The Paying Agent agrees that it will not withhold with respect to payments of interest or original issue discount in the case of a Holder that is a non-U.S. Person that has furnished or caused to be furnished (i) an effective Form W-8 or Form W-9 or an acceptable substitute form or a successor form and who is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a "controlled foreign corporation" described in Code Section 881(c)(3)(C) with respect to the Trust Fund or the Depositor, or (ii) an effective Form 4224 or an acceptable substitute form or a successor form. In the event the Paying Agent or its agent withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate the amount withheld to such Certificateholder. Any amount so withheld shall be treated as having been distributed to such Certificateholder for all purposes of this Agreement.

     SECTION 4.04.  REMIC Compliance.

     (a) The parties intend that each of the Upper-Tier REMIC and the Lower-Tier REMIC shall constitute, and that the affairs of each of the Upper-Tier REMIC and the Lower-Tier REMIC shall be conducted so as to qualify it as, a "real estate mortgage investment conduit" as defined in, and in accordance with, the REMIC Provisions, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall, to the extent permitted by applicable law, act as agent, and is hereby appointed to act as agent, of each of the Upper-Tier REMIC and the Lower-Tier REMIC and shall on behalf of each of the Upper-Tier REMIC and the Lower-Tier REMIC: (i) prepare, sign and file, or cause to be prepared and filed, all required Tax Returns for each of the Upper-Tier REMIC and the Lower-Tier REMIC, using a calendar year as the taxable year for each of the Upper-Tier REMIC and the Lower-Tier REMIC when and as required by the REMIC Provisions and other applicable federal, state or local income tax laws; (ii) make an election, on behalf of each of the Upper-Tier REMIC and the Lower-Tier REMIC, to be treated as a REMIC on Form 1066 for its first taxable year, in accordance with the REMIC Provisions; (iii) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and the Internal Revenue Service and applicable state and local tax authorities all information reports as and when required to be provided to them in accordance with the REMIC Provisions of the Code and Section 4.07; (iv) if the filing or distribution of any documents of an administrative nature not addressed in clauses (i) through (iii) of this Section 4.05(a) is then required by the REMIC Provisions in order to maintain the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or is otherwise required by the Code, prepare, sign and file or distribute, or cause to be prepared and signed and filed or distributed, such documents with or to such Persons when and as required by the REMIC Provisions or the Code or comparable provisions of state and local law; (v) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title and address of the Person that the Holders of the Certificates may contact for tax information relating thereto (and the Trustee shall act as the representative of each of the Upper-Tier REMIC and the Lower-Tier REMIC for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time or times and in the manner required by the Code (and the Depositor agrees within 10 Business Days of the Closing Date to provide any information reasonably requested by the Servicer, the Special Servicer or the Trustee and necessary to make such filing); and (vi) maintain such records relating to each of the Upper-Tier REMIC and the Lower-Tier REMIC as may be necessary to prepare the foregoing returns, schedules, statements or information, such records, for federal income tax purposes, to be maintained on a calendar year and on an accrual basis. The Holder of the largest Percentage Interest in the Class R or Class LR Certificates shall be the tax matters person of the Upper-Tier REMIC or the Lower-Tier REMIC, respectively, pursuant to Treasury Regulations Section 1.860F-4(d). If more than one Holder should hold an equal Percentage Interest in the Class R or Class LR Certificates larger than that held by any other Holder, the first such Holder to have acquired such Class R or Class LR Certificates shall be such tax matters person. The Trustee shall act as attorney-in-fact and agent for the tax matters person of each of the Upper-Tier REMIC and Lower-Tier REMIC, and each Holder of a Percentage Interest in the Class R or Class LR Certificates, by acceptance hereof, is deemed to have consented to the Trustee's appointment in such capacity and agrees to execute any documents required to give effect thereto, and any fees and expenses incurred by the Trustee in connection with any audit or administrative or judicial proceeding shall be paid by the Trust Fund. The Trustee shall not intentionally take any action or intentionally omit to take any action if, in taking or omitting to take such action, the Trustee knows that such action or omission (as the case may be) would cause the termination of the REMIC status of the Upper-Tier REMIC or the Lower-Tier REMIC or the imposition of tax on the Upper-Tier REMIC or the Lower-Tier REMIC (other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement). Notwithstanding any provision of this paragraph to the contrary, the Trustee shall not be required to take any action that the Trustee in good faith believes to be inconsistent with any other provision of this Agreement, nor shall the Trustee be deemed in violation of this paragraph if it takes any action expressly required or authorized by any other provision of this Agreement, and the Trustee shall have no responsibility or liability with respect to any act or omission of the Depositor, the Servicer or the Special Servicer which does not enable the Trustee to comply with any of clauses (i) through (vi) of the fifth preceding sentence or which results in any action contemplated by clauses (i) or
(ii) of the next succeeding sentence. In this regard the Trustee shall (i) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the party seeking such action shall have delivered to the Trustee an Opinion of Counsel (at such party's expense) that such occurrence would not (A) result in a taxable gain, (B) otherwise subject the Upper-Tier REMIC or Lower-Tier REMIC to tax (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property), or (C) cause either the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC; and (ii) exercise reasonable care not to allow the Trust Fund to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC (provided, however, that the receipt of any income expressly permitted or contemplated by the terms of this Agreement shall not be deemed to violate this clause). None of the Servicer, the Special Servicer and the Depositor shall be responsible or liable (except in connection with any act or omission referred to in the two preceding sentences or the following sentence) for any failure by the Trustee to comply with the provisions of this Section 4.04. The Depositor, the Servicer and the Special Servicer shall cooperate in a timely manner with the Trustee in supplying any information within the Depositor's, the Servicer's or the Special Servicer's control (other than any confidential information) that is reasonably necessary to enable the Trustee to perform its duties under this Section 4.04.

     (b) The following assumptions are to be used for purposes of determining the anticipated payments of principal and interest for calculating the original yield to maturity and original issue discount with respect to the Regular
Certificates: (i) each Mortgage Loan will pay principal and interest in accordance with its terms and scheduled payments will be timely received on their Due Dates, provided that the Mortgage Loans will prepay in accordance with the Prepayment Assumption; (ii) none of the Servicer, the Depositor and the Class LR Certificateholders will exercise the right described in Section 9.01 of this Agreement to cause early termination of the Trust Fund; and (iii) no Mortgage Loan is repurchased by the related Mortgage Loan Seller or the Depositor pursuant to Article II hereof.

     SECTION 4.05.  Imposition of Tax on the Trust Fund.

     In the event that any tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on the Upper-Tier REMIC or Lower-Tier REMIC, such tax shall be charged against amounts otherwise distributable to the Holders of the Certificates; provided, that any taxes imposed on any net income from foreclosure property pursuant to Code Section 860G(d) or any similar tax imposed by a state or local jurisdiction shall instead be treated as an expense of the related REO Property in determining Net REO Proceeds with respect to the REO Property (and until such taxes are paid, the Special Servicer from time to time shall withdraw from the REO Account and transfer to the Trustee amounts reasonably determined by the Trustee to be necessary to pay such taxes, which the Trustee shall maintain in a separate, non-interest-bearing account, and the Trustee shall deposit in the Collection Account the excess determined by the Trustee from time to time of the amount in such account over the amount necessary to pay such taxes) and shall be paid therefrom; provided that any such tax imposed on net income from foreclosure property that exceeds the amount in any such reserve shall be retained from Available Funds as provided in Section 3.06(viii) and the next sentence. Except as provided in the preceding sentence, the Trustee is hereby authorized to and shall retain or cause to be retained from Available Funds sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is legally owed by the Upper-Tier REMIC or Lower-Tier REMIC (but such authorization shall not prevent the Trustee from contesting, at the expense of the Trust Fund, any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Trustee is hereby authorized to and shall segregate or cause to be segregated, into a separate non-interest bearing account, (i) the net income from any "prohibited transaction" under Code Section 860F(a) or (ii) the amount of any contribution to the Upper-Tier REMIC or Lower-Tier REMIC after the Startup Day that is subject to tax under Code Section 860G(d) and use such income or amount, to the extent necessary, to pay such tax (and return the balance thereof, if any, to the Collection Account or the Upper-Tier Distribution Account, as the case may
be). To the extent that any such tax is paid to the Internal Revenue Service, the Trustee shall retain an equal amount from future amounts otherwise distributable to the Holders of the Class R or the Class LR Certificates as the case may be, and shall distribute such retained amounts to the Holders of Regular Certificates or Lower-Tier Regular Interests, as applicable, until they are fully reimbursed and then to the Holders of the Class R Certificates or the Class LR Certificates, as applicable. Neither the Servicer, the Special Servicer nor the Trustee shall be responsible for any taxes imposed on the Upper-Tier REMIC or Lower-Tier REMIC except to the extent such tax is attributable to a breach of a representation or warranty of the Servicer, the Special Servicer or the Trustee or an act or omission of the Servicer, the Special Servicer or the Trustee in contravention of this Agreement in both cases, provided, further, that such breach, act or omission could result in liability under Section 6.03, in the case of the Servicer or Section 4.04 or 8.01, in the case of the Trustee. Notwithstanding anything in this Agreement to the contrary, in each such case, the Servicer or the Special Servicer shall not be responsible for Trustee's breaches, acts or omissions, and the Trustee shall not be responsible for the breaches, acts or omissions of the Servicer or the Special Servicer.

     SECTION 4.06.  Remittances; P&I Advances.

     (a) "Applicable Monthly Payment" shall mean, for any Mortgage Loan with respect to any month, (A) if such Mortgage Loan is delinquent as to its Balloon Payment (including any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property), the related Assumed Scheduled Payment, and
(B) if such Mortgage Loan is not described in clause (A) above (including any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property), the Monthly Payment (after giving effect to any modification other than as described in (A) above); provided, however, that for purposes of calculating the amount of any P&I Advance required to be made by the Servicer, the Trustee or the Fiscal Agent, notwithstanding the amount of such Applicable Monthly Payment, interest shall be calculated at the Mortgage Pass-Through Rate. The Applicable Monthly Payment shall be reduced, for purposes of P&I Advances, by any modifications pursuant to Section 3.30 or otherwise and by any reductions by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers.

     (b) On the Servicer Remittance Date immediately preceding each Distribution Date, the Servicer shall:

          (i) remit to the Trustee for deposit in the Distribution Account an amount equal to Prepayment Premiums, for deposit into the Default Interest Distribution Account an amount equal to Net
                Default Interest and for deposit into the Excess Interest Distribution Account an amount equal to Excess Interest, in each case received by the Servicer or Special Servicer in the Collection Period preceding such Distribution Date;

          (ii) remit to the Trustee for deposit in the Distribution Account an amount equal to the aggregate of the Available Funds (other than P&I Advances) for such Distribution Date; and

          (iii) make a P&I Advance by depositing into the Distribution Account, in an amount equal to the sum of the Applicable Monthly Payments for each Mortgage Loan to the extent such amounts were not received on such Mortgage Loan as of the close of business on the immediately preceding Determination Date (and therefore are not included in the remittance described in the preceding clause
                (ii)).

     (c) [Intentionally Left Blank].

     (d) [Intentionally Left Blank].

     (e) The Servicer shall not be required or permitted to make an advance for Excess Interest or Default Interest. The amount required to be advanced by the Servicer in respect of Applicable Monthly Payments on Mortgage Loans that have been subject to an Appraisal Reduction Event will equal the product of (i) the amount required to be advanced by the Servicer without giving effect to such Appraisal Reduction Amounts and (ii) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan (as of the last day of the related Collection Period) less any Appraisal Reduction Amounts thereof and the denominator of which is the Stated Principal Balance (as of the last day of the related Collection Period).

     (f) Any amount advanced by the Servicer pursuant to Section 4.06(b)(iii) shall constitute a P&I Advance for all purposes of this Agreement and the Servicer shall be entitled to reimbursement (with interest at the Advance Rate) thereof to the full extent as otherwise set forth in this Agreement; provided, however, that with respect to Advances made in connection with the ContiTrade Loans known as Duke Tower Residential Suites (Loan Number A960018), Alameda Market Square (Loan Number MP-1041), Wadsworth Market Square (Loan Number MP-1042), Havana Market Square (Loan Number MP-1043), Leetsdale Market Square (Loan Number MP-1044), Pecos Market Place (Loan Number MP-1045), Capitol Hiss Center (Loan Number MP-1046), Southgate Plaza Shopping Center (Loan Number MP-1047), Jewell Market Square (Loan Number MP 1048), Table Mesa Center (Loan Number MP-1049), and Gerbes Shopping Center (Loan Number MP-1050), such Advances shall not accrue interest at the Advance Rate until after the expiration of their applicable notice periods and grace periods from the related Due Date.

     (g) If as of 11:00 a.m., New York City time, on any Distribution Date the Servicer shall not have made the P&I Advance required to have been made on the related Servicer Remittance Date pursuant to Section 4.06(b)(iii), the Trustee shall immediately notify the Fiscal Agent by telephone promptly confirmed in writing, and the Trustee shall no later than 12:00 noon, New York City time, on such Business Day deposit into the Distribution Account in immediately available funds an amount equal to the P&I Advances otherwise required to have been made by the Servicer. If the Trustee fails to make any P&I Advance required to be made under this Section 4.06, the Fiscal Agent shall make such P&I Advance not later than 2:00 p.m., New York City time, on such Business Day and, thereby, the Trustee shall not be in default under this Agreement.

     (h) None of the Servicer, the Trustee or the Fiscal Agent shall be obligated to make a P&I Advance as to any Monthly Payment or Assumed Scheduled Payment on any date on which a P&I Advance is otherwise required to be made by this Section 4.06 if the Servicer, the Trustee or Fiscal Agent, as applicable, determines that such advance will be a Nonrecoverable Advance. The Servicer shall be required to provide notice to the Trustee and the Fiscal Agent on or prior to the Servicer Remittance Date of any such non-recoverability determination made on or prior to such date. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Servicer that a P&I Advance, if made, would be a Nonrecoverable Advance (and with respect to a P&I Advance, the Trustee or the Fiscal Agent, as applicable, shall rely on the Servicer's determination that the Advance would be a Nonrecoverable Advance if the Trustee or Fiscal Agent, as applicable, determines that it does not have sufficient time to make such determination); provided, however, that if the Servicer has failed to make a P&I Advance for reasons other than a determination by the Servicer that such Advance would be a Nonrecoverable Advance, the Trustee or Fiscal Agent, as applicable, shall make such advance within the time periods required by Section 4.06(g) unless the Trustee or the Fiscal Agent, in good faith, makes a determination prior to the times specified in Section 4.06(g) that such advance would be a Nonrecoverable Advance. The Trustee and the Fiscal Agent, in determining whether or not an Advance previously made is, or a proposed Advance, if made, would be, a Nonrecoverable Advance shall be subject to the standards applicable to the Servicer hereunder.

     (i) The Servicer, the Trustee or the Fiscal Agent, as applicable, shall be entitled to the reimbursement of P&I Advances it makes to the extent permitted pursuant to Section 3.06(ii) of this Agreement together with any related Advance Interest Amount in respect of such P&I Advances to the extent permitted pursuant to Section 3.06(iii) and the Servicer and Special Servicer hereby covenant and agree to promptly seek and effect the reimbursement of such Advances from the related Borrowers to the extent permitted by applicable law and the related Mortgage Loan.

     SECTION 4.07.  Grantor Trust Reporting.

     The parties intend that the portions of the Trust Fund consisting of (i) the Default Interest and the Default Interest Distribution Account and (ii) the Excess Interest and the Excess Interest Distribution Account shall constitute, and that the affairs of the Trust Fund (exclusive of the Trust REMICs) shall be conducted so as to qualify such portion as a "grantor trust" under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall furnish or cause to be furnished to Class Q-1 and Class Q-2 Certificateholders and shall file or cause to be filed with the Internal Revenue Service together with Form 1041 or such other form as may be applicable, the amount of Default Interest received or accrued and the amount of any interest on unreimbursed Advances paid to the Servicer, the Trustee and the Fiscal Agent, as applicable, from Default Interest pursuant to Section 3.06(iii) in the case of the Class Q-1 Certificates, and the amount of Excess Interest received or accrued in the case of the Class Q-2 Certificates, at the time or times and in the manner required by the Code.

                                    ARTICLE V

                                THE CERTIFICATES

     SECTION 5.01.  The Certificates.

     (a) The Certificates consist of the Class A-1 Certificates, the Class A-2 Certificates, the Class X Certificates, the Class B Certificates, the Class C
Certificates,  the Class D Certificates,  the Class F Certificates,  the Class G
Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class Q-1 Certificates, the Class Q-2 Certificates, the Class R Certificates and the Class LR Certificates.

     The Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class Q-1 and Class Q-2, Class R and Class LR Certificates will be substantially in the forms annexed hereto as Exhibits A-1 through A-18, as set forth in the Table of Exhibits hereto. The Certificates of each Class will be issuable in registered form only, in minimum denominations of authorized Certificate Balance or Notional Balance, as applicable, as described in the succeeding table, and multiples of $1 in excess thereof (or such lesser amount if the Certificate or Notional Balance, as applicable, is not a multiple of $1). With respect to any Certificate or any beneficial interest in a Certificate, the "Denomination" thereof shall be (i) the amount (A) set forth on the face thereof or (B) in the case of any Global Certificate, set forth on a schedule attached thereto or, in the case of any beneficial interest in a Global Certificate, the amount set forth on the books and records of the related Participant or Indirect Participant, as applicable, (ii) expressed in terms of Initial Certificate Balance or Notional Balance, as applicable, and (iii) be in an authorized denomination, as set forth below.

                       Minimum                   Aggregate Denomination of all
Class                Denomination                    Certificates of Class
-----                ------------                -----------------------------

A-1                  $   50,000.00                      $  382,886,000
A-2                  $   50,000.00                      $  852,361,000
X(1)                 $1,000,000.00                      $1,816,539,338
B                    $   50,000.00                      $  108,992,000
C                    $   50,000.00                      $  108,992,000
D                    $   50,000.00                      $   99,909,000
E                    $   50,000.00                      $   27,248,000
F                    $   50,000.00                      $   45,413,000
G                    $   50,000.00                      $   45,413,000
H                    $   50,000.00                      $   18,165,000
J                    $   50,000.00                      $   22,706,000
K                    $   50,000.00                      $   22,706,000
L                    $   50,000.00                      $   40,782,000
M                    $   50,000.00                      $   40,878,155

     Each Certificate will share ratably in all rights of the related Class. The Class Q-1, Class Q-2, Class R and LR Certificates will each be issuable in one or more registered, definitive physical certificates in minimum denominations of 5% Percentage Interests and integral multiples of a 1% Percentage Interest in excess thereof and together aggregating the entire 100% Percentage Interest in each such Class.

     The Global Certificates shall be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Beneficial Owners shall hold interests in the Global Certificates through the book-entry facilities of the Depository in the minimum Denominations and aggregate Denominations and Classes as set forth above.

     The Global Certificates shall in all respects be entitled to the same benefits under this Agreement as Individual Certificates authenticated and delivered hereunder.

     (b) Except insofar as pertains to any Individual Certificate, the Trust Fund, the Paying Agent and the Trustee may for all purposes (including the making of payments due on the Global Certificates and the giving of notice to Holders thereof) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Global Certificates for the purposes of exercising the rights of Certificateholders hereunder; provided, however, that, for purposes of providing information pursuant to Section 3.22 or transmitting communications pursuant to Section 5.05(a), to the extent that the Depositor has provided the Trustee with the names of Beneficial Owners (even if such Certificateholders hold their Certificates through the Depository) the Trustee shall provide such information to such Beneficial Owners directly. The rights of Beneficial Owners with respect to Global Certificates shall be limited to those established by law and agreements between such Certificateholders and the Depository and Depository Participants. Except as set forth in Section 5.01(e) below, Beneficial Owners of Global Certificates shall not be entitled to physical certificates for the Global Certificates as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Global Certificates shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. Subject to the restrictions on transfer set forth in this Section 5.02 and Applicable Procedures, the holder of a beneficial interest in a Private Global Certificate may request that the Trustee cause the Depository (or any Agent Member) to notify the Certificate Registrar and the Certificate Custodian in writing of a request for transfer or exchange of such beneficial interest for an Individual Certificate or Certificates. Upon receipt of such a request and payment by the related Beneficial Owner of any attendant expenses, the Depositor shall cause the issuance and delivery of such Individual Certificates. The Certificate Registrar may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and give notice to the Depository of such record date. Without the written consent of the Certificate Registrar, no Global Certificate may be transferred by the Depository except to a successor Depository that agrees to hold the Global Certificates for the account of the Beneficial Owners.

     (c) Any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.

     (d) The Global Certificates (i) shall be delivered by the Certificate Registrar to the Depository or, pursuant to the Depository's instructions on behalf of the Depository to, and deposited with, the Certificate Custodian, and in either case shall be registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

          "Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of
          DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

     The Global Certificates may be deposited with such other Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.

     (e) If (i) the Depository advises the Trustee in writing that the Depository is no longer willing, qualified or able properly to discharge its responsibilities as Depository, and the Trustee is unable to locate a qualified successor, (ii) the Depositor, at its sole option, elects to terminate the book-entry system through the Depository with respect to all or any portion of any Class of Certificates or (iii) after the occurrence of an Event of Default, Beneficial Owners owning not less than a majority in Certificate Balance or Notional Balance, as applicable, of the Global Certificate for any Class then outstanding advise the Trustee and the Depository through Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interest of the Beneficial Owner or Owners of such Global Certificate, the Trustee shall notify the affected Beneficial Owner or Owners through the Depository of the occurrence of such event and the availability of Individual Certificates to such Beneficial Owners requesting them. Upon surrender to the Trustee of Global Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Individual Certificates. Neither the Trustee, the Fiscal Agent, the Certificate Registrar, the Servicer, the Special Servicer nor the Depositor shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions. Upon the issuance of Individual Certificates, the Trustee, the Fiscal Agent, the Certificate Registrar, the Servicer, the Special Servicer, and the Depositor shall recognize the Holders of Individual Certificates as Certificateholders hereunder.

     (f) If the Trustee, its agents or the Servicer or Special Servicer has instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under the Certificates, and the Trustee, the Servicer or the Special Servicer has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee, the Servicer or the Special Servicer to obtain possession of the Certificates, the Trustee, the Servicer or the Special Servicer may in its sole discretion determine that the Certificates represented by the Global Certificates shall no longer be represented by such Global Certificates. In such event, the Trustee or the Authenticating Agent will execute and authenticate and the Certificate Registrar will deliver, in exchange for such Global Certificates, Individual Certificates (and if the Trustee or the Certificate Custodian has in its possession Individual Certificates previously executed, the Authenticating Agent will authenticate and the Certificate Registrar will deliver such Certificates) in a Denomination equal to the aggregate Denomination of such Global Certificates.

     (g) If the Trust Fund ceases to be subject to Section 13 or 15(d) of the Exchange Act, the Trustee shall make available to each Holder of a Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class Q-1, Class Q-2, Class R or Class LR Certificate, upon request of such a Holder, information, to the extent such information is in its possession, substantially equivalent in scope to the information currently filed by the Servicer with the Commission pursuant to the Exchange Act, plus such additional information required to be provided for securities qualifying for resales under Rule 144A under the Act, all of which information referred to in this paragraph shall be provided on a timely basis to the Trustee by the Servicer.

     For so long as the Class Q-1, Class Q-2 Class R or Class LR Certificates remain outstanding, neither the Depositor nor the Trustee nor the Certificate Registrar shall take any action which would cause the Trust Fund to fail to be subject to Section 15(d) of the Exchange Act.

     (h) Each Certificate may be printed or in typewritten or similar form, and each Certificate shall, upon original issue, be executed and authenticated by the Trustee or the Authenticating Agent and delivered to the Depositor. All Certificates shall be executed by manual or facsimile signature on behalf of the Trustee or Authenticating Agent by an authorized officer or signatory.
Certificates bearing the signature of an individual who was at any time the proper officer or signatory of the Trustee or Authenticating Agent shall bind the Trustee or Authenticating Agent, notwithstanding that such individual has ceased to hold such office or position prior to the delivery of such Certificates or did not hold such office or position at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication in the form set forth in Exhibits A-1 through A-18 executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     SECTION 5.02.  Registration, Transfer and Exchange of Certificates.

     (a) The Trustee shall keep or cause to be kept at the Corporate Trust Office books (the "Certificate Register") for the registration, transfer and exchange of Certificates (the Trustee, in such capacity, being the "Certificate Registrar"). The names and addresses of all Certificateholders and the names and addresses of the transferees of any Certificates shall be registered in the Certificate Register; provided, however, in no event shall the Certificate Registrar be required to maintain in the Certificate Register the names of the individual Participants holding beneficial interests in the Trust Fund through the Depository. The Person in whose name any Certificate is so registered shall be deemed and treated as the sole owner and Holder thereof for all purposes of this Agreement and the Depositor, Certificate Registrar, the Servicer, Special Servicer, the Trustee, the Fiscal Agent, any Paying Agent and any agent of any of them shall not be affected by any notice or knowledge to the contrary. An Individual Certificate is transferable or exchangeable only upon the surrender of such Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements of Sections 5.01(h) and 5.02(c), (d), (e), (f), (g) and (h). Upon request of the Trustee, the Certificate Registrar shall provide the Trustee with the names, addresses and Percentage Interests of the Holders.

     (b) Upon surrender for registration of transfer of any Individual Certificate, subject to the requirements of Sections 5.02(c), (d), (e), (f),
(g), (h) and (i), the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination as the Individual Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e). Each Certificate surrendered for registration of transfer shall be canceled and subsequently destroyed by the Certificate Registrar. Each new Certificate issued pursuant to this Section 5.02 shall be registered in the name of any Person as the transferring Holder may request, subject to the provisions of Sections 5.01(i) and 5.02(c), (d), (e), (f), (g), (h) and (i).

     (c) In addition to the  provisions  of Sections  5.01(h) and 5.02(d),  (e),
(f), (g) and (h) and the rules of the Depository; the exchange, transfer and registration of transfer of Individual Certificates or beneficial interests in the Private Global Certificates shall be subject to the following restrictions:

          (i) Transfers between Holders of Individual Certificates. With respect to the transfer and registration of transfer of an Individual Certificate representing an interest in the Class Q-1, Class Q-2, Class R or Class LR
     Certificates to a transferee that takes delivery in the form of an Individual Certificate:

               (A) The Certificate Registrar shall register the transfer of an Individual Certificate if the requested transfer is being made by a transferee who has provided the Certificate Registrar with an Investment Representation Letter substantially in the form of Exhibit D-1 hereto (an "Investment Representation Letter"), to the effect that the transfer is being made to a Qualified Institutional Buyer in accordance with Rule 144A;

               (B) The Certificate Registrar shall register the transfer of an Individual Certificate pursuant to Regulation S after the expiration of the Restricted Period if (1) the transferor has provided the Certificate Registrar with a Regulation S Transfer Certificate substantially in the form of Exhibit I hereto (a "Regulation S Transfer Certificate"), and (2) the transferee furnishes to the Certificate Registrar an Investment Representation Letter; or

               (C) The Certificate Registrar shall register the transfer of an Individual Certificate if prior to the transfer such transferee furnishes to the Certificate Registrar (1) an Investment Representation Letter to the effect that the transfer is being made to an Institutional Accredited Investor or to an Affiliated Person in accordance with an applicable exemption under the Act, and (2) an opinion of counsel acceptable to the Certificate Registrar that such transfer is in compliance with the Act;

     and, in each case, the Certificate Registrar shall register the transfer of an Individual Certificate only if prior to the transfer the transferee furnishes to the Certificate Registrar a written undertaking by the transferor to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. In addition, the Certificate Registrar may, as a condition of the registration of any such transfer, require the transferor to furnish such other certificates, legal opinions or other information (at the transferor's expense) as the Certificate Registrar may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act and other applicable laws.

          (ii) Transfers within the Private Global Certificates. Notwithstanding any provision to the contrary herein, so long as a Private Global
     Certificate remains outstanding and is held by or on behalf of the Depository, transfers within the Private Global Certificates shall only be made in accordance with this Section 5.02(c)(ii).

               (A) Rule 144A Global Certificate to Regulation S Global Certificate During the Restricted Period. If, during the Restricted Period, a Beneficial Owner of an interest in a Rule 144A Global Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Global Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Global Certificate, such Beneficial Owner may, in addition to complying with all applicable rules and procedures of the Depository and CEDEL or Euroclear applicable to transfers by their respective participants (the "Applicable Procedures"), transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Global Certificate only upon compliance with the provisions of this Section 5.02(c)(ii)(A). Upon receipt by the Certificate Registrar at the Corporate Trust Office of
          (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member's account a beneficial interest in the Regulation S Global Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Global Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member and the Euroclear or CEDEL account, as the case may be, to be credited with, and the account of the Agent Member to be debited for, such beneficial interest, and (3) a certificate in the form of Exhibit J hereto given by the Beneficial Owner of such interest, the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to reduce the Denomination of the Rule 144A Global Certificate by the Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred and, concurrently with such reduction, to increase the Denomination of the Regulation S Global Certificate by the Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be an Agent Member acting for or on behalf of Euroclear or CEDEL, or both, as the case may be) a beneficial interest in the Regulation S Global Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Global Certificate was reduced upon such transfer.

               (B) Rule 144A Global Certificate to Regulation S Global Certificate After the Restricted Period. If, after the Restricted Period, a Beneficial Owner of an interest in a Rule 144A Global Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Global Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Global Certificate, such holder may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Global Certificate only upon compliance with the provisions of this Section 5.02(c)(ii)(B). Upon receipt by the Certificate Registrar at the Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member's account a beneficial interest in the Regulation S Global Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Global Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or CEDEL account, as the case may be, to be credited with, and the account of the Agent Member to be debited for, such beneficial interest, and (3) a certificate in the form of Exhibit K hereto given by the Beneficial Owner of such interest, the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to reduce the Denomination of the Rule 144A Global Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred and, concurrently with such reduction, to increase the Denomination of the Regulation S Global Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Global Certificate was reduced upon such transfer.

               (C) Regulation S Global Certificate to Rule 144A Global Certificate. If the Beneficial Owner of an interest in a Regulation S Global Certificate wishes at any time to transfer its beneficial interest in such Regulation S Global Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Rule 144A Global Certificate, such Beneficial Owner may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Rule 144A Global Certificate only upon compliance with the provisions of this Section 5.02(c)(ii)(C). Upon receipt by the Certificate Registrar at the Corporate Trust Office of
          (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member's account a beneficial interest in the Rule 144A Global Certificate in an amount equal to the Denomination of the beneficial interest in the Regulation S Global Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with, and the account of the Agent Member or, if such account is held for Euroclear or CEDEL, the Euroclear or CEDEL account, as the case may be, to be debited for, such beneficial interest, and (3) with respect to a transfer of a beneficial interest in a Regulation S Global Certificate for a beneficial interest in the related Rule 144A Global Certificate (i) during the Restricted Period, a certificate in the form of Exhibit L hereto given by the holder of such beneficial interest or (ii) after the Restricted Period, an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to reduce the Denomination of the Regulation S Global Certificate by the aggregate Denomination of the beneficial interest in the Regulation S Global Certificate to be transferred, and, concurrently with such reduction, to increase the Denomination of the Rule 144A Global Certificate by the aggregate Denomination of the beneficial interest in the Regulation S Global Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Rule 144A Global Certificate having a Denomination equal to the amount by which the Denomination of the Regulation S Global Certificate was reduced upon such transfer.

          (iii) Transfers from the Private Global Certificates to Individual Certificates. Any and all transfers from a Private Global Certificate to a transferee wishing to take delivery in the form of an Individual
     Certificate will require the transferee to take delivery subject to the restrictions on the transfer of such Individual Certificate described in a legend set forth on the face of such Certificate substantially in the form of Exhibit G as attached hereto (the "Securities Legend"), and such transferee agrees that it will transfer such Individual Certificate only as provided therein and herein. No such transfer shall be made and the Certificate Registrar shall not register any such transfer unless such transfer is made in accordance with this Section 5.02(c)(iii).

               (A) Transfers of a beneficial interest in a Private Global Certificate to an Institutional Accredited Investor will require delivery in the form of an Individual Certificate and the Certificate Registrar shall register such transfer only upon compliance with the provisions of Section 5.02(c)(i)(C).

               (B) Transfers of a beneficial interest in a Private Global Certificate to a Qualified Institutional Buyer or a Regulation S Investor wishing to take delivery in the form of an Individual Certificate will be registered by the Certificate Registrar only upon compliance with the provisions of Sections 5.02(c)(i)(A) and (B), respectively.

               (C) Notwithstanding the foregoing, no transfer of a beneficial interest in a Regulation S Global Certificate to an Individual Certificate pursuant to subparagraph (B) above shall be made prior to the expiration of the Restricted Period.

          Upon acceptance for exchange or transfer of a beneficial interest in a Private Global Certificate for an Individual Certificate, as provided herein, the Certificate Registrar shall endorse on the schedule affixed to the related Private Global Certificate (or on a continuation of such schedule affixed to such Private Global Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Private Global Certificate equal to the Denomination of such Individual Certificate issued in exchange therefor or upon transfer thereof. Unless determined otherwise by the Certificate Registrar in accordance with applicable law, an Individual Certificate issued upon transfer of or exchange for a beneficial interest in the Private Global Certificate shall bear the Securities Legend.

          (iv) Transfers of Individual Certificates to the Private Global Certificates. If a Holder of an Individual Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Global Certificate or the related Rule 144A Global Certificate, such transfer may be effected only in accordance with the Applicable Procedures and this Section 5.02(c)(iv). Upon receipt by the Certificate Registrar at the Corporate Trust Office of (1) the Individual Certificate to be transferred with an assignment and transfer pursuant to Section 5.02(a),
     (2) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member's account a beneficial interest in such Regulation S Global Certificate or such Rule 144A Global Certificate, as the case may be, in an amount equal to the Denomination of the Individual Certificate to be so transferred, (3) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member and, in the case of any transfer pursuant to Regulation S, the Euroclear or CEDEL account, as the case may be, to be credited with such beneficial interest, and (4) (x) an Investment Representation Letter from the transferee and, if delivery is to be taken in the form of a beneficial interest in the Regulation S Global Certificate, a Regulation S Transfer Certificate from the transferor or (y) an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer if delivery is to be taken in the form of a beneficial interest in the Rule 144A Global Certificate, the Certificate Registrar shall cancel such Individual Certificate, execute and deliver a new Individual Certificate for the Denomination of the Individual Certificate not so transferred, registered in the name of the Holder or the Holder's transferee (as instructed by the Holder), and the Certificate Registrar shall instruct the Depository as the Certificate Custodian, as applicable, to increase the Denomination of the Regulation S Global Certificate or the Rule 144A Global Certificate, as the case may be, by the Denomination of the Individual Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions who, in the case of any increase in the Regulation S Global Certificate during the Restricted Period, shall be an Agent Member acting for or on behalf of Euroclear or CEDEL, or both, as the case may be, a corresponding Denomination of the Rule 144A Global Certificate or the Regulation S Global Certificate, as the case may be.

          It is the intent of the foregoing that under no circumstances may an Institutional Accredited Investor that is not a Qualified Institutional Buyer take delivery in the form of a beneficial interest in a Private Global Certificate.

          (v) All Transfers. An exchange of a beneficial interest in a Private Global Certificate for an Individual Certificate or Certificates, an exchange of an Individual Certificate or Certificates for a beneficial interest in a Private Global Certificate and an exchange of an Individual Certificate or Certificates for another Individual Certificate or Certificates (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and, in the case of the Private Global Certificates, so long as the Private Global Certificates remain outstanding and are held by or on behalf of the Depository), may be made only in accordance with this Section 5.02 and in accordance with the rules of the Depository and Applicable Procedures.

     (d) If Certificates are issued upon the transfer, exchange or replacement of Certificates not bearing the Securities Legend, the Certificates so issued shall not bear the Securities Legend. If Certificates are issued upon the transfer, exchange or replacement of Certificates bearing the Securities Legend, or if a request is made to remove the Securities Legend on a Certificate, the Certificates so issued shall bear the Securities Legend, or the Securities Legend shall not be removed, as the case may be, unless there is delivered to the Certificate Registrar such satisfactory evidence, which may include an opinion of counsel (at the expense of the party requesting the removal of such legend) familiar with United States securities laws, as may be reasonably required by the Certificate Registrar, that neither the Securities Legend nor the restrictions on transfers set forth therein are required to ensure that transfers of any Certificate comply with the provisions of Rule 144A or Rule 144 under the Act or that such Certificate is not a "restricted security" within the meaning of Rule 144 under the Act. Upon provision of such satisfactory evidence, the Certificate Registrar shall execute and deliver a Certificate that does not bear the Securities Legend.

     (e) Subject to the  restrictions  on  transfer  and  exchange  set forth in
Section  5.01(i)  and in  this  Section  5.02,  the  Holder  of  any  Individual
Certificate may transfer or exchange the same in whole or in part (with a denomination equal to any authorized denomination) by surrendering such Certificate at the Corporate Trust Office or at the office of any transfer agent appointed as provided under this Agreement, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange, in the case of exchange. Following a proper request for transfer or exchange, the Certificate Registrar shall, within five Business Days of such request if made at such Corporate Trust Office or within ten Business Days if made at the office of a transfer agent (other than the Certificate Registrar), execute and deliver at the Corporate Trust Office or at the office of such transfer agent, as the case may be, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first Class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request, an Individual Certificate or Certificates, as the case may require, for a like aggregate Denomination and in such Denomination or Denominations as may be requested. The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the Corporate Trust Office or at the office of a transfer agent by the registered Holder in person, or by a duly authorized attorney-in-fact. The Certificate Registrar may decline to accept any request for an exchange or registration of transfer of any Certificate during the period of fifteen days preceding any Distribution Date.

     (f) An Individual Certificate (other than an Individual Certificate issued in exchange for a beneficial interest in a Public Global Certificate pursuant to
Section 5.01) or a beneficial interest in a Private Global Certificate may only be transferred to Eligible Investors, as described herein. In the event that a Responsible Officer of the Certificate Registrar becomes aware that such an Individual Certificate or beneficial interest in a Private Global Certificate is being held by or for the benefit of a Person who is not an Eligible Investor, or that such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall have the right to void such transfer, if permitted under applicable law, or to require the investor to sell such Individual Certificate or beneficial interest in a Private Global Certificate to an Eligible Investor within fourteen days after notice of such determination and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action.

     (g) Subject to the provisions of this Section 5.02 regarding transfer and exchange, transfers of the Global Certificates shall be limited to transfers of such Global Certificates in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor's nominee.

     (h) No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 5.02 other than for transfers to Institutional Accredited Investors, as provided herein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     (i) Subject to Section 5.02(e), transfers of the Class Q-1, Class Q-2, Class R and Class LR Certificates may be made only in accordance with this
Section 5.02(i). The Certificate Registrar shall register the transfer of a Class Q-1, Class Q-2, Class R or Class LR Certificate only if (x) the transferor has advised the Certificate Registrar in writing that such Certificate is being transferred to a Qualified Institutional Buyer, an Affiliated Person or an Institutional Accredited Investor and (y) prior to such transfer the transferee furnishes to the Certificate Registrar an Investment Representation Letter. In addition, the Certificate Registrar may as a condition of the registration of any such transfer require the transferor to furnish such other certifications, legal opinions or other information (at the transferor's expense) as it may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act and other applicable laws.

     (j) Neither the Depositor, the Servicer, the Trustee nor the Certificate Registrar is obligated to register or qualify the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class Q-1, Class Q-2, Class R or Class LR Certificates under the Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. Any Certificateholder desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositor, the Servicer, the Trustee and the Certificate Registrar, against any loss, liability or expense that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     (k) No transfer of any Class B, Class C, Class D, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class Q-1, Class Q-2 Class R or Class LR Certificate (each, a "Restricted Certificate") shall be made to (i) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA, or
Section 4975 of the Code, or a governmental plan subject to any federal, state or local law ("Similar Law"), which is to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or (ii) a collective investment fund in which a Plan is invested, an insurance company that is using the assets of any insurance company separate account or general account in which the assets of any such Plan are invested (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) to acquire any such Restricted Certificate or any other Person acting on behalf of any Plan or using the assets of any Plan to acquire any such Restricted Certificate, other than (with respect to transfer of Restricted Certificates other than the Class Q-1, Class Q-2, and the Residual Certificates) an insurance company using the assets of its general account under circumstances whereby such transfer to such insurance company would not constitute a "prohibited transaction" within the meaning of Section 406 or 407 of ERISA, Section 4975 of the Code, or a materially similar characterization under any Similar Law. Each prospective transferee of a Restricted Certificate shall either (i) deliver to the
Depositor, the Certificate Registrar and the Trustee, a transfer or representation letter, substantially in the form of Exhibit D-2 hereto, stating that the prospective transferee is not a Person referred to in (i) or (ii) above or (ii) in the event the transferee is such an entity specified in (i) or (ii) above, except in the case of a Residual Certificate, which may not be transferred unless the transferee represents it is not such an entity, such entity shall provide an opinion of counsel in form and substance satisfactory to the Certificate Registrar that the purchase or holding of the certificates by or on behalf of a plan will not result in the assets of the trust being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and the Code or Similar Law, will not constitute or result in a prohibited transaction within the meaning of
Section 406 or 407 of ERISA or Section 4975 of the Code, and will not subject the Servicer, the Special Servicer, the Depositor, the Trustee or the Certificate Registrar to any obligation or liability. Neither the Trustee, the Servicer nor the Certificate Registrar shall register a Class R or Class LR Certificate in any Person's name unless such Person has provided the letter referred to in clause (i) of the preceding sentence. The transferee of a beneficial interest in a Global Certificate that is a Restricted Certificate shall be deemed to represent that it is not a Plan or a Person acting on behalf of any Plan or using the assets of any Plan to acquire such interest other than (with respect to transfers of beneficial interests in Global Certificates which are Restricted Certificates other than the Class Q-1, Class Q-2 and the Residual Certificates) an insurance company using the assets of its general account under circumstances whereby such transfer to such insurance company would not constitute a "prohibited transaction" within the meaning of Section 406 or 407 of ERISA, Section 4975 of the Code, or a materially similar characterization under any Similar Law. Any transfer of a Restricted Certificate that would violate or result in a prohibited transaction under ERISA or Section 4975 of the Code shall be deemed absolutely null and void ab initio.

     (l) Each Person who has or acquires any Ownership Interest shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and the rights of each Person acquiring any Ownership Interest are expressly subject to the following provisions:

          (i) Each Person acquiring or holding any Ownership Interest shall be a Permitted Transferee and shall not acquire or hold such Ownership Interest as agent (including a broker, nominee or other middleman) on behalf of any Person that is not a Permitted Transferee. Any such Person shall promptly notify the Certificate Registrar of any change or impending change in its status (or the status of the beneficial owner of such Ownership Interest) as a Permitted Transferee. Any acquisition described in the first sentence of this Section 5.02(l) by a Person who is not a Permitted Transferee or by a Person who is acting as an agent of a Person who is not a Permitted Transferee shall be void and of no effect, and the immediately preceding owner who was a Permitted Transferee shall be restored to registered and beneficial ownership of the Ownership Interest as fully as possible.

          (ii) No Ownership Interest may be Transferred, and no such Transfer shall be registered in the Certificate Register, without the express written consent of the Certificate Registrar, and the Certificate Registrar shall not recognize the Transfer, and such proposed Transfer shall not be effective, without such consent with respect thereto. In connection with any proposed Transfer of any Ownership Interest, the Certificate Registrar shall, as a condition to such consent, (x) require delivery to it in form and substance satisfactory to it, and the proposed transferee shall deliver to the Certificate Registrar and to the proposed transferor an affidavit in substantially the form attached as Exhibit C-1 (a "Transferee Affidavit") of the proposed transferee (A) that such proposed transferee is a Permitted Transferee and (B) stating that (i) the proposed transferee historically has paid its debts as they have come due and intends to do so in the future, (ii) the proposed transferee understands that, as the holder of an Ownership Interest, it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the proposed transferee intends to pay taxes associated with holding the Ownership Interest as they become due, (iv) the proposed transferee will not transfer the Ownership Interest to any Person that does not provide a Transferee Affidavit or as to which the proposed transferee has actual knowledge that such Person is not a Permitted Transferee or is acting as an agent (including a broker, nominee or other middleman) for a Person that is not a Permitted Transferee, and
     (v) the proposed transferee expressly agrees to be bound by and to abide by the provisions of this Section 5.02(e) and (y) other than in connection with the initial issuance of the Class R and Class LR Certificates, require a statement from the proposed transferor substantially in the form attached as Exhibit C-2 (the "Transferor Letter"), that the proposed transferor has no actual knowledge that the proposed transferee is not a Permitted Transferee and has no actual knowledge or reason to know that the proposed transferee's statements in the preceding clauses (x)(B)(i) or (iii) are false.

          (iii) Notwithstanding the delivery of a Transferee Affidavit by a proposed transferee under clause (ii) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed transferee is not a Permitted Transferee, no Transfer to such proposed transferee shall be effected and such proposed Transfer shall not be registered on the Certificate Register; provided, however, that the Certificate Registrar shall not be required to conduct any independent investigation to determine whether a proposed transferee is a Permitted Transferee.

     Neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction or transfer imposed under Article 5 of this Agreement or under applicable law with respect to any transfer of any Certificate, or any interest therein, other than to require delivery of the certification(s) and/or opinions of counsel described in Article 5 applicable with respect to changes in registration of record ownership of Certificates in the Certificate Register. The Trustee and the Certificate Registrar shall have no liability for transfers, including transfers made through the book-entry facilities of the Depository or between or among Depositor participants or Beneficial Owners made in violation of applicable restrictions.

     Upon notice to the Certificate Registrar that there has occurred a Transfer to any Person that is a Disqualified Organization or an agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, and in any event not later than 60 days after a request for information from the transferor of such Ownership Interest, or such agent, the Certificate Registrar and the Trustee agree to furnish to the IRS and the transferor of such Ownership Interest or such agent such information necessary to the application of Section 860E(e) of the Code as may be required by the Code, including, but not limited to, the present value of the total anticipated excess inclusions with respect to such Class R or Class LR Certificate (or portion thereof) for periods after such Transfer. At the election of the Certificate Registrar and the Trustee, the Certificate Registrar and the Trustee may charge a reasonable fee for computing and furnishing such information to the transferor or to such agent referred to above; provided, however, that such Persons shall in no event be excused from furnishing such information.

     SECTION 5.03.  Mutilated, Destroyed, Lost or Stolen Certificates.

     If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Registrar such security or indemnity as may be required by it to save it, the Trustee and the Servicer harmless, then, in the absence of actual knowledge by a Responsible Officer of the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee or the Authenticating Agent shall execute and authenticate and the Certificate Registrar shall deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section 5.03, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership of the corresponding interest in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     SECTION 5.04.  Appointment of Paying Agent.

     The Trustee may appoint a paying agent for the purpose of making distributions to Certificateholders pursuant to Section 4.01. The Trustee shall cause such Paying Agent, if other than the Trustee or the Servicer, to execute and deliver to the Servicer and the Trustee an instrument in which such Paying Agent shall agree with the Servicer and the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums have been paid to the Certificateholders or disposed of as otherwise provided herein. The initial Paying Agent shall be the Trustee. Except for LaSalle National Bank, as the initial Paying Agent, the Paying Agent shall at all times be an entity having a long-term unsecured debt rating of at least "AA" by Fitch and "Aa2" by Moody's, or shall be otherwise acceptable to each Rating Agency.

     SECTION 5.05.  Access to Certificateholders' Names and Addresses.

     (a) If any  Certificateholder  (for  purposes  of  this  Section  5.05,  an
"Applicant") applies in writing to the Certificate Registrar, and such application states that the Applicant desires to communicate with other Certificateholders, the Certificate Registrar shall furnish or cause to be furnished to such Applicant a list of the names and addresses of the Certificateholders as of the most recent Record Date, at the expense of the Applicant.

     (b) Every Certificateholder, by receiving and holding its Certificate, agrees with the Trustee that the Trustee and the Certificate Registrar shall not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

     SECTION 5.06.  Actions of Certificateholders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when required, to the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Servicer, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

     (c) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

     (d) The Trustee or Certificate Registrar may require such additional proof of any matter referred to in this Section 5.06 as it shall deem necessary.

                                   ARTICLE VI

              THE DEPOSITOR, THE SERVICER AND THE SPECIAL SERVICER

     SECTION 6.01. Liability of the Depositor, the Servicer and the Special Servicer.

     The Depositor, the Servicer and the Special Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement.

     SECTION 6.02.  Merger or Consolidation of the Servicer.

     Subject to the following paragraph, the Servicer will keep in full effect its existence, rights and good standing as a limited liability company under the laws of the State of Delaware and will not jeopardize its ability to do business in each jurisdiction in which the Mortgaged Properties are located or to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     The Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which it shall be a party, or any Person succeeding to its business, shall be the successor of the Servicer hereunder, and shall be deemed to have assumed all of the liabilities of the Servicer hereunder, if each of the Rating Agencies has confirmed in writing that such merger or consolidation or transfer of assets and succession, in and of itself, will not cause a downgrade, qualification or withdrawal of the then current ratings assigned by such Rating Agency to any Class of Certificates.

     SECTION 6.03. Limitation on Liability of the Depositor, the Servicer and Others.

     Neither the Depositor, the Servicer, the Special Servicer, the Healthcare Adviser nor any of the directors, officers, employees or agents (including subservicers) of the Depositor or the Servicer or the Special Servicer or the Healthcare Adviser shall be under any liability to the Trust Fund or the Certificateholders (and in the case of the Special Servicer, to the Healthcare Adviser) for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or the Special Servicer or the Healthcare Adviser or any such Person against any breach of warranties or representations made herein, or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties or by reason of reckless disregard of obligations or duties hereunder. The Depositor, the Servicer, the Special Servicer, the Healthcare Adviser and any member, manager, director, officer, employee or agent (including subservicers) of the Depositor, the Servicer, the Special Servicer or the Healthcare Adviser may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder. The Depositor, the Servicer, the Special Servicer, the Healthcare Adviser and any member, manager, director, officer, employee or agent (including subservicers) of the Depositor or the Servicer or the Special Servicer or the Healthcare Adviser shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense (including legal fees and expenses) (i) incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Servicer, by reason of any specific liability imposed for a breach of the Servicing Standard) in the performance of duties hereunder or by reason of reckless disregard of obligations or duties hereunder, in each case by the Person being indemnified or
(ii) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of this Agreement. Neither the Depositor nor the Servicer nor the Special Servicer or the Healthcare Adviser shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and in its opinion does not expose it to any expense or liability; provided, however, that the Depositor or the Servicer or the Special Servicer or the Healthcare Adviser may in its discretion undertake any action related to its obligations hereunder which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Servicer, the Special Servicer and the Healthcare Adviser shall be entitled to be reimbursed therefor from the Collection Account as provided in Section 3.06 of this Agreement.

     SECTION 6.04. Limitation on Resignation of the Servicer and the Special Servicer; Termination of the Servicer and the Special Servicer.

     (a) The Servicer and the Special Servicer may assign their respective rights and delegate their respective duties and obligations under this Agreement in connection with the sale or transfer of a substantial portion of their mortgage servicing or asset management portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) shall be satisfactory to the Trustee, (B) shall be an established mortgage finance institution, bank or mortgage servicing institution, organized and doing business under the laws of any state of the United States or the District of Columbia, authorized under such laws to perform the duties of a servicer of mortgage loans or a Person resulting from a merger, consolidation or succession that is permitted under Section 6.02, (C) shall be acceptable to each Rating Agency as confirmed by a letter from each Rating Agency delivered to the Trustee that such assignment or delegation will not cause a downgrade, withdrawal or qualification of the then current ratings of the Certificates, and (D) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Agreement from and after the date of such agreement; (ii) as confirmed by a letter from each Rating Agency delivered to the Trustee, each Rating Agency's rating or ratings of the Regular Certificates in effect immediately prior to such assignment, sale or transfer will not be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer; (iii) the Servicer or the Special Servicer shall not be released from its obligations under this Agreement that arose prior to the effective date of such assignment and delegation under this Section 6.04; and (iv) the rate at which the Servicer Compensation or Special Servicer Compensation, as applicable (or any component thereof) is calculated shall not exceed the rate then in effect; provided, further, that nothing herein shall restrict or impair the ability of the Servicer to assign its rights to the Retained Servicing Fee. The Retained Servicing Fee shall be irrevocably and absolutely assigned to SouthTrust Capital Funding Corporation and its successors and assigns. Upon acceptance of such assignment and delegation, the purchaser or transferee shall be the successor Servicer or Special Servicer, as applicable, hereunder.

     (b) Except as provided in Section 6.02 and this Section 6.04, the Servicer and the Special Servicer shall not resign from their respective obligations and duties hereby imposed on them except upon determination that such duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel (obtained at the resigning Servicer's or Special Servicer's expense) to such effect delivered to the Trustee.

     (c) The Trustee shall be permitted to remove the Servicer provided that it has received notice from any Rating Agency that if such Servicer is not removed there is the risk of a downgrade, qualification or withdrawal of the then current ratings by such Rating Agency to any class of Certificates because of the Servicer acting as Servicer. Without limiting the generality of the succeeding paragraph, no such removal shall be effective unless and until (i) the Servicer or the Special Servicer has been paid any unpaid Servicer Compensation or Special Servicer Compensation, as applicable, unreimbursed Advances (including Advance Interest Amounts thereon to which it is entitled) and all other amounts to which the Servicer or the Special Servicer is entitled hereunder to the extent such amounts accrue prior to such effective date and
(ii) with respect to a resignation by the Servicer, the successor Servicer has deposited into the Investment Accounts from which amounts were withdrawn to reimburse the terminated Servicer, an amount equal to the amounts so withdrawn, to the extent such amounts would not have been permitted to be withdrawn except pursuant to this paragraph, in which case the successor Servicer shall, immediately upon deposit, have the same right of reimbursement or payment as the terminated Servicer had immediately prior to its termination without regard to the operation of this paragraph.

     No resignation or removal of the Servicer or the Special Servicer as contemplated by the preceding paragraphs shall become effective until the Trustee or a successor Servicer or Special Servicer shall have assumed the Servicer's or the Special Servicer's responsibilities, duties, liabilities and obligations hereunder. If no successor Servicer or Special Servicer can be obtained to perform such obligations for the same compensation to which the terminated Servicer or Special Servicer would have been entitled, additional amounts payable to such successor Servicer or Special Servicer shall be treated as Realized Losses.

     Notwithstanding anything else to the contrary herein, no resignation, termination, removal, merger or assignment of servicing rights or obligations shall affect, limit or impede payment of the Retained Servicing Fee to the Servicer or its assigns, such Retained Servicing Fee being non-terminable except upon termination of the Trust Fund.

     SECTION 6.05. Rights of the Depositor and the Trustee in Respect of the Servicer and the Special Servicer.

     The Servicer and the Special Servicer shall afford the Depositor, the Underwriters, the Trustee and the Rating Agencies, upon reasonable notice, during normal business hours access to all records maintained by it in respect of its rights and obligations hereunder and access to its officers responsible for such obligations. Upon request, the Servicer and the Special Servicer shall furnish to the Depositor, Servicer, Special Servicer and the Trustee its most recent financial statements (or in the case of the Servicer or Special Servicer, the financial statements of December 31, 1997 if no separate financial statements have been prepared for the Servicer) and such other information in its possession regarding its business, affairs, property and condition, financial or otherwise as the party requesting such information, in its reasonable judgment, determines to be relevant to the performance of the obligations hereunder of the Servicer and the Special Servicer. The Depositor may, but is not obligated to, enforce the obligations of the Servicer or the Special Servicer hereunder which are in default and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of such Person hereunder or exercise its rights hereunder, provided that the Servicer and the Special Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. In the event the Depositor or its designee undertakes any such action it will be reimbursed by the Trust Fund from the Collection Account as provided in Section
3.06 and Section 6.03(a) hereof to the extent not recoverable from the Servicer or Special Servicer, as applicable. Neither the Depositor nor the Trustee and neither the Servicer, with respect to the Special Servicer, nor the Special Servicer, with respect to the Servicer, shall have any responsibility or liability for any action or failure to act by the Servicer or the Special Servicer and neither such Person is obligated to monitor or supervise the performance of the Servicer or the Special Servicer under this Agreement or otherwise. Neither the Servicer nor the Special Servicer shall be under any obligation to disclose confidential or proprietary information pursuant to this Section.

     SECTION 6.06.  Servicer or Special Servicer as Owner of a Certificate.

     The Servicer or an Affiliate of the Servicer or the Special Servicer or an Affiliate of the Special Servicer may become the Holder (or with respect to a Global Certificate, Beneficial Owner) of any Certificate with the same rights it would have if it were not the Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which the Servicer or the Special Servicer or an Affiliate of the Servicer or the Special Servicer is the Holder or Beneficial Owner of any Certificate, the Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that (i) is not expressly prohibited by the terms hereof and would not, in the Servicer's or the Special Servicer's good faith judgment, violate the Servicing Standard, and (ii) if taken, might nonetheless, in the Servicer's or the Special Servicer's good faith judgment, be considered by other Persons to violate the Servicing Standard, the Servicer or the Special Servicer may seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (i) states that it is delivered pursuant to this Section 6.06, (ii) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Servicer or the Special Servicer or an Affiliate of the Servicer or the Special Servicer, and (iii) describes in reasonable detail the action that the Servicer or the Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate) together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Servicer or its Affiliates or the Special Servicer or its Affiliates) shall have consented in writing to the proposal described in the written notice, and if the Servicer or the Special Servicer shall act as proposed in the written notice, such action shall be deemed to comply with the Servicing Standard. The Trustee shall be entitled to reimbursement from the Servicer or the Special Servicer, as applicable, of the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, except in the case of unusual circumstances.

                                   ARTICLE VII

                                     DEFAULT

     SECTION 7.01.  Events of Default.

     (a) "Servicer Event of Default", wherever used herein, means any one of the following events:

          (i) any failure by the Servicer to remit to the Collection Account or any failure by the Servicer to remit to the Trustee for deposit into the Distribution Account, Upper-Tier Distribution Account, Default Interest Distribution Account or Excess Interest Distribution Account, any amount required to be so deposited by the Servicer (including a P&I Advance) pursuant to, and at the time specified by the terms of this Agreement; or

          (ii) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements or the breach of any representations or warranties on the part of the Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or the Trustee, or to the Servicer, the Depositor and the Trustee by the Holders of Certificates evidencing Percentage Interests of at least 25% of any Class affected thereby; or

          (iii) confirmation in writing by any Rating Agency that failure to remove the Servicer will, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates; or

          (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

          (v) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer, or of or relating to all or substantially all of its property; or

          (vi) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (vii) the Servicer shall fail to make any Property Advance required to be made by the Servicer hereunder (whether or not the Trustee or the Fiscal Agent makes such Advance), which failure continues unremedied for a period of fifteen (15) days after the date on which such Property Advance was first due (or for any shorter period as may be required, if applicable, to avoid any lapse in insurance coverage required under any Mortgage or this Agreement with respect to any Mortgaged Property or to avoid any foreclosure or similar action with respect to any Mortgaged Property by reason of a failure to pay real estate taxes and assessments and if the Trustee makes a required Property Advance pursuant to Section 3.08(a) due to the Servicer's failure to make a required Advance, such Event of Default shall occur immediately upon such Advance); or

          (viii) the Servicer shall no longer be an "approved" servicer by each of the Rating Agencies for mortgage pools similar to the Trust Funds;

then, and in each and every such case, so long as a Servicer Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of at least 25% of the aggregate Voting Rights of all Certificates shall, terminate the Servicer.

     In the event that the Servicer is also the Special Servicer and the Servicer is terminated as provided in this Section 7.01, the Servicer shall also be terminated as Special Servicer.

     (b) "Special Servicer Event of Default", wherever used herein, means any one of the following events:

          (i) any failure by the Special Servicer to remit to the Collection Account any amount required to be so deposited by the Special Servicer pursuant to and in accordance with the terms of this Agreement; or

          (ii) any failure on the part of the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements or the breach of any representations or warranties on the part of the Special Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Special Servicer by the Servicer, the Depositor, the Healthcare Adviser or the Trustee, or to the Special Servicer, the Servicer, the Depositor and the Trustee by the Holders of Certificates evidencing Percentage Interests of at least 25% of any Class affected thereby; or

          (iii) confirmation in writing by any Rating Agency that failure to remove the Special Servicer would, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates; or

          (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

          (v) the Special Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Special Servicer, or of or relating to all or substantially all of its property; or

          (vi) the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (vii) the Special Servicer shall no longer be an "approved" special servicer by each of the Rating Agencies for mortgage pools similar to the Trust Fund;

then, and in each and every such case, so long as a Special Servicer Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of at least 25% of the aggregate Voting Rights of all Certificates shall, terminate the Special Servicer.

     Notwithstanding any of the above, with respect to the Mortgage Loans conveyed to the Depositor by ContiTrade Loans, Banc One Mortgage Capital, LLC shall continue to service the ContiTrade Loans unless such Event of Default has occurred with respect to the servicing of any ContiTrade Loan or the Rating
Agencies have confirmed in writing that the retention of Banc One Mortgage Capital, LLC as subservicer would not, in and of itself, cause the then-current rating assigned to any Class of Certificates to be qualified, withdrawn or downgraded.

     (c) In the event that the Servicer or the Special Servicer is terminated pursuant to this Section 7.01, the Trustee (the "Terminating Party") shall, by notice in writing to the Servicer or the Special Servicer, as the case may be (the "Terminated Party"), terminate all of its rights and obligations under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than any rights the Terminated Party may have hereunder as a Certificateholder and any rights or obligations that accrued prior to the date of such termination (including the right to receive all amounts accrued or owing to it under this Agreement, plus interest at the Advance Rate on such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination and the right to the benefits of Section 6.03 notwithstanding any such termination and with respect to the Special Servicer, its right to receive any Workout Fee subsequent to its termination as Special Servicer, pursuant to Section 3.12(c)). On or after the receipt by the Terminated Party, of such written notice, all of its authority and power under this Agreement, whether with respect to the Certificates (except that the Terminated Party shall retain its rights as a Certificateholder in the event and to the extent that it is a Certificateholder) or the Mortgage Loans or otherwise, shall pass to and be vested in the Terminating Party pursuant to and under this Section and, without limitation, the Terminating Party is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Terminated Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Servicer and the Special Servicer each agree in the event it is terminated pursuant to this Section 7.01 to promptly (and in any event no later than ten Business Days subsequent to such notice) provide, at its own expense, the Terminating Party with all documents and records requested by the Terminating Party to enable the Terminating Party to assume its functions hereunder, and to cooperate with the Terminating Party and the successor to its responsibilities hereunder in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer to the successor Servicer or Special Servicer or the Terminating Party, as applicable, for administration by it of all cash amounts which shall at the time be or should have been credited by the Servicer or the Special Servicer to the Collection Account, and any REO Account, Lock-Box Account or Cash Collateral Account thereafter be received with respect to the Mortgage Loans, and shall promptly provide the Terminating Party or such successor Servicer or successor Special Servicer (which may include the Trustee), as applicable, all documents and records reasonably requested by it, such documents and records to be provided in such form as the Terminating Party or such successor Servicer or Special Servicer shall reasonably request (including electromagnetic form), to enable it to assume the Servicer's or Special Servicer's function hereunder. All reasonable costs and expenses of the Terminating Party or the successor Servicer or successor Special Servicer incurred in connection with transferring the Mortgage Files to the successor Servicer or Special Servicer and amending this Agreement to reflect such succession as successor Servicer or successor Special Servicer pursuant to this Section 7.01 shall be paid by the predecessor Servicer or the Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses. If the predecessor Servicer or Special Servicer (as the case may be) has not reimbursed the Terminating Party or the successor Servicer or Special Servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense shall be reimbursed by the Trust Fund; provided that the Terminated Party shall not thereby be relieved of its liability for such expenses. If and to the extent that the Terminated Party has not reimbursed such costs and expenses, the Terminating Party shall have an affirmative obligation to take all reasonable actions to collect such expenses on behalf of the Trust Fund. Any successor Servicer shall remit the Retained Servicing Fee to the assignee of such Retained Servicing Fee on the related Servicer Remittance Date (or the Servicer Remittance Date immediately following any late receipt or recovery thereof).

     SECTION 7.02.  Trustee to Act; Appointment of Successor.

     On and after the time the Servicer or the Special Servicer receives a notice of termination pursuant to Section 7.01, the Terminating Party shall be its successor in all respects in its capacity as Servicer or Special Servicer under this Agreement and the transactions set forth or provided for herein and, except as provided herein, shall be subject to all the responsibilities, duties, limitations on liability and liabilities relating thereto and arising thereafter placed on the Servicer or Special Servicer by the terms and provisions hereof; provided, however, that (i) the Terminating Party shall have no responsibilities, duties, liabilities or obligations with respect to any act or omission of the Servicer or Special Servicer and (ii) any failure to perform, or delay in performing, such duties or responsibilities caused by the Terminated Party's failure to provide, or delay in providing, records, tapes, disks, information or monies shall not be considered a default by such successor hereunder. The Trustee, as successor Servicer or successor Special Servicer, shall be indemnified to the full extent provided the Servicer or Special Servicer, as applicable, under this Agreement prior to the Servicer's or the Special Servicer's termination. The appointment of a successor Servicer or successor Special Servicer shall not affect any liability of the predecessor Servicer or Special Servicer which may have arisen prior to its termination as Servicer or Special Servicer. The Terminating Party shall not be liable for any of the representations and warranties of the Servicer or Special Servicer herein or in any related document or agreement, for any acts or omissions of the predecessor Servicer or predecessor Special Servicer or for any losses incurred in respect of any Permitted Investment by the Servicer pursuant to Section 3.07 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Terminating Party as successor Servicer or successor Special Servicer shall be entitled to the Servicing Compensation or Special Servicing Compensation, as applicable, and all funds relating to the Mortgage Loans that accrue after the date of the Terminating Party's succession to which the Servicer or Special Servicer would have been entitled if the Servicer or Special Servicer, as applicable, had continued to act hereunder, subject to any prior assignment of the Retained Servicing Fee. In the event any Advances made by the Servicer and the Trustee or the Fiscal Agent shall at any time be outstanding, or any amounts of interest thereon shall be accrued and unpaid, all amounts available to repay Advances and interest hereunder shall be applied entirely to the Advances made by the Trustee or the Fiscal Agent (and the accrued and unpaid interest thereon), until such Advances and interest shall have been repaid in full. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, or if the Holders of Certificates entitled to at least 25% of the aggregate Voting Rights so request in writing to the Trustee, or if neither the Trustee nor the Fiscal Agent is rated by each Rating Agency in one of its two highest long-term debt rating categories or if the Rating Agencies do not provide written confirmation that the succession of the Trustee, as Servicer or Special Servicer, as applicable, will not cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which will not result in a downgrade, qualification or withdrawal of the then current rating or ratings assigned to any Class of Certificates as evidenced in writing by each Rating Agency, as the successor to the Servicer or Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer or Special Servicer hereunder. No appointment of a successor to the Servicer or Special Servicer hereunder shall be effective until the assumption by such successor of all the Servicer's or Special Servicer's responsibilities, duties and liabilities hereunder. Pending appointment of a successor to the Servicer (or the Special Servicer if the Special Servicer is also the Servicer) hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as herein above provided. Pending the appointment of a successor to the Special Servicer, unless the Servicer is also the Special Servicer, the Servicer shall act in such capacity. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree, subject to the continuing right of the Servicer or its assigns to receive the Retained Servicing Fee; provided, however, that no such compensation shall be in excess of that permitted the Terminated Party hereunder (net of any Retained Servicing Fee), provided, further, that if no successor to the Terminated Party can be obtained to perform the obligations of such Terminated Party hereunder, additional amounts shall be paid to such successor and such amounts in excess of that permitted the Terminated Party shall be treated as Realized Losses. The Depositor, the Trustee, the Servicer or Special Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     SECTION 7.03.  Notification to Certificateholders.

     (a) Upon any termination pursuant to Section 7.01 above or appointment of a successor to the Servicer or the Special Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.

     (b) Within 30 days after the occurrence of any Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall transmit by mail to all Holders of Certificates and to each Rating Agency notice of such Event of Default, unless such Event of Default shall have been cured or waived.

     SECTION 7.04.  Other Remedies of Trustee.

     During the continuance of any Servicer Event of Default or a Special Servicer Event of Default, so long as such Servicer Event of Default or Special Servicer Event of Default, if applicable, shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). In such event, the legal fees, expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Trustee shall be entitled to be reimbursed therefor from the Collection Account as provided in Section 3.06. Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Servicer Event of Default or Special Servicer Event of Default, if applicable. The Trustee, the Depositor and the Certificateholders hereby irrevocably waive any right to counterclaim with respect to, off-set of or other defense to payment of the Retained Servicing Fee and no act or omission of the Servicer shall release or impair the right of any assignee of the Servicer with respect to such Retained Servicing Fee to receive such Retained Servicing Fee.

     SECTION 7.05.  Waiver of Past Events of Default; Termination.

     The Holders of Certificates evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates may, on behalf of all Holders of Certificates, waive any default by the Servicer or Special Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits (including P&I Advances) to or payments from the Collection Account or the Distribution Account or in remitting payments as received, in each case in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

     SECTION 8.01.  Duties of Trustee.

     (a) The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no permissive right of the Trustee shall be construed as a duty. During the continuance of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee, subject to the provisions of Sections 7.02 and 7.05 shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b) The Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement; provided, however, that, the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument provided to it hereunder. If any such instrument is found not to conform on its face to the requirements of this Agreement in a material manner, the Trustee shall request the provider of such instrument to have the instrument corrected, and if the instrument is not corrected to the Trustee's reasonable satisfaction, the Trustee will provide notice thereof to the Certificateholders.

     (c) Neither the Trustee nor any of its officers, directors, employees, agents or "control" persons within the meaning of the Act shall have any liability arising out of or in connection with this Agreement, provided, that, subject to Section 8.02, no provision of this Agreement shall be construed to relieve the Trustee, or any such person, from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or its own bad faith; and provided, further, that:

          (i) Prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any resolutions, certificates, statements, reports, opinions, documents, orders or other instruments furnished to the Trustee that conform on their face to the requirements of this Agreement to the extent set forth herein without responsibility for investigating the contents thereof;

          (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to greater than 50% of the Percentage Interests (or such other percentage as is specified herein) of each affected Class, or of the aggregate Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

          (iv)  Neither  the  Trustee  nor  any  of  its  respective  directors, officers, employees, agents or control persons shall be responsible for any act or omission of any Custodian, Paying Agent or Certificate Registrar that is not an Affiliate of the Trustee and that is selected other than by the Trustee, performed or omitted in compliance with any custodial or other agreement, or any act or omission of the Servicer, Special Servicer, the Depositor or any other Person, including, without limitation, in connection with actions taken pursuant to this Agreement;

          (v) The Trustee shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties as Trustee in accordance with this Agreement (and, if it does, all legal expenses and costs of such action shall be expenses and costs of the Trust Fund), and the Trustee shall be entitled to be reimbursed therefor from the Collection Account, unless such legal action arises out of the negligence or bad faith of the Trustee or any breach of an obligation, representation, warranty or covenant of the Trustee contained herein; and

          (vi) The Trustee shall not be charged with knowledge of any act, failure to act or breach of any Person upon the occurrence of which the Trustee may be required to act, unless a Responsible Officer of the Trustee obtains actual knowledge of such failure. The Trustee shall be deemed to have actual knowledge of the Servicer's or the Special Servicer's failure to provide scheduled reports, certificates and statements when and as required to be delivered to the Trustee pursuant to this Agreement.

     None of the provisions contained in this Agreement shall require either the Trustee, in its capacity as Trustee, or the Fiscal Agent, to expend or risk its own funds, or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if in the opinion of the Trustee or the Fiscal Agent, respectively, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer or the Special Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer or the Special Servicer in accordance with the terms of this Agreement. Neither the Trustee nor the Fiscal Agent shall be required to post any surety or bond of any kind in connection with its performance of its obligations under this Agreement and neither the Trustee nor the Fiscal Agent shall be liable for any loss on any investment of funds pursuant to this Agreement.

     SECTION 8.02.  Certain Matters Affecting the Trustee.

     (a) Except as otherwise provided in Section 8.01:

          (i) The Trustee may request and/or rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any such party or parties;

          (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (iii) (A) The Trustee shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; (B) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act; and (C) provided, that subject to the foregoing clause (A), nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured or waived) of which a Responsible Officer of the Trustee has actual knowledge, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

          (iv) Neither the Trustee nor any of its directors, officers, employees, Affiliates, agents or "control" persons within the meaning of the Act shall be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Trustee to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% (or such other percentage as is specified herein) of the Percentage Interests of any affected Class; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such investigation shall be paid by the Servicer or the Special Servicer if an Event of Default shall have occurred and be continuing relating to the Servicer, or the Special Servicer, respectively, and otherwise by the Certificateholders requesting the investigation; and

          (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of the obligations hereunder.

     (b) Following the Start-up Day, the Trustee shall not, except as expressly required by any provision of this Agreement, accept any contribution of assets to the Trust Fund unless the Trustee shall have received an Opinion of Counsel (the costs of obtaining such opinion to be borne by the Person requesting such contribution) to the effect that the inclusion of such assets in the Trust Fund will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject either the Upper-Tier REMIC or the Lower-Tier REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

     (c) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

     The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Depositor pursuant to this Agreement or the eligibility of any Mortgage Loan for purposes of this Agreement.

     SECTION 8.03. Trustee and Fiscal Agent Not Liable for Certificates or Mortgage Loans.

     The recitals contained herein and in the Certificates shall not be taken as the statements of the Trustee, the Fiscal Agent, the Servicer, or the Special Servicer and the Trustee, the Fiscal Agent, the Servicer and the Special Servicer assume no responsibility for their correctness. The Trustee, the Fiscal Agent, the Servicer and the Special Servicer make no representations or warranties as to the validity or sufficiency of this Agreement, of the Certificates or any prospectus used to offer the Certificates for sale or the validity, enforceability or sufficiency of any Mortgage Loan, or related document. Neither the Trustee nor the Fiscal Agent shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage, any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders under this Agreement. Without limiting the foregoing, neither the Trustee nor the Fiscal Agent shall be liable or responsible for: the existence, condition and ownership of any Mortgaged Property; the existence of any hazard or other insurance thereon (other than if the Trustee shall assume the duties of the Servicer or the Special Servicer pursuant to Section 7.02) or the enforceability thereof; the existence of any Mortgage Loan or the contents of the related Mortgage File on any computer or other record thereof (other than if the Trustee shall assume the duties of the Servicer or the Special Servicer pursuant to Section 7.02); the validity of the assignment of any Mortgage Loan to the Trust Fund or of any intervening assignment; the completeness of any Mortgage File; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer or the Special Servicer pursuant to Section 7.02); the compliance by the Depositor, the Servicer or the Special Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust Fund property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Servicer or the Special Servicer (other than if the Trustee shall assume the duties of the Servicer or Special Servicer pursuant to Section 7.02) or any subservicer or any Borrower; any action of the Servicer or Special Servicer (other than if the Trustee shall assume the duties of the Servicer or Special Servicer pursuant to
Section 7.02) or any subservicer taken in the name of the Trustee, except to the extent such action is taken at the express written direction of the Trustee; the failure of the Servicer or the Special Servicer or any subservicer to act or perform any duties required of it on behalf of the Trust Fund or the Trustee hereunder; or any action by or omission of the Trustee taken at the instruction of the Servicer or the Special Servicer (other than if the Trustee shall assume the duties of the Servicer or the Special Servicer pursuant to Section 7.02) unless the taking of such action is not permitted by the express terms of this Agreement; provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties as specifically set forth in this Agreement. Neither the Trustee nor the Fiscal Agent shall be accountable for the use or application by the Depositor, the Servicer or the Special Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, the Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans or deposited in or withdrawn from the Collection Account, Distribution Account, Upper-Tier Distribution Account, Lock Box Account, Cash Collateral Account, Reserve Accounts, Default Interest Distribution Account or Excess Interest Distribution Account or any other account maintained by or on behalf of the Servicer or the Special Servicer, other than any funds held by the Trustee or the Fiscal Agent, as applicable. Neither the Trustee nor the Fiscal Agent shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Servicer) or to record this Agreement. In making any calculation hereunder which includes as a component thereof the payment or distribution of interest for a stated period at a stated rate "to the extent permitted by applicable law," the Trustee shall assume that such payment is so permitted unless a Responsible Officer of the Trustee has actual knowledge, or receives an Opinion of Counsel (at the expense of the Person asserting the impermissibility) to the effect, that such payment is not permitted by applicable law.

     SECTION 8.04.  Trustee and Fiscal Agent May Own Certificates.

     The Trustee, the Fiscal Agent and any agent of the Trustee and Fiscal Agent in its individual capacity or any other capacity may become the owner or pledgee of Certificates, and may deal with the Depositor and the Servicer in banking transactions, with the same rights it would have if it were not Trustee, Fiscal Agent or such agent.

     SECTION 8.05.  Payment of Trustee's Fees and Expenses; Indemnification.

     (a) The  Trustee  or any  successor  Trustee  shall  be  entitled,  on each
Distribution Date, to the Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, which Trustee Fee shall be paid to the Trustee prior to the distribution on such Distribution Date of amounts to the
Certificateholders. In the event that the Trustee assumes the servicing responsibilities of the Servicer or the Special Servicer hereunder pursuant to or otherwise arising from the resignation or removal of the Servicer or the Special Servicer, the Trustee shall be entitled to the compensation to which the Servicer or the Special Servicer, as the case may be, would have been entitled (except with respect to the Retained Servicing Fee).

     (b) The Trustee and the Fiscal Agent shall each be paid or reimbursed by the Trust Fund upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or the Fiscal Agent pursuant to and in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) to the extent set forth herein and to the extent such payments are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(iii) except any such expense, disbursement or advance as may arise from its negligence or bad faith; provided, however, that, subject to the last paragraph of Section 8.01, neither the Trustee nor the Fiscal Agent shall refuse to perform any of its duties hereunder solely as a result of the failure to be paid the Trustee Fee and the Trustee's expenses or any sums due to the Fiscal Agent. The term "unanticipated expenses incurred by a REMIC" shall include any fees, expenses and disbursement of any separate trustee or co-trustee appointed hereunder, only to the extent such fees, expenses and disbursements were not reasonably anticipated as of the Closing Date and the losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) incurred or advanced by an Indemnified Party in connection with any litigation arising out of this Agreement, including, without limitation, under Section 2.03, Section 3.10, the third paragraph of Section 3.11, Section 4.05 and Section 7.01.

     The Servicer and the Special Servicer covenant and agree to pay or reimburse the Trustee for the reasonable expenses, disbursements and advances incurred or made by the Trustee in connection with any transfer of the servicing responsibilities of the Servicer or the Special Servicer, respectively, hereunder, pursuant to or otherwise arising from the resignation or removal of the Servicer, in accordance with any of the provisions of this Agreement (and including the reasonable fees and expenses and disbursements of its counsel and all other persons not regularly in its employ), except any such expense, disbursement or advance as may arise from the negligence or bad faith of the Trustee.

     (c) Each of the Paying Agent, the Certificate Registrar, the Custodian, the Depositor, the Servicer and the Special Servicer (each, an "Indemnifying Party") shall indemnify the Trustee and the Fiscal Agent and their respective Affiliates and each of the directors, officers, employees and agents of the Trustee, the Fiscal Agent and their respective Affiliates (each, an "Indemnified Party"), and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in connection with this Agreement (including, without limitation, reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) related to each such Indemnifying Party's respective willful misconduct, bad faith, fraud and/or negligence in the performance of each of its respective duties hereunder or by reason of reckless disregard of its respective obligations and duties hereunder (including in the case of the Servicer, any agent of the Servicer or subservicer).

     (d) The Trust Fund shall indemnify each Indemnified Party from, and hold it harmless against, any and all losses, liabilities, damages, claims or unanticipated expenses (including, without limitation, reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) arising in respect of this Agreement or the Certificates other than (i) those resulting from the negligence, fraud, bad faith or willful misconduct of the Indemnified Party and
(ii) those as to which such Indemnified Party is entitled to indemnification pursuant to Section 8.05(c). The right of reimbursement of the Indemnified Parties under this Section 8.05(d) shall be senior to the rights of all Certificateholders.

     (e) Notwithstanding anything herein to the contrary, this Section 8.05 shall survive the termination or maturity of this Agreement or the resignation or removal of the Trustee or the Fiscal Agent, as the case may be, as regards rights accrued prior to such resignation or removal and (with respect to any acts or omissions during their respective tenures) the resignation, removal or termination of the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar or the Custodian.

     (f) This Section 8.05 shall be expressly construed to include, but not be limited to, such indemnities, compensation, expenses, disbursements, advances, losses, liabilities, damages and the like, as may pertain or relate to any environmental law or environmental matter.

     SECTION 8.06.  Eligibility Requirements for Trustee.

     The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $50,000,000 and a rating on its unsecured long-term debt of at least "BBB" by Fitch and "Baa2" by Moody's (or at any time when there is no Fiscal Agent appointed and acting hereunder or any such Fiscal Agent so appointed has a rating on its long-term unsecured debt that is lower than "AA" by Fitch and "Aa2" by Moody's (without regard to any plus or minus or numeric qualifier) the rating on the unsecured long term debt of the Trustee must be at least "AA" by Fitch and "Aa2" by Moody's, or meet different standards provided that each Rating Agency shall have confirmed in writing that such different standards would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates) and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Servicer (except during any period when the Trustee has assumed the duties of the Servicer pursuant to Section 7.02); provided that, notwithstanding that the long-term unsecured debt of LaSalle National Bank and ABN AMRO Bank N.V. are not rated by Fitch, LaSalle National Bank shall not fail to qualify as Trustee solely by virtue of the lack of such ratings until such time as Fitch shall notify the Trustee, the Servicer and the Special Servicer in writing that LaSalle National Bank is no longer exempt from the foregoing rating requirements imposed by this sentence. If a corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event that the place of business from which the Trustee administers the Trust Fund is a state or local jurisdiction that imposes a tax on the Trust Fund or the net income of a REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions) the Trustee shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07, (ii) pay such tax and continue as Trustee or (iii) administer the Trust Fund from a state and local jurisdiction that does not impose such a tax. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

     SECTION 8.07.  Resignation and Removal of the Trustee.

     The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer, the Special Servicer and each Rating Agency. Upon such notice of resignation, the Fiscal Agent shall also be deemed to have been removed and, accordingly, the Servicer shall promptly appoint a successor Trustee, the appointment of which would not, as evidenced in writing, in and of itself, result in a downgrade, qualification or withdrawal by any Rating Agency of the then current ratings assigned to the Certificates, and a successor Fiscal Agent (if necessary to satisfy the requirements contained in Section 8.06), the appointment of which, if the successor Trustee is not rated by each Rating Agency in one of its two highest long-term debt rating categories, would not, as evidenced in writing, in and of itself, result in a downgrade, qualification or withdrawal by any Rating Agency of the then current ratings assigned to the Certificates), by written instrument, in triplicate, which instrument shall be delivered to the resigning Trustee, with a copy to the Fiscal Agent deemed removed, and the successor Trustee and successor Fiscal Agent. If no successor Trustee and successor Fiscal Agent shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee and the Fiscal Agent may petition any court of competent jurisdiction for the appointment of a successor Trustee and successor Fiscal Agent.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or upon a confirmation in writing by any Rating Agency that not terminating the Trustee, or the Fiscal Agent, as applicable, would, in and of itself, cause the then-current rating assigned to any class of Certificates to be qualified, withdrawn or downgraded, then the Depositor or the Servicer may remove the Trustee and the Fiscal Agent and the Servicer shall promptly appoint a successor Trustee and successor Fiscal Agent by written instrument, which shall be delivered to the Trustee and the Fiscal Agent so removed and to the successor Trustee and the successor Fiscal Agent.

     The Holders of Certificates entitled to at least 50% of the Voting Rights may at any time remove the Trustee and the Fiscal Agent (and any removal of the Trustee shall be deemed to be a removal also of the Fiscal Agent) and appoint a successor Trustee and successor Fiscal Agent by written instrument or instruments, in seven originals, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Servicer, one complete set to the Trustee so removed, one complete set to the Fiscal Agent deemed removed, one complete set to the successor Trustee so appointed and one complete set to the successor Fiscal Agent so appointed.

     In addition, if the Trustee is terminated without cause, the terminating party shall pay all of the expenses of the Trustee necessary to effect the transfer of its responsibilities to the successor Trustee.

     In the event of removal of the Trustee the Fiscal Agent shall be deemed to have been removed.

     In the event that the Trustee or Fiscal Agent is terminated or removed pursuant to this Section 8.07, all of its rights and obligations under this Agreement and in and to the Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts accrued or owing to it under this Agreement, plus interest at the Advance Rate on all such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination or removal).

     Any resignation or removal of the Trustee and Fiscal Agent and appointment of a successor Trustee and, if such trustee is not rated by each Rating Agency in one of its two highest long-term debt rating categories, a successor Fiscal Agent pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee and, if necessary, successor Fiscal Agent as provided in Section 8.08.

     SECTION 8.08.  Successor Trustee and Fiscal Agent.

     (a) Any successor Trustee and any successor Fiscal Agent appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Servicer and to the predecessor Trustee and predecessor Fiscal Agent, as the case may be, instruments accepting their appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee and predecessor Fiscal Agent shall become effective and such successor Trustee and successor Fiscal Agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee or Fiscal Agent herein, provided that the appointment of such successor Trustee and successor Fiscal Agent shall not, as evidenced in writing, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates. The predecessor Trustee shall deliver to the successor Trustee all Mortgage Files and related documents and statements held by it hereunder, and the Depositor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations. No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of
Section 8.06.

     Upon  acceptance of appointment by a successor  Trustee as provided in this
Section 8.08, the Depositor shall mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Depositor.

     (b) Any successor Trustee or Fiscal Agent appointed pursuant to this Agreement shall satisfy the eligibility requirements set forth in Section 8.06 hereof.

     SECTION 8.09.  Merger or Consolidation of Trustee.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     SECTION 8.10.  Appointment of Co-Trustee or Separate Trustee.

     Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. Except as required by applicable law, the appointment of a co-trustee or separate trustee shall not relieve the Trustee of its responsibilities, obligations and liabilities hereunder. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

     In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee solely at the direction of the Trustee.

     No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement. The Depositor and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee, or if the separate trustee or co-trustee is an employee of the Trustee, the Trustee acting alone may accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Every such instrument shall be filed with the Trustee. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. In no event shall any such separate trustee or co-trustee be entitled to any provision relating to the conduct of affecting the liability of or affording protection to such separate trustee or co-trustee that imposes a standard of conduct less stringent than that imposed by the Trustee hereunder, affording greater protection than that afforded to the Trustee hereunder or providing a greater limit on liability than that provided to the Trustee hereunder.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section 8.11.  Fiscal Agent Appointed; Concerning the Fiscal Agent.

     (a) The Trustee hereby appoints ABN AMRO Bank N.V. as the initial Fiscal Agent hereunder for the purposes of exercising and performing the obligations and duties imposed upon the Fiscal Agent by Sections 3.24 and 4.06.

     (b) The Fiscal Agent undertakes to perform such duties and only such duties as are specifically set forth in Sections 3.24 and 4.06.

     (c) No provision of this Agreement shall be construed to relieve the Fiscal Agent from liability for its own negligent failure to act or its own willful misfeasance or for a breach of a representation or warranty contained herein; provided, however, that (i) the duties and obligations of the Fiscal Agent shall be determined solely by the express provisions of Sections 3.24 and 4.06, the Fiscal Agent shall not be liable except for the performance of such duties and obligations, no implied covenants or obligations shall be read into this Agreement against the Fiscal Agent and, in the absence of bad faith on the part of the Fiscal Agent, the Fiscal Agent may conclusively rely, as to the truth and correctness of the statements or conclusions expressed therein, upon any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Fiscal Agent by the Depositor, the Servicer, the Special Servicer or the Trustee and which on their face do not contradict the requirements of this Agreement, and (ii) the provisions of clause (ii) of
Section 8.01(c) shall apply to the Fiscal Agent.

     (d) Except as otherwise provided in Section 8.11(c), the Fiscal Agent also shall have the benefit of provisions of clauses (i), (ii), (iii) (other than the proviso thereto), (iv), (v) (other than the proviso thereto) and (vi) of Section 8.02(a).

                                   ARTICLE IX

                                   TERMINATION

     SECTION 9.01.  Termination.

     (a) The respective obligations and responsibilities of the Servicer, the Special Servicer, the Depositor, the Trustee and the Fiscal Agent created hereby with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as hereinafter set forth) shall terminate immediately following the occurrence of the last action required to be taken by the Trustee pursuant to this Article IX on the Termination Date; provided, however, that in no event shall the trust created hereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof.

     (b) The Trust Fund, the Upper-Tier REMIC and the Lower-Tier REMIC shall be terminated and the assets of the Trust Fund shall be sold or otherwise disposed of in connection therewith, only pursuant to a "plan of complete liquidation" within the meaning of Code Section 860F(a)(4)(A) providing for the actions contemplated by the provisions hereof pursuant to which the applicable Notice of Termination is given and requiring that the Trust Fund, the Upper-Tier REMIC and the Lower-Tier REMIC shall terminate on a Distribution Date occurring not more than 90 days following the date of adoption of the plan of complete liquidation. For purposes of this Section 9.01(b), the Notice of Termination given pursuant to Section 9.01(c) shall constitute the adoption of the plan of complete liquidation as of the date such notice is given, which date shall be specified by the Servicer in the final federal income tax returns of the Upper-Tier REMIC and the Lower-Tier REMIC. Notwithstanding the termination of the Trust REMICs or the Trust Fund, the Trustee shall be responsible for filing the final Tax Returns for the Trust REMICs and applicable income tax or information returns for the Grantor Trust for the period ending with such termination, and shall retain books and records with respect to the Trust REMICs and the Grantor Trust for the same period of retention for which it maintains its own tax returns or other reasonable period.

     (c) The Servicer, and if the Servicer does not exercise its option, any holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

          (i)  the sum of

               (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal);

               (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

               (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable), to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

               (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

          (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

     All costs and expenses incurred by any and all parties to this Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to this Section 9.01(c) shall be borne by the party exercising its purchase rights hereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to this subsection (c).

     Anything in this Section 9.01 to the contrary notwithstanding, the holders of the Class Q-1 Certificates shall receive that portion of the proceeds of a sale of the assets of the Trust Fund allocable to the Net Default Interest, as their interests may appear, and the holders of the Class Q-2 Certificates shall receive that portion of the proceeds of a sale of the assets of the Trust Fund allocable to Excess Interest, as their interests may appear.

     (d) If the Trust Fund has not been previously terminated pursuant to subsection (c) of this Section 9.01, the Trustee shall determine as soon as practicable the Distribution Date on which the Trustee reasonably anticipates, based on information with respect to the Mortgage Loans previously provided to it, that the final distribution will be made (i) to the Holders of outstanding Regular Certificates, and to the Trustee in respect of the Lower-Tier Regular Interests notwithstanding that such distribution may be insufficient to distribute in full the Certificate Balance of each Certificate or Lower-Tier Regular Interest, together with amounts required to be distributed on such Distribution Date pursuant to Section 4.01(a), (b), (c) or (d) or (ii) if no such Classes of Certificates are then outstanding, to the Holders of the Class LR Certificates of any amount remaining in the Collection Account or the Distribution Account and to the Holders of the Class R Certificates of any amount remaining in the Upper-Tier Distribution Account, in either case, following the later to occur of (A) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund or (B) the liquidation or disposition pursuant to Section 3.18 of the last asset held by the Trust Fund.

     (e) Notice of any  termination  of the Trust Fund  pursuant to this Section
9.01 shall be mailed by the Trustee to affected Certificateholders with a copy to the Servicer and each Rating Agency at their addresses shown in the Certificate Registrar as soon as practicable after the Trustee shall have received, given or been deemed to have received a Notice of Termination but in any event not more than thirty days, and not less than ten days, prior to the Anticipated Termination Date. The notice mailed by the Trustee to affected Certificateholders shall:

          (i)   specify  the  Anticipated  Termination  Date on which  the final
                distribution   is   anticipated   to  be  made  to   Holders  of
                Certificates of the Classes specified therein;

          (ii)  specify the amount of any such final distribution, if known; and

          (iii) state that the final distribution to Certificateholders will be made only upon presentation and surrender of Certificates at the office of the Paying Agent therein specified.

If the Trust Fund is not terminated on any Anticipated Termination Date for any reason, the Trustee shall promptly mail notice thereof to each affected Certificateholder.

     (f) Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee hereunder and the transfer of such amounts to a successor Trustee and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01. Any such amounts transferred to the Trustee may be invested in Permitted Investments and all income and gain realized from investment of such funds shall be for the benefit of the Trustee.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

     SECTION 10.01. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     SECTION 10.02.  Limitation on Rights of Certificateholders.

     The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder shall have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates representing Percentage Interests of at least 25% of each affected Class of Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Certificates of such Class. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 10.03.  Governing Law.

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 10.04.  Notices.

     All demands, notices and communications hereunder shall be in writing, shall be deemed to have been given upon receipt (except that notices to Holders of Class M, Class Q-1, Class Q-2, Class R and Class LR Certificates or Holders of any Class of Certificates no longer held through a Depository and instead held in registered, definitive form shall be deemed to have been given upon being sent by first class mail, postage prepaid or by overnight courier) as follows:

          If to the Trustee, to:

               LaSalle National Bank
               135 South LaSalle Street
               Suite 1625
               Chicago, Illinois  60674-4107

               Attention:  Asset-Backed Securities
                           Trust Services Group, DMARC 1998-C1

          If to the Fiscal Agent, to:

               ABN AMRO Bank, N.V.
               c/o LaSalle National Bank
               135 South LaSalle Street
               Suite 1625
               Chicago, IL  60674-4107

               Attention:  Asset-Backed Securities
                           Trust Services Group, DMARC 1998-C1

          If to the Depositor, to:

               Deutsche Mortgage & Asset Receiving Corporation
               One International Place, Room 520
               Boston, Massachusetts  02110

               Attention:  R. Douglas Donaldson

               With a copy to:

               Cadwalader, Wickersham & Taft
               100 Maiden Lane
               New York, New York  10038
               Attention:  Anna H. Glick

          If to the Servicer, to:

               Banc One Mortgage Capital Markets, LLC
               1717 Main Street, 14th Floor
               Dallas, Texas  75021
               Attention:  Edgar L. Smith, II

               With a copy to:

               Banc One Mortgage Capital Markets, LLC
               1717 Main Street, 14th Floor
               Dallas, Texas  75021
               Attention:  Grace E. Holst

          If to the Special Servicer, to:

               Banc One Mortgage Capital Markets, LLC
               1717 Main Street, 14th Floor
               Dallas, Texas  75021
               Attention:  Edgar L. Smith, II

               With a copy to:

               Banc One Mortgage Capital Markets, LLC
               1717 Main Street, 14th Floor
               Dallas, Texas  75201
               Attention:  Paul Smyth

          If to the Mortgage Loan Sellers, to:

               Boston Capital Mortgage Company Limited Partnership One Boston Place, Suite 2100
               Boston, Massachusetts  02108
               Attention:  J. Kingsley Greenland

               With a copy to:

               Peabody & Brown
               101 Federal Street
               Boston, Massachusetts  02110
               Attention:  Thomas G. Tumilty

               ContiTrade Services L.L.C.
               277 Park Avenue,
               38th Floor
               New York, New York  10972
               Attention:  Chief Counsel

               German American Capital Corporation
               31 West 52nd Street
               New York, New York  10019
               Attention:  Joel Horne

               Morgan Stanley Mortgage Capital Inc.
               1585 Broadway
               New York, New York  10036
               Attention:  Russell Rahbony

               Red Mountain Funding, L.L.C.
               420 N. 20th Street,
               9th Floor
               Birmingham, Alabama  35203
               Attention:  Lawrence D. Katz

               With a copy to:

               ContiTrade Services L.L.C.
               277 Park Avenue,
               38th Floor
               New York, New York  10972
               Attention:  Susan Valenti

          If to the Underwriters, to:

               Deutsche Morgan Grenfell Inc.
               Commercial Mortgage-Backed Securities
               31 West 52nd Street
               New York, NY  10019
               Attention:

               Morgan Stanley & Co. Incorporated
               1585 Broadway
               New York, NY  10036
               Attention:  Russell Rahbany

               Llama Company
               One McIlroy Plaza, Suite 302
               Fayetteville, AR  72701
               Attention:  Stephen D. Mansfield

          If to any Certificateholder, to:

               the address set forth in the
               Certificate Register,

or, in the case of the parties to this Agreement, to such other address as such party shall specify by written notice to the other parties hereto.

     SECTION 10.05.  Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then, to the extent permitted by applicable law, such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     SECTION 10.06.  Notice to the Depositor and Each Rating Agency.

     (a) The Trustee shall use its best efforts to promptly provide notice to the Depositor and each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

          (i)    any material change or amendment to this Agreement;

          (ii)   the occurrence of any Event of Default that has not been cured;

          (iii) the merger, consolidation, resignation or termination of the Servicer, Special Servicer, the Trustee or Fiscal Agent;

          (iv) the repurchase of Mortgage Loans pursuant to Section 2.03(d) or 2.03(e);

          (v)    the final payment to any Class of Certificateholders;

          (vi) any change in the location of the Collection Account or the Distribution Account;

          (vii) any event that would result in the voluntary or involuntary termination of any insurance of the accounts of the Servicer;

          (viii) each report to Certificateholders described in Section 4.02 and
                 Section 3.22;

          (ix)   any change in the lien priority of a Mortgage Loan;

          (x) any new lease of an anchor or a termination of an anchor lease at a retail Mortgaged Property;

          (xi) any termination of licensing certification at a Mortgaged Property securing a Healthcare Loan;

          (xii)  any material damage to a Mortgaged Property; and

          (xiii) any amendment, modification, consent or waiver to or of any provision of a Mortgage Loan.

     (b) The Servicer shall promptly furnish to each Rating Agency copies of the following:

          (i)    each of its annual  statements  as to  compliance  described in
                 Section 3.14;

          (ii) each of its annual independent public accountants' servicing reports described in Section 3.15;

          (iii) a copy of each rent roll and each operating and other financial statement and occupancy reports, to the extent such information is required to be delivered under a Mortgage Loan, in each case to the extent collected pursuant to Section 3.03; however, with respect to Fitch, the Servicer shall provide only the quarterly and annual statements or reports; and

          (iv)   a  copy  of  any  notice   with   respect  to  a  breach  of  a
                 representation or warranty with respect to any Mortgage Loan.

          (v)    any change in the lien priority of a Mortgage Loan;

          (vi) any new lease of an anchor or a termination of an anchor lease at a retail Mortgaged Property;

          (vii) any termination of licensing certification at a Mortgaged Property securing a Healthcare Loan;

          (viii) any material damage to a Mortgaged Property; and

          (ix) any amendment, modification, consent or waiver to or of any provision of a Mortgage Loan.

     (c) The Servicer shall furnish each Rating Agency and the Depositor with such information with respect to the Trust Fund, a Mortgaged Property, a Borrower and a non-performing or Specially Serviced Mortgage Loan as such Rating Agency or the Depositor shall reasonably request and which the Servicer can reasonably obtain. The Rating Agencies shall not be charged any fee or expense in connection therewith. The Servicer shall send copies to the Depositor of any information provided to any Rating Agency.

     (d) Notices to each Rating Agency shall be addressed as follows:

          Fitch Investors Service, L.P.
          One State Street Plaza
          New York, New York  10004
          Attention:  Commercial Mortgage Surveillance

          Moody's Investor Services, Inc.
          99 Church Street
          New York, New York  10007
          Attention:  Managing Director
                      Commercial Mortgage-Backed Securities

or in each case to such other address as either Rating Agency shall specify by written notice to the parties hereto.

     SECTION 10.07.  Amendment.

     This Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions herein or therein,
(iii) to amend any provision hereof to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions herein or therein that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     This Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

          (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

          (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under this Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

          (iii) alter the Servicing Standard or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

          (iv) amend any section hereof which relates to the amendment of this Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     In the event that neither the Depositor nor any successor thereto, if any, is in existence, any amendment under this Section 10.07 shall be effective with the consent of the Trustee, the Fiscal Agent, and the Servicer, in writing, and to the extent required by this Section, the Certificateholders. Promptly after the execution of any amendment, the Servicer shall forward to the Trustee and the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.

     It shall not be necessary for the consent of Certificateholders  under this
Section 10.07 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The method of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe; provided, however, that such method shall always be by affirmation and in writing.

     Notwithstanding any contrary provision of this Agreement, no amendment shall be made to this Agreement or any Custodial Agreement unless, if requested by the Servicer and/or the Trustee, the Servicer and the Trustee shall have received an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by either Rating Agency to maintain the rating issued by it or requested by the Trustee for any purpose described in clause (i), (ii) or (iii) of the first sentence of this Section, then at the expense of the Trust Fund), to the effect that such amendment will not cause either the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on the Trust Fund under the REMIC Provisions (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property).

     Prior to the execution of any amendment to this Agreement or any Custodial Agreement, the Trustee, the Fiscal Agent, the Special Servicer and the Servicer may request and shall be entitled to rely conclusively upon an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by either Rating Agency to maintain the rating issued by it or requested by the Trustee for any purpose described in clause (i), (ii),
(iii) or (v) (which do not modify or otherwise relate solely to the obligations, duties or rights of the Trustee) of the first sentence of this Section, then at the expense of the Trust Fund) stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee and the Fiscal Agent may, but shall not be obligated to, enter into any such amendment which affects the Trustee's or the Fiscal Agent's own rights, duties or immunities under this Agreement.

     SECTION 10.08.  Confirmation of Intent.

     It is the express intent of the parties hereto that the conveyance of the Trust Fund (including the Mortgage Loans) by the Depositor to the Trustee on behalf of Certificateholders as contemplated by this Agreement and the sale by the Depositor of the Certificates be, and be treated for all purposes as, a sale by the Depositor of the undivided portion of the beneficial interest in the Trust Fund represented by the Certificates. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Trust Fund by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties, the Trust Fund is held to continue to be property of the Depositor then (a) this Agreement shall also be deemed to be a security agreement under applicable law; (b) the transfer of the Trust Fund provided for herein shall be deemed to be a grant by the Depositor to the Trustee on behalf of Certificateholders of a first priority security interest in all of the Depositor's right, title and interest in and to the Trust Fund and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all amounts from time to time held or invested in the Collection Account, the Distribution Account or Upper-Tier Account, Default Interest Distribution Account and Excess Interest Distribution Account whether in the form of cash, instruments, securities or other property;
(c) the possession by the Trustee (or the Custodian on its behalf) of Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Delaware and Illinois Uniform Commercial Code; and (d) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Trustee pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created hereby. The Depositor shall, and upon the request of the Servicer, the Trustee shall, to the extent consistent with this Agreement (and at the expense of the Trust Fund), take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. It is the intent of the parties that such a security interest would be effective whether any of the Certificates are sold, pledged or assigned.

     SECTION 10.09.  No Intended Third-Party Beneficiaries.

     No Person other than a party to this Agreement and any Certificateholder shall have any rights with respect to the enforcement of any of the rights or obligations hereunder. Without limiting the foregoing, the parties to this Agreement specifically state that no Borrower, property manager or other party to a Mortgage Loan is an intended third-party beneficiary of this Agreement.

     SECTION 10.10.  No Recourse.

     No recourse under any obligation, covenant or agreement of the Depositor contained in this Agreement shall be had against J.H. Management Corporation ("JHM"), JH Holdings Corporation ("JHHC") or any incorporator, stockholder, officer, director or employee of the Depositor, JHM or JHHC, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of the Depositor, and that no personal liability whatever shall attach to or be incurred by the incorporators, stockholders, officers, directors or employees of the Depositor, JHM or JHHC, or any of them under or by reason of any of the obligations, covenants or agreements of the Depositor contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Depositor of any of such obligations, covenants or agreements either at common law or at equity, or by statute or constitution, of JHM or JHHC and every such incorporator, stockholder, officer, director or employee is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided, however, that nothing in this Section 10.10 shall relieve any of the foregoing persons or entities from any liability arising from his, her or its willful misconduct or intentional misrepresentation.

     IN WITNESS WHEREOF, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the day and year first above written.


Signed and acknowledged                      DEUTSCHE MORTGAGE & ASSET
in the presence of                           RECEIVING CORPORATION,
                                             as Depositor

------------------------------               By:
Print Name:                                     --------------------------------

                                             Name:
------------------------------                    ------------------------------
Print Name:
                                             Title:
                                                   -----------------------------



Signed and acknowledged                      BANC ONE MORTGAGE CAPITAL
in the presence of                           MARKETS, LLC
                                             as Servicer

------------------------------               By:
Print Name:                                     --------------------------------

                                             Name:      Edgar L. Smith, II
------------------------------                    ------------------------------
Print Name:
                                             Title:   Chief Operating Officer
                                                   -----------------------------


Signed and acknowledged                      BANC ONE MORTGAGE CAPITAL
in the presence of                           MARKETS, LLC
                                             as Special Servicer

------------------------------               By:
Print Name:                                     --------------------------------

                                             Name:      Edgar L. Smith, II
------------------------------                    ------------------------------
Print Name:
                                             Title:   Chief Operating Officer
                                                   -----------------------------


Signed and acknowledged                      LASALLE NATIONAL BANK
in the presence of                           as Trustee

                                             By:
------------------------------                  --------------------------------
Print Name:
                                             Name:
                                                  ------------------------------
------------------------------
Print Name:                                  Title:
                                                   -----------------------------



Signed and acknowledged                      ABN AMRO BANK N.V
in the presence of                           as Fiscal Agent

                                             By:
------------------------------                  --------------------------------
Print Name:
                                             Name:
                                                  ------------------------------
------------------------------
Print Name:                                  Title:
                                                   -----------------------------



Signed and acknowledged                      ABN AMRO BANK N.V
in the presence of                           as Fiscal Agent

                                             By:
------------------------------                  --------------------------------
Print Name:
                                             Name:
                                                  ------------------------------
------------------------------
Print Name:                                  Title:
                                                   -----------------------------

STATE OF ________________)
                         ) ss:
COUNTY OF _______________)


     On this _____ day of March, 1998, before me, the undersigned, a Notary Public in and for the State of _____, duly commissioned and sworn, personally appeared _____________ , to me known who, by me duly sworn, did depose and acknowledge before me and say that s/he resides at One International Place, Boston, Massachusetts; that s/he is the _____________ of DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION, a Delaware corporation, the corporation described in and that executed the foregoing instrument; and that s/he signed her/his name thereto under authority of the board of directors of said corporation and on behalf of such corporation.

     WITNESS my hand and seal hereto affixed the day and year first above written.


                                             ______________________________
                                             NOTARY PUBLIC in and for the
                                             State of _______________

                                             My Commission expires:

                                             (stamp)

                                             (seal)

This instrument prepared by:


______________________________
Name:     Cadwalader, Wickersham & Taft
Address:  100 Maiden Lane
          New York, New York  10038

STATE OF ________________)
                         ) ss:
COUNTY OF _______________)


     On this ____ day of March, 1998, before me, the undersigned, a Notary Public in and for the State of _______, duly commissioned and sworn, personally appeared Edgar L. Smith, II to me known who, by me duly sworn, did depose and acknowledge before me and say that he resides at 1717 Main Street, Dallas, Texas 75021; that he is the Chief Operating Officer of Banc One Mortgage Capital Markets, LLC, the corporation described in and that executed the foregoing instrument; and that he signed his name thereto under authority of the board of directors of said corporation and on behalf of such corporation.

     WITNESS my hand and seal hereto affixed the day and year first above written.


                                             ______________________________
                                             NOTARY PUBLIC in and for the
                                             State of _______________

                                             My Commission expires:

                                             (stamp)

                                             (seal)

This instrument prepared by:


______________________________
Cadwalader, Wickersham & Taft
100 Maiden Lane
New York, New York  10038

STATE OF ________________)
                         ) ss:
COUNTY OF _______________)


     On this ____ day of March, 1998, before me, the undersigned, a Notary Public in and for the State of _______, duly commissioned and sworn, personally appeared Edgar L. Smith II, to me known who, by me duly sworn, did depose and acknowledge before me and say that s/he resides at 1717 Main Street, Dallas, Texas 75021; that he is the Chief Operating Officer of Banc One Mortgage Capital Markets, LLC, the corporation described in and that executed the foregoing instrument; and that he signed his name thereto under authority of the board of directors of said corporation and on behalf of such corporation.

     WITNESS my hand and seal hereto affixed the day and year first above written.


                                             ______________________________
                                             NOTARY PUBLIC in and for the
                                             State of _______________

                                             My Commission expires:

                                             (stamp)

                                             (seal)

This instrument prepared by:


______________________________
Cadwalader, Wickersham & Taft
100 Maiden Lane
New York, New York  10038

STATE OF ________________)
                         ) ss:
COUNTY OF _______________)


     On this ____ day of March, 1998, before me, the undersigned, a Notary Public in and for the State of ________, duly commissioned and sworn, personally appeared _____________________, to me known who, by me duly sworn, did depose and acknowledge before me and say that s/he resides at ___________________________; that s/he is a ________________ of LASALLE NATIONAL
BANK, a nationally chartered bank, the corporation described in and that executed the foregoing instrument; and that he/her signed his/her name thereto under authority of the board of directors of said corporation and on behalf of such corporation.

     WITNESS my hand and seal hereto affixed the day and year first above written.


                                             ______________________________
                                             NOTARY PUBLIC in and for the
                                             State of _______________

                                             My Commission expires:

                                             (stamp)

                                             (seal)

This instrument prepared by:


______________________________
Cadwalader, Wickersham & Taft
100 Maiden Lane
New York, New York  10038

STATE OF ________________)
                         ) ss:
COUNTY OF _______________)


     On this ____ day of March, 1998, before me, the undersigned, a Notary Public in and for the State of _______, duly commissioned and sworn, personally appeared _____________, to me known who, by me duly sworn, did depose and acknowledge before me and say that s/he resides at ______________________________; that s/he is a _____________ of ABN AMRO BANK
N.V., a nationally chartered bank, the corporation described in and that executed the foregoing instrument; and that s/he signed her/his name thereto under authority of the board of directors of said corporation and on behalf of such corporation.

     WITNESS my hand and seal hereto affixed the day and year first above written.


                                             ______________________________
                                             NOTARY PUBLIC in and for the
                                             State of _______________

                                             My Commission expires:

                                             (stamp)

                                             (seal)

This instrument prepared by:


______________________________
Cadwalader, Wickersham & Taft
100 Maiden Lane
New York, New York  10038

Rider 200

Transfer Procedures.

                                   As of March 27, 1998



Collegeview Apartments LLC
117 Fulton Avenue
Poughkeepsie, New York 12603
Attn.: Stephen E. Miron


Collegeview Tower Associates, Limited Partnership
141 Fulton Avenue
Poughkeepsie, New York 12603
Attn.: Stephen E. Miron

     Re:  Nomura Asset Capital Corporation ("Lender")
          Collegeview Apartments and Collegeview Tower Financing

Dear Mr. Miron:

     In connection with those certain mezzanine loans (collectively, the "Mezzanine Loan") from Nomura Asset Capital Corporation ("Lender") in the amount of $100,000.00 to Collegeview Apartments LLC ("Collegeview Apartments") and in the amount of $400,000.00 to Collegeview Tower Associates, Limited Partnership ("Collegeview Tower", and together with Collegeview Apartment, collectively, the "Borrower"), each pursuant to the terms of a mezzanine note, which may be contributed as capital contribution (the "Preferred Equity") by the Lender to the related Borrower, in the case of Collegeview Apartments in exchange for a special membership interest in Collegeview Apartments and in the case of Collegeview Tower in exchange for a special limited partnership interest in
Collegeview Tower (collectively, the "Preferred Equity") and as further consideration for, the Mezzanine Loan, the Preferred Equity and the Loan (as defined below), Borrower, Managing Member and General Partner (each as defined herein) hereby represent, warrant and covenant to Lender as follows:

     1. Borrower was provided the option to structure the Preferred Equity as either (i) a separate mezzanine loan to Borrower made simultaneously with and subordinate to that certain mortgage loan in the original principal amount of $6,686,553.00 from Lender to Borrower secured by an agreement of spreader, consolidation and modification of mortgage and an assignment of leases and rents agreement from Borrower to Lender dated as of the date hereof (the "Loan") encumbering the Collegeview Apartments and the Collegeview Tower, 117 and 141 Fulton Avenue, Poughkeepsie, New York (the "Premises"), which subordinate loan would be convertible into an equity ownership interest in Borrower at a later date (the "Convertible Mezzanine Debt Option"), or
          (ii) a capital contribution made directly to Borrower simultaneously with the closing of the Loan in exchange for a special membership interest or a special limited partnership interest, as the case may be, in the Borrower (the "Straight Preferred Equity Option");

     2. Each of Collegeview Apartments, Inc., as managing member of Collegeview Apartments LLC ("Managing Member"), and Collegeview Tower Corp. as general partner of Collegeview Tower ("General Partner"), has consulted with its own independent accounting, legal and tax counsel with respect to the financial, legal and tax implications of either structure;

     3. After seeking its own advice and counsel, Borrower has elected to proceed with Preferred Equity under the Convertible Mezzanine Debt Option;

     4. Borrower, Managing Member and General Partner hereby acknowledge and agree that Lender or any affiliate of Lender has not given any advice or otherwise acted as an advisor to Borrower, Managing Member or General Partner in any capacity in connection with the Loan, the Mezzanine Loan, the Preferred Equity or in determining the structure thereof;

     5. Borrower, Managing Member and General Partner each acknowledge and agree that Lender or any affiliate of Lender shall have no liability for any adverse tax consequences to Borrower, Managing Member and General Partner resulting from the structure or consummation of the Loan, the Mezzanine Loan or the Preferred Equity and Borrower, Managing Member and General Partner, jointly and severally, each hereby agree to indemnify and hold harmless Lender, and any affiliate of Lender for any claims, actions, costs, expenses or fees of any nature incurred in connection with any claim, action or dispute by or with Borrower, Managing Member or General Partner as a result of NAAC's investment in Borrower, or Borrower's election to proceed with the Convertible Mezzanine Debt Option.

                   [SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

     Please evidence your agreement herewith by executing the enclosed copy of this letter and returning the original to my attention at your earliest convenience.

                                               NOMURA ASSET CAPITAL CORPORATION,
                                                 a Delaware corporation


                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:



Acknowledged and Agreed:


COLLEGEVIEW APARTMENTS LLC

By:  COLLEGEVIEW APARTMENTS, INC.,
     its Managing Member

     By:
        ------------------------------
        Name:   Stephen E. Miron
        Title:  President


COLLEGEVIEW TOWER ASSOCIATES LIMITED PARTNERSHIP

By:  COLLEGEVIEW TOWER CORP.,
     its General Partner

     By:
        ------------------------------
        Name:   Stephen E. Miron
        Title:  President

                                   EXHIBIT A-1

                          FORM OF CLASS A-1 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                 DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1998-C1, CLASS A-1

Class A-1 Pass-Through Rate:  6.2200 %

First Distribution Date:                Cut-off Date:  March 1, 1998
April 15, 1998

Aggregate Initial                       Scheduled Final
Certificate Balance of the              Distribution Date:
Class A-1 Certificates:                 June 15, 2031
$ 1,816,539,338.00

CUSIP:  251562 AB 0                     ISIN:  US 251562AB06

Common Code: 8599211                    Initial Certificate
                                        Balance of this Certificate:
                                        $

No.:  A-1

     This certifies that _______________ is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-1 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily residential properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class Q-1, Class Q-2, Class R and Class LR Certificates (together with the Class A-1 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, Banc One Mortgage Capital Markets, LLC, as Servicer and as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fifteenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in April, 1998 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-1 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class A-1 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on April 15, 1998 is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in April 1998, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the
Termination Date has been given pursuant to Section 9.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account and the Default Interest Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase Agreement; and (xi) the proceeds net of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

     (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

     (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

     (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

     (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Servicer, and if the Servicer does not exercise its option, any Holder of Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

     (i)       the sum of

               (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

               (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

               (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

               (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

     (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

     All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last surviving descendant(s) of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class A-1 Certificate to be duly executed.

Dated:


                            LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                            By:____________________________________
                                       Authorized Officer



                          Certificate of Authentication

     This is one of the Class A-1 Certificates referred to in the Pooling and Servicing Agreement.

Dated:


                            LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                            By:____________________________________
                                       Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto__________________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class A-1 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class A-1 Certificate of the entire Percentage Interest represented by the within Class A-1 Certificates to the above-named Assignee(s) and to deliver such Class A-1 Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________


Date: ___________                         ______________________________________
                                          Signature by or on behalf of
                                          Assignor(s)


                                          ______________________________________
                                          Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

Distributions, if be made by wire transfer in immediately available funds to _____________________________________________________________________________for
the  account  of   _____________________________________________________________
account number _______________________________________________________________.

This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                          By: ________________________________________



                              ________________________________________
                               [Please print or type name(s)]



                              ________________________________________
                              Title



                              ________________________________________
                              Taxpayer Identification Number

                                   EXHIBIT A-2

                          FORM OF CLASS A-2 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                 DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1998-C1, CLASS A-2

Class A-2 Pass-Through Rate:  6.5380 %

First Distribution Date:                    Cut-off Date:  March 1, 1998
April 15, 1998

Aggregate Initial                           Scheduled Final
Certificate Balance of the                  Distribution Date:
Class A-2 Certificates:                     June 15, 2031
$ 1,816,539,338.00

CUSIP:  251562 AC 8                         ISIN:  US 251562AC88

Common Code: 8599238                        Initial Certificate
                                            Balance of this Certificate:
                                            $

No.:  A-2

     This certifies that ___________________ is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-2 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily residential properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class Q-1, Class Q-2, Class R and Class LR Certificates (together with the Class A-2 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, Banc One Mortgage Capital Markets, LLC, as Servicer and as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fifteenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in April, 1998 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-2 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class A-2 Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on April 15, 1998 is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in April 1998, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the
Termination Date has been given pursuant to Section 9.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account and the Default Interest Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase Agreement; and (xi) the proceeds net of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

     (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

     (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

     (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

     (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Servicer, and if the Servicer does not exercise its option, any Holder of Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

     (i)       the sum of

               (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

               (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

               (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

               (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

     (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

     All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last surviving descendant(s) of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class A-2 Certificate to be duly executed.

Dated:


                                LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                By:_______________________________
                                         Authorized Officer



                          Certificate of Authentication

     This is one of the Class A-2 Certificates referred to in the Pooling and Servicing Agreement.

Dated:


                                 LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                  By:_________________________________
                                             Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto__________________________________________________
_______________________________________________________________________________.
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class A-2 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class A-2 Certificate of the entire Percentage Interest represented by the within Class A-2 Certificates to the above-named Assignee(s) and to deliver such Class A-2 Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________
Date: ___________                        _______________________________________
                                         Signature by or on behalf of
                                         Assignor(s)


                                         _______________________________________
                                         Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Distributions, if be made by wire transfer in immediately available funds to _____________________________________________________________________________for
the  account  of   _____________________________________________________________
account number ________________________________________________.

This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                              By: ________________________________________



                                  ________________________________________
                                   [Please print or type name(s)]



                                  ________________________________________
                                  Title



                                  ________________________________________
                                  Taxpayer Identification Number

                                   EXHIBIT A-3

                           FORM OF CLASS X CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THE CERTIFICATES ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING NOTIONAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE IS ISSUED ON MARCH 30, 1998, AT AN ISSUE PRICE OF 7.048009% OF THE INITIAL CLASS X NOTIONAL AMOUNT, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ALL INTEREST DISTRIBUTIONS HEREON, AND IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF ZERO, WITH ALL MORTGAGE LOANS HAVING AN ANTICIPATED REPAYMENT DATE PREPAYING ON SUCH DATE, USED TO PRICE THIS
CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL CLASS X NOTIONAL AMOUNT IS APPROXIMATELY 4.032126%; (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 9.30%; AND (III) THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (MARCH 30, 1998 TO
APRIL 15, 1998) AS A PERCENTAGE OF THE INITIAL CLASS X NOTIONAL AMOUNT, CALCULATED USING THE EXACT METHOD, IS APPROXIMATELY .027256%.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                 DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                             SERIES 1998-C1, CLASS X

Class X Pass-Through Rate: A per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus the Weighted Average Pass-Through Rate.

First Distribution Date:                Cut-off Date:  March 1, 1998
April 15, 1998

Aggregate Initial                       Scheduled Final
Notional Balance of the                 Distribution Date:
Class X Certificates:                   June 15, 2031
$ 1,816,539,338.00

CUSIP:  251562 AA 2                     ISIN:  US 251562AA23

Common Code:  8599203                   Initial Notional
                                        Balance of this Certificate:
                                        $

No.:  X

     This certifies that ____________________ is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class X Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily residential properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the
Pooling and Servicing Agreement are Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class Q-1, Class Q-2E, Class R and Class LR Certificates (together with the X Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, Banc One Mortgage Capital Markets, LLC, as Servicer and as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fifteenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in April 1998 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class X Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class X Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Notional Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on April 15, 1998 is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in April 1998, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the
Termination Date has been given pursuant to Section 9.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account and the Default Interest Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase Agreement; and (xi) the net proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Notional Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

     (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

     (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

     (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

     (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Servicer, and if the Servicer does not exercise its option, any Holder of Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

     (i)       the sum of

               (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

               (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

               (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

               (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

     (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

     All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last surviving descendant(s) of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class X Certificate to be duly executed.

Dated:


                               LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                               By:___________________________________________
                                         Authorized Officer



                          Certificate of Authentication

     This is one of the Class X Certificates referred to in the Pooling and Servicing Agreement.

Dated:


                                LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                By:__________________________________________
                                         Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto _________________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class X Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class X Certificate of the entire Percentage Interest represented by the within Class X Certificates to the above-named Assignee(s) and to deliver such Class X Certificate to the following address: __________________________________________
________________________________________________________________________________
________________________________________________________________________________

Date: ___________                        _______________________________________
                                         Signature by or on behalf of
                                         Assignor(s)


                                         _______________________________________
                                         Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Distributions, if be made by wire transfer in immediately available funds to ____________________________________________________________________________ for
the  account  of   _____________________________________________________________
account number ________________________________________________.

This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                By: ________________________________________



                                    ________________________________________
                                     [Please print or type name(s)]



                                    ________________________________________
                                    Title



                                    ________________________________________
                                    Taxpayer Identification Number

                                   EXHIBIT A-4

                           FORM OF CLASS B CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS B CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

                 DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                             SERIES 1998-C1, CLASS B

Class B Pass-Through Rate: 6.6640%

First Distribution Date:                    Cut-off Date:  March 1, 1998
April 15, 1998

Aggregate Initial                           Scheduled Final
Certificate Balance of the                  Distribution Date:
Class B Certificates:                       June 15, 2031
$ 1,816,539,338.00

CUSIP:  251562 AD 6                         ISIN:  US 251562AD61

Common Code: 8599246                        Initial Certificate
                                            Balance of this Certificate:
                                            $

No.: B

     This certifies that ___________________ is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class B Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily residential properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class X, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class Q-1, Class Q-2, Class R and Class LR Certificates (together with the Class B Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, Banc One Mortgage Capital Markets, LLC, as Servicer and as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fifteenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in April, 1998 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class B Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class B Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on April 15, 1998 is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in April 1998, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the
Termination Date has been given pursuant to Section 9.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account and the Default Interest Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase Agreement; and (xi) the proceeds net of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

     (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

     (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

     (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

     (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Servicer, and if the Servicer does not exercise its option, any Holder of Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which either (a) the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

     (i)       the sum of

               (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

               (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

               (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

               (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

     (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

     All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last surviving descendant(s) of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class B Certificate to be duly executed.

Dated:


                              LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                              By:___________________________________________
                                        Authorized Officer



                          Certificate of Authentication

     This is one of the Class B Certificates referred to in the Pooling and Servicing Agreement.

Dated:


                               LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                               By:__________________________________________
                                         Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto _________________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class B Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class B Certificate of the entire Percentage Interest represented by the within Class B Certificates to the above-named Assignee(s) and to deliver such Class B Certificate to the following address: __________________________________________
________________________________________________________________________________
________________________________________________________________________________
Date: ___________                          _____________________________________
                                           Signature by or on behalf of
                                           Assignor(s)


                                           _____________________________________
                                           Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Distributions, if be made by wire transfer in immediately available funds to ____________________________________________________________________________ for
the  account  of   _____________________________________________________________
account number ________________________________________________.

This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                By: ________________________________________



                                    ________________________________________
                                     [Please print or type name(s)]



                                    ________________________________________
                                    Title



                                    ________________________________________
                                    Taxpayer Identification Number

                                 EXHIBIT A-5

                           FORM OF CLASS C CERTIFICATE


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), AN Y TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS C CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

                 DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                             SERIES 1998-C1, CLASS C

Class C Pass-Through Rate: 6.8610%

First Distribution Date:                  Cut-off Date:  March 1, 1998
April 15, 1998

Aggregate Initial                         Scheduled Final
Certificate Balance of the                Distribution Date:
Class C Certificates:                     June 15, 2031
$ 1,816,539,338.00

CUSIP:  251562 AE 4                       ISIN:  US 251562AE45

Common Code: 8599254                      Initial Certificate
                                          Balance of this Certificate:
                                          $

No.: C

     This certifies that _____________ is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class C Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily residential properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class X, Class B, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class Q-1, Class Q-2, Class R and Class LR Certificates (together with the Class C Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, Banc One Mortgage Capital Markets, LLC, as Servicer and as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fifteenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in April, 1998 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class C Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class C Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on April 15, 1998 is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in April 1998, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the
Termination Date has been given pursuant to Section 9.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account and the Default Interest Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase Agreement; and (xi) the proceeds net of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

     (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

     (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

     (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

     (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Servicer, and if the Servicer does not exercise its option, any Holder of Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which either (a) the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

     (i)       the sum of

               (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

               (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

               (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

               (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

     (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

     All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last surviving descendant(s) of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class C Certificate to be duly executed.

Dated:


                                LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                By:_________________________________________
                                            Authorized Officer



                          Certificate of Authentication

     This is one of the Class C Certificates referred to in the Pooling and Servicing Agreement.

Dated:


                                LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                By:_________________________________________
                                            Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto _________________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class C Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class C Certificate of the entire Percentage Interest represented by the within Class B Certificates to the above-named Assignee(s) and to deliver such Class C Certificate to the following address: __________________________________________
________________________________________________________________________________
________________________________________________________________________________

Date: ___________                            ___________________________________
                                             Signature by or on behalf of
                                             Assignor(s)


                                             ___________________________________
                                             Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Distributions, if be made by wire transfer in immediately available funds to ____________________________________________________________________________ for
the  account  of   _____________________________________________________________
account number ________________________________________________.

This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                               By: ________________________________________



                                   ________________________________________
                                    [Please print or type name(s)]



                                   ________________________________________
                                   Title



                                   ________________________________________
                                   Taxpayer Identification Number

                                   EXHIBIT A-6

                           FORM OF CLASS D CERTIFICATE


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS D CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

                 DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                             SERIES 1998-C1, CLASS D

Class D Pass-Through Rate: 7.2310 %

First Distribution Date:                  Cut-off Date:  March 1, 1998
April 15, 1998

Aggregate Initial                         Scheduled Final
Certificate Balance of the                Distribution Date:
Class D Certificates:                     June 15, 2031
$ 1,816,539,338.00

CUSIP:  251562 AF 1                       ISIN:  US 251562AF10

Common Code: 8599262                      Initial Certificate
                                          Balance of this Certificate:
                                          $

No.: D

     This certifies that _____________ is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class D Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily residential properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class X, Class B, Class C, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class Q-1, Class Q-2, Class R and Class LR Certificates (together with the Class D Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, Banc One Mortgage Capital Markets, LLC, as Servicer and as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fifteenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in April, 1998 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class D Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class D Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on April 15, 1998 is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in April 1998, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the
Termination Date has been given pursuant to Section 9.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account and the Default Interest Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase Agreement; and (xi) the proceeds net of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

     (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

     (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

     (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

     (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Servicer, and if the Servicer does not exercise its option, any Holder of Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which either (a) the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

     (i)       the sum of

               (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

               (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

               (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

               (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

     (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

     All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last surviving descendant(s) of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class D Certificate to be duly executed.

Dated:


                          LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                          By:_________________________________________
                                   Authorized Officer



                          Certificate of Authentication

     This is one of the Class D Certificates referred to in the Pooling and Servicing Agreement.

Dated:


                          LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                          By:________________________________________
                                   Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto _________________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class D Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class D Certificate of the entire Percentage Interest represented by the within Class B Certificates to the above-named Assignee(s) and to deliver such Class D Certificate to the following address: __________________________________________
________________________________________________________________________________
________________________________________________________________________________


Date: ___________                           ____________________________________
                                            Signature by or on behalf of
                                            Assignor(s)


                                            ____________________________________
                                            Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Distributions, if be made by wire transfer in immediately available funds to ____________________________________________________________________________ for
the  account  of   _____________________________________________________________
account number ________________________________________________.

This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                By: ________________________________________



                                    ________________________________________
                                     [Please print or type name(s)]



                                    ________________________________________
                                    Title



                                    ________________________________________
                                    Taxpayer Identification Number

                                   EXHIBIT A-7

                           FORM OF CLASS E CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS E CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

                 DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                             SERIES 1998-C1, CLASS E

Class E Pass-Through Rate: A per annum rate equal to the lesser of 7.500 % and the Weighted Average Net Mortgage Pass-Through Rate.

First Distribution Date:                  Cut-off Date:  March 1, 1998
April 15, 1998

Aggregate Initial                         Scheduled Final
Certificate Balance of the                Distribution Date:
Class E Certificates:                     June 15, 2031
$ 1,816,539,338.00

CUSIP:  251562 AG 9                       ISIN:  US 251562AG92

Common Code: 8599289                      Initial Certificate
                                          Balance of this Certificate:
                                          $

No.: E

     This certifies that ______________ is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class E Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily residential properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class Q-1, Class Q-2, Class R and Class LR Certificates (together with the Class E Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, Banc One Mortgage Capital Markets, LLC, as Servicer and as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fifteenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in April, 1998 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class E Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class E Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on April 15, 1998 is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in April 1998, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the
Termination Date has been given pursuant to Section 9.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account and the Default Interest Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase Agreement; and (xi) the proceeds net of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

     (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

     (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

     (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

     (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Servicer, and if the Servicer does not exercise its option, any Holder of Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which either (a) the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

     (i)       the sum of

               (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

               (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

               (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

               (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

     (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

     All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last surviving descendant(s) of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class E Certificate to be duly executed.

Dated:


                              LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                              By:_________________________________________
                                         Authorized Officer



                          Certificate of Authentication

     This is one of the Class E Certificates referred to in the Pooling and Servicing Agreement.

Dated:


                             LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                             By:__________________________________________
                                        Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto _________________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class E Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class E Certificate of the entire Percentage Interest represented by the within Class E Certificates to the above-named Assignee(s) and to deliver such Class E Certificate to the following address: __________________________________________
________________________________________________________________________________
________________________________________________________________________________


Date: ___________                           ____________________________________
                                            Signature by or on behalf of
                                            Assignor(s)


                                            ____________________________________
                                            Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

Distributions, if be made by wire transfer in immediately available funds to ____________________________________________________________________________ for
the  account  of   _____________________________________________________________
account number ________________________________________________.

This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                                By: ________________________________________



                                    ________________________________________
                                    [Please print or type name(s)]



                                    ________________________________________
                                    Title



                                    ________________________________________
                                    Taxpayer Identification Number

                                   EXHIBIT A-8

                           FORM OF CLASS F CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS F CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

     THIS CERTIFICATE IS ISSUED ON MARCH 30, 1998, AND BASED ON ITS ISSUE PRICE OF 93.99453%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE (PLUS 15 DAYS OF INTEREST AT THE PASS-THROUGH RATE HEREON), IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF ZERO, WITH ALL MORTGAGE LOANS HAVING AN ANTICIPATED REPAYMENT DATE PREPAYING ON SUCH DATE, USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 6.317966%; (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 8.24%; AND (III) THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (MARCH 30, 1998 TO APRIL 15, 1998) AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE, CALCULATED USING THE EXACT METHOD, IS APPROXIMATELY 0.009642%.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

                 DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                             SERIES 1998-C1, CLASS F

Class F Pass-Through Rate: A per annum rate equal to the lesser of 7.5000% and the Weighted Average Net Mortgage Pass-Through Rate.

First Distribution Date:                 Cut-off Date:  March 1, 1998
April 15, 1998

Aggregate Initial                        Scheduled Final
Certificate Balance of the               Distribution Date:
Class F Certificates:                    June 15, 2031
$ 1,816,539,338.00

CUSIP:  251562 AH 7                      ISIN:  USU08525AA26

Common Code: 8606889                     Initial Certificate
                                         Balance of this Certificate:
                                         $

No.: F

     This certifies that --------------- is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class F Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily residential properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class G, Class H, Class J, Class K, Class L, Class M, Class Q-1, Class Q-2, Class R and Class LR Certificates (together with the Class F Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, Banc One Mortgage Capital Markets, LLC, as Servicer and as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fifteenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in April, 1998 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class F Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class F Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on April 15, 1998 is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in April 1998, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the
Termination Date has been given pursuant to Section 9.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account and the Default Interest Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase Agreement; and (xi) the proceeds net of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Servicer, and if the Servicer does not exercise its option, any Holder of Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which either (a) the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                   (i)     the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing
                                    Compensation,        Special       Servicing
                                    Compensation, Trustee Fees and Trust Fund expenses; and

                  (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

     All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last surviving descendant(s) of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class F Certificate to be duly executed.

Dated:


                               LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                               By:---------------------------------------------
                                                 Authorized Officer



                          Certificate of Authentication
                          -----------------------------

     This is one of the Class F Certificates referred to in the Pooling and Servicing Agreement.

Dated:


                                LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                By:--------------------------------------------
                                                  Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto-----------------------------------------
--------------------------------------------------------------------------------
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class F Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class F Certificate of the entire Percentage Interest represented by the within Class F Certificates to the above-named Assignee(s) and to deliver such Class F Certificate to the following address:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Date: ----------------                      ------------------------------------
                                            Signature by or on behalf of
                                            Assignor(s)


                                            ------------------------------------
                                            Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address  of  the   Assignee(s)   for  the  purpose  of  receiving   notices  and
distributions:----------------------------------------------------------------
-------------------------------------------------------------------------------
------------------------------------------------------------------------------.

Distributions, if be made by wire transfer in immediately available funds to -----------------------------------------------------------------------------for
the  account  of  -------------------------------------------------------------
account number ------------------------------------.

This information is provided by ------------------------------------------------
the Assignee(s) named above, or ------------------------------------------------
as its (their) agent.

                                   By: -----------------------------------------



                                       ----------------------------------------
                                        [Please print or type name(s)]



                                       ----------------------------------------
                                       Title



                                       ----------------------------------------
                                       Taxpayer Identification Number

                                   EXHIBIT A-9

                           FORM OF CLASS G CERTIFICATE


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS G CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

         THIS CERTIFICATE IS ISSUED ON MARCH 30, 1998, AND BASED ON ITS ISSUE PRICE OF 91.664532%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE (PLUS 15 DAYS OF INTEREST AT THE PASS-THROUGH RATE HEREON), IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF ZERO, WITH ALL MORTGAGE LOANS HAVING AN ANTICIPATED REPAYMENT DATE PREPAYING ON SUCH DATE, USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 8.647968%;
(II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 8.53%; AND (III) THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (MARCH 30, 1998 TO APRIL 15, 1998) AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE, CALCULATED USING THE EXACT METHOD, IS APPROXIMATELY 0.012711%.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

                 DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                             SERIES 1998-C1, CLASS G

Class G Pass-Through Rate: A per annum rate equal to the lesser of 7.5000% and the Weighted Average Net Mortgage Pass-Through Rate.

First Distribution Date:                     Cut-off Date:  March 1, 1998
April 15, 1998

Aggregate Initial                            Scheduled Final
Certificate Balance of the                   Distribution Date:
Class G Certificates:                        June 15, 2031
$ 1,816,539,338.00

CUSIP:  251562 AJ 3                          ISIN:  USU08525AB09

Common Code: 8606919                         Initial Certificate
                                             Balance of this Certificate:
                                             $

No.: G

         This certifies that --------------- is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class G Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily residential properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class H, Class J, Class K, Class L, Class M, Class Q-1, Class Q-2, Class R and Class LR Certificates (together with the Class G Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

         This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, Banc One Mortgage Capital Markets, LLC, as Servicer and as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

         The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

         Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fifteenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in April, 1998 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class G Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

         During each Interest Accrual Period (as defined below), interest on the Class G Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

         Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on April 15, 1998 is assumed to consist of 30 days.

         All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in April 1998, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) specified in the notice to Certificateholders of such final distribution.

         Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the
Termination Date has been given pursuant to Section 9.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

         This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement, the Trust Fund includes (i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account and the Default Interest Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase Agreement; and (xi) the proceeds net of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

         This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of
Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

         Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

         No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

         The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

         The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

         Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

         The Servicer, and if the Servicer does not exercise its option, any Holder of Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which either (a) the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                   (i)     the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing
                                    Compensation,        Special       Servicing
                                    Compensation, Trustee Fees and Trust Fund expenses; and

                  (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

         All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

         The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last surviving descendant(s) of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

         Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee has caused this Class G Certificate to be duly executed.

Dated:


                                   LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                   By:-----------------------------------------
                                                Authorized Officer



                          Certificate of Authentication
                          -----------------------------

         This is one of the Class G Certificates referred to in the Pooling and Servicing Agreement.

Dated:


                                   LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                   By:-----------------------------------------
                                                  Authorized Officer

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto--------------------------------------------------
--------------------------------------------------------------------------------
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class G Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Class G Certificate of the entire Percentage Interest represented by the within Class G Certificates to the above-named Assignee(s) and to deliver such Class G Certificate to the following address:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Date: -----------                                -------------------------------
                                                 Signature by or on behalf of
                                                 Assignor(s)


                                                 -------------------------------
                                                 Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

         The   Assignee(s)   should   include  the  following  for  purposes  of
distribution:

Address  of  the   Assignee(s)   for  the  purpose  of  receiving   notices  and
distributions:-----------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------.

Distributions, if be made by wire transfer in immediately available funds to -----------------------------------------------------------------------------for
the  account  of   -------------------------------------------------------------
account number ------------------------------------------------.

This information is provided by ------------------------------------------------
the Assignee(s) named above, or ------------------------------------------------
as its (their) agent.

                                 By: ------------------------------------------



                                     ------------------------------------------
                                      [Please print or type name(s)]



                                     ------------------------------------------
                                     Title



                                     ------------------------------------------
                                     Taxpayer Identification Number

                                  EXHIBIT A-10

                           FORM OF CLASS H CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS H CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

THIS CERTIFICATE IS ISSUED ON MARCH 30, 1998, AND BASED ON ITS ISSUE PRICE OF 89.414695%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE (PLUS 15 DAYS OF INTEREST AT THE PASS-THROUGH RATE HEREON), IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF ZERO, WITH ALL MORTGAGE LOANS HAVING AN ANTICIPATED REPAYMENT DATE PREPAYING ON SUCH DATE, USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 10.897805%; (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 8.82%; AND (III) THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (MARCH 30, 1998 TO APRIL 15, 1998) AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE, CALCULATED USING THE EXACT METHOD, IS APPROXIMATELY 0.015492%.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

                 DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                             SERIES 1998-C1, CLASS H

Class H Pass-Through Rate: A per annum rate equal to the lesser of 7.5000% and the Weighted Average Net Mortgage Pass-Through Rate.

First Distribution Date:                    Cut-off Date:  March 1, 1998
April 15, 1998

Aggregate Initial                           Scheduled Final
Certificate Balance of the                  Distribution Date:
Class H Certificates:                       June 15, 2031
$ 1,816,539,338.00

CUSIP:  251562 AK 0                         ISIN:  USU08525AC81

Common Code: 8606927                        Initial Certificate
                                            Balance of this Certificate:
                                            $

No.: H

     This certifies that ----------- is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class H Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily residential properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class J, Class K, Class L, Class M, Class Q-1, Class Q-2, Class R and Class LR Certificates (together with the Class H Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, Banc One Mortgage Capital Markets, LLC, as Servicer and as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fifteenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in April, 1998 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class H Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class H Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on April 15, 1998 is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in April 1998, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the
Termination Date has been given pursuant to Section 9.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account and the Default Interest Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase Agreement; and (xi) the proceeds net of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Servicer, and if the Servicer does not exercise its option, any Holder of Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which either (a) the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                   (i)     the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing
                                    Compensation,        Special       Servicing
                                    Compensation, Trustee Fees and Trust Fund expenses; and

                  (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

     All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last surviving descendant(s) of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class H Certificate to be duly executed.

Dated:


                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                  By:------------------------------------------
                                                 Authorized Officer



                          Certificate of Authentication
                          -----------------------------

     This is one of the Class H Certificates referred to in the Pooling and Servicing Agreement.

Dated:


                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                  By:------------------------------------------
                                                   Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto--------------------------------------------------
--------------------------------------------------------------------------------
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class H Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class H Certificate of the entire Percentage Interest represented by the within Class H Certificates to the above-named Assignee(s) and to deliver such Class H Certificate to the following address:

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


Date: -----------                             ---------------------------------
                                              Signature by or on behalf of
                                              Assignor(s)


                                              ---------------------------------
                                              Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:------------------------------------------------------------------
--------------------------------------------------------------------------------
---------------------------------------------------------------------------.
 .

Distributions, if be made by wire transfer in immediately available funds to -----------------------------------------------------------------------------for
the  account  of   -------------------------------------------------------------
account number ------------------------------------------------.

This information is provided by ------------------------------------------------
the Assignee(s) named above, or ------------------------------------------------
as its (their) agent.

                            By: ----------------------------------------



                                ------------------------------------------
                                 [Please print or type name(s)]



                                ------------------------------------------
                                Title



                                ------------------------------------------
                                Taxpayer Identification Number

                                  EXHIBIT A-11

                           FORM OF CLASS J CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS J CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

     THIS CERTIFICATE IS ISSUED ON MARCH 30, 1998, AND BASED ON ITS ISSUE PRICE OF 74.00034%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE (PLUS 15 DAYS OF INTEREST AT THE PASS-THROUGH RATE HEREON), IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF ZERO, WITH ALL MORTGAGE LOANS HAVING AN ANTICIPATED REPAYMENT DATE PREPAYING ON SUCH DATE, USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 26.258776%; (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 9.54%; AND (III) THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (MARCH 30, 1998 TO APRIL 15, 1998) AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE, CALCULATED USING THE EXACT METHOD, IS APPROXIMATELY 0.034482%.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

                 DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                             SERIES 1998-C1, CLASS J

Class J Pass-Through Rate: A per annum rate equal to the lesser of 6.2200% and the Weighted Average Net Mortgage Pass-Through Rate.

First Distribution Date:              Cut-off Date:  March 1, 1998
April 15, 1998

Aggregate Initial                     Scheduled Final
Certificate Balance of the            Distribution Date:
Class J Certificates:                 June 15, 2031
$ 1,816,539,338.00

CUSIP:  251562 AL 8                   ISIN:  USU08525AD64

Common Code: 8606943                  Initial Certificate
                                      Balance of this Certificate:
                                      $

No.: J

     This certifies that ------------- is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class J Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily residential properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class K, Class L, Class M, Class Q-1, Class Q-2, Class R and Class LR Certificates (together with the Class J Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, Banc One Mortgage Capital Markets, LLC, as Servicer and as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fifteenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in April, 1998 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class J Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class J Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on April 15, 1998 is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in April 1998, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the
Termination Date has been given pursuant to Section 9.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account and the Default Interest Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase Agreement; and (xi) the proceeds net of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Servicer, and if the Servicer does not exercise its option, any Holder of Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which either (a) the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                   (i)     the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing
                                    Compensation,        Special       Servicing
                                    Compensation, Trustee Fees and Trust Fund expenses; and

                  (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

     All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last surviving descendant(s) of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class J Certificate to be duly executed.

Dated:


                               LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                               By:---------------------------------------------
                                               Authorized Officer



                          Certificate of Authentication
                          -----------------------------

     This is one of the Class J Certificates referred to in the Pooling and Servicing Agreement.

Dated:


                               LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                               By:----------------------------------------------
                                                 Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto--------------------------------------------------
--------------------------------------------------------------------------------
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class J Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class J Certificate of the entire Percentage Interest represented by the within Class J Certificates to the above-named Assignee(s) and to deliver such Class J Certificate to the following address:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Date: -----------                          -------------------------------------
                                           Signature by or on behalf of
                                           Assignor(s)


                                           -------------------------------------
                                           Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Distributions, if be made by wire transfer in immediately available funds to -----------------------------------------------------------------------------for
the  account  of   -------------------------------------------------------------
account number ------------------------------------------------.

This information is provided by ------------------------------------------------
the Assignee(s) named above, or ------------------------------------------------
as its (their) agent.

                                 By: ----------------------------------------



                                     ------------------------------------------
                                      [Please print or type name(s)]



                                     ------------------------------------------
                                     Title



                                     ------------------------------------------
                                     Taxpayer Identification Number

                                  EXHIBIT A-12

                           FORM OF CLASS K CERTIFICATE


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS K CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

     THIS CERTIFICATE IS ISSUED ON MARCH 30, 1998, AND BASED ON ITS ISSUE PRICE OF 73.597931%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE (PLUS 15 DAYS OF INTEREST AT THE PASS-THROUGH RATE HEREON), IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF ZERO, WITH ALL MORTGAGE LOANS HAVING AN ANTICIPATED REPAYMENT DATE PREPAYING ON SUCH DATE, USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 26.661236%; (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 9.59%; AND (III) THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (MARCH 30, 1998 TO APRIL 15, 1998) AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE, CALCULATED USING THE EXACT METHOD, IS APPROXIMATELY 0.034401%.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

                 DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                             SERIES 1998-C1, CLASS K

Class K Pass-Through Rate: A per annum rate equal to the lesser of 6.2200% and the Weighted Average Net Mortgage Pass-Through Rate.

First Distribution Date:                Cut-off Date:  March 1, 1998
April 15, 1998

Aggregate Initial                       Scheduled Final
Certificate Balance of the              Distribution Date:
Class K Certificates:                   June 15, 2031
$ 1,816,539,338.00

CUSIP:  251562 AM 6                     ISIN:  USU08525AJ35

Common Code: 8606951                    Initial Certificate
                                        Balance of this Certificate:
                                        $

No.: K

     This certifies that ---------------- is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class K Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily residential properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class L, Class M, Class Q-1, Class Q-2, Class R and Class LR Certificates (together with the Class K Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, Banc One Mortgage Capital Markets, LLC, as Servicer and as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fifteenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in April, 1998 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class K Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class K Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on April 15, 1998 is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in April 1998, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the
Termination Date has been given pursuant to Section 9.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account and the Default Interest Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase Agreement; and (xi) the proceeds net of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above-accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Servicer, and if the Servicer does not exercise its option, any Holder of Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which either (a) the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                   (i)     the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing
                                    Compensation,        Special       Servicing
                                    Compensation, Trustee Fees and Trust Fund expenses; and

                  (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

     All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last surviving descendant(s) of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class K Certificate to be duly executed.

Dated:


                                            LASALLE NATIONAL BANK, not in its
                                            individual capacity but solely as
                                            Trustee



                                            By:---------------------------------
                                                      Authorized Officer



                          Certificate of Authentication
                          -----------------------------

     This is one of the Class K Certificates referred to in the Pooling and Servicing Agreement.

Dated:


                                            LASALLE NATIONAL BANK, not in its
                                            individual capacity but solely as
                                            Authenticating Agent



                                            By:---------------------------------
                                                       Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto--------------------------------------------------
--------------------------------------------------------------------------------
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class K Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class K Certificate of the entire Percentage Interest represented by the within Class K Certificates to the above-named Assignee(s) and to deliver such Class K Certificate to the following address:

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


Date: -----------                            -----------------------------------
                                             Signature by or on behalf of
                                             Assignor(s)


                                             -----------------------------------
                                             Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address  of  the   Assignee(s)   for  the  purpose  of  receiving   notices  and
distributions:-----------------------------------------------------------------
-------------------------------------------------------------------------------
------------------------------------------------------------------------------.


Distributions, if be made by wire transfer in immediately available funds to -----------------------------------------------------------------------------for
the  account  of   -------------------------------------------------------------
account number ------------------------------------------------.

This information is provided by ------------------------------------------------
the Assignee(s) named above, or ------------------------------------------------
as its (their) agent.

                             By: ----------------------------------------



                                 ------------------------------------------
                                  [Please print or type name(s)]



                                 ------------------------------------------
                                 Title



                                 ------------------------------------------
                                 Taxpayer Identification Number

                                  EXHIBIT A-13

                           FORM OF CLASS L CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS L CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE 1933 ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (2) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

                  THIS CERTIFICATE IS ISSUED ON MARCH 30, 1998, AND BASED ON ITS ISSUE PRICE OF 55.87386%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE (PLUS 15 DAYS OF INTEREST AT THE PASS-THROUGH RATE HEREON), IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF ZERO, WITH ALL MORTGAGE LOANS HAVING AN ANTICIPATED REPAYMENT DATE PREPAYING ON SUCH DATE, USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 44.385303%; (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 12.50%; AND (III) THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (MARCH 30, 1998 TO APRIL 15, 1998) AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE, CALCULATED USING THE EXACT METHOD, IS APPROXIMATELY 0.030982%.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

                 DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                             SERIES 1998-C1, CLASS L

Class L Pass-Through Rate: A per annum rate equal to the lesser of 6.2200% and the Weighted Average Net Mortgage Pass-Through Rate.

First Distribution Date:                  Cut-off Date:  March 1, 1998
April 15, 1998

Aggregate Initial                         Scheduled Final
Certificate Balance of the                Distribution Date:
Class L Certificates:                     June 15, 2031
$ 1,816,539,338.00

CUSIP:  251562 AN 4                       ISIN: USU0852AE48

Common Code: 8606978                       Initial Certificate
                                           Balance of this Certificate:
                                           $

No.: L

     This certifies that _______________ is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class L Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily residential properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class M, Class Q-1, Class Q-2, Class R and Class LR Certificates (together with the Class L Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, Banc One Mortgage Capital Markets, LLC, as Servicer and as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fifteenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in April, 1998 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class L Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class L Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on April 15, 1998 is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in April 1998, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the
Termination Date has been given pursuant to Section 9.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account and the Default Interest Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase Agreement; and (xi) the proceeds net of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Servicer, and if the Servicer does not exercise its option, any Holder of Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which either (a) the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                   (i)     the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing
                                    Compensation,        Special       Servicing
                                    Compensation, Trustee Fees and Trust Fund expenses; and

                  (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

     All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last surviving descendant(s) of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class L Certificate to be duly executed.

Dated:


                                   LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee

                                   By:  _______________________________________
                                                   Authorized Officer



                          Certificate of Authentication

     This is one of the Class L Certificates referred to in the Pooling and Servicing Agreement.

Dated:


                                   LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent

                                   By:  ________________________________________
                                                   Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ________________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class L Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class L Certificate of the entire Percentage Interest represented by the within Class L Certificates to the above-named Assignee(s) and to deliver such Class L Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________

Date: ___________                       ________________________________________
                                        Signature by or on behalf of
                                        Assignor(s)

                                        ________________________________________
                                        Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: -----------------------------------------------------------------
-------------------------------------------------------------------------------.

Distributions, if be made by wire transfer in immediately available funds to ---------------------------------------------------------------------------- for
the  account  of   -------------------------------------------------------------
account number------------------------------------------.

This information is provided by ------------------------------------------------
the Assignee(s) named above, or ------------------------------------------------
as its (their) agent.

                                   By: -----------------------------------------


                                       ----------------------------------------
                                       [Please print or type name(s)]

                                       ----------------------------------------
                                       Title

                                       ----------------------------------------
                                       Taxpayer Identification Number

                                     EXHIBIT A-14

                             FORM OF CLASS M CERTIFICATE


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CLASS M CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A "GLOBAL CERTIFICATE" THAT IS A "RESTRICTED CERTIFICATE" (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA,
SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE 1933 ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (2) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

     THIS CERTIFICATE IS ISSUED ON MARCH 30, 1998, AND BASED ON ITS ISSUE PRICE OF 40.76216%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE (PLUS 15 DAYS OF INTEREST AT THE PASS-THROUGH RATE HEREON), IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF ZERO, WITH ALL MORTGAGE LOANS HAVING AN ANTICIPATED REPAYMENT DATE PREPAYING ON SUCH DATE, USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 59.497012%; (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 16.19%; AND (III) THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (MARCH 30, 1998 TO APRIL 15, 1998) AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE, CALCULATED USING THE EXACT METHOD, IS APPROXIMATELY 0.014950%.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

           DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION COMMERCIAL
                      MORTGAGE PASS-THROUGH CERTIFICATES,
                             SERIES 1998-C1, CLASS M

Class M Pass-Through Rate: A per annum rate equal to the lesser of 6.2200% and the Weighted Average Net Mortgage Pass-Through Rate.

First Distribution Date:                    Cut-off Date:  March 1, 1998
April 15, 1998

Aggregate Initial                           Scheduled Final
Certificate Balance of the                  Distribution Date:
Class M Certificates:                       June 15, 2031
$ 1,816,539,338.00

CUSIP: 251562 AP 9                          ISIN:  USU08525AF13

Common Code: 8606986                        Initial Certificate
                                            Balance of this Certificate:
                                            $

No.: M

     This certifies that ----------------- is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class M Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily residential properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class Q-1, Class Q-2, Class R and Class LR Certificates (together with the Class M Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, Banc One Mortgage Capital Markets, LLC, as Servicer and as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the fifteenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in April, 1998 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class M Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums, as provided in the Pooling and Servicing Agreement.

     During each Interest Accrual Period (as defined below), interest on the Class M Certificates will be calculated based on a 360-day year consisting of twelve 30-day months on the outstanding Certificate Balance hereof.

     Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on April 15, 1998 is assumed to consist of 30 days.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in April 1998, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the
Termination Date has been given pursuant to Section 9.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account and the Default Interest Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase Agreement; and (xi) the proceeds net of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.


     Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Servicer, and if the Servicer does not exercise its option, any Holder of Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which either (a) the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

               (i)       the sum of

                         (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                         (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                         (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing
                                    Compensation,        Special       Servicing
                                    Compensation, Trustee Fees and Trust Fund expenses; and

               (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

     All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last surviving descendant(s) of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class M Certificate to be duly executed.

Dated:


                                            LASALLE NATIONAL BANK, not in its
                                            individual capacity but solely
                                            as Trustee



                                            By:---------------------------------
                                                      Authorized Officer



                            Certificate of Authentication
                            -----------------------------

     This is one of the Class M Certificates referred to in the Pooling and Servicing Agreement.

Dated:


                                            LASALLE NATIONAL BANK, not in its
                                            individual capacity but solely as
                                            Authenticating Agent



                                            By:---------------------------------
                                                      Authorized Officer

                                      ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ------------------------------------------
--------------------------------------------------------------------------------
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class M Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class M Certificate of the entire Percentage Interest represented by the within Class M Certificates to the above-named Assignee(s) and to deliver such Class M Certificate to the following address:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



Date: -----------                                        -----------------------
                                                         Signature by or on
                                                         behalf of
                                                         Assignor(s)


                                                         -----------------------
                                                         Taxpayer Identification
                                                         Number

                              DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: -----------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Distributions, if be made by wire transfer in immediately available funds to ---------------------------------------------------------------------------- for
the account of  -------------------------------------------------------------
account number ------------------------------------------------.

This information is provided by ------------------------------------------------
the Assignee(s) named above, or ------------------------------------------------
as its (their) agent.

                                     By: ---------------------------------------




                                         ---------------------------------------
                                         [Please print or type name(s)]




                                         ---------------------------------------
                                         Title




                                         ---------------------------------------
                                         Taxpayer Identification Number

                                  EXHIBIT A-15

                          FORM OF CLASS Q-1 CERTIFICATE

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE 1933 ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, OR (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER 1933 ACT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE
POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY.


ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE FISCAL AGENT, THE SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

                 DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1998-C1, Class Q-1



CUSIP: _________                                     Percentage Interest:  100%

No.:  Q-1-1


     This certifies that _______________ is the registered owner of the Percentage Interest evidenced by this Certificate in the Trust Fund. The Class Q-1 Certificateholder is not entitled to interest or principal distributions The Class Q-1 Certificateholder will be entitled to receive distributions of Net Default Interest received from the borrowers. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily residential properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class Q-2, Class R and Class LR Certificates (together with the Class Q-1 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, Banc One Mortgage Capital Markets, LLC, as Servicer and as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     This Certificate represents the right to receive a pro rata undivided beneficial interest in the portion of the Trust Fund consisting of the Default Interest collected on the ContiTrade Services L.L.C., German American Capital Corporation, Morgan Stanley Mortgage Capital Inc., Red Mountain Funding, L.L.C. and Boston Capital Mortgage Company Limited Partnership Corporation Loans, subject to the obligation to reimburse the Servicer, the Trustee or the Fiscal Agent, as applicable, for interest on Advances.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the Fifteenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in April, 1998 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-1 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in April, 1998, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the
Termination Date has been given pursuant to Section 9.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account and the Default Interest Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                   (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

                 (iii) alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Servicer, and if the Servicer does not exercise its option, any Holder of Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which either (a) the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                   (i)     the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

                           (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing
                                    Compensation,        Special       Servicing
                                    Compensation, Trustee Fees and Trust Fund expenses; and

                  (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

     All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last surviving descendant(s) of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class Q-1 Certificate to be duly executed.

Dated:


                               LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee

                               By: ________________________________________
                                             Authorized Officer



                          Certificate of Authentication

     This is one of the Class Q-1 Certificates referred to in the Pooling and Servicing Agreement.

Dated:


                               LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent

                               By: ________________________________________
                                             Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto _________________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class Q-1 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class Q-1 Certificate of the entire Percentage Interest represented by the within Class Q-1 Certificates to the above-named Assignee(s) and to deliver such Class Q-1 Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________


Date: ___________                           ____________________________________
                                            Signature by or on behalf of
                                            Assignor(s)


                                            ____________________________________
                                            Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

     Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
________________________________________________________________________________
Distributions, if be made by wire transfer in immediately available funds to ____________________________________________________________________________ for
the  account  of   _____________________________________________________________
account number _____________________.

     This  information  is  provided  by  __________________________________ the
Assignee(s) named above, or  ________________________________________________ as
its (their) agent.

                                   By: ________________________________________



                                       _________________________________________
                                       [Please print or type name(s)]
                                       _________________________________________
                                       Title
                                       _________________________________________
                                       Taxpayer Identification Number

                                  EXHIBIT A-16

                          FORM OF CLASS Q-2 CERTIFICATE

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE 1933 ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, OR (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER 1933 ACT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE
POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE FISCAL AGENT, THE SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

                 DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1998-C1, CLASS Q-2

                                         Percentage Interest: 100%

CUSIP: _______

No.: Q-2

     This certifies that ____________ is the registered owner of the Percentage Interest evidenced by this Certificate in the Trust Fund. The Class Q-2 Certificateholder is not entitled to interest or principal distributions. The Class Q-2 Certificateholder will be entitled to receive distributions of Excess Interest received from the borrowers. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial and multifamily residential properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class Q-1, Class R and Class LR Certificates (together with the Class Q-2 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, Banc One Mortgage Capital Markets, LLC, as Servicer and as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     This Certificate represents the right to receive a pro rata undivided beneficial interest in the portion of the Trust Fund consisting of the Excess Interest collected on the ContiTrade Services L.L.C., German American Capital Corporation, Morgan Stanley Mortgage Capital Inc., Red Mountain Funding, L.L.C. and Boston Capital Mortgage Company Limited Partnership Corporation Loans, which portions of the Trust Fund will be treated as a grantor trust for federal income tax purposes.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the Fifteenth day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing in April 1998 (each such date, a "Distribution Date") an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-1 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in April, 1998, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the
Termination Date has been given pursuant to Section 9.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account and the Default Interest Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

     (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

     (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

     (iii)alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

     (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Servicer, and if the Servicer does not exercise its option, any Holder of Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which either (a) the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

     (i)  the sum of

          (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

          (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

          (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

          (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

     (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

     All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last surviving descendant(s) of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class Q-2 Certificate to be duly executed.

Dated:


                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                  By:___________________________________________
                                                 Authorized Officer



                          Certificate of Authentication


     This is one of the Class Q-2 Certificates referred to in the Pooling and Servicing Agreement.

Dated:


                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                  By:___________________________________________
                                                 Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class Q-2 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class Q-2 Certificate of the entire Percentage Interest represented by the within Class Q-2 Certificates to the above-named Assignee(s) and to deliver such Class Q-2 Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________


Date: ___________                 ______________________________________________
                                  Signature by or on behalf of Assignor(s)


                                  ______________________________________________
                                  Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

Distributions,  if be made by wire transfer in  immediately  available  funds to
________________________________________________________________________________
for  the  account  of  _________________________________________________________
account number ________________________________________________.

This information is provided by  _______________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                              By: ______________________________________________



                                  ______________________________________________
                                  [Please print or type name(s)]



                                  ______________________________________________
                                  Title

                                  ______________________________________________
                                  Taxpayer Identification Number

                                  EXHIBIT A-17

                           FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(l) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860(E)(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO CONTINUE TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, AND (C) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. IF THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST", AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-1(c), TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE.

THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO CONSENT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC AND TO THE APPOINTMENT OF THE TRUSTEE AS ATTORNEY-IN-FACT AND AGENT FOR THE TAX MATTERS PERSON OR AS OTHERWISE PROVIDED IN THE POOLING AND SERVICING AGREEMENT TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE 1933 ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (2) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE CODE, OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE FISCAL AGENT, THE SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

                 DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION
     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C1, CLASS R

CUSIP: U08525 AG 9
                                       Percentage Interest: [100%]

No.:  R

     This certifies that _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in the Trust Fund. The Class R Certificateholder is not entitled to interest or principal distributions. The Class R Certificateholder will be entitled to receive the proceeds of the remaining assets of the Upper-Tier REMIC, if any, on the Final Scheduled Distribution Date for the Certificates, after distributions in respect of any accrued but unpaid interest on the Certificates and after distributions in reduction of principal balance have reduced the principal balances of the Certificates to zero. It is not anticipated that there will be any assets remaining in the Upper-Tier REMIC or Trust Fund on the Final Scheduled Distribution Date following the distributions on the Regular Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens and a second lien on commercial properties and held in trust by the Trustee and serviced by the Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class Q-1, Class Q-2, and Class LR Certificates (together with the Class R Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, Banc One Mortgage Capital Markets, LLC, as Servicer and as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     This Certificate represents a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(2) and 860D of the Code.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in April 1998, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the
Termination Date has been given pursuant to Section 9.01(f) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account and the Default Interest Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

     (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

     (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

     (iii)alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

     (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Servicer, and if the Servicer does not exercise its option, any Holder of Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date (defined as any date as of which either (a) the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

     (i) the sum of

          (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

          (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

          (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

          (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

     (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

     All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last surviving descendant(s) of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class R Certificate to be duly executed.

Dated:


                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                  By:___________________________________________
                                                 Authorized Officer



                          Certificate of Authentication


     This is one of the Class R Certificates referred to in the Pooling and Servicing Agreement.

Dated:


                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                  By:___________________________________________
                                                 Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto _________________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class R Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class R Certificate of the entire Percentage Interest represented by the within Class R Certificates to the above-named Assignee(s) and to deliver such Class R Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________


Date: ___________                 ______________________________________________
                                  Signature by or on behalf of Assignor(s)



                                  ______________________________________________
                                  Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

Distributions,  if be made by wire transfer in  immediately  available  funds to
________________________________________________________________________________
for the  account  of   _________________________________________________________
account number ________________________________________________.

This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                              By: ______________________________________________



                                  ______________________________________________
                                  [Please print or type name(s)]



                                  ______________________________________________
                                  Title

                                  ______________________________________________
                                  Taxpayer Identification Number

                                  EXHIBIT A-18

                          FORM OF CLASS LR CERTIFICATE

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE ORIGINATOR, THE SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(l) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860(E)(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO CONTINUE TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, AND (C) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. IF THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST", AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-1(c), TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE.

THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO CONSENT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC AND TO THE APPOINTMENT OF THE TRUSTEE AS ATTORNEY-IN-FACT AND AGENT FOR THE TAX MATTERS PERSON OR AS OTHERWISE PROVIDED IN THE POOLING AND SERVICING AGREEMENT TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE 1933 ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (2) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE CODE, OR ANY ESSENTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH, A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM OF EXHIBIT D-2 OF THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT, OR (ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY, SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF
SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY.

ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE FISCAL AGENT, THE SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

                 DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1998-C1, CLASS LR

CUSIP:  U08525 AH 7
                                       Percentage Interest: 100%

No.: LR

     This certifies that ____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in the Trust Fund. The Class LR Certificateholder is not entitled to interest or principal distributions. The Class LR Certificateholder will be entitled to receive the proceeds of the remaining assets of the Lower-Tier REMIC, if any, on the Final Scheduled Distribution Date for the Certificates, after distributions in respect of any accrued but unpaid interest on the Certificates and after distributions in reduction of principal balance have reduced the principal balances of the Certificates to zero. It is not anticipated that there will be any assets remaining in the Lower-Tier REMIC or Trust Fund on the Final Scheduled Distribution Date following the distributions on the Regular Certificates. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class Q-1, Class Q-2, and Class R Certificates (together with the Class LR Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling and Servicing Agreement are collectively referred to herein as "Certificateholders").

     This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, Banc One Mortgage Capital Markets, LLC, as Servicer and as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     This Certificate represents a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(2) and 860D of the Code.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the calendar month in which the related Distribution Date occurs or, if such day is not a Business Day, the preceding Business Day; provided, however, that with respect to the Distribution Date occurring in April 1998, the Record Date will be the Closing Date, except as specified in the Pooling and Servicing Agreement. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed on the Termination Date because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee under the Pooling and Servicing Agreement and the transfer of such amounts to a successor Trustee or (ii) the termination of the Trust Fund and distribution of such amounts to the Class LR Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested under certain circumstances, and subject to certain conditions as specified in the Pooling and Servicing Agreement.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all assets deposited in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and Reserve Accounts (to the extent such assets in such accounts are not assets of the respective Borrowers), the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account and the Default Interest Distribution Account, including reinvestment income; (ix) any environmental indemnity agreements relating to the Mortgaged Properties; (x) the rights and remedies under the Mortgage Loan Purchase Agreement; and (xi) the proceeds of any of the foregoing (other than any interest earned on deposits in the Lock-Box Accounts, Cash Collateral Accounts, Escrow Accounts and any Reserve Accounts, to the extent such interest belongs to the related Borrower). As provided in the Pooling and Servicing Agreement, withdrawals may be made from certain of the above accounts for purposes other than distributions to Certificateholders.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements in Article V of the Pooling and Servicing Agreement. Upon surrender for registration of transfer of this Certificate, subject to the requirements of Article V of the Pooling and Servicing Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e) of the Pooling and Servicing Agreement.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than for transfers to Institutional Accredited Investors as provided in Section 5.02(h) of that Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions in such agreements, (iii) to amend any provision the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, (iv) to amend or supplement any provisions in such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, or (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then-current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing.

     The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of Regular Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

     (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

     (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

     (iii)alter the Servicing Standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

     (iv) amend any section of the Pooling and Servicing Agreement which relates to the amendment of the Pooling and Servicing Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Servicer, and if the Servicer does not exercise its option, any Holder of the Class LR Certificates representing greater than a 50% Percentage Interest in such Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior Notice of Termination given to the Trustee and Servicer any time on or after the Early Termination Notice Date defined as any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

     (i)  the sum of:

          (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

          (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

          (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest);

          (D) the aggregate amount of unreimbursed Advances, with interest thereon at the Advance Rate, and unpaid Servicing Compensation, Special Servicing Compensation, Trustee Fees and Trust Fund expenses; and

     (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate.

     All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

     The obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the repurchase of the Mortgage Loans by the Servicer or the Holder of the Class LR Certificates as described above; or (ii) the later of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund, or (b) the liquidation and disposition pursuant to the Pooling and Servicing Agreement of the last asset held by the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last surviving descendant(s) of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Class LR Certificate to be duly executed.

Dated:


                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Trustee



                                  By:___________________________________________
                                                 Authorized Officer



                          Certificate of Authentication


     This is one of the Class LR Certificates referred to in the Pooling and Servicing Agreement.

Dated:


                                  LASALLE NATIONAL BANK, not in its individual capacity but solely as Authenticating Agent



                                  By:___________________________________________
                                                 Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto _________________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class LR Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Class LR Certificate of the entire Percentage Interest represented by the within Class LR Certificates to the above-named Assignee(s) and to deliver such Class LR Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________


Date: ___________                 ______________________________________________
                                  Signature by or on behalf of Assignor(s)



                                  ______________________________________________
                                  Taxpayer Identification Number

                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:__________________________________________________________________
_______________________________________________________________________________.

Distributions,  if be made by wire transfer in  immediately  available  funds to
________________________________________________________________________________
for the account of _____________________________________________________________
account number ________________________________________________.

This information is provided by ________________________________________________
the Assignee(s) named above, or ________________________________________________
as its (their) agent.

                              By: ______________________________________________



                                  ______________________________________________
                                  [Please print or type name(s)]



                                  ______________________________________________
                                  Title




                                  ______________________________________________
                                  Taxpayer Identification Number

                                  EXHIBIT B-1
                             Mortgage Loan Schedule


                                                                                                                           Original
Loan        Loan                                                                                                           Principal
Seller      Number      Address                                               City             State         Zip Code       Balance
------      ------      -------                                               ----             -----         --------       -------

MS          MS1         224 Independence Drive                                Brookline        Massachusetts  02167       63,187,490
GACC        TA0289      Various                                               Various          Various       Various      61,500,000
GACC        TA02891     231 North 3rd Street                                  Philadelphia     Pennsylvania   19106
GACC        TA02892     1025 Clinton Street                                   Philadelphia     Pennsylvania   19107
GACC        TA02893     924 Spruce Street                                     Philadelphia     Pennsylvania   19107
GACC        TA02894     1035 Spruce Street                                    Philadelphia     Pennsylvania   19107
GACC        TA02895     2429 Locust Street                                    Philadelphia     Pennsylvania   19103
GACC        TA02896     1666 Callowhill Street                                Philadelphia     Pennsylvania   19130
GACC        TA02897     300 East 4th Street                                   St. Paul         Minnesota      55101
GACC        TA02898     117-123 North 15th Street                             Philadelphia     Pennsylvania   19102
GACC        TA02899     423 Walnut Street                                     Harrisburg       Pennsylvania   17101
GACC        TA028910    3514 Lancaster Avenue                                 Philadelphia     Pennsylvania   19104
GACC        TA028911    317 North Broad Street                                Philadelphia     Pennsylvania   19107
GACC        TA028912    250 East 5th Street                                   St. Paul         Minnesota      55101
GACC        TA028913    155 South Poplar Street                               Elizabethtown    Pennsylvania   17022
GACC        TA028914    651 Wells Street                                      Chicago          Illinois       60607
GACC        TA028915    401 Amberson Avenue                                   Pittsburgh       Pennsylvania   15232
GACC        TA028916    300 East Evans Street                                 West Chester     Pennsylvania   19380
GACC        TA028917    201 North Chestnut Street                             Palmyra          Pennsylvania   17078
GACC        TA028918    1520 Spruce Street                                    Philadelphia     Pennsylvania   19102
GACC        TA028919    2027-2029-2031 Arch Street                            Philadelphia     Pennsylvania   19103
GACC        TA028920    33 South Letitia Street                               Philadelphia     Pennsylvania   19106
GACC        TA028921    106 South Front Street                                Philadelphia     Pennsylvania   19106
GACC        GA0178      Various                                               Various          Various       Various      52,150,000
GACC        GA01781     8457 Roswell Road                                     Atlanta          Georgia        30350
GACC        GA01782     1515 Mt. Zion Road                                    Morrow           Georgia        30260
GACC        GA01783     5311 Apex Highway                                     Durham           North Carolina 27713
GACC        GA01784     5502 Chapel Hill Blvd.                                Chapel Hill      North Carolina 27707
GACC        GA01785     3472 Hillsborough Road                                Durham           North Carolina 27705
GACC        GA01786     4615 West Beryl Road                                  Raleigh          North Carolina 27606
GACC        GA01787     4141 Snapfinger Woods Drive                           Atlanta          Georgia        30035
GACC        GA01788     1010 North Loop 250 West                              Midland          Texas          79703
GACC        GA01789     3654 West Pioneer Parkway                             Arlington        Texas          76013
GACC        GA017810    7012 Glenwood Avenue                                  Raleigh          North Carolina 27612
GACC        GA017811    7800 North Broadway                                   Oklahoma City    Oklahoma       73116
GACC        GA017812    2960 South Cobb                                       Smyra            Georgia        30080
GACC        GA017813    1440 North Hairston Road                              Stone Moutain    Georgia        30083
GACC        GA017814    2115 Silas Creek Parkway                              Winston-Salem    North Carolina 27103
GACC        GA017815    1320 Norwood Drive                                    Bedford          Texas          76022
GACC        GA017816    3751 Longmire Way                                     Atlanta          Georgia        30340
GACC        GA017817    426 South College Road                                Wilmington       North Carolina 28403
GACC        GA017818    3208 East Park Row                                    Arlington        Texas          76010
GACC        GA017819    5717 Will Ruth Avenue                                 El Paso          Texas          79924
GACC        GA017820    3125 University Boulevard                             Winston-Salem    North Carolina 27105
GACC        GA017821    2000 Country Club Drive                               Carrolton        Texas          75006
GACC        GA017822    2306 North Collins Street                             Arlington        Texas          76011
GACC        GA017823    914 North Beltline Road                               Grand Prairie    Texas          75050
GACC        GA017824    3120 Knickerbocker Road                               San Angelo       Texas          76901
GACC        GA017825    2815 White Horse Road                                 Greenville       South Carolina 29611
GACC        GA017826    3730 West Wenddover Avenue                            Greensboro       North Carolina 27407
GACC        GA017827    7469 Tara Boulevard                                   Jonesboro        Georgia        30236
GACC        GA017828    1311 Northwest Loop 281                               Longview         Texas          75605
GACC        GA017829    6046 Financial Drive                                  Norcross         Georgia        30071
GACC        GA017830    2826 South Clack Street                               Abilene          Texas          79605
GACC        GA017831    2316 Highway 19 North                                 Meridian         Mississippi    39307
GACC        GA017832    3016 South Cooper Street                              Arlington        Texas          76015
GACC        GA017833    1808 Hampton Road                                     Texarkana        Texas          75503
GACC        GA017834    1604 Camp Lane                                        Albany           Georgia        31707
GACC        GA017835    3415 Highway 45 North                                 Meridian         Mississippi    39301
GACC        GA017836    2331 South Collins                                    Arlington        Texas          76014
GACC        GA017837    5513 East lancaster                                   Fort Worth       Texas          76112
GACC        GA017838    1303 South Stemmons                                   Lewisville       Texas          75067
GACC        GA017839    218 Eisenhower Drive                                  Savannah         Georgia        31406
GACC        GA017840    1412 Poinsett Highway                                 Greenville       South Carolina 29609
GACC        GA017841    3121 Washington Road                                  Augusta          Georgia        30907
GACC        GA017842    4155 Milgen Road                                      Columbus         Georgia        31907
GACC        GA017843    2215 West Southwest Loop 323                          Tyler            Texas          75701
GACC        GA017844    1881 Gordon Highway                                   Augusta          Georgia        30904
GACC        GA017845    4917 E. California Parkway, Southwest                 Fort Worth       Texas          76119
GACC        GA017846    3229 Highway 80                                       Mesquite         Texas          75150
GACC        GA017847    6715 Wolflin Road                                     Amarillo         Texas          79106
GACC        GA017848    4011 Midland Boulevard                                Fort Smith       Arkansas       72904
GACC        GA017849    2990 Pio Nono Avenue                                  Macon            Georgia        31206
GACC        GA017850    831 North Forest                                      Amarillo         Texas          79106
GACC        GA017851    5604 Tinker Diagonal                                  Midwest City     Oklahoma       73110
GACC        GA017852    4000 I-40 East                                        Amarillo         Texas          79104
GACC        GA017853    3194 South Cambell Avenue                             Springfield      Missouri       65807
GACC        GA017854    5121 North Street                                     Nacogdoches      Texas          75961
GACC        GA017855    9303 Abercorn Extension                               Savannah         Georgia        31406
GACC        GA017856    2305 East Lohman Avenue                               Las Cruces       New Mexico     88001
GACC        GA017857    1005 West Cotton Street                               Longview         Texas          75604
GACC        GA017858    818 South Clack Street                                Abilene          Texas          79605
GACC        GA017859    1513 Denman Street                                    Lufkin           Texas          75901
GACC        GA017860    4701 Osborne Drive                                    El Paso          Texas          79922
GACC        GA017861    3107 South Lake Drive                                 Texarkana        Texas          75501
GACC        GA017862    3233                                                  Odessa           Texas          79761
GACC        GA017863    95 Green Street                                       Warner-Robins    Georgia        31093
GACC        GA017864    5808 Highway 271 South                                Fort Smith       Arkansas       72908
GACC        GA017865    1850 North Clack                                      Abilene          Texas          79603
GACC        GA017866    8400 canyon Drive                                     Amarillo         Texas          79109
GACC        GA017867    1510 West 7th Street                                  Clovis           New Mexico     88101
GACC        GA017868    132 Slaton Highway                                    Lubbock          Texas          79404
GACC        GA0177      3435 Wilshire Boulevard                               Los Angeles      California     90005       30,500,000
MS          MS2         3600 West Ridge Rd.                                   Greece           New York       14626       30,000,000
GACC        GA0084      State Rd #30 & Rafael Cordero Avenue                  Caguas           Puerto Rico    00625       28,000,000
GACC        TA0977      110 Fifth Avenue                                      New York         New York       10022       23,500,000
MS          MS3         3609 Pleasantdale Road                                Doraville        Georgia        30340       23,000,000
GACC        TA1578      2219 North Rancho Drive                               Las Vegas        Nevada         89130       22,500,000
Conti       ST001       27200 Perdido Beach Blvd.                             Orange Beach     Alabama        36561       22,500,000
Conti       MP-1022     Imperial Highway at Kraemer Blvd.                     Brea             California     92821       20,000,000
Conti       9510172     1325 Wilson Boulevard                                 Arlington        Virginia       22209       19,500,000
BCMC        2727        35 Cambidge Park Drive                                Cambridge        Massachusetts  02140       19,200,000
Conti       9761-HSP(A) 10 W. Trimble Road                                    San Jose         California     95131       18,470,000
Conti       97-27C      1250 Foxdale Loop                                     San Jose         California     95122       18,500,000
GACC        TA2206      641 Avenue of the Americas                            New York         New York       10011       17,200,000
BCMC        2831        74-110 Commerce Way                                   Woburn           Massachusetts  01801       16,950,000
GACC        TA1369      162-10 Jamaica Avenue & 163-25Archer Avenue           Jamaica          New York       11432       16,500,000
BCMC        2638        Various                                               Various          Various       Various      16,365,000
BCMC        26381       331, 335-363 Bolivar Street                           Canton           Massachusetts  02021
BCMC        26382       333 Bolivar Street                                    Canton           Massachusetts  02021
Conti       A970027     1801 Valley View Lane                                 Farmers Branch   Texas          75234       15,500,000
Conti       9810050     A Consolidation of Nine Car Wash Properties           Various          Various       Various      14,850,000
Conti       9810050A    1214 N. State Road 7                                  Hollywood        Florida        33021
Conti       9810050B    1890 N.W. 40th Avenue                                 Lauderhill       Florida        33313
Conti       9810050C    5190 N. Federal Highway                               Lighthouse Point Florida        33064
Conti       9810050D    339-435 Eastern Avenue                                Malden           Massachusetts  02148
Conti       9810050E    204 Daniel Webster Highway                            Nashua           New Hampshire  03060
Conti       9810050F    5699 Lake Margaret Dr.                                Orlando          Florida        32822
Conti       9810050G    6475 Raleigh Street                                   Orlando          Florida        32835
Conti       9810050H    1500 S. Federal Highway                               Pompano Beach    Florida        33062
Conti       9810050I    374 Main Street                                       Reading          Massachusetts  01867
Conti       9510228     3400 El Camino Real                                   Palo Alto        California     94306       14,000,000
Conti       25012       One Imeson Park Boulevard,  Building 100              Jacksonville     Florida        32218       13,500,000
Conti       MP-1041     12031-12093  West Alameda Parkway                     Lakewood         Colorado       80228       13,380,000
Conti       MP-1042     8031 Wadsworth Blvd.                                  Arvada           Colorado       80003       13,280,000
Conti       97-60C      432 West Market Street                                San Antonio      Texas          78205       12,750,000
GACC        TA2719      1700 Waterford Road                                   Vero Beach       Florida        32966       12,750,000
RMF         TSAR01      2650 Thousand Oaks Blvd.                              Memphis          Tennessee      38118       12,300,000
RMF         VDC001      1088 Laguna Drive                                     Carlsbad         California     92008       12,000,000
GACC        TA1632      Various                                               Various          Various       Various      11,635,000
GACC        TA16321     14570-14610 Greenfield                                Detroit          Michigan       48227
GACC        TA16322     23230 Fenkell                                         Detroit          Michigan       48223
GACC        TA16323     15097-15101 Greenfield                                Detroit          Michigan       48227
GACC        TA16324     14897-14941 Greenfield                                Detroit          Michigan       48227
GACC        TA16325     16501-16561 Greenfield                                Detroit          Michigan       48227
GACC        TA16326     17500-17550 2nd, 398-420 Whitmore, 387-409 Covington  Detroit          Michigan       48226
GACC        TA16327     300 Whitmore                                          Detroit          Michigan       48226
GACC        TA16328     653-681-701 Whitmore                                  Detroit          Michigan       48226
GACC        TA16329     831-841 Merton                                        Detroit          Michigan       48226
GACC        TA163210    361 Merton Road                                       Detroit          Michigan       48226
GACC        TA163211    361-381 Covington                                     Detroit          Michigan       48226
GACC        TA163212    13600, 13620, 13640 LaSalle                           Detroit          Michigan       48238
GACC        TA163213    20830 Joy Road                                        Detroit          Michigan       48228
GACC        TA163214    641-711 Covington                                     Detroit          Michigan       48226
GACC        TA163215    18637-18719 James Couzens                             Detroit          Michigan       48235
GACC        TA163216    1514 Washington Boulevard                             Detroit          Michigan       48226
MS          MS4         100 East Imperial Highway                             Fullerton        California     92835       11,450,000
MS          MS5         1034-1060 S. Winchester Blvd.                         San Jose         California     95128       11,000,000
MS          MS6         1651 Tiburon Boulevard                                Tiburon          California     94920       10,850,000
Conti       9761-HSP(C) 3100 Parkway Blvd.                                    Kissimmee        Florida        34747       10,040,000
Conti       MP-1013     2455 E. Imperial Highway                              Brea             California     92821       10,000,000
Conti       28001       18450 Showalter Road                                  Hagerstown       Maryland       21742       10,000,000
RMF         HCC011      Lake Forest Boulevard                                 New Orleans      Louisiana      70127        9,920,000
Conti       A970044     128 N. Fair Avenue                                    Yakima           Washington     98901        9,700,000
Conti       9761-HSP(B) 8737 Baymeadows Road                                  Jacksonville     Florida        32256        9,520,000
MS          MS7         11850 University Boulevard                            Orlando          Florida        32817        9,300,000
Conti       MP-1043     1155 South Havana Street                              Aurora           Colorado       80012        9,160,000
RMF         WMAR01      768 Jefferson Avenue                                  Cookeville       Tennessee      38501        9,200,000
RMF         SCA001      6980 Roswell Road                                     Atlanta          Georgia        30328        8,900,000
Conti       9761-HSP(D) 6955 Fort Dent Way                                    Seattle/Tukwila  Washington     98188        8,830,000
GACC        TA1564      1900-2000 Embarcadero                                 Oakland          California     94606        8,800,000
RMF         HCC005      210 East 10th Street                                  South Pittsburg  Tennessee      37380        8,800,000
Conti       MP-1015     2512 - 2642 E. Chapman Ave.                           Orange           California     92869        8,500,000
Conti       A970030     555 Quince Orchard Road                               Gaithersburg     Maryland       20878        8,500,000
RMF         HCC002      Dovecreast Road                                       Memphis          Tennessee      38134        8,400,000
Conti       A970009     5770 US Highway 192                                   Kissimmee        Florida        34746        8,375,000
GACC        TA1355      5553 Wissahickon Avenue                               Philidelphia     Pennsylvania   19144        8,200,000
Conti       97C-080137  9956 North Kendall Drive                              Miami            Florida        33176        8,200,000
RMF         HCC003      5301 Tullis Drive                                     New Orleans      Louisiana      70131        8,160,000
BCMC        2307        1400 Worcester Street (Route 9)                       Natick           Massachusetts  01760        8,000,000
Conti       97-L022     1443 Park Avenue, 105, 111, 113  East 106th Street    New York         New York       10029        8,000,000
BCMC        1006-I      Various                                               Various          Various       Various       7,960,000
BCMC        1006-IA     403-431 Town Center Blvd.                             Bella Vista      Arkansas       72715
BCMC        1006-IB     555 Memorial Dr.                                      Bella Vista      Arkansas       72714
BCMC        1006-IC     Lancshire Rd.                                         Bella Vista      Arkansas       72715
BCMC        1006-ID     301-313 Town Center Blvd.                             Bella Vista      Arkansas       72714
BCMC        1006-IE     Bella Vista Way                                       Bella Vista      Arkansas       72715
BCMC        1006-IF     2829 Bella Vista Way                                  Bella Vista      Arkansas       72715
BCMC        1006-IG     10-44 Sugar Creek Center                              Bella Vista      Arkansas       72715
BCMC        1006-IH     10 Riordan Road                                       Bella Vista      Arkansas       72715
BCMC        1006-II     4-27 Cunningham Corner                                Bella Vista      Arkansas       72715
BCMC        1006-IJ     1806 Forest Hills Blvd.                               Bella Vista      Arkansas       72715
MS          MS8         2030 Village Drive/2160 Zink Road                     Fairborn         Ohio           45324        7,800,000
Conti       97C-080131  16020 Industrial Drive                                Gaithersburg     Maryland       20877        7,800,000
Conti       PMC01005    6000 Plumas Street                                    Reno             Nevada         89509        7,800,000
GACC        TA2947      2504 Larkin Road                                      Lexington        Kentucky       40503        7,750,000
RMF         HCC013      208 Duncan Street North                               Jamestown        Tennessee      38556        7,760,000
Conti       A970020     Buckeystown Pike                                      Frederick        Maryland       21704        7,750,000
Conti       9761-HSP(E) 5820 White Bluff Road                                 Savannah         Georgia        31405        7,640,000
RMF         LCC001      9494 East Becker Lane                                 Scottsdale       Arizona        85260        7,500,000
MS          MS9         3900 West Prospect Rd.                                Fort Lauderdale  Florida        33309        7,420,000
MS          MS10        10550 State Road 84                                   Fort Lauderdale  Florida        33324        7,300,000
RMF         SHA003      1000 Old Brook Road                                   Charlottesville  Virginia       22901        7,250,000
GACC        TA1402      90 Halls Road (Route 1)                               Old Lyme
                                                                              Marketplace      Connecticut    06371        7,200,000
Conti       97C-080133  600 West Fulton Street                                Chicago          Illinois       60661        7,200,000
MS          MS11        16115 Condit Road                                     Morgan Hill      California     95037        7,000,000
Conti       NYU108      50 St. Andrews Place                                  Yonkers          New York       10705        7,000,000
MS          MS12        5601 North State Road 7                               Fort Lauderdale  Florida        33319        6,940,000
MS          MS13        3760 & 3765 Tamarack Lane                             Santa Clara      California     95051        6,700,000
RMF         HIFH01      260 Oxmoor Road                                       Homewood         Alabama        35209        6,500,000
GACC        TA1178      1400 McCorkle Avenue                                  St. Albans       West Virginia  25711        6,400,000
RMF         SOA001      2035 Idlewood Road                                    Atlanta          Georgia        30084        6,200,000
RMF         PCAR01      3500 S.W. College Road                                Ocala            Florida        34474        6,000,000
RMF         SHA002      1405 Devon Lane                                       Harrisonburg     Virginia       22801        6,000,000
MS          MS14        3127- 3139 Hacienda Blvd.                             Hacienda Heights California     90010        6,000,000
Conti       9510148     24275 Jefferson Avenue                                Murrieta         California     92562        6,000,000
Conti       A970018     2519-2567 S. Shields St.                              Fort Collins     Colorado       80526        5,950,000
GACC        TA1093      369,373,& 379 Washington Ave. & 76,
                        80, 84 St.James Pl                                    New York         New York       11238        5,900,000
BCMC        1004        Various                                               Various          Various       Various       5,710,000
BCMC        1004A       1394 State Highway 248                                Branson          Missouri       65616
BCMC        1004B       1440 State Highway 248                                Branson          Missouri       65616
BCMC        1004C       1494 Highway 248                                      Branson          Missouri       65616
BCMC        1004D       1464 Highway 248                                      Branson          Missouri       65616
BCMC        1004E       1756 Bee Creek Road                                   Branson          Missouri       65616
BCMC        1004F       802 South Highway 13                                  Lexington        Missouri       64067
BCMC        1004G       610 North Ridgeview Drive                             Warrensburg      Missouri       64093
BCMC        1004H       2872 South Meadowbrook                                Springfield      Missouri       65807
BCMC        1004I       225 Church Road                                       Branson          Missouri       65616
Conti       MP-1048     1937 South Wadsworth Blvd.                            Lakewood         Colorado       80227        5,610,000
GACC        TA0826      320 West 31st Street                                  New York         New York       10001        5,500,000
GACC        TA2720      4017 SE Vineyard Road                                 Milwaukie        Oregon         97267        5,500,000
MS          MS16        2700-3156 S. E. Loop 820                              Fort Worth       Texas          76140        5,500,000
Conti       9754-KMJ    3555 O'Neil Drive                                     Blackman
                                                                              Township         Michigan       49202        5,500,000
BCMC        2397        482-490 Norristown Road                               Whitpain
                                                                              Township         Pennsylvania   19422        5,500,000
Conti       97-36C      7301 NW Tiffany Springs Rd.                           Kansas City      Missouri       64153        5,500,000
MS          MS17        1700 DeAnza Boulevard                                 San Mateo        California     94402        5,400,000
MS          MS18        1050 N. Westmoreland Rd.                              Dallas           Texas          75211        5,400,000
Conti       MP-1044     890 South Monaco Street Parkway                       Denver           Colorado       80224        5,370,000
MS          MS19        100 Dorset St.                                        South Burlington Vermont        05403        5,300,000
Conti       97C-070126  13300 Princeton Avenue                                Taylor           Michigan       48180        5,300,000
Conti       9410235     A Consolidation of Five Self-Storage Properties       Various          Various       Various       5,245,000
Conti       9410235A    11702 Beechnut Street                                 Houston          Texas          77072
Conti       9410235B    1920 South FM 2818                                    Bryan            Texas          77807
Conti       9410235C    3412 Garth Road                                       Baytown          Texas          77521
Conti       9410235D    10610 Fairmont Parkway                                La Porte         Texas          77571
Conti       9410235E    2150 Wirt Road                                        Houston          Texas          77055
GACC        TA0696      Various                                               Various          Various       Various       5,200,000
GACC        TA06961     24415 Russell Road                                    Kent             Washington     98032
GACC        TA06962     24415 Russell Road                                    Kent             Washington     98032
GACC        TA1197      30-60/68 Whitestone Expressway& 131-23/35 31st Av     New York         New York       11354        5,200,000
Conti       A970025     Includes Four Individual Properties                   Various          Various       Various       5,200,000
Conti       A970025A    6870 East Genessee Street                             Dewitt           New York       13066
Conti       A970025B    574 Columbia Turnpike                                 East Greenbush   New York       12061
Conti       A970025C    417 Kenwood Avenue                                    Delmar           New York       12054
Conti       A970025D    2695 West Ridge Rd.                                   Greece           New York       14622
MS          MS20        236 Shepherd of the Hills Exp.                        Branson          Missouri       65616        5,200,000
MS          MS21        100 Ocean View Avenue                                 Pismo Beach      California     93449        5,100,000
GACC        TA1398      102-01-65 185th Street                                Hollis           New York       11423        5,000,000
Conti       97C090152   2000 Mountain View Drive                              Colchester       Vermont        05446        5,000,000
Conti       9510198SN   4344 W. Indian School Road                            Phoenix          Arizona        85031        5,000,000
Conti       NY97003     45 Ewing Place                                        Spring Valley    New York       10977        5,000,000
GACC        BL9702      121 West Esplanade Avenue                             Kenner           Louisiana      70065        5,000,000
MS          MS22        615 Clark Dr                                          Rockford         Illinois       61107        4,900,000
Conti       97-H008     930 Mill Hill Terrace                                 Southport        Connecticut    06490        4,900,000
Conti       A970037     3601 Fremont Avenue                                   Seattle          Washington     98103        4,835,000
RMF         CLP001      188 Jones Avenue                                      Portsmouth       New Hampshire  03801        4,840,000
RMF         SPUR01      1105 Parkside Lane                                    Woodstock        Georgia        31089        4,800,000
Conti       MP-1045     1574 West 84th Ave.                                   Federal Heights  Colorado       80221        4,660,000
RMF         AVA002      421 Ocala Drive                                       Nashville        Tennessee      37211        4,628,000
Conti       HCCA1880    3134 NW Cache Road                                    Lawton           Oklahoma       73505        4,600,000
MS          MS23        4820 Hays Rd                                          Madison          Wisconsin      53704        4,600,000
GACC        TA1866      25485 Medical Center Drive                            Murrieta         California     92562        4,550,000
Conti       A960018     807 West Trinity Ave.                                 Durham           North Carolina 27701        4,600,000
Conti       97-L037     2535 Hubbel Ave.                                      Des Moines       Iowa           50317        4,500,000
MS          MS24        3273 Northwest 37th Street                            Lauderdale Lakes Florida        33309        4,400,000
GACC        TA1809      6100 South Malt Avenue                                Commerce         California     90040        4,390,000
GACC        TA1565      1325 North Sierra Bonita Avenue                       Los Angeles      California     90046        4,340,000
RMF         HCC009      West Grand Street                                     Springfield      Missouri       65802        4,320,000
Conti       9510211SN   23041-23071 Antonio Parkway                           Rancho Santa
                                                                              Margarita        California     92688        4,317,000
Conti       97C-100155  551-589 N. McLean Blvd., et al                        Elgin            Illinois       60123        4,300,000
Conti       A970075     401 Alton Street                                      Alton            Illinois       62002        4,300,000
BCMC        2655        3220 South Clack Street                               Abilene          Texas          79606        4,275,000
MS          MS25        2645 North Main Place                                 High Point       North Carolina 27265        4,250,000
RMF         AVA001      329 Murfreesboro Road                                 Nashville        Tennessee      37210        4,200,000
Conti       97-42-HBS   3001 Polo Parkway                                     Richmond         Virginia       23235        4,165,000
BCMC        2610        3916 Kemp Boulevard                                   Wichita Falls    Texas          76308        4,125,000
GACC        TA1532      500, 510, 520, 530, 540, 550 E. Gladstone Street      Azusa            California     91702        4,107,000
RMF         HCC015      1831 Sosimo Padilla Boulevard                         Belen            New Mexico     87002        4,016,100
GACC        TA1649      1640 Aquarena Springs Drive                           San Marcos       Texas          78666        4,000,000
Conti       A970048     1633 Bellevue Avenue                                  Seattle          Washington     98122        4,000,000
MS          MS26        5026 Dierker Road                                     Columbus         Ohio           43202        4,000,000
MS          MS27        2840 Ramada Way                                       Green Bay        Wisconsin      54304        4,000,000
Conti       9510239     6001-6021 Pacific Boulevard                           Huntington Park  California     90255        4,000,000
Conti       9510164     6041-6081 Pacific Blvd.                               Huntington Park  California     90255        4,000,000
Conti       97C-080018  Comprised of Two Hospitality Properties               Various          Various       Various       3,975,000
Conti       97C-080018A 740 & 750 Crocker Avenue                              Pacific Grove    California     93950
Conti       97C-080018B 133 Asilomar Boulevard                                Pacific Grove    California     93950
GACC        TA1942      Various                                               Various          Various       Various       3,900,000
GACC        TA19421     22 IBM Road                                           Poughkeepsie     New York       12601
GACC        TA19422     1440 Route 9                                          Wappinger        New York       12590
GACC        TA1484      275-277 Forest Avenue                                 Paramus          New Jersey     07652        3,900,000
Conti       NYU107      28 Lamartine Terrace                                  Yonkers          New York       10701        3,900,000
RMF         CAN003      4400 Gulf Street                                      Groves           Texas          77619        3,900,000
BCMC        2600        5500 North Haverhill Road                             West Palm Beach  Florida        33407        3,850,000
BCMC        2639        38-48 Dean Street                                     Norwood          Massachusetts  02062        3,835,000
GACC        TA0394      301 Blanding Boulevard                                Orange Park      Florida        32073        3,830,000
GACC        TA2328      341 South Road                                        Poughkeepsie     New York       12601        3,800,000
BCMC        2511        1266 Furnace Brook Parkway                            Quincy           Massachusetts  02169        3,800,000
RMF         MSMF01      1011 Stephens St.                                     Smyrna           Georgia        30080        3,800,000
RMF         CLP004      319 East Dunstable Road                               Nashua           New Hampshire  03602        3,800,000
GACC        TA0179      4251 Kipling Street                                   Wheat Ridge      Colorado       80033        3,750,000
BCMC        1006-II     Various                                               Various          Various       Various       3,697,000
BCMC        1006-II1    110 - 132 Cordorba Center Drive                       Hot Springs      Arkansas       71909
BCMC        1006-II2    100-120 Ponderosa Lane                                Hot Springs      Arkansas       71909
BCMC        1006-II3    101-110 Catella - 101-121 DeSota Drive                Hot Springs      Arkansas       71909
BCMC        1006-II4    110 Cooper Circle                                     Hot Springs      Arkansas       71909
BCMC        2746        333 South State Street                                Lake Oswego      Oregon         97034        3,690,000
RMF         TCAR01      641 Bear Creek Road                                   Tuscaloosa       Alabama        35405        3,700,000
GACC        TA2073      140 6th Avenue North                                  Nashville        Tennessee      37203        3,650,000
RMF         CLP005      62 Rochester Hill Road                                Rochester        New Hampshire  03867        3,640,000
MS          MS28        1600 West Josephine                                   Lakeland         Florida        33803        3,600,000
GACC        TA2404      3721, 3722, & 3801 Catalina Street                    Los Alamitos     California     90720        3,600,000
GACC        TA1534      4164 - 4242 Peck Road & 11618 - 11639 Basye Street    El Monte         California     91732        3,600,000
Conti       28002       10726 Tucker Street                                   Beltsville       Maryland       20705        3,596,851
RMF         CAN006      225 South Main Street                                 Vidor            Texas          77662        3,600,000
RMF         PVE001      1055 Holcomb Road                                     Atlanta          Georgia        30344        3,600,000
BCMC        2594        429 Edwards Access Road                               Edwards          Colorado       81632        3,500,000
GACC        TA1618      201 Jay Street                                        West Pottsgrove  Pennsylvania   19464        3,500,000
Conti       97C-03121   2515 E. Rosemeade Parkway                             Carrollton       Texas          75007        3,500,000
RMF         MTV001      2640 Honolulu Avenue                                  Montrose         California     91020        3,500,000
RMF         BLR001      Hospital Road                                         Chatsworth       Georgia        30705        3,450,000
RMF         BLR002      178 West Campbellton Road                             Fairburn         Georgia        30213        3,450,000
MS          MS29        32455 W. Eight Mile Rd.                               Livonia          Michigan       48152        3,412,500
RMF         CLP002      39 Clipper Drive                                      Wolfeboro        New Hampshire  03894        3,440,000
Conti       97-3C       6483 Richmond Road                                    Williamsburg     Virginia       23188        3,300,000
RMF         HCC008      410 West Crawford Avenue                              Monterey         Tennessee      38574        3,285,900
BCMC        2601        1753, 1755, 1759 Euclid Avenue                        San Diego        California     92105        3,250,000
Conti       26585       1197-1215 East 233rd Street                           Bronx            New York       10466        3,250,000
Conti       97C-090144  4754-70 South Kedzie Avenue, 3201-43 W.47th Place     Chicago          Illinois       60632        3,250,000
BCMC        2571        162 East Main Street                                  Mount Kisco      New York       10549        3,225,000
BCMC        2697        189 Dean Street                                       Norwood          Massachusetts  02062        3,200,000
GACC        TA1521      2380-2396 Crenshaw Boulevard                          Torrance         California     90501        3,200,000
MS          MS31        2110  Rose Street                                     LaCrosse         Wisconsin      54603        3,200,000
MS          MS30        5601 N. Lovers Lane Rd                                Milwaukee        Wisconsin      53225        3,200,000
GACC        TA0542      2400 West Broward Boulevard                           Ft. Lauderdale   Florida        33312        3,140,000
RMF         JFFR01      8373 Westheimer                                       Houston          Texas          77063        3,150,000
Conti       97-H013     Highway 13 South                                      Lexington        Missouri       64067        3,100,000
Conti       9410243     35 South Dove Street                                  Alexandria       Virginia       22314        3,100,000
Conti       97C-070125  1601 Marine World Parkway                             Vallejo          California     94589        3,080,000
GACC        TA2107      3875 North 44th Street                                Phoenix          Arizona        85018        3,069,000
MS          MS32        4820 Massachusetts Boulevard                          College Park     Georgia        30337        3,050,000
RMF         YVMF01      SEC N. Frankford Ave. and Ershine St.                 Lubbock          Texas          79416        3,040,000
BCMC        2793        Rt 113 & 309                                          Souderton        Pennsylvania   18964        3,000,000
BCMC        2794        330-344 West Trenton Avenue                           Morrisville      Pennsylvania   19067        3,000,000
GACC        TA1012      7 Industrial Way                                      Salem            New Hampshire  03079        3,000,000
Conti       25018       720 Carrollwood Village Drive                         Gretna           Louisiana      70056        3,000,000
GACC        TA0746      993 South Main Street                                 Cottonwood       Arizona        86326        3,000,000
Conti       97C-0999    12300 Inwood Road                                     Dallas           Texas          75244        3,000,000
BCMC        2391        253 Williams Street                                   Chelsea          Massachusetts  02150        2,950,000
Conti       A960040     5979 Buford Highway                                   Doraville        Georgia        30340        3,000,000
MS          MS33        2727 Godby Road                                       College Park     Georgia        30349        2,900,000
Conti       9510192     2920 South Chautauqua Avenue                          Norman           Oklahoma       73072        2,900,000
RMF         CLP006      1251 White Mountain Highway                           North Conway     New Hampshire  03860        2,920,000
GACC        TA1790      335-37 East 95th Street & 1841-45 First Avenue        New York         New York       10128        2,800,000
BCMC        2403        300 Third Avenue                                      Waltham          Massachusetts  02154        2,800,000
Conti       97-H012     3720 Church Rock Road                                 Gallup           New Mexico     87301        2,800,000
Conti       A960038     1500 Blondell Avenue                                  Bronx            New York       10461        2,800,000
BCMC        1006-IV     Various                                               Various          Various       Various       2,720,000
BCMC        1006-IV1    142 - 144 Chota Road                                  Tellico Village  Tennessee      37774
BCMC        1006-IV2    200 Chota Road                                        Tellico Village  Tennessee      37774
BCMC        1006-IV3    202 - 228 Chota Road                                  Tellico Village  Tennessee      37774
BCMC        1006-IV4    200 Mailaquo Center                                   Tellico Village  Tennessee      37774
Conti       9510221SN   91 Veterans Road                                      Winthrop         Massachusetts  02152        2,700,000
MS          MS34        1285-1295 Broadway                                    Chula Vista      California     91911        2,656,000
Conti       A970066     1585 Folsom St./329-333 12th St.                      San Francisco    California     94103        2,650,000
Conti       9410239     Consolidation of Two Self-Storage Properties          Various          Various       Various       2,605,000
Conti       9410239A    1709 Gause Blvd. West                                 Slidell          Louisiana      70460
Conti       9410239B    2355 East Gause Blvd.                                 Slidell          Louisiana      70461
BCMC        2675        115 South Acacia Ave.                                 Solana Beach     California     92075        2,600,000
Conti       9510195SN   Route 29                                              Tunkhannock      Pennsylvania   18657        2,600,000
GACC        TA0809      577 Broadway                                          New York         New York       10012        2,600,000
BCMC        2289        52 Litton Avenue                                      Groton           Connecticut    06340        2,575,000
GACC        TA1745      401-435 North Federal Highway                         Pompano Beach    Florida        33062        2,500,000
RMF         DMV001      21202 Pacific Highway South                           Sea Tac          Washington     98198        2,500,000
Conti       97-H025     5601 Southeast 122nd Street                           Portland         Oregon         97238        2,500,000
Conti       HCCA2035    900 Friday Road                                       Cocoa            Florida        32926        2,460,000
Conti       MP-1050     3805 Truman Blvd                                      Jefferson City   Missouri       65109        2,410,000
Conti       9410249     5061 Beech Place                                      Temple Hills     Maryland       20748        2,400,000
BCMC        2437        260 Second Street                                     Chelsa           Massachusetts  02150        2,400,000
Conti       96-L014     25 South Main Street                                  Hellertown       Pennsylvania   18055        2,400,000
BCMC        2795        698 North Delsea Drive                                Glassboro,       New Jersey     08028        2,362,500
RMF         HLA001      4241 Hendrix Drive                                    Forest Park      Georgia        30297        2,350,000
Conti       A970063     600-624 Pennsylvania Street                           Denver           Colorado       80203        2,320,000
Conti       HCCA1975    7915 U.S. 42                                          Florence         Kentucky       41042        2,300,000
BCMC        2158        6710 West Central Avenue                              Toledo           Ohio           43617        2,296,030
Conti       9410222     13951 Beach Boulevard                                 Jacksonville     Florida        32224        2,300,000
Conti       9410227     20001 North 35th Avenue                               Phoenix          Arizona        85027        2,250,000
GACC        TA2144      239 Washington Street                                 Jersey City      New Jersey     07303        2,230,000
MS          MS35        3900 E. 45th Ave.                                     Denver           Colorado       80216        2,210,000
Conti       MP-1049     3600 Table Mesa Drive                                 Boulder          Colorado       80303        2,210,000
Conti       2255-09144CM40 Sitterly Road                                      Half Moon        New York       12065        2,205,000
MS          MS36        Various                                               Various          Various       Various       2,200,000
MS          MS36A       582 Quaker Highway                                    Uxbridge         Massachusetts  01569
MS          MS36B       361 Jefferson Boulevard                               Warwick          Rhode Island   02886
Conti       97-L018     9300 East Hampton Drive                               Capitol Heights  Maryland       20743        2,200,000
GACC        TA1394      4906 El Camino Real                                   Los Altos        California     94022        2,175,000
Conti       A960047     1630 & 1640 Coit Road                                 Plano            Texas          75075        2,175,000
Conti       A960033     3601 W. Commercial Blvd.                              Ft. Lauderdale   Florida        33309        2,180,000
Conti       9610072     South Eisenman Road                                   Boise            Idaho          83705        2,150,000
Conti       MP-1047     2012  South Ohio Street                               Salina           Kansas         67401        2,130,000
GACC        TA1029      92-19 to 92-45 Guy Brewer Blvd.,
                        a/k/a 163-05 Archer Av                                Jamaica          New York       11433        2,100,000
BCMC        2528        1370 Calle Jules                                      Vista            California     92084        2,100,000
MS          MS38        33175 State Route 20                                  Oak Harbor       Washington     98277        2,100,000
Conti       9510147     10510-10526 West Pico Blvd                            Los Angeles      California     90064        2,100,000
Conti       90145       7402 Heritage Hill Drive                              Temple Terrace   Florida        33637        2,080,000
BCMC        2516        485 Granite Street                                    Braintree        Massachusetts  02184        2,000,000
GACC        TA1951      2975 Bowers Avenue                                    Santa Clara      California     95051        2,000,000
RMF         CAN002      Highway 51 Blacks Hill Drive                          Gainesville      Texas          76240        2,000,000
RMF         FRH001      71-44 Yellowstone Boulevard                           Forest Hills     New York       11375        2,000,000
Conti       97-L019     732-736 Vestal Parkway East                           Vestal           New York       13850        2,000,000
RMF         BWA001      4501 Sprenkle Lane                                    Richmond         Virginia       23228        2,000,000
Conti       9410252     18900 North 107th Avenue                              Sun City         Arizona        85373        2,000,000
Conti       9410209     7250 Bandini Blvd                                     Commerce         California     90040        2,000,000
Conti       97-H009     408 Country Club Drive                                Greenville       Alabama        36037        2,000,000
Conti       9510150     2070 N. State Street                                  Greenfield       Indiana        46140        1,950,000
Conti       9410241     Consolidation of Two Self-Storage Properties          Various          Various       Various       1,910,000
Conti       9410241A    14500 Chef Menteur Highway                            New Orleans      Louisiana      70129
Conti       9410241B    2500 Archbishop Hannan Blvd.                          Meraux           Louisiana      70075
BCMC        2385        428 Hudson River Road                                 Half Moon        New York       12188        1,910,000
BCMC        2157        4400 Heatherdowns Boulevard                           Toledo           Ohio           43617        1,900,000
MS          MS39        1400 E. County Line Rd.                               Littleton        Colorado       80126        1,885,000
Conti       9410219     9910 Slaughter Creek Drive                            Austin           Texas          78748        1,875,000
RMF         EDFR02      7941 Tara Boulevard                                   Jonesboro        Georgia        30274        1,870,000
RMF         CLP003      8 Hampton Road                                        Exeter           New Hampshire  03833        1,860,000
Conti       9410216     701 Bliss Avenue                                      Pittsburg        California     94565        1,825,000
Conti       97C-0128    7413-7437 Southwest Highway                           Worth            Illinois       60482        1,824,000
GACC        TA1335      1150 South Highway 395                                Hermiston        Oregon         97838        1,800,000
MS          MS40        3624  W.College Avenue                                Grand Chute      Wisconsin      54914        1,800,000
Conti       MP-1046     1155 East 9th Avenue                                  Denver           Colorado       80218        1,790,000
Conti       9510181     5065 Hollywood Boulevard                              Hollywood        California     90038        1,775,000
GACC        TA2143      82-84 Washington Street                               Hoboken          New Jersey     07030        1,750,000
Conti       HCCA1800    1611 Highway 71 West                                  LaGrange         Texas          78945        1,760,000
GACC        TA1050      392-94 West Broadway                                  New York         New York       10012        1,750,000
Conti       9510170     18907-18919 Nordhoff Street                           Northridge       California     91324        1,750,000
GACC        TA2477      10415-10497 San Diego Mission Road                    San Diego        California     92108        1,730,000
Conti       9410232     12851 Inkster Rd.                                     Livonia          Michigan       48150        1,700,000
Conti       9410251     455 Herman Avenue                                     Watsonville      California     95076        1,700,000
Conti       A970024     1516-1518 Jarret Place                                Bronx            New York       10461        1,700,000
Conti       1022        5289 Alton Parkway                                    Irvine           California     92714        1,660,000
Conti       HCCA2049    624 Nampa Blvd.                                       Nampa            Idaho          83687        1,650,000
Conti       NYU106      170-190 Jericho Turnpike                              Syosset          New York       11791        1,650,000
GACC        TA1533      1415 Alamitas Avenue                                  Monrovia         California     91016        1,628,000
GACC        TA1043      905 Burnside Avenue                                   East Hartford    Connecticut    06108        1,600,000
Conti       97-S020     One Elliot Place                                      Fairfield        Connecticut    06430        1,600,000
Conti       NYU115      301-399 West Broad Street                             Quakertown       Pennsylvania   18951        1,600,000
Conti       97-H006     5890 Southwest 8th Street                             West Miami       Florida        33144        1,580,000
BCMC        1755        3625 & 3665 Ruffin Road                               San Diego        California     92123        1,560,000
Conti       97-S075     135 South State                                       Lindon           Utah           84042        1,550,000
Conti       HCCA2050    1157 Winnemucca Boulevard                             Winnemucca       Nevada         89446        1,550,000
Conti       A970049     First & Cayuga Streets                                Oswego           New York       13126        1,550,000
GACC        TA0999      3175 Grand Concourse at 206th Street                  New York         New York       10458        1,530,000
GACC        TA1666      400 Park Street                                       Alameda          California     94501        1,500,000
MS          MS41        400 Cove Terrace                                      Copperas Cove    Texas          76522        1,500,000
Conti       9410250     8680 Stonebrook Parkway                               Frisco           Texas          75034        1,500,000
Conti       NYU109      Comprised of Three Individual Properties              Various          Various       Various       1,500,000
Conti       NYU109A     10 Vermilyea Avenue                                   New York         New York       10034
Conti       NYU109B     17-19 Vermilyea Avenue                                New York         New York       10034
Conti       NYU109C     530 Isham Street                                      New York         New York       10034
Conti       9510158     655/661 Keeaumoku Street                              Honolulu         Hawaii         96814        1,500,000
Conti       A970023     29900 Hawthorne Blvd.                                 Rolling Hills
                                                                              Estate           California     90274        1,500,000
Conti       HCCA2048    572 North Main Street                                 Clearfield       Utah           84015        1,400,000
GACC        TA1024      340-350 South Federal Highway                         Deerfield Beach  Florida        33441        1,400,000
Conti       NYU117      17-25 Kensington Avenue                               Jersey City      New Jersey     07304        1,400,000
Conti       97-L023     2244 South Reynolds Road                              Toledo           Ohio           43614        1,400,000
Conti       2243-09108  33 Sharpe Drive                                       Cranston         Rhode Island   02920        1,375,000
Conti       9410217     2925 SE Ferry Slip Road                               Newport          Oregon         97365        1,370,000
Conti       9510149     16723 and 16727 Aldine Westfield Road                 Houston          Texas          77032        1,350,000
Conti       HCCA2046    206 SE Delaware Avenue                                Ankeny           Iowa           50021        1,340,000
Conti       MM005       4551 Boat Club Road                                   Lake Worth       Texas          76135        1,330,000
Conti       PMC1003     7986 Haven Avenue                                     Rancho Cucamonga California     91730        1,330,000
Conti       9410233     4303 Highland Road                                    Waterford        Michigan       48328        1,300,000
Conti       HCCA1925    4353 Northfield Road                                  Warrensville
                                                                              Heights          Ohio           44128        1,300,000
Conti       97-S088     1020 FM 1960 West                                     Houston          Texas          77090        1,300,000
Conti       26583       845 Gerard Ave.                                       Bronx            New York       10451        1,300,000
Conti       MM002       3013 Northridge Street                                Sherman          Texas          75090        1,300,000
Conti       9510205     12301 Norwalk Blvd.                                   Norwalk          California     90650        1,280,000
Conti       NYU111      39-07 - 39-19 Queens Boulevard                        Long Island City New York       11104        1,275,000
BCMC        1001        1720-1806Moberly Lane                                 Bentonville      Arkansas       72712        1,246,000
Conti       97-L026     1329 Boston Post Road                                 Mamaroneck       New York       10538        1,250,000
Conti       9510202     650 Willard Drive                                     Folsom           California     95630        1,225,000
Conti       MM004       2101 Mustang Road                                     Alvin            Texas          77511        1,225,000
BCMC        2658        204 E. Point Lane                                     East Lansing     Michigan       48823        1,200,000
BCMC        2785        1486 East Valley Road                                 Montecito        California     93108        1,200,000
Conti       9510171     53 Mountain Avenue                                    Mount Kisco      New York       10549        1,200,000
Conti       NYU113      38-48 & 50 North Main Street                          South Norwalk    Connecticut    06854        1,200,000
Conti       9510190SN   31031 21st Place SW                                   Federal Way      Washington     98023        1,200,000
RMF         ITUR01      2040 Beaver Ruin Road                                 Norcross         Georgia        30093        1,200,000
Conti       97-S067     1211 East Gadsden Street                              Pensacola        Florida        32501        1,175,000
Conti       97-H010     12030 113th Street                                    Youngtown        Arizona        85363        1,150,000
Conti       A970034     537 Sweeten Creek Industrial Park                     Asheville        North Carolina 28803        1,070,000
Conti       97C-0116    4630 West 53rd Street                                 Chicago          Illinois       60632        1,070,000
Conti       28000       7234 Fullerton Road                                   Springfield      Virginia       22150        1,067,600
Conti       HCCA2047    1715 South Story Street                               Boone            Iowa           50036        1,030,000
Conti       97099964    235 NE Loop 820                                       Hurst            Texas          76053        1,000,000
Conti       NYU110      396 Kenmore Avenue                                    Buffalo          New York       14223        1,000,000
RMF         EDFR01      1733 Powder Springs Road                              Marietta         Georgia        30064        1,000,000
RMF         FSUR01      1166 Franklin Road                                    Marietta         Georgia        30067        1,000,000
Conti       97-S036     9091-9107 Euclid Ave.                                 Manassas         Virginia       20110         975,000
RMF         HVFR01      7121 Merrill Road                                     Jacksonville     Florida        32277         975,000
Conti       97060017    460 Highway 142 East                                  Covington        Georgia        30014         966,000
Conti       97-S039     4805 - 4823  Silver Hill Road                         Suitland         Maryland       20746         960,000
Conti       9610066     999 Balmer Road                                       Porter           New York       14174         950,000
Conti       NYU114      723 St. Nicholas Avenue                               New York         New York       10031         925,000
Conti       97-S093     21502 Great Mills Road                                Lexington Park   Maryland       20653         850,000
Conti       9410223     6015 South Blackwelder                                Oklahoma City    Oklahoma       73159         850,000
Conti       97-S079     746-748 North 1060 West                               Orem             Utah           84057         830,000
Conti       97-S035     5610-5700 Scoville Street                             Baileys
                                                                              Crossroad        Virginia       22041         830,000
BCMC        1006-III    Various                                               Various          Various       Various        823,000
BCMC        1006-III1   110 La Plaza West                                     Hot Springs
                                                                              Village          Arkansas       71909
BCMC        1006-III2   140 La Plaza West                                     Hot Springs
                                                                              Village          Arkansas       71909
Conti       97-S038     4907-4939 Suitland Road                               Suitland         Maryland       20746         810,000
Conti       PMC01000    7450 W. Bell Road                                     Glendale         Arizona        85308         800,000
Conti       26582       3810 Bailey Avenue                                    Bronx            New York       10463         800,000
Conti       HCCA2045    2207 North Buckeye Avenue                             Abilene          Kansas         67410         770,000
Conti       97-S037     9091-9093 Mathis Avenue                               Manassas         Virginia       20110         770,000
Conti       9410230     1520 West Broadway Road                               Mesa             Arizona        85202         750,000
Conti       9610073     2415 Caroline Street                                  Dickinson        Texas          77539         695,000
Conti       97-S051     3600 - 3606 Spring Garden Street                      Philadelphia     Pennsylvania   19104         650,000
Conti       97-S052     4020 Gilbert Ave.                                     Dallas           Texas          75219         625,000
Conti       97-S021     4517 E. Independence Blvd.                            Charlotte        North Carolina 28205         615,000
Conti       97-S087     2424 South 260th Street                               Kent             Washington     98032         575,000
Conti       97-S069     5005 Manor Road                                       Austin           Texas          78723         574,000
Conti       97-S074     975 South State Road                                  Pleasant Grove   Utah           84062         550,000
Conti       97-S056     1717-1745 Commonwealth                                Houston          Texas          77006         540,000
Conti       97-S064     2285 Andrews Avenue                                   Bronx            New York       10468         500,000
Conti       97060028    180 South Anita Drive                                 Orange           California     92868         500,000
Conti       97-S047     19-21 Norwich Street                                  Worcester        Massachusetts  01608         475,000
Conti       97-S078     475 West 1400 North                                   Orem             Utah           84057         475,000
Conti       97-S072     1615-1619 Pitkin Avenue                               Brooklyn         New York       11212         430,000
Conti       97-S045     260 Hawthorne Street                                  Brooklyn         New York       11225         410,000
Conti       97-S043     96 Stedman Street                                     Lowell           Massachusetts  01851         360,000
Conti       97-S040     9101-9105 Ellis Road                                  Melbourne        Florida        32904         345,000
Conti       97-S073     6730-6740 SW Canyon Road                              Portland         Oregon         97225         340,000
Conti       97-S077     1365-1375 West 1400 North                             Orem             Utah           84057         300,000
Conti       97-S070     4400 Avenue A                                         Austin           Texas          78751         275,000
Conti       97-H007     1045 West 23rd Street                                 Hialeah          Florida        33010         265,000
Conti       97-S025     2310 First Street                                     Tillamook        Oregon         97141         260,000
Conti       97-S044     223 Islip Avenue                                      Islip            New York       11751         234,500
Conti       97-S089     3-3A Rose Street                                      Dover            New Hampshire  03820         178,000
Conti       97-S055     1701 NE 28th Street                                   Pompano Beach    Florida        33064         150,000

                                   EXHIBIT B-2
                              Healthcare Properties

                                                                                Cut-Off
                                                                                  Date
                                                                               Principal
Loan Seller  Loan Number     Property Name                    Property Type     Balance

RMF          VDC001          Las Villas De Carlsbad          Assisted Living   11,937,167
RMF          HCC011          Easthaven Care Center           Skilled Nursing   9,898,453
RMF          HCC005          Rivermont Convalescent and      Skilled Nursing   8,780,886
                             Nursing Center
RMF          HCC002          Sycamore View Nursing Home      Skilled Nursing   8,381,755
RMF          HCC003          Woodland Village Care Center    Skilled Nursing   8,142,276
RMF          HCC013          Fentress County Nursing Home    Skilled Nursing   7,734,537
RMF          LCC001          Life Care Centers of Scottsdale Skilled Nursing   7,484,433
Conti        9510148         Oak Grove Institute Foundation  Skilled Nursing   5,950,561
Conti        97-H008         Southport Manor Convalescent    Skilled Nursing   4,873,824
                             Center
RMF          CLP001          Clipper Home of Portsmouth      Skilled Nursing   4,788,063
RMF          AVA002          The Bethany Health Care Center  Skilled Nursing   4,616,083
RMF          HCC009          Heritgage Manor of Springfield  Skilled Nursing   4,310,617
RMF          AVA001          The Trevecca Health Care Center Skilled Nursing   4,189,185
RMF          HCC015          Belen Health Care Center        Skilled Nursing   4,002,922
RMF          CAN003          Cresthaven Nursing Residence    Skilled Nursing   3,880,941
RMF          CLP004          Langdon Place of Nashua         Assisted Living   3,759,223
RMF          CLP005          Clipper Home of Rochester       Skilled Nursing   3,600,940
RMF          CAN006          Oakwood Manor                   Skilled Nursing   3,582,407
RMF          MTV001          Mountview Retirement Residence  Assisted Living   3,480,771
RMF          BLR001          Chatsworth Health Care Center   Skilled Nursing   3,421,604
RMF          BLR002          Fairburn Health Care Center     Skilled Nursing   3,421,604
RMF          CLP002          Clipper Home of Wolfeboro       Skilled Nursing   3,403,086
RMF          HCC008          Standing Stone Health Care      Skilled Nursing   3,275,118
                             Center
Conti        97-H013         Santa Fe Trail Health Care      Skilled Nursing   3,086,049
                             Center
RMF          CLP006          Clipper Home of North Conway    Skilled Nursing   2,888,666
Conti        97-H012         Red Rocks Care Center           Skilled Nursing   2,792,983
RMF          DMV001          Des Moines Vista Retirement     Assisted Living   2,490,099
                             Center
Conti        97-H025         Cascade Terrace Nursing Home    Skilled Nursing   2,489,389
RMF          CAN002          Renaissance Care Center         Skilled Nursing   1,996,869
RMF          FRH001          Forest Hills Care Center        Skilled Nursing   1,995,555
Conti        97-H009         Crowne Health Care of           Skilled Nursing   1,990,757
                             Greenville
RMF          CLP003          Goodwin's of Exeter             Skilled Nursing   1,840,041
Conti        97-H006         The Pointe Assisted Living      Assisted Living   1,574,735
                             Facilities
Conti        MM005           Lake Worth Village              Assisted Living   1,323,947
Conti        9510171         Town & Country Adult Living     Assisted Living   1,196,057
Conti        97-H010         Fountain Retirement Hotel       Assisted Living   1,145,866
Conti        97-H007         Nursing Love and Care, Inc.     Assisted Living    263,676

                                  EXHIBIT B-3
                             Mortgage Loan Schedule

                                                                                                                         Total
                                                                                     Original       Cut-Off Date       Servicing
Loan   Loan                                                          Property        Principal        Principal           and
Seller Number      Property Name                                       Type           Balance          Balance        Trustee Fee
------ ------      -------------                                       ----           -------          -------        -----------

MS     MS1         Hancock Village Apartments                    Multifamily          63,187,490     63,109,462         0.02250
MS     MS2         Elm Ridge Center                              Anchored Retail      30,000,000     29,965,579         0.11000
MS     MS3         Meadowglen Apartments                         Multifamily          23,000,000     23,000,000         0.11000
MS     MS4         Harbor Place Shopping Center                  Anchored Retail      11,450,000     11,416,416         0.02250
MS     MS5         Shadowbrook Apartments                        Multifamily          11,000,000     10,979,428         0.02250
MS     MS6         Tiburon Lodge                                 Hospitality          10,850,000     10,816,809         0.02250
Conti  ST001       Perdido Beach Resort                          Hospitality          22,500,000     22,386,920         0.14250
Conti  MP-1022     Brea Union Plaza                              Anchored Retail      20,000,000     19,968,453         0.09750
Conti  9510172     Hyatt Arlington                               Hospitality          19,500,000     19,406,230         0.09750
Conti  9761-HSP(A) Homewood Suites- San Jose                     Hospitality          18,470,000     18,470,000         0.09750
Conti  97-27C      Foxdale Manor Apartments                      Multifamily          18,500,000     18,429,585         0.09750
Conti  A970027     Southwestern Bell Call Center                 Office               15,500,000     15,436,550         0.09750
Conti  9810050     Consolidated Wash Depot Car Washes            Various              14,850,000     14,587,046         0.09750
Conti  9810050A    Sonny's Car Wash - Hollywood                  Special Purpose
Conti  9810050B    Sonny's Car Wash - Lauderhill                 Special Purpose
Conti  9810050C    Sonny's Car Wash - Lighthouse Point           Special Purpose
Conti  9810050D    Sonny's Car Wash - Malden                     Special Purpose
Conti  9810050E    Sonny's Car Wash - Nashua                     Special Purpose
Conti  9810050F    Sonny's Car Wash - Lake Margaret/Orlando      Special Purpose
Conti  9810050G    Sonny's Car Wash - Raleigh/Orlando            Special Purpose
Conti  9810050H    Sonny's Car Wash - Pompano Beach              Special Purpose
Conti  9810050I    Sonny's Car Wash - Reading                    Special Purpose
Conti  9510228     Best Western Creekside Inn                    Hospitality          14,000,000     13,953,219         0.09750
Conti  25012       The Imeson Center                             Industrial           13,500,000     13,438,883         0.09750
Conti  MP-1041     Alameda Market Square                         Anchored Retail      13,380,000     13,335,747         0.09750
Conti  MP-1042     Wadsworth Market Square                       Anchored Retail      13,280,000     13,236,077         0.09750
Conti  97-60C      Homewood Suites- San Antonio                  Hospitality          12,750,000     12,750,000         0.09750
Conti  9761-HSP(C) Homewood Suites- Kissimmee                    Hospitality          10,040,000     10,040,000         0.09750
Conti  MP-1013     Homebase, Brea Union Plaza                    Anchored Retail      10,000,000      9,987,302         0.09750
Conti  28001       Topflight Industrial Airpark                  Industrial           10,000,000      9,954,489         0.09750
Conti  A970044     Gateway Center                                Anchored Retail       9,700,000      9,684,970         0.09750
Conti  9761-HSP(B) Homewood Suites- Jacksonville                 Hospitality           9,520,000      9,520,000         0.09750
Conti  MP-1043     Havana Market Square                          Anchored Retail       9,160,000      9,129,704         0.09750
RMF    TSAR01      Trolley Station Shopping Center               Anchored Retail      12,300,000     12,258,387         0.06750
RMF    VDC001      Las Villas De Carlsbad                        Assisted Living      12,000,000     11,937,167         0.28250
RMF    HCC011      Easthaven Care Center                         Skilled Nursing       9,920,000      9,898,453         0.27250
MS     MS7         Collegiate Village Inn Apartments             Multifamily           9,300,000      9,256,343         0.02250
RMF    WMAR01      Wal-Mart Supercenter                          Anchored Retail       9,200,000      9,122,871         0.06750
RMF    SCA001      Stonecourt Apartments                         Multifamily           8,900,000      8,868,778         0.06750
Conti  9761-HSP(D) Homewood Suites- Seattle/Tukwila              Hospitality           8,830,000      8,830,000         0.09750
RMF    HCC005      Rivermont Convalescent and Nursing Center     Skilled Nursing       8,800,000      8,780,886         0.27250
Conti  MP-1015     Rusty Leaf Plaza Shopping Center              Anchored Retail       8,500,000      8,487,914         0.09750
Conti  A970030     Quince Diamond Executive Center               Office                8,500,000      8,477,247         0.09750
RMF    HCC002      Sycamore View Nursing Home                    Skilled Nursing       8,400,000      8,381,755         0.27250
Conti  A970009     Old Town Center                               Special Purpose       8,375,000      8,327,355         0.09750
GACC   TA1355      Park Heights Apartments                       Multifamily           8,200,000      8,187,117         0.02250
Conti  97C-080137  Kendall Club Apartments                       Multifamily           8,200,000      8,173,567         0.09750
RMF    HCC003      Woodland Village Care Center                  Skilled Nursing       8,160,000      8,142,276         0.27250
Conti  97-L022     1443 Park Avenue                              Office                8,000,000      7,959,882         0.09750
MS     MS8         Wright State Housing                          Multifamily           7,800,000      7,778,721         0.02250
Conti  97C-080131  IGEN Building                                 Industrial            7,800,000      7,774,370         0.09750
Conti  PMC01005    Lakeridge Tennis Club                         Special Purpose       7,800,000      7,772,678         0.09750
RMF    HCC013      Fentress County Nursing Home                  Skilled Nursing       7,760,000      7,734,537         0.27250
Conti  A970020     Evergreen Square                              Unanchored Retail     7,750,000      7,718,275         0.09750
Conti  9761-HSP(E) Homewood Suites- Savannah                     Hospitality           7,640,000      7,640,000         0.09750
RMF    LCC001      Life Care Centers of Scottsdale               Skilled Nursing       7,500,000      7,484,433         0.28250
MS     MS9         Village Park                                  Mobile Home Park      7,420,000      7,407,772         0.02250
MS     MS10        Park City West                                Mobile Home Park      7,300,000      7,287,970         0.02250
RMF    SHA003      Squire Hill Apartments, Phase I - CharlottesviMultifamily           7,250,000      7,226,803         0.06750
Conti  97C-080133  Fulton Loft Office Building                   Office                7,200,000      7,162,166         0.09750
MS     MS11        The Inn at Morgan Hill                        Hospitality           7,000,000      6,982,686         0.02250
Conti  NYU108      Lane Hill                                     Multifamily           7,000,000      6,968,694         0.09750
MS     MS12        Imperial Estates                              Mobile Home Park      6,940,000      6,928,563         0.02250
MS     MS13        Lawrence Square Manor Apts.                   Multifamily           6,700,000      6,687,984         0.02250
RMF    HIFH01      Holiday Inn I -65/Oxmoor Road                 Hospitality           6,500,000      6,483,862         0.06750
RMF    SOA001      Stanford Oaks Apartments                      Multifamily           6,200,000      6,174,569         0.06750
RMF    PCAR01      Park Centre Commons                           Anchored Retail       6,000,000      5,984,328         0.06750
RMF    SHA002      Squire Hill Apartments - Harrisonburg         Multifamily           6,000,000      5,980,802         0.06750
MS     MS14        Hacienda Heights Shopping Center              Anchored Retail       6,000,000      5,950,563         0.02250
Conti  9510148     Oak Grove Institute Foundation                Skilled Nursing       6,000,000      5,950,561         0.11750
Conti  A970018     Raintree Village                              Unanchored Retail     5,950,000      5,929,973         0.09750
Conti  MP-1048     Jewell Market Square                          Anchored Retail       5,610,000      5,591,445         0.09750
MS     MS16        820 Business Park                             Industrial            5,500,000      5,486,276         0.02250
Conti  9754-KMJ    K-Mart- Jackson                               Anchored Retail       5,500,000      5,485,651         0.09750
Conti  97-36C      Ramada Inn - Kansas City                      Hospitality           5,500,000      5,478,421         0.09750
MS     MS17        1700 DeAnza                                   Multifamily           5,400,000      5,389,770         0.02250
MS     MS18        Kessler Hills Shopping Center                 Anchored Retail       5,400,000      5,384,034         0.02250
Conti  MP-1044     Leetsdale Market Square                       Anchored Retail       5,370,000      5,352,239         0.09750
MS     MS19        100 Dorset Street                             Anchored Retail       5,300,000      5,290,941         0.02250
Conti  97C-070126  Princeton Square Apartments                   Multifamily           5,300,000      5,280,184         0.09750
Conti  9410235     Combest Self Storage Consolidation            Various               5,245,000      5,231,589         0.09750
Conti  9410235A    Lockup Self Storage                           Self-Storage
Conti  9410235B    Allspace Self Storage                         Self-Storage
Conti  9410235C    Garth Road Self Storage                       Self-Storage
Conti  9410235D    Storage Station - La Porte                    Self-Storage
Conti  9410235E    Stow Away Self Storage                        Self-Storage
Conti  A970025     Peter Harris Plaza Consolidation              Various               5,200,000      5,177,909         0.09750
Conti  A970025A    Peter Harris Plaza I - Dewitt                 Unanchored Retail
Conti  A970025B    Peter Harris Plaza - East Greenbush           Unanchored Retail
Conti  A970025C    Peter Harris Plaza III - Bethlehem            Unanchored Retail
Conti  A970025D    Peter Harris Plaza IV - Greece                Unanchored Retail
MS     MS20        Branson Towers Inn                            Hospitality           5,200,000      5,174,373         0.02250
MS     MS21        Sea Venture                                   Hospitality           5,100,000      5,088,018         0.02250
Conti  97C090152   Park Place                                    Office                5,000,000      4,990,781         0.09750
Conti  9510198SN   Phoenix West Plaza                            Anchored Retail       5,000,000      4,987,693         0.14250
Conti  NY97003     Surrey Carlton Apts.                          Multifamily           5,000,000      4,956,956         0.09750
MS     MS22        Hampton Inn, Rockford                         Hospitality           4,900,000      4,880,948         0.11000
Conti  97-H008     Southport Manor Convalescent Center           Skilled Nursing       4,900,000      4,873,824         0.11750
Conti  A970037     Fremont Village Square                        Mixed Use             4,835,000      4,821,862         0.09750
RMF    CLP001      Clipper Home of Portsmouth                    Skilled Nursing       4,840,000      4,788,063         0.37880
RMF    SPUR01      South Pointe @  Town Lake Shopping Center     Unanchored Retail     4,800,000      4,782,819         0.06750
Conti  MP-1045     Pecos Market Place                            Anchored Retail       4,660,000      4,644,587         0.09750
RMF    AVA002      The Bethany Health Care Center                Skilled Nursing       4,628,000      4,616,083         0.27250
Conti  HCCA1880    Holiday Inn - Lawton                          Hospitality           4,600,000      4,588,744         0.09750
MS     MS23        Hampton Inn, Madison                          Hospitality           4,600,000      4,582,114         0.11000
Conti  A960018     Duke Tower Residential Suites                 Hospitality           4,600,000      4,494,343         0.09750
Conti  97-L037     K-Mart,  Des Moines                           Anchored Retail       4,500,000      4,486,742         0.09750
MS     MS24        Carefree Cove                                 Mobile Home Park      4,400,000      4,392,749         0.02250
RMF    HCC009      Heritgage Manor of Springfield                Skilled Nursing       4,320,000      4,310,617         0.27250
Conti  9510211SN   Auto Care Plaza                               Unanchored Retail     4,317,000      4,303,646         0.14250
Conti  97C-100155  Wing Park Shopping Center                     Unanchored Retail     4,300,000      4,292,947         0.09750
Conti  A970075     Jefferson Smurfit Office Building             Office                4,300,000      4,292,202         0.09750
MS     MS25        North Main Place                              Anchored Retail       4,250,000      4,242,816         0.02250
RMF    AVA001      The Trevecca Health Care Center               Skilled Nursing       4,200,000      4,189,185         0.27250
Conti  97-42-HBS   Hannaford Brothers Supermarket                Anchored Retail       4,165,000      4,145,452         0.09750
RMF    HCC015      Belen Health Care Center                      Skilled Nursing       4,016,100      4,002,922         0.27250
Conti  A970048     Capitol Steps Apartments                      Mixed Use             4,000,000      3,993,293         0.09750
MS     MS26        LeMans Village                                Multifamily           4,000,000      3,989,353         0.02250
MS     MS27        Hampton Inn, Green Bay                        Hospitality           4,000,000      3,984,447         0.11000
Conti  9510239     Pacific Belgrave                              Unanchored Retail     4,000,000      3,983,007         0.09750
Conti  9510164     Pacific Randolph                              Unanchored Retail     4,000,000      3,983,007         0.09750
Conti  97C-080018  The Deerhaven/Sunset Consolidation            Various               3,975,000      3,966,070         0.09750
Conti  97C-080018A The Larchwood and Deerhaven Inns              Hospitality
Conti  97C-080018B The Sunset Motel                              Hospitality
Conti  NYU107      The Waterview                                 Multifamily           3,900,000      3,882,558         0.09750
RMF    CAN003      Cresthaven Nursing Residence                  Skilled Nursing       3,900,000      3,880,941         0.29250
RMF    MSMF01      Madison Station Apartments, Inc.              Multifamily           3,800,000      3,792,994         0.06750
RMF    CLP004      Langdon Place of Nashua                       Assisted Living       3,800,000      3,759,223         0.37880
RMF    TCAR01      Taylorville  Corners                          Anchored Retail       3,700,000      3,682,444         0.06750
RMF    CLP005      Clipper Home of Rochester                     Skilled Nursing       3,640,000      3,600,940         0.37880
MS     MS28        Hickory Hills                                 Mobile Home Park      3,600,000      3,593,757         0.02250
Conti  28002       Tucker Street Warehouse                       Industrial            3,596,851      3,583,721         0.09750
RMF    CAN006      Oakwood Manor                                 Skilled Nursing       3,600,000      3,582,407         0.29250
RMF    PVE001      Parc View Estates                             Multifamily           3,600,000      3,570,786         0.06750
Conti  97C-03121   Rosemeade Park Shopping Center                Unanchored Retail     3,500,000      3,488,572         0.09750
RMF    MTV001      Mountview Retirement Residence                Assisted Living       3,500,000      3,480,771         0.27250
RMF    BLR001      Chatsworth Health Care Center                 Skilled Nursing       3,450,000      3,421,604         0.28250
RMF    BLR002      Fairburn Health Care Center                   Skilled Nursing       3,450,000      3,421,604         0.28250
MS     MS29        Extra Space Self Storage                      Self-Storage          3,412,500      3,403,768         0.02250
RMF    CLP002      Clipper Home of Wolfeboro                     Skilled Nursing       3,440,000      3,403,086         0.37880
Conti  97-3C       Hotel Colonial America                        Hospitality           3,300,000      3,292,729         0.09750
RMF    HCC008      Standing Stone Health Care Center             Skilled Nursing       3,285,900      3,275,118         0.27250
Conti  26585       Baychester Shopping Center                    Anchored Retail       3,250,000      3,241,264         0.09750
Conti  97C-090144  Kedzie Plaza South                            Unanchored Retail     3,250,000      3,238,745         0.09750
MS     MS31        Hampton Inn, LaCrosse                         Hospitality           3,200,000      3,187,558         0.11000
MS     MS30        Hampton Inn, Milwaukee                        Hospitality           3,200,000      3,187,558         0.11000
RMF    JFFR01      Just For Feet - Shafer Plaza                  Anchored Retail       3,150,000      3,129,039         0.06750
Conti  97-H013     Santa Fe Trail Health Care Center             Skilled Nursing       3,100,000      3,086,049         0.11750
Conti  9410243     The Vault                                     Self-Storage          3,100,000      3,079,636         0.09750
Conti  97C-070125  Vallejo Village Shopping Center               Unanchored Retail     3,080,000      3,076,237         0.09750
MS     MS32        Comfort Suites - Atlanta                      Hospitality           3,050,000      3,042,883         0.02250
RMF    YVMF01      Yorkshire Village Duplexes and Townhomes      Multifamily           3,040,000      3,034,541         0.06750
Conti  25018       Abba Apartments                               Multifamily           3,000,000      2,994,280         0.09750
Conti  97C-0999    Summertree Shopping Center                    Unanchored Retail     3,000,000      2,986,583         0.09750
BCMC   2391        253 Williams Street                           Industrial            2,950,000      2,950,000         0.03500
Conti  A960040     International Plaza Shopping Center           Unanchored Retail     3,000,000      2,946,349         0.09750
MS     MS33        Arbor Glen Apartments                         Multifamily           2,900,000      2,892,152         0.11000
Conti  9510192     Avalon Apartments                             Multifamily           2,900,000      2,890,903         0.09750
RMF    CLP006      Clipper Home of North Conway                  Skilled Nursing       2,920,000      2,888,666         0.37880
Conti  97-H012     Red Rocks Care Center                         Skilled Nursing       2,800,000      2,792,983         0.11750
Conti  A960038     Montefiore Medical Center                     Office                2,800,000      2,734,302         0.09750
Conti  9510221SN   Veterans Road Apartments                      Multifamily           2,700,000      2,691,818         0.14250
MS     MS34        Genesis Square                                Unanchored Retail     2,656,000      2,647,870         0.02250
Conti  A970066     Folsom @12th Street                           Mixed Use             2,650,000      2,643,743         0.09750
Conti  9410239     A Storage Inn #1 & #4                         Various               2,605,000      2,598,485         0.09750
Conti  9410239A    A Storage Inn # 1                             Self-Storage
Conti  9410239B    A Storage Inn # 4                             Self-Storage
Conti  9510195SN   Tunkhannock Village Center                    Anchored Retail       2,600,000      2,591,790         0.14250
RMF    DMV001      Des Moines Vista Retirement Center            Assisted Living       2,500,000      2,490,099         0.29250
Conti  97-H025     Cascade Terrace Nursing Home                  Skilled Nursing       2,500,000      2,489,389         0.11750
Conti  HCCA2035    Ramada Inn-Cocoa, FL                          Hospitality           2,460,000      2,454,768         0.09750
Conti  MP-1050     Gerbes Shopping Center                        Anchored Retail       2,410,000      2,402,029         0.09750
Conti  9410249     Budget Self Storage- Marlow                   Self-Storage          2,400,000      2,391,601         0.09750
BCMC   2437        260 Second Street                             Industrial            2,400,000      2,391,035         0.03500
Conti  96-L014     Springhill Shopping Center                    Anchored Retail       2,400,000      2,388,604         0.09750
RMF    HLA001      Hidden Lake Townhomes                         Multifamily           2,350,000      2,341,929         0.06750
Conti  A970063     Governor's Plaza                              Multifamily           2,320,000      2,314,478         0.09750
Conti  HCCA1975    Ramada Inn-Florence                           Hospitality           2,300,000      2,291,745         0.09750
Conti  9410222     Atlantic Mini Storage - San Pablo             Self-Storage          2,300,000      2,280,793         0.09750
Conti  9410227     Arizona Storage Inns                          Self-Storage          2,250,000      2,243,678         0.09750
MS     MS35        Mini U Storage                                Self-Storage          2,210,000      2,204,345         0.02250
Conti  MP-1049     Table Mesa Center                             Anchored Retail       2,210,000      2,202,691         0.09750
Conti  2255-09144CMPine Ridge Apartments                         Multifamily           2,205,000      2,198,179         0.09750
MS     MS36        Aggregate Loan Level Information              Various               2,200,000      2,195,187         0.10750
MS     MS36A       United Plumbing - 582 Quaker Hwy.             Industrial
MS     MS36B       United Plumbing - 361 Jefferson Blvd.         Industrial
Conti  97-L018     9300 East Hampton Drive                       Industrial            2,200,000      2,188,806         0.09750
Conti  A960047     Coit Medical Building                         Office                2,175,000      2,166,047         0.09750
Conti  A960033     Commercial Point                              Industrial            2,180,000      2,161,965         0.09750
Conti  9610072     Blue Valley Mobile Home Park                  Mobile Home Park      2,150,000      2,140,919         0.09750
Conti  MP-1047     Southgate Plaza Shopping Center               Anchored Retail       2,130,000      2,122,955         0.09750
MS     MS38        Oak Harbor Best Western                       Hospitality           2,100,000      2,094,938         0.02250
Conti  9510147     Pico Blvd                                     Mixed Use             2,100,000      2,093,977         0.09750
Conti  90145       Terrace Club Apartments                       Multifamily           2,080,000      2,072,539         0.09750
RMF    CAN002      Renaissance Care Center                       Skilled Nursing       2,000,000      1,996,869         0.28250
RMF    FRH001      Forest Hills Care Center                      Skilled Nursing       2,000,000      1,995,555         0.27250
Conti  97-L019     Airborne Complex/Jo-Ann Fabrics Center        Unanchored Retail     2,000,000      1,994,961         0.09750
RMF    BWA001      Bremner Woods Apartments Phase I              Multifamily           2,000,000      1,993,601         0.06750
Conti  9410252     Sun City RV & Mini Storage                    Self-Storage          2,000,000      1,993,034         0.09750
Conti  9410209     Commerce Freeway Center                       Industrial            2,000,000      1,993,004         0.09750
Conti  97-H009     Crowne Health Care of Greenville              Skilled Nursing       2,000,000      1,990,757         0.11750
Conti  9510150     Holiday Inn Express - Greenfield              Hospitality           1,950,000      1,939,366         0.09750
Conti  9410241     A Storage Inn #3 & #5                         Various               1,910,000      1,905,223         0.09750
Conti  9410241A    A Storage Inn #3                              Self-Storage
Conti  9410241B    A Storage Inn #5                              Self-Storage
MS     MS39        AAA County Line Self Storage                  Self-Storage          1,885,000      1,880,177         0.02250
Conti  9410219     Tanglewood Self Storage                       Self-Storage          1,875,000      1,868,235         0.09750
RMF    EDFR02      Eckerd Drugs Store                            Anchored Retail       1,870,000      1,862,615         0.06750
RMF    CLP003      Goodwin's of Exeter                           Skilled Nursing       1,860,000      1,840,041         0.37880
Conti  9410216     Security Public Storage - Pittsburg           Self-Storage          1,825,000      1,816,203         0.09750
Conti  97C-0128    Briarwood Apartments                          Multifamily           1,824,000      1,813,804         0.09750
MS     MS40        Super 8, Appleton                             Hospitality           1,800,000      1,793,001         0.11000
Conti  MP-1046     Capitol Hill Center                           Anchored Retail       1,790,000      1,784,080         0.09750
Conti  9510181     Holly-Norm Plaza                              Unanchored Retail     1,775,000      1,767,685         0.09750
Conti  HCCA1800    River Valley Motor Inn                        Hospitality           1,760,000      1,749,071         0.09750
Conti  9510170     Woodstone Plaza                               Office                1,750,000      1,743,046         0.09750
Conti  9410232     Secure Self Storage-Livonia                   Self-Storage          1,700,000      1,695,717         0.09750
Conti  9410251     Crocker's Lockers                             Self-Storage          1,700,000      1,693,670         0.09750
Conti  A970024     Montefiore Medical Center                     Office                1,700,000      1,690,033         0.09750
Conti  1022        Checkered Flag Car Wash                       Special Purpose       1,660,000      1,647,055         0.09750
Conti  HCCA2049    Super 8 - Nampa                               Hospitality           1,650,000      1,646,379         0.09750
Conti  NYU106      Setre Corp.                                   Mixed Use             1,650,000      1,644,385         0.09750
Conti  97-S020     One Elliot Place                              Office                1,600,000      1,595,596         0.09750
Conti  NYU115      Quaker Villa Shopping Center                  Anchored Retail       1,600,000      1,594,555         0.09750
Conti  97-H006     The Pointe Assisted Living Facilities         Assisted Living       1,580,000      1,574,735         0.11750
Conti  97-S075     South Towne Business Park #4                  Unanchored Retail     1,550,000      1,548,481         0.09750
Conti  HCCA2050    Super 8 - Winnemucca                          Hospitality           1,550,000      1,546,679         0.09750
Conti  A970049     Oswego Midtown Center                         Anchored Retail       1,550,000      1,542,688         0.09750
MS     MS41        All Storage                                   Self-Storage          1,500,000      1,496,444         0.02250
Conti  9410250     Stonebrook Self-Storage                       Self-Storage          1,500,000      1,494,275         0.09750
Conti  NYU109      Inwood Properties                             Various               1,500,000      1,493,173         0.09750
Conti  NYU109A     10 Vermilyea                                  Multifamily
Conti  NYU109B     17-19 Vermilyea                               Multifamily
Conti  NYU109C     530 Isham Street                              Multifamily
Conti  9510158     Sam Sung Plaza                                Mixed Use             1,500,000      1,488,442         0.09750
Conti  A970023     Pacific Sales                                 Unanchored Retail     1,500,000      1,474,376         0.09750
Conti  HCCA2048    Super 8 - Clearfield                          Hospitality           1,400,000      1,397,000         0.09750
Conti  NYU117      Kensington Apartments                         Multifamily           1,400,000      1,394,590         0.09750
Conti  97-L023     K-Mart - Toledo                               Anchored Retail       1,400,000      1,394,487         0.09750
Conti  2243-09108  Airborne Freight                              Industrial            1,375,000      1,367,169         0.09750
Conti  9410217     Newport Business Plaza                        Industrial            1,370,000      1,359,365         0.09750
Conti  9510149     Aldine Westfield Road                         Industrial            1,350,000      1,339,249         0.09750
Conti  HCCA2046    Super 8 - Ankeny                              Hospitality           1,340,000      1,337,129         0.09750
Conti  MM005       Lake Worth Village                            Assisted Living       1,330,000      1,323,947         0.11750
Conti  PMC1003     Edwards Cinema                                Unanchored Retail     1,330,000      1,321,016         0.09750
Conti  9410233     Secure Self Storage-Waterford                 Self-Storage          1,300,000      1,296,725         0.09750
Conti  HCCA1925    Econo Lodge- Warrensville                     Hospitality           1,300,000      1,295,555         0.09750
Conti  97-S088     Westador Shopping Center                      Unanchored Retail     1,300,000      1,295,251         0.09750
Conti  26583       845 Gerard Ave.                               Multifamily           1,300,000      1,294,983         0.09750
Conti  MM002       Normandy Manor Apartments                     Multifamily           1,300,000      1,293,979         0.09750
Conti  9510205     Payless Foods Supermarket                     Unanchored Retail     1,280,000      1,275,588         0.09750
Conti  NYU111      39 Queens Boulevard                           Unanchored Retail     1,275,000      1,268,389         0.09750
Conti  97-L026     Pier 1 Imports- Larchmont                     Anchored Retail       1,250,000      1,245,516         0.09750
Conti  9510202     Phoenix School                                Special Purpose       1,225,000      1,220,354         0.09750
Conti  MM004       Garden Gate Apartments                        Multifamily           1,225,000      1,219,327         0.09750
Conti  9510171     Town & Country Adult Living                   Assisted Living       1,200,000      1,196,057         0.11750
Conti  NYU113      Sono Court                                    Mixed Use             1,200,000      1,195,771         0.09750
Conti  9510190SN   Federal Way Self Storage                      Self-Storage          1,200,000      1,193,539         0.14250
RMF    ITUR01      The Crossing at Indian Trail                  Unanchored Retail     1,200,000      1,192,389         0.06750
Conti  97-S067     Chateau Royale Apartments                     Multifamily           1,175,000      1,170,402         0.09750
Conti  97-H010     Fountain Retirement Hotel                     Assisted Living       1,150,000      1,145,866         0.11750
Conti  A970034     537 Sweeten Creek Industrial Park             Industrial            1,070,000      1,066,466         0.09750
Conti  97C-0116    53rd Street                                   Industrial            1,070,000      1,065,130         0.09750
Conti  28000       Newington Warehouse                           Industrial            1,067,600      1,061,959         0.09750
Conti  HCCA2047    Super 8 - Boone                               Hospitality           1,030,000      1,027,793         0.09750
Conti  97099964    Morrow I Office Building                      Office                1,000,000       997,924          0.09750
Conti  NYU110      Jubilee Supermarket                           Anchored Retail       1,000,000       996,537          0.09750
RMF    EDFR01      Eckerd Drugs Store                            Anchored Retail       1,000,000       994,792          0.06750
RMF    FSUR01      Franklin Station                              Unanchored Retail     1,000,000       993,658          0.06750
Conti  97-S036     Manassas Industrial Park                      Industrial              975,000       971,568          0.09750
RMF    HVFR01      Hollywood Video Store - Jacksonville          Anchored Retail         975,000       969,466          0.06750
Conti  97060017    Meadowbrook MHP                               Mobile Home Park        966,000       965,208          0.09750
Conti  97-S039     Suitland Shopping Center                      Unanchored Retail       960,000       955,743          0.09750
Conti  9610066     Youngstown Mobile Home Park                   Mobile Home Park        950,000       945,394          0.09750
Conti  NYU114      723 St. Nicholas Avenue                       Multifamily             925,000       920,563          0.09750
Conti  97-S093     Patuxent Self Storage                         Self-Storage            850,000       848,055          0.09750
Conti  9410223     Okie Storage                                  Self-Storage            850,000       846,691          0.09750
Conti  97-S079     Lake Pointe Apartments                        Multifamily             830,000       828,354          0.09750
Conti  97-S035     Scoville Street                               Industrial              830,000       826,319          0.09750
Conti  97-S038     Suitland Plaza Shopping Center                Unanchored Retail       810,000       806,408          0.09750
Conti  PMC01000    Mimi's Cafe                                   Unanchored Retail       800,000       795,961          0.09750
Conti  26582       3810 Bailey Avenue                            Multifamily             800,000       794,915          0.09750
Conti  HCCA2045    Super 8 - Abilene                             Hospitality             770,000       768,350          0.09750
Conti  97-S037     Plaza 28                                      Unanchored Retail       770,000       767,290          0.09750
Conti  9410230     U-Stor-It Warehouse                           Self-Storage            750,000       747,741          0.09750
Conti  9610073     Green River Mobile Home Park                  Mobile Home Park        695,000       691,485          0.09750
Conti  97-S051     Camelot Apartments                            Multifamily             650,000       645,137          0.09750
Conti  97-S052     Gilbert Apartments                            Multifamily             625,000       621,592          0.09750
Conti  97-S021     House of Carpets & Interiors                  Unanchored Retail       615,000       612,437          0.09750
Conti  97-S087     West Hill Mobile Manor                        Mobile Home Park        575,000       573,200          0.09750
Conti  97-S069     Windcrest Apartments                          Multifamily             574,000       571,347          0.09750
Conti  97-S074     Western Community Bank                        Unanchored Retail       550,000       548,472          0.09750
Conti  97-S056     D'Orleans Apartments                          Multifamily             540,000       537,605          0.09750
Conti  97-S064     Andrews Avenue                                Multifamily             500,000       497,038          0.09750
Conti  97060028    Orange County NECA                            Office                  500,000       494,388          0.09750
Conti  97-S047     19 Norwich Street                             Office                  475,000       473,914          0.09750
Conti  97-S078     North Meadow Office Building                  Office                  475,000       473,681          0.09750
Conti  97-S072     1615-1619 Pitkin Avenue                       Unanchored Retail       430,000       427,594          0.09750
Conti  97-S045     260 Hawthorne Street                          Multifamily             410,000       406,475          0.09750
Conti  97-S043     96 Stedman Street                             Industrial              360,000       358,468          0.09750
Conti  97-S040     Hughes Industrial Center                      Industrial              345,000       342,690          0.09750
Conti  97-S073     Canyon Place Apartments                       Multifamily             340,000       338,363          0.09750
Conti  97-S077     Executive Warehouse & Storage                 Self-Storage            300,000       299,167          0.09750
Conti  97-S070     The Retreat Apartments                        Multifamily             275,000       272,645          0.09750
Conti  97-H007     Nursing Love and Care, Inc.                   Assisted Living         265,000       263,676          0.11750
Conti  97-S025     Maple Leaf Office Complex                     Office                  260,000       259,769          0.09750
Conti  97-S044     223 Islip Avenue                              Unanchored Retail       234,500       230,875          0.09750
Conti  97-S089     3-3A Rose Street                              Multifamily             178,000       177,591          0.09750
Conti  97-S055     Sands Chiropractic                            Office                  150,000       149,134          0.09750



                                                                                                    1,216,924,137

                                         Master        Primary       Health Care       Retained
Loan       Control         Loan        Servicing      Servicing        Advisor        Servicing
Seller      Number        Number          Fee            Fee             Fee             Fee
------      ------        ------          ---            ---             ---             ---

MS            1       MS1               0.01500        0.00500         0.00000
MS            5       MS2               0.01500        0.09250         0.00000
MS            8       MS3               0.01500        0.09250         0.00000
MS            31      MS4               0.01500        0.00500         0.00000
MS            32      MS5               0.01500        0.00500         0.00000
MS            33      MS6               0.01500        0.00500         0.00000
Conti         10      ST001             0.01500        0.02000         0.00000         0.10500
Conti         11      MP-1022           0.01500        0.08000         0.00000
Conti         12      9510172           0.01500        0.08000         0.00000
Conti         14      9761-HSP(A)       0.01500        0.08000         0.00000
Conti         15      97-27C            0.01500        0.08000         0.00000
Conti         20      A970027           0.01500        0.08000         0.00000
Conti         21      9810050           0.01500        0.08000         0.00000
Conti        21A      9810050A
Conti        21B      9810050B
Conti        21C      9810050C
Conti        21D      9810050D
Conti        21E      9810050E
Conti        21F      9810050F
Conti        21G      9810050G
Conti        21H      9810050H
Conti        21J      9810050I
Conti        21K      9510228           0.01500        0.08000         0.00000
Conti        21L      25012             0.01500        0.08000         0.00000
Conti        21M      MP-1041           0.01500        0.08000         0.00000
Conti         25      MP-1042           0.01500        0.08000         0.00000
Conti         26      97-60C            0.01500        0.08000         0.00000
Conti         34      9761-HSP(C)       0.01500        0.08000         0.00000
Conti         35      MP-1013           0.01500        0.08000         0.00000
Conti         36      28001             0.01500        0.08000         0.00000
Conti         38      A970044           0.01500        0.08000         0.00000
Conti         39      9761-HSP(B)       0.01500        0.08000         0.00000
Conti         41      MP-1043           0.01500        0.08000         0.00000
RMF           28      TSAR01            0.01500        0.02000         0.00000         0.03000
RMF           29      VDC001            0.01500        0.02000         0.02000         0.22500
RMF           37      HCC011            0.01500        0.02000         0.02000         0.21500
MS            40      MS7               0.01500        0.00500         0.00000
RMF           42      WMAR01            0.01500        0.02000         0.00000         0.03000
RMF           43      SCA001            0.01500        0.02000         0.00000         0.03000
Conti         44      9761-HSP(D)       0.01500        0.08000         0.00000
RMF           46      HCC005            0.01500        0.02000         0.02000         0.21500
Conti         47      MP-1015           0.01500        0.08000         0.00000
Conti         48      A970030           0.01500        0.08000         0.00000
RMF           49      HCC002            0.01500        0.02000         0.02000         0.21500
Conti         50      A970009           0.01500        0.08000         0.00000
GACC          51      TA1355            0.01500        0.00500         0.00000
Conti         52      97C-080137        0.01500        0.08000         0.00000
RMF           53      HCC003            0.01500        0.02000         0.02000         0.21500
Conti         56      97-L022           0.01500        0.08000         0.00000
MS            58      MS8               0.01500        0.00500         0.00000
Conti         59      97C-080131        0.01500        0.08000         0.00000
Conti         60      PMC01005          0.01500        0.08000         0.00000
RMF           62      HCC013            0.01500        0.02000         0.02000         0.21500
Conti         63      A970020           0.01500        0.08000         0.00000
Conti         64      9761-HSP(E)       0.01500        0.08000         0.00000
RMF           65      LCC001            0.01500        0.02000         0.02000         0.22500
MS            66      MS9               0.01500        0.00500         0.00000
MS            67      MS10              0.01500        0.00500         0.00000
RMF           68      SHA003            0.01500        0.02000         0.00000         0.03000
Conti         70      97C-080133        0.01500        0.08000         0.00000
MS            72      MS11              0.01500        0.00500         0.00000
Conti         73      NYU108            0.01500        0.08000         0.00000
MS            74      MS12              0.01500        0.00500         0.00000
MS            75      MS13              0.01500        0.00500         0.00000
RMF           76      HIFH01            0.01500        0.02000         0.00000         0.03000
RMF           78      SOA001            0.01500        0.02000         0.00000         0.03000
RMF           79      PCAR01            0.01500        0.02000         0.00000         0.03000
RMF           80      SHA002            0.01500        0.02000         0.00000         0.03000
MS            81      MS14              0.01500        0.00500         0.00000
Conti         82      9510148           0.01500        0.08000         0.02000
Conti         83      A970018           0.01500        0.08000         0.00000
Conti         87      MP-1048           0.01500        0.08000         0.00000
MS            90      MS16              0.01500        0.00500         0.00000
Conti         91      9754-KMJ          0.01500        0.08000         0.00000
Conti         93      97-36C            0.01500        0.08000         0.00000
MS            95      MS17              0.01500        0.00500         0.00000
MS            96      MS18              0.01500        0.00500         0.00000
Conti         97      MP-1044           0.01500        0.08000         0.00000
MS            98      MS19              0.01500        0.00500         0.00000
Conti         99      97C-070126        0.01500        0.08000         0.00000
Conti        100      9410235           0.01500        0.08000         0.00000
Conti        100A     9410235A
Conti        100B     9410235B
Conti        100C     9410235C
Conti        100D     9410235D
Conti        100E     9410235E
Conti        103      A970025           0.01500        0.08000         0.00000
Conti        103A     A970025A
Conti        103B     A970025B
Conti        103C     A970025C
Conti        103D     A970025D
MS           104      MS20              0.01500        0.00500         0.00000
MS           105      MS21              0.01500        0.00500         0.00000
Conti        107      97C090152         0.01500        0.08000         0.00000
Conti        108      9510198SN         0.01500        0.12500         0.00000
Conti        109      NY97003           0.01500        0.08000         0.00000
MS           111      MS22              0.01500        0.09250         0.00000
Conti        112      97-H008           0.01500        0.08000         0.02000
Conti        113      A970037           0.01500        0.08000         0.00000
RMF          114      CLP001            0.01500        0.02000         0.03125         0.31000
RMF          115      SPUR01            0.01500        0.02000         0.00000         0.03000
Conti        116      MP-1045           0.01500        0.08000         0.00000
RMF          117      AVA002            0.01500        0.02000         0.02000         0.21500
Conti        118      HCCA1880          0.01500        0.08000         0.00000
MS           119      MS23              0.01500        0.09250         0.00000
Conti        121      A960018           0.01500        0.08000         0.00000
Conti        122      97-L037           0.01500        0.08000         0.00000
MS           123      MS24              0.01500        0.00500         0.00000
RMF          126      HCC009            0.01500        0.02000         0.02000         0.21500
Conti        127      9510211SN         0.01500        0.12500         0.00000
Conti        128      97C-100155        0.01500        0.08000         0.00000
Conti        129      A970075           0.01500        0.08000         0.00000
MS           131      MS25              0.01500        0.00500         0.00000
RMF          132      AVA001            0.01500        0.02000         0.02000         0.21500
Conti        133      97-42-HBS         0.01500        0.08000         0.00000
RMF          136      HCC015            0.01500        0.02000         0.02000         0.21500
Conti        138      A970048           0.01500        0.08000         0.00000
MS           139      MS26              0.01500        0.00500         0.00000
MS           140      MS27              0.01500        0.09250         0.00000
Conti        141      9510239           0.01500        0.08000         0.00000
Conti        142      9510164           0.01500        0.08000         0.00000
Conti        143      97C-080018        0.01500        0.08000         0.00000
Conti        143A     97C-080018A
Conti        143B     97C-080018B
Conti        146      NYU107            0.01500        0.08000         0.00000
RMF          147      CAN003            0.01500        0.02000         0.02000         0.23500
RMF          154      MSMF01            0.01500        0.02000         0.00000         0.03000
RMF          155      CLP004            0.01500        0.02000         0.03125         0.31000
RMF          159      TCAR01            0.01500        0.02000         0.00000         0.03000
RMF          161      CLP005            0.01500        0.02000         0.03125         0.31000
MS           162      MS28              0.01500        0.00500         0.00000
Conti        165      28002             0.01500        0.08000         0.00000
RMF          166      CAN006            0.01500        0.02000         0.02000         0.23500
RMF          167      PVE001            0.01500        0.02000         0.00000         0.03000
Conti        170      97C-03121         0.01500        0.08000         0.00000
RMF          171      MTV001            0.01500        0.02000         0.02000         0.21500
RMF          172      BLR001            0.01500        0.02000         0.02000         0.22500
RMF          173      BLR002            0.01500        0.02000         0.02000         0.22500
MS           174      MS29              0.01500        0.00500         0.00000
RMF          175      CLP002            0.01500        0.02000         0.03125         0.31000
Conti        176      97-3C             0.01500        0.08000         0.00000
RMF          177      HCC008            0.01500        0.02000         0.02000         0.21500
Conti        180      26585             0.01500        0.08000         0.00000
Conti        181      97C-090144        0.01500        0.08000         0.00000
MS           185      MS31              0.01500        0.09250         0.00000
MS           186      MS30              0.01500        0.09250         0.00000
RMF          188      JFFR01            0.01500        0.02000         0.00000         0.03000
Conti        189      97-H013           0.01500        0.08000         0.02000
Conti        190      9410243           0.01500        0.08000         0.00000
Conti        191      97C-070125        0.01500        0.08000         0.00000
MS           193      MS32              0.01500        0.00500         0.00000
RMF          194      YVMF01            0.01500        0.02000         0.00000         0.03000
Conti        198      25018             0.01500        0.08000         0.00000
Conti        200      97C-0999          0.01500        0.08000         0.00000
BCMC         201      2391              0.01500        0.01750         0.00000
Conti        202      A960040           0.01500        0.08000         0.00000
MS           203      MS33              0.01500        0.09250         0.00000
Conti        204      9510192           0.01500        0.08000         0.00000
RMF          205      CLP006            0.01500        0.02000         0.03125         0.31000
Conti        208      97-H012           0.01500        0.08000         0.02000
Conti        209      A960038           0.01500        0.08000         0.00000
Conti        212      9510221SN         0.01500        0.12500         0.00000
MS           213      MS34              0.01500        0.00500         0.00000
Conti        214      A970066           0.01500        0.08000         0.00000
Conti        215      9410239           0.01500        0.08000         0.00000
Conti        215A     9410239A
Conti        215B     9410239B
Conti        217      9510195SN         0.01500        0.12500         0.00000
RMF          221      DMV001            0.01500        0.02000         0.02000         0.23500
Conti        222      97-H025           0.01500        0.08000         0.02000
Conti        223      HCCA2035          0.01500        0.08000         0.00000
Conti        224      MP-1050           0.01500        0.08000         0.00000
Conti        225      9410249           0.01500        0.08000         0.00000
BCMC         226      2437              0.01500        0.01750         0.00000
Conti        227      96-L014           0.01500        0.08000         0.00000
RMF          229      HLA001            0.01500        0.02000         0.00000         0.03000
Conti        230      A970063           0.01500        0.08000         0.00000
Conti        231      HCCA1975          0.01500        0.08000         0.00000
Conti        233      9410222           0.01500        0.08000         0.00000
Conti        234      9410227           0.01500        0.08000         0.00000
MS           236      MS35              0.01500        0.00500         0.00000
Conti        237      MP-1049           0.01500        0.08000         0.00000
Conti        238      2255-09144CM1     0.01500        0.08000         0.00000
MS           239      MS36              0.01500        0.09000         0.00000
MS           239A     MS36A
MS           239B     MS36B
Conti        240      97-L018           0.01500        0.08000         0.00000
Conti        242      A960047           0.01500        0.08000         0.00000
Conti        243      A960033           0.01500        0.08000         0.00000
Conti        245      9610072           0.01500        0.08000         0.00000
Conti        246      MP-1047           0.01500        0.08000         0.00000
MS           249      MS38              0.01500        0.00500         0.00000
Conti        250      9510147           0.01500        0.08000         0.00000
Conti        251      90145             0.01500        0.08000         0.00000
RMF          254      CAN002            0.01500        0.02000         0.02000         0.22500
RMF          255      FRH001            0.01500        0.02000         0.02000         0.21500
Conti        256      97-L019           0.01500        0.08000         0.00000
RMF          257      BWA001            0.01500        0.02000         0.00000         0.03000
Conti        258      9410252           0.01500        0.08000         0.00000
Conti        259      9410209           0.01500        0.08000         0.00000
Conti        260      97-H009           0.01500        0.08000         0.02000
Conti        261      9510150           0.01500        0.08000         0.00000
Conti        262      9410241           0.01500        0.08000         0.00000
Conti        262A     9410241A
Conti        262B     9410241B
MS           265      MS39              0.01500        0.00500         0.00000
Conti        266      9410219           0.01500        0.08000         0.00000
RMF          267      EDFR02            0.01500        0.02000         0.00000         0.03000
RMF          268      CLP003            0.01500        0.02000         0.03125         0.31000
Conti        269      9410216           0.01500        0.08000         0.00000
Conti        270      97C-0128          0.01500        0.08000         0.00000
MS           272      MS40              0.01500        0.09250         0.00000
Conti        273      MP-1046           0.01500        0.08000         0.00000
Conti        274      9510181           0.01500        0.08000         0.00000
Conti        276      HCCA1800          0.01500        0.08000         0.00000
Conti        278      9510170           0.01500        0.08000         0.00000
Conti        280      9410232           0.01500        0.08000         0.00000
Conti        281      9410251           0.01500        0.08000         0.00000
Conti        282      A970024           0.01500        0.08000         0.00000
Conti        283      1022              0.01500        0.08000         0.00000
Conti        284      HCCA2049          0.01500        0.08000         0.00000
Conti        285      NYU106            0.01500        0.08000         0.00000
Conti        288      97-S020           0.01500        0.08000         0.00000
Conti        289      NYU115            0.01500        0.08000         0.00000
Conti        290      97-H006           0.01500        0.08000         0.02000
Conti        292      97-S075           0.01500        0.08000         0.00000
Conti        293      HCCA2050          0.01500        0.08000         0.00000
Conti        294      A970049           0.01500        0.08000         0.00000
MS           297      MS41              0.01500        0.00500         0.00000
Conti        298      9410250           0.01500        0.08000         0.00000
Conti        299      NYU109            0.01500        0.08000         0.00000
Conti        299A     NYU109A
Conti        299B     NYU109B
Conti        299C     NYU109C
Conti        300      9510158           0.01500        0.08000         0.00000
Conti        301      A970023           0.01500        0.08000         0.00000
Conti        302      HCCA2048          0.01500        0.08000         0.00000
Conti        304      NYU117            0.01500        0.08000         0.00000
Conti        305      97-L023           0.01500        0.08000         0.00000
Conti        306      2243-09108        0.01500        0.08000         0.00000
Conti        307      9410217           0.01500        0.08000         0.00000
Conti        308      9510149           0.01500        0.08000         0.00000
Conti        309      HCCA2046          0.01500        0.08000         0.00000
Conti        310      MM005             0.01500        0.08000         0.02000
Conti        311      PMC1003           0.01500        0.08000         0.00000
Conti        312      9410233           0.01500        0.08000         0.00000
Conti        313      HCCA1925          0.01500        0.08000         0.00000
Conti        314      97-S088           0.01500        0.08000         0.00000
Conti        315      26583             0.01500        0.08000         0.00000
Conti        316      MM002             0.01500        0.08000         0.00000
Conti        317      9510205           0.01500        0.08000         0.00000
Conti        318      NYU111            0.01500        0.08000         0.00000
Conti        320      97-L026           0.01500        0.08000         0.00000
Conti        321      9510202           0.01500        0.08000         0.00000
Conti        322      MM004             0.01500        0.08000         0.00000
Conti        325      9510171           0.01500        0.08000         0.02000
Conti        326      NYU113            0.01500        0.08000         0.00000
Conti        327      9510190SN         0.01500        0.12500         0.00000
RMF          328      ITUR01            0.01500        0.02000         0.00000         0.03000
Conti        329      97-S067           0.01500        0.08000         0.00000
Conti        330      97-H010           0.01500        0.08000         0.02000
Conti        331      A970034           0.01500        0.08000         0.00000
Conti        332      97C-0116          0.01500        0.08000         0.00000
Conti        333      28000             0.01500        0.08000         0.00000
Conti        334      HCCA2047          0.01500        0.08000         0.00000
Conti        335      97099964          0.01500        0.08000         0.00000
Conti        336      NYU110            0.01500        0.08000         0.00000
RMF          337      EDFR01            0.01500        0.02000         0.00000         0.03000
RMF          338      FSUR01            0.01500        0.02000         0.00000         0.03000
Conti        339      97-S036           0.01500        0.08000         0.00000
RMF          340      HVFR01            0.01500        0.02000         0.00000         0.03000
Conti        341      97060017          0.01500        0.08000         0.00000
Conti        342      97-S039           0.01500        0.08000         0.00000
Conti        343      9610066           0.01500        0.08000         0.00000
Conti        344      NYU114            0.01500        0.08000         0.00000
Conti        345      97-S093           0.01500        0.08000         0.00000
Conti        346      9410223           0.01500        0.08000         0.00000
Conti        347      97-S079           0.01500        0.08000         0.00000
Conti        348      97-S035           0.01500        0.08000         0.00000
Conti        350      97-S038           0.01500        0.08000         0.00000
Conti        351      PMC01000          0.01500        0.08000         0.00000
Conti        352      26582             0.01500        0.08000         0.00000
Conti        353      HCCA2045          0.01500        0.08000         0.00000
Conti        354      97-S037           0.01500        0.08000         0.00000
Conti        355      9410230           0.01500        0.08000         0.00000
Conti        356      9610073           0.01500        0.08000         0.00000
Conti        357      97-S051           0.01500        0.08000         0.00000
Conti        358      97-S052           0.01500        0.08000         0.00000
Conti        359      97-S021           0.01500        0.08000         0.00000
Conti        360      97-S087           0.01500        0.08000         0.00000
Conti        361      97-S069           0.01500        0.08000         0.00000
Conti        362      97-S074           0.01500        0.08000         0.00000
Conti        363      97-S056           0.01500        0.08000         0.00000
Conti        364      97-S064           0.01500        0.08000         0.00000
Conti        365      97060028          0.01500        0.08000         0.00000
Conti        366      97-S047           0.01500        0.08000         0.00000
Conti        367      97-S078           0.01500        0.08000         0.00000
Conti        368      97-S072           0.01500        0.08000         0.00000
Conti        369      97-S045           0.01500        0.08000         0.00000
Conti        370      97-S043           0.01500        0.08000         0.00000
Conti        371      97-S040           0.01500        0.08000         0.00000
Conti        372      97-S073           0.01500        0.08000         0.00000
Conti        373      97-S077           0.01500        0.08000         0.00000
Conti        374      97-S070           0.01500        0.08000         0.00000
Conti        375      97-H007           0.01500        0.08000         0.02000
Conti        376      97-S025           0.01500        0.08000         0.00000
Conti        377      97-S044           0.01500        0.08000         0.00000
Conti        378      97-S089           0.01500        0.08000         0.00000
Conti        379      97-S055           0.01500        0.08000         0.00000

                                   EXHIBIT C-1

                                                           AFFIDAVIT PURSUANT TO
                                                       SECTION 860E(e)(4) OF THE
                                                        INTERNAL REVENUE CODE OF
                                                                1986, AS AMENDED

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

     ------------------, being first duly sworn, deposes and says:

     1. That he/she is a ------------ of ------------  -------------------------
(the "Purchaser"), a ----------- duly organized and existing under the laws of the State of ---------------, on behalf of which he makes this affidavit.

     2. That the Purchaser's Taxpayer Identification Number is --------------.

     3. That  the  Purchaser  of  the  Deutsche   Mortgage  &  Asset  Receiving
Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-C1, Class [R] [LR] (the "Class [R] [LR] Certificate") is a Permitted Transferee (as defined in Article I of the Pooling and Servicing Agreement dated as of March 1, 1998, by and among, Deutsche Mortgage & Asset Receiving Corporation, as depositor, Banc One Mortgage Capital Markets, LLC, as servicer, Banc One Mortgage Capital Markets, LLC, as special servicer, LaSalle National Bank, as trustee, and ABN AMRO Bank N.V., as fiscal agent (the "Pooling and Servicing Agreement")), or is acquiring the Class [R] [LR] Certificate for the account of, or as agent (including as a broker, nominee, or other middleman) for, a Permitted Transferee and has received from such person or entity an affidavit substantially in the form of this affidavit.

     4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [R] [LR] Certificate as they become due.

     5. That the Purchaser understands that it may incur tax liabilities with respect to the Class [R] [LR] Certificate in excess of any cash flow generated by the Class [R] [LR] Certificate.

     6. That the Purchaser will not transfer the Class [R] [LR] Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit or as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 4 or paragraph 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

     7. That the Purchaser is not a Disqualified Non-U.S. Person and is not purchasing the Class [R] [LR] Certificate for the account of, or as an agent (including as a broker, nominee or other middleman) for, a Disqualified Non-U.S. Person.

     8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class [R] [LR] Certificate to such a "disqualified organization," an agent thereof, or a person that does not satisfy the requirements of paragraph 4 and paragraph 7 hereof.

     9. That, if a "tax matters person" is required to be designated with respect to the [Upper Tier REMIC][Lower Tier REMIC], the Purchaser agrees to act as "tax matters person" and to perform the functions of "tax matters partner" of the [Upper Tier REMIC][Lower Tier REMIC] pursuant to [Section 4.04] of the Pooling and Servicing Agreement, and agrees to the irrevocable designation of the Trustee as the Purchaser's agent in performing the function of "tax matters person" and "tax matters partner."

     10. The Purchaser agrees to be bound by and to abide by the provisions of [Section 5.02] of the Pooling and Servicing Agreement concerning registration of the transfer and exchange of the Class [R] [LR] Certificate.

     Capitalized terms used but not defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf by its --------------- this ------- day of ----------------,
199--.

                                   [Purchaser]




                                   By:----------------------
                                      Title:
                                      Name:

     Personally appeared before me the above-named ---------------, known or proved to me to be the same person who executed the foregoing instrument and to be the ------------- of the Purchaser, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Purchaser.

     Subscribed and sworn before me this ------- day of -------------------, 199--.

------------------------------
NOTARY PUBLIC

COUNTY OF -----------

STATE OF ---------

My commission expires the -------- day of ----------------, 199--.

                                   EXHIBIT C-2



                            FORM OF TRANSFEROR LETTER




                                     [Date]



LaSalle National Bank, as Trustee
  and Certificate Registrar
135 South LaSalle Street
Chicago, Illinois  60603
Attention: Corporate Trust Administration

      Re: Deutsche Mortgage & Asset Receiving Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-C1, Class [R][LR], Class [R][LR]
               -----------------------------------------------

Ladies and Gentlemen:

     [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.

                                          Very truly yours,

                                          [Transferor]

                                          ----------------------------

                                   EXHIBIT D-1

                    FORM OF INVESTMENT REPRESENTATION LETTER

LaSalle National Bank, as Trustee
and Certificate Registrar
135 South LaSalle Street, Suite 1740
Chicago, Illinois 60603
Attention: Corporate Trust Administration

Deutsche Mortgage & Asset Receiving Corporation
One International Place, Room 520
Boston, Massachusetts 02110

     Re: Transfer of Deutsche Mortgage & Asset Receiving Corporation, Commercial Mortgage Pass-Through Certificates,
          Series 1998-C1, Class [F] [G] [H] [J] [K] [L] [M] [R] [LR]

Ladies and Gentlemen:

     This  letter is  delivered  pursuant  to Section  5.02 of the  Pooling  and
Servicing Agreement dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), by and among, Deutsche Mortgage & Asset Receiving Corporation as depositor, Banc One Mortgage Capital Markets, LLC, as servicer (in such capacity, the "Servicer") and as special servicer (in such capacity, the "Special Servicer"), LaSalle National Bank, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"), on behalf of the holders of Deutsche Mortgage & Asset Receiving Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-C1 (the "Certificates") in connection with the transfer by ---------- (the "Seller") to the undersigned (the "Purchaser") of [$----------- aggregate Certificate Balance] [-----% Percentage Interest] of Class [F] [G] [H] [J] [K] [L] [M] [R] [LR] Certificates, in certificated fully registered form (such registered interest, the "Certificate"). Terms used but not defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

     In connection with such transfer, the undersigned hereby represents and warrants to you as follows:

     [For Institutional Accredited Investors only] 1. The Purchaser is an "institutional accredited investor" (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act")) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Certificate, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment. We are acquiring the Certificate purchased by us for our own account or for one or more accounts (each of which is an "institutional accredited investor") as to each of which we exercise sole investment discretion. The Purchaser hereby undertakes to reimburse the Trust for any costs incurred by it in connection with this transfer.

     [For Qualified Institutional Buyers only] 1. The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.

     [For Affiliated Persons only]. 1. The Purchaser is a person involved in the organization or operation of the issuer or an affiliate of such a person, as defined in Rule 405 of the Securities Act of 1933, as amended (the "Securities Act").

     2. The Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account or (b) for resale to (i) "qualified institutional buyers" in transactions under Rule 144A, or (ii) to "institutional accredited investors" meeting the requirements of Rule 501(a)(1), (2), (3) or
(7) of Regulation D promulgated under the Securities Act, pursuant to any other exemption from the registration requirements of the Securities Act, subject in the case of this clause (ii) to (a) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (b) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities
Act, (c) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities Act and other applicable laws, and
(d) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. It understands that the Certificate (and any subsequent Individual Certificate) has not been registered under the Securities Act, by reason of a specified exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

     3. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the Securities Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

     4. The Purchaser has reviewed the Private Placement Memorandum dated March [----], 1998, relating to the Certificates (the "Private Placement Memorandum") and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Private Placement Memorandum.

     5. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of an Individual Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

     6. The Purchaser will not sell or otherwise transfer any portion of the Certificate, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

     7.  Check one of the following:

     /_/ The Purchaser is a "U.S. Person" and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

     /_/ The Purchaser is not a "U.S. Person" and under applicable law in effect on the date hereof, no Taxes will be required to be withheld by the Certificate Registrar (or its agent) with respect to Distributions to be made on the Certificate(s). The Purchaser has attached hereto either (i) a duly executed IRS Form W-8 (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate(s) and states that such Purchaser is not a U.S. Person or
          (ii) two duly executed copies of IRS Form 4224 (or successor form), which identify such Purchaser as the beneficial owner of the Certificate(s) and state that interest and original issue discount on the U.S. Securities, the Certificate Registrar Priority Securities and Eligible Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Registrar updated IRS Forms W-8 or IRS Forms 4224, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

For this purpose, "U.S. Person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in or under the laws of the United States or any of its political subdivisions, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (A) for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election) a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust, or (B) for all other taxable years, such trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Please make all payments due on the Certificates:**
     [FN]
--------
** Only to be filled out by Purchasers of Individual Certificates. Please select
(a) or (b). For holders of Individual Certificates, wire transfers are only available if such holder's Individual Certificates have an aggregate principal face amount of at least U.S. $5,000,000.

     (a) by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefor:

                Account number: ----------------------

                Institution: ----------------------

         (b)    by mailing a check or draft to the following address:

                -----------------------------
                -----------------------------
                -----------------------------



                                               Very truly yours,


                                               [The Purchaser]

                                               By:-----------------------
                                                  Name:
                                                  Title:

Dated:--------- --, ----

                                  EXHIBIT D-2

                       FORM OF ERISA REPRESENTATION LETTER

                                     [Date]

LaSalle National Bank, as Trustee
  and Certificate Registrar
135 South LaSalle Street, Suite 1740
Chicago, Illinois 60603
Attention:    Corporate Trust Administration

Deutsche Mortgage & Asset Receiving Corporation
One International Place, Room 520
Boston, Massachusetts 02110



     Re:  Deutsche Mortgage & Asset Receiving  Corporation,
          Commercial Mortgage Pass-Through  Certificates,
          Series 1998-C1, Class [F] [G] [H] [J] [K] [L] [M] [R] [LR]


Ladies and Gentlemen:

     ---------------  (the  "Purchaser")  intends to purchase
from --------------- (the "Seller") $-------------- initial Certificate Balance or _____% Percentage Interest of Deutsche Mortgage & Asset Receiving
Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-C1, Class [F] [G] [H] [J] [K] [L] [M] [R] [LR], CUSIP No. --------------(the
"Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of March 1, l998, by and among, Deutsche Mortgage & Asset Receiving Corporation as depositor, Banc One Mortgage Capital Markets, LLC, as serviocer (in such capacity, the "Servicer") and as special servicer (in such capacity, the "Special Servicer"), LaSalle National Bank, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor, the Certificate Registrar and the Trustee that:

         1. The Purchaser is not (a) an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), Section 4975 of the Code, or any essentially similar Federal, State or local law (a "Similar Law") (each, a "Plan"), nor
     (b) a collective investment fund in which such Plans are invested, an insurance company using assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other Person acting on behalf of any such Plan or using the assets of any such Plan, other than an insurance company using the assets of its general account under circumstances whereby such purchase and the subsequent holding of such Certificate by such insurance company would not constitute or result in a prohibited transaction within the meaning of Section 406 or 407 or ERISA, Section 4975 of the Code, or a materially similar characterization under any Similar Law; and

         2. The Purchaser understands that if the Purchaser is a Person referred to in l(a) or l(b) above, except in the case of the Class R or Class LR Certificate, which may not be transferred unless the transferee represents it is not such a Person, such Purchaser is required to provide to the Depositor, the Trustee and the Certificate Registrar an Opinion of Counsel which establishes to the satisfaction of the Depositor, the Trustee and the Certificate Registrar that the purchase or holding of the Certificates by or on behalf of a Plan will not result in the assets of the Trust fund being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA and the Code or Similar Law, and will not constitute or result in a prohibited transaction within the meaning of
     Section 406 or Section 407 of ERISA or Section 4975 of the Code, and will not subject the Servicer, the Depositor, the Trustee or the Certificate Registrar to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code), which Opinion of Counsel shall not be at the expense of the Servicer, the Depositor, the Trustee or the Certificate Registrar.

     IN WITNESS WHEREOF, the Purchaser hereby executes this ERISA Representation Letter on ------------ ---, -----.

                                             Very truly yours,


                                             ---------------------------------

                                             By:  ----------------------------
                                                  Name:
                                                  Title:

                                    EXHIBIT E


                           FORM OF REQUEST FOR RELEASE
                             (for Trustee/Custodian)



Loan Information


         Name of Mortgagor:             ----------------------

         Servicer
         Loan No.:                      ----------------------

Custodian/Trustee


         Name:                          ----------------------

         Address:                       ----------------------



         Custodian/Trustee
         Mortgage File No.:             ----------------------

Depositor


         Name:                          ----------------------

         Address:                       ----------------------



         Certificates:                  Deutsche Mortgage & Asset Receiving
                                        Corporation, Commercial Mortgage Pass-
                                        Through Certificates, Series 1998-C1

     The undersigned Servicer hereby acknowledges that it has received from LaSalle National Bank, as Trustee for the Holders of Deutsche Mortgage & Asset Receiving Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-C1, the documents referred to below (the "Documents"). All capitalized terms of not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of March 1, 1998, by and among the Trustee, ABN AMRO Bank N.V., as fiscal agent, Deutsche Mortgage & Asset Receiving Corporation, as depositor, and Banc One Mortgage Capital Markets, LLC, as servicer and Banc One Mortgage Capital Markets, LLC, as special servicer.

(  )      Promissory Note dated ------------, 199--, in the original principal sum of $--------, made by ------------, payable to, or endorsed to the order of, the Trustee.

(  )      Mortgage recorded on  -------------- as instrument no.  ------------
          in the County Recorder's Office of the County of -----------------, State of ------------------ in book/reel/docket -------------- of official records at page/image --------------.

(  )      Deed of Trust  recorded on  -------------------  as  instrument  no.
          --------   in  the   County   Recorder's   Office  of  the  County  of
          ----------------,   State  of  ------------  in   book/reel/docket  of
          official records at page/image -----------.

(  )      Assignment of Mortgage or Deed of Trust to the Trustee,  recorded on
          ------------------  as  instrument  no.  -------------  in the  County
          Recorder's  Office  of  the  County  of  ----------------,   State  of
          -----------------   in  book/reel/docket   -------------  of  official
          records at page/image -------------.

(  )      Other  documents,  including any  amendments,  assignments  or other assumptions of the Note or Mortgage.

         (  )  -------------------------

         (  )  -------------------------

         (  )  -------------------------

         (  )  -------------------------

                  The undersigned Servicer hereby acknowledges and agrees as follows:

                   (1) The Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

                   (2) The Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the
                           Servicer assert or seek to assert any claims or rights of set-off to or against the Documents or any proceeds thereof.

                   (3) The Servicer shall return the Documents to the Custodian when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Collection Account and except as expressly provided in the Agreement.

                   (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Servicer shall at all times be earmarked for the account of the Trustee, and the Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Servicer's possession, custody or control.

                                       Banc One Mortgage Capital Markets, LLC

                                       By: ---------------------

                                       Title: ------------------

Date: -------------, 19--

                                   EXHIBIT F


                           FORM OF CUSTODIAL AGREEMENT

     THIS CUSTODIAL AGREEMENT, dated as of [ ] by and among [NAME OF CUSTODIAN], as Custodian (the "Custodian"), Banc One Mortgage Capital Markets, LLC, as servicer (the "Servicer"), Banc One Mortgage Capital Markets, LLC, as special servicer (the "Special Servicer"), and LaSalle National Bank, as Trustee (the "Trustee").


                              W I T N E S S E T H :

     WHEREAS, the Servicer, the Special Servicer and the Trustee are parties to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 1998, among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, the Servicer, the Special Servicer, the Trustee and ABN AMRO Bank
N.V., as Fiscal Agent, relating to Deutsche Mortgage & Asset Receiving Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-C1 (capitalized terms used but not defined herein having the meaning assigned thereto in the Pooling and Servicing Agreement);

     WHEREAS, the parties hereto desire the Custodian to take possession of the documents specified in Section 2.01 of the Pooling and Servicing Agreement, as custodian for the Trustee, in accordance with the terms hereof;

     NOW,  THEREFORE,   in  consideration  of  the  mutual  undertakings  herein
expressed, the parties hereto hereby agree as follows:

     1. The Trustee hereby certifies that it has caused to be delivered and released to the Custodian and the Custodian hereby acknowledges receipt of the documents specified in Section 2.01 of the Pooling and Servicing Agreement pertaining to each of the Mortgage Loans identified in the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement as Exhibit B. From time to time, the Servicer shall forward to the Custodian additional original documents evidencing an assumption or modification of a Mortgage Loan approved by the Servicer. All Mortgage Loan documents held by the Custodian as to each Mortgage Loan are referred to herein as the "Custodian's Mortgage File." The Custodian hereby agrees to review each of the Custodian's Mortgage Files and perform such other obligations of the Custodian as such obligations are set forth in the Pooling and Servicing Agreement (including Section 2.02 thereof).

     2. With respect to each Note, each Mortgage, each Assignment of Mortgage and each other document constituting each Custodian's Mortgage File which is delivered to the Custodian or which at any time comes into the possession of the Custodian, the Custodian is exclusively the custodian for and the bailee of the Trustee or the Servicer. The Custodian shall hold all documents constituting each Custodian's Mortgage File received by it for the exclusive use and benefit of the Trustee, and shall make disposition thereof only in accordance with the instructions furnished by the Servicer. The Custodian shall segregate and maintain continuous custody of all documents constituting the Custodian's Mortgage File received in secure and fire resistant facilities located in the State of __________ in accordance with customary standards for such custody. In the event the Custodian discovers any defect with respect to any Custodian's Mortgage File, the Custodian shall give written specification of such defect to the Servicer and the Trustee.

     3. From time to time and as appropriate for the foreclosure or servicing of any of the Mortgage Loans, the Custodian is hereby directed, upon written request and receipt from the Servicer (a copy of which shall be forwarded to the Trustee), to release to the Servicer the related Custodian's Mortgage File or the documents set forth in such receipt to the Servicer. All documents so released to the Servicer shall be held by it in trust for the benefit of the Trustee. The Servicer shall return to the Custodian the Custodian's Mortgage File or such documents when the Servicer's need therefor in connection with such foreclosure or servicing no longer exists, unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certification to this effect from the Servicer to the Custodian, the Servicer's receipt shall be released by the Custodian to the Servicer.

     4. Upon the purchase of any Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement or the payment in full of any Mortgage Loan, and upon receipt by the Custodian of the Servicer's request for release, receipt and certification (which certification shall include a statement to the effect that all amounts received in connection with such payment or repurchase have been credit to the Collection Account or Distribution Account as provided in the Pooling and Servicing Agreement), the Custodian shall promptly release the related Custodian's Mortgage File to the Servicer.

     5. It is understood that the Custodian will charge such fees for its services under this Agreement as are set forth in a separate agreement between the Custodian and the Servicer, the payment of which, together with the Custodian's expenses in connection therewith, shall be solely the obligation of the Servicer.

     6. The Trustee may upon 30 days written days notice (with copy to the Servicer) remove and discharge the Custodian or any successor Custodian thereafter appointed from the performance of its duties under this Custodial Agreement. Simultaneously, the Trustee shall appoint a successor Custodian to act on its behalf by written instrument, one original counterpart of which instrument shall be delivered to each Rating Agency, one copy to the Servicer and one copy to the successor Custodian. In the event of any such removal, the Custodian shall promptly transfer to the successor Custodian, as directed, all Custodian's Mortgage Files being administered under this Custodial Agreement. Notwithstanding the foregoing, so long as Banc One Mortgage Capital Markets, LLC, is Servicer, the Trustee shall not have a right to remove the Custodian.

     7. Upon reasonable prior written notice to the Custodian, the Trustee and its agents, accountants, attorneys and auditors will be permitted during normal business hours to examine the Custodian's Mortgage Files, documents, records and other papers in the possession of or under the control of the Custodian relating to any or all of the Mortgage Loans.

     8. If the Custodian is furnished with written notice from the Trustee or the Servicer that the Pooling and Servicing Agreement has been terminated as to any or all of the Mortgage Loans, it shall upon written request of the Trustee or the Servicer release to such persons as the Trustee or the Servicer shall designate the Custodian's Mortgage Files relating to such Mortgage Loans as the Trustee or the Servicer shall request and shall complete the Assignments of Mortgage and endorse the Notes only as, and if, the Trustee or the Servicer shall request. The person making such written request shall send notice of such request to all other parties to the Pooling and Servicing Agreement.

     9. The Custodian shall, at its own expense, maintain at all times during the existence of this Custodial Agreement and keep in full force and effect (a) fidelity insurance, (b) theft of documents insurance, (c) forgery insurance and
(d) errors and omissions insurance. All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks which act as custodian in similar transactions provided, however, that so long as the Custodian is rated at least "AA" no such insurance shall be required.

     10. This Custodial Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

     11. Within 10 days of each anniversary of the date of this Custodial Agreement, or upon the request of the Trustee or the Servicer at any other time, the Custodian shall provide to the Trustee and the Servicer a list of all the Mortgage Loans for which the Custodian holds a Custodian's Mortgage File pursuant to this Custodial Agreement. Such list may be in the form of a copy of the Mortgage Loan Schedule with manual deletions to specifically denote any Mortgage Loans paid off, liquidated or repurchased since the date of this Custodial Agreement.

     12. This Custodial Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     13. By execution of this Custodial Agreement, the Custodian warrants that it currently does not hold and during the existence of this Custodial Agreement shall not hold any adverse interest, by way of security or otherwise, in any Mortgage Loan, and hereby waives and releases any such interest which it may have in any Mortgage Loan as of the date hereof.

     14. The Custodian may terminate its obligations under this Custodial Agreement upon at least 60 days notice to the Trustee and the Servicer, provided that so long as Banc One Mortgage Capital Markets, LLC, is the Servicer, Banc One Mortgage Capital Markets, LLC will not resign from its duties hereunder. In the event of such termination, the Trustee shall appoint a successor Custodian. Upon such appointment, the Custodian shall promptly transfer to the successor Custodian, as directed, all Custodian's Mortgage Files being administered under this Custodial Agreement.

     15. This Custodial Agreement shall terminate upon the final payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and the final remittance of all funds due the Certificateholders under the Pooling and Servicing Agreement. In such event, all documents remaining in the Custodian's Mortgage Files shall be forwarded to the Trustee.

     16. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by the addressee. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

     17. The Servicer shall indemnify, defend, and hold harmless the Custodian for any actions taken by the Custodian at its written request.

     IN WITNESS WHEREOF, the Custodian, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the date first written above.



                                  [NAME OF CUSTODIAN],
                                  as Custodian



                                  By:--------------------------------
                                  Name:------------------------------
                                  Title:-----------------------------



                                  BANC ONE MORTGAGE CAPITAL MARKETS, LLC,
                                  as Servicer



                                  By:--------------------------------
                                  Name:------------------------------
                                  Title:-----------------------------


                                  BANC ONE MORTGAGE CAPITAL MARKETS, LLC,
                                  as Special Servicer


                                  By:--------------------------------
                                  Name:------------------------------
                                  Title:-----------------------------


                                  LASALLE NATIONAL BANK,
                                  as Trustee



                                  By:--------------------------------
                                  Name:------------------------------
                                  Title:-----------------------------

                                    EXHIBIT G


                                SECURITIES LEGEND



     The Private Certificates will bear a legend (the "Securities Legend") to the following effect, unless the Certificate Registrar determines otherwise in accordance with applicable law:

                  THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS AND ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE 1933 ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A (A "QIB") PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT, OR (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE 1933 ACT AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

                                   EXHIBIT H-1

                        MORTGAGE LOAN PURCHASE AGREEMENT


     This Mortgage Loan Purchase Agreement (this "Agreement"), is dated and effective as of March 1, 1998, between Boston Capital Mortgage Company Limited Partnership, as seller (the "Seller"), and Deutsche Mortgage & Asset Receiving Corporation, as purchaser (the "Purchaser").

     The Seller desires to sell, assign, transfer and otherwise convey to the Purchaser, and the Purchaser desires to purchase, subject to the terms and conditions set forth below, the multifamily and commercial mortgage loans (the "Mortgage Loans") identified on the schedule annexed hereto as Exhibit A (the "Mortgage Loan Schedule").

     It is expected that the Mortgage Loans will be transferred, together with other multifamily and commercial mortgage loans to a trust fund (the "Trust Fund") to be formed by the Purchaser, beneficial ownership of which will be evidenced by a series of mortgage pass-through certificates (the "Certificates"). Certain classes of the Certificates will be rated by Fitch
IBCA, Inc. and Moody's Investors Service, Inc. (together, the "Rating Agencies"). Certain classes of the Certificates (the "Registered Certificates") will be registered under the Securities Act of 1933, as amended (the "Securities Act"). The Trust Fund will be created and the Certificates will be issued pursuant to a pooling and servicing agreement to be dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), among the Purchaser as depositor, Banc One Mortgage Capital Markets, LLC, as servicer (in such capacity, the "Servicer") and special servicer (in such capacity, the "Special Servicer"), LaSalle National Bank, as trustee (in such capacity, the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Pooling and Servicing Agreement.

     The Purchaser intends to sell certain of the Certificates to Deutsche Morgan Grenfell Inc., Morgan Stanley & Co. Incorporated and Llama Company, L.P. (together, the "Underwriters") pursuant to an underwriting agreement dated March 24, 1998 (the "Underwriting Agreement"). The Purchaser intends to sell the remaining Certificates (the "Non-Registered Certificates") pursuant to a certificate purchase agreement dated March 24, 1998 (the "Certificate Purchase Agreement").

     Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

     SECTION 1.  Agreement to Purchase.


     The Seller agrees to sell, assign, transfer and otherwise convey to the Purchaser, and the Purchaser agrees to purchase, the Mortgage Loans. The purchase and sale of the Mortgage Loans shall take place on March 30, 1998 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). As of the close of business on March 1, 1998 (the "Cut-off Date"), the Mortgage Loans will have an aggregate principal balance (the "Aggregate Cut-off Date Balance"), after application of all payments of principal due thereon on or before such date, whether or not received, of $160,563,918.00, subject to a variance of plus or minus 5%. The purchase price for the Mortgage Loans shall be determined and paid to the Seller in accordance with the terms of an allocation agreement dated March 24, 1998 (the "Allocation Agreement"), to which the Seller and Purchaser, among others, are parties.

     SECTION 2.  Conveyance of Mortgage Loans.


     (a) Effective as of the Closing Date, subject only to receipt by the Seller of the purchase price referred to in Section 1 hereof (exclusive of any applicable holdbacks in accordance with the Allocation Agreement) and the issuance of the Certificates, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of such date, including all interest and principal received or receivable by the Seller on or with respect to the Mortgage Loans after the Cut-off Date, together with all of the Seller's right, title and interest in and to the proceeds of any related title, hazard, or other insurance policies and any escrow, reserve or other comparable accounts related to the Mortgage Loans; provided, however, that in the case of any Mortgage Loan with an Anticipated Repayment Date prior to maturity (each an "ARD Loan") accruing Excess Interest at an annual rate of greater than 2%, such ARD Loan shall be deemed to have been modified to provide that, as of the Cut-off Date, such ARD Loan shall accrue Excess Interest at an annual rate of no more than 2%; provided, further, that with respect to such limitation of Excess Interest, the related borrowers shall be third-party beneficiaries of such modification of such ARD Loan. The Purchaser shall be entitled to (and, to the extent received by or on behalf of the Seller, the Seller shall deliver or cause to be delivered to or at the direction of the Purchaser) all scheduled payments of principal, and interest due thereon, due on the Mortgage Loans after the Cut-off Date, and all other recoveries of principal and interest collected thereon after the Cut-off Date; provided, however, that all scheduled payments of principal, and interest accrued but not paid or due thereon, due on or before the Cut-off Date and collected after the Cut-off Date shall belong to the Seller.

     (b) In connection with the Seller's assignment pursuant to subsection (a) above, the Seller hereby agrees that, at least five (5) Business Days before the Closing Date, it shall have delivered to and deposited with the Trustee, the Mortgage File (as described on Exhibit B hereto) for each Mortgage Loan so assigned. It is further acknowledged and agreed by the Seller that the Purchaser intends to cause the Trustee to perform a limited review of such Mortgage Files to enable the Trustee to confirm to the Purchaser on or before the Closing Date that the Note referred to in clause (i) of Exhibit B has been delivered by the Seller with respect to each such Mortgage File. In the event Seller fails to so deliver each such Mortgage File to the Trustee, the Purchaser and its successors and assigns shall be entitled to pursue any rights or remedies in respect of such failure as may be available under applicable law. If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of any of the documents and/or instruments referred to in clauses (ii),
(iv), (viii), (xi)(A) and (xii) of Exhibit B, with evidence of recording thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, or because such original recorded document has been lost or returned from the recording or filing office and subsequently lost, as the case may be, the delivery requirements of this Section 2(b) shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that a copy of such document or instrument (without evidence of recording or filing thereon, but certified (which certificate may relate to multiple documents and/or instruments) by the Seller to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) has been delivered to the Trustee, and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to or at the direction of the Purchaser (or any subsequent owner of the affected Mortgage Loan, including without limitation the Trustee) within 180 days of the Closing Date (or within such longer period after the Closing Date as the Purchaser (or such subsequent owner) may consent to, which consent shall not be unreasonably withheld so long as the Seller has provided the Purchaser (or such subsequent owner) with evidence of such recording or filing, as the case may be, or has certified to the Purchaser (or such subsequent owner) as to the occurrence of such recording or filing, as the case may be, and is, as certified to the Purchaser (or such subsequent owner) no less often than quarterly, in good faith attempting to obtain from the appropriate county recorder's or filing office such original or copy). If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of the related lender's title insurance policy referred to in clause (ix) of Exhibit B solely because such policy has not yet been issued, the delivery requirements of this Section 2(b) shall be deemed to be satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that the Seller has delivered to the Trustee a commitment for title insurance "marked-up" at the closing of such Mortgage Loan, and the Seller shall deliver to or at the direction of the Purchaser (or any subsequent owner of the affected Mortgage Loan, including without limitation the Trustee), promptly following the receipt thereof, the original related lender's title insurance policy (or a copy thereof). In addition, notwithstanding anything to the contrary contained herein, if there exists with respect to any group of related cross-collateralized Mortgage Loans only one original of any document referred to in Exhibit B covering all the Mortgage Loans in such group, then the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans in such group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan. On the Closing Date, upon notification from the Seller that the purchase price referred to in Section 1 (exclusive of any applicable holdbacks in accordance with the Allocation Agreement) has been received by the Seller and the issuance of the Certificates, the Trustee shall be authorized to release to the Purchaser or its designee all of the Mortgage Files in the Trustee's possession relating to the Mortgage Loans.

     (c) As to each Mortgage Loan, the Seller shall be responsible for all costs associated with the recording or filing, as the case may be, of each assignment referred to in clauses (iii) and (v) of Exhibit B and each UCC-2 and UCC-3, if any, referred to in clause (xi)(B) of Exhibit B; provided that the Seller shall not be responsible for actually recording or filing any such document or instrument. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall promptly prepare or cause the preparation of a substitute therefor or cure or cause the curing of such defect, as the case may be, and shall thereafter deliver the substitute or corrected document to or at the direction of the Purchaser (or any subsequent owner of the affected Mortgage Loan, including without limitation the Trustee) for recording or filing, as appropriate, at the Seller's expense.

     (d) All documents and records in the Seller's possession (or under its control) relating to the Mortgage Loans that are not required to be a part of a Mortgage File in accordance with Exhibit B but that are reasonably required to service the Mortgage Loans (all such other documents and records, as to any Mortgage Loan, the "Servicing File"), together with all escrow payments, reserve funds and other comparable funds in the possession of the Seller (or under its control) with respect to the Mortgage Loans, shall (unless they are held by a sub-servicer that shall, as of the Closing Date, begin acting on behalf of the Servicer pursuant to a written agreement between such parties) be delivered by the Seller (or its agent) to the Purchaser (or its designee) no later than the Closing Date. If a sub-servicer shall, as of the Closing Date, begin acting on behalf of the Servicer with respect to any Mortgage Loan pursuant to a written agreement between such parties, the Seller shall deliver a copy of the related Servicing File to the Servicer.

     (e) The Seller's records will reflect the transfer of the Mortgage Loans to the Purchaser as a sale.

     (f) It is further acknowledged and agreed by the Seller that the Purchaser intends to convey all right, title and interest of the Purchaser in and to the Mortgage Loans and all rights and remedies under this Agreement to the Trustee, including, without limitation, all rights and remedies as may be available under applicable law to the Purchaser in the event of a breach of a representation or warranty pursuant to Section 4(a) hereof or in the event of a Defect; provided, that the Trustee shall be a third-party beneficiary of this Agreement and shall be entitled to enforce any obligations of the Mortgage Loan Seller hereunder in connection with a breach of any such representation or warranty or a Defect as if the Trustee had been an original party to this Agreement.

     SECTION 3.  Examination of Mortgage Loan Files and Due Diligence Review.


     The Seller shall reasonably cooperate with any examination of the Mortgage Files and Servicing Files that may be undertaken by or on behalf of the Purchaser. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the Mortgage Files and/or Servicing Files shall not affect the Purchaser's right to pursue any remedy available in equity or at law for a breach of the Seller's representations, warranties and covenants set forth in or contemplated by Section 4.

     SECTION 4. Representations, Warranties and Covenants of the Seller.


     (a) The Seller hereby makes, as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty), to and for the benefit of the Purchaser, and its successors and assigns (including, without limitation, the Trustee and the holders of the Certificates), each of the representations and warranties set forth in Exhibit C.

     (b) In addition, the Seller, as of the date hereof, hereby represents and warrants to, and covenants with, the Purchaser that:

     (i) The Seller is a limited partnership duly organized and validly existing under the laws of the Commonwealth of Massachusetts, and is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

     (ii)The execution and delivery of this Agreement by the Seller, and the performance of, and compliance with, the terms of this Agreement by the Seller, will not violate the Seller's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, in each case which materially and adversely affect the ability of the Seller to carry out the transactions contemplated by this Agreement.

     (iii) The Seller has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

     (iv)This Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification for securities laws liabilities.

     (v) The Seller is not in violation of, and its execution and delivery of this Agreement and its performance of, and compliance with, the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

     (vi)No litigation is pending with regard to which the Seller has received service of process or, to the best of the Seller's knowledge, threatened against the Seller the outcome of which, in the Seller's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

     (vii) The Seller has not dealt with any broker, investment banker, agent or other person, other than the Purchaser, the Underwriters, the Initial Purchasers, and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or the consummation of any of the other transactions contemplated hereby.

     (viii) Except with respect to Llama Company, L.P., an affiliate of the Seller, serving as an Underwriter neither the Seller nor anyone acting on its behalf has (A) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (B) solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (C) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (D) made any general solicitation by means of general advertising or in any other manner with respect to any Certificate, any interest in any Certificate or any similar security, or (E) taken any other action, that (in the case of any of the acts described in clauses (A) through (E) above) would constitute or result in a violation of the Securities Act or any state securities law relating to or in connection with the issuance of the Certificates or require registration or qualification pursuant to the Securities Act or any state securities law of any Certificate not otherwise intended to be a Registered Certificate. In addition, the Seller will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any of the Certificates or interests therein. For purposes of this paragraph 4(b)(viii), the term "similar security" shall be deemed to include, without limitation, any security evidencing or, upon issuance, that would have evidenced an interest in the Mortgage Loans or any substantial number thereof.

     (ix)Insofar as it relates to the Mortgage Loans, the information set forth on pages A-1 through A-23, inclusive, of Annex A to the Prospectus Supplement (as defined in Section 9) (the "Loan Detail") and, to the extent consistent therewith, the information set forth on the diskette attached to the Prospectus Supplement and the accompanying prospectus (the "Diskette"), is true and correct in all material respects. Insofar as it relates to the Mortgage Loans and/or the Seller and does not represent a restatement or aggregation of the information on the Loan Detail, the information set forth in the Prospectus Supplement and the Memorandum (as defined in Section 9) under the headings "Summary of Prospectus Supplement--The Mortgage Loans", "Risk Factors--The Mortgage Loans" and "Description of the Mortgage Pool", set forth on Annex A to the Prospectus Supplement and (to the extent it contains information consistent with that on such Annex A) set forth on the Diskette, does not contain any untrue statement of a material fact or (in the case of the Memorandum, when read together with the other information specified therein as being available for review by investors) omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (x) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law (including, with respect to any bulk sale laws), for the execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller's sale of the Mortgage Loans to the Purchaser, (2) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained or made and (3) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

     (c) Upon discovery by any of the parties hereto of a breach of any of the representations and warranties made pursuant to and set forth in subsection (b) above which materially and adversely affects the interests of the Purchaser or a breach of any of the representations and warranties made pursuant to subsection
(a) above and set forth in Exhibit C which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Purchaser or its successors and assigns (including, without limitation, the Trustee and the holders of the Certificates), the party discovering such breach shall give prompt written notice to the other party hereto.

     SECTION 5. Representations, Warranties and Covenants of the Purchaser.


     (a) The Purchaser, as of the date hereof, hereby represents and warrants to, and covenants with, the Seller that:

     (i) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of State of Delaware.

     (ii)The execution and delivery of this Agreement by the Purchaser, and the performance of, and compliance with, the terms of this Agreement by the Purchaser, will not violate the Purchaser's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

     (iii) The Purchaser has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

     (iv)This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

     (v) The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance of, and compliance with, the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

     (vi)No litigation is pending or, to the best of the Purchaser's knowledge, threatened against the Purchaser which would prohibit the Purchaser from entering into this Agreement or, in the Purchaser's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

     (vii) The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchasers and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or the consummation of any of the transactions contemplated hereby.

     (viii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby, other than (1) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained or made and (2) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Purchaser under this Agreement.

     (b) Upon discovery by any of the parties hereto of a breach of any of the representations and warranties set forth above which materially and adversely affects the interests of the Seller, the party discovering such breach shall give prompt written notice to the other party hereto.

     SECTION 6.  Repurchases.


     (a) Upon discovery by any of the parties hereto of any Defect (as defined in the Pooling and Servicing Agreement) in respect of the Mortgage File for any Mortgage Loan or a breach of any representation or warranty made pursuant to
Section 4(a) and set forth in Exhibit C, which Defect or breach, as the case may be, materially and adversely affects the value of any Mortgage Loan or the interests therein of the Purchaser or its successors and assigns (including, without limitation, the Trustee and the holders of the Certificates), the party discovering such breach or Defect shall give prompt written notice to the Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage
Loan) or the Trustee. Within 90 days of receipt of notice by the Seller, from the Servicer, the Special Servicer or the Trustee of such breach or Defect, the Seller shall cure such Defect or breach, as the case may be, in all material respects or repurchase the affected Mortgage Loan from the then owner(s) thereof at the applicable Purchase Price (as defined in the Pooling and Servicing Agreement), on a whole-loan, servicing released basis, by payment of such Purchase Price by wire transfer of immediately available funds to the account designated by such owner(s); provided, however, that in lieu of effecting any such repurchase, the Seller will be permitted to deliver a Qualifying Substitute Mortgage Loan and to pay a cash amount equal to the applicable Substitution Shortfall Amount, subject to the terms and conditions of the Pooling and Servicing Agreement. Conveyance of such Mortgage Loans shall be made free and clear of all Liens and encumbrances created or suffered by the Purchaser or any subsequent holder.

     If the Seller is notified of a Defect in any Mortgage File that corresponds to information set forth in the Mortgage Loan Schedule, the Seller shall promptly correct such Defect and provide a new, corrected Mortgage Loan Schedule to the Purchaser, which corrected Mortgage Loan Schedule shall be deemed to amend and replace the existing Mortgage Loan Schedule for all purposes.

     (b) Notwithstanding Section 6(a), within 90 days of the earlier of discovery or receipt of notice by the Seller, from either the Purchaser or any successor or assign thereof, that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 86OG(a)(3) of the Code without regard to clause (A)(i) or (ii) thereof, the Seller shall repurchase such Mortgage Loan from the then owner(s) thereof at the applicable Purchase Price by payment of such Purchase Price by wire transfer of immediately available funds to the account designated by such owner(s); provided, however, that in lieu of effecting any such repurchase, the Seller will be permitted to deliver a Qualifying Substitute Mortgage Loan and to pay a cash amount equal to the applicable Substitution Shortfall Amount, subject to the terms and conditions of the Pooling and Servicing Agreement.

     (c) In connection with any repurchase of or substitution for a Mortgage Loan contemplated by this Section 6, the then owner(s) thereof shall tender promptly or cause to be tendered promptly to the Seller, upon delivery of a receipt executed by the Seller, the related Mortgage File and Servicing File, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Purchaser or the Trustee shall be endorsed or assigned, as the case may be, to the Seller in the same manner. The form and sufficiency of all such instruments and certificates shall be the responsibility of the Seller.

     (d) Except as provided in Section 2(b), this Section 6 provides the sole remedies available to the Purchaser, and its successors and assigns (including, without limitation, the Trustee and the holders of the Certificates) respecting any Defect in a Mortgage File or any breach of any representation or warranty made pursuant to Section 4(a) and set forth in Exhibit C, or in connection with the circumstances described in Section 6(b). If the Seller defaults on its obligations to cure, to repurchase, or to substitute for, any Mortgage Loan in accordance with Section 6(a) or 6(b) or disputes its obligation to cure, to repurchase, or to substitute for, any Mortgage Loan in accordance with either such subsection, the Purchaser or its successors and assigns may take such action as is appropriate to enforce such payment or performance, including, without limitation, the institution and prosecution of appropriate proceedings. To the extent the Purchaser prevails in such proceeding, the Seller shall reimburse the Purchaser for all necessary and reasonable costs and expenses incurred in connection with the enforcement of such obligation of the Seller to cure, to repurchase, or to substitute for, any Mortgage Loan in accordance with
Section 6(a) or 6(b).

     SECTION 7.  Closing.


     The closing of the purchase and sale of the Mortgage Loans (the "Closing") shall be held at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038 at 10:00 a.m., New York City time, on the Closing Date.

     The Closing shall be subject to each of the following conditions:

     (i) All of the representations and warranties of the Seller specified herein shall be true and correct as of the Closing Date, and the Aggregate Cut-off Date Balance shall be within the range permitted by Section 1 of this Agreement;

     (ii)All documents specified in Section 8 (the "Closing Documents"), in such forms as are agreed upon and acceptable to the Purchaser, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

     (iii) The Seller shall have delivered and released to the Trustee, the Purchaser or the Purchaser's designee, as the case may be, all documents and funds required to be so delivered pursuant to Section 2;

     (iv)The result of any examination of the Mortgage Files and Servicing Files performed by or on behalf of the Purchaser pursuant to Section 3 shall be satisfactory to the Purchaser in its reasonable determination;

     (v) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

     (vi)The Seller shall have paid or agreed to pay all fees, costs and expenses payable by it to the Purchaser pursuant to this Agreement; and

     (vii) Neither the Underwriting Agreement nor the Certificate Purchase Agreement shall have been terminated in accordance with its terms.

     Both parties agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

     SECTION 8.  Closing Documents.


     The Closing Documents shall consist of the following:

     (a) This Agreement duly executed and delivered by the Purchaser and the Seller;

     (b) A Certificate substantially in the form of Exhibit D-1 hereto, executed by the General Partners of the Seller, and dated the Closing Date, and upon which the Purchaser and each Underwriter may rely, attaching thereto as exhibits the organizational documents of the Seller;

     (c) A certificate of legal existence regarding the Seller from the Secretary of State for the Commonwealth of Massachusetts, dated not earlier than 30 days prior to the Closing Date;

     (d) A certificate of the Seller substantially in the form of Exhibit D-2 hereto, executed by the General Partners of the Seller and dated the Closing Date, and upon which the Purchaser and each Underwriter may rely;

     (e) Written opinions of counsel for the Seller, substantially in the form of Exhibits D-3A and D-3B hereto and subject to such reasonable assumptions and qualifications as may be requested by counsel for the Seller and acceptable to counsel for the Purchaser, dated the Closing Date and addressed to the Purchaser and each Underwriter;

     (f) Any other opinions of counsel for the Seller reasonably requested by the Rating Agencies in connection with the issuance of the Certificates, each of which shall include the Purchaser and each Underwriter as an addressee; and

     (g) Such further certificates, opinions and documents as the Purchaser may reasonably request.

     SECTION 9.  Indemnification.


     (a) The Seller agrees to indemnify and hold harmless the Purchaser, its officers and directors, and each person, if any, who controls the Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange
Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus Supplement, the Memorandum, the Diskette or, insofar as they are required to be filed as part of the Registration Statement pursuant to the No-Action Letters, any Computational Materials or ABS Term Sheets with respect to the Registered Certificates, or in any revision or amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission (in the case of any such Computational Materials or ABS Term Sheets, when read in conjunction with the Prospectus and, in the case of the Memorandum, when read together with the other information specified therein as being available for review by investors) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; but only if and to the extent that (i) any such untrue statement or alleged untrue statement is with respect to information regarding the Mortgage Loans contained in the Loan Detail or, to the extent consistent therewith, the Diskette, or (ii) any such untrue statement or alleged untrue statement or omission or alleged omission is with respect to information regarding  the  Seller  or  the  Mortgage  Loans  contained  in  the  Prospectus
Supplement or the Memorandum under the headings "Summary of Prospectus Supplement--The Mortgage Loans", "Risk Factors--The Mortgage Loans" and/or "Description of the Mortgage Pool" or contained on Annex A to the Prospectus Supplement (exclusive of the Loan Detail), and such information does not represent a restatement or aggregation of information contained in the Loan Detail; or (iii) such untrue statement, alleged untrue statement, omission or alleged omission arises out of or is based upon a breach of the representations and warranties of the Seller set forth in or made pursuant to Section 4; provided, that the indemnification provided by this Section 9 shall not apply to the extent that such untrue statement of a material fact or omission of a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading, was made as a result of an error in the manipulation of, or calculations based upon, the Loan Detail. This indemnity agreement will be in addition to any liability which the Seller may otherwise have.

     For purposes of the foregoing, "Registration Statement" shall mean the registration statement No. 333-08328 filed by the Purchaser on Form S-3, including without limitation exhibits thereto and information incorporated therein by reference; "Prospectus" shall mean the prospectus dated March 16, 1998, as supplemented by the prospectus supplement dated March 24, 1998 (the "Prospectus Supplement"), relating to the Registered Certificates; "Memorandum" shall mean the private placement memorandum dated March 24, 1998, relating to the Non-Registered Certificates; "Computational Materials" shall have the meaning assigned thereto in the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") to Kidder, Peabody Acceptance Corporation 1, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters"); and "ABS Term Sheets" shall have the meaning assigned thereto in the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder Letters, the "No-Action Letters").

     (b) Promptly after receipt by any person entitled to indemnification under this Section 9 (each, an "Indemnified Party") of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the Seller (the "Indemnifying Party") under this Section 9, notify the Indemnifying Party in writing of the commencement thereof; but the omission to notify the Indemnifying Party will not relieve it from any liability that it may have to any Indemnified Party otherwise than under this Section 9. In case any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other Indemnified Parties that are different from or additional to those available to the Indemnifying Party, the Indemnified Party or Indemnified Parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such
Indemnified Party or Indemnified Parties. Upon receipt of notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense of such action and approval by the Indemnified Party of counsel, which approval will not be unreasonably withheld, the Indemnifying Party will not be liable for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, unless (i) the Indemnified Party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel, approved by the Purchaser and the Indemnifying Party, representing all the Indemnified Parties under Section 9(a) and Section 1 of the Underwriting Agreement who are parties to such action),
(ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action or (iii) the Indemnifying Party has authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii). Unless it shall assume the defense of any proceeding, the Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there shall be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party, but only to the extent provided in paragraph (a) of this
Section 9, from and against any loss or liability by reason of such settlement or judgment. If the Indemnifying Party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed, or, if such settlement provides for release of the Indemnified Party in connection with all matters relating to the proceeding which has been asserted against the Indemnified Party in such proceeding by the other parties to such settlement, without the consent of the Indemnified Party.

     (c) If the indemnification provided for in this Section 9 is due in accordance with its terms but is for any reason held by a court to be unavailable to an Indemnified Party on grounds of policy or otherwise, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Indemnified Parties and the Indemnifying Parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such parties.

     (d) The Purchaser and the Seller agree that it would not be just and equitable if contribution pursuant to Section 9(c) were determined by pro rata allocation or by any other method of allocation that does not take account of the considerations referred to in Section 9(c) above. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in this Section 9 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, except where the Indemnified Party is required to bear such expenses pursuant to this Section 9, which expenses the Indemnifying Party shall pay as and when incurred, at the request of the Indemnified Party, to the extent that the Indemnifying Party will be ultimately obligated to pay such expenses. If any expenses so paid by the Indemnifying Party are subsequently determined to not be required to be borne by the Indemnifying Party hereunder, the party that received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The indemnity and contribution agreements contained in this Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Indemnified Party, and (iii) acceptance of and payment for any of the Certificates.

     SECTION 10.  Costs.


     Costs relating to the transactions contemplated hereby shall be borne by the respective parties hereto in accordance with the Allocation Agreement.

     SECTION 11.  Notices.


     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by certified mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by a similar mailed writing, if to the Purchaser, addressed to Deutsche Mortgage & Asset Receiving Corporation, One International Place, Room 520, Boston, Massachusetts 02110, Attention: R. Douglas Donaldson, facsimile no. (617) 951-7650, with a copy to Anna H. Glick, Esq., Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, facsimile no. (212) 504-6666, or such other address or facsimile number as may hereafter be furnished to the Seller in writing by the Purchaser; and if to the Seller, addressed to Boston Capital Mortgage Company Limited Partnership, One Boston Place, Boston, Massachusetts 02108, Attention: J. Kingsley Greenland, facsimile no. (617) 624-8799, or to such other address or facsimile number as the Seller may designate in writing to the Purchaser.

     SECTION 12.  Third Party Beneficiaries.


     Each of the officers,  directors  and  controlling  persons  referred to in
Section 9 hereof is an intended third party beneficiary of the covenants and indemnities of the Seller set forth in Section 9 of this Agreement. It is acknowledged and agreed that such covenants and indemnities may be enforced by or on behalf of any such person or entity against the Seller to the same extent as if it were a party hereto.

     SECTION 13. Representations, Warranties and Agreements to Survive Delivery.


     All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Seller to the Purchaser or its designee.

     SECTION 14.  Severability of Provisions.


     Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

     SECTION 15.  Counterparts.


     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     SECTION 16.  GOVERNING LAW.


     THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES EXCEPT THAT THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

     SECTION 17.  Further Assurances.


     The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

     SECTION 18.  Successors and Assigns.


     The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. The Purchaser has the right to assign its interest under this Agreement, in whole or in part, as may be required to effect the purposes of the Pooling and Servicing Agreement, and the assignee shall, to the extent of such assignment, succeed to the rights and obligations hereunder of the Purchaser. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser, and their permitted successors and assigns, and the indemnified parties referred to in Section 9.

     SECTION 19.  Amendments.


     No term or provision of this Agreement may be amended, waived, modified or in any way altered, unless such amendment, waiver, modification or alteration is in writing and signed by a duly authorized officer of the party against whom such amendment, waiver, modification or alteration is sought to be enforced. In addition, this Agreement may not be changed in any manner which would have a material adverse effect on any third party beneficiary under Section 12 hereof without the prior consent of that person.

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.


                                   BOSTON CAPITAL MORTGAGE COMPANY
                                   LIMITED PARTNERSHIP

                                   By: Boston Capital Mortgage Corporation, a
                                       general partner


                                        By: -----------------------------------
                                            Name:
                                            Title:

                                   By:  Llama Mortgage Services Corporation,
                                        a general partner


                                        By: -----------------------------------
                                            Name:
                                            Title:


                                   DEUTSCHE MORTGAGE & ASSET
                                   RECEIVING CORPORATION


                                   By: ----------------------------------------
                                       Name:
                                       Title:

                                   EXHIBIT H-1

                        MORTGAGE LOAN PURCHASE AGREEMENT


     This Mortgage Loan Purchase Agreement (this "Agreement"), is dated and effective as of March 1, 1998, between Boston Capital Mortgage Company Limited Partnership, as seller (the "Seller"), and Deutsche Mortgage & Asset Receiving Corporation, as purchaser (the "Purchaser").

     The Seller desires to sell, assign, transfer and otherwise convey to the Purchaser, and the Purchaser desires to purchase, subject to the terms and conditions set forth below, the multifamily and commercial mortgage loans (the "Mortgage Loans") identified on the schedule annexed hereto as Exhibit A (the "Mortgage Loan Schedule").

     It is expected that the Mortgage Loans will be transferred, together with other multifamily and commercial mortgage loans to a trust fund (the "Trust Fund") to be formed by the Purchaser, beneficial ownership of which will be evidenced by a series of mortgage pass-through certificates (the "Certificates"). Certain classes of the Certificates will be rated by Fitch
IBCA, Inc. and Moody's Investors Service, Inc. (together, the "Rating Agencies"). Certain classes of the Certificates (the "Registered Certificates") will be registered under the Securities Act of 1933, as amended (the "Securities Act"). The Trust Fund will be created and the Certificates will be issued pursuant to a pooling and servicing agreement to be dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), among the Purchaser as depositor, Banc One Mortgage Capital Markets, LLC, as servicer (in such capacity, the "Servicer") and special servicer (in such capacity, the "Special Servicer"), LaSalle National Bank, as trustee (in such capacity, the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Pooling and Servicing Agreement.

     The Purchaser intends to sell certain of the Certificates to Deutsche Morgan Grenfell Inc., Morgan Stanley & Co. Incorporated and Llama Company, L.P. (together, the "Underwriters") pursuant to an underwriting agreement dated March 24, 1998 (the "Underwriting Agreement"). The Purchaser intends to sell the remaining Certificates (the "Non-Registered Certificates") pursuant to a certificate purchase agreement dated March 24, 1998 (the "Certificate Purchase Agreement").

     Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

     SECTION 1.  Agreement to Purchase.

     The Seller agrees to sell, assign, transfer and otherwise convey to the Purchaser, and the Purchaser agrees to purchase, the Mortgage Loans. The purchase and sale of the Mortgage Loans shall take place on March 30, 1998 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). As of the close of business on March 1, 1998 (the "Cut-off Date"), the Mortgage Loans will have an aggregate principal balance (the "Aggregate Cut-off Date Balance"), after application of all payments of principal due thereon on or before such date, whether or not received, of $160,563,918.00, subject to a variance of plus or minus 5%. The purchase price for the Mortgage Loans shall be determined and paid to the Seller in accordance with the terms of an allocation agreement dated March 24, 1998 (the "Allocation Agreement"), to which the Seller and Purchaser, among others, are parties.

     SECTION 2.  Conveyance of Mortgage Loans.

     (a) Effective as of the Closing Date, subject only to receipt by the Seller of the purchase price referred to in Section 1 hereof (exclusive of any applicable holdbacks in accordance with the Allocation Agreement) and the issuance of the Certificates, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of such date, including all interest and principal received or receivable by the Seller on or with respect to the Mortgage Loans after the Cut-off Date, together with all of the Seller's right, title and interest in and to the proceeds of any related title, hazard, or other insurance policies and any escrow, reserve or other comparable accounts related to the Mortgage Loans; provided, however, that in the case of any Mortgage Loan with an Anticipated Repayment Date prior to maturity (each an "ARD Loan") accruing Excess Interest at an annual rate of greater than 2%, such ARD Loan shall be deemed to have been modified to provide that, as of the Cut-off Date, such ARD Loan shall accrue Excess Interest at an annual rate of no more than 2%; provided, further, that with respect to such limitation of Excess Interest, the related borrowers shall be third-party beneficiaries of such modification of such ARD Loan. The Purchaser shall be entitled to (and, to the extent received by or on behalf of the Seller, the Seller shall deliver or cause to be delivered to or at the direction of the Purchaser) all scheduled payments of principal, and interest due thereon, due on the Mortgage Loans after the Cut-off Date, and all other recoveries of principal and interest collected thereon after the Cut-off Date; provided, however, that all scheduled payments of principal, and interest accrued but not paid or due thereon, due on or before the Cut-off Date and collected after the Cut-off Date shall belong to the Seller.

     (b) In connection with the Seller's assignment pursuant to subsection (a) above, the Seller hereby agrees that, at least five (5) Business Days before the Closing Date, it shall have delivered to and deposited with the Trustee, the Mortgage File (as described on Exhibit B hereto) for each Mortgage Loan so assigned. It is further acknowledged and agreed by the Seller that the Purchaser intends to cause the Trustee to perform a limited review of such Mortgage Files to enable the Trustee to confirm to the Purchaser on or before the Closing Date that the Note referred to in clause (i) of Exhibit B has been delivered by the Seller with respect to each such Mortgage File. In the event Seller fails to so deliver each such Mortgage File to the Trustee, the Purchaser and its successors and assigns shall be entitled to pursue any rights or remedies in respect of such failure as may be available under applicable law. If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of any of the documents and/or instruments referred to in clauses (ii),
(iv), (viii), (xi)(A) and (xii) of Exhibit B, with evidence of recording thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, or because such original recorded document has been lost or returned from the recording or filing office and subsequently lost, as the case may be, the delivery requirements of this Section 2(b) shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that a copy of such document or instrument (without evidence of recording or filing thereon, but certified (which certificate may relate to multiple documents and/or instruments) by the Seller to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) has been delivered to the Trustee, and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to or at the direction of the Purchaser (or any subsequent owner of the affected Mortgage Loan, including without limitation the Trustee) within 180 days of the Closing Date (or within such longer period after the Closing Date as the Purchaser (or such subsequent owner) may consent to, which consent shall not be unreasonably withheld so long as the Seller has provided the Purchaser (or such subsequent owner) with evidence of such recording or filing, as the case may be, or has certified to the Purchaser (or such subsequent owner) as to the occurrence of such recording or filing, as the case may be, and is, as certified to the Purchaser (or such subsequent owner) no less often than quarterly, in good faith attempting to obtain from the appropriate county recorder's or filing office such original or copy). If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of the related lender's title insurance policy referred to in clause (ix) of Exhibit B solely because such policy has not yet been issued, the delivery requirements of this Section 2(b) shall be deemed to be satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that the Seller has delivered to the Trustee a commitment for title insurance "marked-up" at the closing of such Mortgage Loan, and the Seller shall deliver to or at the direction of the Purchaser (or any subsequent owner of the affected Mortgage Loan, including without limitation the Trustee), promptly following the receipt thereof, the original related lender's title insurance policy (or a copy thereof). In addition, notwithstanding anything to the contrary contained herein, if there exists with respect to any group of related cross-collateralized Mortgage Loans only one original of any document referred to in Exhibit B covering all the Mortgage Loans in such group, then the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans in such group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan. On the Closing Date, upon notification from the Seller that the purchase price referred to in Section 1 (exclusive of any applicable holdbacks in accordance with the Allocation Agreement) has been received by the Seller and the issuance of the Certificates, the Trustee shall be authorized to release to the Purchaser or its designee all of the Mortgage Files in the Trustee's possession relating to the Mortgage Loans.

     (c) As to each Mortgage Loan, the Seller shall be responsible for all costs associated with the recording or filing, as the case may be, of each assignment referred to in clauses (iii) and (v) of Exhibit B and each UCC-2 and UCC-3, if any, referred to in clause (xi)(B) of Exhibit B; provided that the Seller shall not be responsible for actually recording or filing any such document or instrument. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall promptly prepare or cause the preparation of a substitute therefor or cure or cause the curing of such defect, as the case may be, and shall thereafter deliver the substitute or corrected document to or at the direction of the Purchaser (or any subsequent owner of the affected Mortgage Loan, including without limitation the Trustee) for recording or filing, as appropriate, at the Seller's expense.

     (d) All documents and records in the Seller's possession (or under its control) relating to the Mortgage Loans that are not required to be a part of a Mortgage File in accordance with Exhibit B but that are reasonably required to service the Mortgage Loans (all such other documents and records, as to any Mortgage Loan, the "Servicing File"), together with all escrow payments, reserve funds and other comparable funds in the possession of the Seller (or under its control) with respect to the Mortgage Loans, shall (unless they are held by a sub-servicer that shall, as of the Closing Date, begin acting on behalf of the Servicer pursuant to a written agreement between such parties) be delivered by the Seller (or its agent) to the Purchaser (or its designee) no later than the Closing Date. If a sub-servicer shall, as of the Closing Date, begin acting on behalf of the Servicer with respect to any Mortgage Loan pursuant to a written agreement between such parties, the Seller shall deliver a copy of the related Servicing File to the Servicer.

     (e) The Seller's records will reflect the transfer of the Mortgage Loans to the Purchaser as a sale.

     (f) It is further acknowledged and agreed by the Seller that the Purchaser intends to convey all right, title and interest of the Purchaser in and to the Mortgage Loans and all rights and remedies under this Agreement to the Trustee, including, without limitation, all rights and remedies as may be available under applicable law to the Purchaser in the event of a breach of a representation or warranty pursuant to Section 4(a) hereof or in the event of a Defect; provided, that the Trustee shall be a third-party beneficiary of this Agreement and shall be entitled to enforce any obligations of the Mortgage Loan Seller hereunder in connection with a breach of any such representation or warranty or a Defect as if the Trustee had been an original party to this Agreement.

     SECTION 3.  Examination of Mortgage Loan Files and Due Diligence Review.

     The Seller shall reasonably cooperate with any examination of the Mortgage Files and Servicing Files that may be undertaken by or on behalf of the Purchaser. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the Mortgage Files and/or Servicing Files shall not affect the Purchaser's right to pursue any remedy available in equity or at law for a breach of the Seller's representations, warranties and covenants set forth in or contemplated by Section 4.

     SECTION 4. Representations, Warranties and Covenants of the Seller.

     (a) The Seller hereby makes, as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty), to and for the benefit of the Purchaser, and its successors and assigns (including, without limitation, the Trustee and the holders of the Certificates), each of the representations and warranties set forth in Exhibit C.

     (b) In addition, the Seller, as of the date hereof, hereby represents and warrants to, and covenants with, the Purchaser that:

                  (i) The Seller is a limited partnership duly organized and validly existing under the laws of the Commonwealth of Massachusetts, and is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

                  (ii) The execution and delivery of this Agreement by the Seller, and the performance of, and compliance with, the terms of this Agreement by the Seller, will not violate the Seller's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, in each case which materially and adversely affect the ability of the Seller to carry out the transactions contemplated by this Agreement.

                  (iii) The Seller has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification for securities laws liabilities.

                  (v) The Seller is not in violation of, and its execution and delivery of this Agreement and its performance of, and compliance with, the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

                  (vi) No litigation is pending with regard to which the Seller has received service of process or, to the best of the Seller's knowledge, threatened against the Seller the outcome of which, in the Seller's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

                  (vii) The  Seller has not dealt  with any  broker,  investment banker, agent or other person, other than the Purchaser, the Underwriters, the Initial Purchasers, and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or the consummation of any of the other transactions contemplated hereby.

                  (viii) Except with respect to Llama Company, L.P., an affiliate of the Seller, serving as an Underwriter neither the Seller nor anyone acting on its behalf has (A) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (B) solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (C) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (D) made any general solicitation by means of general advertising or in any other manner with respect to any Certificate, any interest in any Certificate or any similar security, or (E) taken any other action, that (in the case of any of the acts described in clauses (A) through (E) above) would constitute or result in a violation of the Securities Act or any state securities law relating to or in connection with the issuance of the Certificates or require registration or qualification pursuant to the Securities Act or any state securities law of any Certificate not otherwise intended to be a Registered Certificate. In addition, the Seller will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any of the Certificates or interests therein. For purposes of this paragraph 4(b)(viii), the term "similar security" shall be deemed to include, without limitation, any security evidencing or, upon issuance, that would have evidenced an interest in the Mortgage Loans or any substantial number thereof.

                  (ix) Insofar as it relates to the Mortgage Loans, the information set forth on pages A-1 through A-23, inclusive, of Annex A to the Prospectus Supplement (as defined in Section 9) (the "Loan Detail") and, to the extent consistent therewith, the information set forth on the diskette attached to the Prospectus Supplement and the accompanying prospectus (the "Diskette"), is true and correct in all material respects. Insofar as it relates to the Mortgage Loans and/or the Seller and does not represent a restatement or aggregation of the information on the Loan Detail, the information set forth in the Prospectus Supplement and the Memorandum (as defined in Section 9) under the headings "Summary of Prospectus Supplement--The Mortgage Loans", "Risk Factors--The Mortgage Loans" and "Description of the Mortgage Pool", set forth on Annex A to the Prospectus Supplement and (to the extent it contains information consistent with that on such Annex A) set forth on the Diskette, does not contain any untrue statement of a material fact or (in the case of the Memorandum, when read together with the other information specified therein as being available for review by investors) omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (x) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law (including, with respect to any bulk sale laws), for the execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller's sale of the Mortgage Loans to the Purchaser, (2) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained or made and (3) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

     (c) Upon discovery by any of the parties hereto of a breach of any of the representations and warranties made pursuant to and set forth in subsection (b) above which materially and adversely affects the interests of the Purchaser or a breach of any of the representations and warranties made pursuant to subsection
(a) above and set forth in Exhibit C which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Purchaser or its successors and assigns (including, without limitation, the Trustee and the holders of the Certificates), the party discovering such breach shall give prompt written notice to the other party hereto.

     SECTION 5. Representations, Warranties and Covenants of the Purchaser.

     (a) The Purchaser, as of the date hereof, hereby represents and warrants to, and covenants with, the Seller that:

                  (i) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of State of Delaware.

                  (ii) The execution and delivery of this Agreement by the Purchaser, and the performance of, and compliance with, the terms of this Agreement by the Purchaser, will not violate the Purchaser's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                  (iii) The Purchaser has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance of, and compliance with, the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

                  (vi) No litigation is pending or, to the best of the Purchaser's knowledge, threatened against the Purchaser which would prohibit the Purchaser from entering into this Agreement or, in the Purchaser's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

                  (vii) The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchasers and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or the consummation of any of the transactions contemplated hereby.

                  (viii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby, other than (1) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained or made and (2) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Purchaser under this Agreement.

     (b) Upon discovery by any of the parties hereto of a breach of any of the representations and warranties set forth above which materially and adversely affects the interests of the Seller, the party discovering such breach shall give prompt written notice to the other party hereto.

     SECTION 6.  Repurchases.

     (a) Upon discovery by any of the parties hereto of any Defect (as defined in the Pooling and Servicing Agreement) in respect of the Mortgage File for any Mortgage Loan or a breach of any representation or warranty made pursuant to
Section 4(a) and set forth in Exhibit C, which Defect or breach, as the case may be, materially and adversely affects the value of any Mortgage Loan or the interests therein of the Purchaser or its successors and assigns (including, without limitation, the Trustee and the holders of the Certificates), the party discovering such breach or Defect shall give prompt written notice to the Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage
Loan) or the Trustee. Within 90 days of receipt of notice by the Seller, from the Servicer, the Special Servicer or the Trustee of such breach or Defect, the Seller shall cure such Defect or breach, as the case may be, in all material respects or repurchase the affected Mortgage Loan from the then owner(s) thereof at the applicable Purchase Price (as defined in the Pooling and Servicing Agreement), on a whole-loan, servicing released basis, by payment of such Purchase Price by wire transfer of immediately available funds to the account designated by such owner(s); provided, however, that in lieu of effecting any such repurchase, the Seller will be permitted to deliver a Qualifying Substitute Mortgage Loan and to pay a cash amount equal to the applicable Substitution Shortfall Amount, subject to the terms and conditions of the Pooling and Servicing Agreement. Conveyance of such Mortgage Loans shall be made free and clear of all Liens and encumbrances created or suffered by the Purchaser or any subsequent holder.

     If the Seller is notified of a Defect in any Mortgage File that corresponds to information set forth in the Mortgage Loan Schedule, the Seller shall promptly correct such Defect and provide a new, corrected Mortgage Loan Schedule to the Purchaser, which corrected Mortgage Loan Schedule shall be deemed to amend and replace the existing Mortgage Loan Schedule for all purposes.

     (b) Notwithstanding Section 6(a), within 90 days of the earlier of discovery or receipt of notice by the Seller, from either the Purchaser or any successor or assign thereof, that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 86OG(a)(3) of the Code without regard to clause (A)(i) or (ii) thereof, the Seller shall repurchase such Mortgage Loan from the then owner(s) thereof at the applicable Purchase Price by payment of such Purchase Price by wire transfer of immediately available funds to the account designated by such owner(s); provided, however, that in lieu of effecting any such repurchase, the Seller will be permitted to deliver a Qualifying Substitute Mortgage Loan and to pay a cash amount equal to the applicable Substitution Shortfall Amount, subject to the terms and conditions of the Pooling and Servicing Agreement.

     (c) In connection with any repurchase of or substitution for a Mortgage Loan contemplated by this Section 6, the then owner(s) thereof shall tender promptly or cause to be tendered promptly to the Seller, upon delivery of a receipt executed by the Seller, the related Mortgage File and Servicing File, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Purchaser or the Trustee shall be endorsed or assigned, as the case may be, to the Seller in the same manner. The form and sufficiency of all such instruments and certificates shall be the responsibility of the Seller.

     (d) Except as provided in Section 2(b), this Section 6 provides the sole remedies available to the Purchaser, and its successors and assigns (including, without limitation, the Trustee and the holders of the Certificates) respecting any Defect in a Mortgage File or any breach of any representation or warranty made pursuant to Section 4(a) and set forth in Exhibit C, or in connection with the circumstances described in Section 6(b). If the Seller defaults on its obligations to cure, to repurchase, or to substitute for, any Mortgage Loan in accordance with Section 6(a) or 6(b) or disputes its obligation to cure, to repurchase, or to substitute for, any Mortgage Loan in accordance with either such subsection, the Purchaser or its successors and assigns may take such action as is appropriate to enforce such payment or performance, including, without limitation, the institution and prosecution of appropriate proceedings. To the extent the Purchaser prevails in such proceeding, the Seller shall reimburse the Purchaser for all necessary and reasonable costs and expenses incurred in connection with the enforcement of such obligation of the Seller to cure, to repurchase, or to substitute for, any Mortgage Loan in accordance with
Section 6(a) or 6(b).

     SECTION 7.  Closing.

     The closing of the purchase and sale of the Mortgage Loans (the "Closing") shall be held at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038 at 10:00 a.m., New York City time, on the Closing Date.

     The Closing shall be subject to each of the following conditions:

                  (i) All of the representations and warranties of the Seller specified herein shall be true and correct as of the Closing Date, and the Aggregate Cut-off Date Balance shall be within the range permitted by Section 1 of this Agreement;

                  (ii) All documents specified in Section 8 (the "Closing Documents"), in such forms as are agreed upon and acceptable to the Purchaser, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

                  (iii) The Seller shall have delivered and released to the Trustee, the Purchaser or the Purchaser's designee, as the case may be, all documents and funds required to be so delivered pursuant to Section 2;

                  (iv) The result of any examination of the Mortgage Files and Servicing Files performed by or on behalf of the Purchaser pursuant to
         Section 3 shall be satisfactory to the Purchaser in its reasonable determination;

                  (v) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

                  (vi) The Seller shall have paid or agreed to pay all fees, costs and expenses payable by it to the Purchaser pursuant to this Agreement; and

                  (vii) Neither the Underwriting Agreement nor the Certificate Purchase Agreement shall have been terminated in accordance with its terms.

     Both parties agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

     SECTION 8.  Closing Documents.

     The Closing Documents shall consist of the following:

     (a) This Agreement duly executed and delivered by the Purchaser and the Seller;

     (b) A Certificate substantially in the form of Exhibit D-1 hereto, executed by the General Partners of the Seller, and dated the Closing Date, and upon which the Purchaser and each Underwriter may rely, attaching thereto as exhibits the organizational documents of the Seller;

     (c) A certificate of legal existence regarding the Seller from the Secretary of State for the Commonwealth of Massachusetts, dated not earlier than 30 days prior to the Closing Date;

     (d) A certificate of the Seller substantially in the form of Exhibit D-2 hereto, executed by the General Partners of the Seller and dated the Closing Date, and upon which the Purchaser and each Underwriter may rely;

     (e) Written opinions of counsel for the Seller, substantially in the form of Exhibits D-3A and D-3B hereto and subject to such reasonable assumptions and qualifications as may be requested by counsel for the Seller and acceptable to counsel for the Purchaser, dated the Closing Date and addressed to the Purchaser and each Underwriter;

     (f) Any other opinions of counsel for the Seller reasonably requested by the Rating Agencies in connection with the issuance of the Certificates, each of which shall include the Purchaser and each Underwriter as an addressee; and

     (g) Such further certificates, opinions and documents as the Purchaser may reasonably request.

     SECTION 9.  Indemnification.

     (a) The Seller agrees to indemnify and hold harmless the Purchaser, its officers and directors, and each person, if any, who controls the Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange
Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus Supplement, the Memorandum, the Diskette or, insofar as they are required to be filed as part of the Registration Statement pursuant to the No-Action Letters, any Computational Materials or ABS Term Sheets with respect to the Registered Certificates, or in any revision or amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission (in the case of any such Computational Materials or ABS Term Sheets, when read in conjunction with the Prospectus and, in the case of the Memorandum, when read together with the other information specified therein as being available for review by investors) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; but only if and to the extent that (i) any such untrue statement or alleged untrue statement is with respect to information regarding the Mortgage Loans contained in the Loan Detail or, to the extent consistent therewith, the Diskette, or (ii) any such untrue statement or alleged untrue statement or omission or alleged omission is with respect to information regarding  the  Seller  or  the  Mortgage  Loans  contained  in  the  Prospectus
Supplement or the Memorandum under the headings "Summary of Prospectus Supplement--The Mortgage Loans", "Risk Factors--The Mortgage Loans" and/or "Description of the Mortgage Pool" or contained on Annex A to the Prospectus Supplement (exclusive of the Loan Detail), and such information does not represent a restatement or aggregation of information contained in the Loan Detail; or (iii) such untrue statement, alleged untrue statement, omission or alleged omission arises out of or is based upon a breach of the representations and warranties of the Seller set forth in or made pursuant to Section 4; provided, that the indemnification provided by this Section 9 shall not apply to the extent that such untrue statement of a material fact or omission of a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading, was made as a result of an error in the manipulation of, or calculations based upon, the Loan Detail. This indemnity agreement will be in addition to any liability which the Seller may otherwise have.

     For purposes of the foregoing, "Registration Statement" shall mean the registration statement No. 333-08328 filed by the Purchaser on Form S-3, including without limitation exhibits thereto and information incorporated therein by reference; "Prospectus" shall mean the prospectus dated March 16, 1998, as supplemented by the prospectus supplement dated March 24, 1998 (the "Prospectus Supplement"), relating to the Registered Certificates; "Memorandum" shall mean the private placement memorandum dated March 24, 1998, relating to the Non-Registered Certificates; "Computational Materials" shall have the meaning assigned thereto in the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") to Kidder, Peabody Acceptance Corporation 1, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters"); and "ABS Term Sheets" shall have the meaning assigned thereto in the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder Letters, the "No-Action Letters").

     (b) Promptly after receipt by any person entitled to indemnification under this Section 9 (each, an "Indemnified Party") of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the Seller (the "Indemnifying Party") under this Section 9, notify the Indemnifying Party in writing of the commencement thereof; but the omission to notify the Indemnifying Party will not relieve it from any liability that it may have to any Indemnified Party otherwise than under this Section 9. In case any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other Indemnified Parties that are different from or additional to those available to the Indemnifying Party, the Indemnified Party or Indemnified Parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such
Indemnified Party or Indemnified Parties. Upon receipt of notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense of such action and approval by the Indemnified Party of counsel, which approval will not be unreasonably withheld, the Indemnifying Party will not be liable for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, unless (i) the Indemnified Party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel, approved by the Purchaser and the Indemnifying Party, representing all the Indemnified Parties under Section 9(a) and Section 1 of the Underwriting Agreement who are parties to such action),
(ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action or (iii) the Indemnifying Party has authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii). Unless it shall assume the defense of any proceeding, the Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there shall be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party, but only to the extent provided in paragraph (a) of this
Section 9, from and against any loss or liability by reason of such settlement or judgment. If the Indemnifying Party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed, or, if such settlement provides for release of the Indemnified Party in connection with all matters relating to the proceeding which has been asserted against the Indemnified Party in such proceeding by the other parties to such settlement, without the consent of the Indemnified Party.

     (c) If the indemnification provided for in this Section 9 is due in accordance with its terms but is for any reason held by a court to be unavailable to an Indemnified Party on grounds of policy or otherwise, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Indemnified Parties and the Indemnifying Parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such parties.

     (d) The Purchaser and the Seller agree that it would not be just and equitable if contribution pursuant to Section 9(c) were determined by pro rata allocation or by any other method of allocation that does not take account of the considerations referred to in Section 9(c) above. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in this Section 9 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, except where the Indemnified Party is required to bear such expenses pursuant to this Section 9, which expenses the Indemnifying Party shall pay as and when incurred, at the request of the Indemnified Party, to the extent that the Indemnifying Party will be ultimately obligated to pay such expenses. If any expenses so paid by the Indemnifying Party are subsequently determined to not be required to be borne by the Indemnifying Party hereunder, the party that received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The indemnity and contribution agreements contained in this Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Indemnified Party, and (iii) acceptance of and payment for any of the Certificates.

     SECTION 10.  Costs.

     Costs relating to the transactions contemplated hereby shall be borne by the respective parties hereto in accordance with the Allocation Agreement.

     SECTION 11.  Notices.

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by certified mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by a similar mailed writing, if to the Purchaser, addressed to Deutsche Mortgage & Asset Receiving Corporation, One International Place, Room 520, Boston, Massachusetts 02110, Attention: R. Douglas Donaldson, facsimile no. (617) 951-7650, with a copy to Anna H. Glick, Esq., Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, facsimile no. (212) 504-6666, or such other address or facsimile number as may hereafter be furnished to the Seller in writing by the Purchaser; and if to the Seller, addressed to Boston Capital Mortgage Company Limited Partnership, One Boston Place, Boston, Massachusetts 02108, Attention: J. Kingsley Greenland, facsimile no. (617) 624-8799, or to such other address or facsimile number as the Seller may designate in writing to the Purchaser.

     SECTION 12.  Third Party Beneficiaries.

     Each of the officers,  directors  and  controlling  persons  referred to in
Section 9 hereof is an intended third party beneficiary of the covenants and indemnities of the Seller set forth in Section 9 of this Agreement. It is acknowledged and agreed that such covenants and indemnities may be enforced by or on behalf of any such person or entity against the Seller to the same extent as if it were a party hereto.

     Section 13. Representations, warranties and agreements to survive delivery.

     All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Seller to the Purchaser or its designee.

     SECTION 14.  Severability of Provisions.

     Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

     SECTION 15.  Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     SECTION 16.  GOVERNING LAW.

     THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES EXCEPT THAT THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

     SECTION 17.  Further Assurances.

     The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

     SECTION 18.  Successors and Assigns.

     The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. The Purchaser has the right to assign its interest under this Agreement, in whole or in part, as may be required to effect the purposes of the Pooling and Servicing Agreement, and the assignee shall, to the extent of such assignment, succeed to the rights and obligations hereunder of the Purchaser. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser, and their permitted successors and assigns, and the indemnified parties referred to in Section 9.

     SECTION 19.  Amendments.

     No term or provision of this Agreement may be amended, waived, modified or in any way altered, unless such amendment, waiver, modification or alteration is in writing and signed by a duly authorized officer of the party against whom such amendment, waiver, modification or alteration is sought to be enforced. In addition, this Agreement may not be changed in any manner which would have a material adverse effect on any third party beneficiary under Section 12 hereof without the prior consent of that person.

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.


                                        BOSTON CAPITAL MORTGAGE COMPANY LIMITED
                                        PARTNERSHIP

                                             By:  Boston Capital Mortgage
                                                  Corporation, a general partner


                                                 By:----------------------------
                                                    Name:
                                                    Title:

                                             By:  Llama Mortgage Services
                                                  Corporation, a general partner


                                                 By:----------------------------
                                                    Name:
                                                    Title:


                                        DEUTSCHE MORTGAGE & ASSET RECEIVING
                                        CORPORATION

                                             By:  ------------------------------
                                                  Name:
                                                  Title:

                                    EXHIBIT A


                             MORTGAGE LOAN SCHEDULE

     The Mortgage Loan Schedule shall set forth, among other things, the following information with respect to each Mortgage Loan:

          (a)       the loan number;

          (b) the street address (including city, state and zip code) of the related Mortgaged Property;

          (c) the Mortgage Rate in effect as of the Cut-off Date and that the Mortgage Loan is a fixed rate Mortgage Loan;

          (d)       the original principal balance;

          (e)       the Stated Principal Balance as of the Cut-off Date;

          (f) (A) the Maturity Date for each Mortgage Loan, and (B) with respect to each Mortgage Loan with an Anticipated Repayment Date, the Anticipated Repayment Date;

          (g)       the Due Date;

          (h)       whether  such  Mortgage  Loan has an  Anticipated  Repayment
                    Date;

          (i)       the Primary Servicing Fee Rate;

          (j) whether the Mortgage Loan is an Actual/360 Loan or an Actual/365 Loan; and

          (k)       whether such Mortgage Loan is a Healthcare Loan.

The Mortgage Loan Schedule shall also set forth the aggregate Stated Principal Balance as of the Cut-off Date for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required. Certain of the above-referenced items are described on the Mortgage Loan Schedule attached hereto. Certain of the above-referenced items are described on Exhibit B-1 and Exhibit B-2 to the Pooling and Servicing Agreement and are incorporated by reference into the Mortgage Loan Schedule attached hereto.

                                                    Cut-Off Date
 Loan     Loan                                        Principal
Seller   Number    Property Name                       Balance
------   ------    -------------                       -------

 BCMC     2727     One Alewife Place                  19,169,231
 BCMC     2831     MetroNorth Business Center         16,950,000
 BCMC     2638     Aggregate Loan Level Information   16,338,514
 BCMC     26381    Springdale Manor
 BCMC     26382    333 Bolivar Street Office Building
 BCMC     2307     1400 Worcester Street              7,983,324
 BCMC    1006-I    Aggregate Loan Level Information   7,948,840
 BCMC    1006-IA   Town Center East
 BCMC    1006-IB   Town Center Post Office
 BCMC    1006-IC   Highlands Post Office
 BCMC    1006-ID   Town Center West
 BCMC    1006-IE   All-In-One-Convenience
 BCMC    1006-IF   Hospitality Center
 BCMC    1006-IG   Sugar Creek Center
 BCMC    1006-IH   A.G. Edwards and Sons
 BCMC    1006-II   Cunningham Corner
 BCMC    1006-IJ   Central Station Convenience
 BCMC     1004     Aggregate Loan Level Information   5,702,558
 BCMC     1004A    Branson Executive Office Park I
 BCMC     1004B    Branson Executive Office Park II
 BCMC     1004C    The Station Retail Center
 BCMC     1004D    McGuffey's Restaurant
 BCMC     1004E    Corporate Woods
 BCMC     1004F    802 South Highway 13
 BCMC     1004G    610 North Ridgeview Drive
 BCMC     1004H    Springfield Probation and
                   Parole Office Building
 BCMC     1004I    Branson Probation/Parole Building
 BCMC     2397     Office Court at Walton Point       5,485,120
 BCMC     2655     Park Central Shopping Center       4,275,000
 BCMC     2610     Wichita Square Shopping Center     4,125,000
 BCMC     2600     Springbrook Commons Apartments     3,841,251
 BCMC     2639     Stonebridge Apartments             3,828,793
 BCMC     2511     The Willard Building               3,794,182
 BCMC    1006-II   Aggregate Loan Level Information   3,691,817
 BCMC   1006-II1   Cordoba Center
 BCMC   1006-II2   Ponderosa Center
 BCMC   1006-II3   DeSoto Center
 BCMC   1006-II4   Old Lot Sales Building
 BCMC     2746     Lake Place Shopping Center         3,686,056
 BCMC     2594     Northstar Center                   3,500,000
 BCMC     2601     Metropolitan Center North          3,250,000
 BCMC     2571     Borders Books and Music            3,219,943
 BCMC     2697     189 Dean Street                    3,200,000
 BCMC     2793     Souderton Square Shopping Center   3,000,000
 BCMC     2794     Morrisville Square Shopping Center 3,000,000
 BCMC     2391     253 Williams Street                2,950,000
 BCMC     2403     Mitsubishi                         2,793,814
 BCMC    1006-IV   Aggregate Loan Level Information   2,716,187
 BCMC   1006-IV1   Chota Center
 BCMC   1006-IV2   Tennessee Mountain Market
 BCMC   1006-IV3   Village Square
 BCMC   1006-IV4   Mialaquo Center
 BCMC     2675     Chart House Office Building        2,594,130
 BCMC     2289     Groton Townhouse Apartments        2,566,596
 BCMC     2437     260 Second Street                  2,391,035
 BCMC     2795     Doubletree/Blockbuster Center      2,362,500
 BCMC     2158     Regency Plaza                      2,291,627
 BCMC     2528     West Crest Apartments              2,095,026
 BCMC     2516     Granite Mall                       2,000,000
 BCMC     2385     428 Hudson River Road              1,901,444
 BCMC     2157     Colonial Village Shopping Center   1,889,974
 BCMC     1755     Ruffin Road Office Park            1,556,633
 BCMC     1001     Moberly Center I & II              1,243,475
 BCMC     2658     Abbott Point Apartments            1,200,000
 BCMC     2785     Old Montecito Firehouse            1,200,000
 BCMC   1006-III   Aggregate Loan Level Information    821,846
 BCMC   1006-III1  La Plaza Building
 BCMC   1006-III2  La Plaza Texaco & Convenience Store

                   Total                              160,563,918

                                    EXHIBIT B

                                THE MORTGAGE FILE

     The "Mortgage File" for any Mortgage Loan shall, subject to Section 2(b), collectively consist of the following documents:

                   (i) the original Note, endorsed by the most recent endorsee prior to the Trustee or, if none, by the Originator, without recourse, either in blank or to the order of the Trustee in the following form: "Pay to the order of LaSalle National Bank, as trustee for the registered holders of Deutsche Mortgage & Asset Receiving Corporation, Mortgage Pass-Through Certificates, Series 1998-C1, without recourse";

                  (ii) the original or a copy of the Mortgage and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the Originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording indicated thereon;

                 (iii) an original assignment of the Mortgage, in recordable form, executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of the Trustee (in such capacity);

                  (iv) the original or a copy of the related Assignment of Leases, Rents and Profits (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the Originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording thereon;

                   (v) an original assignment of any related Assignment of Leases, Rents and Profits (if such item is a document separate from the Mortgage), in recordable form, executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (iii) above;

                  (vi) an original or copy of any related security agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the Originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any;

                 (vii) an original assignment of any related security agreement (if such item is a document separate from the Mortgage) executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (iii) above;

                (viii) originals or copies of all assumption, modification, written assurance and substitution agreements, with evidence of recording thereon if appropriate, in those instances where the terms or provisions of the Mortgage, Note or any related security document have been modified or the Mortgage Loan has been assumed;

                  (ix) the original or a copy of the lender's title insurance policy issued as of the date of the origination of the Mortgage Loan, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property;

                   (x) the original or a copy of any guaranty of the obligations of the mortgagor under the Mortgage Loan together with (A) if applicable, the original or copies of any intervening assignments of such guaranty showing a complete chain of assignment from the Originator of the Mortgage Loan to the most recent assignee thereof prior to the Trustee, if any, and (B) an original assignment of such guaranty executed by the most recent assignee thereof prior to the Trustee or, if none, by the Originator;

                  (xi) (A) file or certified copies of any UCC financing statements and continuation statements which were filed in order to perfect (and maintain the perfection of) any security interest held by the Originator of the Mortgage Loan (and each assignee of record prior to the Trustee) in and to the personalty of the mortgagor at the Mortgaged Property (in each case with evidence of filing thereon) and which were in the possession of the Seller (or its agent) at the time the Mortgage Files were delivered to the Trustee and (B) if any such security interest is perfected and the earlier UCC financing statements and continuation statements were in the possession of the Seller, a UCC financing statement executed by the most recent assignee of record prior to the Trustee or, if none, by the Originator, evidencing the transfer of such security interest, either in blank or in favor of the Trustee;

                 (xii) the original or a copy of the power of attorney (with evidence of recording thereon, if appropriate) granted by the Mortgagor if the Mortgage, Note or other document or instrument referred to above was signed on behalf of the Mortgagor pursuant to such power of attorney;

                (xiii) if the Mortgagor has a leasehold interest in the related Mortgaged Property, the original ground lease or a copy thereof;

                 (xiv) the original of the Loan Agreement or counterpart thereof relating to such Mortgage Loan, if any;

                  (xv)     copies of the original  Environmental  Reports of the
                           Mortgaged   Properties   made  in   connection   with
                           origination of the Mortgage Loans, if any;

                 (xvi) copies of the original Management Agreements, if any, for the Mortgaged Property;

                (xvii) if the related assignment of contracts is separate from the Mortgage, the original executed version of such assignment of contracts and the assignment thereof to the Trustee;

               (xviii) if any related Lock-Box Agreement or Cash Collateral Account Agreement is separate from the Mortgage or Loan Agreement, a copy thereof; with respect to the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts, if any, a copy of the UCC-1 financing statements, if any, submitted for filing with respect to the Mortgage Loan Seller's security interest in the Reserve Accounts, Cash Collateral
                           Accounts   and   Lock-Box   Accounts  and  all  funds
                           contained therein (and UCC-3 financing statements assigning such security interest to the Trustee on behalf of the Certificateholders); and

                 (xix)     any other written  agreements related to the Mortgage
                           Loan.

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Purchaser or the Trustee, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received. The original assignments referred to in clauses
(iii), (v), (vii) and (x)(B), may be in the form of one or more instruments in recordable form in any applicable filing offices.

                                    EXHIBIT C

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER
                     REGARDING THE INDIVIDUAL MORTGAGE LOANS

     With respect to each Mortgage Loan, the Seller hereby represents and warrants, as of the date hereinbelow specified or, if no such date is specified, as of the Closing Date, except as set forth on Schedule C-1 hereto that:

     (i) Ownership of Mortgage Loans. Immediately prior to the transfer thereof to the Purchaser, the Seller had good and marketable title to, and was the sole owner and holder of, such Mortgage Loan, free and clear of any and all liens, encumbrances and other interests on, in or to such Mortgage Loan (other than, in certain cases, the right of a subservicer to directly service such Mortgage
Loan). Such transfer validly assigns ownership of such Mortgage Loan to the Purchaser free and clear of any pledge, lien, encumbrance or security interest.

     (ii) Authority to Transfer Mortgage Loans. The Seller has full right and authority to sell, assign and transfer such Mortgage Loan. No provision of the Note, Mortgage or other loan document relating to such Mortgage Loan prohibits or restricts the Seller's right to assign or transfer such Mortgage Loan.

     (iii) Mortgage Loan Schedule. The information pertaining to such Mortgage Loan set forth in the Mortgage Loan Schedule was true and correct in all material respects as of the Cut-off Date.

     (iv) Payment Record. Such Mortgage Loan was not delinquent as of the Cut-off Date (giving effect to any applicable grace periods), and has not been during the twelve-month period prior thereto, 30 days or more delinquent in respect of any debt service payment required thereunder, without giving effect to any applicable grace period.

     (v) Permitted Encumbrances. The related Mortgage constitutes a valid first lien upon the related Mortgaged Property, including all buildings located thereon and all fixtures attached thereto, such lien being subject only to (A) the lien of current real property taxes and assessments not yet due and payable,
(B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, and (C) exceptions and exclusions specifically referred to in the lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of such Mortgage Loan (the exceptions set forth in the foregoing clauses (A), (B) and (C) collectively, "Permitted Encumbrances"). The Permitted Encumbrances do not materially interfere with the security intended to be provided by the related Mortgage, the current use or operation of the related Mortgaged Property or the current ability of the Mortgaged Property to generate net operating income sufficient to service the Mortgage Loan. If the Mortgaged Property is operated as a nursing facility, a hospitality property or a multifamily property, the Mortgage, together with any separate security agreement, similar agreement and UCC financing statement, if any, establishes and creates a first priority, perfected security interest, to the extent such security interest can be perfected by the recordation of a Mortgage or the filing of a UCC financing statement, in all personal property owned by the Mortgagor that is used in, and is reasonably necessary to, the operation of the related Mortgaged Property.

     (vi) Title Insurance. The lien of the related Mortgage is insured by an ALTA lender's title insurance policy ("Title Policy"), or its equivalent as adopted in the applicable jurisdiction, issued by a nationally recognized title insurance company, insuring the originator of such Mortgage Loan, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances (or, if a title insurance policy has not yet been issued in respect of the Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of such loan). Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and, to the Seller's knowledge, no material claims have been made thereunder and no claims have been paid thereunder. The Seller has not, by act or omission, done anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's actual knowledge, the insurer that issued such Title Policy is qualified to do business in the state in which the related Mortgaged Property is located,

     (vii) No Waivers by Seller of Material Defaults. The Seller has not waived any material default, breach, violation or event of acceleration existing under the related Mortgage or Note.

     (viii) No Offsets, Defenses or Counterclaims. There is no valid offset, defense or counterclaim to such Mortgage Loan.

     (ix) Condition of Property; Condemnation. Except as set forth in any engineering report prepared in connection with the origination of (or obtained in connection with or otherwise following the Seller's acquisition of) such Mortgage Loan, the related Mortgaged Property is, to the Seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan. The Seller has no actual notice of the commencement of a proceeding for the condemnation of all or any material portion of the related Mortgaged Property.

     (x) Compliance with Usury Laws. Except with respect to provisions relating to default interest, yield maintenance charges and prepayment premiums, such Mortgage Loan complied with all applicable usury laws in effect at its date of origination.

     (xi) Full Disbursement of Mortgage Loan Proceeds. The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder.

     (xii) Enforceability. The related Note and Mortgage and all other documents and instruments evidencing, guaranteeing, insuring or otherwise securing such Mortgage Loan have been duly and properly executed by the parties thereto, and each is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and excluding provisions relating to default interest, yield maintenance charges or prepayment premiums.

     (xiii) Insurance. All improvements upon the related Mortgaged Property are insured against loss by hazards of extended coverage in an amount (subject to a customary deductible) at least equal to the lesser of (1) the outstanding principal balance of such Mortgage Loan, (2) 100% of the full replacement cost of the improvements located on such Mortgaged Property and (3) the full insurable actual cash value of such improvements, and the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. If any portion of the improvements on the related Mortgaged Property was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of
(1) the outstanding principal balance of such Mortgage Loan, (2) the full insurable actual cash value of such Mortgaged Property, (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, and (4) 100% of the replacement cost of the improvements located on such Mortgaged Property. The Mortgage requires the Mortgagor to maintain such insurance in respect of the Mortgaged Property in addition to comprehensive general liability insurance in amounts generally required by the Seller, and at least six months rental or business interruption insurance. All such insurance required by the Mortgage to be maintained is in full force and effect and names the Originator, the Seller or their respective successors or assigns as mortgagee, loss payee or additional insured. Each such insurance policy requires prior notice to the holder of the Mortgage of termination or cancellation, and no such notice has been received, including any notice of nonpayment of premiums, that has not been cured.

     (xiv) Environmental Condition. The related Mortgaged Property was subject to one or more environmental site assessments, studies or reviews (or an update of a previously conducted assessment, study or review), which was (were) performed on behalf of the Seller, or as to which the related report was delivered to the Seller in connection with its origination or acquisition of such Mortgage Loan; and the Seller, having made no independent inquiry other than reviewing the resulting report(s) or studies and/or employing an environmental consultant to perform or review the assessment(s) referenced herein, has no knowledge of any material and adverse environmental conditions or circumstance affecting such Mortgaged Property that was not disclosed in the related report(s) or studies. The Seller has not taken any action with respect to such Mortgage Loan or the related Mortgaged Property that could subject the Purchaser, or its successors and assigns in respect of the Mortgage Loan, to any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any other applicable federal, state or local environmental law, and the Seller has not received any actual notice of a material violation of CERCLA or any applicable federal, state or local environmental law with respect to the related Mortgaged Property that was not disclosed in the related report. The related Mortgage or loan documents in the related Mortgage File requires the Mortgagor to comply with all applicable federal, state and local environmental laws and regulations.

     (xv) No Cross-Collateralization with Other Mortgage Loans. Such Mortgage Loan is not cross-collateralized with any mortgage loan that will not be included in the Trust Fund.

     (xvi) Waivers and Modifications. The terms of the related Mortgage and the Note have not been impaired, waived, altered or modified in any material respect, except as specifically set forth in the related Mortgage File.

     (xvii) Taxes and Assessments. There are no delinquent taxes, ground rents, assessments for improvements or other similar outstanding charges affecting the related Mortgaged Property which are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest and/or penalties would be payable thereon.

     (xviii) Mortgagor's Interest in Mortgaged Property. Except with respect to Mortgage Loans the Mortgagor of which is a lessee under a ground lease of a Mortgaged Property or a combination of a ground lease and a fee simple interest, the interest of the related Mortgagor in the related Mortgaged Property consists of a fee simple estate in real property.

     (xix) Whole Loan. Except as set forth on Schedule C-1 hereto, each Mortgage Loan is a whole loan.

     (xx) Valid Assignment. The assignment of the related Mortgage referred to in clause (iii) of Exhibit B constitutes the legal, valid and binding assignment of such Mortgage from the relevant assignor to the Trustee. The Assignment of Leases set forth in the Mortgage or separate from the related Mortgage and related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject only to Permitted Encumbrances, enforceable first priority lien and first priority security interest in the related Mortgagor's interest in all leases, subleases, licenses or other agreements, to the extent permitted by law, pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, and each assignor thereunder has the full right to assign the same, to the extent permitted by law. The related assignment of any Assignment of Leases, not included in a Mortgage, executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Assignment of Leases.

     (xxi) Escrows. All escrow deposits relating to such Mortgage Loan that are, as of the Closing Date, required to be deposited with the mortgagee or its agent have been so deposited.

     (xxii) No Mechanics' or Materialmen's Liens. As of the date of origination of such Mortgage Loan and, to the actual knowledge of the Seller, as of the Closing Date, the related Mortgaged Property was and is free and clear of any mechanics' and materialmen's liens or liens in the nature thereof which create a lien prior to that created by the related Mortgage, except those which are insured against by the Title Policy referred to in (vi) above.

     (xxiii) No Material Encroachments. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of such Mortgage Loan), as of the date of such origination, no improvement that was included for the purpose of determining the appraised value of the related Mortgaged Property at the time of origination of such Mortgage Loan lay outside the boundaries and building restriction lines of such property to any material extent (unless affirmatively covered by the Title Policy referred to in paragraph (vi) above), and no improvements on adjoining properties encroached upon such Mortgaged Property to any material extent. To the Seller's knowledge, based upon opinions of counsel, endorsement to such Title Policy and/or other due diligence customarily performed by the Seller, the improvements located on or forming part of such Mortgaged Property comply in all material respects with applicable zoning laws and ordinances (except to the extent that they may constitute legal nonconforming uses).

     (xxiv) No Material Default. (A) To the Seller's knowledge, there exists no material default, breach or event of acceleration under the related Mortgage or Note, and (B) the Seller has not received actual notice of any event (other than payments due but not yet delinquent) that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a material default, breach or event of acceleration; provided, however, that this representation and warranty does not cover any default, breach or event of acceleration that specifically pertains to any matter otherwise covered or addressed by any other representation and warranty made by the Seller herein.

     (xxv) Inspection. In connection with the origination or acquisition of each Mortgage Loan, the Seller inspected or caused to be inspected (either directly by the Seller, by its correspondent or by a third party) the Mortgaged Property.

     (xxvi) No Equity Participation or Contingent Interest. Except for any related Excess Interest, the Mortgage Loan contains no equity participation by the lender, and does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property, or for negative amortization.

     (xxvii) No Advances of Funds. No holder of the Mortgage Loan has, to the Seller's knowledge, advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (other than a tenant required to make its lease payments directly to the holder of the related Mortgage Loan), directly or indirectly, for the payment of any amount required by the Mortgage Loan.

     (xxviii) Licenses, Permits, Etc. To the Seller's knowledge, based on due diligence customarily performed in the origination of comparable mortgage loans by the Seller, as of the date of origination of the Mortgage Loan, (i) the related Mortgagor or operator of the related Mortgaged Property was in possession of all material licenses, permits and authorizations required by applicable laws for the ownership and operation of the related Mortgaged Property as it was then operated, and, (ii) if a related Mortgaged Property is improved by a skilled nursing, congregate care or assisted living facility, the most recent inspection or survey by governmental authorities having jurisdiction in connection with such licenses, permits and authorizations did not cite such Mortgaged Property for material violations (which shall include only "Level IV" (or equivalent) violations in the case of skilled nursing facilities) that had not been cured or as to which a plan of correction had not been submitted to and accepted by such governmental authorities. To the extent such facility participates in Medicaid or Medicare, the Seller has not received any notice that such facility is not in compliance in all material respects with the requirements of such program, such that such facility's continued participation in such program be adversely affected.

     (xxix) Servicing. The servicing and collection practices used by Seller and its designees with respect to the Mortgage Loan have been in all material respects legal, proper and prudent and have met industry standards for servicing of commercial mortgage loans.

     (xxx) Customary Remedies. The related Mortgage or Note, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph (xii)) such as to render the rights and remedies of the holders thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

     (xxxi) The indebtedness evidenced by a Mortgage Loan is not convertible to an ownership interest in the related Mortgaged Property or the related Mortgagor.

     (xxxii) Insurance and Condemnation Proceeds. The related Mortgage provides that insurance proceeds and condemnation proceeds will be applied either to restore or repair the Mortgaged Property, or to repay the principal of the Mortgage Loan.

     (xxxiii) LTV. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (A) such Mortgage Loan is secured by an interest in real property having a fair market value (1) at the date the Mortgage Loan was originated at least equal to 80 percent of the original principal balance of the Mortgage Loan or (2) at the Closing Date at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (X) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (Y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (1) and (2) of this paragraph (xxxiii) shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans; or (B) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.86OG-2(a)(1)(ii)).

     (xxxiv) LTV and Significant Modifications. If the Mortgage Loan was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (A) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (B) satisfies the provisions of either clause (A)(1) of paragraph (xxxiii) (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (A)(2) of paragraph (xxxiii), including the proviso thereto.

     (xxxv) Litigation. To the Seller's actual knowledge, there are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting the related Mortgagor or the related Mortgaged Property that, if determined adversely to such Mortgagor or Mortgaged Property, would materially and adversely affect the value of the Mortgaged Property or the ability of the Mortgagor to pay principal, interest or any other amounts due under such Mortgage Loan.

     (xxxvi) Leasehold Estate. Each Mortgaged Property consists of the related Mortgagor's fee simple estate in real estate or, if the related Mortgage Loan is secured in whole or in part by the interest of a Mortgagor as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease"), by the related Mortgagor's interest in the Ground Lease but not by the related fee interest in such Mortgaged Property (the "Fee Interest") or if the Mortgage Loan is secured in whole or in part by a Ground Lease and a Fee Interest, either (1) the ground lessor's fee interest is subordinated to the lien of the Mortgage or (2) the following apply to such Ground Lease:

          (a) To the actual knowledge of the Seller, such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) permits the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

          (b) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the ground lessor's related fee interest and Permitted Encumbrances;

          (c) Except as set forth on Schedule C-1 hereto, the Mortgagor's interest in such Ground Lease is assignable to the Purchaser and its successors and assigns upon notice to, but (except in the case where such consent cannot be unreasonably withheld) without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor (except in the case where such consent cannot be unreasonably withheld);

          (d) Such Ground Lease is in full force and effect, and the Seller has received no notice that an event of default has occurred thereunder, and, to the Seller's actual knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

          (e) Such Ground Lease, or an estoppel letter or other agreement, requires the lessor under such Ground Lease to give notice of any default by the lessee to the mortgagee, provided that the mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease, and such Ground Lease, or an estoppel letter or other agreement, further provides that no notice of termination given under such Ground Lease is effective against the mortgagee unless a copy has been delivered to the mortgagee;

          (f) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

          (g) Such Ground Lease has an original term (including any extension options set forth therein) which extends not less than ten years beyond the Stated Maturity Date of the related Mortgage Loan;

          (h) Except as set forth on Schedule C-1 hereto, under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds other than in respect of a total or substantially total loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon;

          (i) Such Ground Lease does not impose any restrictions on subletting which would be viewed, as of the date of origination of the related Mortgage Loan, as commercially unreasonable by the Seller; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee, or in any manner, which would materially adversely affect the security provided by the related Mortgage; and

          (j) Except as set forth on Schedule C-1 hereto, such Ground Lease requires the lessor to enter into a new lease with the Seller or its successors or assigns in the event of a termination of the Ground Lease by reason of a default by the Mortgagor under the Ground Lease, including rejection of the Ground Lease in a bankruptcy proceeding.

     (xxxvii) Deed of Trust. If the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage.

     (xxxviii) Lien Releases. Except in cases where either (a) a release of a portion of the Mortgaged Property was contemplated at origination of the Mortgage Loan and such portion was not considered material for purposes of underwriting the Mortgage Loan or (b) release is conditioned upon the satisfaction of certain underwriting and legal requirements and the payment of a release price, the related Note or Mortgage does not require the holder thereof to release all or any portion of the Mortgaged Property from the lien of the related Mortgage except upon payment in full of all amounts due under such Mortgage Loan.

     (xxxix) Junior Liens. Except as set forth on Schedule C-1 hereto, the Mortgage Loan does not permit the related Mortgaged Property to be encumbered by any lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar conditions specified therein.

     (xl) Due-On-Sale; Due-On-Encumbrance. Except as set forth in Schedule C-1 hereto, each related Mortgage or Loan Agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without complying with the requirements of the Mortgage or Loan Agreement, the related Mortgaged Property, or any interest therein, is directly or indirectly transferred or sold (except for a one-time transfer), or encumbered in connection with subordinate financing.

     (xli) Mortgagor Bankruptcy. To the Seller's knowledge, the Mortgagor is not a debtor in any state or federal bankruptcy or insolvency proceeding.

     (xlii) Defeasance Provisions. Any Mortgage Loan which contains a provision for any defeasance of mortgage collateral either (A) requires the consent of the holder of the Mortgage Loan to any defeasance, or (B) permits defeasance (i) no earlier than two years after the Closing Date (as defined in the Pooling and Servicing Agreement, dated as of March 1, 1998), (ii) only with substitute collateral constituting "government securities" within the meaning of Treas. Reg. ss. 1.86OG-2(a)(8)(i), and (iii) only to facilitate the disposition of the Mortgaged Property and not as a part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages.

     (xliii) Release or Substitution of Collateral. Such Mortgage Loan does not permit the release or substitution of collateral if such release or substitution
(a) would constitute a "significant modification" of such Mortgage Loan within the meaning of Treas. Reg. ss.1.1001-3 or (b) would cause such Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (without regard to clauses (A)(i) or (A)(ii) thereof).

     It is understood and agreed that the representations and warranties set forth in this Exhibit C shall survive delivery of the respective Mortgage Files to the Purchaser and/or the Trustee and shall inure to the benefit of the Purchaser, and its successors and assigns (including without limitation the Trustee and the holders of the Certificates), notwithstanding any restrictive or qualified endorsement or assignment.

                                                                            BCMC
                                                                            ----


                            SCHEDULE C-1 TO EXHIBIT C

                        EXCEPTIONS TO REPRESENTATIONS AND
                         WARRANTIES OF SELLER REGARDING
                          THE INDIVIDUAL MORTGAGE LOANS


The  following  Mortgage  Loans  are  excepted  from  the   representations  and
warranties contained in the corresponding paragraph in Exhibit C:

(v) and (xxxv) - BCMC Loan #2307 - $8,000,000

         A lis pendens has been filed by a partner of a former owner of the property in connection with a lawsuit which challenges the validity of a foreclosure sale of the property. An indemnity in the amount of $10,700,000 runs from GECC to the title company, the then lender and any successor holders of the loan for any loss suffered in connection with a successful prosecution of litigation. In addition, the title policy insures BCMC and its successors against a reversion of title.

(xxxvi(2)(j) - BCMC Loan #2746 - $3,690,000

The Ground Lease does not require lesser to enter into a new lease in the event of a termination of the Ground Lease.

OTHER LOAN DISCLOSURES (but do not fit in the exceptions to Exhibit C)

         1)       BCMC Loan #2600 - $3,850,000

                  An  affiliate  of  Boston  Capital  Mortgage  Company  Limited
                  Partnership is a special limited partner in this Section 42 Tax Credit Loan (LIHTC) and participates in the equity.

         2)       BCMC Loans #1006-I, 1006-II, 1006-III and 1006-IV;

                  The loans allow the Borrower to partially prepay 25% of the loan amount without penalty or yield maintenance after the lockout period.

                                   EXHIBIT D-1

                      FORM OF CERTIFICATE OF AN OFFICER OF
                                   THE SELLER

                       Certificate of Officer of [SELLER]
                       ----------------------------------

     I, ---------------------------,  a ------------------------------------ of
---------------------- (the "Seller"), hereby certify as follows:

     The Seller is a corporation duly organized and validly existing under the laws of the State of ----------.

     Attached hereto as Exhibit I are true and correct copies of the Certificate of Incorporation and By-Laws of the Seller, which Certificate of Incorporation and By-Laws are on the date hereof, and have been at all times in full force and effect.

     To the best of my knowledge, no proceedings looking toward liquidation or dissolution of the Seller are pending or contemplated.

     Each person listed below is and has been duly elected and qualified officer or authorized signatory of the Seller and his or her genuine signature is set forth opposite his or her name:

           Name                      Office                  Signature
           ----                      ------                  ---------




     Each person listed above who signed, either manually or by facsimile signature, the Mortgage Loan Purchase Agreement, dated as of March 1, 1998 (the "Purchase Agreement"), between the Seller and Deutsche Mortgage & Asset Receiving Corporation providing for the purchase by Deutsche Mortgage & Asset
Receiving Corporation from the Seller of the Mortgage Loans, was, at the respective times of such signing and delivery, duly authorized or appointed to execute such documents in such capacity, and the signatures of such persons or facsimiles thereof appearing on such documents are their genuine signatures.

     Capitalized terms not otherwise defined herein have the meanings assigned to them in the Purchase Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of ---------- --, 1998.


                                               By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

     I, [name], [title], hereby certify that ---------- is a duly elected or appointed, as the case may be, qualified and acting ---------- of the Seller and that the signature appearing above is his or her genuine signature.

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of ---------- --, 1998.


                                               By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

                                   EXHIBIT D-2

                        FORM OF CERTIFICATE OF THE SELLER

                             Certificate of [SELLER]
                             -----------------------



     In connection with the execution and delivery by ---------------------- (the "Seller") of, and the consummation of the transaction contemplated by, that certain Mortgage Loan Purchase Agreement, dated as of March 1, 1998 (the "Purchase Agreement"), between Deutsche Mortgage & Asset Receiving Corporation and the Seller, the Seller hereby certifies that (i) the representations and warranties of the Seller in the Purchase Agreement are true and correct in all material respects at and as of the date hereof with the same effect as if made on the date hereof, and (ii) the Seller has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date hereof. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Purchase Agreement.

     Certified this ----- day of ----------, 1998.


                                               [SELLER]


                                               By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

                                  EXHIBIT D-3A

                       FORM OF CORPORATE OPINION OF SELLER






                                  March 1, 1998






Addressees Listed on Schedule A

                  Re: Deutsche Mortgage & Asset Receiving Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998 C-1
                           -----------------------------------------------------



Ladies and Gentlemen:

     We are rendering this opinion letter pursuant to Section 8(e) of the Mortgage Loan Purchase Agreement, dated as of March 1, 1998 (the "Mortgage Loan Purchase Agreement"), between Deutsche Mortgage & Asset Receiving Corporation (the "Depositor") and --------------------------------------, a --------------
corporation (the "Seller"), relating to the sale by the Seller and the purchase by the Depositor of the Mortgage Loans. We have acted as special counsel to the Seller in connection with the aforementioned transaction. Capitalized terms used herein but not defined herein have the respective meanings given them in the Mortgage Loan Purchase Agreement.

     In rendering the opinions set forth below, we have examined and relied upon the originals, copies or specimens, certified or otherwise identified to our satisfaction, of the Mortgage Loan Purchase Agreement, and such certificates, corporate and public records, agreements and instruments and other documents, including, among other things, the documents delivered on the Closing Date, as we have deemed appropriate as a basis for the opinions expressed below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to any facts material to such opinions that were not known to us, we have relied upon statements and representations of officers and other representatives of the Seller.

     We have also assumed (other than with respect to the Seller) that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto, that all such parties had the power and legal right to execute and deliver all such documents, agreements and instruments, and that such documents, agreements and instruments are valid, binding and enforceable obligations of such parties. As used herein, "to our knowledge" means the conscious awareness, without independent investigation, of facts or other information by any lawyer in our firm actively involved in the transactions contemplated by the Mortgage Loan Purchase Agreement.

     We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and [-------------------], where expressly referred to herein, the federal laws of the United States of America (in each case without regard to conflicts of laws principles).

     Based upon and subject to the foregoing, we are of the opinion that:

                  1. The Seller is a corporation validly existing under the laws of the State of ----------------, with full corporate power and authority to execute, deliver and perform its obligations under the Mortgage Loan Purchase Agreement and all the transactions contemplated thereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with the Mortgage Loan Purchase Agreement, the Seller has taken all necessary action to authorize the execution, delivery and performance of the Mortgage Loan Purchase Agreement by it, and the Mortgage Loan Purchase Agreement has been duly authorized, executed and delivered by it.

                  2. The Mortgage Loan Purchase Agreement is the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), and except to the extent rights to indemnity and contribution may be limited by applicable law.

                  3. The execution and delivery of the Mortgage Loan Purchase Agreement by the Seller and the performance of its obligations under the Mortgage Loan Purchase Agreement will not conflict with any provision of any law or regulation to which the Seller is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the Seller's organizational documents or by-laws or, to our knowledge, any material agreement or instrument to which the Seller is a party or by which it is bound, or, to our knowledge, any order or decree applicable to the Seller, or result in the creation or imposition of any lien on any of the Seller's assets or property, in each case which would materially and adversely affect the ability of the Seller to perform its obligations under the Mortgage Loan Purchase Agreement.

                  4. To our knowledge, there is no action, suit, proceeding or investigation pending or threatened in writing against the Seller in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Seller to perform its obligations under the Mortgage Loan Purchase Agreement.

                  5. To our knowledge, the Seller is not in default with respect to any order or decree of any court or any order, regulation or decree of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect its ability to perform its obligations under the Mortgage Loan Purchase Agreement.

                  6. To our knowledge, no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with the Mortgage Loan Purchase Agreement or the consummation of the transactions contemplated by the Mortgage Loan Purchase Agreement, other than those which have been obtained by the Seller.

     We are furnishing this letter to you solely for your benefit in connection with the transactions referred to herein. This letter is not to be relied upon, used, circulated, quoted or otherwise referred to by any other person or for any other purpose without our prior written consent.


                                                     Very truly yours,

                                   Schedule A
                                   ----------

     Deutsche Mortgage & Asset Receiving Corporation
     One International Place
     Room 520
     Boston, Massachusetts  02110

     Deutsche Morgan Grenfell Inc.
     31 West 52nd Street
     New York, New York  10019

     Morgan Stanley & Co. Incorporated
     1585 Broadway, 37th Floor
     New York, NY  10036

     Llama Company, L.P.
     One McIlroy Plaza, Suite 302
     Fayetteville, Arkansas 72701

                                  EXHIBIT D-3B

                              FORM OF 10b-5 LETTER






                                  March 1, 1998





Deutsche Mortgage and Asset Receiving Corporation
One International Place
Room 520
Boston, Massachusetts  02110

Deutsche Morgan Grenfell Inc.
31 West 52nd Street
New York, New York 10019

Morgan Stanley & Co. Incorporated
1585 Broadway, 37th Floor
New York, NY  10036

Llama Company, L.P.
One McIlroy Plaza, Suite 302
Fayetteville, Arkansas 72701

Ladies and Gentlemen:

     This letter being delivered to you pursuant to Section 8(e) of the Mortgage Loan Purchase Agreement, dated March 1, 1998 (the "Mortgage Loan Purchase Agreement"), between Deutsche Mortgage and Asset Receiving Corporation (the "Depositor"), and -------------------------- (the "Seller"), relating to the sale by the Seller and the purchase by the Depositor of certain commercial and multifamily mortgage loans (the "Mortgage Loans"). The Depositor will assign and transfer the Mortgage Loans to a trust fund created pursuant to a Pooling and Servicing Agreement, dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), among the Depositor, Banc One Mortgage Capital Markets, LLC, as servicer (the "Servicer") and as special servicer (the "Special Servicer"), and LaSalle National Bank, as trustee (the "Trustee"). The Depositor's Commercial Mortgage Pass-Through Certificates, Series, 1998-C1 (the "Certificates") will be issued in exchange for the Mortgage Loans pursuant to the terms of the Pooling and Servicing Agreement. The Class X, Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are being offered by the Prospectus dated March 16, 1998 (the "Base Prospectus"), as supplemented by the Prospectus Supplement dated March [--], 1998 (the
"Prospectus Supplement" and collectively with the Base Prospectus, the "Prospectus") and the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class Q-1, Class Q-2, Class R and Class LR Certificates (the "Private Certificates") are being offered by the Private Placement Memorandum dated March [-], 1998 (the "Memorandum"). We have acted as special counsel to the Seller in connection with the aforementioned transaction. [In addition, we have acted as counsel to the Seller in connection with the origination of the Mortgage Loans.] Capitalized terms used herein but not defined herein have the respective meanings given them in the Mortgage Loan Purchase Agreement.

     We have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information contained in the Prospectus or the Memorandum, and we do not pass upon or assume any responsibility therefor. However, in the course of our review of the Prospectus and the Memorandum, we have attended certain conferences and participated in conversations with representatives of the Seller, the Depositor, representatives of the Depositor, the Servicer, the Special Servicer and the Trustee. On the basis of the information which we gained in the course of the representation referred to above and our examination of the documents referred in this letter, considered in light of our understanding of applicable law and the experience we have gained through our practice, nothing has come to our attention in the course of our review of the Prospectus and Memorandum which causes us to believe that, as of their respective dates or as of the date hereof, the Prospectus or Memorandum contained or contain any untrue statement of a material fact or omitted or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading insofar as statements relate to the Mortgage Loans, including, without limitation, the related mortgaged properties, borrowers and managers; it being understood that we express no view as to any information incorporated by reference in the Prospectus or Memorandum or as to the adequacy or accuracy of the financial, numerical, statistical or quantitative information included in the Prospectus or Memorandum.

     We are furnishing this letter to you solely for your benefit in connection with the transactions referred to herein. This letter is not to be relied upon, used, circulated, quoted or otherwise referred to by any other person or for any other purpose without our prior written consent.


                                                     Very truly yours,

                                  EXHIBIT H-2

                        MORTGAGE LOAN PURCHASE AGREEMENT
                        --------------------------------


     This Mortgage Loan Purchase Agreement (this "Agreement"), is dated and effective as of March 1, 1998, between ContiTrade Services L.L.C., as seller (the "Seller"), and Deutsche Mortgage & Asset Receiving Corporation, as purchaser (the "Purchaser").

     The Seller desires to sell, assign, transfer and otherwise convey to the Purchaser, and the Purchaser desires to purchase, subject to the terms and conditions set forth below, the multifamily and commercial mortgage loans (the "Mortgage Loans") identified on the schedule annexed hereto as Exhibit A (the "Mortgage Loan Schedule").

     It is expected that the Mortgage Loans will be transferred, together with other multifamily and commercial mortgage loans to a trust fund (the "Trust Fund") to be formed by the Purchaser, beneficial ownership of which will be evidenced by a series of mortgage pass-through certificates (the "Certificates"). Certain classes of the Certificates will be rated by Fitch
IBCA, Inc. and Moody's Investors Service, Inc. (together, the "Rating Agencies"). Certain classes of the Certificates (the "Registered Certificates") will be registered under the Securities Act of 1933, as amended (the "Securities Act"). The Trust Fund will be created and the Certificates will be issued pursuant to a pooling and servicing agreement to be dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), among the Purchaser as depositor, Banc One Mortgage Capital Markets, LLC, as servicer (in such capacity, the "Servicer") and special servicer (in such capacity, the "Special Servicer"), LaSalle National Bank, as trustee (in such capacity, the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Pooling and Servicing Agreement.

     The Purchaser intends to sell certain of the Certificates to Deutsche Morgan Grenfell Inc., Morgan Stanley & Co. Incorporated and Llama Company, L.P. (together, the "Underwriters") pursuant to an underwriting agreement dated March 24, 1998 (the "Underwriting Agreement"). The Purchaser intends to sell the remaining Certificates (the "Non-Registered Certificates") pursuant to a certificate purchase agreement dated March 24, 1998 (the "Certificate Purchase Agreement").

     Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

     SECTION 1.  Agreement to Purchase.

     The Seller agrees to sell, assign, transfer and otherwise convey to the Purchaser, and the Purchaser agrees to purchase, the Mortgage Loans. The purchase and sale of the Mortgage Loans shall take place on March 30, 1998 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). As of the close of business on March 1, 1998 (the "Cut-off Date"), the Mortgage Loans will have an aggregate principal balance (the "Aggregate Cut-off Date Balance"), after application of all payments of principal due thereon on or before such date, whether or not received, of $682,577,438.00, subject to a variance of plus or minus 5%. The purchase price for the Mortgage Loans shall be determined and paid to the Seller in accordance with the terms of an allocation agreement dated March 24, 1998 (the "Allocation Agreement"), to which the Seller and Purchaser, among others, are parties.

     SECTION 2.  Conveyance of Mortgage Loans.

     (a) Effective as of the Closing Date, subject only to receipt by the Seller of the purchase price referred to in Section 1 hereof (exclusive of any applicable holdbacks in accordance with the Allocation Agreement) and the issuance of the Certificates, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of such date, including all interest and principal received or receivable by the Seller on or with respect to the Mortgage Loans after the Cut-off Date, together with all of the Seller's right, title and interest in and to the proceeds of any related title, hazard, or other insurance policies and any escrow, reserve or other comparable accounts related to the Mortgage Loans; provided, however, that in the case of any Mortgage Loan with an Anticipated Repayment Date prior to maturity (each an "ARD Loan") accruing Excess Interest at an annual rate of greater than 2%, such ARD Loan shall be deemed to have been modified to provide that, as of the Cut-off Date, such ARD Loan shall accrue Excess Interest at an annual rate of no more than 2%; provided, further, that with respect to such limitation of Excess Interest, the related borrowers shall be third-party beneficiaries of such modification of such ARD Loan. The Purchaser shall be entitled to (and, to the extent received by or on behalf of the Seller, the Seller shall deliver or cause to be delivered to or at the direction of the Purchaser) all scheduled payments of principal, and interest due thereon, due on the Mortgage Loans after the Cut-off Date, and all other recoveries of principal and interest collected thereon after the Cut-off Date; provided, however, that all scheduled payments of principal, and interest accrued but not paid or due thereon, due on or before the Cut-off Date and collected after the Cut-off Date shall belong to the Seller.

     (b) In connection with the Seller's assignment pursuant to subsection (a) above, the Seller hereby agrees that, at least five (5) Business Days before the Closing Date, it shall have delivered to and deposited with the Trustee, the Mortgage File (as described on Exhibit B hereto) for each Mortgage Loan so assigned. It is further acknowledged and agreed by the Seller that the Purchaser intends to cause the Trustee to perform a limited review of such Mortgage Files to enable the Trustee to confirm to the Purchaser on or before the Closing Date that the Note referred to in clause (i) of Exhibit B has been delivered by the Seller with respect to each such Mortgage File. In the event Seller fails to so deliver each such Mortgage File to the Trustee, the Purchaser and its successors and assigns shall be entitled to pursue any rights or remedies in respect of such failure as may be available under applicable law. If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of any of the documents and/or instruments referred to in clauses (ii),
(iv), (viii), (xi)(A) and (xii) of Exhibit B, with evidence of recording thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, or because such original recorded document has been lost or returned from the recording or filing office and subsequently lost, as the case may be, the delivery requirements of this Section 2(b) shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that a copy of such document or instrument (without evidence of recording or filing thereon, but certified (which certificate may relate to multiple documents and/or instruments) by the Seller to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) has been delivered to the Trustee, and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to or at the direction of the Purchaser (or any subsequent owner of the affected Mortgage Loan, including without limitation the Trustee) within 180 days of the Closing Date (or within such longer period after the Closing Date as the Purchaser (or such subsequent owner) may consent to, which consent shall not be unreasonably withheld so long as the Seller has provided the Purchaser (or such subsequent owner) with evidence of such recording or filing, as the case may be, or has certified to the Purchaser (or such subsequent owner) as to the occurrence of such recording or filing, as the case may be, and is, as certified to the Purchaser (or such subsequent owner) no less often than quarterly, in good faith attempting to obtain from the appropriate county recorder's or filing office such original or copy). If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of the related lender's title insurance policy referred to in clause (ix) of Exhibit B solely because such policy has not yet been issued, the delivery requirements of this Section 2(b) shall be deemed to be satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that the Seller has delivered to the Trustee a commitment for title insurance "marked-up" at the closing of such Mortgage Loan, and the Seller shall deliver to or at the direction of the Purchaser (or any subsequent owner of the affected Mortgage Loan, including without limitation the Trustee), promptly following the receipt thereof, the original related lender's title insurance policy (or a copy thereof). In addition, notwithstanding anything to the contrary contained herein, if there exists with respect to any group of related cross-collateralized Mortgage Loans only one original of any document referred to in Exhibit B covering all the Mortgage Loans in such group, then the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans in such group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan. On the Closing Date, upon notification from the Seller that the purchase price referred to in Section 1 (exclusive of any applicable holdbacks in accordance with the Allocation Agreement) has been received by the Seller and the issuance of the Certificates, the Trustee shall be authorized to release to the Purchaser or its designee all of the Mortgage Files in the Trustee's possession relating to the Mortgage Loans.

     (c) As to each Mortgage Loan, the Seller shall be responsible for all costs associated with the recording or filing, as the case may be, of each assignment referred to in clauses (iii) and (v) of Exhibit B and each UCC-2 and UCC-3, if any, referred to in clause (xi)(B) of Exhibit B; provided that the Seller shall not be responsible for actually recording or filing any such document or instrument. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall promptly prepare or cause the preparation of a substitute therefor or cure or cause the curing of such defect, as the case may be, and shall thereafter deliver the substitute or corrected document to or at the direction of the Purchaser (or any subsequent owner of the affected Mortgage Loan, including without limitation the Trustee) for recording or filing, as appropriate, at the Seller's expense.

     (d) All documents and records in the Seller's possession (or under its control) relating to the Mortgage Loans that are not required to be a part of a Mortgage File in accordance with Exhibit B but that are reasonably required to service the Mortgage Loans (all such other documents and records, as to any Mortgage Loan, the "Servicing File"), together with all escrow payments, reserve funds and other comparable funds in the possession of the Seller (or under its control) with respect to the Mortgage Loans, shall (unless they are held by a sub-servicer that shall, as of the Closing Date, begin acting on behalf of the Servicer pursuant to a written agreement between such parties) be delivered by the Seller (or its agent) to the Purchaser (or its designee) no later than the Closing Date. If a sub-servicer shall, as of the Closing Date, begin acting on behalf of the Servicer with respect to any Mortgage Loan pursuant to a written agreement between such parties, the Seller shall deliver a copy of the related Servicing File to the Servicer.

     (e) The Seller's records will reflect the transfer of the Mortgage Loans to the Purchaser as a sale.

     (f) It is further acknowledged and agreed by the Seller that the Purchaser intends to convey all right, title and interest of the Purchaser in and to the Mortgage Loans and all rights and remedies under this Agreement to the Trustee, including, without limitation, all rights and remedies as may be available under applicable law to the Purchaser in the event of a breach of a representation or warranty pursuant to Section 4(a) hereof or in the event of a Defect; provided, that the Trustee shall be a third-party beneficiary of this Agreement and shall be entitled to enforce any obligations of the Mortgage Loan Seller hereunder in connection with a breach of any such representation or warranty or a Defect as if the Trustee had been an original party to this Agreement.

     SECTION 3.  Examination of Mortgage Loan Files and Due Diligence Review.

     The Seller shall reasonably cooperate with any examination of the Mortgage Files and Servicing Files that may be undertaken by or on behalf of the Purchaser. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the Mortgage Files and/or Servicing Files shall not affect the Purchaser's right to pursue any remedy available in equity or at law for a breach of the Seller's representations, warranties and covenants set forth in or contemplated by Section 4.

     SECTION 4. Representations, Warranties and Covenants of the Seller.

     (a) The Seller hereby makes, as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty), to and for the benefit of the Purchaser, and its successors and assigns (including, without limitation, the Trustee and the holders of the Certificates), each of the representations and warranties set forth in Exhibit C.

     (b) In addition, the Seller, as of the date hereof, hereby represents and warrants to, and covenants with, the Purchaser that:

                  (i) The Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, and is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

                  (ii) The execution and delivery of this Agreement by the Seller, and the performance of, and compliance with, the terms of this Agreement by the Seller, will not violate the Seller's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, in each case which materially and adversely affect the ability of the Seller to carry out the transactions contemplated by this Agreement.

                  (iii) The Seller has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification for securities laws liabilities.

                  (v) The Seller is not in violation of, and its execution and delivery of this Agreement and its performance of, and compliance with, the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

                  (vi) No litigation is pending with regard to which the Seller has received service of process or, to the best of the Seller's knowledge, threatened against the Seller the outcome of which, in the Seller's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

                  (vii) The  Seller has not dealt  with any  broker,  investment banker, agent or other person, other than the Purchaser, the Underwriters, the Initial Purchasers, and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or the consummation of any of the other transactions contemplated hereby.

                  (viii)  Neither the Seller nor anyone acting on its behalf has
         (A) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (B) solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (C) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (D) made any general solicitation by means of general advertising or in any other manner with respect to any Certificate, any interest in any Certificate or any similar security, or (E) taken any other action, that (in the case of any of the acts described in clauses (A) through (E) above) would constitute or result in a violation of the Securities Act or any state securities law relating to or in connection with the issuance of the Certificates or require registration or qualification pursuant to the Securities Act or any state securities law of any Certificate not otherwise intended to be a Registered Certificate. In addition, the Seller will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any of the Certificates or interests therein. For purposes of this paragraph 4(b)(viii), the term "similar security" shall be deemed to include, without limitation, any security evidencing or, upon issuance, that would have evidenced an interest in the Mortgage Loans or any substantial number thereof.

                  (ix) Insofar as it relates to the Mortgage Loans, the information set forth on pages A-1 through A-23, inclusive, of Annex A to the Prospectus Supplement (as defined in Section 9) (the "Loan Detail") and, to the extent consistent therewith, the information set forth on the diskette attached to the Prospectus Supplement and the accompanying prospectus (the "Diskette"), is true and correct in all material respects. Insofar as it relates to the Mortgage Loans and/or the Seller and does not represent a restatement or aggregation of the information on the Loan Detail, the information set forth in the Prospectus Supplement and the Memorandum (as defined in Section 9) under the headings "Summary of Prospectus Supplement--The Mortgage Loans", "Risk Factors--The Mortgage Loans" and "Description of the Mortgage Pool", set forth on Annex A to the Prospectus Supplement and (to the extent it contains information consistent with that on such Annex A) set forth on the Diskette, does not contain any untrue statement of a material fact or (in the case of the Memorandum, when read together with the other information specified therein as being available for review by investors) omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (x) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law (including, with respect to any bulk sale laws), for the execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller's sale of the Mortgage Loans to the Purchaser, (2) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained or made and (3) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

     (c) Upon discovery by any of the parties hereto of a breach of any of the representations and warranties made pursuant to and set forth in subsection (b) above which materially and adversely affects the interests of the Purchaser or a breach of any of the representations and warranties made pursuant to subsection
(a) above and set forth in Exhibit C which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Purchaser or its successors and assigns (including, without limitation, the Trustee and the holders of the Certificates), the party discovering such breach shall give prompt written notice to the other party hereto.

     SECTION 5. Representations, Warranties and Covenants of the Purchaser.

     (a) The Purchaser, as of the date hereof, hereby represents and warrants to, and covenants with, the Seller that:

                  (i) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of State of Delaware.

                  (ii) The execution and delivery of this Agreement by the Purchaser, and the performance of, and compliance with, the terms of this Agreement by the Purchaser, will not violate the Purchaser's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                  (iii) The Purchaser has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance of, and compliance with, the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

                  (vi) No litigation is pending or, to the best of the Purchaser's knowledge, threatened against the Purchaser which would prohibit the Purchaser from entering into this Agreement or, in the Purchaser's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

                  (vii) The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchasers and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or the consummation of any of the transactions contemplated hereby.

                  (viii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby, other than (1) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained or made and (2) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Purchaser under this Agreement.

     (b) Upon discovery by any of the parties hereto of a breach of any of the representations and warranties set forth above which materially and adversely affects the interests of the Seller, the party discovering such breach shall give prompt written notice to the other party hereto.

     SECTION 6.  Repurchases.

     (a) Upon discovery by any of the parties hereto of any Defect (as defined in the Pooling and Servicing Agreement) in respect of the Mortgage File for any Mortgage Loan or a breach of any representation or warranty made pursuant to
Section 4(a) and set forth in Exhibit C, which Defect or breach, as the case may be, materially and adversely affects the value of any Mortgage Loan or the interests therein of the Purchaser or its successors and assigns (including, without limitation, the Trustee and the holders of the Certificates), the party discovering such breach or Defect shall give prompt written notice to the Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage
Loan) or the Trustee. Within 90 days of receipt of notice by the Seller, from the Servicer, the Special Servicer or the Trustee of such breach or Defect, the Seller shall cure such Defect or breach, as the case may be, in all material respects or repurchase the affected Mortgage Loan from the then owner(s) thereof at the applicable Purchase Price (as defined in the Pooling and Servicing Agreement), on a whole-loan, servicing released basis, by payment of such Purchase Price by wire transfer of immediately available funds to the account designated by such owner(s); provided, however, that in lieu of effecting any such repurchase, the Seller will be permitted to deliver a Qualifying Substitute Mortgage Loan and to pay a cash amount equal to the applicable Substitution Shortfall Amount, subject to the terms and conditions of the Pooling and Servicing Agreement. Conveyance of such Mortgage Loans shall be made free and clear of all Liens and encumbrances created or suffered by the Purchaser or any subsequent holder.

     If the Seller is notified of a Defect in any Mortgage File that corresponds to information set forth in the Mortgage Loan Schedule, the Seller shall promptly correct such Defect and provide a new, corrected Mortgage Loan Schedule to the Purchaser, which corrected Mortgage Loan Schedule shall be deemed to amend and replace the existing Mortgage Loan Schedule for all purposes.

     (b) Notwithstanding Section 6(a), within 90 days of the earlier of discovery or receipt of notice by the Seller, from either the Purchaser or any successor or assign thereof, that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 86OG(a)(3) of the Code without regard to clause (A)(i) or (ii) thereof, the Seller shall repurchase such Mortgage Loan from the then owner(s) thereof at the applicable Purchase Price by payment of such Purchase Price by wire transfer of immediately available funds to the account designated by such owner(s); provided, however, that in lieu of effecting any such repurchase, the Seller will be permitted to deliver a Qualifying Substitute Mortgage Loan and to pay a cash amount equal to the applicable Substitution Shortfall Amount, subject to the terms and conditions of the Pooling and Servicing Agreement.

     (c) In connection with any repurchase of or substitution for a Mortgage Loan contemplated by this Section 6, the then owner(s) thereof shall tender promptly or cause to be tendered promptly to the Seller, upon delivery of a receipt executed by the Seller, the related Mortgage File and Servicing File, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Purchaser or the Trustee shall be endorsed or assigned, as the case may be, to the Seller in the same manner. The form and sufficiency of all such instruments and certificates shall be the responsibility of the Seller.

     (d) Except as provided in Section 2(b), this Section 6 provides the sole remedies available to the Purchaser, and its successors and assigns (including, without limitation, the Trustee and the holders of the Certificates) respecting any Defect in a Mortgage File or any breach of any representation or warranty made pursuant to Section 4(a) and set forth in Exhibit C, or in connection with the circumstances described in Section 6(b). If the Seller defaults on its obligations to cure, to repurchase, or to substitute for, any Mortgage Loan in accordance with Section 6(a) or 6(b) or disputes its obligation to cure, to repurchase, or to substitute for, any Mortgage Loan in accordance with either such subsection, the Purchaser or its successors and assigns may take such action as is appropriate to enforce such payment or performance, including, without limitation, the institution and prosecution of appropriate proceedings. To the extent the Purchaser prevails in such proceeding, the Seller shall reimburse the Purchaser for all necessary and reasonable costs and expenses incurred in connection with the enforcement of such obligation of the Seller to cure, to repurchase, or to substitute for, any Mortgage Loan in accordance with
Section 6(a) or 6(b).

     SECTION 7.  Closing.

     The closing of the purchase and sale of the Mortgage Loans (the "Closing") shall be held at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038 at 10:00 a.m., New York City time, on the Closing Date.

     The Closing shall be subject to each of the following conditions:

                  (i) All of the representations and warranties of the Seller specified herein shall be true and correct as of the Closing Date, and the Aggregate Cut-off Date Balance shall be within the range permitted by Section 1 of this Agreement;

                  (ii) All documents specified in Section 8 (the "Closing Documents"), in such forms as are agreed upon and acceptable to the Purchaser, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

                  (iii) The Seller shall have delivered and released to the Trustee, the Purchaser or the Purchaser's designee, as the case may be, all documents and funds required to be so delivered pursuant to Section 2;

                  (iv) The result of any examination of the Mortgage Files and Servicing Files performed by or on behalf of the Purchaser pursuant to
         Section 3 shall be satisfactory to the Purchaser in its reasonable determination;

                  (v) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

                  (vi) The Seller shall have paid or agreed to pay all fees, costs and expenses payable by it to the Purchaser pursuant to this Agreement; and

                  (vii) Neither the Underwriting Agreement nor the Certificate Purchase Agreement shall have been terminated in accordance with its terms.

     Both parties agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

     SECTION 8.  Closing Documents.

     The Closing Documents shall consist of the following:

     (a) This Agreement duly executed and delivered by the Purchaser and the Seller;

     (b) An Officer's Certificate substantially in the form of Exhibit D-1 hereto, executed by the Secretary or an assistant secretary of the Seller, and dated the Closing Date, and upon which the Purchaser and each Underwriter may rely, attaching thereto as exhibits the organizational documents of the Seller;

     (c) A certificate of good standing regarding the Seller from the Secretary of State for the State of Delaware, dated not earlier than 30 days prior to the Closing Date;

     (d) A certificate of the Seller substantially in the form of Exhibit D-2 hereto, executed by an executive officer or authorized signatory of the Seller and dated the Closing Date, and upon which the Purchaser and each Underwriter may rely;

     (e) Written opinions of counsel for the Seller, substantially in the form of Exhibits D-3A and D-3B hereto and subject to such reasonable assumptions and qualifications as may be requested by counsel for the Seller and acceptable to counsel for the Purchaser, dated the Closing Date and addressed to the Purchaser and each Underwriter;

     (f) Any other opinions of counsel for the Seller reasonably requested by the Rating Agencies in connection with the issuance of the Certificates, each of which shall include the Purchaser and each Underwriter as an addressee; and

     (g) Such further certificates, opinions and documents as the Purchaser may reasonably request.

     SECTION 9.  Indemnification.

     (a) The Seller agrees to indemnify and hold harmless the Purchaser, its officers and directors, and each person, if any, who controls the Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange
Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus Supplement, the Memorandum, the Diskette or, insofar as they are required to be filed as part of the Registration Statement pursuant to the No-Action Letters, any Computational Materials or ABS Term Sheets with respect to the Registered Certificates, or in any revision or amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission (in the case of any such Computational Materials or ABS Term Sheets, when read in conjunction with the Prospectus and, in the case of the Memorandum, when read together with the other information specified therein as being available for review by investors) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; but only if and to the extent that (i) any such untrue statement or alleged untrue statement is with respect to information regarding the Mortgage Loans contained in the Loan Detail or, to the extent consistent therewith, the Diskette, or (ii) any such untrue statement or alleged untrue statement or omission or alleged omission is with respect to information regarding  the  Seller  or  the  Mortgage  Loans  contained  in  the  Prospectus
Supplement or the Memorandum under the headings "Summary of Prospectus Supplement--The Mortgage Loans", "Risk Factors--The Mortgage Loans" and/or "Description of the Mortgage Pool" or contained on Annex A to the Prospectus Supplement (exclusive of the Loan Detail), and such information does not represent a restatement or aggregation of information contained in the Loan Detail; or (iii) such untrue statement, alleged untrue statement, omission or alleged omission arises out of or is based upon reliance on the accuracy of the representations and warranties of the Seller set forth in or made pursuant to
Section 4(b); provided, that the indemnification provided by this Section 9 shall not apply to the extent that such untrue statement of a material fact or omission of a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading, was made as a result of an error in the manipulation of, or calculations based upon, the Loan Detail. This indemnity agreement will be in addition to any liability which the Seller may otherwise have.

     For purposes of the foregoing, "Registration Statement" shall mean the registration statement No. 333-08328 filed by the Purchaser on Form S-3, including without limitation exhibits thereto and information incorporated therein by reference; "Prospectus" shall mean the prospectus dated March 16, 1998, as supplemented by the prospectus supplement dated March 24, 1998 (the "Prospectus Supplement"), relating to the Registered Certificates; "Memorandum" shall mean the private placement memorandum dated March 24, 1998, relating to the Non-Registered Certificates; "Computational Materials" shall have the meaning assigned thereto in the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") to Kidder, Peabody Acceptance Corporation 1, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters"); and "ABS Term Sheets" shall have the meaning assigned thereto in the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder Letters, the "No-Action Letters").

     (b) Promptly after receipt by any person entitled to indemnification under this Section 9 (each, an "Indemnified Party") of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the Seller (the "Indemnifying Party") under this Section 9, notify the Indemnifying Party in writing of the commencement thereof; but the omission to notify the Indemnifying Party will not relieve it from any liability that it may have to any Indemnified Party otherwise than under this Section 9. In case any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other Indemnified Parties that are different from or additional to those available to the Indemnifying Party, the Indemnified Party or Indemnified Parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such
Indemnified Party or Indemnified Parties. Upon receipt of notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense of such action and approval by the Indemnified Party of counsel, which approval will not be unreasonably withheld, the Indemnifying Party will not be liable for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, unless (i) the Indemnified Party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel, approved by the Purchaser and the Indemnifying Party, representing all the Indemnified Parties under Section 9(a) and Section 1 of the Underwriting Agreement who are parties to such action),
(ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action or (iii) the Indemnifying Party has authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii). Unless it shall assume the defense of any proceeding, the Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there shall be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party, but only to the extent provided in paragraph (a) of this
Section 9, from and against any loss or liability by reason of such settlement or judgment. If the Indemnifying Party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed, or, if such settlement provides for release of the Indemnified Party in connection with all matters relating to the proceeding which has been asserted against the Indemnified Party in such proceeding by the other parties to such settlement, without the consent of the Indemnified Party.

     (c) If the indemnification provided for in this Section 9 is due in accordance with its terms but is for any reason held by a court to be unavailable to an Indemnified Party on grounds of policy or otherwise, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Indemnified Parties and the Indemnifying Parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such parties.

     (d) The Purchaser and the Seller agree that it would not be just and equitable if contribution pursuant to Section 9(c) were determined by pro rata allocation or by any other method of allocation that does not take account of the considerations referred to in Section 9(c) above. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in this Section 9 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, except where the Indemnified Party is required to bear such expenses pursuant to this Section 9, which expenses the Indemnifying Party shall pay as and when incurred, at the request of the Indemnified Party, to the extent that the Indemnifying Party will be ultimately obligated to pay such expenses. If any expenses so paid by the Indemnifying Party are subsequently determined to not be required to be borne by the Indemnifying Party hereunder, the party that received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The indemnity and contribution agreements contained in this Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Indemnified Party, and (iii) acceptance of and payment for any of the Certificates.

     SECTION 10.  Costs.

     Costs relating to the transactions contemplated hereby shall be borne by the respective parties hereto in accordance with the Allocation Agreement.

     SECTION 11.  Notices.

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to by certified mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by a similar mailed writing, if to the Purchaser, addressed to Deutsche Mortgage & Asset Receiving Corporation, One International Place, Room 520, Boston, Massachusetts 02110, Attention: R. Douglas Donaldson, facsimile no. (617) 951-7650, with a copy to Anna H. Glick, Esq., Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, facsimile no.
(212) 504-6666, or such other address or facsimile number as may hereafter be furnished to the Seller in writing by the Purchaser; and if to the Seller, addressed to ContiTrade Services L.L.C., 277 Park Avenue, 38th Floor, New York, New York 10172, attention: Chief Counsel, facsimile no. (212) 207-5251, or to such other address or facsimile number as the Seller may designate in writing to the Purchaser.

     SECTION 12.  Third Party Beneficiaries.

     Each of the officers,  directors  and  controlling  persons  referred to in
Section 9 hereof is an intended third party beneficiary of the covenants and indemnities of the Seller set forth in Section 9 of this Agreement. It is acknowledged and agreed that such covenants and indemnities may be enforced by or on behalf of any such person or entity against the Seller to the same extent as if it were a party hereto.

     SECTION 13. Representations, Warranties and Agreements to Survive Delivery.

     All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Seller to the Purchaser or its designee.

     SECTION 14.  Severability of Provisions.

     Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

     SECTION 15.  Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     SECTION 16.  GOVERNING LAW.

     THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES EXCEPT THAT THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

     SECTION 17.  Further Assurances.

     The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

     SECTION 18.  Successors and Assigns.

     The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. The Purchaser has the right to assign its interest under this Agreement, in whole or in part, as may be required to effect the purposes of the Pooling and Servicing Agreement, and the assignee shall, to the extent of such assignment, succeed to the rights and obligations hereunder of the Purchaser. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser, and their permitted successors and assigns, and the indemnified parties referred to in Section 9.

     SECTION 19.  Amendments.

     No term or provision of this Agreement may be amended, waived, modified or in any way altered, unless such amendment, waiver, modification or alteration is in writing and signed by a duly authorized officer of the party against whom such amendment, waiver, modification or alteration is sought to be enforced. In addition, this Agreement may not be changed in any manner which would have a material adverse effect on any third party beneficiary under Section 12 hereof without the prior consent of that person.

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.


                              CONTITRADE SERVICES L.L.C.


                              By:--------------------------------------------
                                 Name:
                                 Title:


                              By:--------------------------------------------
                                 Name:
                                 Title:


                             DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION


                             By:--------------------------------------------
                                Name:
                                Title:

                                                                   Cut-Off Date
   Loan        Loan                                                 Principal
  Seller      Number    Property Name                                Balance
  ------      ------    -------------                                -------

  Conti       ST001     Perdido Beach Resort                       22,386,920
  Conti      MP-1022    Brea Union Plaza                           19,968,453
  Conti      9510172    Hyatt Arlington                            19,406,230
  Conti    9761-HSP(A)  Homewood Suites- San Jose                  18,470,000
  Conti       97-27C    Foxdale Manor Apartments                   18,429,585
  Conti      A970027    Southwestern Bell Call Center              15,436,550
  Conti      9810050    Consolidated Wash Depot Car Washes         14,587,046
  Conti      9810050A   Sonny's Car Wash - Hollywood
  Conti      9810050B   Sonny's Car Wash - Lauderhill
  Conti      9810050C   Sonny's Car Wash - Lighthouse Point
  Conti      9810050D   Sonny's Car Wash - Malden
  Conti      9810050E   Sonny's Car Wash - Nashua
  Conti      9810050F   Sonny's Car Wash - Lake Margaret/Orlando
  Conti      9810050G   Sonny's Car Wash - Raleigh/Orlando
  Conti      9810050H   Sonny's Car Wash - Pompano Beach
  Conti      9810050I   Sonny's Car Wash - Reading
  Conti      9510228    Best Western Creekside Inn                 13,953,219
  Conti       25012     The Imeson Center                          13,438,883
  Conti      MP-1041    Alameda Market Square                      13,335,747
  Conti      MP-1042    Wadsworth Market Square                    13,236,077
  Conti       97-60C    Homewood Suites- San Antonio               12,750,000
  Conti    9761-HSP(C)  Homewood Suites- Kissimmee                 10,040,000
  Conti      MP-1013    Homebase, Brea Union Plaza                  9,987,302
  Conti       28001     Topflight Industrial Airpark                9,954,489
  Conti      A970044    Gateway Center                              9,684,970
  Conti    9761-HSP(B)  Homewood Suites- Jacksonville               9,520,000
  Conti      MP-1043    Havana Market Square                        9,129,704
  Conti    9761-HSP(D)  Homewood Suites- Seattle/Tukwila            8,830,000
  Conti      MP-1015    Rusty Leaf Plaza Shopping Center            8,487,914
  Conti      A970030    Quince Diamond Executive Center             8,477,247
  Conti      A970009    Old Town Center                             8,327,355
  Conti     97C-080137  Kendall Club Apartments                     8,173,567
  Conti      97-L022    1443 Park Avenue                            7,959,882
  Conti     97C-080131  IGEN Building                               7,774,370
  Conti      PMC01005   Lakeridge Tennis Club                       7,772,678
  Conti      A970020    Evergreen Square                            7,718,275
  Conti    9761-HSP(E)  Homewood Suites- Savannah                   7,640,000
  Conti     97C-080133  Fulton Loft Office Building                 7,162,166
  Conti       NYU108    Lane Hill                                   6,968,694
  Conti      9510148    Oak Grove Institute Foundation              5,950,561
  Conti      A970018    Raintree Village                            5,929,973
  Conti      MP-1048    Jewell Market Square                        5,591,445
  Conti      9754-KMJ   K-Mart- Jackson                             5,485,651
  Conti       97-36C    Ramada Inn - Kansas City                    5,478,421
  Conti      MP-1044    Leetsdale Market Square                     5,352,239
  Conti     97C-070126  Princeton Square Apartments                 5,280,184
  Conti      9410235    Combest Self Storage Consolidation          5,231,589
  Conti      9410235A   Lockup Self Storage
  Conti      9410235B   Allspace Self Storage
  Conti      9410235C   Garth Road Self Storage
  Conti      9410235D   Storage Station - La Porte
  Conti      9410235E   Stow Away Self Storage
  Conti      A970025    Peter Harris Plaza Consolidation            5,177,909
  Conti      A970025A   Peter Harris Plaza I - Dewitt
  Conti      A970025B   Peter Harris Plaza - East Greenbush
  Conti      A970025C   Peter Harris Plaza III - Bethlehem
  Conti      A970025D   Peter Harris Plaza IV - Greece
  Conti     97C090152   Park Place                                  4,990,781
  Conti     9510198SN   Phoenix West Plaza                          4,987,693
  Conti      NY97003    Surrey Carlton Apts.                        4,956,956
  Conti      97-H008    Southport Manor Convalescent Center         4,873,824
  Conti      A970037    Fremont Village Square                      4,821,862
  Conti      MP-1045    Pecos Market Place                          4,644,587
  Conti      HCCA1880   Holiday Inn - Lawton                        4,588,744
  Conti      A960018    Duke Tower Residential Suites               4,494,343
  Conti      97-L037    K-Mart,  Des Moines                         4,486,742
  Conti     9510211SN   Auto Care Plaza                             4,303,646
  Conti     97C-100155  Wing Park Shopping Center                   4,292,947
  Conti      A970075    Jefferson Smurfit Office Building           4,292,202
  Conti     97-42-HBS   Hannaford Brothers Supermarket              4,145,452
  Conti      A970048    Capitol Steps Apartments                    3,993,293
  Conti      9510239    Pacific Belgrave                            3,983,007
  Conti      9510164    Pacific Randolph                            3,983,007
  Conti     97C-080018  The Deerhaven/Sunset Consolidation          3,966,070
  Conti    97C-080018A  The Larchwood and Deerhaven Inns
  Conti    97C-080018B  The Sunset Motel
  Conti       NYU107    The Waterview                               3,882,558
  Conti       28002     Tucker Street Warehouse                     3,583,721
  Conti     97C-03121   Rosemeade Park Shopping Center              3,488,572
  Conti       97-3C     Hotel Colonial America                      3,292,729
  Conti       26585     Baychester Shopping Center                  3,241,264
  Conti     97C-090144  Kedzie Plaza South                          3,238,745
  Conti      97-H013    Santa Fe Trail Health Care Center           3,086,049
  Conti      9410243    The Vault                                   3,079,636
  Conti     97C-070125  Vallejo Village Shopping Center             3,076,237
  Conti       25018     Abba Apartments                             2,994,280
  Conti      97C-0999   Summertree Shopping Center                  2,986,583
  Conti      A960040    International Plaza Shopping Center         2,946,349
  Conti      9510192    Avalon Apartments                           2,890,903
  Conti      97-H012    Red Rocks Care Center                       2,792,983
  Conti      A960038    Montefiore Medical Center                   2,734,302
  Conti     9510221SN   Veterans Road Apartments                    2,691,818
  Conti      A970066    Folsom @12th Street                         2,643,743
  Conti      9410239    A Storage Inn #1 & #4                       2,598,485
  Conti      9410239A   A Storage Inn # 1
  Conti      9410239B   A Storage Inn # 4
  Conti     9510195SN   Tunkhannock Village Center                  2,591,790
  Conti      97-H025    Cascade Terrace Nursing Home                2,489,389
  Conti      HCCA2035   Ramada Inn-Cocoa, FL                        2,454,768
  Conti      MP-1050    Gerbes Shopping Center                      2,402,029
  Conti      9410249    Budget Self Storage- Marlow                 2,391,601
  Conti      96-L014    Springhill Shopping Center                  2,388,604
  Conti      A970063    Governor's Plaza                            2,314,478
  Conti      HCCA1975   Ramada Inn-Florence                         2,291,745
  Conti      9410222    Atlantic Mini Storage - San Pablo           2,280,793
  Conti      9410227    Arizona Storage Inns                        2,243,678
  Conti      MP-1049    Table Mesa Center                           2,202,691
  Conti    2255-09144CM1Pine Ridge Apartments                       2,198,179
  Conti      97-L018    9300 East Hampton Drive                     2,188,806
  Conti      A960047    Coit Medical Building                       2,166,047
  Conti      A960033    Commercial Point                            2,161,965
  Conti      9610072    Blue Valley Mobile Home Park                2,140,919
  Conti      MP-1047    Southgate Plaza Shopping Center             2,122,955
  Conti      9510147    Pico Blvd                                   2,093,977
  Conti       90145     Terrace Club Apartments                     2,072,539
  Conti      97-L019    Airborne Complex/Jo-Ann Fabrics Center      1,994,961
  Conti      9410252    Sun City RV & Mini Storage                  1,993,034
  Conti      9410209    Commerce Freeway Center                     1,993,004
  Conti      97-H009    Crowne Health Care of Greenville            1,990,757
  Conti      9510150    Holiday Inn Express - Greenfield            1,939,366
  Conti      9410241    A Storage Inn #3 & #5                       1,905,223
  Conti      9410241A   A Storage Inn #3
  Conti      9410241B   A Storage Inn #5
  Conti      9410219    Tanglewood Self Storage                     1,868,235
  Conti      9410216    Security Public Storage - Pittsburg         1,816,203
  Conti      97C-0128   Briarwood Apartments                        1,813,804
  Conti      MP-1046    Capitol Hill Center                         1,784,080
  Conti      9510181    Holly-Norm Plaza                            1,767,685
  Conti      HCCA1800   River Valley Motor Inn                      1,749,071
  Conti      9510170    Woodstone Plaza                             1,743,046
  Conti      9410232    Secure Self Storage-Livonia                 1,695,717
  Conti      9410251    Crocker's Lockers                           1,693,670
  Conti      A970024    Montefiore Medical Center                   1,690,033
  Conti        1022     Checkered Flag Car Wash                     1,647,055
  Conti      HCCA2049   Super 8 - Nampa                             1,646,379
  Conti       NYU106    Setre Corp.                                 1,644,385
  Conti      97-S020    One Elliot Place                            1,595,596
  Conti       NYU115    Quaker Villa Shopping Center                1,594,555
  Conti      97-H006    The Pointe Assisted Living Facilities       1,574,735
  Conti      97-S075    South Towne Business Park #4                1,548,481
  Conti      HCCA2050   Super 8 - Winnemucca                        1,546,679
  Conti      A970049    Oswego Midtown Center                       1,542,688
  Conti      9410250    Stonebrook Self-Storage                     1,494,275
  Conti       NYU109    Inwood Properties                           1,493,173
  Conti      NYU109A    10 Vermilyea
  Conti      NYU109B    17-19 Vermilyea
  Conti      NYU109C    530 Isham Street
  Conti      9510158    Sam Sung Plaza                              1,488,442
  Conti      A970023    Pacific Sales                               1,474,376
  Conti      HCCA2048   Super 8 - Clearfield                        1,397,000
  Conti       NYU117    Kensington Apartments                       1,394,590
  Conti      97-L023    K-Mart - Toledo                             1,394,487
  Conti     2243-09108  Airborne Freight                            1,367,169
  Conti      9410217    Newport Business Plaza                      1,359,365
  Conti      9510149    Aldine Westfield Road                       1,339,249
  Conti      HCCA2046   Super 8 - Ankeny                            1,337,129
  Conti       MM005     Lake Worth Village                          1,323,947
  Conti      PMC1003    Edwards Cinema                              1,321,016
  Conti      9410233    Secure Self Storage-Waterford               1,296,725
  Conti      HCCA1925   Econo Lodge- Warrensville                   1,295,555
  Conti      97-S088    Westador Shopping Center                    1,295,251
  Conti       26583     845 Gerard Ave.                             1,294,983
  Conti       MM002     Normandy Manor Apartments                   1,293,979
  Conti      9510205    Payless Foods Supermarket                   1,275,588
  Conti       NYU111    39 Queens Boulevard                         1,268,389
  Conti      97-L026    Pier 1 Imports- Larchmont                   1,245,516
  Conti      9510202    Phoenix School                              1,220,354
  Conti       MM004     Garden Gate Apartments                      1,219,327
  Conti      9510171    Town & Country Adult Living                 1,196,057
  Conti       NYU113    Sono Court                                  1,195,771
  Conti     9510190SN   Federal Way Self Storage                    1,193,539
  Conti      97-S067    Chateau Royale Apartments                   1,170,402
  Conti      97-H010    Fountain Retirement Hotel                   1,145,866
  Conti      A970034    537 Sweeten Creek Industrial Park           1,066,466
  Conti      97C-0116   53rd Street                                 1,065,130
  Conti       28000     Newington Warehouse                         1,061,959
  Conti      HCCA2047   Super 8 - Boone                             1,027,793
  Conti      97099964   Morrow I Office Building                     997,924
  Conti       NYU110    Jubilee Supermarket                          996,537
  Conti      97-S036    Manassas Industrial Park                     971,568
  Conti      97060017   Meadowbrook MHP                              965,208
  Conti      97-S039    Suitland Shopping Center                     955,743
  Conti      9610066    Youngstown Mobile Home Park                  945,394
  Conti       NYU114    723 St. Nicholas Avenue                      920,563
  Conti      97-S093    Patuxent Self Storage                        848,055
  Conti      9410223    Okie Storage                                 846,691
  Conti      97-S079    Lake Pointe Apartments                       828,354
  Conti      97-S035    Scoville Street                              826,319
  Conti      97-S038    Suitland Plaza Shopping Center               806,408
  Conti      PMC01000   Mimi's Cafe                                  795,961
  Conti       26582     3810 Bailey Avenue                           794,915
  Conti      HCCA2045   Super 8 - Abilene                            768,350
  Conti      97-S037    Plaza 28                                     767,290
  Conti      9410230    U-Stor-It Warehouse                          747,741
  Conti      9610073    Green River Mobile Home Park                 691,485
  Conti      97-S051    Camelot Apartments                           645,137
  Conti      97-S052    Gilbert Apartments                           621,592
  Conti      97-S021    House of Carpets & Interiors                 612,437
  Conti      97-S087    West Hill Mobile Manor                       573,200
  Conti      97-S069    Windcrest Apartments                         571,347
  Conti      97-S074    Western Community Bank                       548,472
  Conti      97-S056    D'Orleans Apartments                         537,605
  Conti      97-S064    Andrews Avenue                               497,038
  Conti      97060028   Orange County NECA                           494,388
  Conti      97-S047    19 Norwich Street                            473,914
  Conti      97-S078    North Meadow Office Building                 473,681
  Conti      97-S072    1615-1619 Pitkin Avenue                      427,594
  Conti      97-S045    260 Hawthorne Street                         406,475
  Conti      97-S043    96 Stedman Street                            358,468
  Conti      97-S040    Hughes Industrial Center                     342,690
  Conti      97-S073    Canyon Place Apartments                      338,363
  Conti      97-S077    Executive Warehouse & Storage                299,167
  Conti      97-S070    The Retreat Apartments                       272,645
  Conti      97-H007    Nursing Love and Care, Inc.                  263,676
  Conti      97-S025    Maple Leaf Office Complex                    259,769
  Conti      97-S044    223 Islip Avenue                             230,875
  Conti      97-S089    3-3A Rose Street                             177,591
  Conti      97-S055    Sands Chiropractic                           149,134

                        Total                                      682,577,438

                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

     The Mortgage Loan Schedule shall set forth, among other things, the following information with respect to each Mortgage Loan:

          (a)  the loan number;

          (b) the street address (including city, state and zip code) of the related Mortgaged Property;

          (c) the Mortgage Rate in effect as of the Cut-off Date and that the Mortgage Loan is a fixed rate Mortgage Loan;

          (d)  the original principal balance;

          (e)  the Stated Principal Balance as of the Cut-off Date;

          (f) the (A) Maturity Date for each Mortgage Loan, and (B) with respect to each Mortgage Loan with an Anticipated Repayment Date, the Anticipated Repayment Date;

          (g)  the Due Date;

          (h)  whether such Mortgage Loan has an Anticipated Repayment Date;

          (i)  the Primary Servicing Fee Rate;

          (j) whether the Mortgage Loan is an Actual/360 Loan or an Actual/365 Loan; and

          (k)  whether such Mortgage Loan is a Healthcare Loan.

The Mortgage Loan Schedule shall also set forth the aggregate Stated Principal Balance as of the Cut-off Date for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required. Certain of the above-referenced items are described on the Mortgage Loan Schedule attached hereto. Certain of the above-referenced items are described on Exhibit B-1 and Exhibit B-2 to the Pooling and Servicing Agreement and are incorporated by reference into the Mortgage Loan Schedule attached hereto.

                                    EXHIBIT B

                                THE MORTGAGE FILE

     The "Mortgage File" for any Mortgage Loan shall, subject to Section 2(b), collectively consist of the following documents:

                   (i) the original Note, endorsed by the most recent endorsee prior to the Trustee or, if none, by the Originator, without recourse, either in blank or to the order of the Trustee in the following form: "Pay to the order of LaSalle National Bank, as trustee for the registered holders of Deutsche Mortgage & Asset Receiving Corporation, Mortgage Pass-Through Certificates, Series 1998-C1, without recourse";

                  (ii) the original or a copy of the Mortgage and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the Originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording indicated thereon;

                 (iii) an original assignment of the Mortgage, in recordable form, executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of the Trustee (in such capacity);

                  (iv) the original or a copy of the related Assignment of Leases, Rents and Profits (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the Originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording thereon;

                   (v) an original assignment of any related Assignment of Leases, Rents and Profits (if such item is a document separate from the Mortgage), in recordable form, executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (iii) above;

                  (vi) an original or copy of any related security agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the Originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any;

                  (vii) an original assignment of any related security agreement (if such item is a document separate from the Mortgage) executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (iii) above;

                  (viii) originals or copies of all assumption, modification, written assurance and substitution agreements, with evidence of recording thereon if appropriate, in those instances where the terms or provisions of the Mortgage, Note or any related security document have been modified or the Mortgage Loan has been assumed;

                  (ix) the original or a copy of the lender's title insurance policy issued as of the date of the origination of the Mortgage Loan, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property;

                  (x) the original or a copy of any guaranty of the obligations of the mortgagor under the Mortgage Loan together with (A) if applicable, the original or copies of any intervening assignments of such guaranty showing a complete chain of assignment from the Originator of the Mortgage Loan to the most recent assignee thereof prior to the Trustee, if any, and (B) an original assignment of such guaranty executed by the most recent assignee thereof prior to the Trustee or, if none, by the Originator;

                  (xi) (A) file or certified copies of any UCC financing statements and continuation statements which were filed in order to perfect (and maintain the perfection
                          of) any security interest held by the Originator of the Mortgage Loan (and each assignee of record prior to the Trustee) in and to the personalty of the mortgagor at the Mortgaged Property (in each case with evidence of filing thereon) and which were in the possession of the Seller (or its agent) at the time the Mortgage Files were delivered to the Trustee and
                          (B) if any such security interest is perfected and the earlier UCC financing statements and continuation statements were in the possession of the Seller, a UCC financing statement executed by the most recent assignee of record prior to the Trustee or, if none, by the Originator, evidencing the transfer of such security interest, either in blank or in favor of the Trustee;

                  (xii) the original or a copy of the power of attorney (with evidence of recording thereon, if appropriate) granted by the Mortgagor if the Mortgage, Note or other document or instrument referred to above was signed on behalf of the Mortgagor pursuant to such power of attorney;

                  (xiii) if the Mortgagor has a leasehold interest in the related Mortgaged Property, the original ground lease or a copy thereof;

                  (xiv) the original of the Loan Agreement or counterpart thereof relating to such Mortgage Loan, if any;

                  (xv)    copies of the  original  Environmental  Reports of the
                          Mortgaged   Properties   made   in   connection   with
                          origination of the Mortgage Loans, if any;

                  (xvi) copies of the original Management Agreements, if any, for the Mortgaged Property;

                  (xvii) if the related assignment of contracts is separate from the Mortgage, the original executed version of such assignment of contracts and the assignment thereof to the Trustee;

                  (xviii) if any related  Lock-Box  Agreement or Cash Collateral
                          Account Agreement is separate from the Mortgage or Loan Agreement, a copy thereof; with respect to the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts, if any, a copy of the UCC-1 financing statements, if any, submitted for filing with respect to the Mortgage Loan Seller's security interest in the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts and all funds contained therein (and UCC-3 financing statements assigning such security interest to the Trustee on behalf of the Certificateholders); and

                  (xix)   any other written  agreements  related to the Mortgage
                          Loan.

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Purchaser or the Trustee, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received. The original assignments referred to in clauses
(iii), (v), (vii) and (x)(B), may be in the form of one or more instruments in recordable form in any applicable filing offices.

                                    EXHIBIT C

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER
                     REGARDING THE INDIVIDUAL MORTGAGE LOANS

     With respect to each Mortgage Loan, the Seller hereby represents and warrants, as of the date hereinbelow specified or, if no such date is specified, as of the Closing Date, except as set forth on Schedule C-1 hereto that:

     (i) Ownership of Mortgage Loans. Immediately prior to the transfer thereof to the Purchaser, the Seller had good and marketable title to, and was the sole owner and holder of, such Mortgage Loan, free and clear of any and all liens, encumbrances and other interests on, in or to such Mortgage Loan (other than, in certain cases, the right of a subservicer to directly service such Mortgage
Loan). Such transfer validly assigns ownership of such Mortgage Loan to the Purchaser free and clear of any pledge, lien, encumbrance or security interest.

     (ii) Authority to Transfer Mortgage Loans. The Seller has full right and authority to sell, assign and transfer such Mortgage Loan. No provision of the Note, Mortgage or other loan document relating to such Mortgage Loan prohibits or restricts the Seller's right to assign or transfer such Mortgage Loan.

     (iii) Mortgage Loan Schedule. The information pertaining to such Mortgage Loan set forth in the Mortgage Loan Schedule was true and correct in all material respects as of the Cut-off Date.

     (iv) Payment Record. Such Mortgage Loan was not delinquent as of the Cut-off Date (giving effect to any applicable grace periods), and has not been during the twelve-month period prior thereto, 30 days or more delinquent in respect of any debt service payment required thereunder, without giving effect to any applicable grace period.

     (v) Permitted Encumbrances. The related Mortgage constitutes a valid first lien upon the related Mortgaged Property, including all buildings located thereon and all fixtures attached thereto, such lien being subject only to (A) the lien of current real property taxes and assessments not yet due and payable,
(B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, and (C) exceptions and exclusions specifically referred to in the lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of such Mortgage Loan (the exceptions set forth in the foregoing clauses (A), (B) and (C) collectively, "Permitted Encumbrances"). The Permitted Encumbrances do not materially interfere with the security intended to be provided by the related Mortgage, the current use or operation of the related Mortgaged Property or the current ability of the Mortgaged Property to generate net operating income sufficient to service the Mortgage Loan. If the Mortgaged Property is operated as a nursing facility, a hospitality property or a multifamily property, the Mortgage, together with any separate security agreement, similar agreement and UCC financing statement, if any, establishes and creates a first priority, perfected security interest, to the extent such security interest can be perfected by the recordation of a Mortgage or the filing of a UCC financing statement, in all personal property owned by the Mortgagor that is used in, and is reasonably necessary to, the operation of the related Mortgaged Property.

     (vi) Title Insurance. The lien of the related Mortgage is insured by an ALTA lender's title insurance policy ("Title Policy"), or its equivalent as adopted in the applicable jurisdiction, issued by a nationally recognized title insurance company, insuring the originator of such Mortgage Loan, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances (or, if a title insurance policy has not yet been issued in respect of the Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of such loan). Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and, to the Seller's knowledge, no material claims have been made thereunder and no claims have been paid thereunder. The Seller has not, by act or omission, done anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's actual knowledge, the insurer that issued such Title Policy is qualified to do business in the state in which the related Mortgaged Property is located,

     (vii) No Waivers by Seller of Material Defaults. The Seller has not waived any material default, breach, violation or event of acceleration existing under the related Mortgage or Note.

     (viii) No Offsets, Defenses or Counterclaims. There is no valid offset, defense or counterclaim to such Mortgage Loan.

     (ix) Condition of Property; Condemnation. Except as set forth in any engineering report prepared in connection with the origination of (or obtained in connection with or otherwise following the Seller's acquisition of) such Mortgage Loan, the related Mortgaged Property is, to the Seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan. The Seller has no actual notice of the commencement of a proceeding for the condemnation of all or any material portion of the related Mortgaged Property.

     (x) Compliance with Usury Laws. Except with respect to provisions relating to default interest, yield maintenance charges and prepayment premiums, such Mortgage Loan complied with all applicable usury laws in effect at its date of origination.

     (xi) Full Disbursement of Mortgage Loan Proceeds. The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder.

     (xii) Enforceability. The related Note and Mortgage and all other documents and instruments evidencing, guaranteeing, insuring or otherwise securing such Mortgage Loan have been duly and properly executed by the parties thereto, and each is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and excluding provisions relating to default interest, yield maintenance charges or prepayment premiums.

     (xiii) Insurance. All improvements upon the related Mortgaged Property are insured against loss by hazards of extended coverage in an amount (subject to a customary deductible) at least equal to the lesser of (1) the outstanding principal balance of such Mortgage Loan, (2) 100% of the full replacement cost of the improvements located on such Mortgaged Property and (3) the full insurable actual cash value of such improvements, and the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. If any portion of the improvements on the related Mortgaged Property was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of
(1) the outstanding principal balance of such Mortgage Loan, (2) the full insurable actual cash value of such Mortgaged Property, (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, and (4) 100% of the replacement cost of the improvements located on such Mortgaged Property. The Mortgage requires the Mortgagor to maintain such insurance in respect of the Mortgaged Property in addition to comprehensive general liability insurance in amounts generally required by the Seller, and at least six months rental or business interruption insurance. All such insurance required by the Mortgage to be maintained is in full force and effect and names the Originator, the Seller or their respective successors or assigns as mortgagee, loss payee or additional insured. Each such insurance policy requires prior notice to the holder of the Mortgage of termination or cancellation, and no such notice has been received, including any notice of nonpayment of premiums, that has not been cured.

     (xiv) Environmental Condition. The related Mortgaged Property was subject to one or more environmental site assessments, studies or reviews (or an update of a previously conducted assessment, study or review), which was (were) performed on behalf of the Seller, or as to which the related report was delivered to the Seller in connection with its origination or acquisition of such Mortgage Loan; and the Seller, having made no independent inquiry other than reviewing the resulting report(s) or studies and/or employing an environmental consultant to perform or review the assessment(s) referenced herein, has no knowledge of any material and adverse environmental conditions or circumstance affecting such Mortgaged Property that was not disclosed in the related report(s) or studies. The Seller has not taken any action with respect to such Mortgage Loan or the related Mortgaged Property that could subject the Purchaser, or its successors and assigns in respect of the Mortgage Loan, to any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any other applicable federal, state or local environmental law, and the Seller has not received any actual notice of a material violation of CERCLA or any applicable federal, state or local environmental law with respect to the related Mortgaged Property that was not disclosed in the related report. The related Mortgage or loan documents in the related Mortgage File requires the Mortgagor to comply with all applicable federal, state and local environmental laws and regulations.

     (xv) No Cross-Collateralization with Other Mortgage Loans. Such Mortgage Loan is not cross-collateralized with any mortgage loan that will not be included in the Trust Fund.

     (xvi) Waivers and Modifications. The terms of the related Mortgage and the Note have not been impaired, waived, altered or modified in any material respect, except as specifically set forth in the related Mortgage File.

     (xvii) Taxes and Assessments. There are no delinquent taxes, ground rents, assessments for improvements or other similar outstanding charges affecting the related Mortgaged Property which are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest and/or penalties would be payable thereon.

     (xviii) Mortgagor's Interest in Mortgaged Property. Except with respect to Mortgage Loans the Mortgagor of which is a lessee under a ground lease of a Mortgaged Property or a combination of a ground lease and a fee simple interest, the interest of the related Mortgagor in the related Mortgaged Property consists of a fee simple estate in real property.

     (xix) Whole Loan. Except as set forth on Schedule C-1 hereto, each Mortgage Loan is a whole loan.

     (xx) Valid Assignment. The assignment of the related Mortgage referred to in clause (iii) of Exhibit B constitutes the legal, valid and binding assignment of such Mortgage from the relevant assignor to the Trustee. The Assignment of Leases set forth in the Mortgage or separate from the related Mortgage and related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject only to Permitted Encumbrances, enforceable first priority lien and first priority security interest in the related Mortgagor's interest in all leases, subleases, licenses or other agreements, to the extent permitted by law, pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, and each assignor thereunder has the full right to assign the same, to the extent permitted by law. The related assignment of any Assignment of Leases, not included in a Mortgage, executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Assignment of Leases.

     (xxi) Escrows. All escrow deposits relating to such Mortgage Loan that are, as of the Closing Date, required to be deposited with the mortgagee or its agent have been so deposited.

     (xxii) No Mechanics' or Materialmen's Liens. As of the date of origination of such Mortgage Loan and, to the actual knowledge of the Seller, as of the Closing Date, the related Mortgaged Property was and is free and clear of any mechanics' and materialmen's liens or liens in the nature thereof which create a lien prior to that created by the related Mortgage, except those which are insured against by the Title Policy referred to in (vi) above.

     (xxiii) No Material Encroachments. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of such Mortgage Loan), as of the date of such origination, no improvement that was included for the purpose of determining the appraised value of the related Mortgaged Property at the time of origination of such Mortgage Loan lay outside the boundaries and building restriction lines of such property to any material extent (unless affirmatively covered by the Title Policy referred to in paragraph (vi) above), and no improvements on adjoining properties encroached upon such Mortgaged Property to any material extent. To the Seller's knowledge, based upon opinions of counsel, endorsement to such Title Policy and/or other due diligence customarily performed by the Seller, the improvements located on or forming part of such Mortgaged Property comply in all material respects with applicable zoning laws and ordinances (except to the extent that they may constitute legal nonconforming uses).

     (xxiv) No Material Default. (A) To the Seller's knowledge, there exists no material default, breach or event of acceleration under the related Mortgage or Note, and (B) the Seller has not received actual notice of any event (other than payments due but not yet delinquent) that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a material default, breach or event of acceleration; provided, however, that this representation and warranty does not cover any default, breach or event of acceleration that specifically pertains to any matter otherwise covered or addressed by any other representation and warranty made by the Seller herein.

     (xxv) Inspection. In connection with the origination or acquisition of each Mortgage Loan, the Seller inspected or caused to be inspected (either directly by the Seller, by its correspondent or by a third party) the Mortgaged Property.

     (xxvi) No Equity Participation or Contingent Interest. Except for any related Excess Interest, the Mortgage Loan contains no equity participation by the lender, and does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property, or for negative amortization.

     (xxvii) No Advances of Funds. No holder of the Mortgage Loan has, to the Seller's knowledge, advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (other than a tenant required to make its lease payments directly to the holder of the related Mortgage Loan), directly or indirectly, for the payment of any amount required by the Mortgage Loan.

     (xxviii) Licenses, Permits, Etc. To the Seller's knowledge, based on due diligence customarily performed in the origination of comparable mortgage loans by the Seller, as of the date of origination of the Mortgage Loan, (i) the related Mortgagor or operator of the related Mortgaged Property was in possession of all material licenses, permits and authorizations required by applicable laws for the ownership and operation of the related Mortgaged Property as it was then operated, and, (ii) if a related Mortgaged Property is improved by a skilled nursing, congregate care or assisted living facility, the most recent inspection or survey by governmental authorities having jurisdiction in connection with such licenses, permits and authorizations did not cite such Mortgaged Property for material violations (which shall include only "Level IV" (or equivalent) violations in the case of skilled nursing facilities) that had not been cured or as to which a plan of correction had not been submitted to and accepted by such governmental authorities. To the extent such facility participates in Medicaid or Medicare, the Seller has not received any notice that such facility is not in compliance in all material respects with the requirements of such program, such that such facility's continued participation in such program be adversely affected.

     (xxix) Servicing. The servicing and collection practices used by Seller and its designees with respect to the Mortgage Loan have been in all material respects legal, proper and prudent and have met industry standards for servicing of commercial mortgage loans.

     (xxx) Customary Remedies. The related Mortgage or Note, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph (xii)) such as to render the rights and remedies of the holders thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

     (xxxi) The indebtedness evidenced by a Mortgage Loan is not convertible to an ownership interest in the related Mortgaged Property or the related Mortgagor.

     (xxxii) Insurance and Condemnation Proceeds. The related Mortgage provides that insurance proceeds and condemnation proceeds will be applied either to restore or repair the Mortgaged Property, or to repay the principal of the Mortgage Loan.

     (xxxiii) LTV. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (A) such Mortgage Loan is secured by an interest in real property having a fair market value (1) at the date the Mortgage Loan was originated at least equal to 80 percent of the original principal balance of the Mortgage Loan or (2) at the Closing Date at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (X) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (Y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (1) and (2) of this paragraph (xxxiii) shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans; or (B) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.86OG-2(a)(1)(ii)).

     (xxxiv) LTV and Significant Modifications. If the Mortgage Loan was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (A) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (B) satisfies the provisions of either clause (A)(1) of paragraph (xxxiii) (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (A)(2) of paragraph (xxxiii), including the proviso thereto.

     (xxxv) Litigation. To the Seller's actual knowledge, there are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting the related Mortgagor or the related Mortgaged Property that, if determined adversely to such Mortgagor or Mortgaged Property, would materially and adversely affect the value of the Mortgaged Property or the ability of the Mortgagor to pay principal, interest or any other amounts due under such Mortgage Loan.

     (xxxvi) Leasehold Estate. Each Mortgaged Property consists of the related Mortgagor's fee simple estate in real estate or, if the related Mortgage Loan is secured in whole or in part by the interest of a Mortgagor as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease"), by the related Mortgagor's interest in the Ground Lease but not by the related fee interest in such Mortgaged Property (the "Fee Interest") or if the Mortgage Loan is secured in whole or in part by a Ground Lease and a Fee Interest, either (1) the ground lessor's fee interest is subordinated to the lien of the Mortgage or (2) the following apply to such Ground Lease:

                  (a) To the actual knowledge of the Seller, such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) permits the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

                  (b) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the ground lessor's related fee interest and Permitted Encumbrances;

                  (c) Except as set forth on Schedule C-1 hereto, the Mortgagor's interest in such Ground Lease is assignable to the Purchaser and its successors and assigns upon notice to, but (except in the case where such consent cannot be unreasonably withheld) without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor (except in the case where such consent cannot be unreasonably withheld);

                  (d) Such Ground Lease is in full force and effect, and the Seller has received no notice that an event of default has occurred thereunder, and, to the Seller's actual knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

                  (e) Such Ground Lease, or an estoppel letter or other agreement, requires the lessor under such Ground Lease to give notice of any default by the lessee to the mortgagee, provided that the mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease, and such Ground Lease, or an estoppel letter or other agreement, further provides that no notice of termination given under such Ground Lease is effective against the mortgagee unless a copy has been delivered to the mortgagee;

                  (f) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

                  (g) Such Ground Lease has an original term (including any extension options set forth therein) which extends not less than ten years beyond the Stated Maturity Date of the related Mortgage Loan;

                  (h) Except as set forth on Schedule C-1 hereto, under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds other than in respect of a total or substantially total loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon;

                  (i) Such Ground Lease does not impose any restrictions on subletting which would be viewed, as of the date of origination of the related Mortgage Loan, as commercially unreasonable by the Seller; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee, or in any manner, which would materially adversely affect the security provided by the related Mortgage; and

                  (j) Except as set forth on Schedule C-1 hereto, such Ground Lease requires the lessor to enter into a new lease with the Seller or its successors or assigns in the event of a termination of the Ground Lease by reason of a default by the Mortgagor under the Ground Lease, including rejection of the Ground Lease in a bankruptcy proceeding.

     (xxxvii) Deed of Trust. If the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage.

     (xxxviii) Lien Releases. Except in cases where either (a) a release of a portion of the Mortgaged Property was contemplated at origination of the Mortgage Loan and such portion was not considered material for purposes of underwriting the Mortgage Loan or (b) release is conditioned upon the satisfaction of certain underwriting and legal requirements and the payment of a release price, the related Note or Mortgage does not require the holder thereof to release all or any portion of the Mortgaged Property from the lien of the related Mortgage except upon payment in full of all amounts due under such Mortgage Loan.

     (xxxix) Junior Liens. Except as set forth on Schedule C-1 hereto, the Mortgage Loan does not permit the related Mortgaged Property to be encumbered by any lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar conditions specified therein.

     (xl) Due-On-Sale; Due-On-Encumbrance. Except as set forth in Schedule C-1 hereto, each related Mortgage or Loan Agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without complying with the requirements of the Mortgage or Loan Agreement, the related Mortgaged Property, or any interest therein, is directly or indirectly transferred or sold (except for a one-time transfer), or encumbered in connection with subordinate financing.

     (xli) Mortgagor Bankruptcy. To the Seller's knowledge, the Mortgagor is not a debtor in any state or federal bankruptcy or insolvency proceeding.

     (xlii) Defeasance Provisions. Any Mortgage Loan which contains a provision for any defeasance of mortgage collateral either (A) requires the consent of the holder of the Mortgage Loan to any defeasance, or (B) permits defeasance (i) no earlier than two years after the Closing Date (as defined in the Pooling and Servicing Agreement, dated as of March 1, 1998), (ii) only with substitute collateral constituting "government securities" within the meaning of Treas. Reg. ss. 1.86OG-2(a)(8)(i), and (iii) only to facilitate the disposition of the Mortgaged Property and not as a part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages.

     (xliii) Release or Substitution of Collateral. Such Mortgage Loan does not permit the release or substitution of collateral if such release or substitution
(a) would constitute a "significant modification" of such Mortgage Loan within the meaning of Treas. Reg. ss.1.1001-3 or (b) would cause such Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (without regard to clauses (A)(i) or (A)(ii) thereof).

     It is understood and agreed that the representations and warranties set forth in this Exhibit C shall survive delivery of the respective Mortgage Files to the Purchaser and/or the Trustee and shall inure to the benefit of the Purchaser, and its successors and assigns (including without limitation the Trustee and the holders of the Certificates), notwithstanding any restrictive or qualified endorsement or assignment.

                                                                     ContiTrade


                            SCHEDULE C-1 TO EXHIBIT C

                        EXCEPTIONS TO REPRESENTATIONS AND
                         WARRANTIES OF SELLER REGARDING
                          THE INDIVIDUAL MORTGAGE LOANS


The  following  Mortgage  Loans  are  excepted  from  the   representations  and
warranties contained in the corresponding paragraph in Exhibit C:

     (xxxvi) Leasehold Estate.

     (c) Mortgage Loans No. 9510158 (Samsung Plaza) and No. A970025B (Peter Harris -- East Greenbush) require the consent of the ground lessor for assignment of the ground lessee's interest, but such consent cannot be unreasonably withheld.

     (h) Mortgage Loan No. A970025B (Peter Harris -- East Greenbush) does not give the mortgagee the right to control insurance proceeds.

     (j) Mortgage Loans No. 9510158 (Samsung Plaza) and No. A970025B (Peter Harris -- East Greenbush) do not require the ground lessor to enter into a new lease in the event of a termination of the related ground lease.

     (xxxix) Junior Liens.

     1. Mortgage Loan No. 9761-HSP(C) (Homewood Suites -- Kissimmee) permits future subordinate financing secured by the related Mortgaged Property, subject to the following conditions:

     (a) the subordinate debt shall be used for construction of additional rooms and meeting space; and

     (b) the subordinate debt shall not exceed the greater of (i) the cost as set forth in a development budget, (ii) $7,000,000 and (iii) $85,000 or $60,000 per newly constructed 2-bedroom or 1-bedroom suite, respectively.

     A second mortgage and a pledge of partnership interests as security is permitted subject to standstill provisions.

     2. Mortgage Loan No. 9510148 (Oak Grove Institute Foundation) permits the borrower to finance healthcare receivables.

                                   EXHIBIT D-1

                      FORM OF CERTIFICATE OF AN OFFICER OF
                                   THE SELLER

                       Certificate of Officer of [SELLER]
                       ----------------------------------

     I,      ----------------------,       a      ----------------------      of
---------------------- (the "Seller"), hereby certify as follows:

     The Seller is a limited liability company duly organized and validly existing under the laws of the State of Delaware.

     Attached hereto as Exhibit I are true and correct copies of the Certificate of Formation and Limited Liability Company Agreement of the Seller, which Certificate of Formation and Limited Liability Company Agreement are on the date hereof, and have been at all times in full force and effect.

     To the best of my knowledge, no proceedings looking toward liquidation or dissolution of the Seller are pending or contemplated.

     Each person listed below is and has been duly elected and qualified as an officer or authorized signatory of the Seller and his or her genuine signature is set forth opposite his or her name:

           Name                    Office                   Signature




     Each person listed above who signed, either manually or by facsimile signature, the Mortgage Loan Purchase Agreement, dated as of March 1, 1998 (the "Purchase Agreement"), between the Seller and Deutsche Mortgage & Asset Receiving Corporation providing for the purchase by Deutsche Mortgage & Asset
Receiving Corporation from the Seller of the Mortgage Loans, was, at the respective times of such signing and delivery, duly authorized or appointed to execute such documents in such capacity, and the signatures of such persons or facsimiles thereof appearing on such documents are their genuine signatures.

     Capitalized terms not otherwise defined herein have the meanings assigned to them in the Purchase Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of ---------- --, 1998.


                                                     By:------------------------
                                                          Name:
                                                          Title:

     I, [name], [title], hereby certify that ---------- is a duly elected or appointed, as the case may be, qualified and acting ---------- of the Seller and that the signature appearing above is his or her genuine signature.

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of ---------- --, 1998.


                                                     By-------------------------
                                                          Name:
                                                          Title:

                                   EXHIBIT D-2

                        FORM OF CERTIFICATE OF THE SELLER

                             Certificate of [SELLER]
                             -----------------------



     In connection with the execution and delivery by ---------------------- (the "Seller") of, and the consummation of the transaction contemplated by, that certain Mortgage Loan Purchase Agreement, dated as of March 1, 1998 (the "Purchase Agreement"), between Deutsche Mortgage & Asset Receiving Corporation and the Seller, the Seller hereby certifies that (i) the representations and warranties of the Seller in the Purchase Agreement are true and correct in all material respects at and as of the date hereof with the same effect as if made on the date hereof, and (ii) the Seller has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date hereof. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Purchase Agreement.

     Certified this ----- day of ----------, 1998.


                                    [SELLER]


                                                     By:------------------------
                                                          Name:
                                                          Title:

                                  EXHIBIT D-3A

                       FORM OF CORPORATE OPINION OF SELLER






                                  March 1, 1998






Addressees Listed on Schedule A

                  Re: Deutsche Mortgage & Asset Receiving Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998 C-1
                           ------------------------------------------------

Ladies and Gentlemen:

     We are rendering this opinion letter pursuant to Section 8(e) of the Mortgage Loan Purchase Agreement, dated as of March 1, 1998 (the "Mortgage Loan Purchase Agreement"), between Deutsche Mortgage & Asset Receiving Corporation (the "Depositor") and --------------------------------------, a --------------
corporation (the "Seller"), relating to the sale by the Seller and the purchase by the Depositor of the Mortgage Loans. We have acted as special counsel to the Seller in connection with the aforementioned transaction. Capitalized terms used herein but not defined herein have the respective meanings given them in the Mortgage Loan Purchase Agreement.

     In rendering the opinions set forth below, we have examined and relied upon the originals, copies or specimens, certified or otherwise identified to our satisfaction, of the Mortgage Loan Purchase Agreement, and such certificates, corporate and public records, agreements and instruments and other documents, including, among other things, the documents delivered on the Closing Date, as we have deemed appropriate as a basis for the opinions expressed below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to any facts material to such opinions that were not known to us, we have relied upon statements and representations of officers and other representatives of the Seller.

     We have also assumed (other than with respect to the Seller) that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto, that all such parties had the power and legal right to execute and deliver all such documents, agreements and instruments, and that such documents, agreements and instruments are valid, binding and enforceable obligations of such parties. As used herein, "to our knowledge" means the conscious awareness, without independent investigation, of facts or other information by any lawyer in our firm actively involved in the transactions contemplated by the Mortgage Loan Purchase Agreement.

     We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and [-------------------], where expressly referred to herein, the federal laws of the United States of America (in each case without regard to conflicts of laws principles).

     Based upon and subject to the foregoing, we are of the opinion that:

                  1. The Seller is a corporation validly existing under the laws of the State of ----------------, with full corporate power and authority to execute, deliver and perform its obligations under the Mortgage Loan Purchase Agreement and all the transactions contemplated thereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with the Mortgage Loan Purchase Agreement, the Seller has taken all necessary action to authorize the execution, delivery and performance of the Mortgage Loan Purchase Agreement by it, and the Mortgage Loan Purchase Agreement has been duly authorized, executed and delivered by it.

                  2. The Mortgage Loan Purchase Agreement is the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), and except to the extent rights to indemnity and contribution may be limited by applicable law.

                  3. The execution and delivery of the Mortgage Loan Purchase Agreement by the Seller and the performance of its obligations under the Mortgage Loan Purchase Agreement will not conflict with any provision of any law or regulation to which the Seller is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the Seller's organizational documents or by-laws or, to our knowledge, any material agreement or instrument to which the Seller is a party or by which it is bound, or, to our knowledge, any order or decree applicable to the Seller, or result in the creation or imposition of any lien on any of the Seller's assets or property, in each case which would materially and adversely affect the ability of the Seller to perform its obligations under the Mortgage Loan Purchase Agreement.

                  4. To our knowledge, there is no action, suit, proceeding or investigation pending or threatened in writing against the Seller in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Seller to perform its obligations under the Mortgage Loan Purchase Agreement.

                  5. To our knowledge, the Seller is not in default with respect to any order or decree of any court or any order, regulation or decree of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect its ability to perform its obligations under the Mortgage Loan Purchase Agreement.

                  6. To our knowledge, no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with the Mortgage Loan Purchase Agreement or the consummation of the transactions contemplated by the Mortgage Loan Purchase Agreement, other than those which have been obtained by the Seller.

     We are furnishing this letter to you solely for your benefit in connection with the transactions referred to herein. This letter is not to be relied upon, used, circulated, quoted or otherwise referred to by any other person or for any other purpose without our prior written consent.


                                                     Very truly yours,

                                   Schedule A

                  Deutsche Mortgage & Asset Receiving Corporation
                  One International Place
                  Room 520
                  Boston, Massachusetts  02110

                  Deutsche Morgan Grenfell Inc.
                  31 West 52nd Street
                  New York, New York  10019

                  Morgan Stanley & Co. Incorporated
                  1585 Broadway, 37th Floor
                  New York, NY  10036

                  Llama Company, L.P.
                  One McIlroy Plaza, Suite 302
                  Fayetteville, Arkansas 72701

                                  EXHIBIT D-3B

                              FORM OF 10b-5 LETTER






                                  March 1, 1998





Deutsche Mortgage and Asset Receiving Corporation
One International Place
Room 520
Boston, Massachusetts  02110

Deutsche Morgan Grenfell Inc.
31 West 52nd Street
New York, New York 10019

Morgan Stanley & Co. Incorporated
1585 Broadway, 37th Floor
New York, NY  10036

Llama Company, L.P.
One McIlroy Plaza, Suite 302
Fayetteville, Arkansas 72701

Ladies and Gentlemen:

     This letter being delivered to you pursuant to Section 8(e) of the Mortgage Loan Purchase Agreement, dated March 1, 1998 (the "Mortgage Loan Purchase Agreement"), between Deutsche Mortgage and Asset Receiving Corporation (the "Depositor"), and -------------------------- (the "Seller"), relating to the sale by the Seller and the purchase by the Depositor of certain commercial and multifamily mortgage loans (the "Mortgage Loans"). The Depositor will assign and transfer the Mortgage Loans to a trust fund created pursuant to a Pooling and Servicing Agreement, dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), among the Depositor, Banc One Mortgage Capital Markets, LLC, as servicer (the "Servicer") and as special servicer (the "Special Servicer"), and LaSalle National Bank, as trustee (the "Trustee"). The Depositor's Commercial Mortgage Pass-Through Certificates, Series, 1998-C1 (the "Certificates") will be issued in exchange for the Mortgage Loans pursuant to the terms of the Pooling and Servicing Agreement. The Class X, Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are being offered by the Prospectus dated March 16, 1998 (the "Base Prospectus"), as supplemented by the Prospectus Supplement dated March [--], 1998 (the
"Prospectus Supplement" and collectively with the Base Prospectus, the "Prospectus") and the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class Q-1, Class Q-2, Class R and Class LR Certificates (the "Private Certificates") are being offered by the Private Placement Memorandum dated March [-], 1998 (the "Memorandum"). We have acted as special counsel to the Seller in connection with the aforementioned transaction. [In addition, we have acted as counsel to the Seller in connection with the origination of the Mortgage Loans.] Capitalized terms used herein but not defined herein have the respective meanings given them in the Mortgage Loan Purchase Agreement.

     We have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information contained in the Prospectus or the Memorandum, and we do not pass upon or assume any responsibility therefor. However, in the course of our review of the Prospectus and the Memorandum, we have attended certain conferences and participated in conversations with representatives of the Seller, the Depositor, representatives of the Depositor, the Servicer, the Special Servicer and the Trustee. On the basis of the information which we gained in the course of the representation referred to above and our examination of the documents referred in this letter, considered in light of our understanding of applicable law and the experience we have gained through our practice, nothing has come to our attention in the course of our review of the Prospectus and Memorandum which causes us to believe that, as of their respective dates or as of the date hereof, the Prospectus or Memorandum contained or contain any untrue statement of a material fact or omitted or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading insofar as statements relate to the Mortgage Loans, including, without limitation, the related mortgaged properties, borrowers and managers; it being understood that we express no view as to any information incorporated by reference in the Prospectus or Memorandum or as to the adequacy or accuracy of the financial, numerical, statistical or quantitative information included in the Prospectus or Memorandum.

     We are furnishing this letter to you solely for your benefit in connection with the transactions referred to herein. This letter is not to be relied upon, used, circulated, quoted or otherwise referred to by any other person or for any other purpose without our prior written consent.


                                                     Very truly yours,

                                   EXHIBIT H-3

                        MORTGAGE LOAN PURCHASE AGREEMENT


     This Mortgage Loan Purchase Agreement (this "Agreement"), is dated and effective as of March 1, 1998, between German American Capital Corporation, as seller (the "Seller"), and Deutsche Mortgage & Asset Receiving Corporation, as purchaser (the "Purchaser").

     The Seller desires to sell, assign, transfer and otherwise convey to the Purchaser, and the Purchaser desires to purchase, subject to the terms and conditions set forth below, the multifamily and commercial mortgage loans (the "Mortgage Loans") identified on the schedule annexed hereto as Exhibit A (the "Mortgage Loan Schedule").

     It is expected that the Mortgage Loans will be transferred, together with other multifamily and commercial mortgage loans to a trust fund (the "Trust Fund") to be formed by the Purchaser, beneficial ownership of which will be evidenced by a series of mortgage pass-through certificates (the "Certificates"). Certain classes of the Certificates will be rated by Fitch
IBCA, Inc. and Moody's Investors Service, Inc. (together, the "Rating Agencies"). Certain classes of the Certificates (the "Registered Certificates") will be registered under the Securities Act of 1933, as amended (the "Securities Act"). The Trust Fund will be created and the Certificates will be issued pursuant to a pooling and servicing agreement to be dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), among the Purchaser as depositor, Banc One Mortgage Capital Markets, LLC, as servicer (in such capacity, the "Servicer") and special servicer (in such capacity, the "Special Servicer"), LaSalle National Bank, as trustee (in such capacity, the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Pooling and Servicing Agreement.

     The Purchaser intends to sell certain of the Certificates to Deutsche Morgan Grenfell Inc., Morgan Stanley & Co. Incorporated and Llama Company, L.P. (together, the "Underwriters") pursuant to an underwriting agreement dated March 24, 1998 (the "Underwriting Agreement"). The Purchaser intends to sell the remaining Certificates (the "Non-Registered Certificates") pursuant to a certificate purchase agreement dated March 24, 1998 (the "Certificate Purchase Agreement").

     Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

     SECTION 1.  Agreement to Purchase.

     The Seller agrees to sell, assign, transfer and otherwise convey to the Purchaser, and the Purchaser agrees to purchase, the Mortgage Loans. The purchase and sale of the Mortgage Loans shall take place on March 30, 1998 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). As of the close of business on March 1, 1998 (the "Cut-off Date"), the Mortgage Loans will have an aggregate principal balance (the "Aggregate Cut-off Date Balance"), after application of all payments of principal due thereon on or before such date, whether or not received, of $452,581,252.00, subject to a variance of plus or minus 5%. The purchase price for the Mortgage Loans shall be determined and paid to the Seller in accordance with the terms of an allocation agreement dated March 24, 1998 (the "Allocation Agreement"), to which the Seller and Purchaser, among others, are parties.

     SECTION 2.  Conveyance of Mortgage Loans.

     (a) Effective as of the Closing Date, subject only to receipt by the Seller of the purchase price referred to in Section 1 hereof (exclusive of any applicable holdbacks in accordance with the Allocation Agreement) and the issuance of the Certificates, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of such date, including all interest and principal received or receivable by the Seller on or with respect to the Mortgage Loans after the Cut-off Date, together with all of the Seller's right, title and interest in and to the proceeds of any related title, hazard, or other insurance policies and any escrow, reserve or other comparable accounts related to the Mortgage Loans; provided, however, that in the case of any Mortgage Loan with an Anticipated Repayment Date prior to maturity (each an "ARD Loan") accruing Excess Interest at an annual rate of greater than 2%, such ARD Loan shall be deemed to have been modified to provide that, as of the Cut-off Date, such ARD Loan shall accrue Excess Interest at an annual rate of no more than 2%; provided, further, that with respect to such limitation of Excess Interest, the related borrowers shall be third-party beneficiaries of such modification of such ARD Loan. The Purchaser shall be entitled to (and, to the extent received by or on behalf of the Seller, the Seller shall deliver or cause to be delivered to or at the direction of the Purchaser) all scheduled payments of principal, and interest due thereon, due on the Mortgage Loans after the Cut-off Date, and all other recoveries of principal and interest collected thereon after the Cut-off Date; provided, however, that all scheduled payments of principal, and interest accrued but not paid or due thereon, due on or before the Cut-off Date and collected after the Cut-off Date shall belong to the Seller.

     (b) In connection with the Seller's assignment pursuant to subsection (a) above, the Seller hereby agrees that, at least five (5) Business Days before the Closing Date, it shall have delivered to and deposited with the Trustee, the Mortgage File (as described on Exhibit B hereto) for each Mortgage Loan so assigned. It is further acknowledged and agreed by the Seller that the Purchaser intends to cause the Trustee to perform a limited review of such Mortgage Files to enable the Trustee to confirm to the Purchaser on or before the Closing Date that the Note referred to in clause (i) of Exhibit B has been delivered by the Seller with respect to each such Mortgage File. In the event Seller fails to so deliver each such Mortgage File to the Trustee, the Purchaser and its successors and assigns shall be entitled to pursue any rights or remedies in respect of such failure as may be available under applicable law. If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of any of the documents and/or instruments referred to in clauses (ii),
(iv), (viii), (xi)(A) and (xii) of Exhibit B, with evidence of recording thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, or because such original recorded document has been lost or returned from the recording or filing office and subsequently lost, as the case may be, the delivery requirements of this Section 2(b) shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that a copy of such document or instrument (without evidence of recording or filing thereon, but certified (which certificate may relate to multiple documents and/or instruments) by the Seller to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) has been delivered to the Trustee, and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to or at the direction of the Purchaser (or any subsequent owner of the affected Mortgage Loan, including without limitation the Trustee) within 180 days of the Closing Date (or within such longer period after the Closing Date as the Purchaser (or such subsequent owner) may consent to, which consent shall not be unreasonably withheld so long as the Seller has provided the Purchaser (or such subsequent owner) with evidence of such recording or filing, as the case may be, or has certified to the Purchaser (or such subsequent owner) as to the occurrence of such recording or filing, as the case may be, and is, as certified to the Purchaser (or such subsequent owner) no less often than quarterly, in good faith attempting to obtain from the appropriate county recorder's or filing office such original or copy). If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of the related lender's title insurance policy referred to in clause (ix) of Exhibit B solely because such policy has not yet been issued, the delivery requirements of this Section 2(b) shall be deemed to be satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that the Seller has delivered to the Trustee a commitment for title insurance "marked-up" at the closing of such Mortgage Loan, and the Seller shall deliver to or at the direction of the Purchaser (or any subsequent owner of the affected Mortgage Loan, including without limitation the Trustee), promptly following the receipt thereof, the original related lender's title insurance policy (or a copy thereof). In addition, notwithstanding anything to the contrary contained herein, if there exists with respect to any group of related cross-collateralized Mortgage Loans only one original of any document referred to in Exhibit B covering all the Mortgage Loans in such group, then the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans in such group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan. On the Closing Date, upon notification from the Seller that the purchase price referred to in Section 1 (exclusive of any applicable holdbacks in accordance with the Allocation Agreement) has been received by the Seller and the issuance of the Certificates, the Trustee shall be authorized to release to the Purchaser or its designee all of the Mortgage Files in the Trustee's possession relating to the Mortgage Loans.

     (c) As to each Mortgage Loan, the Seller shall be responsible for all costs associated with the recording or filing, as the case may be, of each assignment referred to in clauses (iii) and (v) of Exhibit B and each UCC-2 and UCC-3, if any, referred to in clause (xi)(B) of Exhibit B; provided that the Seller shall not be responsible for actually recording or filing any such document or instrument. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall promptly prepare or cause the preparation of a substitute therefor or cure or cause the curing of such defect, as the case may be, and shall thereafter deliver the substitute or corrected document to or at the direction of the Purchaser (or any subsequent owner of the affected Mortgage Loan, including without limitation the Trustee) for recording or filing, as appropriate, at the Seller's expense.

     (d) All documents and records in the Seller's possession (or under its control) relating to the Mortgage Loans that are not required to be a part of a Mortgage File in accordance with Exhibit B but that are reasonably required to service the Mortgage Loans (all such other documents and records, as to any Mortgage Loan, the "Servicing File"), together with all escrow payments, reserve funds and other comparable funds in the possession of the Seller (or under its control) with respect to the Mortgage Loans, shall (unless they are held by a sub-servicer that shall, as of the Closing Date, begin acting on behalf of the Servicer pursuant to a written agreement between such parties) be delivered by the Seller (or its agent) to the Purchaser (or its designee) no later than the Closing Date. If a sub-servicer shall, as of the Closing Date, begin acting on behalf of the Servicer with respect to any Mortgage Loan pursuant to a written agreement between such parties, the Seller shall deliver a copy of the related Servicing File to the Servicer.

     (e) The Seller's records will reflect the transfer of the Mortgage Loans to the Purchaser as a sale.

     (f) It is further acknowledged and agreed by the Seller that the Purchaser intends to convey all right, title and interest of the Purchaser in and to the Mortgage Loans and all rights and remedies under this Agreement to the Trustee, including, without limitation, all rights and remedies as may be available under applicable law to the Purchaser in the event of a breach of a representation or warranty pursuant to Section 4(a) hereof or in the event of a Defect; provided, that the Trustee shall be a third-party beneficiary of this Agreement and shall be entitled to enforce any obligations of the Mortgage Loan Seller hereunder in connection with a breach of any such representation or warranty or a Defect as if the Trustee had been an original party to this Agreement.

     SECTION 3.  Examination of Mortgage Loan Files and Due Diligence Review.

     The Seller shall reasonably cooperate with any examination of the Mortgage Files and Servicing Files that may be undertaken by or on behalf of the Purchaser. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the Mortgage Files and/or Servicing Files shall not affect the Purchaser's right to pursue any remedy available in equity or at law for a breach of the Seller's representations, warranties and covenants set forth in or contemplated by Section 4.

     SECTION 4. Representations, Warranties and Covenants of the Seller.

     (a) The Seller hereby makes, as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty), to and for the benefit of the Purchaser, and its successors and assigns (including, without limitation, the Trustee and the holders of the Certificates), each of the representations and warranties set forth in Exhibit C.

     (b) In addition, the Seller, as of the date hereof, hereby represents and warrants to, and covenants with, the Purchaser that:

                  (i) The Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of Maryland, and is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

                  (ii) The execution and delivery of this Agreement by the Seller, and the performance of, and compliance with, the terms of this Agreement by the Seller, will not violate the Seller's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, in each case which materially and adversely affect the ability of the Seller to carry out the transactions contemplated by this Agreement.

                  (iii) The Seller has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification for securities laws liabilities.

                  (v) The Seller is not in violation of, and its execution and delivery of this Agreement and its performance of, and compliance with, the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

                  (vi) No litigation is pending with regard to which the Seller has received service of process or, to the best of the Seller's knowledge, threatened against the Seller the outcome of which, in the Seller's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

                  (vii) The  Seller has not dealt  with any  broker,  investment banker, agent or other person, other than the Purchaser, the Underwriters, the Initial Purchasers, and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or the consummation of any of the other transactions contemplated hereby.

                  (viii) Except with respect to Deutsche  Morgan  Grenfell Inc., an affiliate, acting as Underwriter, neither the Seller nor anyone acting on its behalf has (A) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (B) solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (C) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (D) made any general solicitation by means of general advertising or in any other manner with respect to any Certificate, any interest in any Certificate or any similar security, or (E) taken any other action, that (in the case of any of the acts described in clauses
         (A) through (E) above) would constitute or result in a violation of the Securities Act or any state securities law relating to or in connection with the issuance of the Certificates or require registration or qualification pursuant to the Securities Act or any state securities law of any Certificate not otherwise intended to be a Registered Certificate. In addition, the Seller will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any of the Certificates or interests therein. For purposes of this paragraph 4(b)(viii), the term "similar security" shall be deemed to include, without limitation, any security evidencing or, upon issuance, that would have evidenced an interest in the Mortgage Loans or any substantial number thereof.

                  (ix) Insofar as it relates to the Mortgage Loans, the information set forth on pages A-1 through A-23, inclusive, of Annex A to the Prospectus Supplement (as defined in Section 9) (the "Loan Detail") and, to the extent consistent therewith, the information set forth on the diskette attached to the Prospectus Supplement and the accompanying prospectus (the "Diskette"), is true and correct in all material respects. Insofar as it relates to the Mortgage Loans and/or the Seller and does not represent a restatement or aggregation of the information on the Loan Detail, the information set forth in the Prospectus Supplement and the Memorandum (as defined in Section 9) under the headings "Summary of Prospectus Supplement--The Mortgage Loans", "Risk Factors--The Mortgage Loans" and "Description of the Mortgage Pool", set forth on Annex A to the Prospectus Supplement and (to the extent it contains information consistent with that on such Annex A) set forth on the Diskette, does not contain any untrue statement of a material fact or (in the case of the Memorandum, when read together with the other information specified therein as being available for review by investors) omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (x) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law (including, with respect to any bulk sale laws), for the execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller's sale of the Mortgage Loans to the Purchaser, (2) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained or made and (3) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

     (c) Upon discovery by any of the parties hereto of a breach of any of the representations and warranties made pursuant to and set forth in subsection (b) above which materially and adversely affects the interests of the Purchaser or a breach of any of the representations and warranties made pursuant to subsection
(a) above and set forth in Exhibit C which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Purchaser or its successors and assigns (including, without limitation, the Trustee and the holders of the Certificates), the party discovering such breach shall give prompt written notice to the other party hereto.

     SECTION 5. Representations, Warranties and Covenants of the Purchaser.

     (a) The Purchaser, as of the date hereof, hereby represents and warrants to, and covenants with, the Seller that:

                  (i) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of State of Delaware.

                  (ii) The execution and delivery of this Agreement by the Purchaser, and the performance of, and compliance with, the terms of this Agreement by the Purchaser, will not violate the Purchaser's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                  (iii) The Purchaser has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance of, and compliance with, the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

                  (vi) No litigation is pending or, to the best of the Purchaser's knowledge, threatened against the Purchaser which would prohibit the Purchaser from entering into this Agreement or, in the Purchaser's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

                  (vii) The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchasers and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or the consummation of any of the transactions contemplated hereby.

                  (viii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby, other than (1) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained or made and (2) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Purchaser under this Agreement.

     (b) Upon discovery by any of the parties hereto of a breach of any of the representations and warranties set forth above which materially and adversely affects the interests of the Seller, the party discovering such breach shall give prompt written notice to the other party hereto.

     SECTION 6.  Repurchases.

     (a) Upon discovery by any of the parties hereto of any Defect (as defined in the Pooling and Servicing Agreement) in respect of the Mortgage File for any Mortgage Loan or a breach of any representation or warranty made pursuant to
Section 4(a) and set forth in Exhibit C, which Defect or breach, as the case may be, materially and adversely affects the value of any Mortgage Loan or the interests therein of the Purchaser or its successors and assigns (including, without limitation, the Trustee and the holders of the Certificates), the party discovering such breach or Defect shall give prompt written notice to the Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage
Loan) or the Trustee. Within 90 days of receipt of notice by the Seller, from the Servicer, the Special Servicer or the Trustee of such breach or Defect, the Seller shall cure such Defect or breach, as the case may be, in all material respects or repurchase the affected Mortgage Loan from the then owner(s) thereof at the applicable Purchase Price (as defined in the Pooling and Servicing Agreement), on a whole-loan, servicing released basis, by payment of such Purchase Price by wire transfer of immediately available funds to the account designated by such owner(s); provided, however, that in lieu of effecting any such repurchase, the Seller will be permitted to deliver a Qualifying Substitute Mortgage Loan and to pay a cash amount equal to the applicable Substitution Shortfall Amount, subject to the terms and conditions of the Pooling and Servicing Agreement. Conveyance of such Mortgage Loans shall be made free and clear of all Liens and encumbrances created or suffered by the Purchaser or any subsequent holder.

     If the Seller is notified of a Defect in any Mortgage File that corresponds to information set forth in the Mortgage Loan Schedule, the Seller shall promptly correct such Defect and provide a new, corrected Mortgage Loan Schedule to the Purchaser, which corrected Mortgage Loan Schedule shall be deemed to amend and replace the existing Mortgage Loan Schedule for all purposes.

     (b) Notwithstanding Section 6(a), within 90 days of the earlier of discovery or receipt of notice by the Seller, from either the Purchaser or any successor or assign thereof, that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 86OG(a)(3) of the Code without regard to clause (A)(i) or (ii) thereof, the Seller shall repurchase such Mortgage Loan from the then owner(s) thereof at the applicable Purchase Price by payment of such Purchase Price by wire transfer of immediately available funds to the account designated by such owner(s); provided, however, that in lieu of effecting any such repurchase, the Seller will be permitted to deliver a Qualifying Substitute Mortgage Loan and to pay a cash amount equal to the applicable Substitution Shortfall Amount, subject to the terms and conditions of the Pooling and Servicing Agreement.

     (c) In connection with any repurchase of or substitution for a Mortgage Loan contemplated by this Section 6, the then owner(s) thereof shall tender promptly or cause to be tendered promptly to the Seller, upon delivery of a receipt executed by the Seller, the related Mortgage File and Servicing File, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Purchaser or the Trustee shall be endorsed or assigned, as the case may be, to the Seller in the same manner. The form and sufficiency of all such instruments and certificates shall be the responsibility of the Seller.

     (d) Except as provided in Section 2(b), this Section 6 provides the sole remedies available to the Purchaser, and its successors and assigns (including, without limitation, the Trustee and the holders of the Certificates) respecting any Defect in a Mortgage File or any breach of any representation or warranty made pursuant to Section 4(a) and set forth in Exhibit C, or in connection with the circumstances described in Section 6(b). If the Seller defaults on its obligations to cure, to repurchase, or to substitute for, any Mortgage Loan in accordance with Section 6(a) or 6(b) or disputes its obligation to cure, to repurchase, or to substitute for, any Mortgage Loan in accordance with either such subsection, the Purchaser or its successors and assigns may take such action as is appropriate to enforce such payment or performance, including, without limitation, the institution and prosecution of appropriate proceedings. To the extent the Purchaser prevails in such proceeding, the Seller shall reimburse the Purchaser for all necessary and reasonable costs and expenses incurred in connection with the enforcement of such obligation of the Seller to cure, to repurchase, or to substitute for, any Mortgage Loan in accordance with
Section 6(a) or 6(b).

     SECTION 7.  Closing.

     The closing of the purchase and sale of the Mortgage Loans (the "Closing") shall be held at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038 at 10:00 a.m., New York City time, on the Closing Date.

     The Closing shall be subject to each of the following conditions:

                  (i) All of the representations and warranties of the Seller specified herein shall be true and correct as of the Closing Date, and the Aggregate Cut-off Date Balance shall be within the range permitted by Section 1 of this Agreement;

                  (ii) All documents specified in Section 8 (the "Closing Documents"), in such forms as are agreed upon and acceptable to the Purchaser, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

                  (iii) The Seller shall have delivered and released to the Trustee, the Purchaser or the Purchaser's designee, as the case may be, all documents and funds required to be so delivered pursuant to Section 2;

                  (iv) The result of any examination of the Mortgage Files and Servicing Files performed by or on behalf of the Purchaser pursuant to
         Section 3 shall be satisfactory to the Purchaser in its reasonable determination;

                  (v) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

                 (vi) The Seller shall have paid or agreed to pay all fees, costs and expenses payable by it to the Purchaser pursuant to this Agreement; and

                 (vii) Neither the Underwriting Agreement nor the Certificate Purchase Agreement shall have been terminated in accordance with its terms.

     Both parties agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

     SECTION 8.  Closing Documents.

     The Closing Documents shall consist of the following:

     (a) This Agreement duly executed and delivered by the Purchaser and the Seller;

     (b) An Officer's Certificate substantially in the form of Exhibit D-1 hereto, executed by the Secretary or an assistant secretary of the Seller, and dated the Closing Date, and upon which the Purchaser and each Underwriter may rely, attaching thereto as exhibits the organizational documents of the Seller;

     (c) A certificate of good standing regarding the Seller from the Secretary of State for the State of Maryland, dated not earlier than 30 days prior to the Closing Date;

     (d) A certificate of the Seller substantially in the form of Exhibit D-2 hereto, executed by an executive officer or authorized signatory of the Seller and dated the Closing Date, and upon which the Purchaser and each Underwriter may rely;

     (e) Written opinions of counsel for the Seller, substantially in the form of Exhibits D-3A and D-3B hereto and subject to such reasonable assumptions and qualifications as may be requested by counsel for the Seller and acceptable to counsel for the Purchaser, dated the Closing Date and addressed to the Purchaser and each Underwriter;

     (f) Any other opinions of counsel for the Seller reasonably requested by the Rating Agencies in connection with the issuance of the Certificates, each of which shall include the Purchaser and each Underwriter as an addressee; and

     (g) Such further certificates, opinions and documents as the Purchaser may reasonably request.

     SECTION 9.  Indemnification.

     (a) The Seller agrees to indemnify and hold harmless the Purchaser, its officers and directors, and each person, if any, who controls the Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange
Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus Supplement, the Memorandum, the Diskette or, insofar as they are required to be filed as part of the Registration Statement pursuant to the No-Action Letters, any Computational Materials or ABS Term Sheets with respect to the Registered Certificates, or in any revision or amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission (in the case of any such Computational Materials or ABS Term Sheets, when read in conjunction with the Prospectus and, in the case of the Memorandum, when read together with the other information specified therein as being available for review by investors) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; but only if and to the extent that (i) any such untrue statement or alleged untrue statement is with respect to information regarding the Mortgage Loans contained in the Loan Detail or, to the extent consistent therewith, the Diskette, or (ii) any such untrue statement or alleged untrue statement or omission or alleged omission is with respect to information regarding  the  Seller  or  the  Mortgage  Loans  contained  in  the  Prospectus
Supplement or the Memorandum under the headings "Summary of Prospectus Supplement--The Mortgage Loans", "Risk Factors--The Mortgage Loans" and/or "Description of the Mortgage Pool" or contained on Annex A to the Prospectus Supplement (exclusive of the Loan Detail), and such information does not represent a restatement or aggregation of information contained in the Loan Detail; or (iii) such untrue statement, alleged untrue statement, omission or alleged omission arises out of or is based upon a breach of the representations and warranties of the Seller set forth in or made pursuant to Section 4; provided, that the indemnification provided by this Section 9 shall not apply to the extent that such untrue statement of a material fact or omission of a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading, was made as a result of an error in the manipulation of, or calculations based upon, the Loan Detail. This indemnity agreement will be in addition to any liability which the Seller may otherwise have.

     For purposes of the foregoing, "Registration Statement" shall mean the registration statement No. 333-08328 filed by the Purchaser on Form S-3, including without limitation exhibits thereto and information incorporated therein by reference; "Prospectus" shall mean the prospectus dated March 16, 1998, as supplemented by the prospectus supplement dated March 24, 1998 (the "Prospectus Supplement"), relating to the Registered Certificates; "Memorandum" shall mean the private placement memorandum dated March 24, 1998, relating to the Non-Registered Certificates; "Computational Materials" shall have the meaning assigned thereto in the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") to Kidder, Peabody Acceptance Corporation 1, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters"); and "ABS Term Sheets" shall have the meaning assigned thereto in the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder Letters, the "No-Action Letters").

     (b) Promptly after receipt by any person entitled to indemnification under this Section 9 (each, an "Indemnified Party") of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the Seller (the "Indemnifying Party") under this Section 9, notify the Indemnifying Party in writing of the commencement thereof; but the omission to notify the Indemnifying Party will not relieve it from any liability that it may have to any Indemnified Party otherwise than under this Section 9. In case any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other Indemnified Parties that are different from or additional to those available to the Indemnifying Party, the Indemnified Party or Indemnified Parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such
Indemnified Party or Indemnified Parties. Upon receipt of notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense of such action and approval by the Indemnified Party of counsel, which approval will not be unreasonably withheld, the Indemnifying Party will not be liable for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, unless (i) the Indemnified Party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel, approved by the Purchaser and the Indemnifying Party, representing all the Indemnified Parties under Section 9(a) and Section 1 of the Underwriting Agreement who are parties to such action),
(ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action or (iii) the Indemnifying Party has authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii). Unless it shall assume the defense of any proceeding, the Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there shall be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party, but only to the extent provided in paragraph (a) of this
Section 9, from and against any loss or liability by reason of such settlement or judgment. If the Indemnifying Party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed, or, if such settlement provides for release of the Indemnified Party in connection with all matters relating to the proceeding which has been asserted against the Indemnified Party in such proceeding by the other parties to such settlement, without the consent of the Indemnified Party.

     (c) If the indemnification provided for in this Section 9 is due in accordance with its terms but is for any reason held by a court to be unavailable to an Indemnified Party on grounds of policy or otherwise, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Indemnified Parties and the Indemnifying Parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such parties.

     (d) The Purchaser and the Seller agree that it would not be just and equitable if contribution pursuant to Section 9(c) were determined by pro rata allocation or by any other method of allocation that does not take account of the considerations referred to in Section 9(c) above. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in this Section 9 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, except where the Indemnified Party is required to bear such expenses pursuant to this Section 9, which expenses the Indemnifying Party shall pay as and when incurred, at the request of the Indemnified Party, to the extent that the Indemnifying Party will be ultimately obligated to pay such expenses. If any expenses so paid by the Indemnifying Party are subsequently determined to not be required to be borne by the Indemnifying Party hereunder, the party that received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The indemnity and contribution agreements contained in this Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Indemnified Party, and (iii) acceptance of and payment for any of the Certificates.

     SECTION 10.  Costs.

     Costs relating to the transactions contemplated hereby shall be borne by the respective parties hereto in accordance with the Allocation Agreement.

     SECTION 11.  Notices.

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by certified mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by a similar mailed writing, if to the Purchaser, addressed to Deutsche Mortgage & Asset Receiving Corporation, One International Place, Room 520, Boston, Massachusetts 02110, Attention: R. Douglas Donaldson, facsimile no. (617) 951-7650, with a copy to Anna H. Glick, Esq., Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, facsimile no. (212) 504-6666, or such other address or facsimile number as may hereafter be furnished to the Seller in writing by the Purchaser; and if to the Seller, addressed to German American Capital Corporation, 31 West 52nd Street, New York, New York 10019, Attention: Steven S. Stuart, facsimile no. (212) 469-8518, or to such other address or facsimile number as the Seller may designate in writing to the Purchaser.

     SECTION 12.  Third Party Beneficiaries.

     Each of the officers,  directors  and  controlling  persons  referred to in
Section 9 hereof is an intended third party beneficiary of the covenants and indemnities of the Seller set forth in Section 9 of this Agreement. It is acknowledged and agreed that such covenants and indemnities may be enforced by or on behalf of any such person or entity against the Seller to the same extent as if it were a party hereto.

     SECTION 13.  Representations,   Warranties   and   Agreements   to  Survive
                  Delivery.

     All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Seller to the Purchaser or its designee.

     SECTION 14.  Severability of Provisions.

     Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

     SECTION 15.  Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     SECTION 16.  GOVERNING LAW.

     THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES EXCEPT THAT THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

     SECTION 17.  Further Assurances.

     The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

     SECTION 18.  Successors and Assigns.

     The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. The Purchaser has the right to assign its interest under this Agreement, in whole or in part, as may be required to effect the purposes of the Pooling and Servicing Agreement, and the assignee shall, to the extent of such assignment, succeed to the rights and obligations hereunder of the Purchaser. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser, and their permitted successors and assigns, and the indemnified parties referred to in Section 9.

     SECTION 19.  Amendments.

     No term or provision of this Agreement may be amended, waived, modified or in any way altered, unless such amendment, waiver, modification or alteration is in writing and signed by a duly authorized officer of the party against whom such amendment, waiver, modification or alteration is sought to be enforced. In addition, this Agreement may not be changed in any manner which would have a material adverse effect on any third party beneficiary under Section 12 hereof without the prior consent of that person.

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.


                               GERMAN AMERICAN CAPITAL CORPORATION


                               By:______________________________________________
                                  Name:
                                  Title:


                               By:______________________________________________
                                  Name:
                                  Title:


                               DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION


                               By:______________________________________________
                                  Name:
                                  Title:

                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

     The Mortgage Loan Schedule shall set forth, among other things, the following information with respect to each Mortgage Loan:

     (a)       the loan number;

     (b) the street address (including city, state and zip code) of the related Mortgaged Property;

     (c) the Mortgage Rate in effect as of the Cut-off Date and that the Mortgage Loan is a fixed rate Mortgage Loan;

     (d)       the original principal balance;

     (e)       the Stated Principal Balance as of the Cut-off Date;

     (f) the (A) Maturity Date for each Mortgage Loan, and (B) with respect to each Mortgage Loan with an Anticipated Repayment Date, the Anticipated Repayment Date;

     (g)       the Due Date;

     (h)       whether such Mortgage Loan has an Anticipated Repayment Date;

     (i)       the Primary Servicing Fee Rate;

     (j) whether the Mortgage Loan is an Actual/360 Loan or an Actual/365 Loan; and

     (k)       whether such Mortgage Loan is a Healthcare Loan.

The Mortgage Loan Schedule shall also set forth the aggregate Stated Principal Balance as of the Cut-off Date for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required. Certain of the above-referenced items are described on the Mortgage Loan Schedule attached hereto. Certain of the above-referenced items are described on Exhibit B-1 and Exhibit B-2 to the Pooling and Servicing Agreement and are incorporated by reference into the Mortgage Loan Schedule attached hereto.

                                                        Cut-Off Date
   Loan      Loan                                        Principal
  Seller    Number  Property Name                         Balance
  ------    ------  -------------                         -------

   GACC    TA0289   Aggregate Loan Level Information    61,500,000
   GACC    TA02891  Chocolate Works Apartments
   GACC    TA02892  The Clinton Apartments
   GACC    TA02893  Portico Row
   GACC    TA02894  Roberts/Quay Apartments
   GACC    TA02895  Locust Point
   GACC    TA02896  The Lofts at Logan View
   GACC    TA02897  Lowertown Commons
   GACC    TA02898  Metropolitan Apartment Building
   GACC    TA02899  Old City Hall
   GACC    TA028910 Old Quaker Building
   GACC    TA028911 Packard Motor Car Building
   GACC    TA028912 Parkside Apartments
   GACC    TA028913 Peach Alley Court
   GACC    TA028914 The Regal Apartments
   GACC    TA028915 Shadyside Commons Apartments
   GACC    TA028916 Sharples Works Apartments
   GACC    TA028917 The Shoe Factory Apartments
   GACC    TA028918 The Touraine Apartments
   GACC    TA028919 Trinity Row Apartments
   GACC    TA028920 Waterfront I Apartments
   GACC    TA028921 Waterfront II Apartments
   GACC     GA0178  Aggregate Loan Level Information    52,061,172
   GACC    GA01781  #158 Atlanta
   GACC    GA01782  #226 Atlanta
   GACC    GA01783  #70 Durham
   GACC    GA01784  #71 Chapel Hill
   GACC    GA01785  #72 Durham
   GACC    GA01786  #74 Raleigh
   GACC    GA01787  #156 Atlanta
   GACC    GA01788  #215 Midland
   GACC    GA01789  #200 Arlington
   GACC    GA017810 #75 Raleigh
   GACC    GA017811 #222 Oklahoma City
   GACC    GA017812 #152 Atlanta
   GACC    GA017813 #154 Stone Mountain
   GACC    GA017814 #77 Winston-Salem
   GACC    GA017815 #172 Bedford
   GACC    GA017816 #153 Atlanta
   GACC    GA017817 #78 Wilmington
   GACC    GA017818 #168 Arlington
   GACC    GA017819 #207 El Paso
   GACC    GA017820 #76 Winston-Salem
   GACC    GA017821 #175 Carrolton
   GACC    GA017822 #171 Arlington
   GACC    GA017823 #202 Grand Prairie
   GACC    GA017824 #213 San Angelo
   GACC    GA017825 #225 Greenville
   GACC    GA017826 #73 Greensboro
   GACC    GA017827 #151 Jonesboro
   GACC    GA017828 #185 Longview
   GACC    GA017829 #155 Norcross
   GACC    GA017830 #204 Abilene
   GACC    GA017831 #190 Meridian
   GACC    GA017832 #169 Arlington
   GACC    GA017833 #192 Taxarkana
   GACC    GA017834 #150 Albany
   GACC    GA017835 #189 Meridian
   GACC    GA017836 #170 Arlington
   GACC    GA017837 #159 Fort Worth
   GACC    GA017838 #176 Lewisville
   GACC    GA017839 #166 Savannah
   GACC    GA017840 #224 Greenville
   GACC    GA017841 #162 Augusta
   GACC    GA017842 #163 Columbus
   GACC    GA017843 #188 Tyler
   GACC    GA017844 #161 Augusta
   GACC    GA017845 #201 Fort Worth
   GACC    GA017846 #173 Mesquite
   GACC    GA017847 #211 Amarillo
   GACC    GA017848 #193 Fort Smith
   GACC    GA017849 #164 Macon
   GACC    GA017850 #210 Amarillo
   GACC    GA017851 #223 Midwest City
   GACC    GA017852 #212 Amarillo
   GACC    GA017853 #230 Springfield
   GACC    GA017854 #195 Nacogdoches
   GACC    GA017855 #165 Savannah
   GACC    GA017856 #214 Las Cruces
   GACC    GA017857 #186 Longview
   GACC    GA017858 #206 Abilene
   GACC    GA017859 #196 Lufkin
   GACC    GA017860 #208 El Paso
   GACC    GA017861 #191 Texarkana
   GACC    GA017862 #216 Odessa
   GACC    GA017863 #167 Warner-Robins
   GACC    GA017864 #194 Fort Smith
   GACC    GA017865 #205 Abilene
   GACC    GA017866 #209 Amarillo
   GACC    GA017867 #217 Clovis
   GACC    GA017868 #203 Lubbock
   GACC     GA0177  Equitable Plaza                     30,429,599
   GACC     GA0084  Plaza Centro I                      27,955,965
   GACC     TA0977  110 Fifth Avenue                    23,417,541
   GACC     TA1578  Sun Harbor Budget Suites            22,425,612
   GACC     TA2206  641 Avenue of the Americas          17,187,107
   GACC     TA1369  Gertz Plaza                         16,487,755
   GACC     TA2719  Isles of Vero Beach                 12,719,170
   GACC     TA1632  Aggregate Loan Level Information    11,616,538
   GACC    TA16321  Harvard House Apartments
   GACC    TA16322  West Broghram Apartments
   GACC    TA16323  15097-15101 Greenfield
   GACC    TA16324  14897-14941 Greenfield
   GACC    TA16325  16501-16561 Greenfield
   GACC    TA16326  Covington Terrace
   GACC    TA16327  Whitmore Plaza
   GACC    TA16328  Slattor Building
   GACC    TA16329  Blair House
   GACC    TA163210 Merton Manor
   GACC    TA163211 Balmoral/Fairlane
   GACC    TA163212 Our Place Apartments
   GACC    TA163213 Tyler Place Apartments
   GACC    TA163214 Parkway Apartments
   GACC    TA163215 James Couzens
   GACC    TA163216 Claridge House Apartments
   GACC     TA1564  Embarcadero Business Park            8,800,000
   GACC     TA1355  Park Heights Apartments              8,187,117
   GACC     TA2947  Wyngate Apartments                   7,737,408
   GACC     TA1402  Old Lyme Marketplace                 7,188,665
   GACC     TA1178  St. Albans Retail Center             6,400,000
   GACC     TA1093  Mohawk Apartments                    5,886,215
   GACC     TA0826  Technical Career Institute           5,492,519
   GACC     TA2720  Vineyard Place                       5,486,701
   GACC     TA0696  Aggregate Loan Level Information     5,189,970
   GACC    TA06961  Best Western Choice Lodge
   GACC    TA06962  Plaza by the Green
   GACC     TA1197  30-60/68 Whitestone Expressway       5,192,156
   GACC     TA1398  Hollis Gardens                       4,996,100
   GACC     BL9702  Woodlake I Apartments                4,952,767
   GACC     TA1866  Sharp Medical Office                 4,546,300
   GACC     TA1809  LCA Intimates                        4,380,029
   GACC     TA1565  Sierra Fountain Apartments           4,333,089
   GACC     TA1532  Gladstone Apts. (Howard Gardens)     4,100,909
   GACC     TA1649  Shalamar Apartments                  3,993,870
   GACC     TA1942  Aggregate Loan Level Information     3,896,936
   GACC    TA19421  KANDR Building
   GACC    TA19422  Hark II and Hark III
   GACC     TA1484  275-277 Forest Avenue                3,894,199
   GACC     TA0394  Michael's Plaza Shopping Ctr.        3,818,233
   GACC     TA2328  Holiday Inn Express                  3,800,000
   GACC     TA0179  Clear Creek Office Park              3,742,937
   GACC     TA2073  McKendree Parking Center             3,645,700
   GACC     TA2404  The Trend Companies                  3,593,443
   GACC     TA1534  Peck Road Apartments                 3,591,967
   GACC     TA1618  Pottsgrove Townhomes                 3,497,162
   GACC     TA1521  Pacific Plaza                        3,195,302
   GACC     TA0542  Sunset Colony Mobile Home Park       3,137,716
   GACC     TA2107  Fairmont Square Office Bldg.         3,064,282
   GACC     TA1012  Salem Industrial Park                2,997,776
   GACC     TA0746  Best Western Cottonwood Inn          2,988,995
   GACC     TA1790  95th Street & 1st Avenue             2,800,000
   GACC     TA0809  577 Broadway                         2,591,251
   GACC     TA1745  Pompano Plaza                        2,496,351
   GACC     TA2144  239 Washington Street                2,230,000
   GACC     TA1394  4906 El Camino Real                  2,173,297
   GACC     TA1029  Guy Brewer Plaza                     2,097,737
   GACC     TA1951  Cal-Abco Building                    1,998,328
   GACC     TA1335  Tower Apartments                     1,797,075
   GACC     TA2143  84 Washington Street                 1,750,000
   GACC     TA1050  392-94 West Broadway                 1,748,037
   GACC     TA2477  Rancho Mission Plaza                 1,727,434
   GACC     TA1533  Park Alamitas Apartments             1,624,367
   GACC     TA1043  October Hills                        1,597,608
   GACC     TA0999  Grand Concourse Apartments           1,526,529
   GACC     TA1666  Coral Reef Motel                     1,497,418
   GACC     TA1024  Silk Greenhouse Building             1,396,899

                    Total                               452,581,252

                                    EXHIBIT B

                                THE MORTGAGE FILE

     The "Mortgage File" for any Mortgage Loan shall, subject to Section 2(b), collectively consist of the following documents:

     (i) the original Note, endorsed by the most recent endorsee prior to the Trustee or, if none, by the Originator, without recourse, either in blank or to the order of the Trustee in the following form: "Pay to the order of LaSalle National Bank, as trustee for the registered holders of Deutsche Mortgage & Asset Receiving Corporation, Mortgage Pass-Through Certificates, Series 1998-C1, without recourse";

     (ii) the original or a copy of the Mortgage and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the Originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording indicated thereon;

     (iii) an original assignment of the Mortgage, in recordable form, executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of the Trustee (in such capacity);

     (iv) the original or a copy of the related Assignment of Leases, Rents and Profits (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the Originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording thereon;

     (v) an original assignment of any related Assignment of Leases, Rents and Profits (if such item is a document separate from the Mortgage), in recordable form, executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (iii) above;

     (vi)      an original or copy of any related  security  agreement  (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the Originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any;

     (vii) an original assignment of any related security agreement (if such item is a document separate from the Mortgage) executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (iii) above;

     (viii) originals or copies of all assumption, modification, written assurance and substitution agreements, with evidence of recording thereon if appropriate, in those instances where the terms or provisions of the Mortgage, Note or any related security document have been modified or the Mortgage Loan has been assumed;

     (ix) the original or a copy of the lender's title insurance policy issued as of the date of the origination of the Mortgage Loan, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property;

     (x) the original or a copy of any guaranty of the obligations of the mortgagor under the Mortgage Loan together with (A) if applicable, the original or copies of any intervening assignments of such guaranty showing a complete chain of assignment from the Originator of the Mortgage Loan to the most recent assignee thereof prior to the Trustee, if any, and (B) an original assignment of such guaranty executed by the most recent assignee thereof prior to the Trustee or, if none, by the Originator;

     (xi) (A) file or certified copies of any UCC financing statements and continuation statements which were filed in order to perfect (and maintain the perfection of) any security interest held by the Originator of the Mortgage Loan (and each assignee of record prior to the Trustee) in and to the personalty of the mortgagor at the Mortgaged Property (in each case with evidence of filing thereon) and which were in the possession of the Seller (or its agent) at the time the Mortgage Files were delivered to the Trustee and (B) if any such security interest is perfected and the earlier UCC financing statements and continuation statements were in the possession of the Seller, a UCC financing statement executed by the most recent assignee of record prior to the Trustee or, if none, by the Originator, evidencing the transfer of such security interest, either in blank or in favor of the Trustee;

     (xii) the original or a copy of the power of attorney (with evidence of recording thereon, if appropriate) granted by the Mortgagor if the Mortgage, Note or other document or instrument referred to above was signed on behalf of the Mortgagor pursuant to such power of attorney;

     (xiii) if the Mortgagor has a leasehold interest in the related Mortgaged Property, the original ground lease or a copy thereof;

     (xiv) the original of the Loan Agreement or counterpart thereof relating to such Mortgage Loan, if any;

     (xv) copies of the original Environmental Reports of the Mortgaged Properties made in connection with origination of the Mortgage Loans, if any;

     (xvi) copies of the original Management Agreements, if any, for the Mortgaged Property;

     (xvii) if the related assignment of contracts is separate from the Mortgage, the original executed version of such assignment of contracts and the assignment thereof to the Trustee;

     (xviii) if any related Lock-Box Agreement or Cash Collateral Account Agreement is separate from the Mortgage or Loan Agreement, a copy thereof; with respect to the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts, if any, a copy of the UCC-1 financing statements, if any, submitted for filing with respect to the Mortgage Loan Seller's security interest in the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts and all funds contained therein (and UCC-3 financing statements assigning such security interest to the Trustee on behalf of the Certificateholders); and

     (xix)     any other written agreements related to the Mortgage Loan.

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Purchaser or the Trustee, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received. The original assignments referred to in clauses
(iii), (v), (vii) and (x)(B), may be in the form of one or more instruments in recordable form in any applicable filing offices.

                                    EXHIBIT C

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER
                     REGARDING THE INDIVIDUAL MORTGAGE LOANS

     With respect to each Mortgage Loan, the Seller hereby represents and warrants, as of the date hereinbelow specified or, if no such date is specified, as of the Closing Date, except as set forth on Schedule C-1 hereto that:

     (i) Ownership of Mortgage Loans. Immediately prior to the transfer thereof to the Purchaser, the Seller had good and marketable title to, and was the sole owner and holder of, such Mortgage Loan, free and clear of any and all liens, encumbrances and other interests on, in or to such Mortgage Loan (other than, in certain cases, the right of a subservicer to directly service such Mortgage
Loan). Such transfer validly assigns ownership of such Mortgage Loan to the Purchaser free and clear of any pledge, lien, encumbrance or security interest.

     (ii) Authority to Transfer Mortgage Loans. The Seller has full right and authority to sell, assign and transfer such Mortgage Loan. No provision of the Note, Mortgage or other loan document relating to such Mortgage Loan prohibits or restricts the Seller's right to assign or transfer such Mortgage Loan.

     (iii) Mortgage Loan Schedule. The information pertaining to such Mortgage Loan set forth in the Mortgage Loan Schedule was true and correct in all material respects as of the Cut-off Date.

     (iv) Payment Record. Such Mortgage Loan was not delinquent as of the Cut-off Date (giving effect to any applicable grace periods), and has not been during the twelve-month period prior thereto, 30 days or more delinquent in respect of any debt service payment required thereunder, without giving effect to any applicable grace period.

     (v) Permitted Encumbrances. The related Mortgage constitutes a valid first lien upon the related Mortgaged Property, including all buildings located thereon and all fixtures attached thereto, such lien being subject only to (A) the lien of current real property taxes and assessments not yet due and payable,
(B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, and (C) exceptions and exclusions specifically referred to in the lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of such Mortgage Loan (the exceptions set forth in the foregoing clauses (A), (B) and (C) collectively, "Permitted Encumbrances"). The Permitted Encumbrances do not materially interfere with the security intended to be provided by the related Mortgage, the current use or operation of the related Mortgaged Property or the current ability of the Mortgaged Property to generate net operating income sufficient to service the Mortgage Loan. If the Mortgaged Property is operated as a nursing facility, a hospitality property or a multifamily property, the Mortgage, together with any separate security agreement, similar agreement and UCC financing statement, if any, establishes and creates a first priority, perfected security interest, to the extent such security interest can be perfected by the recordation of a Mortgage or the filing of a UCC financing statement, in all personal property owned by the Mortgagor that is used in, and is reasonably necessary to, the operation of the related Mortgaged Property.

     (vi) Title Insurance. The lien of the related Mortgage is insured by an ALTA lender's title insurance policy ("Title Policy"), or its equivalent as adopted in the applicable jurisdiction, issued by a nationally recognized title insurance company, insuring the originator of such Mortgage Loan, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances (or, if a title insurance policy has not yet been issued in respect of the Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of such loan). Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and, to the Seller's knowledge, no material claims have been made thereunder and no claims have been paid thereunder. The Seller has not, by act or omission, done anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's actual knowledge, the insurer that issued such Title Policy is qualified to do business in the state in which the related Mortgaged Property is located,

     (vii) No Waivers by Seller of Material Defaults. The Seller has not waived any material default, breach, violation or event of acceleration existing under the related Mortgage or Note.

     (viii) No Offsets, Defenses or Counterclaims. There is no valid offset, defense or counterclaim to such Mortgage Loan.

     (ix) Condition of Property; Condemnation. Except as set forth in any engineering report prepared in connection with the origination of (or obtained in connection with or otherwise following the Seller's acquisition of) such Mortgage Loan, the related Mortgaged Property is, to the Seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan. The Seller has no actual notice of the commencement of a proceeding for the condemnation of all or any material portion of the related Mortgaged Property.

     (x) Compliance with Usury Laws. Except with respect to provisions relating to default interest, yield maintenance charges and prepayment premiums, such Mortgage Loan complied with all applicable usury laws in effect at its date of origination.

     (xi) Full Disbursement of Mortgage Loan Proceeds. The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder.

     (xii) Enforceability. The related Note and Mortgage and all other documents and instruments evidencing, guaranteeing, insuring or otherwise securing such Mortgage Loan have been duly and properly executed by the parties thereto, and each is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and excluding provisions relating to default interest, yield maintenance charges or prepayment premiums.

     (xiii) Insurance. All improvements upon the related Mortgaged Property are insured against loss by hazards of extended coverage in an amount (subject to a customary deductible) at least equal to the lesser of (1) the outstanding principal balance of such Mortgage Loan, (2) 100% of the full replacement cost of the improvements located on such Mortgaged Property and (3) the full insurable actual cash value of such improvements, and the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. If any portion of the improvements on the related Mortgaged Property was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of
(1) the outstanding principal balance of such Mortgage Loan, (2) the full insurable actual cash value of such Mortgaged Property, (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, and (4) 100% of the replacement cost of the improvements located on such Mortgaged Property. The Mortgage requires the Mortgagor to maintain such insurance in respect of the Mortgaged Property in addition to comprehensive general liability insurance in amounts generally required by the Seller, and at least six months rental or business interruption insurance. All such insurance required by the Mortgage to be maintained is in full force and effect and names the Originator, the Seller or their respective successors or assigns as mortgagee, loss payee or additional insured. Each such insurance policy requires prior notice to the holder of the Mortgage of termination or cancellation, and no such notice has been received, including any notice of nonpayment of premiums, that has not been cured.

     (xiv) Environmental Condition. The related Mortgaged Property was subject to one or more environmental site assessments, studies or reviews (or an update of a previously conducted assessment, study or review), which was (were) performed on behalf of the Seller, or as to which the related report was delivered to the Seller in connection with its origination or acquisition of such Mortgage Loan; and the Seller, having made no independent inquiry other than reviewing the resulting report(s) or studies and/or employing an environmental consultant to perform or review the assessment(s) referenced herein, has no knowledge of any material and adverse environmental conditions or circumstance affecting such Mortgaged Property that was not disclosed in the related report(s) or studies. The Seller has not taken any action with respect to such Mortgage Loan or the related Mortgaged Property that could subject the Purchaser, or its successors and assigns in respect of the Mortgage Loan, to any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any other applicable federal, state or local environmental law, and the Seller has not received any actual notice of a material violation of CERCLA or any applicable federal, state or local environmental law with respect to the related Mortgaged Property that was not disclosed in the related report. The related Mortgage or loan documents in the related Mortgage File requires the Mortgagor to comply with all applicable federal, state and local environmental laws and regulations.

     (xv) No Cross-Collateralization with Other Mortgage Loans. Such Mortgage Loan is not cross-collateralized with any mortgage loan that will not be included in the Trust Fund.

     (xvi) Waivers and Modifications. The terms of the related Mortgage and the Note have not been impaired, waived, altered or modified in any material respect, except as specifically set forth in the related Mortgage File.

     (xvii) Taxes and Assessments. There are no delinquent taxes, ground rents, assessments for improvements or other similar outstanding charges affecting the related Mortgaged Property which are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest and/or penalties would be payable thereon.

     (xviii) Mortgagor's Interest in Mortgaged Property. Except with respect to Mortgage Loans the Mortgagor of which is a lessee under a ground lease of a Mortgaged Property or a combination of a ground lease and a fee simple interest, the interest of the related Mortgagor in the related Mortgaged Property consists of a fee simple estate in real property.

     (xix) Whole Loan. Except as set forth on Schedule C-1 hereto, each Mortgage Loan is a whole loan.

     (xx) Valid Assignment. The assignment of the related Mortgage referred to in clause (iii) of Exhibit B constitutes the legal, valid and binding assignment of such Mortgage from the relevant assignor to the Trustee. The Assignment of Leases set forth in the Mortgage or separate from the related Mortgage and related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject only to Permitted Encumbrances, enforceable first priority lien and first priority security interest in the related Mortgagor's interest in all leases, subleases, licenses or other agreements, to the extent permitted by law, pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, and each assignor thereunder has the full right to assign the same, to the extent permitted by law. The related assignment of any Assignment of Leases, not included in a Mortgage, executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Assignment of Leases.

     (xxi) Escrows. All escrow deposits relating to such Mortgage Loan that are, as of the Closing Date, required to be deposited with the mortgagee or its agent have been so deposited.

     (xxii) No Mechanics' or Materialmen's Liens. As of the date of origination of such Mortgage Loan and, to the actual knowledge of the Seller, as of the Closing Date, the related Mortgaged Property was and is free and clear of any mechanics' and materialmen's liens or liens in the nature thereof which create a lien prior to that created by the related Mortgage, except those which are insured against by the Title Policy referred to in (vi) above.

     (xxiii) No Material Encroachments. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of such Mortgage Loan), as of the date of such origination, no improvement that was included for the purpose of determining the appraised value of the related Mortgaged Property at the time of origination of such Mortgage Loan lay outside the boundaries and building restriction lines of such property to any material extent (unless affirmatively covered by the Title Policy referred to in paragraph (vi) above), and no improvements on adjoining properties encroached upon such Mortgaged Property to any material extent. To the Seller's knowledge, based upon opinions of counsel, endorsement to such Title Policy and/or other due diligence customarily performed by the Seller, the improvements located on or forming part of such Mortgaged Property comply in all material respects with applicable zoning laws and ordinances (except to the extent that they may constitute legal nonconforming uses).

     (xxiv) No Material Default. (A) To the Seller's knowledge, there exists no material default, breach or event of acceleration under the related Mortgage or Note, and (B) the Seller has not received actual notice of any event (other than payments due but not yet delinquent) that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a material default, breach or event of acceleration; provided, however, that this representation and warranty does not cover any default, breach or event of acceleration that specifically pertains to any matter otherwise covered or addressed by any other representation and warranty made by the Seller herein.

     (xxv) Inspection. In connection with the origination or acquisition of each Mortgage Loan, the Seller inspected or caused to be inspected (either directly by the Seller, by its correspondent or by a third party) the Mortgaged Property.

     (xxvi) No Equity Participation or Contingent Interest. Except for any related Excess Interest, the Mortgage Loan contains no equity participation by the lender, and does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property, or for negative amortization.

     (xxvii) No Advances of Funds. No holder of the Mortgage Loan has, to the Seller's knowledge, advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (other than a tenant required to make its lease payments directly to the holder of the related Mortgage Loan), directly or indirectly, for the payment of any amount required by the Mortgage Loan.

     (xxviii) Licenses, Permits, Etc. To the Seller's knowledge, based on due diligence customarily performed in the origination of comparable mortgage loans by the Seller, as of the date of origination of the Mortgage Loan, (i) the related Mortgagor or operator of the related Mortgaged Property was in possession of all material licenses, permits and authorizations required by applicable laws for the ownership and operation of the related Mortgaged Property as it was then operated, and, (ii) if a related Mortgaged Property is improved by a skilled nursing, congregate care or assisted living facility, the most recent inspection or survey by governmental authorities having jurisdiction in connection with such licenses, permits and authorizations did not cite such Mortgaged Property for material violations (which shall include only "Level IV" (or equivalent) violations in the case of skilled nursing facilities) that had not been cured or as to which a plan of correction had not been submitted to and accepted by such governmental authorities. To the extent such facility participates in Medicaid or Medicare, the Seller has not received any notice that such facility is not in compliance in all material respects with the requirements of such program, such that such facility's continued participation in such program be adversely affected.

     (xxix) Servicing. The servicing and collection practices used by Seller and its designees with respect to the Mortgage Loan have been in all material respects legal, proper and prudent and have met industry standards for servicing of commercial mortgage loans.

     (xxx) Customary Remedies. The related Mortgage or Note, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph (xii)) such as to render the rights and remedies of the holders thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

     (xxxi) The indebtedness evidenced by a Mortgage Loan is not convertible to an ownership interest in the related Mortgaged Property or the related Mortgagor.

     (xxxii) Insurance and Condemnation Proceeds. The related Mortgage provides that insurance proceeds and condemnation proceeds will be applied either to restore or repair the Mortgaged Property, or to repay the principal of the Mortgage Loan.

     (xxxiii) LTV. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (A) such Mortgage Loan is secured by an interest in real property having a fair market value (1) at the date the Mortgage Loan was originated at least equal to 80 percent of the original principal balance of the Mortgage Loan or (2) at the Closing Date at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (X) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (Y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (1) and (2) of this paragraph (xxxiii) shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans; or (B) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.86OG-2(a)(1)(ii)).

     (xxxiv) LTV and Significant Modifications. If the Mortgage Loan was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (A) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (B) satisfies the provisions of either clause (A)(1) of paragraph (xxxiii) (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (A)(2) of paragraph (xxxiii), including the proviso thereto.

     (xxxv) Litigation. To the Seller's actual knowledge, there are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting the related Mortgagor or the related Mortgaged Property that, if determined adversely to such Mortgagor or Mortgaged Property, would materially and adversely affect the value of the Mortgaged Property or the ability of the Mortgagor to pay principal, interest or any other amounts due under such Mortgage Loan.

     (xxxvi) Leasehold Estate. Each Mortgaged Property consists of the related Mortgagor's fee simple estate in real estate or, if the related Mortgage Loan is secured in whole or in part by the interest of a Mortgagor as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease"), by the related Mortgagor's interest in the Ground Lease but not by the related fee interest in such Mortgaged Property (the "Fee Interest") or if the Mortgage Loan is secured in whole or in part by a Ground Lease and a Fee Interest, either (1) the ground lessor's fee interest is subordinated to the lien of the Mortgage or (2) the following apply to such Ground Lease:

     (a) To the actual knowledge of the Seller, such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) permits the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

     (b) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the ground lessor's related fee interest and Permitted Encumbrances;

     (c) Except as set forth on Schedule C-1 hereto, the Mortgagor's interest in such Ground Lease is assignable to the Purchaser and its successors and assigns upon notice to, but (except in the case where such consent cannot be unreasonably withheld) without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor (except in the case where such consent cannot be unreasonably withheld);

     (d) Such Ground Lease is in full force and effect, and the Seller has received no notice that an event of default has occurred thereunder, and, to the Seller's actual knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

     (e) Such Ground Lease, or an estoppel letter or other agreement, requires the lessor under such Ground Lease to give notice of any default by the lessee to the mortgagee, provided that the mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease, and such Ground Lease, or an estoppel letter or other agreement, further provides that no notice of termination given under such Ground Lease is effective against the mortgagee unless a copy has been delivered to the mortgagee;

     (f) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

     (g) Such Ground Lease has an original term (including any extension options set forth therein) which extends not less than ten years beyond the Stated Maturity Date of the related Mortgage Loan;

     (h) Except as set forth on Schedule C-1 hereto, under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds other than in respect of a total or substantially total loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon;

     (i) Such Ground Lease does not impose any restrictions on subletting which would be viewed, as of the date of origination of the related Mortgage Loan, as commercially unreasonable by the Seller; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee, or in any manner, which would materially adversely affect the security provided by the related Mortgage; and

     (j) Except as set forth on Schedule C-1 hereto, such Ground Lease requires the lessor to enter into a new lease with the Seller or its successors or assigns in the event of a termination of the Ground Lease by reason of a default by the Mortgagor under the Ground Lease, including rejection of the Ground Lease in a bankruptcy proceeding.

     (xxxvii) Deed of Trust. If the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage.

     (xxxviii) Lien Releases. Except in cases where either (a) a release of a portion of the Mortgaged Property was contemplated at origination of the Mortgage Loan and such portion was not considered material for purposes of underwriting the Mortgage Loan or (b) release is conditioned upon the satisfaction of certain underwriting and legal requirements and the payment of a release price, the related Note or Mortgage does not require the holder thereof to release all or any portion of the Mortgaged Property from the lien of the related Mortgage except upon payment in full of all amounts due under such Mortgage Loan.

     (xxxix) Junior Liens. Except as set forth on Schedule C-1 hereto, the Mortgage Loan does not permit the related Mortgaged Property to be encumbered by any lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar conditions specified therein.

     (xl) Due-On-Sale; Due-On-Encumbrance. Except as set forth in Schedule C-1 hereto, each related Mortgage or Loan Agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without complying with the requirements of the Mortgage or Loan Agreement, the related Mortgaged Property, or any interest therein, is directly or indirectly transferred or sold (except for a one-time transfer), or encumbered in connection with subordinate financing.

     (xli) Mortgagor Bankruptcy. To the Seller's knowledge, the Mortgagor is not a debtor in any state or federal bankruptcy or insolvency proceeding.

     (xlii) Defeasance Provisions. Any Mortgage Loan which contains a provision for any defeasance of mortgage collateral either (A) requires the consent of the holder of the Mortgage Loan to any defeasance, or (B) permits defeasance (i) no earlier than two years after the Closing Date (as defined in the Pooling and Servicing Agreement, dated as of March 1, 1998), (ii) only with substitute collateral constituting "government securities" within the meaning of Treas. Reg. ss. 1.86OG-2(a)(8)(i), and (iii) only to facilitate the disposition of the Mortgaged Property and not as a part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages.

     (xliii) Release or Substitution of Collateral. Such Mortgage Loan does not permit the release or substitution of collateral if such release or substitution
(a) would constitute a "significant modification" of such Mortgage Loan within the meaning of Treas. Reg. ss.1.1001-3 or (b) would cause such Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (without regard to clauses (A)(i) or (A)(ii) thereof).

     It is understood and agreed that the representations and warranties set forth in this Exhibit C shall survive delivery of the respective Mortgage Files to the Purchaser and/or the Trustee and shall inure to the benefit of the Purchaser, and its successors and assigns (including without limitation the Trustee and the holders of the Certificates), notwithstanding any restrictive or qualified endorsement or assignment.

                                                                            GACC
                            SCHEDULE C-1 TO EXHIBIT C

                        EXCEPTIONS TO REPRESENTATIONS AND
                         WARRANTIES OF SELLER REGARDING
                          THE INDIVIDUAL MORTGAGE LOANS


The  following  Mortgage  Loans  are  excepted  from  the   representations  and
warranties contained in the corresponding paragraph in Exhibit C:

     Gertz Plaza and Guy Brewer Plaza. With respect to representation (xxxv) concerning litigation, as of the closing there was an action pending entitled Lager Associates v. The City of New York (Index No. 1711/90) commenced by the Borrower against a tenant.

     392 West Broadway. As of the closing, there was an action pending in the Supreme Court of the State of New York, County of New York, entitled Application of Jessica Rose, Petitioner, for the Judicial Dissolution of SCAN Enterprises
Corp. (Index No. 97/106890), as disclosed in the Commitment Letter and as more fully described in the Mortgage File. The proceeds of the Loan were to be used post-closing to effect a Stipulation of Settlement of this action. A copy of the Stipulation of Settlement is contained in the Mortgage File.

I.        Sunset Colony.

          A. Rep (xxxvi): This loan is secured by the borrower's interest in ground leases covering four parcels. The leases covering two of the parcels (the "Short-Term Leases") expire in 2003, while the loan matures in 2028. The Short-Term Leases may or may not be renewed. The leases covering the other two parcels extend for more than ten years beyond the maturity of the loan. The parcels covered by the Short-Term Leases, and the rents arising therefrom, were not considered in determining the fair market value of the property or the LTV or DSCR for the loan.

          B. Rep (xxxvi) and (xxiii): The property is used as a mobile home park, which has a clubhouse to provide recreational facilities. The clubhouse is located on a parcel covered by a Short-Term Lease. The mortgage requires borrower to construct a new clubhouse on a parcel covered by a Long-Term Lease prior to the expiration of the Short-Term Leases and at closing the lender held back a $200,000 cash reserve to pay for construction of the new clubhouse. While the current clubhouse is not technically outside the boundary lines of the mortgaged property, it is outside of the property covered by the Long-Term Leases and it is unclear how it was treated in the appraisal received by the lender.

II.       Embarcadero.

          A. Rep (xxxvi)(f): The lender is permitted only the same grace period as is provided to the tenant within which to cure defaults under the ground lease.

          B. Rep (xxxvi)(g): The lease term is 3 months short; it expires on 12/1/37 and the loan matures on 3/1/28.

          C. Rep (xxiv): The borrower is in default under the post-closing agreement because it has failed to amend the ground lease to fix the property description and to amend the loan documents to reflect the new description. When the lease was executed the property description erroneously included a 3-foot strip on one side that actually belonged to the property next door and failed to include a 3-foot strip on the other side that should be part of the leased parcel. Neither strip contains any improvements or is necessary for access.

          D. Rep (xxi): There is an escrow deposit created under the purchase contract pursuant to which the borrower acquired the property, to cover some closing adjustments between borrower and its seller, which is held by Pacific Bank, not the lender or its agent. Pacific Bank has acknowledged the security interest granted to the lender in the borrower's interest in the escrow and agreed to recognize the lender upon notice of an event of default.

          E. Rep xxxvi (j): The ground lease itself does not require the landlord to enter into a new lease if the old one is cancelled, including because of a tenant's bankruptcy, but the landlord did enter into an Estoppel and Agreement at closing that does require the landlord to enter into such a new lease.

III.      641 Sixth Avenue.

          A. Rep (v): Prior to closing, the borrower had entered into an agreement transferring any right to use the eighth (top) floor of the property for residential purposes to another building, which is used as an AIDS hospice which was reflected in the title policy. At closing, the lender agreed that it would consent to further transfers of residential rights. The residential use rights for the second, third and seventh floors have been transferred to the AIDS hospice since closing, with the lender's consent, but without amending the title policy. As a result, this encumbrance is not reflected in the title policy. The property is used for offices, so the transfer of residential use rights does not seem material and once the residential rights for the eighth floor were transferred, the lower floors of the property could not have been used for residential purposes in any event.

IV.       Old Lyme Marketplace.

          A. Rep (xxxv): At closing, the borrower was the defendant in a slip and fall case (Church v. Old Lyme Stores Limited Partnership) (Conn. Super. Ct., Middlesex County, filed Nov. 11, 1997). The case is covered by insurance.

V.        4906 El Camino Real

     One of the Tenants holds a right of first refusal to purchase the property, which was endorsed over and insured against under the title policy. A subordination, non-disturbance and attornment agreement specifically subordinating this right was not obtained.

VI.       Sharp Medical Offices

               A. One of the tenants holds a right of first refusal to purchase the Mortgaged Property, which was endorsed over and insured against under the Title Policy. There is no subordination, non-disturbance and attornment agreement to subordinate the right. Borrower has also certified that they will not sell the property during the period of the loan for less than the outstanding amount of the Mortgage Loan.

               B. Exception to (xl) Junior Liens. There is a junior mortgage on this property, which was consented to by lender. The lender and the subordinate lender signed a Subordination and standstill agreement which subordinated that mortgage to GACC's mortgage.

               C. Exception to (xxiv). There are two outstanding post-closing obligations. Within six months of closing, Borrower must repair the light fixtures and complete the retrofit on the restrooms to make them comply with the ADA. Within thirty days of closing, Borrower must have all the tenants initial the change to their estoppel certificates so that the estoppel certificates are to the "benefit of Deutsche Bank AG, New York Branch", instead of to the "benefit of TransAtlantic Capital Company," as Deutsche Bank is the lender and the estoppel certificates were issued to TransAtlantic.

VII.      Sierra Fountain

     Exception to (xxxv) Litigation. There is a pending litigation on the property regarding a slip and fall incident, in which a third party is suing the Borrower. Guarantor signed a separate indemnity to cover the costs and consequences of the pending litigation.

VIII.     Trend

     Reps (xxviii) and (xxiv). With respect to Trend, the building located at 3801 Catalina was operating under a temporary certificate of occupancy at the time the loan closed. Issuance of a permanent certificate of occupancy was subject to installation of a fire hydrant. Mortgagor entered into a post closing agreement requiring the installation of the fire hydrant and delivery of a copy of the permanent certificate of occupancy by February 21, 1998.

                                   EXHIBIT D-1

                      FORM OF CERTIFICATE OF AN OFFICER OF
                                   THE SELLER

                       Certificate of Officer of [SELLER]

     I,      ______________________,       a      ______________________      of
______________________ (the "Seller"), hereby certify as follows:

     The Seller is a corporation duly organized and validly existing under the laws of the State of __________.

     Attached hereto as Exhibit I are true and correct copies of the Certificate of Incorporation and By-Laws of the Seller, which Certificate of Incorporation and By-Laws are on the date hereof, and have been at all times in full force and effect.

     To the best of my knowledge, no proceedings looking toward liquidation or dissolution of the Seller are pending or contemplated.

     Each person listed below is and has been duly elected and qualified officer or authorized signatory of the Seller and his or her genuine signature is set forth opposite his or her name:

                 Name               Office                Signature




     Each person listed above who signed, either manually or by facsimile signature, the Mortgage Loan Purchase Agreement, dated as of March 1, 1998 (the "Purchase Agreement"), between the Seller and Deutsche Mortgage & Asset Receiving Corporation providing for the purchase by Deutsche Mortgage & Asset
Receiving Corporation from the Seller of the Mortgage Loans, was, at the respective times of such signing and delivery, duly authorized or appointed to execute such documents in such capacity, and the signatures of such persons or facsimiles thereof appearing on such documents are their genuine signatures.

     Capitalized terms not otherwise defined herein have the meanings assigned to them in the Purchase Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of __________ __, 1998.


                                                     By:------------------------
                                                        Name:
                                                        Title:

     I, [name], [title], hereby certify that __________ is a duly elected or appointed, as the case may be, qualified and acting __________ of the Seller and that the signature appearing above is his or her genuine signature.

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of __________ __, 1998.


                                                     By:------------------------
                                                        Name:
                                                        Title:

                                   EXHIBIT D-2

                        FORM OF CERTIFICATE OF THE SELLER

                             Certificate of [SELLER]



     In connection with the execution and delivery by ______________________ (the "Seller") of, and the consummation of the transaction contemplated by, that certain Mortgage Loan Purchase Agreement, dated as of March 1, 1998 (the "Purchase Agreement"), between Deutsche Mortgage & Asset Receiving Corporation and the Seller, the Seller hereby certifies that (i) the representations and warranties of the Seller in the Purchase Agreement are true and correct in all material respects at and as of the date hereof with the same effect as if made on the date hereof, and (ii) the Seller has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date hereof. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Purchase Agreement.

     Certified this _____ day of __________, 1998.


                                    [SELLER]


                                                     By:------------------------
                                                        Name:
                                                        Title:

                                  EXHIBIT D-3A

                       FORM OF CORPORATE OPINION OF SELLER






                                  March 1, 1998






Addressees Listed on Schedule A

                    Re:  Deutsche   Mortgage  &  Asset  Receiving   Corporation,
                         Commercial Mortgage Pass-Through Certificates, Series 1998 C-1

Ladies and Gentlemen:

     We are rendering this opinion letter pursuant to Section 8(e) of the Mortgage Loan Purchase Agreement, dated as of March 1, 1998 (the "Mortgage Loan Purchase Agreement"), between Deutsche Mortgage & Asset Receiving Corporation (the "Depositor") and ______________________________________, a ______________
corporation (the "Seller"), relating to the sale by the Seller and the purchase by the Depositor of the Mortgage Loans. We have acted as special counsel to the Seller in connection with the aforementioned transaction. Capitalized terms used herein but not defined herein have the respective meanings given them in the Mortgage Loan Purchase Agreement.

     In rendering the opinions set forth below, we have examined and relied upon the originals, copies or specimens, certified or otherwise identified to our satisfaction, of the Mortgage Loan Purchase Agreement, and such certificates, corporate and public records, agreements and instruments and other documents, including, among other things, the documents delivered on the Closing Date, as we have deemed appropriate as a basis for the opinions expressed below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to any facts material to such opinions that were not known to us, we have relied upon statements and representations of officers and other representatives of the Seller.

     We have also assumed (other than with respect to the Seller) that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto, that all such parties had the power and legal right to execute and deliver all such documents, agreements and instruments, and that such documents, agreements and instruments are valid, binding and enforceable obligations of such parties. As used herein, "to our knowledge" means the conscious awareness, without independent investigation, of facts or other information by any lawyer in our firm actively involved in the transactions contemplated by the Mortgage Loan Purchase Agreement.

     We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and [___________________], where expressly referred to herein, the federal laws of the United States of America (in each case without regard to conflicts of laws principles).

     Based upon and subject to the foregoing, we are of the opinion that:

          1. The Seller is a corporation validly existing under the laws of the State of ________________, with full corporate power and authority to execute, deliver and perform its obligations under the Mortgage Loan
     Purchase Agreement and all the transactions contemplated thereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with the Mortgage Loan Purchase Agreement, the Seller has taken all necessary action to authorize the execution, delivery and performance of the Mortgage Loan Purchase Agreement by it, and the Mortgage Loan Purchase Agreement has been duly authorized, executed and delivered by it.

          2. The Mortgage Loan Purchase Agreement is the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), and except to the extent rights to indemnity and contribution may be limited by applicable law.

          3. The execution and delivery of the Mortgage Loan Purchase Agreement by the Seller and the performance of its obligations under the Mortgage Loan Purchase Agreement will not conflict with any provision of any law or regulation to which the Seller is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the Seller's organizational documents or by-laws or, to our knowledge, any material agreement or instrument to which the Seller is a party or by which it is bound, or, to our knowledge, any order or decree applicable to the Seller, or result in the creation or imposition of any lien on any of the Seller's assets or property, in each case which would materially and adversely affect the ability of the Seller to perform its obligations under the Mortgage Loan Purchase Agreement.

          4. To our knowledge, there is no action, suit, proceeding or investigation pending or threatened in writing against the Seller in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Seller to perform its obligations under the Mortgage Loan Purchase Agreement.

          5. To our knowledge, the Seller is not in default with respect to any order or decree of any court or any order, regulation or decree of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect its ability to perform its obligations under the Mortgage Loan Purchase Agreement.

          6. To our knowledge, no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with the Mortgage Loan Purchase Agreement or the consummation of the transactions contemplated by the Mortgage Loan Purchase Agreement, other than those which have been obtained by the Seller.

     We are furnishing this letter to you solely for your benefit in connection with the transactions referred to herein. This letter is not to be relied upon, used, circulated, quoted or otherwise referred to by any other person or for any other purpose without our prior written consent.


                                                     Very truly yours,

                                   Schedule A

Deutsche Mortgage & Asset Receiving Corporation
One International Place
Room 520
Boston, Massachusetts  02110

Deutsche Morgan Grenfell Inc.
31 West 52nd Street
New York, New York  10019

Morgan Stanley & Co. Incorporated
1585 Broadway, 37th Floor
New York, NY  10036

Llama Company, L.P.
One McIlroy Plaza, Suite 302
Fayetteville, Arkansas 72701

                                  EXHIBIT D-3B

                              FORM OF 10b-5 LETTER






                                  March 1, 1998





Deutsche Mortgage and Asset Receiving Corporation
One International Place
Room 520
Boston, Massachusetts  02110

Deutsche Morgan Grenfell Inc.
31 West 52nd Street
New York, New York 10019

Morgan Stanley & Co. Incorporated
1585 Broadway, 37th Floor
New York, NY  10036

Llama Company, L.P.
One McIlroy Plaza, Suite 302
Fayetteville, Arkansas 72701

Ladies and Gentlemen:

     This letter being delivered to you pursuant to Section 8(e) of the Mortgage Loan Purchase Agreement, dated March 1, 1998 (the "Mortgage Loan Purchase Agreement"), between Deutsche Mortgage and Asset Receiving Corporation (the "Depositor"), and __________________________ (the "Seller"), relating to the sale by the Seller and the purchase by the Depositor of certain commercial and multifamily mortgage loans (the "Mortgage Loans"). The Depositor will assign and transfer the Mortgage Loans to a trust fund created pursuant to a Pooling and Servicing Agreement, dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), among the Depositor, Banc One Mortgage Capital Markets, LLC, as servicer (the "Servicer") and as special servicer (the "Special Servicer"), and LaSalle National Bank, as trustee (the "Trustee"). The Depositor's Commercial Mortgage Pass-Through Certificates, Series, 1998-C1 (the "Certificates") will be issued in exchange for the Mortgage Loans pursuant to the terms of the Pooling and Servicing Agreement. The Class X, Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are being offered by the Prospectus dated March 16, 1998 (the "Base Prospectus"), as supplemented by the Prospectus Supplement dated March [__], 1998 (the
"Prospectus Supplement" and collectively with the Base Prospectus, the "Prospectus") and the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class Q-1, Class Q-2, Class R and Class LR Certificates (the "Private Certificates") are being offered by the Private Placement Memorandum dated March [_], 1998 (the "Memorandum"). We have acted as special counsel to the Seller in connection with the aforementioned transaction. [In addition, we have acted as counsel to the Seller in connection with the origination of the Mortgage Loans.] Capitalized terms used herein but not defined herein have the respective meanings given them in the Mortgage Loan Purchase Agreement.

     We have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information contained in the Prospectus or the Memorandum, and we do not pass upon or assume any responsibility therefor. However, in the course of our review of the Prospectus and the Memorandum, we have attended certain conferences and participated in conversations with representatives of the Seller, the Depositor, representatives of the Depositor, the Servicer, the Special Servicer and the Trustee. On the basis of the information which we gained in the course of the representation referred to above and our examination of the documents referred in this letter, considered in light of our understanding of applicable law and the experience we have gained through our practice, nothing has come to our attention in the course of our review of the Prospectus and Memorandum which causes us to believe that, as of their respective dates or as of the date hereof, the Prospectus or Memorandum contained or contain any untrue statement of a material fact or omitted or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading insofar as statements relate to the Mortgage Loans, including, without limitation, the related mortgaged properties, borrowers and managers; it being understood that we express no view as to any information incorporated by reference in the Prospectus or Memorandum or as to the adequacy or accuracy of the financial, numerical, statistical or quantitative information included in the Prospectus or Memorandum.

     We are furnishing this letter to you solely for your benefit in connection with the transactions referred to herein. This letter is not to be relied upon, used, circulated, quoted or otherwise referred to by any other person or for any other purpose without our prior written consent.


                                                     Very truly yours,

                                   EXHIBIT H-4

                        MORTGAGE LOAN PURCHASE AGREEMENT


     This Mortgage Loan Purchase Agreement (this "Agreement"), is dated and effective as of March 1, 1998, between Morgan Stanley Mortgage Capital Inc., as seller (the "Seller"), and Deutsche Mortgage & Asset Receiving Corporation, as purchaser (the "Purchaser").

     The Seller desires to sell, assign, transfer and otherwise convey to the Purchaser, and the Purchaser desires to purchase, subject to the terms and conditions set forth below, the multifamily and commercial mortgage loans (the "Mortgage Loans") identified on the schedule annexed hereto as Exhibit A (the "Mortgage Loan Schedule").

     It is expected that the Mortgage Loans will be transferred, together with other multifamily and commercial mortgage loans to a trust fund (the "Trust Fund") to be formed by the Purchaser, beneficial ownership of which will be evidenced by a series of mortgage pass-through certificates (the "Certificates"). Certain classes of the Certificates will be rated by Fitch
IBCA, Inc. and Moody's Investors Service, Inc. (together, the "Rating Agencies"). Certain classes of the Certificates (the "Registered Certificates") will be registered under the Securities Act of 1933, as amended (the "Securities Act"). The Trust Fund will be created and the Certificates will be issued pursuant to a pooling and servicing agreement to be dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), among the Purchaser as depositor, Banc One Mortgage Capital Markets, LLC, as servicer (in such capacity, the "Servicer") and special servicer (in such capacity, the "Special Servicer"), LaSalle National Bank, as trustee (in such capacity, the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Pooling and Servicing Agreement.

     The Purchaser intends to sell certain of the Certificates to Deutsche Morgan Grenfell Inc., Morgan Stanley & Co. Incorporated and Llama Company, L.P. (together, the "Underwriters") pursuant to an underwriting agreement dated March 24, 1998 (the "Underwriting Agreement"). The Purchaser intends to sell the remaining Certificates (the "Non-Registered Certificates") pursuant to a certificate purchase agreement dated March 24, 1998 (the "Certificate Purchase Agreement").

     Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

     SECTION 1.  Agreement to Purchase.

     The Seller agrees to sell, assign, transfer and otherwise convey to the Purchaser, and the Purchaser agrees to purchase, the Mortgage Loans. The purchase and sale of the Mortgage Loans shall take place on March 30, 1998 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). As of the close of business on March 1, 1998 (the "Cut-off Date"), the Mortgage Loans will have an aggregate principal balance (the "Aggregate Cut-off Date Balance"), after application of all payments of principal due thereon on or before such date, whether or not received, of $299,073,774.00 , subject to a variance of plus or minus 5%. The purchase price for the Mortgage Loans shall be determined and paid to the Seller in accordance with the terms of an allocation agreement dated March 24, 1998 (the "Allocation Agreement"), to which the Seller and Purchaser, among others, are parties.

     SECTION 2.  Conveyance of Mortgage Loans.

     (a) Effective as of the Closing Date, subject only to receipt by the Seller of the purchase price referred to in Section 1 hereof (exclusive of any applicable holdbacks in accordance with the Allocation Agreement) and the issuance of the Certificates, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of such date, including all interest and principal received or receivable by the Seller on or with respect to the Mortgage Loans after the Cut-off Date, together with all of the Seller's right, title and interest in and to the proceeds of any related title, hazard, or other insurance policies and any escrow, reserve or other comparable accounts related to the Mortgage Loans; provided, however, that in the case of any Mortgage Loan with an Anticipated Repayment Date prior to maturity (each an "ARD Loan") accruing Excess Interest at an annual rate of greater than 2%, such ARD Loan shall be deemed to have been modified to provide that, as of the Cut-off Date, such ARD Loan shall accrue Excess Interest at an annual rate of no more than 2%; provided, further, that with respect to such limitation of Excess Interest, the related borrowers shall be third-party beneficiaries of such modification of such ARD Loan. The Purchaser shall be entitled to (and, to the extent received by or on behalf of the Seller, the Seller shall deliver or cause to be delivered to or at the direction of the Purchaser) all scheduled payments of principal, and interest due thereon, due on the Mortgage Loans after the Cut-off Date, and all other recoveries of principal and interest collected thereon after the Cut-off Date; provided, however, that all scheduled payments of principal, and interest accrued but not paid or due thereon, due on or before the Cut-off Date and collected after the Cut-off Date shall belong to the Seller.

     (b) In connection with the Seller's assignment pursuant to subsection (a) above, the Seller hereby agrees that, at least five (5) Business Days before the Closing Date, it shall have delivered to and deposited with the Trustee, the Mortgage File (as described on Exhibit B hereto) for each Mortgage Loan so assigned. It is further acknowledged and agreed by the Seller that the Purchaser intends to cause the Trustee to perform a limited review of such Mortgage Files to enable the Trustee to confirm to the Purchaser on or before the Closing Date that the Note referred to in clause (i) of Exhibit B has been delivered by the Seller with respect to each such Mortgage File. In the event Seller fails to so deliver each such Mortgage File to the Trustee, the Purchaser and its successors and assigns shall be entitled to pursue any rights or remedies in respect of such failure as may be available under applicable law. If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of any of the documents and/or instruments referred to in clauses (ii),
(iv), (viii), (xi)(A) and (xii) of Exhibit B, with evidence of recording thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, or because such original recorded document has been lost or returned from the recording or filing office and subsequently lost, as the case may be, the delivery requirements of this Section 2(b) shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that a copy of such document or instrument (without evidence of recording or filing thereon, but certified (which certificate may relate to multiple documents and/or instruments) by the Seller to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) has been delivered to the Trustee, and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to or at the direction of the Purchaser (or any subsequent owner of the affected Mortgage Loan, including without limitation the Trustee) within 180 days of the Closing Date (or within such longer period after the Closing Date as the Purchaser (or such subsequent owner) may consent to, which consent shall not be unreasonably withheld so long as the Seller has provided the Purchaser (or such subsequent owner) with evidence of such recording or filing, as the case may be, or has certified to the Purchaser (or such subsequent owner) as to the occurrence of such recording or filing, as the case may be, and is, as certified to the Purchaser (or such subsequent owner) no less often than quarterly, in good faith attempting to obtain from the appropriate county recorder's or filing office such original or copy). If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of the related lender's title insurance policy referred to in clause (ix) of Exhibit B solely because such policy has not yet been issued, the delivery requirements of this Section 2(b) shall be deemed to be satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that the Seller has delivered to the Trustee a commitment for title insurance "marked-up" at the closing of such Mortgage Loan, and the Seller shall deliver to or at the direction of the Purchaser (or any subsequent owner of the affected Mortgage Loan, including without limitation the Trustee), promptly following the receipt thereof, the original related lender's title insurance policy (or a copy thereof). In addition, notwithstanding anything to the contrary contained herein, if there exists with respect to any group of related cross-collateralized Mortgage Loans only one original of any document referred to in Exhibit B covering all the Mortgage Loans in such group, then the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans in such group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan. On the Closing Date, upon notification from the Seller that the purchase price referred to in Section 1 (exclusive of any applicable holdbacks in accordance with the Allocation Agreement) has been received by the Seller and the issuance of the Certificates, the Trustee shall be authorized to release to the Purchaser or its designee all of the Mortgage Files in the Trustee's possession relating to the Mortgage Loans.

     (c) As to each Mortgage Loan, the Seller shall be responsible for all costs associated with the recording or filing, as the case may be, of each assignment referred to in clauses (iii) and (v) of Exhibit B and each UCC-2 and UCC-3, if any, referred to in clause (xi)(B) of Exhibit B; provided that the Seller shall not be responsible for actually recording or filing any such document or instrument. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall promptly prepare or cause the preparation of a substitute therefor or cure or cause the curing of such defect, as the case may be, and shall thereafter deliver the substitute or corrected document to or at the direction of the Purchaser (or any subsequent owner of the affected Mortgage Loan, including without limitation the Trustee) for recording or filing, as appropriate, at the Seller's expense.

     (d) All documents and records in the Seller's possession (or under its control) relating to the Mortgage Loans that are not required to be a part of a Mortgage File in accordance with Exhibit B but that are reasonably required to service the Mortgage Loans (all such other documents and records, as to any Mortgage Loan, the "Servicing File"), together with all escrow payments, reserve funds and other comparable funds in the possession of the Seller (or under its control) with respect to the Mortgage Loans, shall (unless they are held by a sub-servicer that shall, as of the Closing Date, begin acting on behalf of the Servicer pursuant to a written agreement between such parties) be delivered by the Seller (or its agent) to the Purchaser (or its designee) no later than the Closing Date. If a sub-servicer shall, as of the Closing Date, begin acting on behalf of the Servicer with respect to any Mortgage Loan pursuant to a written agreement between such parties, the Seller shall deliver a copy of the related Servicing File to the Servicer.

     (e) The Seller's records will reflect the transfer of the Mortgage Loans to the Purchaser as a sale.

     (f) It is further acknowledged and agreed by the Seller that the Purchaser intends to convey all right, title and interest of the Purchaser in and to the Mortgage Loans and all rights and remedies under this Agreement to the Trustee, including, without limitation, all rights and remedies as may be available under applicable law to the Purchaser in the event of a breach of a representation or warranty pursuant to Section 4(a) hereof or in the event of a Defect; provided, that the Trustee shall be a third-party beneficiary of this Agreement and shall be entitled to enforce any obligations of the Mortgage Loan Seller hereunder in connection with a breach of any such representation or warranty or a Defect as if the Trustee had been an original party to this Agreement.

     SECTION 3.  Examination of Mortgage Loan Files and Due Diligence Review.

     The Seller shall reasonably cooperate with any examination of the Mortgage Files and Servicing Files that may be undertaken by or on behalf of the Purchaser. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the Mortgage Files and/or Servicing Files shall not affect the Purchaser's right to pursue any remedy available in equity or at law for a breach of the Seller's representations, warranties and covenants set forth in or contemplated by Section 4.

     SECTION 4. Representations, Warranties and Covenants of the Seller.

     (a) The Seller hereby makes, as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty), to and for the benefit of the Purchaser, and its successors and assigns (including, without limitation, the Trustee and the holders of the Certificates), each of the representations and warranties set forth in Exhibit C.

     (b) In addition, the Seller, as of the date hereof, hereby represents and warrants to, and covenants with, the Purchaser that:

                  (i) The Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of New York, and is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

                  (ii) The execution and delivery of this Agreement by the Seller, and the performance of, and compliance with, the terms of this Agreement by the Seller, will not violate the Seller's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, in each case which materially and adversely affect the ability of the Seller to carry out the transactions contemplated by this Agreement.

                  (iii) The Seller has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification for securities laws liabilities.

                  (v) The Seller is not in violation of, and its execution and delivery of this Agreement and its performance of, and compliance with, the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

                  (vi) No litigation is pending with regard to which the Seller has received service of process or, to the best of the Seller's knowledge, threatened against the Seller the outcome of which, in the Seller's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

                  (vii) The  Seller has not dealt  with any  broker,  investment banker, agent or other person, other than the Purchaser, the Underwriters, the Initial Purchasers, and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or the consummation of any of the other transactions contemplated hereby.

                  (viii) Except with respect to Morgan Stanley & Co. Incorporated, an affiliate acting as Underwriter, neither the Seller nor anyone acting on its behalf has (A) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (B) solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (C) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (D) made any general solicitation by means of general advertising or in any other manner with respect to any Certificate, any interest in any Certificate or any similar security, or (E) taken any other action, that (in the case of any of the acts described in clauses (A) through (E) above) would constitute or result in a violation of the Securities Act or any state securities law relating to or in connection with the issuance of the Certificates or require registration or qualification pursuant to the Securities Act or any state securities law of any Certificate not otherwise intended to be a Registered Certificate. In addition, the Seller will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any of the Certificates or interests therein. For purposes of this paragraph 4(b)(viii), the term "similar security" shall be deemed to include, without limitation, any security evidencing or, upon issuance, that would have evidenced an interest in the Mortgage Loans or any substantial number thereof.

                  (ix) Insofar as it relates to the Mortgage Loans, the information set forth on pages A-1 through A-23, inclusive, of Annex A to the Prospectus Supplement (as defined in Section 9) (the "Loan Detail") and, to the extent consistent therewith, the information set forth on the diskette attached to the Prospectus Supplement and the accompanying prospectus (the "Diskette"), is true and correct in all material respects. Insofar as it relates to the Mortgage Loans and/or the Seller and does not represent a restatement or aggregation of the information on the Loan Detail, the information set forth in the Prospectus Supplement and the Memorandum (as defined in Section 9) under the headings "Summary of Prospectus Supplement--The Mortgage Loans", "Risk Factors--The Mortgage Loans" and "Description of the Mortgage Pool", set forth on Annex A to the Prospectus Supplement and (to the extent it contains information consistent with that on such Annex A) set forth on the Diskette, does not contain any untrue statement of a material fact or (in the case of the Memorandum, when read together with the other information specified therein as being available for review by investors) omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (x) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law (including, with respect to any bulk sale laws), for the execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller's sale of the Mortgage Loans to the Purchaser, (2) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained or made and (3) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

     (c) Upon discovery by any of the parties hereto of a breach of any of the representations and warranties made pursuant to and set forth in subsection (b) above which materially and adversely affects the interests of the Purchaser or a breach of any of the representations and warranties made pursuant to subsection
(a) above and set forth in Exhibit C which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Purchaser or its successors and assigns (including, without limitation, the Trustee and the holders of the Certificates), the party discovering such breach shall give prompt written notice to the other party hereto.

     SECTION 5. Representations, Warranties and Covenants of the Purchaser.

     (a) The Purchaser, as of the date hereof, hereby represents and warrants to, and covenants with, the Seller that:

                  (i) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of State of Delaware.

                  (ii) The execution and delivery of this Agreement by the Purchaser, and the performance of, and compliance with, the terms of this Agreement by the Purchaser, will not violate the Purchaser's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                  (iii) The Purchaser has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance of, and compliance with, the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

                  (vi) No litigation is pending or, to the best of the Purchaser's knowledge, threatened against the Purchaser which would prohibit the Purchaser from entering into this Agreement or, in the Purchaser's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

                  (vii) The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchasers and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or the consummation of any of the transactions contemplated hereby.

                  (viii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby, other than (1) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained or made and (2) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Purchaser under this Agreement.

     (b) Upon discovery by any of the parties hereto of a breach of any of the representations and warranties set forth above which materially and adversely affects the interests of the Seller, the party discovering such breach shall give prompt written notice to the other party hereto.

     SECTION 6.  Repurchases.

     (a) Upon discovery by any of the parties hereto of any Defect (as defined in the Pooling and Servicing Agreement) in respect of the Mortgage File for any Mortgage Loan or a breach of any representation or warranty made pursuant to
Section 4(a) and set forth in Exhibit C, which Defect or breach, as the case may be, materially and adversely affects the value of any Mortgage Loan or the interests therein of the Purchaser or its successors and assigns (including, without limitation, the Trustee and the holders of the Certificates), the party discovering such breach or Defect shall give prompt written notice to the Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage
Loan) or the Trustee. Within 90 days of receipt of notice by the Seller, from the Servicer, the Special Servicer or the Trustee of such breach or Defect, the Seller shall cure such Defect or breach, as the case may be, in all material respects or repurchase the affected Mortgage Loan from the then owner(s) thereof at the applicable Purchase Price (as defined in the Pooling and Servicing Agreement), on a whole-loan, servicing released basis, by payment of such Purchase Price by wire transfer of immediately available funds to the account designated by such owner(s); provided, however, that in lieu of effecting any such repurchase, the Seller will be permitted to deliver a Qualifying Substitute Mortgage Loan and to pay a cash amount equal to the applicable Substitution Shortfall Amount, subject to the terms and conditions of the Pooling and Servicing Agreement. Conveyance of such Mortgage Loans shall be made free and clear of all Liens and encumbrances created or suffered by the Purchaser or any subsequent holder.

     If the Seller is notified of a Defect in any Mortgage File that corresponds to information set forth in the Mortgage Loan Schedule, the Seller shall promptly correct such Defect and provide a new, corrected Mortgage Loan Schedule to the Purchaser, which corrected Mortgage Loan Schedule shall be deemed to amend and replace the existing Mortgage Loan Schedule for all purposes.

     (b) Notwithstanding Section 6(a), within 90 days of the earlier of discovery or receipt of notice by the Seller, from either the Purchaser or any successor or assign thereof, that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 86OG(a)(3) of the Code without regard to clause (A)(i) or (ii) thereof, the Seller shall repurchase such Mortgage Loan from the then owner(s) thereof at the applicable Purchase Price by payment of such Purchase Price by wire transfer of immediately available funds to the account designated by such owner(s); provided, however, that in lieu of effecting any such repurchase, the Seller will be permitted to deliver a Qualifying Substitute Mortgage Loan and to pay a cash amount equal to the applicable Substitution Shortfall Amount, subject to the terms and conditions of the Pooling and Servicing.

     (c) In connection with any repurchase of or substitution for a Mortgage Loan contemplated by this Section 6, the then owner(s) thereof shall tender promptly or cause to be tendered promptly to the Seller, upon delivery of a receipt executed by the Seller, the related Mortgage File and Servicing File, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Purchaser or the Trustee shall be endorsed or assigned, as the case may be, to the Seller in the same manner. The form and sufficiency of all such instruments and certificates shall be the responsibility of the Seller.

     (d) Except as provided in Section 2(b), this Section 6 provides the sole remedies available to the Purchaser, and its successors and assigns (including, without limitation, the Trustee and the holders of the Certificates) respecting any Defect in a Mortgage File or any breach of any representation or warranty made pursuant to Section 4(a) and set forth in Exhibit C, or in connection with the circumstances described in Section 6(b). If the Seller defaults on its obligations to cure, to repurchase, or to substitute for, any Mortgage Loan in accordance with Section 6(a) or 6(b) or disputes its obligation to cure, to repurchase, or to substitute for, any Mortgage Loan in accordance with either such subsection, the Purchaser or its successors and assigns may take such action as is appropriate to enforce such payment or performance, including, without limitation, the institution and prosecution of appropriate proceedings. To the extent the Purchaser prevails in such proceeding, the Seller shall reimburse the Purchaser for all necessary and reasonable costs and expenses incurred in connection with the enforcement of such obligation of the Seller to cure, to repurchase, or to substitute for, any Mortgage Loan in accordance with
Section 6(a) or 6(b).

     SECTION 7.  Closing.

     The closing of the purchase and sale of the Mortgage Loans (the "Closing") shall be held at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038 at 10:00 a.m., New York City time, on the Closing Date.

     The Closing shall be subject to each of the following conditions:

                  (i) All of the representations and warranties of the Seller specified herein shall be true and correct as of the Closing Date, and the Aggregate Cut-off Date Balance shall be within the range permitted by Section 1 of this Agreement;

                  (ii) All documents specified in Section 8 (the "Closing Documents"), in such forms as are agreed upon and acceptable to the Purchaser, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

                  (iii) The Seller shall have delivered and released to the Trustee, the Purchaser or the Purchaser's designee, as the case may be, all documents and funds required to be so delivered pursuant to Section 2;

                  (iv) The result of any examination of the Mortgage Files and Servicing Files performed by or on behalf of the Purchaser pursuant to
         Section 3 shall be satisfactory to the Purchaser in its reasonable determination;

                  (v) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

                  (vi) The Seller shall have paid or agreed to pay all fees, costs and expenses payable by it to the Purchaser pursuant to this Agreement; and

                  (vii) Neither the Underwriting Agreement nor the Certificate Purchase Agreement shall have been terminated in accordance with its terms.

     Both parties agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

     SECTION 8.  Closing Documents.

     The Closing Documents shall consist of the following:

     (a) This Agreement duly executed and delivered by the Purchaser and the Seller;

     (b) An Officer's Certificate substantially in the form of Exhibit D-1 hereto, executed by the Secretary or an assistant secretary of the Seller, and dated the Closing Date, and upon which the Purchaser and each Underwriter may rely, attaching thereto as exhibits the organizational documents of the Seller;

     (c) A certificate of good standing regarding the Seller from the Secretary of State for the State of New York, dated not earlier than 30 days prior to the Closing Date;

     (d) A certificate of the Seller substantially in the form of Exhibit D-2 hereto, executed by an executive officer or authorized signatory of the Seller and dated the Closing Date, and upon which the Purchaser and each Underwriter may rely;

     (e) Written opinions of counsel for the Seller, substantially in the form of Exhibits D-3A and D-3B hereto and subject to such reasonable assumptions and qualifications as may be requested by counsel for the Seller and acceptable to counsel for the Purchaser, dated the Closing Date and addressed to the Purchaser and each Underwriter;

     (f) Any other opinions of counsel for the Seller reasonably requested by the Rating Agencies in connection with the issuance of the Certificates, each of which shall include the Purchaser and each Underwriter as an addressee; and

     (g) Such further certificates, opinions and documents as the Purchaser may reasonably request.

     SECTION 9.  Indemnification.

     (a) The Seller agrees to indemnify and hold harmless the Purchaser, its officers and directors, and each person, if any, who controls the Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange
Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus Supplement, the Memorandum, the Diskette or, insofar as they are required to be filed as part of the Registration Statement pursuant to the No-Action Letters, any Computational Materials or ABS Term Sheets with respect to the Registered Certificates, or in any revision or amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission (in the case of any such Computational Materials or ABS Term Sheets, when read in conjunction with the Prospectus and, in the case of the Memorandum, when read together with the other information specified therein as being available for review by investors) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; but only if and to the extent that (i) any such untrue statement or alleged untrue statement is with respect to information regarding the Mortgage Loans contained in the Loan Detail or, to the extent consistent therewith, the Diskette, or (ii) any such untrue statement or alleged untrue statement or omission or alleged omission is with respect to information regarding  the  Seller  or  the  Mortgage  Loans  contained  in  the  Prospectus
Supplement or the Memorandum under the headings "Summary of Prospectus Supplement--The Mortgage Loans", "Risk Factors--The Mortgage Loans" and/or "Description of the Mortgage Pool" or contained on Annex A to the Prospectus Supplement (exclusive of the Loan Detail), and such information does not represent a restatement or aggregation of information contained in the Loan Detail; or (iii) such untrue statement, alleged untrue statement, omission or alleged omission arises out of or is based upon a breach of the representations and warranties of the Seller set forth in or made pursuant to Section 4; provided, that the indemnification provided by this Section 9 shall not apply to the extent that such untrue statement of a material fact or omission of a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading, was made as a result of an error in the manipulation of, or calculations based upon, the Loan Detail. This indemnity agreement will be in addition to any liability which the Seller may otherwise have.

     For purposes of the foregoing, "Registration Statement" shall mean the registration statement No. 333-08328 filed by the Purchaser on Form S-3, including without limitation exhibits thereto and information incorporated therein by reference; "Prospectus" shall mean the prospectus dated March 16, 1998, as supplemented by the prospectus supplement dated March 24, 1998 (the "Prospectus Supplement"), relating to the Registered Certificates; "Memorandum" shall mean the private placement memorandum dated March 24, 1998, relating to the Non-Registered Certificates; "Computational Materials" shall have the meaning assigned thereto in the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") to Kidder, Peabody Acceptance Corporation 1, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters"); and "ABS Term Sheets" shall have the meaning assigned thereto in the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder Letters, the "No-Action Letters").

     (b) Promptly after receipt by any person entitled to indemnification under this Section 9 (each, an "Indemnified Party") of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the Seller (the "Indemnifying Party") under this Section 9, notify the Indemnifying Party in writing of the commencement thereof; but the omission to notify the Indemnifying Party will not relieve it from any liability that it may have to any Indemnified Party otherwise than under this Section 9. In case any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other Indemnified Parties that are different from or additional to those available to the Indemnifying Party, the Indemnified Party or Indemnified Parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such
Indemnified Party or Indemnified Parties. Upon receipt of notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense of such action and approval by the Indemnified Party of counsel, which approval will not be unreasonably withheld, the Indemnifying Party will not be liable for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, unless (i) the Indemnified Party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel, approved by the Purchaser and the Indemnifying Party, representing all the Indemnified Parties under Section 9(a) and Section 1 of the Underwriting Agreement who are parties to such action),
(ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action or (iii) the Indemnifying Party has authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii). Unless it shall assume the defense of any proceeding, the Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there shall be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party, but only to the extent provided in paragraph (a) of this
Section 9, from and against any loss or liability by reason of such settlement or judgment. If the Indemnifying Party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed, or, if such settlement provides for release of the Indemnified Party in connection with all matters relating to the proceeding which has been asserted against the Indemnified Party in such proceeding by the other parties to such settlement, without the consent of the Indemnified Party.

     (c) If the indemnification provided for in this Section 9 is due in accordance with its terms but is for any reason held by a court to be unavailable to an Indemnified Party on grounds of policy or otherwise, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Indemnified Parties and the Indemnifying Parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such parties.

     (d) The Purchaser and the Seller agree that it would not be just and equitable if contribution pursuant to Section 9(c) were determined by pro rata allocation or by any other method of allocation that does not take account of the considerations referred to in Section 9(c) above. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in this Section 9 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, except where the Indemnified Party is required to bear such expenses pursuant to this Section 9, which expenses the Indemnifying Party shall pay as and when incurred, at the request of the Indemnified Party, to the extent that the Indemnifying Party will be ultimately obligated to pay such expenses. If any expenses so paid by the Indemnifying Party are subsequently determined to not be required to be borne by the Indemnifying Party hereunder, the party that received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The indemnity and contribution agreements contained in this Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Indemnified Party, and (iii) acceptance of and payment for any of the Certificates.

     SECTION 10.  Costs.

     Costs relating to the transactions contemplated hereby shall be borne by the respective parties hereto in accordance with the Allocation Agreement.

     SECTION 11.  Notices.

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by certified mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by a similar mailed writing, if to the Purchaser, addressed to Deutsche Mortgage & Asset Receiving Corporation, One International Place, Room 520, Boston, Massachusetts 02110, Attention: R. Douglas Donaldson, facsimile no. (617) 951-7650, with a copy to Anna H. Glick, Esq., Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, facsimile no. (212) 504-6666, or such other address or facsimile number as may hereafter be furnished to the Seller in writing by the Purchaser; and if to the Seller, addressed to Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 1036, Attention: Russ Rahbany, facsimile no. (212) 761-0524, or to such other address or facsimile number as the Seller may designate in writing to the Purchaser.

     SECTION 12.  Third Party Beneficiaries.

     Each of the officers,  directors  and  controlling  persons  referred to in
Section 9 hereof is an intended third party beneficiary of the covenants and indemnities of the Seller set forth in Section 9 of this Agreement. It is acknowledged and agreed that such covenants and indemnities may be enforced by or on behalf of any such person or entity against the Seller to the same extent as if it were a party hereto.

     SECTION 13. Representations, Warranties and Agreements to Survive Delivery.

     All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Seller to the Purchaser or its designee.

     SECTION 14.  Severability of Provisions.

     Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

     SECTION 15.  Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     SECTION 16.  GOVERNING LAW.

     THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES EXCEPT THAT THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

     SECTION 17.  Further Assurances.

     The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

     SECTION 18.  Successors and Assigns.

     The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. The Purchaser has the right to assign its interest under this Agreement, in whole or in part, as may be required to effect the purposes of the Pooling and Servicing Agreement, and the assignee shall, to the extent of such assignment, succeed to the rights and obligations hereunder of the Purchaser. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser, and their permitted successors and assigns, and the indemnified parties referred to in Section 9.

     SECTION 19.  Amendments.

     No term or provision of this Agreement may be amended, waived, modified or in any way altered, unless such amendment, waiver, modification or alteration is in writing and signed by a duly authorized officer of the party against whom such amendment, waiver, modification or alteration is sought to be enforced. In addition, this Agreement may not be changed in any manner which would have a material adverse effect on any third party beneficiary under Section 12 hereof without the prior consent of that person.

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.


                               MORGAN STANLEY MORTGAGE CAPITAL INC.


                               By:_____________________________________________
                                  Name:
                                  Title:


                               By:_____________________________________________
                                  Name:
                                  Title:


                               DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION


                               By:_____________________________________________
                                  Name:
                                  Title:

                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

     The Mortgage Loan Schedule shall set forth, among other things, the following information with respect to each Mortgage Loan:

          (a)  the loan number;

          (b) the street address (including city, state and zip code) of the related Mortgaged Property;

          (c) the Mortgage Rate in effect as of the Cut-off Date and that the Mortgage Loan is a fixed rate Mortgage Loan;

          (d)  the original principal balance;

          (e)  the Stated Principal Balance as of the Cut-off Date;

          (f) the (A) Maturity Date for each Mortgage Loan, and (B) with respect to each Mortgage Loan with an Anticipated Repayment Date, the Anticipated Repayment Date;

          (g)  the Due Date;

          (h)  whether such Mortgage Loan has an Anticipated Repayment Date;

          (i)  the Primary Servicing Fee Rate;

          (j) whether the Mortgage Loan is an Actual/360 Loan or an Actual/365 Loan; and

          (k)  whether such Mortgage Loan is a Healthcare Loan.

The Mortgage Loan Schedule shall also set forth the aggregate Stated Principal Balance as of the Cut-off Date for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required. Certain of the above-referenced items are described on the Mortgage Loan Schedule attached hereto. Certain of the above-referenced items are described on Exhibit B-1 and Exhibit B-2 to the Pooling and Servicing Agreement and are incorporated by reference into the Mortgage Loan Schedule attached hereto.

                                                                   Cut-Off Date
   Loan        Loan                                                  Principal
  Seller      Number                Property Name                    Balance
  ------      ------                ------------                     -------
    MS          MS1        Hancock Village Apartments                 63,109,462
    MS          MS2        Elm Ridge Center                           29,965,579
    MS          MS3        Meadowglen Apartments                      23,000,000
    MS          MS4        Harbor Place Shopping Center               11,416,416
    MS          MS5        Shadowbrook Apartments                     10,979,428
    MS          MS6        Tiburon Lodge                              10,816,809
    MS          MS7        Collegiate Village Inn Apartments           9,256,343
    MS          MS8        Wright State Housing                        7,778,721
    MS          MS9        Village Park                                7,407,772
    MS         MS10        Park City West                              7,287,970
    MS         MS11        The Inn at Morgan Hill                      6,982,686
    MS         MS12        Imperial Estates                            6,928,563
    MS         MS13        Lawrence Square Manor Apts.                 6,687,984
    MS         MS14        Hacienda Heights Shopping Center            5,950,563
    MS         MS16        820 Business Park                           5,486,276
    MS         MS17        1700 DeAnza                                 5,389,770
    MS         MS18        Kessler Hills Shopping Center               5,384,034
    MS         MS19        100 Dorset Street                           5,290,941
    MS         MS20        Branson Towers Inn                          5,174,373
    MS         MS21        Sea Venture                                 5,088,018
    MS         MS22        Hampton Inn, Rockford                       4,880,948
    MS         MS23        Hampton Inn, Madison                        4,582,114
    MS         MS24        Carefree Cove                               4,392,749
    MS         MS25        North Main Place                            4,242,816
    MS         MS26        LeMans Village                              3,989,353
    MS         MS27        Hampton Inn, Green Bay                      3,984,447
    MS         MS28        Hickory Hills                               3,593,757
    MS         MS29        Extra Space Self Storage                    3,403,768
    MS         MS31        Hampton Inn, LaCrosse                       3,187,558
    MS         MS30        Hampton Inn, Milwaukee                      3,187,558
    MS         MS32        Comfort Suites - Atlanta                    3,042,883
    MS         MS33        Arbor Glen Apartments                       2,892,152
    MS         MS34        Genesis Square                              2,647,870
    MS         MS35        Mini U Storage                              2,204,345
    MS         MS36        Aggregate Loan Level Information            2,195,187
    MS         MS36A       United Plumbing - 582 Quaker Hwy.
    MS         MS36B       Unite Plumbing - 361 Jefferson Blvd.
    MS         MS38        Oak Harbor Best Western                     2,094,838
    MS         MS39        AAA County Line Self Storage                1,880,177
    MS         MS40        Super 8, Appleton                           1,793,001
    MS         MS41        All Storage                                 1,496,444
                           Total                                     299,073,774

                                    EXHIBIT B

                                THE MORTGAGE FILE

     The "Mortgage File" for any Mortgage Loan shall, subject to Section 2(b), collectively consist of the following documents:

          (i) the original Note, endorsed by the most recent endorsee prior to the Trustee or, if none, by the Originator, without recourse, either in blank or to the order of the Trustee in the following form: "Pay to the order of LaSalle National Bank, as trustee for the registered holders of Deutsche Mortgage & Asset Receiving Corporation, Mortgage Pass-Through Certificates, Series 1998-C1, without recourse";

          (ii) the original or a copy of the Mortgage and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the Originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording indicated thereon;

          (iii)an original assignment of the Mortgage, in recordable form, executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of the Trustee (in such capacity);

          (iv) the original or a copy of the related Assignment of Leases, Rents and Profits (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the Originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording thereon;

          (v) an original assignment of any related Assignment of Leases, Rents and Profits (if such item is a document separate from the Mortgage), in recordable form, executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause
     (iii) above;

          (vi) an original or copy of any related security agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the Originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any;

          (vii)an original assignment of any related security agreement (if such item is a document separate from the Mortgage) executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (iii) above;

          (viii) originals or copies of all assumption, modification, written assurance and substitution agreements, with evidence of recording thereon if appropriate, in those instances where the terms or provisions of the Mortgage, Note or any related security document have been modified or the Mortgage Loan has been assumed;

          (ix) the original or a copy of the lender's title insurance policy issued as of the date of the origination of the Mortgage Loan, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property;

          (x) the original or a copy of any guaranty of the obligations of the mortgagor under the Mortgage Loan together with (A) if applicable, the original or copies of any intervening assignments of such guaranty showing a complete chain of assignment from the Originator of the Mortgage Loan to the most recent assignee thereof prior to the Trustee, if any, and (B) an original assignment of such guaranty executed by the most recent assignee thereof prior to the Trustee or, if none, by the Originator;

          (xi) (A) file or certified copies of any UCC financing statements and continuation statements which were filed in order to perfect (and maintain the perfection of) any security interest held by the Originator of the Mortgage Loan (and each assignee of record prior to the Trustee) in and to the personalty of the mortgagor at the Mortgaged Property (in each case with evidence of filing thereon) and which were in the possession of the Seller (or its agent) at the time the Mortgage Files were delivered to the Trustee and (B) if any such security interest is perfected and the earlier UCC financing statements and continuation statements were in the possession of the Seller, a UCC financing statement executed by the most recent assignee of record prior to the Trustee or, if none, by the Originator, evidencing the transfer of such security interest, either in blank or in favor of the Trustee;

          (xii)the original or a copy of the power of attorney (with evidence of recording thereon, if appropriate) granted by the Mortgagor if the Mortgage, Note or other document or instrument referred to above was signed on behalf of the Mortgagor pursuant to such power of attorney;

          (xiii) if the Mortgagor has a leasehold interest in the related Mortgaged Property, the original ground lease or a copy thereof;

          (xiv)the original of the Loan Agreement or counterpart thereof relating to such Mortgage Loan, if any;

          (xv) copies of the original Environmental Reports of the Mortgaged Properties made in connection with origination of the Mortgage Loans, if any;

          (xvi)copies of the original Management Agreements, if any, for the Mortgaged Property;

          (xvii) if the related assignment of contracts is separate from the Mortgage, the original executed version of such assignment of contracts and the assignment thereof to the Trustee;

          (xviii) if any related Lock-Box Agreement or Cash Collateral Account Agreement is separate from the Mortgage or Loan Agreement, a copy thereof; with respect to the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts, if any, a copy of the UCC-1 financing statements, if any, submitted for filing with respect to the Mortgage Loan Seller's security interest in the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts and all funds contained therein (and UCC-3 financing statements assigning such security interest to the Trustee on behalf of the Certificateholders); and

          (xix) any other written agreements related to the Mortgage Loan.

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Purchaser or the Trustee, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received. The original assignments referred to in clauses
(iii), (v), (vii) and (x)(B), may be in the form of one or more instruments in recordable form in any applicable filing offices.

                                    EXHIBIT C

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER
                     REGARDING THE INDIVIDUAL MORTGAGE LOANS

     With respect to each Mortgage Loan, the Seller hereby represents and warrants, as of the date hereinbelow specified or, if no such date is specified, as of the Closing Date, except as set forth on Schedule C-1 hereto that:

     (i) Ownership of Mortgage Loans. Immediately prior to the transfer thereof to the Purchaser, the Seller had good and marketable title to, and was the sole owner and holder of, such Mortgage Loan, free and clear of any and all liens, encumbrances and other interests on, in or to such Mortgage Loan (other than, in certain cases, the right of a subservicer to directly service such Mortgage
Loan). Such transfer validly assigns ownership of such Mortgage Loan to the Purchaser free and clear of any pledge, lien, encumbrance or security interest.

     (ii) Authority to Transfer Mortgage Loans. The Seller has full right and authority to sell, assign and transfer such Mortgage Loan. No provision of the Note, Mortgage or other loan document relating to such Mortgage Loan prohibits or restricts the Seller's right to assign or transfer such Mortgage Loan.

     (iii) Mortgage Loan Schedule. The information pertaining to such Mortgage Loan set forth in the Mortgage Loan Schedule was true and correct in all material respects as of the Cut-off Date.

     (iv) Payment Record. Such Mortgage Loan was not delinquent as of the Cut-off Date (giving effect to any applicable grace periods), and has not been during the twelve-month period prior thereto, 30 days or more delinquent in respect of any debt service payment required thereunder, without giving effect to any applicable grace period.

     (v) Permitted Encumbrances. The related Mortgage constitutes a valid first lien upon the related Mortgaged Property, including all buildings located thereon and all fixtures attached thereto, such lien being subject only to (A) the lien of current real property taxes and assessments not yet due and payable,
(B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, and (C) exceptions and exclusions specifically referred to in the lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of such Mortgage Loan (the exceptions set forth in the foregoing clauses (A), (B) and (C) collectively, "Permitted Encumbrances"). The Permitted Encumbrances do not materially interfere with the security intended to be provided by the related Mortgage, the current use or operation of the related Mortgaged Property or the current ability of the Mortgaged Property to generate net operating income sufficient to service the Mortgage Loan. If the Mortgaged Property is operated as a nursing facility, a hospitality property or a multifamily property, the Mortgage, together with any separate security agreement, similar agreement and UCC financing statement, if any, establishes and creates a first priority, perfected security interest, to the extent such security interest can be perfected by the recordation of a Mortgage or the filing of a UCC financing statement, in all personal property owned by the Mortgagor that is used in, and is reasonably necessary to, the operation of the related Mortgaged Property.

     (vi) Title Insurance. The lien of the related Mortgage is insured by an ALTA lender's title insurance policy ("Title Policy"), or its equivalent as adopted in the applicable jurisdiction, issued by a nationally recognized title insurance company, insuring the originator of such Mortgage Loan, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances (or, if a title insurance policy has not yet been issued in respect of the Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of such loan). Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and, to the Seller's knowledge, no material claims have been made thereunder and no claims have been paid thereunder. The Seller has not, by act or omission, done anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's actual knowledge, the insurer that issued such Title Policy is qualified to do business in the state in which the related Mortgaged Property is located,

     (vii) No Waivers by Seller of Material Defaults. The Seller has not waived any material default, breach, violation or event of acceleration existing under the related Mortgage or Note.

     (viii) No Offsets, Defenses or Counterclaims. There is no valid offset, defense or counterclaim to such Mortgage Loan.

     (ix) Condition of Property; Condemnation. Except as set forth in any engineering report prepared in connection with the origination of (or obtained in connection with or otherwise following the Seller's acquisition of) such Mortgage Loan, the related Mortgaged Property is, to the Seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan. The Seller has no actual notice of the commencement of a proceeding for the condemnation of all or any material portion of the related Mortgaged Property.

     (x) Compliance with Usury Laws. Except with respect to provisions relating to default interest, yield maintenance charges and prepayment premiums, such Mortgage Loan complied with all applicable usury laws in effect at its date of origination.

     (xi) Full Disbursement of Mortgage Loan Proceeds. The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder.

     (xii) Enforceability. The related Note and Mortgage and all other documents and instruments evidencing, guaranteeing, insuring or otherwise securing such Mortgage Loan have been duly and properly executed by the parties thereto, and each is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and excluding provisions relating to default interest, yield maintenance charges or prepayment premiums.

     (xiii) Insurance. All improvements upon the related Mortgaged Property are insured against loss by hazards of extended coverage in an amount (subject to a customary deductible) at least equal to the lesser of (1) the outstanding principal balance of such Mortgage Loan, (2) 100% of the full replacement cost of the improvements located on such Mortgaged Property and (3) the full insurable actual cash value of such improvements, and the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. If any portion of the improvements on the related Mortgaged Property was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of
(1) the outstanding principal balance of such Mortgage Loan, (2) the full insurable actual cash value of such Mortgaged Property, (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, and (4) 100% of the replacement cost of the improvements located on such Mortgaged Property. The Mortgage requires the Mortgagor to maintain such insurance in respect of the Mortgaged Property in addition to comprehensive general liability insurance in amounts generally required by the Seller, and at least six months rental or business interruption insurance. All such insurance required by the Mortgage to be maintained is in full force and effect and names the Originator, the Seller or their respective successors or assigns as mortgagee, loss payee or additional insured. Each such insurance policy requires prior notice to the holder of the Mortgage of termination or cancellation, and no such notice has been received, including any notice of nonpayment of premiums, that has not been cured.

     (xiv) Environmental Condition. The related Mortgaged Property was subject to one or more environmental site assessments, studies or reviews (or an update of a previously conducted assessment, study or review), which was (were) performed on behalf of the Seller, or as to which the related report was delivered to the Seller in connection with its origination or acquisition of such Mortgage Loan; and the Seller, having made no independent inquiry other than reviewing the resulting report(s) or studies and/or employing an environmental consultant to perform or review the assessment(s) referenced herein, has no knowledge of any material and adverse environmental conditions or circumstance affecting such Mortgaged Property that was not disclosed in the related report(s) or studies. The Seller has not taken any action with respect to such Mortgage Loan or the related Mortgaged Property that could subject the Purchaser, or its successors and assigns in respect of the Mortgage Loan, to any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any other applicable federal, state or local environmental law, and the Seller has not received any actual notice of a material violation of CERCLA or any applicable federal, state or local environmental law with respect to the related Mortgaged Property that was not disclosed in the related report. The related Mortgage or loan documents in the related Mortgage File requires the Mortgagor to comply with all applicable federal, state and local environmental laws and regulations.

     (xv) No Cross-Collateralization with Other Mortgage Loans. Such Mortgage Loan is not cross-collateralized with any mortgage loan that will not be included in the Trust Fund.

     (xvi) Waivers and Modifications. The terms of the related Mortgage and the Note have not been impaired, waived, altered or modified in any material respect, except as specifically set forth in the related Mortgage File.

     (xvii) Taxes and Assessments. There are no delinquent taxes, ground rents, assessments for improvements or other similar outstanding charges affecting the related Mortgaged Property which are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest and/or penalties would be payable thereon.

     (xviii) Mortgagor's Interest in Mortgaged Property. Except with respect to Mortgage Loans the Mortgagor of which is a lessee under a ground lease of a Mortgaged Property or a combination of a ground lease and a fee simple interest, the interest of the related Mortgagor in the related Mortgaged Property consists of a fee simple estate in real property.

     (xix) Whole Loan. Except as set forth on Schedule C-1 hereto, each Mortgage Loan is a whole loan.

     (xx) Valid Assignment. The assignment of the related Mortgage referred to in clause (iii) of Exhibit B constitutes the legal, valid and binding assignment of such Mortgage from the relevant assignor to the Trustee. The Assignment of Leases set forth in the Mortgage or separate from the related Mortgage and related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject only to Permitted Encumbrances, enforceable first priority lien and first priority security interest in the related Mortgagor's interest in all leases, subleases, licenses or other agreements, to the extent permitted by law, pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, and each assignor thereunder has the full right to assign the same, to the extent permitted by law. The related assignment of any Assignment of Leases, not included in a Mortgage, executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Assignment of Leases.

     (xxi) Escrows. All escrow deposits relating to such Mortgage Loan that are, as of the Closing Date, required to be deposited with the mortgagee or its agent have been so deposited.

     (xxii) No Mechanics' or Materialmen's Liens. As of the date of origination of such Mortgage Loan and, to the actual knowledge of the Seller, as of the Closing Date, the related Mortgaged Property was and is free and clear of any mechanics' and materialmen's liens or liens in the nature thereof which create a lien prior to that created by the related Mortgage, except those which are insured against by the Title Policy referred to in (vi) above.

     (xxiii) No Material Encroachments. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of such Mortgage Loan), as of the date of such origination, no improvement that was included for the purpose of determining the appraised value of the related Mortgaged Property at the time of origination of such Mortgage Loan lay outside the boundaries and building restriction lines of such property to any material extent (unless affirmatively covered by the Title Policy referred to in paragraph (vi) above), and no improvements on adjoining properties encroached upon such Mortgaged Property to any material extent. To the Seller's knowledge, based upon opinions of counsel, endorsement to such Title Policy and/or other due diligence customarily performed by the Seller, the improvements located on or forming part of such Mortgaged Property comply in all material respects with applicable zoning laws and ordinances (except to the extent that they may constitute legal nonconforming uses).

     (xxiv) No Material Default. (A) To the Seller's knowledge, there exists no material default, breach or event of acceleration under the related Mortgage or Note, and (B) the Seller has not received actual notice of any event (other than payments due but not yet delinquent) that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a material default, breach or event of acceleration; provided, however, that this representation and warranty does not cover any default, breach or event of acceleration that specifically pertains to any matter otherwise covered or addressed by any other representation and warranty made by the Seller herein.

     (xxv) Inspection. In connection with the origination or acquisition of each Mortgage Loan, the Seller inspected or caused to be inspected (either directly by the Seller, by its correspondent or by a third party) the Mortgaged Property.

     (xxvi) No Equity Participation or Contingent Interest. Except for any related Excess Interest, the Mortgage Loan contains no equity participation by the lender, and does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property, or for negative amortization.

     (xxvii) No Advances of Funds. No holder of the Mortgage Loan has, to the Seller's knowledge, advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (other than a tenant required to make its lease payments directly to the holder of the related Mortgage Loan), directly or indirectly, for the payment of any amount required by the Mortgage Loan.

     (xxviii) Licenses, Permits, Etc. To the Seller's knowledge, based on due diligence customarily performed in the origination of comparable mortgage loans by the Seller, as of the date of origination of the Mortgage Loan, (i) the related Mortgagor or operator of the related Mortgaged Property was in possession of all material licenses, permits and authorizations required by applicable laws for the ownership and operation of the related Mortgaged Property as it was then operated, and, (ii) if a related Mortgaged Property is improved by a skilled nursing, congregate care or assisted living facility, the most recent inspection or survey by governmental authorities having jurisdiction in connection with such licenses, permits and authorizations did not cite such Mortgaged Property for material violations (which shall include only "Level IV" (or equivalent) violations in the case of skilled nursing facilities) that had not been cured or as to which a plan of correction had not been submitted to and accepted by such governmental authorities. To the extent such facility participates in Medicaid or Medicare, the Seller has not received any notice that such facility is not in compliance in all material respects with the requirements of such program, such that such facility's continued participation in such program be adversely affected.

     (xxix) Servicing. The servicing and collection practices used by Seller and its designees with respect to the Mortgage Loan have been in all material respects legal, proper and prudent and have met industry standards for servicing of commercial mortgage loans.

     (xxx) Customary Remedies. The related Mortgage or Note, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph (xii)) such as to render the rights and remedies of the holders thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

     (xxxi) The indebtedness evidenced by a Mortgage Loan is not convertible to an ownership interest in the related Mortgaged Property or the related Mortgagor.

     (xxxii) Insurance and Condemnation Proceeds. The related Mortgage provides that insurance proceeds and condemnation proceeds will be applied either to restore or repair the Mortgaged Property, or to repay the principal of the Mortgage Loan.

     (xxxiii) LTV. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (A) such Mortgage Loan is secured by an interest in real property having a fair market value (1) at the date the Mortgage Loan was originated at least equal to 80 percent of the original principal balance of the Mortgage Loan or (2) at the Closing Date at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (X) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (Y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (1) and (2) of this paragraph (xxxiii) shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans; or (B) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.86OG-2(a)(1)(ii)).

     (xxxiv) LTV and Significant Modifications. If the Mortgage Loan was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (A) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (B) satisfies the provisions of either clause (A)(1) of paragraph (xxxiii) (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (A)(2) of paragraph (xxxiii), including the proviso thereto.

     (xxxv) Litigation. To the Seller's actual knowledge, there are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting the related Mortgagor or the related Mortgaged Property that, if determined adversely to such Mortgagor or Mortgaged Property, would materially and adversely affect the value of the Mortgaged Property or the ability of the Mortgagor to pay principal, interest or any other amounts due under such Mortgage Loan.

     (xxxvi) Leasehold Estate. Each Mortgaged Property consists of the related Mortgagor's fee simple estate in real estate or, if the related Mortgage Loan is secured in whole or in part by the interest of a Mortgagor as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease"), by the related Mortgagor's interest in the Ground Lease but not by the related fee interest in such Mortgaged Property (the "Fee Interest") or if the Mortgage Loan is secured in whole or in part by a Ground Lease and a Fee Interest, either (1) the ground lessor's fee interest is subordinated to the lien of the Mortgage or (2) the following apply to such Ground Lease:

          (a) To the actual knowledge of the Seller, such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) permits the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

          (b) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the ground lessor's related fee interest and Permitted Encumbrances;

          (c) Except as set forth on Schedule C-1 hereto, the Mortgagor's interest in such Ground Lease is assignable to the Purchaser and its successors and assigns upon notice to, but (except in the case where such consent cannot be unreasonably withheld) without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor (except in the case where such consent cannot be unreasonably withheld);

          (d) Such Ground Lease is in full force and effect, and the Seller has received no notice that an event of default has occurred thereunder, and, to the Seller's actual knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

          (e) Such Ground Lease, or an estoppel letter or other agreement, requires the lessor under such Ground Lease to give notice of any default by the lessee to the mortgagee, provided that the mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease, and such Ground Lease, or an estoppel letter or other agreement, further provides that no notice of termination given under such Ground Lease is effective against the mortgagee unless a copy has been delivered to the mortgagee;

          (f) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

          (g) Such Ground Lease has an original term (including any extension options set forth therein) which extends not less than ten years beyond the Stated Maturity Date of the related Mortgage Loan;

          (h) Except as set forth on Schedule C-1 hereto, under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds other than in respect of a total or substantially total loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon;

          (i) Such Ground Lease does not impose any restrictions on subletting which would be viewed, as of the date of origination of the related Mortgage Loan, as commercially unreasonable by the Seller; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee, or in any manner, which would materially adversely affect the security provided by the related Mortgage; and

          (j) Except as set forth on Schedule C-1 hereto, such Ground Lease requires the lessor to enter into a new lease with the Seller or its successors or assigns in the event of a termination of the Ground Lease by reason of a default by the Mortgagor under the Ground Lease, including rejection of the Ground Lease in a bankruptcy proceeding.

     (xxxvii) Deed of Trust. If the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage.

     (xxxviii) Lien Releases. Except in cases where either (a) a release of a portion of the Mortgaged Property was contemplated at origination of the Mortgage Loan and such portion was not considered material for purposes of underwriting the Mortgage Loan or (b) release is conditioned upon the satisfaction of certain underwriting and legal requirements and the payment of a release price, the related Note or Mortgage does not require the holder thereof to release all or any portion of the Mortgaged Property from the lien of the related Mortgage except upon payment in full of all amounts due under such Mortgage Loan.

     (xxxix) Junior Liens. Except as set forth on Schedule C-1 hereto, the Mortgage Loan does not permit the related Mortgaged Property to be encumbered by any lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar conditions specified therein.

     (xl) Due-On-Sale; Due-On-Encumbrance. Except as set forth in Schedule C-1 hereto, each related Mortgage or Loan Agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without complying with the requirements of the Mortgage or Loan Agreement, the related Mortgaged Property, or any interest therein, is directly or indirectly transferred or sold (except for a one-time transfer), or encumbered in connection with subordinate financing.

     (xli) Mortgagor Bankruptcy. To the Seller's knowledge, the Mortgagor is not a debtor in any state or federal bankruptcy or insolvency proceeding.

     (xlii) Defeasance Provisions. Any Mortgage Loan which contains a provision for any defeasance of mortgage collateral either (A) requires the consent of the holder of the Mortgage Loan to any defeasance, or (B) permits defeasance (i) no earlier than two years after the Closing Date (as defined in the Pooling and Servicing Agreement, dated as of March 1, 1998), (ii) only with substitute collateral constituting "government securities" within the meaning of Treas. Reg. ss. 1.86OG-2(a)(8)(i), and (iii) only to facilitate the disposition of the Mortgaged Property and not as a part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages.

     (xliii) Release or Substitution of Collateral. Such Mortgage Loan does not permit the release or substitution of collateral if such release or substitution
(a) would constitute a "significant modification" of such Mortgage Loan within the meaning of Treas. Reg. ss.1.1001-3 or (b) would cause such Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (without regard to clauses (A)(i) or (A)(ii) thereof).

     It is understood and agreed that the representations and warranties set forth in this Exhibit C shall survive delivery of the respective Mortgage Files to the Purchaser and/or the Trustee and shall inure to the benefit of the Purchaser, and its successors and assigns (including without limitation the Trustee and the holders of the Certificates), notwithstanding any restrictive or qualified endorsement or assignment.

                            SCHEDULE C-1 TO EXHIBIT C

                        EXCEPTIONS TO REPRESENTATIONS AND
                         WARRANTIES OF SELLER REGARDING
                          THE INDIVIDUAL MORTGAGE LOANS


The  following  Mortgage  Loans  are  excepted  from  the   representations  and
warranties contained in the corresponding paragraph in Exhibit C:

     (xxxv) Litigation.

     A borrower related entity is involved in on-going litigation regarding past rent control related disputes at the subject property.

     (xxxviii) Lien Releases.

     Hancock Village Apartments (MSI)

     Requires   release  of  certain  parts  of  the  collateral  under  certain conditions.

     Elm Ridge Center (MS2)

     Requires   release  of  certain  parts  of  the  collateral  under  certain conditions.

     Collegiate Village Inn Apartments (MS7)

     Requires   release  of  certain  parts  of  the  collateral  under  certain conditions.

     (xxxix) Junior Liens.

     Six Mortgage Loans, including the Hampton Inn, Rockford (MS22); the Hampton Inn, Madison (MS23); the Hampton Inn, Green Bay (MS27); the Hampton Inn, Milwaukee (MS30); the Hampton In, LaCrosse (MS31); and Super 8 (MS40), Appleton, permit future subordinate, secured financing, providing the following conditions are met:

     (1) The aggregate indebtedness shall not exceed the lesser of : (a) an amount such that the DSCR at the time of the funding of the secondary financing (or anytime thereafter) exceeds 145% (based on lender's estimate of net underwritable cash flow); and (b) an amount equal to seventy percent (70%) of the appraised value of the property pursuant to an appraisal prepared by an independent MAI/SREA appraiser (approved by the lender in its sole discretion).

     (2) Such subordinated debt must be used solely for capital improvements and operating expenses associated with the property. The maturity date of the secondary debt must extend beyond the maturity of the subject loan.

                                   EXHIBIT D-1

                      FORM OF CERTIFICATE OF AN OFFICER OF
                                   THE SELLER

                       Certificate of Officer of [SELLER]

     I,      ______________________,       a      ______________________      of
______________________ (the "Seller"), hereby certify as follows:

     The Seller is a corporation duly organized and validly existing under the laws of the State of __________.

     Attached hereto as Exhibit I are true and correct copies of the Certificate of Incorporation and By-Laws of the Seller, which Certificate of Incorporation and By-Laws are on the date hereof, and have been at all times in full force and effect.

     To the best of my knowledge, no proceedings looking toward liquidation or dissolution of the Seller are pending or contemplated.

     Each person listed below is and has been duly elected and qualified officer or authorized signatory of the Seller and his or her genuine signature is set forth opposite his or her name:

                 Name              Office                Signature




     Each person listed above who signed, either manually or by facsimile signature, the Mortgage Loan Purchase Agreement, dated as of March 1, 1998 (the "Purchase Agreement"), between the Seller and Deutsche Mortgage & Asset Receiving Corporation providing for the purchase by Deutsche Mortgage & Asset
Receiving Corporation from the Seller of the Mortgage Loans, was, at the respective times of such signing and delivery, duly authorized or appointed to execute such documents in such capacity, and the signatures of such persons or facsimiles thereof appearing on such documents are their genuine signatures.

     Capitalized terms not otherwise defined herein have the meanings assigned to them in the Purchase Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of __________ __, 1998.


                                                     By: -----------------------
                                                         Name:
                                                         Title:

     I, [name], [title], hereby certify that __________ is a duly elected or appointed, as the case may be, qualified and acting __________ of the Seller and that the signature appearing above is his or her genuine signature.

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of __________ __, 1998.


                                                     By: -----------------------
                                                         Name:
                                                         Title:

                                   EXHIBIT D-2

                        FORM OF CERTIFICATE OF THE SELLER

                             Certificate of [SELLER]



     In connection with the execution and delivery by ______________________ (the "Seller") of, and the consummation of the transaction contemplated by, that certain Mortgage Loan Purchase Agreement, dated as of March 1, 1998 (the "Purchase Agreement"), between Deutsche Mortgage & Asset Receiving Corporation and the Seller, the Seller hereby certifies that (i) the representations and warranties of the Seller in the Purchase Agreement are true and correct in all material respects at and as of the date hereof with the same effect as if made on the date hereof, and (ii) the Seller has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date hereof. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Purchase Agreement.

     Certified this _____ day of __________, 1998.


                                    [SELLER]


                                                     By: -----------------------
                                                         Name:
                                                         Title:

                                  EXHIBIT D-3A

                       FORM OF CORPORATE OPINION OF SELLER






                                  March 1, 1998






Addressees Listed on Schedule A

               Re: Deutsche Mortgage & Asset Receiving Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998 C-1

Ladies and Gentlemen:

     We are rendering this opinion letter pursuant to Section 8(e) of the Mortgage Loan Purchase Agreement, dated as of March 1, 1998 (the "Mortgage Loan Purchase Agreement"), between Deutsche Mortgage & Asset Receiving Corporation (the "Depositor") and ______________________________________, a ______________
corporation (the "Seller"), relating to the sale by the Seller and the purchase by the Depositor of the Mortgage Loans. We have acted as special counsel to the Seller in connection with the aforementioned transaction. Capitalized terms used herein but not defined herein have the respective meanings given them in the Mortgage Loan Purchase Agreement.

     In rendering the opinions set forth below, we have examined and relied upon the originals, copies or specimens, certified or otherwise identified to our satisfaction, of the Mortgage Loan Purchase Agreement, and such certificates, corporate and public records, agreements and instruments and other documents, including, among other things, the documents delivered on the Closing Date, as we have deemed appropriate as a basis for the opinions expressed below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to any facts material to such opinions that were not known to us, we have relied upon statements and representations of officers and other representatives of the Seller.

     We have also assumed (other than with respect to the Seller) that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto, that all such parties had the power and legal right to execute and deliver all such documents, agreements and instruments, and that such documents, agreements and instruments are valid, binding and enforceable obligations of such parties. As used herein, "to our knowledge" means the conscious awareness, without independent investigation, of facts or other information by any lawyer in our firm actively involved in the transactions contemplated by the Mortgage Loan Purchase Agreement.

     We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and [___________________], where expressly referred to herein, the federal laws of the United States of America (in each case without regard to conflicts of laws principles).

     Based upon and subject to the foregoing, we are of the opinion that:

          1. The Seller is a corporation validly existing under the laws of the State of ________________, with full corporate power and authority to execute, deliver and perform its obligations under the Mortgage Loan
     Purchase Agreement and all the transactions contemplated thereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with the Mortgage Loan Purchase Agreement, the Seller has taken all necessary action to authorize the execution, delivery and performance of the Mortgage Loan Purchase Agreement by it, and the Mortgage Loan Purchase Agreement has been duly authorized, executed and delivered by it.

          2. The Mortgage Loan Purchase Agreement is the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), and except to the extent rights to indemnity and contribution may be limited by applicable law.

          3. The execution and delivery of the Mortgage Loan Purchase Agreement by the Seller and the performance of its obligations under the Mortgage Loan Purchase Agreement will not conflict with any provision of any law or regulation to which the Seller is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the Seller's organizational documents or by-laws or, to our knowledge, any material agreement or instrument to which the Seller is a party or by which it is bound, or, to our knowledge, any order or decree applicable to the Seller, or result in the creation or imposition of any lien on any of the Seller's assets or property, in each case which would materially and adversely affect the ability of the Seller to perform its obligations under the Mortgage Loan Purchase Agreement.

          4. To our knowledge, there is no action, suit, proceeding or investigation pending or threatened in writing against the Seller in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Seller to perform its obligations under the Mortgage Loan Purchase Agreement.

          5. To our knowledge, the Seller is not in default with respect to any order or decree of any court or any order, regulation or decree of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect its ability to perform its obligations under the Mortgage Loan Purchase Agreement.

          6. To our knowledge, no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with the Mortgage Loan Purchase Agreement or the consummation of the transactions contemplated by the Mortgage Loan Purchase Agreement, other than those which have been obtained by the Seller.

     We are furnishing this letter to you solely for your benefit in connection with the transactions referred to herein. This letter is not to be relied upon, used, circulated, quoted or otherwise referred to by any other person or for any other purpose without our prior written consent.


                                                     Very truly yours,

                                   Schedule A

Deutsche Mortgage & Asset Receiving Corporation
One International Place
Room 520
Boston, Massachusetts  02110

Deutsche Morgan Grenfell Inc.
31 West 52nd Street
New York, New York  10019

Morgan Stanley & Co. Incorporated
1585 Broadway, 37th Floor
New York, NY  10036

Llama Company, L.P.
One McIlroy Plaza, Suite 302
Fayetteville, Arkansas 72701

                                  EXHIBIT D-3B

                              FORM OF 10b-5 LETTER






                                  March 1, 1998





Deutsche Mortgage and Asset Receiving Corporation
One International Place
Room 520
Boston, Massachusetts  02110

Deutsche Morgan Grenfell Inc.
31 West 52nd Street
New York, New York 10019

Morgan Stanley & Co. Incorporated
1585 Broadway, 37th Floor
New York, NY  10036

Llama Company, L.P.
One McIlroy Plaza, Suite 302
Fayetteville, Arkansas 72701

Ladies and Gentlemen:

     This letter being delivered to you pursuant to Section 8(e) of the Mortgage Loan Purchase Agreement, dated March 1, 1998 (the "Mortgage Loan Purchase Agreement"), between Deutsche Mortgage and Asset Receiving Corporation (the "Depositor"), and __________________________ (the "Seller"), relating to the sale by the Seller and the purchase by the Depositor of certain commercial and multifamily mortgage loans (the "Mortgage Loans"). The Depositor will assign and transfer the Mortgage Loans to a trust fund created pursuant to a Pooling and Servicing Agreement, dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), among the Depositor, Banc One Mortgage Capital Markets, LLC, as servicer (the "Servicer") and as special servicer (the "Special Servicer"), and LaSalle National Bank, as trustee (the "Trustee"). The Depositor's Commercial Mortgage Pass-Through Certificates, Series, 1998-C1 (the "Certificates") will be issued in exchange for the Mortgage Loans pursuant to the terms of the Pooling and Servicing Agreement. The Class X, Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are being offered by the Prospectus dated March 16, 1998 (the "Base Prospectus"), as supplemented by the Prospectus Supplement dated March [__], 1998 (the
"Prospectus Supplement" and collectively with the Base Prospectus, the "Prospectus") and the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class Q-1, Class Q-2, Class R and Class LR Certificates (the "Private Certificates") are being offered by the Private Placement Memorandum dated March [_], 1998 (the "Memorandum"). We have acted as special counsel to the Seller in connection with the aforementioned transaction. [In addition, we have acted as counsel to the Seller in connection with the origination of the Mortgage Loans.] Capitalized terms used herein but not defined herein have the respective meanings given them in the Mortgage Loan Purchase Agreement.

     We have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information contained in the Prospectus or the Memorandum, and we do not pass upon or assume any responsibility therefor. However, in the course of our review of the Prospectus and the Memorandum, we have attended certain conferences and participated in conversations with representatives of the Seller, the Depositor, representatives of the Depositor, the Servicer, the Special Servicer and the Trustee. On the basis of the information which we gained in the course of the representation referred to above and our examination of the documents referred in this letter, considered in light of our understanding of applicable law and the experience we have gained through our practice, nothing has come to our attention in the course of our review of the Prospectus and Memorandum which causes us to believe that, as of their respective dates or as of the date hereof, the Prospectus or Memorandum contained or contain any untrue statement of a material fact or omitted or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading insofar as statements relate to the Mortgage Loans, including, without limitation, the related mortgaged properties, borrowers and managers; it being understood that we express no view as to any information incorporated by reference in the Prospectus or Memorandum or as to the adequacy or accuracy of the financial, numerical, statistical or quantitative information included in the Prospectus or Memorandum.

     We are furnishing this letter to you solely for your benefit in connection with the transactions referred to herein. This letter is not to be relied upon, used, circulated, quoted or otherwise referred to by any other person or for any other purpose without our prior written consent.


                                                     Very truly yours,

                                   EXHIBIT H-5

                        MORTGAGE LOAN PURCHASE AGREEMENT
                        --------------------------------


     This Mortgage Loan Purchase Agreement (this "Agreement"), is dated and effective as of March 1, 1998, between Red Mountain Funding, L.L.C., as seller (the "Seller"), and Deutsche Mortgage & Asset Receiving Corporation, as purchaser (the "Purchaser").

     The Seller desires to sell, assign, transfer and otherwise convey to the Purchaser, and the Purchaser desires to purchase, subject to the terms and conditions set forth below, the multifamily and commercial mortgage loans (the "Mortgage Loans") identified on the schedule annexed hereto as Exhibit A (the "Mortgage Loan Schedule").

     It is expected that the Mortgage Loans will be transferred, together with other multifamily and commercial mortgage loans to a trust fund (the "Trust Fund") to be formed by the Purchaser, beneficial ownership of which will be evidenced by a series of mortgage pass-through certificates (the "Certificates"). Certain classes of the Certificates will be rated by Fitch
IBCA, Inc. and Moody's Investors Service, Inc. (together, the "Rating Agencies"). Certain classes of the Certificates (the "Registered Certificates") will be registered under the Securities Act of 1933, as amended (the "Securities Act"). The Trust Fund will be created and the Certificates will be issued pursuant to a pooling and servicing agreement to be dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), among the Purchaser as depositor, Banc One Mortgage Capital Markets, LLC, as servicer (in such capacity, the "Servicer") and special servicer (in such capacity, the "Special Servicer"), LaSalle National Bank, as trustee (in such capacity, the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Pooling and Servicing Agreement.

     The Purchaser intends to sell certain of the Certificates to Deutsche Morgan Grenfell Inc., Morgan Stanley & Co. Incorporated and Llama Company, L.P. (together, the "Underwriters") pursuant to an underwriting agreement dated March 24, 1998 (the "Underwriting Agreement"). The Purchaser intends to sell the remaining Certificates (the "Non-Registered Certificates") pursuant to a certificate purchase agreement dated March 24, 1998 (the "Certificate Purchase Agreement").

     Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

     SECTION 1.  Agreement to Purchase.
                 ----------------------

     The Seller agrees to sell, assign, transfer and otherwise convey to the Purchaser, and the Purchaser agrees to purchase, the Mortgage Loans. The purchase and sale of the Mortgage Loans shall take place on March 30, 1998 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). As of the close of business on March 1, 1998 (the "Cut-off Date"), the Mortgage Loans will have an aggregate principal balance (the "Aggregate Cut-off Date Balance"), after application of all payments of principal due thereon on or before such date, whether or not received, of $221,744,773.00, subject to a variance of plus or minus 5%. The purchase price for the Mortgage Loans shall be determined and paid to the Seller in accordance with the terms of an allocation agreement dated March 24, 1998 (the "Allocation Agreement"), to which the Seller and Purchaser, among others, are parties.

     SECTION 2.  Conveyance of Mortgage Loans.
                 -----------------------------

     (a) Effective as of the Closing Date, subject only to receipt by the Seller of the purchase price referred to in Section 1 hereof (exclusive of any applicable holdbacks in accordance with the Allocation Agreement) and the issuance of the Certificates, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of such date, including all interest and principal received or receivable by the Seller on or with respect to the Mortgage Loans after the Cut-off Date, together with all of the Seller's right, title and interest in and to the proceeds of any related title, hazard, or other insurance policies and any escrow, reserve or other comparable accounts related to the Mortgage Loans; provided, however, that in the case of any Mortgage Loan with an Anticipated Repayment Date prior to maturity (each an "ARD Loan") accruing Excess Interest at an annual rate of greater than 2%, such ARD Loan shall be deemed to have been modified to provide that, as of the Cut-off Date, such ARD Loan shall accrue Excess Interest at an annual rate of no more than 2%; provided, further, that with respect to such limitation of Excess Interest, the related borrowers shall be third-party beneficiaries of such modification of such ARD Loan. The Purchaser shall be entitled to (and, to the extent received by or on behalf of the Seller, the Seller shall deliver or cause to be delivered to or at the direction of the Purchaser) all scheduled payments of principal, and interest due thereon, due on the Mortgage Loans after the Cut-off Date, and all other recoveries of principal and interest collected thereon after the Cut-off Date; provided, however, that all scheduled payments of principal, and interest accrued but not paid or due thereon, due on or before the Cut-off Date and collected after the Cut-off Date shall belong to the Seller.

     (b) In connection with the Seller's assignment pursuant to subsection (a) above, the Seller hereby agrees that, at least five (5) Business Days before the Closing Date, it shall have delivered to and deposited with the Trustee, the Mortgage File (as described on Exhibit B hereto) for each Mortgage Loan so assigned. It is further acknowledged and agreed by the Seller that the Purchaser intends to cause the Trustee to perform a limited review of such Mortgage Files to enable the Trustee to confirm to the Purchaser on or before the Closing Date that the Note referred to in clause (i) of Exhibit B has been delivered by the Seller with respect to each such Mortgage File. In the event Seller fails to so deliver each such Mortgage File to the Trustee, the Purchaser and its successors and assigns shall be entitled to pursue any rights or remedies in respect of such failure as may be available under applicable law. If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of any of the documents and/or instruments referred to in clauses (ii),
(iv), (viii), (xi)(A) and (xii) of Exhibit B, with evidence of recording thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, or because such original recorded document has been lost or returned from the recording or filing office and subsequently lost, as the case may be, the delivery requirements of this Section 2(b) shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that a copy of such document or instrument (without evidence of recording or filing thereon, but certified (which certificate may relate to multiple documents and/or instruments) by the Seller to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) has been delivered to the Trustee, and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to or at the direction of the Purchaser (or any subsequent owner of the affected Mortgage Loan, including without limitation the Trustee) within 180 days of the Closing Date (or within such longer period after the Closing Date as the Purchaser (or such subsequent owner) may consent to, which consent shall not be unreasonably withheld so long as the Seller has provided the Purchaser (or such subsequent owner) with evidence of such recording or filing, as the case may be, or has certified to the Purchaser (or such subsequent owner) as to the occurrence of such recording or filing, as the case may be, and is, as certified to the Purchaser (or such subsequent owner) no less often than quarterly, in good faith attempting to obtain from the appropriate county recorder's or filing office such original or copy). If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of the related lender's title insurance policy referred to in clause (ix) of Exhibit B solely because such policy has not yet been issued, the delivery requirements of this Section 2(b) shall be deemed to be satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that the Seller has delivered to the Trustee a commitment for title insurance "marked-up" at the closing of such Mortgage Loan, and the Seller shall deliver to or at the direction of the Purchaser (or any subsequent owner of the affected Mortgage Loan, including without limitation the Trustee), promptly following the receipt thereof, the original related lender's title insurance policy (or a copy thereof). In addition, notwithstanding anything to the contrary contained herein, if there exists with respect to any group of related cross-collateralized Mortgage Loans only one original of any document referred to in Exhibit B covering all the Mortgage Loans in such group, then the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans in such group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan. On the Closing Date, upon notification from the Seller that the purchase price referred to in Section 1 (exclusive of any applicable holdbacks in accordance with the Allocation Agreement) has been received by the Seller and the issuance of the Certificates, the Trustee shall be authorized to release to the Purchaser or its designee all of the Mortgage Files in the Trustee's possession relating to the Mortgage Loans.

     (c) As to each Mortgage Loan, the Seller shall be responsible for all costs associated with the recording or filing, as the case may be, of each assignment referred to in clauses (iii) and (v) of Exhibit B and each UCC-2 and UCC-3, if any, referred to in clause (xi)(B) of Exhibit B; provided that the Seller shall not be responsible for actually recording or filing any such document or instrument. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall promptly prepare or cause the preparation of a substitute therefor or cure or cause the curing of such defect, as the case may be, and shall thereafter deliver the substitute or corrected document to or at the direction of the Purchaser (or any subsequent owner of the affected Mortgage Loan, including without limitation the Trustee) for recording or filing, as appropriate, at the Seller's expense.

     (d) All documents and records in the Seller's possession (or under its control) relating to the Mortgage Loans that are not required to be a part of a Mortgage File in accordance with Exhibit B but that are reasonably required to service the Mortgage Loans (all such other documents and records, as to any Mortgage Loan, the "Servicing File"), together with all escrow payments, reserve funds and other comparable funds in the possession of the Seller (or under its control) with respect to the Mortgage Loans, shall (unless they are held by a sub-servicer that shall, as of the Closing Date, begin acting on behalf of the Servicer pursuant to a written agreement between such parties) be delivered by the Seller (or its agent) to the Purchaser (or its designee) no later than the Closing Date. If a sub-servicer shall, as of the Closing Date, begin acting on behalf of the Servicer with respect to any Mortgage Loan pursuant to a written agreement between such parties, the Seller shall deliver a copy of the related Servicing File to the Servicer.

     (e) The Seller's records will reflect the transfer of the Mortgage Loans to the Purchaser as a sale.

     (f) It is further acknowledged and agreed by the Seller that the Purchaser intends to convey all right, title and interest of the Purchaser in and to the Mortgage Loans and all rights and remedies under this Agreement to the Trustee, including, without limitation, all rights and remedies as may be available under applicable law to the Purchaser in the event of a breach of a representation or warranty pursuant to Section 4(a) hereof or in the event of a Defect; provided, that the Trustee shall be a third-party beneficiary of this Agreement and shall be entitled to enforce any obligations of the Mortgage Loan Seller hereunder in connection with a breach of any such representation or warranty or a Defect as if the Trustee had been an original party to this Agreement.

     SECTION 3.  Examination of Mortgage Loan Files and Due Diligence Review.
                 ------------------------------------------------------------


     The Seller shall reasonably cooperate with any examination of the Mortgage Files and Servicing Files that may be undertaken by or on behalf of the Purchaser. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the Mortgage Files and/or Servicing Files shall not affect the Purchaser's right to pursue any remedy available in equity or at law for a breach of the Seller's representations, warranties and covenants set forth in or contemplated by Section 4.

     SECTION 4. Representations, Warranties and Covenants of the Seller.
                -------------------------------------------------------

     (a) The Seller hereby makes, as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty), to and for the benefit of the Purchaser, and its successors and assigns (including, without limitation, the Trustee and the holders of the Certificates), each of the representations and warranties set forth in Exhibit C.

     (b) In addition, the Seller, as of the date hereof, hereby represents and warrants to, and covenants with, the Purchaser that:

     (i) The Seller is a limited liability company, duly organized, and validly existing under the laws of the State of Delaware, and is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

     (ii) The execution and delivery of this Agreement by the Seller, and the performance of, and compliance with, the terms of this Agreement by the Seller, will not violate the Seller's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, in each case which materially and adversely affect the ability of the Seller to carry out the transactions contemplated by this Agreement.

     (iii) The Seller has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

     (iv) This Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification for securities laws liabilities.

     (v) The Seller is not in violation of, and its execution and delivery of this Agreement and its performance of, and compliance with, the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

     (vi) No litigation is pending with regard to which the Seller has received service of process or, to the best of the Seller's knowledge, threatened against the Seller the outcome of which, in the Seller's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

     (vii) The Seller has not dealt with any broker, investment banker, agent or other person, other than the Purchaser, the Underwriters, the Initial Purchasers, and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or the consummation of any of the other transactions contemplated hereby.

     (viii) Except with respect to its managers (PRN Mortgage Capital, L.L.C., ContiTrade Services, L.L.C. and SouthTrust Capital Funding Corporation), neither the Seller nor anyone acting on its behalf has (A) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner,
   (B) solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (C) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (D) made any general solicitation by means of general advertising or in any other manner with respect to any Certificate, any interest in any Certificate or any similar security, or (E) taken any other action, that (in the case of any of the acts described in clauses (A) through (E) above) would constitute or result in a violation of the Securities Act or any state securities law relating to or in connection with the issuance of the Certificates or require registration or qualification pursuant to the Securities Act or any state securities law of any Certificate not otherwise intended to be a Registered Certificate. In addition, the Seller will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any of the Certificates or interests therein. For purposes of this paragraph 4(b)(viii), the term "similar security" shall be deemed to include, without limitation, any security evidencing or, upon issuance, that would have evidenced an interest in the Mortgage Loans or any substantial number thereof.

     (ix) Insofar as it relates to the Mortgage Loans, the information set forth on pages A-1 through A-12, inclusive, of Annex A to the Prospectus Supplement (as defined in Section 9) (the "Loan Detail") and, to the extent consistent therewith, the information set forth on the diskette attached to the Prospectus Supplement and the accompanying prospectus (the "Diskette"), is true and correct in all material respects. Insofar as it relates to the Mortgage Loans and/or the Seller and does not represent a restatement or aggregation of the information on the Loan Detail, the information set forth in the Prospectus Supplement and the Memorandum (as defined in Section 9) under the headings "Summary of Prospectus Supplement--The Mortgage Loans", "Risk Factors--The Mortgage Loans" and "Description of the Mortgage Pool", set forth on Annex A to the Prospectus Supplement and (to the extent it contains information consistent with that on such Annex A) set forth on the Diskette, does not contain any untrue statement of a material fact or (in the case of the Memorandum, when read together with the other information specified therein as being available for review by investors) omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (x) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law (including, with respect to any bulk sale laws), for the execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller's sale of the Mortgage Loans to the Purchaser, (2) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained or made and (3) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

     (c) Upon discovery by any of the parties hereto of a breach of any of the representations and warranties made pursuant to and set forth in subsection (b) above which materially and adversely affects the interests of the Purchaser or a breach of any of the representations and warranties made pursuant to subsection
(a) above and set forth in Exhibit C which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Purchaser or its successors and assigns (including, without limitation, the Trustee and the holders of the Certificates), the party discovering such breach shall give prompt written notice to the other party hereto.

     SECTION 5.  Representations, Warranties and Covenants of the Purchaser.
                 ----------------------------------------------------------

     (a) The Purchaser, as of the date hereof, hereby represents and warrants to, and covenants with, the Seller that:

     (i) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of State of Delaware.

     (ii) The execution and delivery of this Agreement by the Purchaser, and the performance of, and compliance with, the terms of this Agreement by the Purchaser, will not violate the Purchaser's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

     (iii) The Purchaser has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

     (iv) This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

     (v) The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance of, and compliance with, the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

     (vi) No litigation is pending or, to the best of the Purchaser's knowledge, threatened against the Purchaser which would prohibit the Purchaser from entering into this Agreement or, in the Purchaser's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

     (vii) The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchasers and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or the consummation of any of the transactions contemplated hereby.

     (viii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby, other than (1) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained or made and (2) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Purchaser under this Agreement.

     (b) Upon discovery by any of the parties hereto of a breach of any of the representations and warranties set forth above which materially and adversely affects the interests of the Seller, the party discovering such breach shall give prompt written notice to the other party hereto.

     SECTION 6.  Repurchases.
                 -----------

     (a) Upon discovery by any of the parties hereto of any Defect (as defined in the Pooling and Servicing Agreement) in respect of the Mortgage File for any Mortgage Loan or a breach of any representation or warranty made pursuant to
Section 4(a) and set forth in Exhibit C, which Defect or breach, as the case may be, materially and adversely affects the value of any Mortgage Loan or the interests therein of the Purchaser or its successors and assigns (including, without limitation, the Trustee and the holders of the Certificates), the party discovering such breach or Defect shall give prompt written notice to the Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage
Loan) or the Trustee. Within 90 days of receipt of notice by the Seller, from the Servicer, the Special Servicer or the Trustee of such breach or Defect, the Seller shall cure such Defect or breach, as the case may be, in all material respects or repurchase the affected Mortgage Loan from the then owner(s) thereof at the applicable Purchase Price (as defined in the Pooling and Servicing Agreement), on a whole-loan, servicing released basis, by payment of such Purchase Price by wire transfer of immediately available funds to the account designated by such owner(s); provided, however, that in lieu of effecting any such repurchase, the Seller will be permitted to deliver a Qualifying Substitute Mortgage Loan and to pay a cash amount equal to the applicable Substitution Shortfall Amount, subject to the terms and conditions of the Pooling and Servicing Agreement. Conveyance of such Mortgage Loans shall be made free and clear of all Liens and encumbrances created or suffered by the Purchaser or any subsequent holder.

     If the Seller is notified of a Defect in any Mortgage File that corresponds to information set forth in the Mortgage Loan Schedule, the Seller shall promptly correct such Defect and provide a new, corrected Mortgage Loan Schedule to the Purchaser, which corrected Mortgage Loan Schedule shall be deemed to amend and replace the existing Mortgage Loan Schedule for all purposes.

     (b) Notwithstanding Section 6(a), within 90 days of the earlier of discovery or receipt of notice by the Seller, from either the Purchaser or any successor or assign thereof, that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 86OG(a)(3) of the Code without regard to clause (A)(i) or (ii) thereof, the Seller shall repurchase such Mortgage Loan from the then owner(s) thereof at the applicable Purchase Price by payment of such Purchase Price by wire transfer of immediately available funds to the account designated by such owner(s); provided, however, that in lieu of effecting any such repurchase, the Seller will be permitted to deliver a Qualifying Substitute Mortgage Loan and to pay a cash amount equal to the applicable Substitution Shortfall Amount, subject to the terms and conditions of the Pooling and Servicing Agreement.

     (c) In connection with any repurchase of or substitution for a Mortgage Loan contemplated by this Section 6, the then owner(s) thereof shall tender promptly or cause to be tendered promptly to the Seller, upon delivery of a receipt executed by the Seller, the related Mortgage File and Servicing File, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Purchaser or the Trustee shall be endorsed or assigned, as the case may be, to the Seller in the same manner. The form and sufficiency of all such instruments and certificates shall be the responsibility of the Seller.

     (d) Except as provided in Section 2(b), this Section 6 provides the sole remedies available to the Purchaser, and its successors and assigns (including, without limitation, the Trustee and the holders of the Certificates) respecting any Defect in a Mortgage File or any breach of any representation or warranty made pursuant to Section 4(a) and set forth in Exhibit C, or in connection with the circumstances described in Section 6(b). If the Seller defaults on its obligations to cure, to repurchase, or to substitute for, any Mortgage Loan in accordance with Section 6(a) or 6(b) or disputes its obligation to cure, to repurchase, or to substitute for, any Mortgage Loan in accordance with either such subsection, the Purchaser or its successors and assigns may take such action as is appropriate to enforce such payment or performance, including, without limitation, the institution and prosecution of appropriate proceedings. To the extent the Purchaser prevails in such proceeding, the Seller shall reimburse the Purchaser for all necessary and reasonable costs and expenses incurred in connection with the enforcement of such obligation of the Seller to cure, to repurchase, or to substitute for, any Mortgage Loan in accordance with
Section 6(a) or 6(b).

     SECTION 7.  Closing.
                 -------

     The closing of the purchase and sale of the Mortgage Loans (the "Closing") shall be held at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038 at 10:00 a.m., New York City time, on the Closing Date.

     The Closing shall be subject to each of the following conditions:

     (i) All of the representations and warranties of the Seller specified herein shall be true and correct as of the Closing Date, and the Aggregate Cut-off Date Balance shall be within the range permitted by Section 1 of this Agreement;

     (ii) All documents specified in Section 8 (the "Closing Documents"), in such forms as are agreed upon and acceptable to the Purchaser, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

     (iii) The Seller shall have delivered and released to the Trustee, the Purchaser or the Purchaser's designee, as the case may be, all documents and funds required to be so delivered pursuant to Section 2;

     (iv) The result of any examination of the Mortgage Files and Servicing Files performed by or on behalf of the Purchaser pursuant to Section 3 shall be satisfactory to the Purchaser in its reasonable determination;

     (v) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

     (vi) The Seller shall have paid or agreed to pay all fees, costs and expenses payable by it to the Purchaser pursuant to this Agreement; and

     (vii) Neither the Underwriting Agreement nor the Certificate Purchase Agreement shall have been terminated in accordance with its terms.

     Both parties agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

     SECTION 8.  Closing Documents.
                 -----------------

     The Closing Documents shall consist of the following:

     (a) This Agreement duly executed and delivered by the Purchaser and the Seller;

     (b) An Officer's Certificate substantially in the form of Exhibit D-1 hereto, executed by the Secretary or an assistant secretary of the Seller, and dated the Closing Date, and upon which the Purchaser and each Underwriter may rely, attaching thereto as exhibits the organizational documents of the Seller;

     (c) A certificate of legal existence regarding the Seller from the Secretary of State for the State of Delaware, dated not earlier than 30 days prior to the Closing Date;

     (d) A certificate of the Seller substantially in the form of Exhibit D-2 hereto, executed by an executive officer or authorized signatory of the Seller and dated the Closing Date, and upon which the Purchaser and each Underwriter may rely;

     (e) Written opinions of counsel for the Seller, substantially in the form of Exhibits D-3A and D-3B hereto and subject to such reasonable assumptions and qualifications as may be requested by counsel for the Seller and acceptable to counsel for the Purchaser, dated the Closing Date and addressed to the Purchaser and each Underwriter;

     (f) Any other opinions of counsel for the Seller reasonably requested by the Rating Agencies in connection with the issuance of the Certificates, each of which shall include the Purchaser and each Underwriter as an addressee; and

     (g) Such further certificates, opinions and documents as the Purchaser may reasonably request.

     SECTION 9.  Indemnification.
                 ---------------

     (a) The Seller agrees to indemnify and hold harmless the Purchaser, its officers and directors, and each person, if any, who controls the Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange
Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus Supplement, the Memorandum, the Diskette or, insofar as they are required to be filed as part of the Registration Statement pursuant to the No-Action Letters, any Computational Materials or ABS Term Sheets with respect to the Registered Certificates, or in any revision or amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission (in the case of any such Computational Materials or ABS Term Sheets, when read together with the other information specified therein as being available for review by investors) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; but only if and to the extent that (i) any such untrue statement or alleged untrue statement is with respect to information regarding the Mortgage Loans contained in the Loan Detail or, to the extent consistent therewith, the Diskette, or (ii) any such untrue statement or alleged untrue statement or omission or alleged omission is with respect to information regarding  the  Seller  or  the  Mortgage  Loans  contained  in  the  Prospectus
Supplement or the Memorandum under the headings "Summary of Prospectus Supplement--The Mortgage Loans", "Risk Factors--The Mortgage Loans" and/or "Description of the Mortgage Pool" or contained on Annex A to the Prospectus Supplement (exclusive of the Loan Detail), and such information does not represent a restatement or aggregation of information contained in the Loan Detail; or (iii) such untrue statement, alleged untrue statement, omission or alleged omission arises out of or is based upon reliance on the accuracy of the representations and warranties of the Seller set forth in or made pursuant to
Section 4(b); provided, that the indemnification provided by this Section 9 shall not apply to the extent that such untrue statement of a material fact or omission of a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading, was made as a result of an error in the manipulation of, or calculations based upon, the Loan Detail. This indemnity agreement will be in addition to any liability which the Seller may otherwise have.

     For purposes of the foregoing, "Registration Statement" shall mean the registration statement No. 333-08328 filed by the Purchaser on Form S-3, including without limitation exhibits thereto and information incorporated therein by reference; "Prospectus" shall mean the prospectus dated March 16, 1998, as supplemented by the Prospectus Supplement; "Prospectus Supplement shall mean the prospectus supplement dated March 24, 1998 relating to the Registered Certificates; "Memorandum" shall mean the private placement memorandum dated March 24, 1998, relating to the Non-Registered Certificates; "Computational Materials" shall have the meaning assigned thereto in the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") to Kidder, Peabody Acceptance Corporation 1, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters"); and "ABS Term Sheets" shall have the meaning assigned thereto in the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder Letters, the "No-Action Letters").

     (b) Promptly after receipt by any person entitled to indemnification under this Section 9 (each, an "Indemnified Party") of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the Seller (the "Indemnifying Party") under this Section 9, notify the Indemnifying Party in writing of the commencement thereof; but the omission to notify the Indemnifying Party will not relieve it from any liability that it may have to any Indemnified Party otherwise than under this Section 9. In case any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other Indemnified Parties that are different from or additional to those available to the Indemnifying Party, the Indemnified Party or Indemnified Parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such
Indemnified Party or Indemnified Parties. Upon receipt of notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense of such action and approval by the Indemnified Party of counsel, which approval will not be unreasonably withheld, the Indemnifying Party will not be liable for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, unless (i) the Indemnified Party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel, approved by the Purchaser and the Indemnifying Party, representing all the Indemnified Parties under Section 9(a) and Section 1 of the Underwriting Agreement who are parties to such action),
(ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action or (iii) the Indemnifying Party has authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii). Unless it shall assume the defense of any proceeding, the Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there shall be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party, but only to the extent provided in paragraph (a) of this
Section 9, from and against any loss or liability by reason of such settlement or judgment. If the Indemnifying Party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed, or, if such settlement provides for release of the Indemnified Party in connection with all matters relating to the proceeding which has been asserted against the Indemnified Party in such proceeding by the other parties to such settlement, without the consent of the Indemnified Party.

     (c) If the indemnification provided for in this Section 9 is due in accordance with its terms but is for any reason held by a court to be unavailable to an Indemnified Party on grounds of policy or otherwise, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Indemnified Parties and the Indemnifying Parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such parties.

     (d) The Purchaser and the Seller agree that it would not be just and equitable if contribution pursuant to Section 9(c) were determined by pro rata allocation or by any other method of allocation that does not take account of the considerations referred to in Section 9(c) above. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in this Section 9 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, except where the Indemnified Party is required to bear such expenses pursuant to this Section 9, which expenses the Indemnifying Party shall pay as and when incurred, at the request of the Indemnified Party, to the extent that the Indemnifying Party will be ultimately obligated to pay such expenses. If any expenses so paid by the Indemnifying Party are subsequently determined to not be required to be borne by the Indemnifying Party hereunder, the party that received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The indemnity and contribution agreements contained in this Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Indemnified Party, and (iii) acceptance of and payment for any of the Certificates.

     SECTION 10.  Costs.
                  -----

     Costs relating to the transactions contemplated hereby shall be borne by the respective parties hereto in accordance with the Allocation Agreement.

     SECTION 11.  Notices.
                  -------

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by certified mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by a similar mailed writing, if to the Purchaser, addressed to Deutsche Mortgage & Asset Receiving Corporation, One International Place, Room 520, Boston, Massachusetts 02110, Attention: R. Douglas Donaldson, facsimile no. (617) 951-7650, with a copy to Anna H. Glick, Esq., Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, facsimile no. (212) 504-6666, or such other address or facsimile number as may hereafter be furnished to the Seller in writing by the Purchaser; and if to the Seller, addressed to Red Mountain Funding, L.L.C., 420 North 20th Street, 9th Floor, Birmingham, Alabama 35203, Attention: Lawrence Katz, Fax: (205) 254-4705 with a copy to: ContiTrade Services, LLC, 277 Park Avenue, 38th Floor, New York, NY 10172, Attention: Susan Valenti, Fax: (212) 953-0406, or to such other address or facsimile number as the Seller may designate in writing to the Purchaser.

     SECTION 12.  Third Party Beneficiaries.
                  -------------------------

     Each of the officers,  directors  and  controlling  persons  referred to in
Section 9 hereof is an intended third party beneficiary of the covenants and indemnities of the Seller set forth in Section 9 of this Agreement. It is acknowledged and agreed that such covenants and indemnities may be enforced by or on behalf of any such person or entity against the Seller to the same extent as if it were a party hereto.

     SECTION 13. Representations, Warranties and Agreements to Survive Delivery.
                 --------------------------------------------------------------

     All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Seller to the Purchaser or its designee.

     SECTION 14.  Severability of Provisions.
                  --------------------------

     Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

     SECTION 15.  Counterparts.
                  ------------

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     SECTION 16.  GOVERNING LAW.
                  -------------

     THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES EXCEPT THAT THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

     SECTION 17.  Further Assurances.
                  ------------------

     The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

     SECTION 18.  Successors and Assigns.
                  ----------------------

     The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. The Purchaser has the right to assign its interest under this Agreement, in whole or in part, as may be required to effect the purposes of the Pooling and Servicing Agreement, and the assignee shall, to the extent of such assignment, succeed to the rights and obligations hereunder of the Purchaser. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser, and their permitted successors and assigns, and the indemnified parties referred to in Section 9.

     SECTION 19.  Amendments.
                  ----------

     No term or provision of this Agreement may be amended, waived, modified or in any way altered, unless such amendment, waiver, modification or alteration is in writing and signed by a duly authorized officer of the party against whom such amendment, waiver, modification or alteration is sought to be enforced. In addition, this Agreement may not be changed in any manner which would have a material adverse effect on any third party beneficiary under Section 12 hereof without the prior consent of that person.

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.


                                    RED MOUNTAIN FUNDING L.L.C.


                                    By: -------------------------------------
                                        Name:
                                        Title:


                                    By: -------------------------------------
                                        Name:
                                        Title:


                                    DEUTSCHE MORTGAGE & ASSET
                                    RECEIVING CORPORATION


                                    By: -------------------------------------
                                        Name:
                                        Title:

                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

     The Mortgage Loan Schedule shall set forth, among other things, the following information with respect to each Mortgage Loan:

     (a)  the loan number;

     (b) the street address (including city, state and zip code) of the related Mortgaged Property;

     (c) the Mortgage Rate in effect as of the Cut-off Date and that the Mortgage Loan is a fixed rate Mortgage Loan;

     (d)  the original principal balance;

     (e)  the Stated Principal Balance as of the Cut-off Date;

     (f) the (A) Maturity Date for each Mortgage Loan, and (B) with respect to each Mortgage Loan with an Anticipated Repayment Date, the Anticipated Repayment Date;

     (g)  the Due Date;

     (h)  whether such Mortgage Loan has an Anticipated Repayment Date;

     (i)  the Primary Servicing Fee Rate;

     (j) whether the Mortgage Loan is an Actual/360 Loan or an Actual/365 Loan; and

     (k)  whether such Mortgage Loan is a Healthcare Loan.

The Mortgage Loan Schedule shall also set forth the aggregate Stated Principal Balance as of the Cut-off Date for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required. Certain of the above-referenced items are described on the Mortgage Loan Schedule attached hereto. Certain of the above-referenced items are described on Exhibit B-1 and Exhibit B-2 to the Pooling and Servicing Agreement and are incorporated by reference into the Mortgage Loan Schedule attached hereto.

                                                                            Cut-Off Date
  Loan     Loan                                                              Principal
 Seller   Number   Property Name                                              Balance
 ------   ------   -------------                                              -------

  RMF     TSAR01   Trolley Station Shopping Center                           12,258,387
  RMF     VDC001   Las Villas De Carlsbad                                    11,937,167
  RMF     HCC011   Easthaven Care Center                                     9,898,453
  RMF     WMAR01   Wal-Mart Supercenter                                      9,122,871
  RMF     SCA001   Stonecourt Apartments                                     8,868,778
  RMF     HCC005   Rivermont Convalescent and Nursing Center                 8,780,886
  RMF     HCC002   Sycamore View Nursing Home                                8,381,755
  RMF     HCC003   Woodland Village Care Center                              8,142,276
  RMF     HCC013   Fentress County Nursing Home                              7,734,537
  RMF     LCC001   Life Care Centers of Scottsdale                           7,484,433
  RMF     SHA003   Squire Hill Apartments, Phase I - Charlottesville         7,226,803
  RMF     HIFH01   Holiday Inn I -65/Oxmoor Road                             6,483,862
  RMF     SOA001   Stanford Oaks Apartments                                  6,174,569
  RMF     PCAR01   Park Centre Commons                                       5,984,328
  RMF     SHA002   Squire Hill Apartments - Harrisonburg                     5,980,802
  RMF     CLP001   Clipper Home of Portsmouth                                4,788,063
  RMF     SPUR01   South Pointe @  Town Lake Shopping Center                 4,782,819
  RMF     AVA002   The Bethany Health Care Center                            4,616,083
  RMF     HCC009   Heritgage Manor of Springfield                            4,310,617
  RMF     AVA001   The Trevecca Health Care Center                           4,189,185
  RMF     HCC015   Belen Health Care Center                                  4,002,922
  RMF     CAN003   Cresthaven Nursing Residence                              3,880,941
  RMF     MSMF01   Madison Station Apartments, Inc.                          3,792,994
  RMF     CLP004   Langdon Place of Nashua                                   3,759,223
  RMF     TCAR01   Taylorville  Corners                                      3,682,444
  RMF     CLP005   Clipper Home of Rochester                                 3,600,940
  RMF     CAN006   Oakwood Manor                                             3,582,407
  RMF     PVE001   Parc View Estates                                         3,570,786
  RMF     MTV001   Mountview Retirement Residence                            3,480,771
  RMF     BLR001   Chatsworth Health Care Center                             3,421,604
  RMF     BLR002   Fairburn Health Care Center                               3,421,604
  RMF     CLP002   Clipper Home of Wolfeboro                                 3,403,086
  RMF     HCC008   Standing Stone Health Care Center                         3,275,118
  RMF     JFFR01   Just For Feet - Shafer Plaza                              3,129,039
  RMF     YVMF01   Yorkshire Village Duplexes and Townhomes                  3,034,541
  RMF     CLP006   Clipper Home of North Conway                              2,888,666
  RMF     DMV001   Des Moines Vista Retirement Center                        2,490,099
  RMF     HLA001   Hidden Lake Townhomes                                     2,341,929
  RMF     CAN002   Renaissance Care Center                                   1,996,869
  RMF     FRH001   Forest Hills Care Center                                  1,995,555
  RMF     BWA001   Bremner Woods Apartments Phase I                          1,993,601
  RMF     EDFR02   Eckerd Drugs Store                                        1,862,615
  RMF     CLP003   Goodwin's of Exeter                                       1,840,041
  RMF     ITUR01   The Crossing at Indian Trail                              1,192,389
  RMF     EDFR01   Eckerd Drugs Store                                         994,792
  RMF     FSUR01   Franklin Station                                           993,658
  RMF     HVFR01   Hollywood Video Store - Jacksonville                       969,466

                   Total                                                   221,744,773

                                    EXHIBIT B

                                THE MORTGAGE FILE

     The "Mortgage File" for any Mortgage Loan shall, subject to Section 2(b), collectively consist of the following documents:

          (i) the original Note, endorsed by the most recent endorsee prior to the Trustee or, if none, by the Originator, without recourse, either in blank or to the order of the Trustee in the following form: "Pay to the order of LaSalle National Bank, as trustee for the registered holders of Deutsche Mortgage & Asset Receiving Corporation, Mortgage Pass-Through Certificates, Series 1998-C1, without recourse";

          (ii) the original or a copy of the Mortgage and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the Originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording indicated thereon;

          (iii) an original assignment of the Mortgage, in recordable form, executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of the Trustee (in such capacity);

          (iv) the original or a copy of the related Assignment of Leases, Rents and Profits (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the Originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording thereon;

          (v) an original assignment of any related Assignment of Leases, Rents and Profits (if such item is a document separate from the Mortgage), in recordable form, executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (iii) above;

          (vi) an original or copy of any related security agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the Originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any;

          (vii) an original assignment of any related security agreement (if such item is a document separate from the Mortgage) executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (iii) above;

          (viii) originals or copies of all assumption, modification, written assurance and substitution agreements, with evidence of recording thereon if appropriate, in those instances where the terms or provisions of the Mortgage, Note or any related security document have been modified or the Mortgage Loan has been assumed;

          (ix) the original or a copy of the lender's title insurance policy issued as of the date of the origination of the Mortgage Loan, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property;

          (x) the original or a copy of any guaranty of the obligations of the mortgagor under the Mortgage Loan together with (A) if applicable, the original or copies of any intervening assignments of such guaranty showing a complete chain of assignment from the Originator of the Mortgage Loan to the most recent assignee thereof prior to the Trustee, if any, and (B) an original assignment of such guaranty executed by the most recent assignee thereof prior to the Trustee or, if none, by the Originator;

          (xi) (A) file or certified copies of any UCC financing statements and continuation statements which were filed in order to perfect (and maintain the perfection of) any security interest held by the Originator of the Mortgage Loan (and each assignee of record prior to the Trustee) in and to the personalty of the mortgagor at the Mortgaged Property (in each case with evidence of filing thereon) and which were in the possession of the Seller (or its agent) at the time the Mortgage Files were delivered to the Trustee and (B) if any such security interest is perfected and the earlier UCC financing statements and continuation statements were in the possession of the Seller, a UCC financing statement executed by the most recent assignee of record prior to the Trustee or, if none, by the Originator, evidencing the transfer of such security interest, either in blank or in favor of the Trustee;

          (xii) the original or a copy of the power of attorney (with evidence of recording thereon, if appropriate) granted by the Mortgagor if the Mortgage, Note or other document or instrument referred to above was signed on behalf of the Mortgagor pursuant to such power of attorney;

          (xiii) if the Mortgagor has a leasehold interest in the related Mortgaged Property, the original ground lease or a copy thereof;

          (xiv) the original of the Loan Agreement or counterpart thereof relating to such Mortgage Loan, if any;

          (xv)      copies  of  the  original   Environmental   Reports  of  the
                    Mortgaged Properties made in connection with origination of the Mortgage Loans, if any;

          (xvi) copies of the original Management Agreements, if any, for the Mortgaged Property;

          (xvii) if the related assignment of contracts is separate from the Mortgage, the original executed version of such assignment of contracts and the assignment thereof to the Trustee;

          (xviii) if any related Lock-Box Agreement or Cash Collateral Account Agreement is separate from the Mortgage or Loan Agreement, a copy thereof; with respect to the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts, if any, a copy of the UCC-1 financing statements, if any, submitted for filing with respect to the Mortgage Loan Seller's security interest in the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts and all funds contained therein (and UCC-3 financing statements assigning such security interest to the Trustee on behalf of the Certificateholders); and

          (xix)     any other written agreements related to the Mortgage Loan.

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Purchaser or the Trustee, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received. The original assignments referred to in clauses
(iii), (v), (vii) and (x)(B), may be in the form of one or more instruments in recordable form in any applicable filing offices.

                                    EXHIBIT C

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER
                     REGARDING THE INDIVIDUAL MORTGAGE LOANS

     With respect to each Mortgage Loan, the Seller hereby represents and warrants, as of the date hereinbelow specified or, if no such date is specified, as of the Closing Date, except as set forth on Schedule C-1 hereto that:

     (i) Ownership of Mortgage Loans. Immediately prior to the transfer thereof to the Purchaser, the Seller had good and marketable title to, and was the sole owner and holder of, such Mortgage Loan, free and clear of any and all liens, encumbrances and other interests on, in or to such Mortgage Loan (other than, in certain cases, the right of a subservicer to directly service such Mortgage
Loan). Such transfer validly assigns ownership of such Mortgage Loan to the Purchaser free and clear of any pledge, lien, encumbrance or security interest.

     (ii) Authority to Transfer Mortgage Loans. The Seller has full right and authority to sell, assign and transfer such Mortgage Loan. No provision of the Note, Mortgage or other loan document relating to such Mortgage Loan prohibits or restricts the Seller's right to assign or transfer such Mortgage Loan.

     (iii) Mortgage Loan Schedule. The information pertaining to such Mortgage Loan set forth in the Mortgage Loan Schedule was true and correct in all material respects as of the Cut-off Date.

     (iv) Payment Record. Such Mortgage Loan was not delinquent as of the Cut-off Date (giving effect to any applicable grace periods), and has not been during the twelve-month period prior thereto, 30 days or more delinquent in respect of any debt service payment required thereunder, without giving effect to any applicable grace period.

     (v) Permitted Encumbrances. The related Mortgage constitutes a valid first lien upon the related Mortgaged Property, including all buildings located thereon and all fixtures attached thereto, such lien being subject only to (A) the lien of current real property taxes and assessments not yet due and payable,
(B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, and (C) exceptions and exclusions specifically referred to in the lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of such Mortgage Loan (the exceptions set forth in the foregoing clauses (A), (B) and (C) collectively, "Permitted Encumbrances"). The Permitted Encumbrances do not materially interfere with the security intended to be provided by the related Mortgage, the current use or operation of the related Mortgaged Property or the current ability of the Mortgaged Property to generate net operating income sufficient to service the Mortgage Loan. If the Mortgaged Property is operated as a nursing facility, a hospitality property or a multifamily property, the Mortgage, together with any separate security agreement, similar agreement and UCC financing statement, if any, establishes and creates a first priority, perfected security interest, to the extent such security interest can be perfected by the recordation of a Mortgage or the filing of a UCC financing statement, in all personal property owned by the Mortgagor that is used in, and is reasonably necessary to, the operation of the related Mortgaged Property.

     (vi) Title Insurance. The lien of the related Mortgage is insured by an ALTA lender's title insurance policy ("Title Policy"), or its equivalent as adopted in the applicable jurisdiction, issued by a nationally recognized title insurance company, insuring the originator of such Mortgage Loan, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances (or, if a title insurance policy has not yet been issued in respect of the Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of such loan). Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and, to the Seller's knowledge, no material claims have been made thereunder and no claims have been paid thereunder. The Seller has not, by act or omission, done anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's actual knowledge, the insurer that issued such Title Policy is qualified to do business in the state in which the related Mortgaged Property is located,

     (vii) No Waivers by Seller of Material Defaults. The Seller has not waived any material default, breach, violation or event of acceleration existing under the related Mortgage or Note.

     (viii) No Offsets, Defenses or Counterclaims. There is no valid offset, defense or counterclaim to such
Mortgage Loan.

     (ix) Condition of Property; Condemnation. Except as set forth in any engineering report prepared in connection with the origination of (or obtained in connection with or otherwise following the Seller's acquisition of) such Mortgage Loan, the related Mortgaged Property is, to the Seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan. The Seller has no actual notice of the commencement of a proceeding for the condemnation of all or any material portion of the related Mortgaged Property.

     (x) Compliance with Usury Laws. Except with respect to provisions relating to default interest, yield maintenance charges and prepayment premiums, such Mortgage Loan complied with all applicable usury laws in effect at its date of origination.

     (xi) Full Disbursement of Mortgage Loan Proceeds. The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder.

     (xii) Enforceability. The related Note and Mortgage and all other documents and instruments evidencing, guaranteeing, insuring or otherwise securing such Mortgage Loan have been duly and properly executed by the parties thereto, and each is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and excluding provisions relating to default interest, yield maintenance charges or prepayment premiums.

     (xiii) Insurance. All improvements upon the related Mortgaged Property are insured against loss by hazards of extended coverage in an amount (subject to a customary deductible) at least equal to the lesser of (1) the outstanding principal balance of such Mortgage Loan, (2) 100% of the full replacement cost of the improvements located on such Mortgaged Property and (3) the full insurable actual cash value of such improvements, and the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. If any portion of the improvements on the related Mortgaged Property was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of
(1) the outstanding principal balance of such Mortgage Loan, (2) the full insurable actual cash value of such Mortgaged Property, (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, and (4) 100% of the replacement cost of the improvements located on such Mortgaged Property. The Mortgage requires the Mortgagor to maintain such insurance in respect of the Mortgaged Property in addition to comprehensive general liability insurance in amounts generally required by the Seller, and at least six months rental or business interruption insurance. All such insurance required by the Mortgage to be maintained is in full force and effect and names the Originator, the Seller or their respective successors or assigns as mortgagee, loss payee or additional insured. Each such insurance policy requires prior notice to the holder of the Mortgage of termination or cancellation, and no such notice has been received, including any notice of nonpayment of premiums, that has not been cured.

     (xiv) Environmental Condition. The related Mortgaged Property was subject to one or more environmental site assessments, studies or reviews (or an update of a previously conducted assessment, study or review), which was (were) performed on behalf of the Seller, or as to which the related report was delivered to the Seller in connection with its origination or acquisition of such Mortgage Loan; and the Seller, having made no independent inquiry other than reviewing the resulting report(s) or studies and/or employing an environmental consultant to perform or review the assessment(s) referenced herein, has no knowledge of any material and adverse environmental conditions or circumstance affecting such Mortgaged Property that was not disclosed in the related report(s) or studies. The Seller has not taken any action with respect to such Mortgage Loan or the related Mortgaged Property that could subject the Purchaser, or its successors and assigns in respect of the Mortgage Loan, to any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any other applicable federal, state or local environmental law, and the Seller has not received any actual notice of a material violation of CERCLA or any applicable federal, state or local environmental law with respect to the related Mortgaged Property that was not disclosed in the related report. The related Mortgage or loan documents in the related Mortgage File requires the Mortgagor to comply with all applicable federal, state and local environmental laws and regulations.

     (xv) No Cross-Collateralization with Other Mortgage Loans. Such Mortgage Loan is not cross-collateralized with any mortgage loan that will not be included in the Trust Fund.

     (xvi) Waivers and Modifications. The terms of the related Mortgage and the Note have not been impaired, waived, altered or modified in any material respect, except as specifically set forth in the related Mortgage File.

     (xvii) Taxes and Assessments. There are no delinquent taxes, ground rents, assessments for improvements or other similar outstanding charges affecting the related Mortgaged Property which are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest and/or penalties would be payable thereon.

     (xviii) Mortgagor's Interest in Mortgaged Property. Except with respect to Mortgage Loans the Mortgagor of which is a lessee under a ground lease of a Mortgaged Property or a combination of a ground lease and a fee simple interest, the interest of the related Mortgagor in the related Mortgaged Property consists of a fee simple estate in real property.

     (xix) Whole Loan. Except as set forth on Schedule C-1 hereto, each Mortgage Loan is a whole loan.

     (xx) Valid Assignment. The assignment of the related Mortgage referred to in clause (iii) of Exhibit B constitutes the legal, valid and binding assignment of such Mortgage from the relevant assignor to the Trustee. The Assignment of Leases set forth in the Mortgage or separate from the related Mortgage and related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject only to Permitted Encumbrances, enforceable first priority lien and first priority security interest in the related Mortgagor's interest in all leases, subleases, licenses or other agreements, to the extent permitted by law, pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, and each assignor thereunder has the full right to assign the same, to the extent permitted by law. The related assignment of any Assignment of Leases, not included in a Mortgage, executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Assignment of Leases.

     (xxi) Escrows. All escrow deposits relating to such Mortgage Loan that are, as of the Closing Date, required to be deposited with the mortgagee or its agent have been so deposited.

     (xxii) No Mechanics' or Materialmen's Liens. As of the date of origination of such Mortgage Loan and, to the actual knowledge of the Seller, as of the Closing Date, the related Mortgaged Property was and is free and clear of any mechanics' and materialmen's liens or liens in the nature thereof which create a lien prior to that created by the related Mortgage, except those which are insured against by the Title Policy referred to in (vi) above.

     (xxiii) No Material Encroachments. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of such Mortgage Loan), as of the date of such origination, no improvement that was included for the purpose of determining the appraised value of the related Mortgaged Property at the time of origination of such Mortgage Loan lay outside the boundaries and building restriction lines of such property to any material extent (unless affirmatively covered by the Title Policy referred to in paragraph (vi) above), and no improvements on adjoining properties encroached upon such Mortgaged Property to any material extent. To the Seller's knowledge, based upon opinions of counsel, endorsement to such Title Policy and/or other due diligence customarily performed by the Seller, the improvements located on or forming part of such Mortgaged Property comply in all material respects with applicable zoning laws and ordinances (except to the extent that they may constitute legal nonconforming uses).

     (xxiv) No Material Default. (A) To the Seller's knowledge, there exists no material default, breach or event of acceleration under the related Mortgage or Note, and (B) the Seller has not received actual notice of any event (other than payments due but not yet delinquent) that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a material default, breach or event of acceleration; provided, however, that this representation and warranty does not cover any default, breach or event of acceleration that specifically pertains to any matter otherwise covered or addressed by any other representation and warranty made by the Seller herein.

     (xxv) Inspection. In connection with the origination or acquisition of each Mortgage Loan, the Seller inspected or caused to be inspected (either directly by the Seller, by its correspondent or by a third party) the Mortgaged Property.

     (xxvi) No Equity Participation or Contingent Interest. Except for any related Excess Interest, the Mortgage Loan contains no equity participation by the lender, and does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property, or for negative amortization.

     (xxvii) No Advances of Funds. No holder of the Mortgage Loan has, to the Seller's knowledge, advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (other than a tenant required to make its lease payments directly to the holder of the related Mortgage Loan), directly or indirectly, for the payment of any amount required by the Mortgage Loan.

     (xxviii) Licenses, Permits, Etc. To the Seller's knowledge, based on due diligence customarily performed in the origination of comparable mortgage loans by the Seller, as of the date of origination of the Mortgage Loan, (i) the related Mortgagor or operator of the related Mortgaged Property was in possession of all material licenses, permits and authorizations required by applicable laws for the ownership and operation of the related Mortgaged Property as it was then operated, and, (ii) if a related Mortgaged Property is improved by a skilled nursing, congregate care or assisted living facility, the most recent inspection or survey by governmental authorities having jurisdiction in connection with such licenses, permits and authorizations did not cite such Mortgaged Property for material violations (which shall include only "Level IV" (or equivalent) violations in the case of skilled nursing facilities) that had not been cured or as to which a plan of correction had not been submitted to and accepted by such governmental authorities. To the extent such facility participates in Medicaid or Medicare, the Seller has not received any notice that such facility is not in compliance in all material respects with the requirements of such program, such that such facility's continued participation in such program be adversely affected.

     (xxix) Servicing. The servicing and collection practices used by Seller and its designees with respect to the Mortgage Loan have been in all material respects legal, proper and prudent and have met industry standards for servicing of commercial mortgage loans.

     (xxx) Customary Remedies. The related Mortgage or Note, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph (xii)) such as to render the rights and remedies of the holders thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

     (xxxi) The indebtedness evidenced by a Mortgage Loan is not convertible to an ownership interest in the related Mortgaged Property or the related Mortgagor.

     (xxxii) Insurance and Condemnation Proceeds. The related Mortgage provides that insurance proceeds and condemnation proceeds will be applied either to restore or repair the Mortgaged Property, or to repay the principal of the Mortgage Loan.

     (xxxiii) LTV. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (A) such Mortgage Loan is secured by an interest in real property having a fair market value (1) at the date the Mortgage Loan was originated at least equal to 80 percent of the original principal balance of the Mortgage Loan or (2) at the Closing Date at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (X) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (Y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (1) and (2) of this paragraph (xxxiii) shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans; or (B) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.86OG-2(a)(1)(ii)).

     (xxxiv) LTV and Significant Modifications. If the Mortgage Loan was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (A) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (B) satisfies the provisions of either clause (A)(1) of paragraph (xxxiii) (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (A)(2) of paragraph (xxxiii), including the proviso thereto.

     (xxxv) Litigation. To the Seller's actual knowledge, there are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting the related Mortgagor or the related Mortgaged Property that, if determined adversely to such Mortgagor or Mortgaged Property, would materially and adversely affect the value of the Mortgaged Property or the ability of the Mortgagor to pay principal, interest or any other amounts due under such Mortgage Loan.

     (xxxvi) Leasehold Estate. Each Mortgaged Property consists of the related Mortgagor's fee simple estate in real estate or, if the related Mortgage Loan is secured in whole or in part by the interest of a Mortgagor as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease"), by the related Mortgagor's interest in the Ground Lease but not by the related fee interest in such Mortgaged Property (the "Fee Interest") or if the Mortgage Loan is secured in whole or in part by a Ground Lease and a Fee Interest, either (1) the ground lessor's fee interest is subordinated to the lien of the Mortgage or (2) the following apply to such Ground Lease:

               (a) To the actual knowledge of the Seller, such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) permits the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

               (b) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the ground lessor's related fee interest and Permitted Encumbrances;

               (c) Except as set forth on Schedule C-1 hereto, the Mortgagor's interest in such Ground Lease is assignable to the Purchaser and its successors and assigns upon notice to, but (except in the case where such consent cannot be unreasonably withheld) without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor (except in the case where such consent cannot be unreasonably withheld);

               (d) Such Ground Lease is in full force and effect, and the Seller has received no notice that an event of default has occurred thereunder, and, to the Seller's actual knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

               (e) Such Ground Lease, or an estoppel letter or other agreement, requires the lessor under such Ground Lease to give notice of any default by the lessee to the mortgagee, provided that the mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease, and such Ground Lease, or an estoppel letter or other agreement, further provides that no notice of termination given under such Ground Lease is effective against the mortgagee unless a copy has been delivered to the mortgagee;

               (f) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

               (g) Such Ground Lease has an original term (including any extension options set forth therein) which extends not less than ten years beyond the Stated Maturity Date of the related Mortgage Loan;

               (h) Except as set forth on Schedule C-1 hereto, under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds other than in respect of a total or substantially total loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon;

               (i) Such Ground Lease does not impose any restrictions on subletting which would be viewed, as of the date of origination of the related Mortgage Loan, as commercially unreasonable by the Seller; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee, or in any manner, which would materially adversely affect the security provided by the related Mortgage; and

               (j) Except as set forth on Schedule C-1 hereto, such Ground Lease requires the lessor to enter into a new lease with the Seller or its successors or assigns in the event of a termination of the Ground Lease by reason of a default by the Mortgagor under the Ground Lease, including rejection of the Ground Lease in a bankruptcy proceeding.

     (xxxvii) Deed of Trust. If the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage.

     (xxxviii) Lien Releases. Except in cases where either (a) a release of a portion of the Mortgaged Property was contemplated at origination of the Mortgage Loan and such portion was not considered material for purposes of underwriting the Mortgage Loan or (b) release is conditioned upon the satisfaction of certain underwriting and legal requirements and the payment of a release price, the related Note or Mortgage does not require the holder thereof to release all or any portion of the Mortgaged Property from the lien of the related Mortgage except upon payment in full of all amounts due under such Mortgage Loan.

     (xxxix) Junior Liens. Except as set forth on Schedule C-1 hereto, the Mortgage Loan does not permit the related Mortgaged Property to be encumbered by any lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar conditions specified therein.

     (xl) Due-On-Sale; Due-On-Encumbrance. Except as set forth in Schedule C-1 hereto, each related Mortgage or Loan Agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without complying with the requirements of the Mortgage or Loan Agreement, the related Mortgaged Property, or any interest therein, is directly or indirectly transferred or sold (except for a one-time transfer), or encumbered in connection with subordinate financing.

     (xli) Mortgagor Bankruptcy. To the Seller's knowledge, the Mortgagor is not a debtor in any state or federal bankruptcy or insolvency proceeding.

     (xlii) Defeasance Provisions. Any Mortgage Loan which contains a provision for any defeasance of mortgage collateral either (A) requires the consent of the holder of the Mortgage Loan to any defeasance, or (B) permits defeasance (i) no earlier than two years after the Closing Date (as defined in the Pooling and Servicing Agreement, dated as of March 1, 1998), (ii) only with substitute collateral constituting "government securities" within the meaning of Treas. Reg. ss. 1.86OG-2(a)(8)(i), and (iii) only to facilitate the disposition of the Mortgaged Property and not as a part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages.

     (xliii) Release or Substitution of Collateral. Such Mortgage Loan does not permit the release or substitution of collateral if such release or substitution
(a) would constitute a "significant modification" of such Mortgage Loan within the meaning of Treas. Reg. ss.1.1001-3 or (b) would cause such Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (without regard to clauses (A)(i) or (A)(ii) thereof).

     It is understood and agreed that the representations and warranties set forth in this Exhibit C shall survive delivery of the respective Mortgage Files to the Purchaser and/or the Trustee and shall inure to the benefit of the Purchaser, and its successors and assigns (including without limitation the Trustee and the holders of the Certificates), notwithstanding any restrictive or qualified endorsement or assignment.

                                                                            MSMC
                                                                            ----

                            SCHEDULE C-1 TO EXHIBIT C

                        EXCEPTIONS TO REPRESENTATIONS AND
                         WARRANTIES OF SELLER REGARDING
                          THE INDIVIDUAL MORTGAGE LOANS


The  following  Mortgage  Loans  are  excepted  from  the   representations  and
warranties contained in the corresponding paragraph in Exhibit C:

     (xxxv)Litigation.
           -----------

     A borrower related entity is involved in ongoing litigation regarding past rent control related disputes at the subject property.

     (xxxviii) Lien Releases.
               -------------

     Hancock Village Apartments (MSI)

     Requires   release  of  certain  parts  of  the  collateral  under  certain conditions.

     Elm Ridge Center (MS2)

     Requires   release  of  certain  parts  of  the  collateral  under  certain conditions.

     Collegiate Village Inn Apartments (MS7)

     Requires   release  of  certain  parts  of  the  collateral  under  certain conditions.

     (xxxix) Junior Liens.
             ------------

     Six Mortgage Loans, including the Hampton Inn, Rockford (MS22); the Hampton Inn, Madison (MS23); the Hampton Inn, Green Bay (MS27); the Hampton Inn, Milwaukee (MS30); the Hampton In, LaCrosse (MS31); and Super 8 (MS40), Appleton, permit future subordinate, secured financing, providing the following conditions are met:

     (1) The aggregate indebtedness shall not exceed the lesser of : (a) an amount such that the DSCR at the time of the funding of the secondary financing (or anytime thereafter) exceeds 145% (based on lender's estimate of net underwritable cash flow); and (b) an amount equal to seventy percent (70%) of the appraised value of the property pursuant to an appraisal prepared by an independent MAI/SREA appraiser (approved by the lender in its sole discretion).

     (2) Such subordinated debt must be used solely for capital improvements and operating expenses associated with the property. The maturity date of the secondary debt must extend beyond the maturity of the subject loan.

                                   EXHIBIT D-1

                      FORM OF CERTIFICATE OF AN OFFICER OF
                                   THE SELLER

                       Certificate of Officer of [SELLER]

     I,      ----------------------,       a      ----------------------      of
---------------------- (the "Seller"), hereby certify as follows:

     The Seller is a corporation duly organized and validly existing under the laws of the State of ----------.

     Attached hereto as Exhibit I are true and correct copies of the Certificate of Incorporation and By-Laws of the Seller, which Certificate of Incorporation and By-Laws are on the date hereof, and have been at all times in full force and effect.

     To the best of my knowledge, no proceedings looking toward liquidation or dissolution of the Seller are pending or contemplated.

     Each person listed below is and has been duly elected and qualified officer or authorized signatory of the Seller and his or her genuine signature is set forth opposite his or her name:

                 Name            Office                        Signature
                 ----            ------                        ---------



     Each person listed above who signed, either manually or by facsimile signature, the Mortgage Loan Purchase Agreement, dated as of March 1, 1998 (the "Purchase Agreement"), between the Seller and Deutsche Mortgage & Asset Receiving Corporation providing for the purchase by Deutsche Mortgage & Asset
Receiving Corporation from the Seller of the Mortgage Loans, was, at the respective times of such signing and delivery, duly authorized or appointed to execute such documents in such capacity, and the signatures of such persons or facsimiles thereof appearing on such documents are their genuine signatures.

     Capitalized terms not otherwise defined herein have the meanings assigned to them in the Purchase Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of ---------- --, 1998.


                                         By: ------------------------
                                             Name:
                                             Title:

     I, [name], [title], hereby certify that __________ is a duly elected or appointed, as the case may be, qualified and acting __________ of the Seller and that the signature appearing above is his or her genuine signature.

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of __________ __, 1998.


                                         By: ------------------------
                                             Name:
                                             Title:

                                   EXHIBIT D-2

                        FORM OF CERTIFICATE OF THE SELLER
                        ---------------------------------

                             Certificate of [SELLER]



     In connection with the execution and delivery by ---------------------- (the "Seller") of, and the consummation of the transaction contemplated by, that certain Mortgage Loan Purchase Agreement, dated as of March 1, 1998 (the "Purchase Agreement"), between Deutsche Mortgage & Asset Receiving Corporation and the Seller, the Seller hereby certifies that (i) the representations and warranties of the Seller in the Purchase Agreement are true and correct in all material respects at and as of the date hereof with the same effect as if made on the date hereof, and (ii) the Seller has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date hereof. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Purchase Agreement.

     Certified this ----- day of ----------, 1998.


                                        [SELLER]


                                         By: ------------------------
                                             Name:
                                             Title:

                                  EXHIBIT D-3A

                       FORM OF CORPORATE OPINION OF SELLER






                                  March 1, 1998






Addressees Listed on Schedule A

      Re:      Deutsche Mortgage & Asset Receiving Corporation,
               Commercial Mortgage Pass-Through Certificates, Series 1998 C-1
               --------------------------------------------------------------

Ladies and Gentlemen:

     We are rendering this opinion letter pursuant to Section 8(e) of the Mortgage Loan Purchase Agreement, dated as of March 1, 1998 (the "Mortgage Loan Purchase Agreement"), between Deutsche Mortgage & Asset Receiving Corporation (the "Depositor") and --------------------------------------, a --------------
corporation (the "Seller"), relating to the sale by the Seller and the purchase by the Depositor of the Mortgage Loans. We have acted as special counsel to the Seller in connection with the aforementioned transaction. Capitalized terms used herein but not defined herein have the respective meanings given them in the Mortgage Loan Purchase Agreement.

     In rendering the opinions set forth below, we have examined and relied upon the originals, copies or specimens, certified or otherwise identified to our satisfaction, of the Mortgage Loan Purchase Agreement, and such certificates, corporate and public records, agreements and instruments and other documents, including, among other things, the documents delivered on the Closing Date, as we have deemed appropriate as a basis for the opinions expressed below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to any facts material to such opinions that were not known to us, we have relied upon statements and representations of officers and other representatives of the Seller.

     We have also assumed (other than with respect to the Seller) that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto, that all such parties had the power and legal right to execute and deliver all such documents, agreements and instruments, and that such documents, agreements and instruments are valid, binding and enforceable obligations of such parties. As used herein, "to our knowledge" means the conscious awareness, without independent investigation, of facts or other information by any lawyer in our firm actively involved in the transactions contemplated by the Mortgage Loan Purchase Agreement.

     We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and [-------------------], where expressly referred to herein, the federal laws of the United States of America (in each case without regard to conflicts of laws principles).

     Based upon and subject to the foregoing, we are of the opinion that:

              1. The Seller is a corporation validly existing under the laws of the State of ----------------, with full corporate power and authority to execute, deliver and perform its obligations under the Mortgage Loan Purchase Agreement and all the transactions contemplated thereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with the Mortgage Loan Purchase Agreement, the Seller has taken all necessary action to authorize the execution, delivery and performance of the Mortgage Loan Purchase Agreement by it, and the Mortgage Loan Purchase Agreement has been duly authorized, executed and delivered by it.

              2. The Mortgage Loan Purchase Agreement is the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), and except to the extent rights to indemnity and contribution may be limited by applicable law.

              3. The execution and delivery of the Mortgage Loan Purchase Agreement by the Seller and the performance of its obligations under the Mortgage Loan Purchase Agreement will not conflict with any provision of any law or regulation to which the Seller is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the Seller's organizational documents or by-laws or, to our knowledge, any material agreement or instrument to which the Seller is a party or by which it is bound, or, to our knowledge, any order or decree applicable to the Seller, or result in the creation or imposition of any lien on any of the Seller's assets or property, in each case which would materially and adversely affect the ability of the Seller to perform its obligations under the Mortgage Loan Purchase Agreement.

              4. To our  knowledge,  there is no  action,  suit,  proceeding  or investigation pending or threatened in writing against the Seller in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Seller to perform its obligations under the Mortgage Loan Purchase Agreement.

              5. To our knowledge, the Seller is not in default with respect to any order or decree of any court or any order, regulation or decree of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect its ability to perform its obligations under the Mortgage Loan Purchase Agreement.

              6. To our knowledge, no consent, approval,  authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with the Mortgage Loan Purchase Agreement or the consummation of the transactions contemplated by the Mortgage Loan Purchase Agreement, other than those which have been obtained by the Seller.

     We are furnishing this letter to you solely for your benefit in connection with the transactions referred to herein. This letter is not to be relied upon, used, circulated, quoted or otherwise referred to by any other person or for any other purpose without our prior written consent.


                                                     Very truly yours,

                                   Schedule A
                                   ----------

     Deutsche Mortgage & Asset Receiving Corporation
     One International Place
     Room 520
     Boston, Massachusetts  02110

     Deutsche Morgan Grenfell Inc.
     31 West 52nd Street
     New York, New York  10019

     Morgan Stanley & Co. Incorporated
     1585 Broadway, 37th Floor
     New York, NY  10036

     Llama Company, L.P.
     One McIlroy Plaza, Suite 302
     Fayetteville, Arkansas 72701

                                  EXHIBIT D-3B

                              FORM OF 10b-5 LETTER




                                  March 1, 1998


Deutsche Mortgage and Asset Receiving Corporation
One International Place
Room 520
Boston, Massachusetts  02110

Deutsche Morgan Grenfell Inc.
31 West 52nd Street
New York, New York 10019

Morgan Stanley & Co. Incorporated
1585 Broadway, 37th Floor
New York, NY  10036

Llama Company, L.P.
One McIlroy Plaza, Suite 302
Fayetteville, Arkansas 72701

Ladies and Gentlemen:

     This letter being delivered to you pursuant to Section 8(e) of the Mortgage Loan Purchase Agreement, dated March 1, 1998 (the "Mortgage Loan Purchase Agreement"), between Deutsche Mortgage and Asset Receiving Corporation (the "Depositor"), and -------------------------- (the "Seller"), relating to the sale by the Seller and the purchase by the Depositor of certain commercial and multifamily mortgage loans (the "Mortgage Loans"). The Depositor will assign and transfer the Mortgage Loans to a trust fund created pursuant to a Pooling and Servicing Agreement, dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), among the Depositor, Banc One Mortgage Capital Markets, LLC, as servicer (the "Servicer") and as special servicer (the "Special Servicer"), and LaSalle National Bank, as trustee (the "Trustee"). The Depositor's Commercial Mortgage Pass-Through Certificates, Series, 1998-C1 (the "Certificates") will be issued in exchange for the Mortgage Loans pursuant to the terms of the Pooling and Servicing Agreement. The Class X, Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are being offered by the Prospectus dated March 16, 1998 (the "Base Prospectus"), as
supplemented  by  the  Prospectus   Supplement   dated  March  [--]  1998  (the
"Prospectus Supplement" and collectively with the Base Prospectus, the "Prospectus") and the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class Q-1, Class Q-2, Class R and Class LR Certificates (the "Private Certificates") are being offered by the Private Placement Memorandum dated March [-], 1998 (the "Memorandum"). We have acted as special counsel to the Seller in connection with the aforementioned transaction. [In addition, we have acted as counsel to the Seller in connection with the origination of the Mortgage Loans.] Capitalized terms used herein but not defined herein have the respective meanings given them in the Mortgage Loan Purchase Agreement.

     We have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information contained in the Prospectus or the Memorandum, and we do not pass upon or assume any responsibility therefor. However, in the course of our review of the Prospectus and the Memorandum, we have attended certain conferences and participated in conversations with representatives of the Seller, the Depositor, representatives of the Depositor, the Servicer, the Special Servicer and the Trustee. On the basis of the information which we gained in the course of the representation referred to above and our examination of the documents referred in this letter, considered in light of our understanding of applicable law and the experience we have gained through our practice, nothing has come to our attention in the course of our review of the Prospectus and Memorandum which causes us to believe that, as of their respective dates or as of the date hereof, the Prospectus or Memorandum contained or contain any untrue statement of a material fact or omitted or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading insofar as statements relate to the Mortgage Loans, including, without limitation, the related mortgaged properties, borrowers and managers; it being understood that we express no view as to any information incorporated by reference in the Prospectus or Memorandum or as to the adequacy or accuracy of the financial, numerical, statistical or quantitative information included in the Prospectus or Memorandum.

     We are furnishing this letter to you solely for your benefit in connection with the transactions referred to herein. This letter is not to be relied upon, used, circulated, quoted or otherwise referred to by any other person or for any other purpose without our prior written consent.


                                           Very truly yours,

                                    EXHIBIT I

                    FORM OF REGULATION S TRANSFER CERTIFICATE

[Certificate Registrar]


Attention:  Corporate Trust Administration

          Re: Transfer of Deutsche Mortgage Asset & Receivables Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-C1, Class [ ]

Ladies and Gentlemen:

     This certificate is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage Asset & Receivables Corporation, as depositor, Banc One Mortgage Capital, LLC, as servicer (the "Servicer"), Banc One Mortgage Capital, LLC, as special servicer (the "Special Servicer"), LaSalle National Bank, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"), on behalf of the holders of the

     Deutsche Mortgage Asset & Receivables Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-C1, Class [ ] (the "Certificates") in connection with the transfer by the undersigned (the "Transferor") to ____________(the "Transferee") of $_____________________ Certificate Balance of
Certificates, in fully registered form (each, an "Individual Certificate"), or a beneficial interest of such aggregate Certificate Balance in the Regulation S Global Certificate (the "Global Certificate") maintained by The Depository Trust Company or its successor as Depositary under the Pooling and Servicing Agreement (such transferred interest, in either form, being the "Transferred Interest").

     In connection with such transfer, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (i) with respect to transfers made in accordance with Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

     (1) the offer of the Transferred Interest was not made to a person in the United States;

     [(2) at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States;]*

     [(2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;]*

     (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Fiscal Agent, the Servicer and the Special Servicer.



                            --------------------------------
                            Transferor


                            By:______________________________
                            Name:
                            Title:

Dated:  _________  __, 199_



----------

* Insert one of these two provisions, which come from the definition of "offshore transaction" in Regulation S.

                                    EXHIBIT J


                          FORM OF TRANSFER CERTIFICATE
                     FOR EXCHANGE OR TRANSFER FROM RULE 144A
                    GLOBAL CERTIFICATE TO REGULATION S GLOBAL
                    CERTIFICATE DURING THE RESTRICTED PERIOD


                       (Exchanges or transfers pursuant to
         Section 5.02(c)(ii)(A) of the Pooling and Servicing Agreement)




[Certificate Registrar]


Attention:  Corporate Trust Administration

          Re: Transfer of Deutsche Mortgage Asset & Receivables Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-C1, Class [ ]

     Reference is hereby made to the Pooling and Servicing Agreement dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage Asset & Receivables Corporation, as depositor, Banc One Mortgage
Capital, LLC, as servicer (the "Servicer"), Banc One Mortgage Capital, LLC, as special servicer (the "Special Servicer"), LaSalle National Bank, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

     This letter relates to US $[__________] aggregate Certificate Balance of Certificates (the "Certificates") which are held in the form of the Rule 144A Global Certificate (CUSIP No. ) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest for an interest in the Regulation S Global Certificate (CUSIP No. ) to be held with [Euroclear] [CEDEL]* (Common Code ) through the Depositary.

     In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby certify that:

     (1) the offer of the Certificates was not made to a person in the United States,

     [(2) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any persons acting on its behalf reasonably believed that the transferee was outside the United States,]**

     [(2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States,]**

     (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicer, the Special Servicer and the Fiscal Agent.

                                         [Insert Name of Transferor]



                                         By:________________________
                                              Name:
                                              Title:

Dated:  _____________, ____


----------

*    Select appropriate depository.


** Insert one of these two provisions, which come from the definition of "offshore transaction" in Regulation S.

                                    EXHIBIT K


                          FORM OF TRANSFER CERTIFICATE
                     FOR EXCHANGE OR TRANSFER FROM RULE 144A
                    GLOBAL CERTIFICATE TO REGULATION S GLOBAL
                     CERTIFICATE AFTER THE RESTRICTED PERIOD


                       (Exchange or transfers pursuant to
         Section 5.02(c)(ii)(B) of the Pooling and Servicing Agreement)




[Certificate Registrar]


Attention:  Corporate Trust Administration

          Re: Transfer of Deutsche Mortgage Asset & Receivables Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-C1, Class [ ]

     Reference is hereby made to the Pooling and Servicing Agreement dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage Asset & Receivables Corporation, as depositor, Banc One Mortgage
Capital, LLC, as servicer (the "Servicer"), Banc One Mortgage Capital, LLC, as special servicer (the "Special Servicer"), LaSalle National Bank, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

     This letter relates to US $[__________] aggregate Certificate Balance of Certificates (the "Certificates") which are held in the form of the Rule 144A Global Certificate (CUSIP No. ) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation S Global Certificate (Common Code No. ).

     In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and, (i) with respect to transfers made in reliance on Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

     (1) the offer of the Certificates was not made to a person in the United States,

     [(2) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States,]*

     [(2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States,]*

     (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Fiscal Agent, the Servicer and the Special Servicer.

                                     [Insert Name of Transferor]



                                     By:________________________
                                          Name:
                                          Title:

Dated:  ____ __, ____

-----------

* Insert one of these two provisions, which come from the definition of "offshore transaction" in Regulation S.

                                    EXHIBIT L


                          FORM OF TRANSFER CERTIFICATE
                FOR EXCHANGE OR TRANSFER FROM REGULATION S GLOBAL
                   CERTIFICATE TO RULE 144A GLOBAL CERTIFICATE


                       (Exchange or transfers pursuant to
         Section 5.02(c)(ii)(C) of the Pooling and Servicing Agreement)




[Certificate Registrar]


Attention:  Corporate Trust Administration

          Re: Transfer of Deutsche Mortgage Asset & Receivables Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-C1, Class [ ]

     Reference is hereby made to the Pooling and Servicing Agreement dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), by and among Deutsche Mortgage Asset & Receivables Corporation, as depositor, Banc One Mortgage
Capital, LLC, as servicer (the "Servicer"), Banc One Mortgage Capital, LLC, as special servicer (the "Special Servicer"), LaSalle National Bank, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

     This letter relates to US $[__________] aggregate Certificate Balance of Certificates (the "Certificates") which are held in the form of the Regulation S Global Certificate (CUSIP No. __________) with [Euroclear] [CEDEL]* (Common Code __________) through the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation 144A Global Certificate (CUSIP No. __________).

     In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement and (ii) Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or an jurisdiction.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, Deutsche Morgan Greenfell Inc., Morgan Stanley & Co. Incorporated and Llama Company, L.P. the Underwriters of the offering of the Certificates.

                                   [Insert Name of Transferor]



                                   By:________________________
                                        Name:
                                        Title:

Dated:  ____ __, 19__



--------

*        Select appropriate depository.

                       Comparative Financial Status Report
                                   Exhibit M-1


                                                                         Original Underwriting Information
                                                                         ---------------------------------
                               Last       Ending
                              Property  Scheduled  Paid     Annual   Financial
Prospectus                   Inspection Principal  Thru      Debt     Info as      %     Total        $
 Number     City     State     Date      Balance   Date     Service  of Date     Occ    Revenue     NOI      DSCR



      Prior Full Year Operating Information
      -------------------------------------
   As of Y-E-YYYY                Normalized

  Financial
  Info        %      Total       $
   as of     Occ    Revenue     NOI      DSCR
   Date



          Current Annual Operating Information                             "Actual" YTD Financial Information
          ------------------------------------                             ----------------------------------
    As of Y-E-YYYY                       Normalized                                 Month Reported
 Financial                                                    FS         FS
Info as of       %        Total         $                    Start       End         %         Total        $
   Date         Occ      Revenue       NOI        DSCR       Date       Date        Occ       Revenue      NOI        DSCR


         Net Change
      Current & Basis
                   %
       %         Total
      Occ         Rev        DSCR


Financial Information:
Current Full Year:
Current Full Yr. received with DSC less than 1:
Prior Full Year:
Prior Full Yr. received with DSC less than 1:


               Received                                  Required
Loans                           Balance                               Balance
#              %                $               %        %            $

                          Delinquent Loan Status Report
                                   Exhibit M-2



                                                                                                                      Ending
  Prospectus        Borrower        Property                                        Sq Ft or         Paid to        Scheduled
      ID              Name            Type            City           State            Units            Date          Balance



   Total O/S
      P&I          Total O/S
  Advances to     Expenses to
      Date            Date


                                        Other
    Advances                             Current           Current                              LTM
    (Taxes &            Total            Monthly           Interest           Mat.              NOI
   Insurance)          Exposure            P&I               Rate             Date              Date            LTM NOI


  LTM             Cap Rate
  DSCR            Assigned

                          Delinquent Loan Status Report
                                   Exhibit M-2



                                                                   Value Using     Valuation/        Appraisal,        Loss Using
   Prospectus   Borrower     Property                               NOI & Cap      Appraisal          BPO, or        92% Appraisal
       ID         Name         Type         City     State             Rate           Date         Internal Value        or BPO





              Total Appraisal                                                           Expected
 Estimated       Reduction     Transfer       Resolution           FCL Start            FCL Sale      Workout
Recovery %        Realized       Date            Date                 Date                Date        Strategy      Comments


                       Historical Loan Modification Report
                                   Exhibit M-3


                                                                 Balance
                                                                   when     Balance at
                                      Modification  Modification  sent to      the
 Prospectus      City       State         or        Effective     Special    Effective    Old Rate    New Rate   # of Months
     ID                                Ext Flag       Date       Servicer     Date






 Old P&I     New P&I        Old
                        Maturity

                       Historical Loan Modification Report
                                   Exhibit M-3


                                                                                                      Estimated
                                    New              Months for Mod          Realized Loss        Interest Loss to
Prospectus ID       City         Maturity                Change                to Trust                 Trust             Comments


                         Historical Loss Estimate Report
                                   Exhibit M-4


                                                                       Latest
                                                                      Appraisal
Prospectus   Borrower    Property                          % Rec         or      Effective
    ID         Name        Type       City       State       from      Brokers   Date of      Sales
                                                             Sale      Opinion      Sale       Price


 Net Amount    Scheduled    Total P&I     Total       Servicing
 Received      Balance         Paid       Expenses       Fees
    from        (As of      (Advances)  (Outstanding)  Expense
    Sale       Resolution)

                           Historical Loss Estimate Report
                                   Exhibit M-4



                                                                                          Date Loss
  Prospectus                    Property                                  Actual Losses     Passed     Minor Adj to
      ID          Borrower        Type           City       Net Proceeds     Passed        Through         Trust
                    Name                                                     Through



   Date
 Minor Adj                    Loss % of
  Passed       Total Loss     Scheduled
  Through         with         Balance
               Adjustment

                                  Reo Status Report
                                   Exhibit M-5



                                                                                                       Paid           Ending
  Prospectus        Borrower        Property                                        Sq Ft or           thru         Scheduled
      ID              Name            Type            City           State            Units            Date          Balance



     Total P&I         Total
    Advances to     Expenses to
        Date            Date


    Other
    Advances                                                                   LTM
   (Taxes &                             Current           Maturity            NOI                                LTM
   Insurance)       Total Exposure     Monthly P&I           Date             Date            LTM NOI             DSCR


                    Valuation/
  Cap Rate         Appraisal
   Assigned            Date

                                Reo Status Report
                                   Exhibit M-5


                                                                                                      Total       Special
                                                    Value       Appraisal/  Loss Using               Appraisal    Servicing
 Prospectus    Borrower    Property                  using       BPO or        92%      Estimated   Reduction    Transfer
     ID          Name        Type        City      NOI & Cap   Internal     Appraisal   Recovery %   Realized      Date
                                                      Rate       Value       or BPO




    REO          Pending
 Acquisition    Resolution
    Date           Date         Comments

                               Servicer Watch List
                                   Exhibit M-6


                                                                                     Ending
  Prospectus        Borrower        Property                                        Scheduled       Paid thru
      ID              Name            Type            City           State           Balance           Date

  Maturity                     Comment/Reason
    Date          LTM DSCR     on Watch List

                       OPERTING STATEMENT ANALYSIS REPORT
                                  Exhibit M-7

As of

PROPERTY OVERVIEW:
    Prospectus Number
    Sched Balance/Paid to Date
    Property Name
    Property Type
    Property Address
    City, State
    Net Rentable Square Feet
    Year Built/Renovated
    Year of Operations           Underwriting        1995           1996           1997         1998 YTD
    Occupancy Rate
    Average Rental Rate

INCOME:
    No. of Months Annualized                                                                  # of months
    Period Ended                 Underwriting        1995           1996           1997         1998 YTD      1997-Base    1997-1996
    Statement Classification         Basis        Normalized     Normalized     Normalized                     Variance    Variance
    Rental Income - Category 1
    Rental Income - Category 2
    Rental Income - Category 3
    Pass Through/Escalations
    Other Income

    Effective Gross Income

OPERATING EXPENSES:
    Real Estate Taxes
    Property insurance
    Utilities
    General and Administration
    Repairs and Maintenance
    Management Fees
    Payroll and Benefits
    Advertising and Marketing
    Professional Fees
    Other Expenses
    Ground Rent

Total Operating Expenses

Operating Expense Ratio

Net Operating Income

    Leasing Commissions
    Tenant Improvements
    Replacement Reserves
    Other Capital Expense
Total Capital Items

NOI after Capital Items

Debt Service (per servicer)
Cash Flow after Debt Service

DSCR (NOI/Debt Service)

DSCR (after reserves\cap exp)

Source of Financial Data :

Income Comments :

Expense Comments :

Capital Items Comments :

                     OPERATING STATEMENT ANALYSIS WORKSHEET
                                  Exhibit M-8

AS OF MM/DD/YY

PROPERTY OVERVIEW:
   Prospectus Number
   Sched Balance/Paid to Date
   Property Name
   Property Type
   Property Address
   City, State
   Net Rentable Square Feet
   Year Built/Renovated
   Year of Operations       Borrower                       Adjustment         Normalized
   Occupancy Rate
   Average Rental Rate

INCOME:
   No. of Months Annualized                                                   # of months
   Period Ended                 Underwriting                                   1998 YTD
   Statement Classification   Basis                        Normalized
   Rental Income - Category 1
   Rental Income - Category 2
   Rental Income - Category 3
   Pass Through/Escalations
   Other Income

   Effective Gross Income

OPERATING EXPENSES:
   Real Estate Taxes
   Property insurance
   Utilities
   General and Administration
   Repairs and Maintenance
   Management Fees
   Payroll and Benefits
   Advertising and Marketing
   Professional Fees
   Other Expenses
   Ground Rent

Total Operating Expenses

Operating Expense Ratio

Net Operating Income

   Leasing Commissions
   Tenant Improvements
   Replacement Reserves
   Other Capital Expense
Total Capital Items

NOI after Capital Items

Debt Service (per servicer)
Cash Flow after Debt Service

DSCR (NOI/Debt Service)

DSCR (after reserves\cap exp)

Source of Financial Data :

Income Comments :

Expense Comments :

Capital Items Comments :

                         CSSA Set-Up Data Record Layout
                                  Exhibit M-9


                                              Field
Field Name                                   Number    Type        Format
----------                                   ------    ----        ------

Transaction Id                                   1        AN      XXX97001
Group Id                                         2        AN      XXX9701A
Loan Id                                          3        AN   00000000012345
Offering Document Loan Id                        4        AN         123
Original Note Amount                             5     Numeric   1000000.00
Original Term Of Loan                            6     Numeric       240
Original Amortization Term                       7     Numeric       360
Original Note Rate                               8     Numeric      0.095
Original Payment Rate                            9     Numeric      0.095
First Loan Payment Due Date                     10        AN      YYYYMMDD
Grace Days Allowed                              11     Numeric       10
Interest Only (Y/N)                             12        AN          Y
Balloon (Y/N)                                   13        AN          Y
Interest Rate Type                              14     Numeric        1
Interest Accrual Method Code                    15     Numeric        1
Interest in Arrears (Y/N)                       16        AN          Y
Payment Type Code                               17     Numeric        1
Prepayment Lock-out End Date                    18        AN      YYYYMMDD
Yield Maintenance End Date                      19        AN      YYYYMMDD
Prepayment Premium End Date                     20        AN      YYYYMMDD
Prepayment Terms Description                    21        AN        Text
ARM Index Code                                  22        AN          A
First Rate Adjustment Date                      23        AN      YYYYMMDD
First Payment Adjustment Date                   24        AN      YYYYMMDD
ARM Margin                                      25     Numeric      0.025
Lifetime Rate Cap                               26     Numeric      0.15
Lifetime Rate Floor                             27     Numeric      0.05
Periodic Rate Increase Limit                    28     Numeric      0.02
Periodic Rate Decrease Limit                    29     Numeric      0.02
Periodic Payment Adjustment Max-%               30     Numeric      0.03
Periodic Payment Adjustment Max-$               31     Numeric     5000.00
Payment Frequency                               32     Numeric        1
Rate Reset Frequency In Months                  33     Numeric        1
Payment Reset Frequency In Months               34     Numeric        1
Rounding Code                                   35     Numeric        1
Rounding Increment                              36     Numeric     0.00125
Index Look Back In Days                         37     Numeric       45
Negative Amortization Allowed (Y/N)             38        AN          Y
Max Negam Allowed (% Of Orig Balance)           39     Numeric      0.075
Maximum Negam Allowed ($)                       40     Numeric    25000.00
Remaining Term At Securitization                41     Numeric       240
Remaining Amortized Term At Securitization      42     Numeric       360
Maturity Date At Securitization                 43        AN      YYYYMMDD
Scheduled Principal Balance At Securitization   44     Numeric   1000000.00
Note Rate At Securitization                     45     Numeric      0.095
Servicer And Trustee Fee Rate                   46     Numeric     0.00025
Fee Rate / Strip Rate 1                         47     Numeric     0.00001
Fee Rate / Strip Rate 2                         48     Numeric     0.00001
Fee Rate / Strip Rate 3                         49     Numeric     0.00001
Fee Rate / Strip Rate 4                         50     Numeric     0.00001
Fee Rate / Strip Rate 5                         51     Numeric     0.00001
Net Rate At Securitization                      52     Numeric     0.00001
Periodic P&I Payment At Securitization          53     Numeric     3000.00
# Of Properties                                 54     Numeric       13
Property Name                                   55        AN        Text
Property Address                                56        AN        Text
Property City                                   57        AN        Text
Property State                                  58        AN        Text
Property Zip Code                               59        AN        Text
Property County                                 60        AN        Text
Property Type Code                              61        AN         MF
Net Square Feet At Securitization               62     Numeric      25000
# Of Units/Beds/Rooms At Securitization         63     Numeric       75
Year Built                                      64        AN        1990
NOI At Securitization                           65     Numeric    100000.00
DSCR At Securitization                          66     Numeric      2.11
Appraisal Value At Securitization               67     Numeric   1000000.00
Appraisal Date At Securitization                68        AN      YYYYMMDD
Physical Occupancy At Securitization            69     Numeric      0.88
Revenue At Securitization                       70     Numeric    100000.00
Operating Expenses At Securitization            71     Numeric    100000.00
Securitization Financials As Of Date            72        AN      YYYYMMDD
Recourse (Y/N)                                  73        AN          Y
Ground Lease (Y/N)                              74        AN          Y
Cross-Collateralized Loan Grouping              75     Numeric      9(3)
Collection Of Escrows (Y/N)                     76        AN          Y
Collection Of Other Reserves (Y/N)              77        AN          Y
Lien Position At Securitization                 78     Numeric        1

Field Name                                       Description

Transaction Id                                   Unique Issue Identification Mnemonic
Group Id                                         Unique Indentification Number Assigned To Each Loan Group Within An Issue
Loan Id                                          Unique Indentification Number Assigned To Each Collateral Item In A Pool
Offering Document Loan Id                        Unique Indentification Number Assigned To Each Collateral Item In The Prospectus
Original Note Amount                             The Mortgage Loan Balance At Inception Of The Note
Original Term Of Loan                            Original Number Of Months Until Maturity Of Loan
Original Amortization Term                       Original Number Of Months Loan Amortized Over
Original Note Rate                               The Note Rate At Inception Of The Note
Original Payment Rate                            Original Rate Payment Calculated On
First Loan Payment Due Date                      First Payment Date On The Mortgage Loan
Grace Days Allowed                               Number Of Days From Due Date Borrower Is Permitted To Remit Payment
Interest Only (Y/N)                              Y=Yes,  N=No
Balloon (Y/N)                                    Y=Yes,  N=No
Interest Rate Type                               1=Fixed, 2=Arm, 3=Step, 9=Other
Interest Accrual Method Code                     1=30/360, 2=Actual/365, 3=Actual/360, 4=Actual/Actual, 5=Actual/366, 6=Simple,
                                                 7=78'S
Interest in Arrears (Y/N)                        Y=Yes,  N=No
Payment Type Code                                See Payment Type Code Legend
Prepayment Lock-out End Date                     Date After Which Loan Can Be Prepaid
Yield Maintenance End Date                       Date After Which Loan Can Be Prepaid Without Yield Maintenance
Prepayment Premium End Date                      Date After Which Loan Can Be Prepaid Without Penalty
Prepayment Terms Description                     Description Of Prepayment Terms (Not To Exceed 50 Characters)
ARM Index Code                                   See Arm Index Code Legend
First Rate Adjustment Date                       Date Note Rate Originally Changed
First Payment Adjustment Date                    Date Payment Originally Changed
ARM Margin                                       Rate Added To Index Used In The Determination Of The Gross Interest Rate
Lifetime Rate Cap                                Maximum Rate That The Borrower Must Pay On An Arm Loan Per The Loan Agreement
Lifetime Rate Floor                              Minimum Rate That The Borrower Must Pay On An Arm Loan Per The Loan Agreement
Periodic Rate Increase Limit                     Maximum Periodic Increase To The Note Rate Allowed Per The Loan Agreement
Periodic Rate Decrease Limit                     Minimum Periodic Increase To The Note Rate Allowed Per The Loan Agreement
Periodic Payment Adjustment Max-%                Maximum Periodic Percentage Increase To The Borrowers P&I Payment Allowed Per
                                                 The Loan Agreement
Periodic Payment Adjustment Max-$                Maximum Periodic Dollar Increase To The Borrowers P&I Payment Allowed Per
                                                 The Loan Agreement
Payment Frequency                                1=Monthly, 3=Quarterly, 6=Semi-Annually, 12=Annually...
Rate Reset Frequency In Months                   1=Monthly, 3=Quarterly, 6=Semi-Annually, 12=Annually...
Payment Reset Frequency In Months                1=Monthly, 3=Quarterly, 6=Semi-Annually, 12=Annually...
Rounding Code                                    Rounding Method For Sum Of Index Plus Margin (See Rounding Code Legend)
Rounding Increment                               Used In Conjunction With Rounding Code
Index Look Back In Days                          Use Index In Effect X Days Prior To Adjustment Date
Negative Amortization Allowed (Y/N)              Y=Yes,  N=No
Max Negam Allowed (% Of Orig Balance)            Maximum Lifetime Percentage Increase To  The Original Balance Allowed
                                                 Per The Loan Agreement
Maximum Negam Allowed ($)                        Maximum Lifetime Dollar Increase To  The Original Balance Allowed
                                                 Per The Loan Agreement
Remaining Term At Securitization                 Remaining Number Of Months Until Maturity Of Loan At Cutoff
Remaining Amortized Term At Securitization       Remaining Number Of Months Loan Amortized Over At Cutoff
Maturity Date At Securitization                  The Scheduled Maturity Date Of The Mortgage Loan At Securitization
Scheduled Principal Balance At Securitization    The Scheduled Principal Balance Of The Mortgage Loan At Securitization
Note Rate At Securitization                      Cutoff Annualized Gross Interest Rate Applicable To The Calculation Of
                                                 Scheduled Interest
Servicer And Trustee Fee Rate                    Cutoff Annualized Fee Paid To The Servicer And Trustee
Fee Rate / Strip Rate 1                          Cutoff Annualized Fee/Strip Netted Against  Current Note Rate To Determine Net
                                                 Pass-Through Rate
Fee Rate / Strip Rate 2                          Cutoff Annualized Fee/Strip Netted Against  Current Note Rate To Determine Net
                                                 Pass-Through Rate
Fee Rate / Strip Rate 3                          Cutoff Annualized Fee/Strip Netted Against  Current Note Rate To Determine Net
                                                 Pass-Through Rate
Fee Rate / Strip Rate 4                          Cutoff Annualized Fee/Strip Netted Against  Current Note Rate To Determine Net
                                                 Pass-Through Rate
Fee Rate / Strip Rate 5                          Cutoff Annualized Fee/Strip Netted Against  Current Note Rate To Determine Net
                                                 Pass-Through Rate
Net Rate At Securitization                       Cutoff Annualized Interest Rate Applicable To The Calculation Of
                                                 Remittance Interest
Periodic P&I Payment At Securitization           The Periodic Scheduled Principal & Interest Payment
# Of Properties                                  The Number Of Properties Underlying The Mortgage Loan
Property Name                                    If Number Of Properties Is Greater Than  1 Then "Various"
Property Address                                 If Number Of Properties Is Greater Than  1 Then "Various"
Property City                                    If Number Of Properties Is Greater Than  1 Then "Various"
Property State                                   If Number Of Properties Is Greater Than  1 Then "Various"
Property Zip Code                                If Number Of Properties Is Greater Than  1 Then "Various"
Property County                                  If Number Of Properties Is Greater Than  1 Then "Various"
Property Type Code                               If Number Of Properties Is Greater Than  1 Then "Various" (See Property Type
                                                 Code Legend)
Net Square Feet At Securitization                If Number Of Properties Is Greater Than  1 Then "Various"
# Of Units/Beds/Rooms At Securitization          If Number Of Properties Is Greater Than  1 Then "Various"
Year Built                                       If Number Of Properties Is Greater Than  1 Then "Various"
NOI At Securitization                            Net Operating Income At Securitization
DSCR At Securitization                           DSCR At Securitization
Appraisal Value At Securitization                Appraisal Value At Securitization
Appraisal Date At Securitization                 Appraisal Date At Securitization
Physical Occupancy At Securitization             Physical Occupancy At Securitization
Revenue At Securitization                        Revenue At Securitization
Operating Expenses At Securitization             Expenses At Securitization
Securitization Financials As Of Date             Securitization Financials As Of Date
Recourse (Y/N)                                   Y=Yes,  N=No
Ground Lease (Y/N)                               Y=Yes,  N=No
Cross-Collateralized Loan Grouping               All Loans With The Same Numeric Value Are Crossed
Collection Of Escrows (Y/N)                      Y=Yes,  N=No
Collection Of Other Reserves (Y/N)               Y=Yes,  N=No
Lien Position At Securitization                  1=First, 2=Second...

                         CSSA Set-Up Data Record Layout
                                  Exhibit M-10

Field Name                                      Field Number   Type                      Format

Transaction Id (pool ID)                              1               AN                XXX97001
Group Id (subgroup within a pool)                     2               AN                XXX9701A
Loan Id (loan number)                                 3               AN             00000000012345
Prospectus Id                                         4               AN                   123
Distribution Date                                     5               AN                YYYYMMDD
Current Beginning Scheduled  Balance                  6            Numeric              100000.00
Current Ending Scheduled  Balance                     7            Numeric              100000.00
Paid To Date                                          8               AN                YYYYMMDD
Current Index Rate                                    9            Numeric                0.09
Current Note Rate                                     10           Numeric                0.09
Maturity Date                                         11              AN                YYYYMMDD
Servicer and Trustee Fee Rate                         12           Numeric               0.00025
Fee Rate/Strip Rate 1                                 13           Numeric               0.00001
Fee Rate/Strip Rate 2                                 14           Numeric               0.00001
Fee Rate/Strip Rate 3                                 15           Numeric               0.00001
Fee Rate/Strip Rate 4                                 16           Numeric               0.00001
Fee Rate/Strip Rate 5                                 17           Numeric               0.00001
Net Pass-Through Rate                                 18           Numeric               #VALUE!
Next Index Rate                                       19           Numeric                0.09
Next Note Rate                                        20           Numeric                0.09
Next Rate Adjustment Date                             21              AN                YYYYMMDD
Next Payment Adjustment Date                          22              AN                YYYYMMDD
Scheduled Interest Amount                             23           Numeric               1000.00
Scheduled Principal Amount                            24           Numeric               1000.00
Total Scheduled P&I Due                               25           Numeric               1000.00
Neg am/Deferred Interest Amount                       26           Numeric               1000.00
Unscheduled Principal Collections                     27           Numeric               1000.00
Other Principal Adjustments                           28           Numeric               1000.00
Liquidation/Prepayment Date                           29              AN                YYYYMMDD
Prepayment Penalty/Yield Maint Received               30           Numeric               1000.00
Prepayment Interest Excess (Shortfall)                31           Numeric               1000.00
Liquidation/Prepayment Code                           32           Numeric                  1
Most Recent ASER $                                    33           Numeric               1000.00
Most Recent ASER Date                                 34              AN                YYYYMMDD
Cumulative ASER $                                     35           Numeric               1000.00
Actual Balance                                        36           Numeric              100000.00
Total P&I Advance Outstanding                         37           Numeric               1000.00
Total T&I Advance Outstanding                         38           Numeric               1000.00
Other Expense Advance Outstanding                     39           Numeric               1000.00
Status of Loan                                        40              AN                    1
In Bankruptcy                                         41              AN                    Y
Foreclosure Date                                      42              AN                YYYYMMDD
REO Date                                              43              AN                YYYYMMDD
Bankruptcy Date                                       44              AN                YYYYMMDD
Net Proceeds Received on Liquidation                  45           Numeric              100000.00
Liquidation Expense                                   46           Numeric              100000.00
Realized Loss to Trust                                47           Numeric              10000.00
Date of Last Modification                             48              AN                YYYYMMDD
Modification Code                                     49           Numeric                  1
Modified Note Rate                                    50           Numeric                0.09
Modified Payment Rate                                 51           Numeric                0.09
Preceding Fiscal Year Revenue                         52           Numeric               1000.00
Preceding Fiscal Year Expenses                        53           Numeric               1000.00
Preceding Fiscal Year NOI                             54           Numeric               1000.00
Preceding Fiscal Year Debt Service Amt.               55           Numeric               1000.00
Preceding Fiscal Year DSCR                            56           Numeric                2.55
Preceding Fiscal Year Physical Occupancy              57           Numeric                0.85
Preceding FY Financial As of Date                     58              AN                YYYYMMDD
Second Preceding FY Revenue                           59           Numeric               1000.00
Second Preceding FY Expenses                          60           Numeric               1000.00
Second Preceding FY NOI                               61           Numeric               1000.00
Second Preceding FY Debt Service                      62           Numeric               1000.00
Second Preceding FY DSCR                              63           Numeric                2.55
Sec Preceding FY Physical Occupancy                   64           Numeric                0.85
Sec Preceding FY Financial As of Date                 65              AN                YYYYMMDD
Most Recent Fiscal YTD Revenue                        66           Numeric               1000.00
Most Recent Fiscal YTD Expenses                       67           Numeric               1000.00
Most Recent Fiscal YTD NOI                            68           Numeric               1000.00
Most Recent Fiscal YTD Debt Service                   69           Numeric               1000.00
Most Recent Fiscal YTD DSCR                           70           Numeric                2.55
Most Recent Fiscal YTD Phys. Occ.                     71           Numeric                0.85
Most Recent Fiscal YTD Start Date                     72              AN                YYYYMMDD
Most Recent Fiscal YTD End Date                       73              AN                YYYYMMDD
Most Recent Appraisal Date                            74              AN                YYYYMMDD
Most Recent Appraisal Value                           75           Numeric              100000.00
Workout Strategy Code                                 76           Numeric                  1
Most Recent Spec Service Transfer Date                77              AN                YYYYMMDD
Most Recent Master Service Return Date                78              AN                YYYYMMDD
Date Asset is Expected to Be Resolved                 79              AN                YYYYMMDD
Year Last Renovated                                   80              AN                  1997


Field Name                                      Description

Transaction Id (pool ID)                        Unique Issue Identification Mnemonic
Group Id (subgroup within a pool)               Unique Identification Number Assigned To Each Loan Group Within An Issue
Loan Id (loan number)                           Unique Identification Number Assigned To Each Collateral Item In A Pool
Prospectus Id                                   Unique Identification Number Assigned To Each Collateral Item In The Prospectus
Distribution Date                               Date Payments  Made To Certificateholders
Current Beginning Scheduled  Balance            Outstanding Scheduled Principal Balance At The Beginning Of The Current Period
Current Ending Scheduled  Balance               Outstanding Scheduled Principal Balance At The End Of The Current Period
Paid To Date                                    Due Date Of The Last Interest Payment Received
Current Index Rate                              Index Rate Used In The Determination Of The Current Period Gross Interest Rate
Current Note Rate                               Annualized Gross Rate Applicable To The Calculation Of The Current Period
                                                Scheduled Interest
Maturity Date                                   Date Collateral Is Scheduled To Make Its Final Payment
Servicer and Trustee Fee Rate                   Annualized Fee Paid To The Servicer And Trustee
Fee Rate/Strip Rate 1                           Annualized Fee/Strip Netted Against  Current Note Rate To Determine Net
                                                Pass-Through Rate
Fee Rate/Strip Rate 2                           Annualized Fee/Strip Netted Against  Current Note Rate To Determine Net
                                                Pass-Through Rate
Fee Rate/Strip Rate 3                           Annualized Fee/Strip Netted Against  Current Note Rate To Determine Net
                                                Pass-Through Rate
Fee Rate/Strip Rate 4                           Annualized Fee/Strip Netted Against  Current Note Rate To Determine Net
                                                Pass-Through Rate
Fee Rate/Strip Rate 5                           Annualized Fee/Strip Netted Against  Current Note Rate To Determine Net
                                                Pass-Through Rate
Net Pass-Through Rate                           Annualized Interest Rate Applicable To The Calculation Of The Current Period
                                                Remittance Interest
Next Index Rate                                 Index Rate Used In The Determination Of The Next Period Gross Interest Rate
Next Note Rate                                  Annualized Gross Interest Rate Applicable To The Calculation Of The Next Period
                                                Scheduled Interest
Next Rate Adjustment Date                       Date Note Rate Is Next Scheduled To Change
Next Payment Adjustment Date                    Date Scheduled P&I Amount Is Next Scheduled To Change
Scheduled Interest Amount                       Scheduled Gross Interest Payment Due For The Current Period
Scheduled Principal Amount                      Scheduled Principal Payment Due For The Current Period
Total Scheduled P&I Due                         Scheduled Principal And Interest Payment Due For The Current Period
Neg am/Deferred Interest Amount                 Negative Amortization/Deferred Interest Amount Due For The Current Period
Unscheduled Principal Collections               Unscheduled Payments Of Principal Received During The Related Collection Period
Other Principal Adjustments                     Unscheduled Principal Adjustments For The Related Collection Period
Liquidation/Prepayment Date                     Date Unscheduled Payment Of Principal Received
Prepayment Penalty/Yield Maint Received         Additional Payment Required From Borrower Due To Prepayment Of Loan Prior
                                                To Maturity
Prepayment Interest Excess (Shortfall)          Scheduled Gross Interest Applicable To The Prepayment Amount
Liquidation/Prepayment Code                     See Liquidation/Prepayment Codes Legend
Most Recent ASER $                              Excess Of The Principal Balance Over The Defined Appraisal Percentage
Most Recent ASER Date                           Date ASER  Amount Applied To Loan
Cumulative ASER $                               Cumulative ASER Amount
Actual Balance                                  Outstanding Actual Principal Balance At the End of The Current Period
Total P&I Advance Outstanding                   Outstanding P&I Advances At The End Of The Current Period
Total T&I Advance Outstanding                   Outstanding Taxes & Insurance Advances At The End Of The Current Period
Other Expense Advance Outstanding               Other Outstanding Advances At The End Of The Current Period
Status of Loan                                  See Status Of Loan Legend
In Bankruptcy                                   Bankruptcy Status Of Loan (If In Bankruptcy "Y", Else "N")
Foreclosure Date                                Date Of Foreclosure
REO Date                                        Date Of REO
Bankruptcy Date                                 Date of Bankruptcy
Net Proceeds Received on Liquidation            Net Proceeds Received On Liquidation To Be Remitted To The Trust Per
                                                The Trust Documentation
Liquidation Expense                             Expenses Associated With The Liquidation To Be Netted From The Trust Per
                                                The Trust Documentation
Realized Loss to Trust                          Liquidation Balance Less Net Liquidation Proceeds Received
Date of Last Modification                       Date Loan Was Modified
Modification Code                               See Modification Codes Legend
Modified Note Rate                              Note Rate Loan Modified To
Modified Payment Rate                           Payment Rate Loan Modified To
Preceding Fiscal Year Revenue                   Preceding Fiscal Year Revenue
Preceding Fiscal Year Expenses                  Preceding Fiscal Year Expenses
Preceding Fiscal Year NOI                       Preceding Fiscal Year Net Operating Income
Preceding Fiscal Year Debt Service Amt.         Preceding Fiscal Year Debt Service Amount
Preceding Fiscal Year DSCR                      Preceding Fiscal Year Debt Service Coverage Ratio
Preceding Fiscal Year Physical Occupancy        Preceding Fiscal Year Physical Occupancy
Preceding FY Financial As of Date               Preceding Fiscal Year Financial As Of Date
Second Preceding FY Revenue                     Second Preceding Fiscal Year Revenue
Second Preceding FY Expenses                    Second Preceding Fiscal Year Expenses
Second Preceding FY NOI                         Second Preceding Fiscal Year Net Operating Income
Second Preceding FY Debt Service                Second Preceding Fiscal Year Debt Service
Second Preceding FY DSCR                        Second Preceding Fiscal Year Debt Service Coverage Ratio
Sec Preceding FY Physical Occupancy             Second Preceding Fiscal Year Physical Occupancy
Sec Preceding FY Financial As of Date           Second Preceding Fiscal Year Financial As Of Date
Most Recent Fiscal YTD Revenue                  Most Recent Fiscal Year To Date Revenue
Most Recent Fiscal YTD Expenses                 Most Recent Fiscal Year To Date Expenses
Most Recent Fiscal YTD NOI                      Most Recent Fiscal Year To Date Net Operating Income
Most Recent Fiscal YTD Debt Service             Most Recent Fiscal Year To Date Debt Service
Most Recent Fiscal YTD DSCR                     Most Recent Fiscal Year To Date Debt Service Coverage Ratio
Most Recent Fiscal YTD Phys. Occ.               Most Recent Fiscal Year To Date Physical Occupancy
Most Recent Fiscal YTD Start Date               Most Recent Fiscal Year To Date Start Date
Most Recent Fiscal YTD End Date                 Most Recent Fiscal Year To Date End Date
Most Recent Appraisal Date                      The Date Of The Latest  Available Appraisal For The Property
Most Recent Appraisal Value                     The Latest  Available Appraisal Value For The Property
Workout Strategy Code                           See Workout Strategy Codes Legend
Most Recent Spec Service Transfer Date          Date Transferred To The Special Servicer
Most Recent Master Service Return Date          Date Returned To The Master Servicer
Date Asset is Expected to Be Resolved           Date Asset Is Expected To Be Resolved
Year Last Renovated                             Year Property Last Renovated

                                           Field
Field Name                                Number   Type     Format
----------                                ------   ----     ------

Transaction Id                              1       AN        XXX97001
Loan Id                                     2       AN     00000000012345
Prospectus Loan ID                          3       AN          123
Property ID                                 4       AN        1001-001
Distribution Date                           5       AN        YYYYMMDD
Cross-Collateralized Loan Grouping          6     Numeric       9(3)
Property Name                               7       AN          Text
Property Address                            8       AN          Text
Property City                               9       AN          Text
Property State                              10      AN          Text
Property Zip Code                           11      AN         30303
Property County                             12      AN          Text
Property Type Code                          13      AN           MF
Year Built                                  14      AN          YYYY
Year Last Renovated                         15      AN          YYYY
Net Square Feet At Securitization           16    Numeric      25000
# Of Units/Beds/Rooms At Securitization     17    Numeric        75
Property Status                             18      AN           1
Allocated Percentage of Loan at
Securitization                              19    Numeric       0.75
Current Allocated Percentage                20    Numeric       0.75
Current Allocated Loan Amount               21    Numeric     5900900
Ground Lease (Y/N)                          22      AN           N
Other Escrow / Reserve Balances             23    Numeric      25000
Most Recent Appraisal Date                  24      AN        YYYYMMDD
Most Recent Appraised Value                 25    Numeric     10000000
Date Asset is Expected to Be Resolved       26      AN        YYYYMMDD
Foreclosure Date                            27      AN        YYYYMMDD
REO Date                                    28      AN        YYYYMMDD
Occupancy %                                 29    Numeric       0.75
Occupancy Date                              30    Numeric     YYYYMMDD
Date Lease Rollover Review                  31      AN        YYYYMMDD
% Sq. Feet expiring 1-12 months             32    Numeric       0.20
% Sq. Feet expiring 13-24 months            33    Numeric       0.20
% Sq. Feet expiring 25-36 months            34    Numeric       0.20
% Sq. Feet expiring 37-48 months            35    Numeric       0.20
% Sq. Feet expiring 49-60 months            36    Numeric       0.20
Largest Tenant (Tenant Name)                37      AN          Text
Square Feet of Largest Tenant               38    Numeric      15000
2nd Largest Tenant (Tenant Name)            39      AN          Text
Square Feet of 2nd Largest Tenant           40    Numeric    15000.000
3rd Largest Tenant (Tenant Name)            41      AN          Text
Square Feet of 3rd Largest Tenant           42    Numeric      15000
Fiscal Year End Month                       43    Numeric        12
Securitization Financials As Of Date        44      AN        YYYYMMDD
Revenue At Securitization                   45    Numeric    1000000.00
Operating Expenses At Securitization        46    Numeric    1000000.00
NOI At Securitization                       47    Numeric    1000000.00
DSCR At Securitization                      48    Numeric       1.5
Appraisal Value At Securitization           49    Numeric    1000000.00
Appraisal Date At Securitization            50      AN        YYYYMMDD
Physical Occupancy At Securitization        51    Numeric
Date of Last Inspection                     52      AN        YYYYMMDD
Preceding FY Financial As of Date           53      AN        YYYYMMDD
Preceding Fiscal Year Revenue               54    Numeric    1000000.00
Preceding Fiscal Year Expenses              55    Numeric    1000000.00
Preceding Fiscal Year NOI                   56    Numeric    1000000.00
Preceding Fiscal Year Debt Service Amt      57    Numeric    1000000.00
Preceding Fiscal Year DSCR                  58    Numeric       1.3
Preceding Fiscal Year Physical Occupancy    59    Numeric       0.9
Sec Preceding FY Financial As of Date       60      AN        YYYYMMDD
Second Preceding FY Revenue                 61    Numeric    1000000.00
Second Preceding FY Expenses                62    Numeric    1000000.00
Second Preceding FY NOI                     63    Numeric    1000000.00
Second Preceding FY Debt Service            64    Numeric    1000000.00
Second Preceding FY DSCR                    65    Numeric       1.3
Second Preceding FY Physical Occupancy      66    Numeric       0.90

Field Name                                            Description
----------                                            -----------
Transaction Id                                         Unique Issue Identification Mnemonic
Loan Id                                                Unique Indentification Number Assigned To Each Collateral Item In A Pool
Prospectus Loan ID                                     Unique Indentification Number Assigned To Each Collateral Item In
                                                       The Prospectus
Property ID                                            Should contain Prospectus ID and property identifier, e.g., 1001-001,
                                                       1000-002
Distribution Date
Cross-Collateralized Loan Grouping                     All Loans With The Same Numeric Value Are Crossed
Property Name
Property Address
Property City
Property State
Property Zip Code
Property County
Property Type Code
Year Built
Year Last Renovated
Net Square Feet At Securitization                      RT, IN, WH, OF, MU, SS, OT - SF
# Of Units/Beds/Rooms At Securitization                MF, MHP, LO, HC - Units
Property Status                                        1=FCL, 2-REO, 3=Defeased, 4=partial Releases, 5=Released, 6=Same as at Securitization
Allocated Percentage of Loan at Securitization         Issuer to allocate loan % attributable to property for multi-property loans
Current Allocated Percentage                           Calculation based on Current Allocated Loan Amount and Current SPB for associated loan
Current Allocated Loan Amount                          Maintained by servicer
Ground Lease (Y/N)                                     Either Y=Yes, S=Subordinate, N=No ground lease
Other Escrow / Reserve Balances
Most Recent Appraisal Date
Most Recent Appraised Value
Date Asset is Expected to Be Resolved                  Could be different dates for different properties if foreclosing
Foreclosure Date
REO Date
Occupancy %                                            Map to Most Recent Fiscal YTD Physical Occupancy in CSSA, multiply times
                                                       Current Allocated %
Occupancy Date
Date Lease Rollover Review                             Roll over review to be completed every 12 months
% Sq. Feet expiring 1-12 months
% Sq. Feet expiring 13-24 months
% Sq. Feet expiring 25-36 months
% Sq. Feet expiring 37-48 months
% Sq. Feet expiring 49-60 months
Largest Tenant (Tenant Name)                           For Office, WH, Retail, Industrial, *Only if disclosed in the offering document
Square Feet of Largest Tenant
2nd Largest Tenant (Tenant Name)                       For Office, WH, Retail, Industrial, *Only if disclosed in the offering document
Square Feet of 2nd Largest Tenant
3rd Largest Tenant (Tenant Name)
Square Feet of 3rd Largest Tenant
Fiscal Year End Month                                  Needed to indicate month ending for borrower's Fiscal Year
Securitization Financials As Of Date
Revenue At Securitization
Operating Expenses At Securitization
NOI At Securitization
DSCR At Securitization                                 Multiply times the Allocated % at Securitization
Appraisal Value At Securitization
Appraisal Date At Securitization
Physical Occupancy At Securitization                   Multiply times the Allocated % at Securitization
Date of Last Inspection
Preceding FY Financial As of Date
Preceding Fiscal Year Revenue
Preceding Fiscal Year Expenses
Preceding Fiscal Year NOI
Preceding Fiscal Year Debt Service Amt
Preceding Fiscal Year DSCR                             Multiply times the Allocated % at Securitization
Preceding Fiscal Year Physical Occupancy               Multiply times the Allocated % at Securitization
Sec Preceding FY Financial As of Date
Second Preceding FY Revenue
Second Preceding FY Expenses
Second Preceding FY NOI
Second Preceding FY Debt Service
Second Preceding FY DSCR
Second Preceding FY Physical Occupancy